                                                   Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               WPL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
                 [TO BE RENAMED INTERSTATE ENERGY CORPORATION]

           WISCONSIN                          6719                          39-1380265
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                           222 WEST WASHINGTON AVENUE
                            MADISON, WISCONSIN 53703
                                 (608) 252-3311
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ERROLL B. DAVIS, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               WPL HOLDINGS, INC.
                           222 WEST WASHINGTON AVENUE
                            MADISON, WISCONSIN 53703
                                 (608) 252-3311
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                            INTERSTATE POWER COMPANY
             (Exact name of registrant as specified in its charter)

           WISCONSIN                          4939                          42-1457523
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                                1000 MAIN STREET
                              DUBUQUE, IOWA 52001
                                 (319) 582-5421
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MICHAEL R. CHASE
                                   PRESIDENT
                            INTERSTATE POWER COMPANY
                                1000 MAIN STREET
                              DUBUQUE, IOWA 52001
                                 (319) 582-5421
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                        COPIES OF ALL CORRESPONDENCE TO:

Benjamin F. Garmer, III, Esq.     Stephen W. Southwick, Esq.        M. Douglas Dunn, Esq.
       Foley & Lardner             Vice President, General         Milbank, Tweed, Hadley &
  777 East Wisconsin Avenue          Counsel & Secretary                    McCloy
   Milwaukee, WI 53202-5367          IES Industries Inc.           1 Chase Manhattan Plaza
                                          IES Tower                   New York, NY 10005
                                    200 First Street S.E.
                                    Cedar Rapids, IA 52401

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Mergers as defined herein have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

              CALCULATION OF REGISTRATION FEE: WPL HOLDINGS, INC.

                                                 PROPOSED         PROPOSED
                                                  MAXIMUM          MAXIMUM
TITLE OF EACH CLASS OF                        OFFERING PRICE      AGGREGATE      AMOUNT OF
   SECURITIES TO BE         AMOUNT TO BE            PER           OFFERING      REGISTRATION
      REGISTERED           REGISTERED (1)        SHARE (2)        PRICE (2)       FEE (3)
Common Stock, $.01 par
 value, with attached
 Common Stock Purchase   42,798,875 shares
 Rights...............       and rights           $29.83       $1,276,690,442     $203,245

(1) The actual number of shares of Common Stock, $.01 par value, and Common Stock Purchase Rights of WPL Holdings, Inc. ("WPLH") to be issued in connection with the Mergers, as defined herein, will be equal to the number of shares of common stock of IES Industries Inc. ("IES") and Interstate Power Company ("IPC") outstanding immediately prior to the effective time of the Mergers (other than shares owned by WPLH, IES or IPC or any of their respective subsidiaries and other than shares of IES common stock as to which dissenters' rights have been perfected) multiplied by the exchange ratio of 1.01 and 1.11, respectively. In connection with the consummation of the Mergers, WPLH will change its name to Interstate Energy Corporation
    ("Interstate Energy"). Each share of Interstate Energy Common Stock so issued will have attached thereto one Common Stock Purchase Right.

(2) Estimated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for IES common stock and IPC common stock on the New York Stock Exchange Composite Tape on July 8, 1996. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

(3) In accordance with Section 14(g) of the Securities Exchange Act of 1934, Rule 0-11 promulgated under said Act and Rule 457(b) under the Securities Act of 1933, the amount of the registration fee was reduced by $236,994, which is the amount of the fee paid to the Securities and Exchange Commission on January 18, 1996 in connection with the filing of preliminary proxy materials of WPLH, IES and IPC.
                            ------------------------

           CALCULATION OF REGISTRATION FEE: INTERSTATE POWER COMPANY

                                                 PROPOSED         PROPOSED
                                                  MAXIMUM          MAXIMUM
                                              OFFERING PRICE      AGGREGATE      AMOUNT OF
  TITLE OF EACH CLASS OF      AMOUNT TO BE          PER           OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED (1)      SHARE (2)        PRICE (2)         FEE
Preferred Stock, $50 par
 value
  4.36% Series.............   60,455 shares         $50          $3,022,750
  4.68% Series.............   55,926 shares         $50          $2,796,300
  7.76% Series.............  100,000 shares         $50          $5,000,000       $13,128
  6.40% Series.............  545,000 shares         $50          $27,250,000

(1) The actual number of shares of Preferred Stock, $50 par value, of Interstate Power Company, a Wisconsin corporation ("New IPC"), to be issued in connection with the Mergers, as defined herein, will (if any of such shares are issued) be equal to the number of shares of preferred stock of Interstate Power Company, a Delaware corporation ("IPC"), outstanding at the effective time of the Mergers (other than shares owned by WPLH, IES or IPC or any of their respective subsidiaries and other than shares of IPC preferred stock as to which dissenters' rights have been perfected).

(2) Estimated pursuant to Rule 457(f) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the book value of a share of each series of IPC preferred stock on July 8, 1996 which may be converted in connection with the Mergers.

                               WPL HOLDINGS, INC.
                 [TO BE RENAMED INTERSTATE ENERGY CORPORATION]
                            INTERSTATE POWER COMPANY

               CROSS REFERENCE SHEET SHOWING THE LOCATION IN THE
              JOINT PROXY STATEMENT/PROSPECTUS OF THE INFORMATION
              REQUIRED BY ITEMS 1 THROUGH 19, PART I, OF FORM S-4

ITEM NUMBER AND CAPTION OF FORM S-4                                                            LOCATION
- ------------------------------------------------------------------------  --------------------------------------------------
       A.  Information About the Transaction
                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus...................  Facing Page of Registration Statement; Cross
                                                                           Reference Sheet; Cover Page of Prospectus
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.......................................  Available Information; Incorporation of Documents
                                                                           by Reference; Table of Contents
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                       and Other Information............................  Summary; Selected Historical and Pro Forma
                                                                           Financial Data
                  4.  Terms of Transaction..............................  Summary; The Mergers; The Merger Agreement; The
                                                                           Stock Option Agreements; Description of
                                                                           Interstate Energy Capital Stock; Amendments to
                                                                           WPLH Restated Articles of Incorporation;
                                                                           Comparison of Shareowner Rights; Interstate
                                                                           Energy Following the Mergers
                  5.  Pro Forma Financial Information...................  Unaudited Pro Forma Combined Financial Information
                  6.  Material Contacts with the Company Being
                       Acquired.........................................  Summary; The Mergers; The Merger Agreement; The
                                                                           Stock Option Agreements; Selected Information
                                                                           Concerning WPLH, IES and IPC
                  7.  Additional Information Required for Reoffering by
                       Person and Parties Deemed to be Underwriters.....  Not Applicable
                  8.  Interests of Named Experts and Counsel............  Legal Matters
                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act Liabilities...  Not Applicable
       B.  Information About the Registrant
                 10.  Information With Respect to S-3 Registrants.......  Incorporation of Documents by Reference
                 11.  Incorporation of Certain Information by
                       Reference........................................  Incorporation of Documents by Reference
                 12.  Information With Respect to S-2 or S-3
                       Registrants......................................  Not Applicable

ITEM NUMBER AND CAPTION OF FORM S-4                                                            LOCATION
- ------------------------------------------------------------------------  --------------------------------------------------
                 13.  Incorporation of Certain Information by
                       Reference........................................  Not Applicable
                 14.  Information With Respect to Registrants Other Than
                       S-3 or S-2 Registrants...........................  Summary; The Mergers; Selected Historical and Pro
                                                                           Forma Data; Selected Information Concerning WPLH,
                                                                           IES and IPC; Annex S
       C.  Information About the Company Being Acquired
                 15.  Information With Respect to S-3 Companies.........  Incorporation of Documents by Reference
                 16.  Information With Respect to S-2 or S-3
                       Companies........................................  Not Applicable
                 17.  Information With Respect to Companies Other Than
                       S-3 or S-2 Companies.............................  Not Applicable
       D.  Voting and Management Information
                 18.  Information if Proxies, Consents or Authorizations
                       are to be Solicited..............................  Incorporation of Documents by Reference; Summary;
                                                                           Meetings, Voting and Proxies; The Mergers;
                                                                           Selected Information Concerning WPLH, IES and
                                                                           IPC; For WPLH -- Election of WPLH Directors,
                                                                           Meetings and Committees of WPLH Board, Ownership
                                                                           of Voting Securities, Compensation of Executive
                                                                           Officers*, Comparison of Five-Year Cumulative
                                                                           Total Return*; For IES -- Election of IES
                                                                           Directors, Security Ownership of Beneficial
                                                                           Owners, Security Ownership of Management, Other
                                                                           Transactions, Functioning of the IES Board and
                                                                           Committees, Compensation of Directors, Report of
                                                                           the Compensation Committee on Executive
                                                                           Compensation*, Performance Graph*, IES Plans,
                                                                           Iowa Southern Utilities Plans, Employment
                                                                           Agreement; For IPC -- Election of IPC Directors,
                                                                           Principal Holders of Voting Securities,
                                                                           Compensation of Directors and Executive Officers*
                 19.  Information if Proxies, Consents or Authorizations
                       are not to be Solicited or in an Exchange
                       Offer............................................  Not Applicable

- ------------------------
* In accordance with Item 402(a)(8) and (9) of Regulation S-K, the board compensation committee report on executive compensation and the performance graph information under these captions is provided for the purpose of WPLH's, IES's or IPC's Proxy Statement only and is not intended to be a part of the Joint Registration Statement or the Prospectus.

                        [WPL HOLDINGS, INC. LETTERHEAD]
                                                            ERROLL B. DAVIS, JR.
                                                             PRESIDENT AND CHIEF
                                                               EXECUTIVE OFFICER

                                                                   July 23, 1996

Dear WPL Holdings, Inc. Shareowner:

    We extend a cordial invitation to you to join us at the 1996 Annual Meeting of Shareowners of WPL Holdings, Inc. ("WPLH"). The WPLH Annual Meeting will be held immediately following the Annual Meeting of Shareowners of Wisconsin Power and Light Company at the Exhibition Hall at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin, on September 5, 1996, at 10:00 a.m. (Central
Time). A lunch will be served following the meeting.

    At this important meeting, the WPLH shareowners will be asked to approve a strategic three-way business combination among WPLH, Cedar Rapids, Iowa-based IES Industries Inc. ("IES") and Dubuque, Iowa-based Interstate Power Company ("IPC"). WPLH, as the surviving holding company in the merger transaction, will be renamed Interstate Energy Corporation.

    The utility industry continues to undergo rapid change and is becoming increasingly competitive. This new environment, driven by regulatory changes at the federal and state levels and by technological advances, has and will continue to alter in a fundamental way the manner in which the entire utility industry does business. Your Board of Directors believes that the proposed combination with IES and IPC will result in a combined business that will be well-positioned to compete in this new environment.

    Following consummation of the mergers, each share of WPLH common stock you own will represent one share of Interstate Energy Corporation common stock. AS A SHAREOWNER OF WPLH, YOU WILL NOT NEED TO EXCHANGE YOUR WPLH STOCK CERTIFICATES. In the mergers, each share of IES common stock will be converted into 1.01 shares of Interstate Energy Corporation common stock and each share of IPC common stock will be converted into 1.11 shares of Interstate Energy Corporation common stock. As described in greater detail in the attached Joint Proxy Statement/Prospectus, the shares of WPLH common stock issued in the mergers are expected to have attached thereto associated rights to purchase common stock. Your Board has received a written opinion from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated November 10, 1995, which was confirmed in a written opinion dated the date hereof, to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review as set forth in such opinions, the foregoing exchange ratios, taken together, are fair, from a financial point of view, to WPLH. Wisconsin law does not provide shareowners of WPLH with statutory dissenters' rights in connection with the mergers.

    Approval of the combination by the shareowners of WPLH, IES and IPC entitled to vote thereon is a condition to the completion of the transaction. In addition, the transaction will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. If all required approvals are received, it is presently anticipated that the proposed combination will be completed during the first half of 1997.

    At the WPLH Annual Meeting, you will also be asked to consider and vote upon certain proposed amendments to the Restated Articles of Incorporation of WPLH, the election of three directors for terms expiring at the 1999 Annual Meeting of Shareowners, and the appointment of Arthur Andersen

LLP as the independent auditors of WPLH for the year ending December 31, 1996. The amendments to the Restated Articles are necessary to effect the name change from WPLH to Interstate Energy Corporation and to ensure that Interstate Energy Corporation will have sufficient authorized but unissued shares of common stock to complete the proposed combination, as well as to provide Interstate Energy Corporation with the flexibility to issue shares in the future when the need arises without the delay of having to obtain shareowner approval to authorize the issuance if not otherwise required.

    Each of the proposals to be considered at the WPLH Annual Meeting is described in greater detail in the accompanying Notice and Joint Proxy Statement/Prospectus and its various attachments. I encourage you to read these materials carefully.

    THE BOARD OF DIRECTORS OF WPLH HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSALS TO BE VOTED UPON AT THE WPLH ANNUAL MEETING AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF WPLH AND ITS SHAREOWNERS, AND UNANIMOUSLY RECOMMENDS THAT SHAREOWNERS VOTE "FOR" EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS.

    Your vote is important no matter how many shares you hold. Whether or not you plan to attend the WPLH Annual Meeting, please fill out, sign and date the enclosed proxy card, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. If you plan to join us at the WPLH Annual Meeting, please indicate the names of the individuals who will be attending on the enclosed proxy card reservation form. To help with directions to the site for the WPLH Annual Meeting, a map is provided on the last page of this document for your reference. Parking will be available to you at no charge.

    If you have any questions about the WPLH Annual Meeting, please call Shareowner Services at 608-252-3110 (local) or 1-800-356-5343 (toll-free).

                                          Sincerely,

                                            [/S/ ERROLL B. DAVIS, JR.]
                                          Erroll B. Davis, Jr.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        [IES Industries Inc. Letterhead]

Dear IES Industries Inc. Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of IES Industries Inc. ("IES") which will be held on Thursday, September 5, 1996, at the Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa, at 10:00 a.m. (Central Time).

    At this meeting, the IES Shareholders will be asked to approve a strategic three-way business combination among IES, WPL Holdings, Inc. ("WPLH") and Interstate Power Company ("IPC"). The new holding company will be renamed Interstate Energy Corporation.

    Your Board of Directors expects the utility industry to undergo rapid change over the next several years, becoming increasingly competitive. Federal and state regulatory changes and technological advances will have fundamental effects on the entire utility industry.

    Your Board of Directors believes the combination of IES, WPLH and IPC will result in a strong business organization able to take advantage of opportunities in both its core utility and its diversified businesses.

    In the proposed transaction, each outstanding share of IES Common Stock will be converted into 1.01 shares of Interstate Energy Common Stock (the "IES Ratio"). In addition, each outstanding share of IPC Common Stock will be converted into 1.11 shares of Interstate Energy Common Stock (the "IPC Ratio"). As described in greater detail in the attached Joint Proxy Statement/Prospectus, the shares of Interstate Energy Common Stock issued in the transaction are expected to have attached thereto associated rights to purchase common stock. On November 10, 1995, your Board of Directors received the oral opinion of its financial advisor, Morgan Stanley & Co. Incorporated, which was confirmed in a written opinion dated as of the date hereof, to the effect that, as of such dates, and based upon the procedures and subject to the assumptions described therein, the IES Ratio, taking into account the IPC Ratio, is fair from a financial point of view to the holders of IES Common Stock. The transaction requires, among other conditions, certain regulatory approvals, as well as the approval of IES, WPLH and IPC shareholders.

    THE IES BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER TO BE VOTED UPON AT THE IES ANNUAL MEETING AND BELIEVES IT IS IN THE BEST INTERESTS OF IES AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSALS DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS.

    In addition, IES Shareholders will be asked to elect nine directors to serve until the next annual meeting of IES Shareholders or until their successors are elected and qualified.

    You have, as an IES  Shareholder, the right under  Iowa law to dissent  from and obtain the "fair value" of your IES Common Stock in the event the transaction contemplated by the Merger Agreement is completed. If you wish to assert your dissenters' rights, you must give notice to IES prior to the shareholder meeting and not vote in favor of the merger. Please see the discussion of your dissenters' rights in the accompanying Joint Proxy Statement/Prospectus.

    A map showing the location of the Annual Meeting of Shareholders is printed on the last page of this Joint Proxy Statement/Prospectus. A notice of the meeting and a proxy/directions card are enclosed. We hope you will sign, date and return the proxy/directions card as promptly as possible in the enclosed self-addressed postage prepaid envelope. As a Shareholder, it is in your best interest, as well as helpful to your Board of Directors, that you participate in the affairs of IES, whether you own a few shares or many shares.

    A copy of the Annual Report of IES, including financial statements for the year ended December 31, 1995, has previously been sent to you. A report of the Annual Meeting will be mailed to all Shareholders following the meeting.

    Please let me express my appreciation for your past cooperation. I look forward to your continued interest in IES.

    Whether or not you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy/directions card in the enclosed postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card. If you have any questions about the IES Annual Meeting, please call IES Shareholder Services at (319) 398-7755 or (800) 247-9785 (toll-free).

    On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                                [/S/ LEE LIU]
                                          LEE LIU
                                          CHAIRMAN OF THE BOARD, PRESIDENT &
                                          CHIEF EXECUTIVE OFFICER

July 23, 1996

                     [INTERSTATE POWER COMPANY LETTERHEAD]
                                                            WAYNE H. STOPPELMOOR
                                                          CHAIRMAN OF THE BOARD,
                                                             PRESIDENT AND CHIEF
                                                               EXECUTIVE OFFICER

                                 July 23, 1996

Dear Interstate Power Company Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Interstate Power Company ("IPC") which will be held on Thursday, September 5, 1996, at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa at 10:00 a.m. (Central Time).

    At this important meeting, holders of IPC Common Stock will be asked to approve a strategic three-way business combination among IPC, IES Industries Inc. ("IES") based in Cedar Rapids, Iowa, and WPL Holdings, Inc. ("WPLH") based in Madison, Wisconsin. The resulting entity in this three-way combination will be named Interstate Energy Corporation. Holders of IPC Preferred Stock are not entitled to vote on the three-way combination.

    The utility industry is in the midst of fundamental change fueled by federal and state regulatory shifts and technological advances. These changes are moving the utility industry into an era of unprecedented competition. Your Board of Directors believes the proposed combination with WPLH and IES will result in a strong organization well positioned to take advantage of opportunities in this new environment.

    In the mergers, each share of IPC Common Stock that you own will be converted into 1.11 shares of common stock of the combined entity, Interstate Energy Corporation. In addition, each outstanding share of IES Common Stock will be converted into 1.01 shares of common stock of Interstate Energy Corporation. As described in greater detail in the attached Joint Proxy Statement/Prospectus, the shares of common stock of Interstate Energy Corporation issued in the mergers are expected to have attached thereto associated rights to purchase common stock.

    As an important part of the mergers, and in order to ensure that the mergers qualify for tax-free reorganization treatment under the Internal Revenue Code, holders of IPC Common Stock will be asked to consider and vote upon the approval of an amendment to IPC's Restated Certificate of Incorporation which will provide that each share of IPC Preferred Stock will have one vote, voting together as one class with the holders of IPC Common Stock (except as otherwise required by law or as specifically provided in the Restated Certificate of Incorporation), on all matters to come before a vote of the stockholders of IPC.

    Under Delaware law, holders of IPC Preferred Stock who do not wish to accept the consideration to be provided them in connection with the mergers are entitled to an appraisal of the fair value of such holder's shares by the Delaware courts. Holders of IPC Common Stock are not entitled to an appraisal of their shares. Please read the Joint Proxy Statement/Prospectus for a description of the procedural requirements to be followed to perfect appraisal rights.

    In addition, holders of IPC Common Stock will be asked to elect two Class II directors to hold office for a term of three years expiring at the 1999 annual meeting of IPC stockholders, and until their respective successors shall have been duly elected and qualified.

    Each of the proposals to be considered at the IPC Annual Meeting is described in greater detail in the accompanying Notice of Meeting and Joint Proxy Statement/Prospectus and its various attachments. I encourage you to read these materials carefully.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE MERGERS AND THE OTHER PROPOSALS TO BE VOTED UPON AT THE IPC ANNUAL MEETING AND BELIEVES THEY ARE IN THE BEST INTERESTS OF IPC AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS.

    A copy of the Annual Report of IPC, including financial statements for the fiscal year ended December 31, 1995, has previously been sent to you.

    Your vote is important no matter how many shares you hold. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy.

    If you have any questions regarding the IPC Annual Meeting, please call IPC Stockholder Services at (319) 582-5421, ext. 465.

    On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                      [/S/ WAYNE H. STOPPELMOOR]
                                          Wayne H. Stoppelmoor
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                       [WPL HOLDINGS, INC. LETTERHEAD]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
        DIRECTLY FOLLOWING THE 10:00 A.M. ANNUAL MEETING OF SHAREOWNERS
            OF WISCONSIN POWER AND LIGHT COMPANY, SEPTEMBER 5, 1996
                            ------------------------

    The Annual Meeting of Shareowners of WPL Holdings, Inc., a Wisconsin corporation ("WPLH"), will be held at the Exhibition Hall at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin, on September 5, 1996, directly following the 10:00 a.m., Central Time, Annual Meeting of Shareowners of Wisconsin Power and Light Company, for the following purposes, all of which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 10, 1995, as amended (together with a related Plan of Merger, the "Merger Agreement"), among WPLH, IES Industries Inc., an Iowa corporation ("IES"), Interstate Power Company, a Delaware corporation ("IPC"), WPLH Acquisition Co., a Wisconsin corporation and wholly-owned subsidiary of WPLH, and Interstate Power Company, a Wisconsin corporation and wholly-owned subsidiary of IPC, a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus, and the transactions contemplated thereby, including, among other things, the issuance of shares of common stock of WPLH (to be renamed Interstate Energy Corporation) pursuant to the terms of the Merger Agreement.

    2. To consider and vote upon a proposal to approve amendments to the Restated Articles of Incorporation of WPLH (a) to change the name of WPLH to Interstate Energy Corporation (the "Name Change Amendment") and (b) to increase the number of shares of common stock of WPLH authorized for issuance from 100,000,000 to 200,000,000 ("the Common Stock Amendment," and together with the Name Change Amendment, the "WPLH Charter Amendments").

    3. To elect a total of three directors for terms expiring at the 1999 Annual Meeting of Shareowners.

    4. To appoint Arthur Andersen LLP as independent auditors for the year ending December 31, 1996.

    5. To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

    Only the holders of common stock of record on the books of WPLH at the close of business on July 10, 1996, are entitled to vote at the meeting or any adjournment or postponement thereof. All such shareowners are requested to be present at the meeting in person or by proxy, so that the presence of a quorum may be assured.

    Approval of proposals 1 and 2 are conditions to the consummation of the transactions contemplated by the Merger Agreement. If approved by shareowners, each of the WPLH Charter Amendments will become effective only if the transactions contemplated by the Merger Agreement are consummated. As described in greater detail in the attached Joint Proxy Statement/Prospectus, the shares of WPLH common stock issued in the mergers are expected to have attached thereto associated rights to purchase common stock.

    PLEASE SIGN AND RETURN YOUR PROXY IMMEDIATELY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THE REGISTRATION DESK AND VOTE IN PERSON. ALL SHAREOWNERS ARE URGED TO RETURN THEIR PROXIES PROMPTLY.

    Your proxy covers all of your shares of common stock of WPLH. For present or past employees of WPLH or Wisconsin Power and Light Company, your proxy includes any shares held for your account under WPLH's Dividend Reinvestment and Stock Purchase Plan. For shares credited to an account under the Wisconsin Power and Light Company Employees' Retirement Savings Plan (formerly the Employees' Long Range Savings and Investment Plan), you will receive a form of proxy from the trustee of the plan.

    A copy of the 1995 Annual Report of WPLH has previously been sent to you.

                                          By Order of the Board of Directors

                                                [/S/ EDWARD M. GLEASON]
                                          Edward M. Gleason
                                          VICE PRESIDENT, TREASURER AND
                                          CORPORATE SECRETARY

Madison, Wisconsin
July 23, 1996

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF WPLH, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                              IES INDUSTRIES INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 5, 1996

To the Shareholders of IES INDUSTRIES INC.:

    The Annual Meeting of Shareholders of IES Industries Inc., an Iowa corporation ("IES"), will be held at the Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa, on the 5th day of September, 1996, at the hour of 10:00 a.m. (Central Time) for the following purposes, all of which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 10, 1995, as amended (together with a related Plan of Merger, the "Merger Agreement"), among IES, WPL Holdings, Inc., a Wisconsin corporation ("WPLH"), Interstate Power Company, a Delaware corporation ("IPC"), WPLH Acquisition Co., a Wisconsin corporation and wholly-owned subsidiary of WPLH, and Interstate Power Company, a Wisconsin corporation and wholly-owned subsidiary of IPC, a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus.

    2. To elect a board of nine directors to serve until the next annual meeting or until their successors are duly elected and qualified.

    3. To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.

    The Board of Directors, in accordance with the Bylaws and Articles of Incorporation of IES, has fixed the close of business, July 10, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and any adjournment or postponement thereof. Your continued interest and cooperation are greatly appreciated.

    Approval of the Merger Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement. As described in greater detail in the attached Joint Proxy Statement/Prospectus, the shares of common stock to be issued pursuant to the Merger Agreement are expected to have attached thereto associated rights to purchase common stock.

    Any shareholder has the right to dissent from and to obtain the "fair value" of such shareholder's shares of IES Common Stock in the event of the consummation of the transactions contemplated by the Merger Agreement, provided that such shareholder perfects his or her dissenter's rights in accordance with Sections 490.1301 through 490.1331 of the Iowa Business Corporation Act. Please see the discussion of dissenters' rights in the accompanying Joint Proxy Statement/Prospectus and Sections 490.1301 through 490.1331, a copy of which is attached as Annex P to the Joint Proxy Statement/Prospectus.

    This Notice is sent to you by order of the Board of Directors.

                                             [/S/ STEPHEN W. SOUTHWICK]
                                          STEPHEN W. SOUTHWICK
                                          VICE PRESIDENT, GENERAL COUNSEL &
                                          SECRETARY

Cedar Rapids, Iowa
July 23, 1996

    THE BYLAWS REQUIRE THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF STOCK ENTITLED TO VOTE BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
    PLEASE SIGN, DATE AND MAIL THE PROXY/DIRECTIONS CARD PROMPTLY IN THE SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR PROXY/DIRECTIONS CARD WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                            INTERSTATE POWER COMPANY

                                1000 Main Street
                                  P.O. Box 769
                            Dubuque, Iowa 52004-0769

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK OF
INTERSTATE POWER COMPANY:

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Interstate Power Company, a Delaware corporation ("IPC"), will be held at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa, on Thursday, the fifth (5th) day of September, 1996, at ten o'clock in the morning, Central Time, for the purpose of considering and voting with respect to the following matters, all of which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Merger Agreement"), among IPC, WPL Holdings, Inc., a Wisconsin corporation ("WPLH"), IES Industries Inc., an Iowa corporation ("IES"), WPLH Acquisition Co., a Wisconsin corporation and a wholly-owned subsidiary of WPLH, and Interstate Power Company, a Wisconsin corporation and a wholly-owned subsidiary of IPC, a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/ Prospectus. Each of the specific merger transactions to which IPC may be a party that are contemplated by the Merger Agreement (including the IPC Reincorporation Merger), which are described in detail in the accompanying Joint Proxy
       Statement/Prospectus, requires approval of the holders of IPC common stock.

    2. To consider and vote upon a proposal to approve an amendment to IPC's Restated Certificate of Incorporation to provide that each share of preferred stock of IPC outstanding from time to time will have one vote, voting together as a class with the holders of IPC common stock (except as otherwise provided by law or specifically set forth in IPC's Restated Certificate of Incorporation), on all matters to come before a vote of the stockholders of IPC.

    3. The election of two Class II directors to hold office for a term of three years expiring at the 1999 annual meeting of stockholders of IPC, or until their respective successors shall have been duly elected and qualified.

    4. The transaction of such other business as may properly be presented to the meeting.

    In accordance with the provisions of the Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of IPC, the Board of Directors has determined that only holders of IPC common stock of record at the close of business on July 10, 1996, will be entitled to notice of and to vote at the meeting.

    Approval of proposals 1 and 2 are conditions to the consummation of the transactions contemplated by the Merger Agreement. As described in greater detail in the attached Joint Proxy Statement/ Prospectus, the shares of common stock issued pursuant to the Merger Agreement are expected to have attached thereto associated rights to purchase common stock.

    Under Section 262 of the Delaware General Corporation Law, holders of IPC preferred stock have the right to dissent from the transactions contemplated by the Merger Agreement and, if such transactions are consummated, to obtain payment of the "fair value" of their shares. Section 262 of the Delaware General Corporation Law is attached in full as Annex Q to the accompanying Joint Proxy Statement/Prospectus, which also includes the description of procedures to be followed under that section by a holder of IPC preferred stock wishing to dissent.

    If you do not expect to be present at the meeting, please execute the enclosed proxy and return it promptly in the accompanying addressed envelope.

                                          INTERSTATE POWER COMPANY

                                          BY: [/S/ J.C. MCGOWAN]
                                             J.C. McGowan
                                              SECRETARY
Dubuque, Iowa
July 23, 1996

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF IPC, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                             JOINT PROXY STATEMENT
                                       OF
                              WPL HOLDINGS, INC.,
                              IES INDUSTRIES INC.
                                      AND
                            INTERSTATE POWER COMPANY
                            (A DELAWARE CORPORATION)
                           --------------------------

                                   PROSPECTUS
                                       OF

                  WPL HOLDINGS, INC.
                     TO BE RENAMED
             INTERSTATE ENERGY CORPORATION                                         INTERSTATE POWER COMPANY
               (A WISCONSIN CORPORATION)                    AND                    (A WISCONSIN CORPORATION)
          relating to shares of common stock                                 relating to shares of preferred stock
            (and accompanying common stock
                   purchase rights)

                           --------------------------

    This Joint Proxy Statement/Prospectus relates to the proposed combination of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company into a single entity to be known after the combination as Interstate Energy Corporation. Following the combination, the utility subsidiaries of Interstate Energy Corporation (Wisconsin Power and Light Company, IES Utilities Inc. and Interstate Power Company) will continue to operate as separate entities. Set forth below are disclosures relating to (i) the proposed mergers and certain related transactions contemplated by the Agreement and Plan of Merger, dated as of November 10, 1995, as amended (together with a related Plan of Merger, the "Merger Agreement"), by and among WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin ("WPLH"), IES Industries Inc., a holding company incorporated under the laws of the State of Iowa ("IES"), Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware ("IPC"), WPLH Acquisition Co., a wholly-owned subsidiary of WPLH incorporated under the laws of the State of Wisconsin ("Acquisition"), and Interstate Power Company, a wholly-owned subsidiary of IPC incorporated under the laws of the State of Wisconsin ("New IPC"), and (ii) the election of directors and certain other matters related to the annual meetings of each of WPLH, IES and IPC. The other matters to be considered at the annual meetings include: (i) in the case of WPLH, the approval of charter amendments authorizing the change in corporate name to Interstate Energy Corporation and increasing the number of authorized shares of common stock, the appointment of independent auditors, and the transaction of any other business properly brought before the meeting; (ii) in the case of IES, the transaction of any other business properly brought before the meeting; and (iii) in the case of IPC, the approval of a charter amendment providing the holders of preferred stock of IPC with specified voting rights and the transaction of any other business properly brought before the meeting.
    Upon consummation of the mergers provided for in the Merger Agreement, WPLH (which will be renamed Interstate Energy Corporation ("Interstate Energy") at or prior to such time) will be the holding company of the utility and other subsidiaries of WPLH, including Wisconsin Power and Light Company, a Wisconsin corporation ("WP&L"), the utility and other subsidiaries of IES, including IES Utilities Inc., an Iowa corporation ("Utilities") (which, if required for regulatory reasons, will be merged with and into IES Utilities Inc., a corporation which will be a wholly-owned subsidiary of IES incorporated under the laws of the State of Wisconsin ("New Utilities")), and IPC (which, if required for regulatory reasons, will be merged with and into the Wisconsin corporation, New IPC). Interstate Energy will be a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). See "Regulatory Matters." As used in this Joint Proxy Statement/Prospectus, "Interstate Energy" shall refer to WPLH from and after the effective time of the mergers provided for in the Merger Agreement.
    Subject to an alternative structure described below, the Merger Agreement provides for: (i) the merger of IES with and into WPLH, which merger will result in the combination of WPLH and IES as a single company (the "IES Merger"), pursuant to which each outstanding share of common stock, no par value, of IES ("IES Common Stock") (other than shares held by IES shareowners who perfect dissenters' rights under applicable state law ("IES Dissenting Shares"), and other than shares owned by WPLH, IES or IPC or any of their respective subsidiaries, which shares will be cancelled) will be converted into the right to receive 1.01 shares (the "IES Ratio") of common stock, par value $.01 per share, of Interstate Energy ("Interstate Energy Common Stock"); and (ii) the merger of Acquisition with and into IPC, which merger will result in IPC becoming a subsidiary of Interstate Energy (the "IPC Direct Merger"), pursuant to which (a) each outstanding share of common stock, par value $3.50 per share, of IPC ("IPC Common Stock") (other than shares owned by WPLH, IES or IPC or any of their respective subsidiaries, which shares will be cancelled) will be converted into the right to receive 1.11 shares (the "IPC Ratio," and together with the IES Ratio, the "Ratios") of Interstate Energy Common Stock and (b) each outstanding share of preferred stock, par value $50 per share, of IPC ("IPC Preferred Stock") (other than shares held by IPC preferred stockholders who perfect dissenters' rights under applicable state law ("IPC Dissenting Shares")) will remain outstanding and shall be unchanged thereby (including with respect to the additional voting rights proposed to be approved at the IPC annual meeting). Unless regulatory requirements require the foregoing transactions to be consummated pursuant to the alternate structure described below, such transactions will be effected in the manner described above.

                [COVER PAGE IS CONTINUED ON THE FOLLOWING PAGE]
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
 OR  ANY STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY OR ADEQUACY OF
   THIS JOINT  PROXY      STATEMENT/PROSPECTUS.  ANY REPRESENTATION  TO  THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to shareowners of WPLH, IES and IPC on or about July 23, 1996.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JULY 11, 1996.

    The Merger Agreement provides, however, that if, prior to the consummation of the transactions described above, the companies determine that certain regulatory requirements mandate that the utility subsidiaries of Interstate Energy be Wisconsin corporations, the transactions will be consummated in a manner designed to comply with such regulatory requirements. In that event, the
(i) IES Merger will be effected as described above and (ii) Utilities will be merged with and into New Utilities (the "Utilities Reincorporation Merger"), pursuant to which each outstanding share of common stock, $2.50 par value, of Utilities ("Utilities Common Stock") will be converted into one share of common stock, $2.50 par value, of New Utilities ("New Utilities Common Stock"). If the
Utilities   Reincorporation  Merger  is  to  be  consummated,  it  is  currently anticipated that the shares of cumulative preferred stock, $50 par value, of Utilities ("Utilities Preferred Stock") then outstanding will be redeemed by Utilities prior to the consummation of such merger. Redemption of the Utilities
Preferred   Stock  is  not  expected  to  occur  as  part  of  the  transactions contemplated hereby if the Utilities Reincorporation Merger is not required to be effected. If the Utilities Reincorporation Merger is not effected, the Utilities Preferred Stock will remain outstanding and unchanged as a result of the transactions described herein. See "Summary -- The Parties -- IES," "Summary
- -- The Mergers" and "The Mergers -- Redemption of Utilities Preferred Stock." In addition, the merger involving IPC will be reconstituted to provide for: (i) the merger of IPC with and into New IPC (the "IPC Reincorporation Merger") pursuant to which (a) each outstanding share of IPC Common Stock (other than shares owned by WPLH, IES or IPC or any of their respective subsidiaries, which shares will be cancelled) will be converted into one share of common stock, par value $3.50 per share, of New IPC ("New IPC Common Stock") and (b) each outstanding share of IPC Preferred Stock (other than IPC Dissenting Shares) will be converted into one share of preferred stock, par value $50 per share, of New IPC ("New IPC Preferred Stock") with terms (including dividend rates) and designations under
New   IPC's  Restated  Articles   of  Incorporation  (the   "New  IPC  Charter")
substantially identical to those of IPC's Preferred Stock under IPC's Restated Certificate of Incorporation (the "IPC Charter"), including the additional voting rights proposed to be approved at the IPC annual meeting; and (ii) the merger of Acquisition with and into New IPC, which merger will result in New IPC becoming a subsidiary of Interstate Energy (the "IPC Merger"), pursuant to which
(a) each outstanding share of New IPC Common Stock (other than shares owned by WPLH, IES or IPC or any of their respective subsidiaries, which will be cancelled) will be converted into the right to receive shares of Interstate Energy Common Stock based on the IPC Ratio and (b) each outstanding share of New IPC Preferred Stock (other than IPC Dissenting Shares) will remain outstanding and unchanged as a result thereof.
    APPROVAL OF THE MERGER AGREEMENT AT THE ANNUAL MEETINGS OF EACH OF WPLH, IES AND IPC WILL CONSTITUTE APPROVAL OF THE TRANSACTIONS DESCRIBED ABOVE REGARDLESS OF WHICH OF THE ALTERNATIVE STRUCTURES DESCRIBED HEREIN IS ULTIMATELY EMPLOYED TO EFFECT SUCH TRANSACTIONS. The IES Merger and the IPC Direct Merger or, in the alternative, the IES Merger, the IPC Reincorporation Merger, the IPC Merger and the Utilities Reincorporation Merger, are collectively referred to herein as the "Mergers." Approval of the holders of IES Common Stock is not specifically required to consummate the Utilities Reincorporation Merger. In the event that the Utilities Reincorporation Merger is required and the Utilities Preferred Stock is therefore redeemed, IES, as the sole shareholder of Utilities, will approve the Utilities Reincorporation Merger. The Utilities Reincorporation Merger will not, however, be effected if the holders of IES Common Stock fail to approve the Merger Agreement. The approval of the holders of IPC Common Stock is required to approve the IPC Reincorporation Merger, if, for regulatory reasons, such transaction is required in order to consummate the Mergers. Approval of the
holders  of  IPC   Preferred  Stock  is   not  required  to   approve  the   IPC
Reincorporation Merger.
    The Merger Agreement requires that specified termination fees be paid under certain circumstances in the event the Merger Agreement is terminated, including if there is a material, willful breach of the Merger Agreement or if, under certain circumstances, a business combination with a third party is consummated within two and one-half years of the termination of the Merger Agreement. The aggregate termination fees under this provision together with the amounts payable under certain provisions of stock option agreements entered into by the parties may not exceed $40,000,000 payable by each of WPLH and IES and
$20,000,000 payable by IPC. The Merger Agreement also provides for the payment of expenses by a breaching party in the event the Merger Agreement is terminated as a result of a breach of the representations and warranties or covenants and agreements contained in the Merger Agreement. In the event of a non-willful breach, each non-breaching party will be entitled to the reimbursement of its
documented  out-of-pocket   expenses,  not   to  exceed   $5,000,000  for   each
non-breaching party. In the event the breach is willful, the $5,000,000 limit will not apply. For a more detailed description of the termination fees that may be payable in certain circumstances, see "The Merger Agreement -- Termination Fees" and "The Stock Option Agreements -- Certain Repurchases and Other Payments."
    Under applicable state law, holders of IES Common Stock and IPC Preferred Stock who do not wish to accept the consideration to be paid to them in connection with the Mergers will have the right to have the fair value of their shares appraised by judicial determination and paid to them. In order to perfect such dissenters' rights, holders of IES Common Stock and IPC Preferred Stock must comply with the procedural requirements of applicable state law, including, without limitation, delivering notice to IES or IPC, as the case may be, with respect to the exercise of such rights prior to the annual meetings of IES or IPC, as the case may be, and not voting in favor of the Merger Agreement. For a discussion of the dissenters' rights applicable to the holders of IES Common Stock, see "The Mergers -- Iowa Dissenters' Rights" and Annex P, and for a discussion of the dissenters' rights applicable to the holders of IPC Preferred Stock, see "The Mergers -- Delaware Dissenters' Rights" and Annex Q. Holders of WPLH Common Stock and IPC Common Stock are not entitled to dissenters' rights in connection with the Mergers.
    In connection with the Mergers, each outstanding share of common stock, par value $.01 per share, of WPLH ("WPLH Common Stock") will remain outstanding and unchanged as one share of Interstate Energy Common Stock. Based on the capitalization of WPLH, IES and IPC on July 10, 1996 and the Ratios, holders of WPLH Common Stock, IES Common Stock and IPC Common Stock would have held approximately 43%, 42.2% and 14.8%, respectively, of the aggregate number of shares of Interstate Energy Common Stock that would have been outstanding if the
Mergers   had  been   consummated  as  of   such  date.  In   this  Joint  Proxy
Statement/Prospectus, unless the context otherwise requires, all references to Interstate Energy Common Stock include, if applicable, the associated rights to purchase shares of such common stock pursuant to the terms of the Rights Agreement between WPLH and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated as of February 22, 1989 (the "Rights Agreement"). For more detailed description of the Rights Agreement and the associated rights accompanying shares of Interstate Energy Common Stock, see "Description of Interstate Energy Capital Stock -- Certain Anti-Takeover Provisions."

    This Joint Proxy Statement/Prospectus constitutes a prospectus of WPLH (to be renamed Interstate Energy) filed as part of the Joint Registration Statement (as hereinafter defined) with respect to up to 42,798,875 shares of Interstate Energy Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus also constitutes a prospectus of New IPC filed as part of the Joint Registration Statement with respect to up to 761,381 shares of New IPC Preferred Stock to be issued, assuming that the IPC Reincorporation Merger is effected, pursuant to or as contemplated by the Merger Agreement.

    This Joint Proxy Statement/Prospectus is being furnished to the holders of WPLH Common Stock in connection with solicitation of proxies by the Board of Directors of WPLH (the "WPLH Board") for use at the annual meeting of WPLH to be held immediately following the annual meeting of shareowners of WP&L at 10:00 a.m., Central Time, on Thursday, September 5, 1996 at the Exhibition Hall of the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin, and at any adjournment or postponement thereof (the "WPLH Meeting"). At the WPLH Meeting, in addition to voting upon proposals to approve the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement, and to approve certain amendments to the Restated Articles of Incorporation of WPLH (the "WPLH Charter"), holders of WPLH Common Stock will also consider and vote upon proposals with respect to the election of directors and the ratification of the appointment of WPLH's independent auditors. Information with respect to these proposals is being furnished at the back of this Joint Proxy Statement/Prospectus to the shareowners of WPLH only.

    This Joint Proxy Statement/Prospectus is also being furnished to the holders of IES Common Stock in connection with the solicitation of proxies by the Board of Directors of IES (the "IES Board") for use at the annual meeting of IES to be held at 10:00 a.m., Central Time, on Thursday, September 5, 1996 at the Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa, and at any adjournment or postponement thereof (the "IES Meeting"). At the IES Meeting, in addition to voting upon a proposal to approve the Merger Agreement, holders of IES Common Stock will also consider and vote upon a proposal with respect to the election of directors. Information with respect to this proposal is being furnished at the back of this Joint Proxy Statement/Prospectus to the shareholders of IES only.

    This Joint Proxy Statement/Prospectus is also being furnished to the holders of IPC Common Stock in connection with the solicitation of proxies by the Board of Directors of IPC (the "IPC Board") for use at the annual meeting of IPC to be held at 10:00 a.m., Central Time, on Thursday, September 5, 1996 at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa, and at any adjournment or postponement thereof (the "IPC Meeting"). At the IPC Meeting, in addition to voting upon a proposal to approve the Merger Agreement and a proposal to approve an amendment to the IPC Charter to provide expanded voting rights to holders of shares of IPC Preferred Stock, holders of IPC Common Stock will also consider and vote upon a proposal with respect to the election of directors. Information with respect to the proposal to elect directors of IPC is being furnished at the back of this Joint Proxy Statement/Prospectus to the stockholders of IPC only.

    All information concerning WPLH and Acquisition included in this Joint Proxy Statement/ Prospectus has been furnished by WPLH, all information concerning IES, Utilities and New Utilities included in this Joint Proxy Statement/Prospectus has been furnished by IES and all information concerning IPC and New IPC included in this Joint Proxy Statement/Prospectus has been furnished by IPC.

    No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such an offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of WPLH, IES or IPC or in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

    This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by shareowners of IES or IPC upon consummation of the Mergers, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

    WPLH, IES and IPC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by WPLH, IES and IPC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite
1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, WPLH Common Stock, IES Common Stock and IPC Common Stock are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, and WPLH Common Stock and IES Common Stock are listed on the Boston Stock Exchange, and reports, proxy statements and other information filed by WPLH, IES and/or IPC with such exchanges may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, 7th Floor, New York, New York 10005, the Boston Stock Exchange, Inc. (the "BSE"), One Boston Place, Boston, Massachusetts 02108, the Chicago Stock Exchange, Inc. (the "CSE"), 440 South LaSalle Street, Chicago, Illinois 60605, or the Pacific Stock Exchange, Inc. (the "PSE"), 301 Pine Street, San Francisco, California 94104, and such material and other information concerning IES can also be inspected at the Philadelphia Stock Exchange, Inc. (the "PhSE"), 1900 Market Street, Philadelphia, Pennsylvania 19103, on which exchange the IES Common Stock is listed.

    In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such Web site is http://www.sec.gov.

    WPLH and New IPC have filed with the SEC a Joint Registration Statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Joint Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Interstate Energy Common Stock to be issued in connection with the IES Merger and the IPC Merger or IPC Direct Merger, as the case may be, and the shares of New IPC Preferred Stock which may be issued in connection with the IPC Reincorporation Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Joint Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. The Joint Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Joint Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, IN THE CASE OF DOCUMENTS RELATING TO WPLH, DIRECTED TO EDWARD M. GLEASON, VICE PRESIDENT, TREASURER AND CORPORATE SECRETARY, WPL
HOLDINGS, INC., 222 WEST WASHINGTON AVENUE, P.O. BOX 2568, MADISON, WISCONSIN 53701-2568 (TELEPHONE NUMBER (608) 252-3311), IN THE CASE OF DOCUMENTS RELATING TO IES, DIRECTED TO STEPHEN W. SOUTHWICK, ESQ., VICE PRESIDENT, GENERAL COUNSEL & SECRETARY, IES INDUSTRIES INC., IES TOWER, 200 FIRST STREET S.E., CEDAR RAPIDS, IOWA 52401 (TELEPHONE NUMBER (319) 398-4411), OR IN THE CASE OF

DOCUMENTS RELATING TO IPC, DIRECTED TO JOSEPH C. MCGOWAN, SECRETARY AND TREASURER, INTERSTATE POWER COMPANY, 1000 MAIN STREET, P.O. BOX 769, DUBUQUE, IOWA 52004-0769 (TELEPHONE NUMBER (319) 582-5421). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY AUGUST 28, 1996.

    The following documents filed with the SEC by WPLH (File No. 1-9894), IES (File No. 1-9187) or IPC (File No. 1-3632) pursuant to the Exchange Act are incorporated in this Joint Proxy Statement/ Prospectus by reference:

        1. WPLH's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Form 10-K/A filed on April 29, 1996.

        2. WPLH's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

        3.  WPLH's  Current Reports on  Form 8-K  dated January 17  and May  22,
    1996.

        4. IES's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Form 10-K/A filed on April 29, 1996.

        5. IES's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

        6. IES's Current Reports on Form 8-K dated February 9, April 3, April 12 and May 22, 1996.

        7. The description of IES Common Stock (including the accompanying preferred share purchase rights) contained in IES's registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

        8. IPC's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Form 10-K/A filed on April 29, 1996.

        9. IPC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

        10. IPC's Current Report on Form 8-K dated May 22, 1996.

        11. The description of IPC Common Stock contained in IPC's registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

    In lieu of incorporating by reference the description of WPLH Common Stock (including the accompanying common stock purchase rights) contained in WPLH's Form 8-B and Form 8-A registration statements filed pursuant to Section 12 of the Exchange Act, such description is included in this Joint Proxy Statement/Prospectus. See "Description of Interstate Energy Capital Stock."

    The information relating to WPLH, IES and IPC contained in this Joint Proxy Statement/ Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

    All documents filed by WPLH, IES or IPC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the WPLH Meeting on Thursday, September 5, 1996, and any adjournment or postponement thereof, the IES Meeting on Thursday, September 5, 1996, and any adjournment or postponement thereof, or the IPC Meeting on Thursday, September 5, 1996, and any adjournment or postponement thereof, respectively, shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................        iii
INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................        iii
INDEX OF DEFINED TERMS.....................................................................................         ix
SUMMARY....................................................................................................          1
  The Parties..............................................................................................          1
  The Meetings.............................................................................................          2
  Required Vote............................................................................................          4
  The Mergers..............................................................................................          4
  Exchange of Stock Certificates...........................................................................          6
  Stock Option Agreements..................................................................................          6
  Treatment of Shares; Ratios..............................................................................          7
  Background...............................................................................................          8
  Reasons for the Mergers..................................................................................          8
  Recommendations of the Board of Directors................................................................          8
  Opinions of Financial Advisors...........................................................................          9
  Interests of Certain Persons in the Mergers..............................................................          9
  Management of Interstate Energy..........................................................................         11
  Conditions to the Mergers................................................................................         11
  Rights to Terminate, Amend or Waive Conditions...........................................................         11
  Certain Federal Income Tax Consequences..................................................................         12
  Operations After the Mergers.............................................................................         13
  Regulatory Matters.......................................................................................         13
  Accounting Treatment.....................................................................................         14
  Dissenters' Rights.......................................................................................         15
  Dividends................................................................................................         15
  Amendments to WPLH Charter...............................................................................         16
  Amendment to IPC Charter.................................................................................         16
  Comparison of Rights of Shareowners......................................................................         16
SELECTED HISTORICAL AND PRO FORMA DATA.....................................................................         17
  Selected Historical Financial and Market Data............................................................         17
  Selected Unaudited Pro Forma Financial Data..............................................................         21
  Comparative Book Values, Dividends and Earnings Per Common Share.........................................         22
  Comparative Market Prices and Dividends..................................................................         24
MEETINGS, VOTING AND PROXIES...............................................................................         26
  The WPLH Meeting.........................................................................................         26
  The IES Meeting..........................................................................................         28
  The IPC Meeting..........................................................................................         30
THE MERGERS................................................................................................         31
  Background of the Mergers................................................................................         31
  Reasons for the Mergers; Recommendations of the Boards of Directors......................................         46
  Opinions of Financial Advisors...........................................................................         53
  Interests of Certain Persons in the Mergers..............................................................         69
  Certain Arrangements Regarding the Directors and Management of Interstate Energy Following the Mergers...         72
  Employment Agreements....................................................................................         73
  Certain Federal Income Tax Consequences..................................................................         74
  Accounting Treatment.....................................................................................         77
  Stock Exchange Listing of Interstate Energy Common Stock.................................................         77

                                                                                                               PAGE
                                                                                                             ---------
  Redemption of Utilities Preferred Stock..................................................................         77
  Federal Securities Law Consequences......................................................................         77
  No Wisconsin Dissenters' Rights..........................................................................         78
  Iowa Dissenters' Rights..................................................................................         78
  Delaware Dissenters' Rights..............................................................................         80
REGULATORY MATTERS.........................................................................................         82
  State Approvals and Related Matters......................................................................         82
  Public Utility Holding Company Act of 1935...............................................................         84
  Federal Power Act........................................................................................         85
  Antitrust Considerations.................................................................................         86
  Atomic Energy Act........................................................................................         86
  Other....................................................................................................         86
  General..................................................................................................         87
THE MERGER AGREEMENT.......................................................................................         87
  The Mergers..............................................................................................         87
  Subsidiaries and Joint Ventures..........................................................................         90
  Representations and Warranties...........................................................................         90
  Certain Covenants........................................................................................         91
  No Solicitation of Transactions..........................................................................         92
  Interstate Energy Board of Directors.....................................................................         93
  Indemnification..........................................................................................         93
  Conditions to Each Party's Obligation to Effect the Mergers..............................................         94
  Benefit Plans............................................................................................         95
  Termination..............................................................................................         96
  Termination Fees.........................................................................................         97
  Expenses.................................................................................................         98
  Amendment and Waiver.....................................................................................         98
  Standstill Provisions....................................................................................         99
THE STOCK OPTION AGREEMENTS................................................................................         99
  General..................................................................................................         99
  Certain Repurchases and Other Payments...................................................................        100
  Voting...................................................................................................        101
  Restrictions on Transfer.................................................................................        101
AMENDMENTS TO WPLH RESTATED ARTICLES OF INCORPORATION......................................................        101
  Name Change Amendment....................................................................................        102
  Common Stock Amendment...................................................................................        102
AMENDMENT TO IPC RESTATED CERTIFICATE OF INCORPORATION.....................................................        103
DESCRIPTION OF INTERSTATE ENERGY CAPITAL STOCK.............................................................        104
  General..................................................................................................        104
  Interstate Energy Common Stock...........................................................................        104
  Certain Anti-Takeover Provisions.........................................................................        105
DESCRIPTION OF NEW IPC PREFERRED STOCK.....................................................................        107
  General..................................................................................................        107
  Dividend Rights..........................................................................................        107
  Dividend Restrictions....................................................................................        108
  Voting Rights............................................................................................        108
  Redemption Provisions....................................................................................        109
  Change in Control........................................................................................        109
  Liquidation Rights.......................................................................................        109

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

                                                                                                               PAGE
                                                                                                             ---------
  Preemption and Subscription Rights.......................................................................        110
COMPARISON OF SHAREOWNER RIGHTS............................................................................        110
  Comparison of Interstate Energy Charter and Bylaws to IES and IPC Charter and Bylaws.....................        110
  Comparison of Wisconsin, Iowa and Delaware Law...........................................................        114
  Anti-Takeover Statutes...................................................................................        118
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................        120
SELECTED INFORMATION CONCERNING WPLH, IES AND IPC..........................................................        132
  Business of WPLH.........................................................................................        132
  Business of IES..........................................................................................        132
  Business of IPC..........................................................................................        132
  Certain Business Relationships Between WPLH, IES and IPC.................................................        133
INTERSTATE ENERGY FOLLOWING THE MERGERS....................................................................        133
  Management of Interstate Energy..........................................................................        133
  Operations...............................................................................................        133
  Dividends................................................................................................        134
EXPERTS....................................................................................................        134
LEGAL MATTERS..............................................................................................        135
SHAREOWNER PROPOSALS.......................................................................................        135
ELECTION OF WPLH DIRECTORS.................................................................................        136
  Nominees.................................................................................................        136
  Continuing Directors.....................................................................................        137
APPOINTMENT OF INDEPENDENT AUDITORS........................................................................        139
MEETINGS AND COMMITTEES OF THE WPLH BOARD..................................................................        139
  Audit Committee..........................................................................................        140
  Compensation and Personnel Committee.....................................................................        140
  Nominating Committee.....................................................................................        140
  Compensation of Directors................................................................................        140
OWNERSHIP OF VOTING SECURITIES.............................................................................        141
COMPENSATION OF EXECUTIVE OFFICERS.........................................................................        142
  Stock Options............................................................................................        143
  Long-Term Incentive Awards...............................................................................        144
  Certain Transactions and Agreements with Executives......................................................        145
  Retirement and Employee Benefit Plans....................................................................        145
  Report of the Compensation and Personnel Committee on Executive Compensation.............................        147
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN............................................................        151
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.......................................        151

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                                                                                                               PAGE
                                                                                                             ---------
 Preemption and Subscription Rights........................................................................        110
COMPARISON OF SHAREOWNER RIGHTS............................................................................        110
  Comparison of Interstate Energy Charter and Bylaws to IES and IPC Charter and Bylaws.....................        110
  Comparison of Wisconsin, Iowa and Delaware Law...........................................................        114
  Anti-Takeover Statutes...................................................................................        118
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................        120
SELECTED INFORMATION CONCERNING WPLH, IES AND IPC..........................................................        132
  Business of WPLH.........................................................................................        132
  Business of IES..........................................................................................        132
  Business of IPC..........................................................................................        132
  Certain Business Relationships Between WPLH, IES and IPC.................................................        133
INTERSTATE ENERGY FOLLOWING THE MERGERS....................................................................        133
  Management of Interstate Energy..........................................................................        133
  Operations...............................................................................................        133
  Dividends................................................................................................        134
EXPERTS....................................................................................................        134
LEGAL MATTERS..............................................................................................        135
SHAREOWNER PROPOSALS.......................................................................................        135
ELECTION OF IES DIRECTORS..................................................................................        136
SECURITY OWNERSHIP OF BENEFICIAL OWNERS....................................................................        139
SECURITY OWNERSHIP OF MANAGEMENT...........................................................................        139
OTHER TRANSACTIONS.........................................................................................        140
FUNCTIONING OF THE IES BOARD AND COMMITTEES................................................................        140
COMPENSATION OF DIRECTORS..................................................................................        140
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.............................................        141
  Compensation Philosophy..................................................................................        141
  Description of Compensation Programs.....................................................................        142
EXECUTIVE COMPENSATION.....................................................................................        145
PERFORMANCE GRAPH..........................................................................................        147
IES PLANS..................................................................................................        148
IOWA SOUTHERN UTILITIES PLANS..............................................................................        151
EMPLOYMENT AGREEMENT.......................................................................................        152
CERTAIN SEC FILINGS........................................................................................        153
INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................        153
GENERAL....................................................................................................        153

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]

                                                                                                               PAGE
                                                                                                             ---------
  Preemption and Subscription Rights.......................................................................        110
COMPARISON OF SHAREOWNER RIGHTS............................................................................        110
  Comparison of Interstate Energy Charter and Bylaws to IES and IPC Charter and Bylaws.....................        110
  Comparison of Wisconsin, Iowa and Delaware Law...........................................................        114
  Anti-Takeover Statutes...................................................................................        118
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................        120
SELECTED INFORMATION CONCERNING WPLH, IES AND IPC..........................................................        132
  Business of WPLH.........................................................................................        132
  Business of IES..........................................................................................        132
  Business of IPC..........................................................................................        132
  Certain Business Relationships Between WPLH, IES and IPC.................................................        133
INTERSTATE ENERGY FOLLOWING THE MERGERS....................................................................        133
  Management of Interstate Energy..........................................................................        133
  Operations...............................................................................................        133
  Dividends................................................................................................        134
EXPERTS....................................................................................................        134
LEGAL MATTERS..............................................................................................        135
SHAREOWNER PROPOSALS.......................................................................................        135
ELECTION OF IPC DIRECTORS..................................................................................        136
  Nominees for Directors...................................................................................        136
  Committees of the IPC Board..............................................................................        138
  Compensation of Directors................................................................................        139
  Compensation Committee Interlocks and Insider Participation..............................................        139
PRINCIPAL HOLDERS OF VOTING SECURITIES.....................................................................        139
  Security Ownership of Certain Beneficial Owners..........................................................        139
  Security Ownership of Management.........................................................................        139
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS...........................................................        141
  Compensation Committee Report............................................................................        141
  Performance Graph........................................................................................        142
  Cash Compensation........................................................................................        143
  Summary Compensation Table...............................................................................        143
  Compensation Pursuant to Plans...........................................................................        143
  Other Compensation.......................................................................................        144
  Stock Option and Stock Appreciation Right Plans..........................................................        145
  Termination of Employment and Change in Control Arrangements.............................................        145
  Employment Agreements....................................................................................        145
RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS..............................................................        145

                                                                                                              PAGE
                                                                                                            ---------
Annex A      Agreement and Plan of Merger, as amended.....................................................        A-1
Annex B      WPLH/IES Stock Option Agreement..............................................................        B-1
Annex C      WPLH/IPC Stock Option Agreement..............................................................        C-1
Annex D      IES/WPLH Stock Option Agreement..............................................................        D-1
Annex E      IES/IPC Stock Option Agreement...............................................................        E-1
Annex F      IPC/WPLH Stock Option Agreement..............................................................        F-1
Annex G      IPC/IES Stock Option Agreement...............................................................        G-1
Annex H      Form of Employment Agreement with Lee Liu....................................................        H-1
Annex I      Form of Employment Agreement with Erroll B. Davis, Jr........................................        I-1
Annex J      Form of Employment Agreement with Wayne Stoppelmoor..........................................        J-1
Annex K      Form of Employment Agreement with Michael Chase..............................................        K-1
Annex L      Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated................................        L-1
Annex M      Opinion of Morgan Stanley & Co. Incorporated.................................................        M-1
Annex N      Opinion of Salomon Brothers Inc..............................................................        N-1
Annex O      Proposed Amendments to the Restated Articles of Incorporation of Interstate Energy
              Corporation.................................................................................        O-1
Annex P      Sections 490.1301 to 490.1331 of the Iowa Business Corporation Act...........................        P-1
Annex Q      Section 262 of the Delaware General Corporation Law..........................................        Q-1
Annex R      Proposed Amendment to the Restated Certificate of Incorporation of Interstate Power Company
              (IPC).......................................................................................        R-1
Annex S      Audited Financial Statements of Interstate Power Company (New IPC)...........................        S-1

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

                             INDEX OF DEFINED TERMS

                                                   PAGE
                                                 ---------
1935 Act.......................................          i
1992 Act.......................................         31
1995 EPS Ratio.................................         55
1996 EPS Ratio.................................         55
Acquisition....................................          i
Antitrust Division.............................         86
Atomic Energy Act..............................         13
Book Value Multiple............................         57
BSE............................................        iii
Business Combination...........................         96
Certificates...................................          6
Class I........................................         93
Class II.......................................         93
Class III......................................         93
Closing........................................         87
Closing Date...................................         87
Code...........................................         12
Common Equity Ratio............................         55
Common Stock Amendment.........................          2
Comparable Merger Transactions.................         57
Confidentiality Agreement......................         97
Consulting Group...............................         36
CRANDIC........................................         57
CSE............................................        iii
DCF............................................         56
Delaware Business Combination Statute..........        119
Delaware Chancery Court........................         15
DGCL...........................................          4
Diversified....................................          1
Dividend Ratio.................................         55
Division.......................................         85
DRSPP Shares...................................         31
EBIT...........................................         56
EBIT Multiple..................................         57
EBITDA.........................................         57
EBITDA Multiple................................         57
Effective Time.................................          5
EHC............................................         56
Electric Utility MOE Transactions..............         62
Employment Agreements..........................         10
EPS............................................         55
ERISA..........................................         91
EWGs...........................................         31
Exchange Act...................................        iii
Exchange Agent.................................         89
FERC...........................................         13
FERC Application...............................         86
FTC............................................         86
HDC............................................          1

                                                   PAGE
                                                 ---------
HDC MIP........................................        148
Historical Period..............................         56
HPI............................................         56
HSR Act........................................         13
IBCA...........................................          4
ICC............................................         13
IEA............................................         57
IES............................................          i
IES Board......................................         ii
IES Bylaws.....................................          4
IES Cancelled Shares...........................         88
IES Charter....................................          4
IES Common Stock...............................          i
IES Dissenting Shares..........................          i
IES Joint Ventures.............................         90
IES Meeting....................................         ii
IES Merger.....................................          i
IES Options....................................         99
IES Preferred Stock............................         15
IES Ratio......................................          i
IES Record Date................................          3
IES Stock Award................................         96
IES Stock Option...............................         95
IES Subsidiaries...............................         90
Indemnified Parties............................         94
Interested Contracts or Transactions...........        114
Interstate Energy..............................          i
Interstate Energy Board........................         10
Interstate Energy Bylaws.......................         16
Interstate Energy Charter......................         16
Interstate Energy Common Stock.................          i
IPC............................................          i
IPC Board......................................         ii
IPC Bonds......................................        108
IPC Bylaws.....................................          4
IPC Cancelled Shares...........................         88
IPC Charter....................................          i
IPC Charter Amendment..........................          3
IPC Common Stock...............................          i
IPC Direct Merger..............................          i
IPC Dissenting Shares..........................          i
IPC DRSPP......................................         31
IPC Executives.................................         71
IPC Joint Ventures.............................         90
IPC Meeting....................................         ii
IPC Merger.....................................          i
IPC Options....................................         99
IPC Preference Stock...........................        107
IPC Preferred Stock............................          i

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

                                                   PAGE
                                                 ---------
IPC Ratio......................................          i
IPC Record Date................................          3
IPC Reincorporation Effective Time.............          5
IPC Reincorporation Merger.....................          i
IPC Severance Agreements.......................         71
IPC Subsidiaries...............................         90
IUB............................................         13
Joint Registration Statement...................        iii
LTM............................................         57
Market/Offer Price.............................        100
Merger Agreement...............................          i
Mergers........................................          i
Merrill Lynch..................................          9
Merrill Lynch Opinion..........................         53
McLeod.........................................          5
McLeod Contingency.............................          5
Minnesota Commission...........................         13
ML IES Comparables.............................         55
ML IPC Comparables.............................         55
ML WPLH Comparables............................         55
Morgan Stanley.................................          9
Mr. Ahearn.....................................         11
Mr. Chase......................................          9
Mr. Davis......................................          9
Mr. Liu........................................          9
Mr. Stoppelmoor................................          9
MS IES Comparables.............................         61
MS WPLH Comparables............................         61
Name Change Amendment..........................          2
Net Income Multiple............................         57
New IPC........................................          i
New IPC Charter................................          i
New IPC Common Stock...........................          i
New IPC Preference Stock.......................        107
New IPC Preferred Stock........................          i
New Utilities..................................          i
New Utilities Common Stock.....................          i
Notice Date....................................        100
NRC............................................         13
NYSE...........................................        iii
Offer Price....................................        100
Option.........................................          6
Option Grantor.................................         99
Option Holders.................................         99
Option Shares..................................         99
Options........................................          6
Payor..........................................         98
Payors.........................................         98
PhSE...........................................        iii
                                                   PAGE
                                                 ---------
PP&E...........................................         66
Projected Period...............................         56
PSE............................................        iii
Ratios.........................................          i
Representatives................................         93
Repurchase Period..............................        100
Restricted Shares..............................        101
Right..........................................        106
Rights Agreement...............................          i
Salomon Brothers...............................          9
Salomon Brothers Report........................         66
SB IES Comparable Group........................         67
SB IPC Comparable Group........................         66
SB WPLH Comparable Group.......................         66
SEC............................................        iii
Section 262....................................         80
Securities Act.................................        iii
SERP...........................................         71
S&P............................................        151
Stock Option Agreements........................          6
Stock Price....................................         66
Subsidiaries...................................         90
Target Party...................................         97
Trigger Payment................................        101
Utilities......................................          i
Utilities Common Stock.........................          i
Utilities Preferred Stock......................          i
Utilities Reincorporation Merger...............          i
WBCL...........................................          4
Wisconsin Commission...........................         13
Wisconsin Holding Company Act..................         14
WP&L...........................................          i
WP&L MIP.......................................        148
WP&L Preferred Stock...........................         15
WP&L Savings Plan..............................         27
WPLH...........................................          i
WPLH Board.....................................         ii
WPLH Bylaws....................................          4
WPLH Charter...................................         ii
WPLH Charter Amendments........................          2
WPLH Committee.................................        147
WPLH Common Stock..............................          i
WPLH DRIP......................................         27
WPLH Joint Ventures............................         90
WPLH Meeting...................................         ii
WPLH MIP.......................................        149
WPLH Options...................................         99
WPLH Record Date...............................          3
WPLH Subsidiaries..............................         90

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                             INDEX OF DEFINED TERMS

                                                   PAGE
                                                 ---------
1935 Act.......................................          i
1992 Act.......................................         31
1995 EPS Ratio.................................         55
1996 EPS Ratio.................................         55
Acquisition....................................          i
Antitrust Division.............................         86
Atomic Energy Act..............................         13
Book Value Multiple............................         57
BSE............................................        iii
Business Combination...........................         96
CCK............................................        142
Certificates...................................          6
Class I........................................         93
Class II.......................................         93
Class III......................................         93
Closing........................................         87
Closing Date...................................         87
Code...........................................         12
Common Equity Ratio............................         55
Common Stock Amendment.........................          2
Comparable Merger Transactions.................         57
Confidentiality Agreement......................         97
Consulting Group...............................         36
CRANDIC........................................         57
CSE............................................        iii
DCF............................................         56
Delaware Business Combination Statute..........        119
Delaware Chancery Court........................         15
DGCL...........................................          4
Diversified....................................          1
Dividend Ratio.................................         55
Division.......................................         85
DRSPP Shares...................................         31
EBIT...........................................         56
EBIT Multiple..................................         57
EBITDA.........................................         57
EBITDA Multiple................................         57
Effective Time.................................          5
EHC............................................         56
Electric Utility MOE Transactions..............         62
Employment Agreements..........................         10
EPS............................................         55
ERISA..........................................         91
EWGs...........................................         31
Exchange Act...................................        iii
Exchange Agent.................................         89
FERC...........................................         13
FERC Application...............................         86
FTC............................................         86

                                                   PAGE
                                                 ---------
Guaranty Plan..................................        150
HDC............................................          1
Historical Period..............................         56
HPI............................................         56
HSR Act........................................         13
IASD...........................................        137
IBCA...........................................          4
ICC............................................         13
IEA............................................         57
IES............................................          i
IES Board......................................         ii
IES Bylaws.....................................          4
IES Cancelled Shares...........................         88
IES Charter....................................          4
IES Common Stock...............................          i
IES Dissenting Shares..........................          i
IES Joint Ventures.............................         90
IES Meeting....................................         ii
IES Merger.....................................          i
IES Options....................................         99
IES Preferred Stock............................         15
IES Ratio......................................          i
IES Record Date................................          3
IES Stock Award................................         96
IES Stock Option...............................         95
IES Subsidiaries...............................         90
Indemnified Parties............................         94
Interested Contracts or Transactions...........        114
Interstate Energy..............................          i
Interstate Energy Board........................         10
Interstate Energy Bylaws.......................         16
Interstate Energy Charter......................         16
Interstate Energy Common Stock.................          i
Iowa Southern Utilities........................        151
IPC............................................          i
IPC Board......................................         ii
IPC Bonds......................................        108
IPC Bylaws.....................................          4
IPC Cancelled Shares...........................         88
IPC Charter....................................          i
IPC Charter Amendment..........................          3
IPC Common Stock...............................          i
IPC Direct Merger..............................          i
IPC Dissenting Shares..........................          i
IPC DRSPP......................................         31
IPC Executives.................................         71
IPC Joint Ventures.............................         90
IPC Meeting....................................         ii
IPC Merger.....................................          i

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                                                   PAGE
                                                 ---------
IPC Options....................................         99
IPC Preference Stock...........................        107
IPC Preferred Stock............................          i
IPC Ratio......................................          i
IPC Record Date................................          3
IPC Reincorporation Effective Time.............          5
IPC Reincorporation Merger.....................          i
IPC Severance Agreements.......................         71
IPC Subsidiaries...............................         90
IUB............................................         13
Joint Registration Statement...................        iii
Liu Agreement..................................        152
LTM............................................         57
Market/Offer Price.............................        100
Merger Agreement...............................          i
Mergers........................................          i
Merrill LyGnch.................................          9
Merrill Lynch Opinion..........................         53
McLeod.........................................          5
McLeod Contingency.............................          5
Minnesota Commission...........................         13
ML IES Comparables.............................         55
ML IPC Comparables.............................         55
ML WPLH Comparables............................         55
Morgan Stanley.................................          9
Mr. Ahearn.....................................         11
Mr. Chase......................................          9
Mr. Davis......................................          9
Mr. Liu........................................          9
Mr. Stoppelmoor................................          9
MS IES Comparables.............................         61
MS WPLH Comparables............................         61
Name Change Amendment..........................          2
Net Income Multiple............................         57
New IPC........................................          i
New IPC Charter................................          i
New IPC Common Stock...........................          i
New IPC Preference Stock.......................        107
New IPC Preferred Stock........................          i
New Utilities..................................          i
New Utilities Common Stock.....................          i
Notice Date....................................        100
NRC............................................         13
NYSE...........................................        iii
Offer Price....................................        100
Option.........................................          6
Option Grantor.................................         99
Option Holders.................................         99
Option Shares..................................         99
Options........................................          6
                                                   PAGE
                                                 ---------
Payor..........................................         98
Payors.........................................         98
Period of Consulting...........................        152
Period of Employment...........................        152
PhSE...........................................        iii
PP&E...........................................         66
Projected Period...............................         56
PSE............................................        iii
Ratios.........................................          i
Representatives................................         93
Repurchase Period..............................        100
Restricted Shares..............................        101
Right..........................................        106
Rights Agreement...............................          i
Salomon Brothers...............................          9
Salomon Brothers Report........................         66
SB IES Comparable Group........................         67
SB IPC Comparable Group........................         66
SB WPLH Comparable Group.......................         66
SEC............................................        iii
Section 262....................................         80
Securities Act.................................        iii
SERP...........................................         71
Stock Option Agreements........................          6
Stock Price....................................         66
Subsidiaries...................................         90
Target Party...................................         97
Trigger Payment................................        101
Utilities......................................          i
Utilities Common Stock.........................          i
Utilities Preferred Stock......................          i
Utilities Reincorporation Merger...............          i
WBCL...........................................          4
Wisconsin Commission...........................         13
Wisconsin Holding Company Act..................         14
WP&L...........................................          i
WP&L Preferred Stock...........................         15
WP&L Savings Plan..............................         27
WPLH...........................................          i
WPLH Board.....................................         ii
WPLH Bylaws....................................          4
WPLH Charter...................................         ii
WPLH Charter Amendments........................          2
WPLH Common Stock..............................          i
WPLH DRIP......................................         27
WPLH Joint Ventures............................         90
WPLH Meeting...................................         ii
WPLH Options...................................         99
WPLH Record Date...............................          3
WPLH Subsidiaries..............................         90

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]

                             INDEX OF DEFINED TERMS

                                                   PAGE
                                                 ---------
1935 Act.......................................          i
1992 Act.......................................         31
1995 EPS Ratio.................................         55
1996 EPS Ratio.................................         55
Acquisition....................................          i
Antitrust Division.............................         86
Atomic Energy Act..............................         13
Book Value Multiple............................         57
BSE............................................        iii
Business Combination...........................         96
Certificates...................................          6
CEOs...........................................        141
Class I........................................         93
Class II.......................................         93
Class III......................................         93
Closing........................................         87
Closing Date...................................         87
Code...........................................         12
Common Equity Ratio............................         55
Common Stock Amendment.........................          2
Comparable Merger Transactions.................         57
Confidentiality Agreement......................         97
Consulting Group...............................         36
CRANDIC........................................         57
CSE............................................        iii
DCF............................................         56
Delaware Business Combination Statute..........        119
Delaware Chancery Court........................         15
DGCL...........................................          4
Diversified....................................          1
Dividend Ratio.................................         55
Division.......................................         85
DRSPP Shares...................................         31
EBIT...........................................         56
EBIT Multiple..................................         57
EBITDA.........................................         57
EBITDA Multiple................................         57
Effective Time.................................          5
EHC............................................         56
Electric Utility MOE Transactions..............         62
Employment Agreements..........................         10
EPS............................................         55
ERISA..........................................         91
EWGs...........................................         31
Exchange Act...................................        iii
Exchange Agent.................................         89
FERC...........................................         13
FERC Application...............................         86
FTC............................................         86

                                                   PAGE
                                                 ---------
HDC............................................          1
Historical Period..............................         56
HPI............................................         56
HSR Act........................................         13
IBCA...........................................          4
ICC............................................         13
IEA............................................         57
IES............................................          i
IES Board......................................         ii
IES Bylaws.....................................          4
IES Cancelled Shares...........................         88
IES Charter....................................          4
IES Common Stock...............................          i
IES Dissenting Shares..........................          i
IES Joint Ventures.............................         90
IES Meeting....................................         ii
IES Merger.....................................          i
IES Options....................................         99
IES Preferred Stock............................         15
IES Ratio......................................          i
IES Record Date................................          3
IES Stock Award................................         96
IES Stock Option...............................         95
IES Subsidiaries...............................         90
Indemnified Parties............................         94
Interested Contracts or Transactions...........        114
Interstate Energy..............................          i
Interstate Energy Board........................         10
Interstate Energy Bylaws.......................         16
Interstate Energy Charter......................         16
Interstate Energy Common Stock.................          i
IPC............................................          i
IPC Board......................................         ii
IPC Bonds......................................        108
IPC Bylaws.....................................          4
IPC Cancelled Shares...........................         88
IPC Charter....................................          i
IPC Charter Amendment..........................          3
IPC Common Stock...............................          i
IPC Direct Merger..............................          i
IPC Dissenting Shares..........................          i
IPC DRSPP......................................         31
IPC Executives.................................         71
IPC Joint Ventures.............................         90
IPC Meeting....................................         ii
IPC Merger.....................................          i
IPC Options....................................         99
IPC Preference Stock...........................        107
IPC Preferred Stock............................          i

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]

                                                   PAGE
                                                 ---------
IPC Ratio......................................          i
IPC Record Date................................          3
IPC Reincorporation Effective Time.............          5
IPC Reincorporation Merger.....................          i
IPC Severance Agreements.......................         71
IPC Subsidiaries...............................         90
IUB............................................         13
Joint Registration Statement...................        iii
LTM............................................         57
Market/Offer Price.............................        100
Merger Agreement...............................          i
Mergers........................................          i
Merrill Lynch..................................          9
Merrill Lynch Opinion..........................         53
McLeod.........................................          5
McLeod Contingency.............................          5
Minnesota Commission...........................         13
ML IES Comparables.............................         55
ML IPC Comparables.............................         55
ML WPLH Comparables............................         55
Morgan Stanley.................................          9
Mr. Ahearn.....................................         11
Mr. Chase......................................          9
Mr. Davis......................................          9
Mr. Liu........................................          9
Mr. Stoppelmoor................................          9
MS IES Comparables.............................         61
MS WPLH Comparables............................         61
Name Change Amendment..........................          2
Net Income Multiple............................         57
New IPC........................................          i
New IPC Charter................................          i
New IPC Common Stock...........................          i
New IPC Preference Stock.......................        107
New IPC Preferred Stock........................          i
New Utilities..................................          i
New Utilities Common Stock.....................          i
Notice Date....................................        100
NRC............................................         13
NYSE...........................................        iii
Offer Price....................................        100
Option.........................................          6
Option Grantor.................................         99
Option Holders.................................         99
Option Shares..................................         99
Options........................................          6
Payor..........................................         98
Payors.........................................         98
                                                   PAGE
                                                 ---------
PhSE...........................................        iii
PP&E...........................................         66
Projected Period...............................         56
PSE............................................        iii
Ratios.........................................          i
Representatives................................         93
Repurchase Period..............................        100
Restricted Shares..............................        101
Right..........................................        106
Rights Agreement...............................          i
Salomon Brothers...............................          9
Salomon Brothers Report........................         66
SB IES Comparable Group........................         67
SB IPC Comparable Group........................         66
SB WPLH Comparable Group.......................         66
SEC............................................        iii
Section 262....................................         80
Securities Act.................................        iii
SERP...........................................         71
SRP............................................        144
Stock Option Agreements........................          6
Stock Price....................................         66
Subsidiaries...................................         90
Target Party...................................         97
Trigger Payment................................        101
Utilities......................................          i
Utilities Common Stock.........................          i
Utilities Preferred Stock......................          i
Utilities Reincorporation Merger...............          i
WBCL...........................................          4
Wisconsin Commission...........................         13
Wisconsin Holding Company Act..................         14
WP&L...........................................          i
WP&L Preferred Stock...........................         15
WP&L Savings Plan..............................         27
WPLH...........................................          i
WPLH Board.....................................         ii
WPLH Bylaws....................................          4
WPLH Charter...................................         ii
WPLH Charter Amendments........................          2
WPLH Common Stock..............................          i
WPLH DRIP......................................         27
WPLH Joint Ventures............................         90
WPLH Meeting...................................         ii
WPLH Options...................................         99
WPLH Record Date...............................          3
WPLH Subsidiaries..............................         90

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN IMPORTANT TERMS AND CONDITIONS OF THE MERGERS AND RELATED INFORMATION. AS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE TERMS "WPLH," "IES" AND "IPC" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND, EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES, SUCH ENTITIES AND THEIR RESPECTIVE SUBSIDIARIES. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SHAREOWNERS ARE URGED TO REVIEW CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS.

THE PARTIES

    INTERSTATE ENERGY. The WPLH Charter will be amended immediately prior to or upon consummation of the Mergers to, among other things, change the name of WPLH to "Interstate Energy Corporation." Interstate Energy will be the holding company for IPC or New IPC, as the case may be, and the operating subsidiaries of WPLH and IES following the Mergers. Interstate Energy will be a public utility holding company registered under the 1935 Act. See "Regulatory Matters" and "Interstate Energy Following the Mergers." The principal executive office of Interstate Energy will be located at 222 West Washington Avenue, Madison, Wisconsin 53703, telephone number (608) 252-3311.

    WPLH. WPLH, incorporated under the laws of the State of Wisconsin in 1981, is the holding company for WP&L and its utility-related subsidiary and for Heartland Development Corporation ("HDC"), the parent corporation for WPLH's non-utility businesses. WP&L is a public utility engaged principally in generating, purchasing, distributing and selling electric energy in portions of southern and central Wisconsin. WP&L also purchases, distributes, transports and sells natural gas in parts of such areas and supplies water in two communities. A wholly-owned subsidiary of WP&L supplies electric, gas and water service principally in Winnebago County, Illinois. HDC and its principal subsidiaries are engaged in business development in three major areas: environmental engineering and consulting; affordable housing; and energy services. The principal executive office of WPLH and WP&L is, and the principal executive office of WP&L after the Effective Time (as hereinafter defined) will be, located at 222 West Washington Avenue, Madison, Wisconsin 53703, telephone number (608) 252-3311. See "Selected Information Concerning WPLH, IES and IPC -- Business of WPLH" and "Interstate Energy Following the Mergers -- Operations."

    IES. IES, incorporated under the laws of the State of Iowa in 1986, is a holding company for Utilities and for IES Diversified Inc. ("Diversified"), the parent corporation for most of IES's non-utility businesses. Utilities is a public utility engaged principally in generating, purchasing, distributing and selling electric energy in portions of the State of Iowa. Utilities also purchases, distributes, transports and sells natural gas in its service territory. The shares of Utilities Preferred Stock are currently registered under Section 12(g) of the Exchange Act and, as such, Utilities is required to make periodic and other filings with the SEC. In the event that the Mergers can be effected without consummating the Utilities Reincorporation Merger, it is expected that the Utilities Preferred Stock would remain outstanding and unchanged as a result of the Mergers and that Utilities, as a subsidiary of Interstate Energy, would remain a reporting company under the Exchange Act. In the event that the consummation of the Utilities Reincorporation Merger is necessary for regulatory reasons and the Utilities Preferred Stock is redeemed, it is anticipated that New Utilities (as the successor to Utilities in the Utilities Reincorporation Merger) would not be subject to the reporting requirements of the Exchange Act and would not make filings on its own behalf with the SEC. Diversified and its subsidiaries engage in various non-utility operations, including oil and natural gas production and marketing, energy services, railroad and other transportation services in the Midwest, and local real estate development. The principal executive office of IES and Utilities is located at IES Tower, 200 First Street S.E., Cedar Rapids, Iowa 52401, telephone number (319) 398-4411. See "Selected Information Concerning WPLH, IES and IPC -- Business of IES" and "Interstate Energy Following the Mergers -- Operations."

    IPC. IPC, an operating public utility incorporated in 1925 under the laws of the State of Delaware, is engaged in the generation, purchase, transmission, distribution and sale of electric energy. IPC owns property in portions of twenty-five counties in the northern and northeastern parts of Iowa, in portions of twenty-two counties in the southern part of Minnesota, and in portions of four counties in northwestern Illinois. IPC also engages in the distribution and sale of natural gas in Albert Lea, Minnesota; Clinton, Mason City and Clear Lake, Iowa; Fulton and Savanna, Illinois; and in a number of smaller Minnesota, Iowa and Illinois communities, and in the transportation of natural gas within Iowa, Minnesota and in interstate commerce. The principal executive office of IPC is located at 1000 Main Street, Dubuque, Iowa 52001, telephone number (319) 582-5421. In the event the IPC Direct Merger is consummated, the principal executive office of IPC after the Effective Time will continue to be located at such address. See "Selected Information Concerning WPLH, IES and IPC -- Business of IPC" and "Interstate Energy Following the Mergers -- Operations."

    NEW IPC. New IPC is a Wisconsin corporation which was created to effect the IPC Reincorporation Merger in the event such merger is required for regulatory purposes. It has, and prior to the Mergers will have, no operations except as contemplated by the Merger Agreement. The audited financial statements of New IPC are attached as Annex S. IPC is the sole shareowner of New IPC. Pursuant to the Merger Agreement, in the event that the IPC Reincorporation Merger is to be effected, immediately prior to the consummation of the Mergers New IPC will acquire certain utility assets from WP&L. The principal executive office of New IPC is, and after the Effective Time will be, located at 1000 Main Street, Dubuque, Iowa 52001, telephone number (319) 582-5421. See "The Merger Agreement
- -- The Mergers" and "Interstate Energy Following the Mergers -- Operations."

    NEW UTILITIES. New Utilities will be a Wisconsin corporation which will be created to effect the Utilities Reincorporation Merger in the event such merger is required for regulatory purposes. Prior to the Mergers, it will have no operations except as contemplated by the Merger Agreement. IES will be the sole shareowner of New Utilities. Pursuant to the Merger Agreement, in the event that the Utilities Reincorporation Merger is to be effected, immediately prior to the consummation of the Mergers New Utilities will acquire certain utility assets from WP&L. The principal executive office of New Utilities will be located at IES Tower, 200 First Street S.E., Cedar Rapids, Iowa 52401, telephone number
(319) 398-4411. See "The Merger Agreement -- The Mergers" and "Interstate Energy Following the Mergers -- Operations."

    ACQUISITION. Acquisition is a Wisconsin corporation which was created to effect the IPC Merger or the IPC Direct Merger, as the case may be. It has, and prior to the Mergers will have, no operations except as contemplated by the Merger Agreement. WPLH is the sole shareowner of Acquisition. The principal executive office of Acquisition is located at 222 West Washington Avenue, Madison, Wisconsin 53703, telephone number (608) 252-3311. See "The Merger Agreement -- The Mergers."

THE MEETINGS

    WPLH. At the WPLH Meeting, the holders of WPLH Common Stock will be asked to consider and vote upon proposals (i) to approve the Merger Agreement and the transactions contemplated thereby, including, among other things, the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement, (ii) to approve the amendments to the WPLH Charter to change the name of WPLH to "Interstate Energy Corporation" (the "Name Change Amendment") and to increase the number of shares of WPLH Common Stock authorized for issuance from 100,000,000 to 200,000,000 (the "Common Stock Amendment," and together with the Name Change Amendment, the "WPLH Charter Amendments"), (iii) to elect a total of three directors for terms expiring at the 1999 annual meeting of shareowners of WPLH or until their successors are duly elected and qualified, and (iv) to appoint Arthur Andersen LLP as independent auditors for WPLH for the year ending December 31, 1996. Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval of proposals (i) and (ii) above, but is not conditioned upon approval by the shareowners of WPLH of any other proposal. See "Meetings, Voting and Proxies -- The WPLH Meeting."

    The WPLH Meeting is scheduled to be held immediately following the annual meeting of shareowners of WP&L which will be held at 10:00 a.m., Central Time, on Thursday, September 5, 1996 at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin. The WPLH Board has fixed the close of business on July 10, 1996 as the record date (the "WPLH Record Date") for the determination of holders of WPLH Common Stock entitled to notice of and to vote at the WPLH Meeting.

    The WPLH Board, by a unanimous vote of the directors then present, has approved the Merger Agreement and the transactions contemplated thereby, and each of the WPLH Charter Amendments, and recommends that WPLH shareowners vote FOR approval of the Merger Agreement (including the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreements) and FOR approval of each of the WPLH Charter Amendments. In addition, the WPLH Board unanimously recommends that WPLH shareowners vote FOR the election of the nominated WPLH directors and FOR the appointment of Arthur Andersen LLP as WPLH's independent auditors.

    IES. At the IES Meeting, the holders of IES Common Stock will be asked to consider and vote upon proposals (i) to approve the Merger Agreement and the transactions contemplated thereby, and (ii) to elect nine directors to serve until the next annual meeting or until their successors are duly elected and qualified. Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval of proposal (i) above, but is not conditioned upon approval by the shareholders of IES of any other proposal. See "Meetings, Voting and Proxies -- The IES Meeting."

    The IES Meeting is scheduled to be held at 10:00 a.m., Central Time, on Thursday, September 5, 1996 at the Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa. The IES Board has fixed the close of business on July 10, 1996 as the record date (the "IES Record Date") for the determination of holders of IES Common Stock entitled to notice of and to vote at the IES Meeting.

    The IES Board, by a unanimous vote of the directors then present, has approved the Merger Agreement and the transactions contemplated thereby, and recommends that IES shareholders vote FOR approval of the Merger Agreement. In addition, the IES Board unanimously recommends that IES shareholders vote FOR the election of the nominated IES directors.

    IPC. At the IPC Meeting, the holders of IPC Common Stock will be asked to consider and vote upon proposals (i) to approve the Merger Agreement and the transactions contemplated thereby, (ii) to approve an amendment to the IPC Charter to provide that each share of IPC Preferred Stock outstanding from time to time will have one vote, voting together as one class with the holders of IPC Common Stock (except as otherwise required by applicable law or as specifically set forth in the IPC Charter), on all matters to come before a vote of the stockholders of IPC (the "IPC Charter Amendment"), and (iii) to elect two Class II directors to hold office for a term of three years expiring at the 1999 annual meeting of stockholders of IPC or until their respective successors shall have been duly elected and qualified. Holders of IPC Preferred Stock are not entitled to vote on the proposed amendment to the IPC Charter. Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval of proposals (i) and (ii) above, but is not conditioned upon approval by the stockholders of IPC of any other proposal. See "Meetings, Voting and Proxies -- The IPC Meeting."

    The IPC Meeting is scheduled to be held at 10:00 a.m., Central Time, on Thursday, September 5, 1996 at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa. The IPC Board has fixed the close of business on July 10, 1996 as the record date (the "IPC Record Date") for the determination of holders of IPC Common Stock entitled to notice of and to vote at the IPC Meeting.

    The IPC Board, by a unanimous vote, has approved the Merger Agreement and has determined that the IPC Charter Amendment is advisable, and accordingly recommends that IPC stockholders vote FOR approval of the Merger Agreement and FOR approval of the IPC Charter Amendment. In addition, the IPC Board unanimously recommends that IPC stockholders vote FOR the election of the nominated IPC directors.

REQUIRED VOTE

    WPLH.    As  provided  under the  Wisconsin  Business  Corporation  Law (the
"WBCL"), the WPLH Charter and the bylaws of WPLH (the "WPLH Bylaws"), as applicable: (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of WPLH Common Stock entitled to vote thereon is required for approval of the Merger Agreement (including the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement), (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WPLH Common Stock represented in person or by proxy at the WPLH Meeting and entitled to vote thereon is required for approval of each of the WPLH Charter Amendments, (iii) a plurality of the votes cast at the WPLH Meeting is required for the election of directors and (iv) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WPLH Common Stock represented in person or by proxy at the WPLH Meeting and entitled to vote thereon is required to appoint Arthur Andersen LLP as WPLH's independent auditors. On the WPLH Record Date, there were 30,795,260 shares of WPLH Common Stock outstanding and entitled to vote. As of the WPLH Record Date, directors and executive officers of WPLH, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of WPLH Common Stock. See "Meetings, Voting and Proxies -- The WPLH Meeting."

    IES. As provided under the Iowa Business Corporation Act (the "IBCA"), the Restated Articles of Incorporation of IES (the "IES Charter") and the bylaws of IES (the "IES Bylaws"), as applicable: (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of IES Common Stock entitled to vote thereon is required for approval of the Merger Agreement and
(ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of IES Common Stock represented in person or by proxy at the IES Meeting and entitled to vote thereon is required for the election of directors. On the IES Record Date, there were 29,923,233 shares of IES Common Stock outstanding and entitled to vote. As of the IES Record Date, directors and executive officers of IES, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of IES Common Stock. See "Meetings, Voting and Proxies -- The IES Meeting."

    IPC. As provided under the Delaware General Corporation Law (the "DGCL"), the IPC Charter and the bylaws of IPC (the "IPC Bylaws"), as applicable: (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of IPC Common Stock is required for approval of the Merger Agreement and the approval of the IPC Charter Amendment and (ii) a plurality of the votes cast at the IPC Meeting is required for the election of directors. On the IPC Record Date, there were 9,595,028 shares of IPC Common Stock outstanding and entitled to vote. As of the IPC Record Date, directors and executive officers of IPC, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of IPC Common Stock. See "Meetings, Voting and Proxies -- The IPC Meeting."

THE MERGERS

    Subject to an alternative structure described below, the Merger Agreement provides for (a) the IES Merger in which IES will be merged with and into WPLH with WPLH to be the surviving corporation and (b) the IPC Direct Merger in which Acquisition will be merged with and into IPC with IPC to be the surviving corporation. However, in the event that the parties determine that the IPC Reincorporation Merger and the Utilities Reincorporation Merger are required for regulatory purposes, the Merger Agreement provides that those mergers will be consummated, followed by the IPC Merger and the IES Merger. Pursuant to the Merger Agreement (i) each outstanding share of IES Common Stock (other than shares owned directly or indirectly by WPLH, IES or IPC and IES Dissenting Shares) will be converted into the right to receive 1.01 shares of Interstate Energy Common Stock; (ii) each outstanding share of IPC Common Stock (other than shares owned directly or indirectly by WPLH, IES, or IPC) will be converted into the right to receive 1.11 shares of Interstate Energy Common Stock; (iii) each outstanding share of IPC Preferred Stock (other than shares owned directly or indirectly by WPLH, IES or IPC and other than IPC Dissenting Shares) will remain outstanding and unchanged (including with respect to the additional voting rights proposed to be approved at the IPC Meeting) or, in the event that the IPC Reincorporation Merger is to be effected, will be converted into one share of New IPC Preferred Stock with terms (including dividend rights) and designations under the New IPC Charter substantially identical to those of the converted shares of IPC Preferred Stock under the IPC Charter, including the additional voting rights proposed to be approved at the IPC Meeting; (iv) each outstanding share of WPLH Common Stock will remain outstanding and unchanged as one share of Interstate Energy Common Stock; and (v) if the Utilities Reincorporation Merger is effected, each outstanding share of Utilities Common Stock will be converted into one share of New Utilities Common Stock. If the Utilities Reincorporation Merger is to be consummated, it is currently anticipated that shares of Utilities Preferred Stock then outstanding will be redeemed by Utilities prior to the consummation of such merger. The redemption of the Utilities Preferred Stock would avoid the need to obtain a class vote of the holders of such stock to approve the Utilities Reincorporation Merger. The Utilities Preferred Stock is redeemable, in whole or in part, at the option of Utilities at any time or from time to time on not less than 30 days' notice at $51.00 per share for the 4.30% Series and the 6.10% Series and at $50.25 per share for the 4.80% Series, plus, in each case, dividends accrued and unpaid to and including the date of redemption. See "The Mergers -- Redemption of Utilities Preferred Stock." As a result of the Mergers, the common shareowners of WPLH, IES and IPC immediately prior to the Mergers (except for holders of IES Dissenting Shares) will all be common shareowners of Interstate Energy immediately following consummation of the Mergers.

    The  Merger Agreement  also contemplated an  adjustment of the  IES Ratio to
1.01 from the initial ratio of 0.98 in the event that, prior to the consummation of the Mergers, McLeod, Inc., a Delaware corporation in which IES has a significant ownership interest ("McLeod"), (a) completed a firm commitment underwritten initial public offering of its Class A common stock at a per share price of at least $13.00 (subject to adjustment) in which McLeod received gross proceeds (exclusive of proceeds from shares purchased by existing McLeod shareowners) of at least $75 million and (b) immediately following such public offering the Class A common stock was registered under Section 12 of the Exchange Act (the "McLeod Contingency"). On June 14, 1996, McLeod completed an initial public offering of 13.8 million shares of its Class A common stock at a price to the public of $20 per share. The McLeod offering satisfied the conditions of the McLeod Contingency and, as a result, the IES Ratio was automatically adjusted to 1.01. See "The Mergers -- Background of the Mergers."

    Pursuant to the Merger Agreement, (a) the IES Merger will become effective at the time specified in the articles of merger filed by WPLH with the Secretaries of State of the States of Wisconsin and Iowa and (b) the IPC Direct Merger will become effective at the time specified in the certificate of merger and articles of merger filed by IPC with the Secretaries of State of the States of Delaware and Wisconsin. If only the IES Merger and the IPC Direct Merger are to be consummated, the term "Effective Time" as used herein will mean the time that the IES Merger and the IPC Direct Merger become effective. It is anticipated that in that case both the IES Merger and the IPC Direct Merger will be consummated simultaneously. If the IPC Reincorporation Merger and the Utilities Reincorporation Merger are deemed by the parties to be required for regulatory purposes, the IPC Reincorporation Merger will become effective at the time specified in the certificate of merger and articles of merger filed by New IPC with the Secretaries of State of the States of Delaware and Wisconsin (the "IPC Reincorporation Effective Time"). If the IPC Reincorporation Merger is effected, (a) the IES Merger will then become effective at the time specified in the articles of merger filed by IES with the Secretaries of State of the States of Wisconsin and Iowa; (b) the IPC Merger will become effective at the time specified in the articles of merger filed by New IPC with the Secretary of State of the State of Wisconsin; and (c) the Utilities Reincorporation Merger will become effective at the time specified in the articles of merger filed by New Utilities with the Secretaries of State of the States of Wisconsin and Iowa. If the IPC Reincorporation Merger is effected, the term "Effective Time" as used herein will mean the time that the IES Merger, the IPC Merger and the Utilities Reincorporation Merger become effective, which will be subsequent to the IPC Reincorporation Effective Time.

    See "The Merger Agreement -- The Mergers."

EXCHANGE OF STOCK CERTIFICATES

    As soon as practicable after the Effective Time, the exchange agent will mail transmittal instructions to each holder of record of shares of IES and IPC Common Stock at the Effective Time, advising such holder of the procedure for surrendering such holder's certificates (the "Certificates") which immediately prior to the IPC Reincorporation Effective Time or the Effective Time, as the case may be, represented shares of IES Common Stock or IPC Common Stock that were cancelled and became instead the right to receive shares of Interstate Energy Common Stock. Holders of Certificates, which prior to the Reincorporation Effective Time or the Effective Time, as the case may be, represented shares of IES Common Stock or IPC Common Stock, will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to their IES or IPC Certificates until such Certificates have been surrendered for certificates representing shares of Interstate Energy Common Stock. Cash will be paid to IES and IPC shareowners in lieu of fractional shares of Interstate Energy Common Stock. Holders of shares of IES Common Stock and IPC Common Stock should not submit their stock certificates for exchange until a form of letter of transmittal and instructions therefor are received. See "The Merger Agreement -- The Mergers."

    Holders of IPC Preferred Stock do not need to exchange their existing certificates representing shares of IPC Preferred Stock for new stock certificates. Shares of IPC Preferred Stock (other than IPC Dissenting Shares) will remain unchanged (including with respect to the additional voting rights proposed to be approved at the IPC Meeting) and outstanding following the IPC Direct Merger. In the event the IPC Reincorporation Merger is consummated, each outstanding certificate representing shares of IPC Preferred Stock (other than IPC Dissenting Shares) immediately prior to the IPC Reincorporation Effective Time will, from and after the IPC Reincorporation Effective Time, represent the same number of shares of the corresponding series of New IPC Preferred Stock with terms (including dividend rates) and designations under the New IPC Charter substantially identical to those of the converted shares of IPC Preferred Stock under the IPC Charter, including the additional voting rights proposed to be approved at the IPC Meeting. After the Effective Time, if the IPC Reincorporation Merger is effected, new certificates reflecting the fact that New IPC is a Wisconsin corporation will be issued as outstanding stock certificates formerly representing shares of IPC Preferred Stock are presented for transfer.

    Shareowners  of  WPLH  do  not   need  to  exchange  their  existing   stock
certificates for new stock certificates reflecting WPLH's name change to Interstate Energy. However, any WPLH shareowners desiring new stock certificates may, after the Effective Time, submit their existing stock certificates representing shares of WPLH Common Stock to the transfer agent of Interstate Energy to obtain new certificates. Each outstanding certificate representing shares of WPLH Common Stock immediately prior to the Effective Time will, from and after the Effective Time, represent the same number of shares of Interstate Energy Common Stock. After the Effective Time, new certificates bearing the name of Interstate Energy will be issued as outstanding stock certificates formerly representing shares of WPLH Common Stock are presented for transfer.

STOCK OPTION AGREEMENTS

    In connection with the execution and delivery of the Merger Agreement, WPLH, IES and IPC entered into reciprocal option grantor/option holder stock option and trigger payment agreements (the "Stock Option Agreements") each granting the other two parties an irrevocable option (individually an "Option" and collectively the "Options") to purchase, under certain circumstances, a certain percentage of authorized but unissued shares of the respective issuer's common stock (representing up to an aggregate of 19.9% of the outstanding common stock of such issuer on November 10, 1995), at an exercise price of $30.675 per share in the case of WPLH Common Stock, $26.7125 per share in the case of IES Common Stock and $28.9375 per share in the case of IPC Common Stock. The exercise of the Options and the effectiveness of certain provisions of the Stock Option Agreements are subject to certain conditions described in the Stock Option Agreements and in the Merger Agreement. See "The Stock Options Agreements -- General" and "The Merger Agreement -- Termination Fees." In addition, the Stock Option Agreements provide that the holder of an option has the right to require the issuer thereof to repurchase from the holder of the Option (i) all or any portion of the Option at any time the Option is exercisable at a price equal to the amount of the difference between the Market/ Offer Price (as hereinafter defined) and the exercise price of the Option; and (ii) on or at any time prior to May 10, 1997 (which date may be extended to May 10, 1998 under certain circumstances) all or any portion of any shares purchased pursuant to the Option. In addition, the Stock Option Agreements provide that in the event an Option becomes exercisable but regulatory approvals relating to issuance, acquisition or exercise of the Option, if any, have not been obtained, the holder of the Option has the right to demand from the issuer thereof an amount in cash equal to the product of (a) the number of shares the holder would have received upon exercise of the Option and (b) the difference between the Market/Offer Price and the exercise price of the Option. See "The Stock Option Agreements -- Certain Repurchases and Other Payments." The Stock Option Agreements are intended to increase the likelihood that the Mergers will be consummated in accordance with the terms of the Merger Agreement and may have the effect of discouraging competing offers. See "The Stock Options Agreements."

    The Options will generally become exercisable at any time after the Merger Agreement becomes terminable by the holder of an Option under circumstances which could entitle such holder to termination fees from the issuer of the Option, including if there is a material, willful breach of the Merger Agreement at any time which a third party has proposed to consummate a business combination with the issuer of the Option or if, under certain circumstances, a business combination with a third party is consummated within two and one-half years of the termination of the Merger Agreement. See "The Stock Option Agreements."

    Further, the Stock Option Agreements contemplate the continuation of certain standstill provisions and provide that any shares of any other party acquired or otherwise beneficially owned must be voted for and against each matter submitted to a shareowner vote in the same proportion as the other shareowners of the issuer thereof vote for and against such matter. See "The Merger Agreement -- Standstill Provisions" and "The Stock Option Agreements -- Voting."

TREATMENT OF SHARES; RATIOS

    Each share of IES Common Stock issued and outstanding immediately prior to the Effective Time (other than IES Dissenting Shares) will, pursuant to the Merger Agreement, be cancelled and converted into the right to receive 1.01 shares of Interstate Energy Common Stock. In the IPC Direct Merger, each share of IPC Common Stock issued and outstanding immediately prior to the Effective Time will, pursuant to the Merger Agreement, be cancelled and converted into the right to receive 1.11 shares of Interstate Energy Common Stock. In the event that the IPC Reincorporation Merger is effected, each share of IPC Common Stock issued and outstanding immediately prior to the IPC Reincorporation Effective Time will, pursuant to the Merger Agreement, be cancelled and converted into one share of New IPC Common Stock which, in turn, will immediately be cancelled and converted into the right to receive 1.11 shares of Interstate Energy Common Stock in connection with the IPC Merger. Each share of WPLH Common Stock outstanding immediately prior to the Effective Time will, upon consummation of the Mergers, remain outstanding and unchanged as one share of Interstate Energy Common Stock. Holders of IES Common Stock and IPC Common Stock will receive cash in lieu of fractional shares of Interstate Energy Common Stock. In the IPC Direct Merger, each share of IPC Preferred Stock outstanding immediately prior to the Effective Time (other than the IPC Dissenting Shares) will after the Effective Time remain unchanged (including with respect to the additional voting rights proposed to be approved at the IPC Meeting) and outstanding as a share of IPC Preferred Stock. In the event the IPC Reincorporation Merger is effected, each share of IPC Preferred Stock outstanding immediately prior to the IPC Reincorporation Effective Time (other than IPC Dissenting Shares) will, upon consummation of the Mergers, be cancelled and converted into one share of New IPC Preferred Stock with terms (including dividend rates) and designations under the New IPC Charter substantially identical to those of the IPC Preferred Stock under the IPC Charter, including the additional voting rights proposed to be approved at the IPC Meeting. In the event the

Utilities Reincorporation Merger is effected, each share of Utilities Common Stock issued and outstanding immediately prior to the Effective Time will, upon consummation of the Mergers, be cancelled and converted into one share of New Utilities Common Stock. See "The Merger Agreement -- The Mergers."

BACKGROUND

    For a description of the background of the Mergers, see "The Mergers -- Background of the Mergers."

REASONS FOR THE MERGERS

    WPLH, IES and IPC believe that the Mergers offer significant strategic and financial benefits to each company and to their respective shareowners, as well as to their employees and customers. These benefits include, among others:

    - Maintenance of competitive rates that will improve the combined entity's ability to meet the challenges of the increasingly competitive environment in the utility industry.

    - Reduced operating costs and expenditures resulting from integration of corporate and administrative functions, including the elimination of duplicative positions, limiting duplicative capital expenditures for administrative and customer service programs and information systems, and savings in areas such as legal, audit and consulting fees.

    - Reduced electric production costs through the joint dispatch of systems and natural gas supply savings through combined purchasing.

    - Greater purchasing power for items such as fuel and transportation services, general and operational goods and services and the reduction of inventories.

    - More efficient pursuit of diversification into non-utility areas.

    - Increased  customer  diversity   and  geographic   diversity  of   service
      territories, reducing exposure to local changes in economic, competitive or climatic conditions.

    - Expanded management resources and ability to select leadership from a larger and more diverse management pool.

    See "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors."

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    WPLH. The WPLH Board, by a unanimous vote of the directors present, has approved the Merger Agreement and the transactions contemplated thereby, believes that the terms of the Mergers are fair to, and in the best interests of, WPLH's shareowners, has approved each of the WPLH Charter Amendments, supports the election of the nominated WPLH directors and supports the appointment of Arthur Andersen LLP as WPLH's independent auditors for the year ending December 31, 1996. The WPLH Board recommends that the shareowners of WPLH vote (i) FOR approval of the Merger Agreement (including the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement), (ii) FOR approval of each of the WPLH Charter Amendments, (iii) FOR the election of the nominated WPLH directors and (iv) FOR the ratification of the appointment of the independent auditors. The WPLH Board approved the Merger Agreement after consideration of a number of factors described under the heading "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors." WPLH directors Katharine C. Lyall and Arnold M. Nemirow were not present at the WPLH Board meeting at which the Merger Agreement was initially approved and WPLH director Milton E. Neshek was not present at the WPLH Board meeting at which the amendment to the Merger Agreement was approved.

    IES.   The  IES Board,  by a  unanimous vote  of the  directors present, has approved the Merger Agreement and the transactions contemplated thereby, believes that the terms of the Mergers are fair to, and in the best interests of, IES's shareholders, and supports the election of the nominated IES directors. The IES Board recommends that the shareholders of IES vote (i) FOR approval of the Merger Agreement and the transactions contemplated thereby, and
(ii) FOR the election of the
nominated IES directors. The IES Board approved the Merger Agreement after consideration of a number of factors described under the heading "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors." IES shareholders are urged to consider those factors before making any decision with respect to their proxies. IES director Dr. George Daly was not present at the IES Board meeting at which the Merger Agreement was initially approved. Dr. Daly resigned as an IES director prior to the time the IES Board approved the amendment to the Merger Agreement.

    IPC. The IPC Board, by unanimous vote, has approved the Merger Agreement and the transactions contemplated thereby, believes that the terms of the Mergers are fair to, and in the best interests of, IPC stockholders, has adopted a resolution setting forth the IPC Charter Amendment and declaring its advisability, and supports the election of the nominated IPC directors. The IPC Board recommends that the IPC stockholders vote (i) FOR approval of the Merger Agreement and the transactions contemplated thereby, (ii) FOR approval of the IPC Charter Amendment, and (iii) FOR the election of the nominated IPC directors. The IPC Board approved the Merger Agreement after consideration of a number of factors described under the heading "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

    WPLH. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") delivered to the WPLH Board its written opinion dated November 10, 1995, which was confirmed in a written opinion dated the date of this Joint Proxy Statement/Prospectus, to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review as set forth in such opinions, the Ratios are fair, from a financial point of view, to WPLH. The written opinion of Merrill Lynch dated the date of this Joint Proxy Statement/Prospectus is attached hereto as Annex L and is incorporated herein by reference. HOLDERS OF SHARES OF WPLH COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. For a description of the assumptions made and matters considered by Merrill Lynch in reaching its opinions and the fees received and to be received by Merrill Lynch, see "The Mergers -- Opinions of Financial Advisors" and Annex L.

    IES. Morgan Stanley & Co. Incorporated ("Morgan Stanley") delivered its oral opinion on November 10, 1995 to the IES Board which was confirmed in a written opinion dated as of the date of this Joint Proxy Statement/Prospectus to the IES Board to the effect that, as of the respective dates of such opinions, and based upon the procedures and subject to assumptions described therein, the IES Ratio, taking into account the IPC Ratio, is fair from a financial point of view to the holders of IES Common Stock. The written opinion of Morgan Stanley dated as of the date of this Joint Proxy Statement/Prospectus is attached hereto as Annex M. HOLDERS OF SHARES OF IES COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. For a description of the assumptions made and matters considered by Morgan Stanley in reaching its opinions and the fees received and to be received by Morgan Stanley, see "The Mergers -- Opinions of Financial Advisors" and Annex M.

    IPC. Salomon Brothers Inc ("Salomon Brothers") delivered to the IPC Board its written opinions dated November 10, 1995 and the date of this Joint Proxy Statement/Prospectus to the effect that, based upon and subject to various considerations set forth in such opinions, as of the respective dates of such opinions, the IPC Ratio is fair to the holders of IPC Common Stock from a financial point of view. The written opinion of Salomon Brothers dated the date of this Joint Proxy Statement/ Prospectus is attached hereto as Annex N and is incorporated herein by reference. HOLDERS OF SHARES OF IPC COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. For a description of the assumptions made and matters considered by Salomon Brothers in reaching its opinions and the fees received and to be received by Salomon Brothers, see "The Mergers -- Opinions of Financial Advisors" and Annex N.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    EMPLOYMENT AGREEMENTS. Each of Lee Liu, Chairman of the Board, President & Chief Executive Officer of IES ("Mr. Liu"), Erroll B. Davis, Jr., President and Chief Executive Officer of WPLH ("Mr. Davis"), Wayne H. Stoppelmoor, Chairman of the Board, President and Chief Executive Officer of IPC ("Mr. Stoppelmoor"), and Michael R. Chase, Executive Vice President of IPC ("Mr. Chase"), will enter into employment agreements with Interstate Energy or its subsidiaries to become effective upon consummation of the Mergers (the "Employment Agreements"). Pursuant to the Employment Agreements, Mr. Liu will serve as Chairman of Interstate Energy for a period of two years following the Effective Time and thereafter will retire as an officer of Interstate Energy, although he may continue to serve as a director. Mr. Davis will serve as President and Chief Executive Officer of Interstate Energy for a period of two years following the Effective Time and, for the three-year period thereafter and following Mr. Liu's retirement, Mr. Davis will serve as Chairman, President and Chief Executive Officer of Interstate Energy. Mr. Stoppelmoor will serve as Vice Chairman of Interstate Energy for a period of two years following the Effective Time and thereafter will retire as an officer of Interstate Energy, although he may continue to serve as a director. Mr. Chase will serve as President of New IPC or IPC, as the case may be, from and after the Effective Time until the last day of the calendar month immediately following the calendar month in which he attains age 62. See "The Mergers -- Interests of Certain Persons in the Mergers -- Employment Agreements."

    SEVERANCE ARRANGEMENTS. Each of WPLH, IES and IPC maintain or have entered into certain severance agreements under which certain benefits may become vested and certain payments may become payable in connection with certain change in control conditions which include the Mergers. WPLH has employment and severance agreements with each of thirteen executives of WPLH and certain of its subsidiaries which generally provide for certain benefits in the event the executive is terminated following a change in control of WPLH (as defined). The WPLH Board has authorized the amendment of each of the foregoing WPLH agreements to provide specifically that the consummation of the Mergers will constitute a change in control in certain circumstances for purposes of the agreements. IES has severance agreements with twelve executives of IES and Utilities. Each of the IES severance agreements provides severance payments and benefits if the employment of the covered executive is terminated following a change in control. The Mergers will constitute a change in control under the IES severance agreements. IPC has change in control severance agreements with each of nine senior executives of IPC which generally provide for certain benefits in the event the executive is terminated or resigns under certain circumstances following a change in control of IPC (as defined in the agreements). The Mergers will constitute a change in control of IPC for purposes of such agreements. Based on the compensation paid to the executives of WPLH, IES and IPC in 1995 and assuming the occurrence of a termination for which severance benefits would be payable following a change of control, the maximum amounts payable under these severance agreements to all of the executives of WPLH, IES or IPC, each as a group, respectively, would be approximately $7,014,000, $6,263,000 and $2,800,000, respectively. See "The Mergers -- Interests of Certain Persons in the Mergers -- Severance Arrangements."

    BOARD OF DIRECTORS. The Merger Agreement provides that the Interstate Energy Board of Directors (the "Interstate Energy Board") will, upon consummation of the Mergers, consist of fifteen persons, six of whom will be designated by WPLH, including Mr. Davis, six of whom will be designated by IES, including Mr. Liu, and three of whom will be designated by IPC, including Mr. Stoppelmoor. See "The Mergers -- Interests of Certain Persons in the Mergers -- Board of Directors."

    INDEMNIFICATION. The parties have agreed in the Merger Agreement that Interstate Energy will indemnify, to the fullest extent permitted by applicable law, the present and former officers, directors and employees of each of the parties to the Merger Agreement or any of their subsidiaries against certain liabilities (i) arising out of actions or omissions occurring at or prior to the Effective Time that arise from or are based on such service as an officer, director or employee; or (ii) that are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement, and to maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of WPLH, IES and IPC and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective certificate or articles of incorporation and bylaws, in effect on November 10, 1995, or otherwise in effect on November 10, 1995, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time. See "The Mergers -- Interests of Certain Persons in the Mergers -- Indemnification" and "The Merger Agreement -- Indemnification."

MANAGEMENT OF INTERSTATE ENERGY

    As provided in the Merger Agreement, at the Effective Time, the Interstate Energy Board will consist of fifteen directors, six designated by WPLH, six designated by IES and three designated by IPC. At the Effective Time, Mr. Liu will become Chairman of Interstate Energy, Mr. Davis will be President and Chief Executive Officer of Interstate Energy and Mr. Stoppelmoor will become Vice Chairman of Interstate Energy. In addition, following the Effective Time, Mr. Chase will become President of New IPC or IPC, as the case may be, and Lance W. Ahearn ("Mr. Ahearn") will become President and Chief Operating Officer of the holding company for the non-utility businesses of Interstate Energy. To date, WPLH, IES and IPC have not determined the individuals, in addition to the foregoing, who will be designated to serve as directors or officers of Interstate Energy or its subsidiaries as of the Effective Time. See "The Mergers
- -- Employment Agreements" and "Interstate Energy Following the Mergers -- Management of Interstate Energy."

CONDITIONS TO THE MERGERS

    The respective obligations of WPLH, IES and IPC to consummate the Mergers are subject to the satisfaction of certain conditions, including: the approval of the Merger Agreement by the shareowners of each of WPLH, IES and IPC; the receipt of all material governmental approvals; the absence of any injunction that prevents the consummation of the Mergers; the listing on the NYSE of the shares of Interstate Energy Common Stock to be issued pursuant to the terms of the Merger Agreement; the qualification of the business combination to be effected by the Mergers as a pooling of interests transaction for accounting purposes; the accuracy of the representations and warranties of the other parties set forth in the Merger Agreement as of the Closing Date (as defined herein) (except for inaccuracies which would not reasonably be likely to result in a material adverse effect); the performance by the other parties in all material respects, or waiver, of all obligations required to be performed under the Merger Agreement and the Stock Option Agreements; the receipt of an officer's certificate from the other parties stating that certain conditions set forth in the Merger Agreement have been satisfied, there having been no material adverse effect on any other party; the receipt of opinions that the Mergers will qualify as tax-free reorganizations; the receipt of certain material third-party consents; the receipt of letters from affiliates of the other parties with respect to transactions in securities of WPLH, IES or IPC; and the effectiveness of the Joint Registration Statement. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

    The Merger Agreement may be terminated under certain circumstances, including: by mutual consent of WPLH, IES and IPC; by any party if the Mergers are not consummated by May 10, 1997 (which date may be extended to May 10, 1998 under certain circumstances); by any party if the requisite shareowner approvals are not obtained or if any state or federal law or court order prohibits consummation of the Mergers; by a non-breaching party if there occurs a material breach of the Merger Agreement which is not cured within 20 days; or by a party, under certain circumstances, as a result of a more favorable third-party tender offer or business combination proposal with respect to such party. The Merger Agreement requires that termination fees be paid under certain circumstances, including if there is a material, willful breach of the Merger Agreement or if, under certain circumstances, a business combination with a third party is consummated within two and one-half years of the termination of the Merger Agreement. The aggregate termination fees under this provision together with the amounts payable under certain provisions of the Stock Option Agreements may not exceed $40,000,000 payable by each of WPLH and IES and $20,000,000 payable by IPC. See "The Merger Agreement -- Termination," "The Merger Agreement -- Termination Fees" and "The Stock Options Agreements -- Certain Repurchases and Other Payments." The Merger Agreement also provides for the reimbursement of documented out-of-pocket expenses incurred by the non-breaching party or parties in the event the Merger Agreement is terminated under certain circumstances. In the event that the Merger Agreement provides for expense reimbursement and the breach giving rise to the termination of the Merger Agreement is not willful, each non-breaching party is entitled to reimbursement of documented out-of-pocket expenses, not to exceed $5,000,000 for each non-breaching party. In the event of a willful breach, the $5,000,000 limit on expense reimbursement will not apply. The Merger Agreement does not provide for any modification in the Ratios due to changes in the operating results, financial condition or trading prices of the WPLH Common Stock, IES Common Stock or IPC Common Stock between the time of the execution of the Merger Agreement and the consummation of the transactions contemplated thereby.

    The Merger Agreement may be amended by the boards of directors of the parties at any time before or after its approval by the shareowners of WPLH, IES and IPC, but after any such approval, no amendment may be made which alters or changes (i) the amount or kind of shares, rights or the manner of conversion of such shares, (ii) the terms or conditions of the Merger Agreement, if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the WPLH, IES or IPC shareowners, or (iii) any term of the WPLH, IES or IPC Charter, except for alterations or changes that could otherwise be adopted by the Interstate Energy Board without the further approval of such shareowners. See "The Merger Agreement -- Amendment and Waiver."

    At any time prior to the Effective Time, to the extent permitted by applicable law, the conditions to WPLH's, IES's or IPC's obligation to consummate the Mergers may be waived by such party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving parties' boards of directors, exercising their fiduciary duties to their shareowners. See "The Merger Agreement -- Amendment and Waiver."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    WPLH's obligation to effect the Mergers is conditioned on the delivery of an opinion to WPLH from Foley & Lardner, counsel for WPLH, IES's obligation to effect the Mergers is conditioned upon the delivery of an opinion to IES from Winthrop, Stimson, Putnam & Roberts, counsel for IES, and IPC's obligation to effect the Mergers is conditioned upon the delivery of an opinion to IPC from Milbank, Tweed, Hadley & McCloy, counsel for IPC, each dated as of the Closing Date, based upon certain customary representations and assumptions set forth therein, substantially to the effect that, for federal income tax purposes, each of the mergers to which such party or its subsidiaries is a constituent constitutes a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    Subject to the approval by the IPC stockholders of the IPC Charter Amendment, and provided that there shall have been no adverse changes in applicable law or facts prior to the Effective Time, in general: (i) no gain or loss will be recognized by WPLH, IES, IPC, or Acquisition (or New IPC, Utilities and New Utilities, if applicable) pursuant to the Mergers; (ii) no gain or loss will be recognized by holders of IES Common Stock or IPC Common Stock (or New IPC Common Stock, if applicable) upon the exchange of their IES Common Stock or IPC Common Stock (or New IPC Common Stock, if applicable) into Interstate Energy Common Stock pursuant to the Mergers; (iii) no gain or loss will be recognized by holders of IPC Preferred Stock (or New IPC Preferred Stock, if applicable) either upon consummation of the IPC Direct Merger (or the IPC Merger, if applicable) or, if applicable, upon the exchange of their IPC Preferred Stock for New IPC Preferred Stock pursuant to the IPC Reincorporation Merger; and (iv) no gain or loss will be recognized by shareowners of WPLH upon consummation of the Mergers. See "The Mergers -- Certain Federal Income Tax Consequences."

    EACH SHAREOWNER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGERS APPLICABLE TO THE INDIVIDUAL CIRCUMSTANCES OF SUCH SHAREOWNER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER
APPLICABLE LAW.

OPERATIONS AFTER THE MERGERS

    Following the Mergers, Interstate Energy will be a registered public utility holding company under the 1935 Act (unless pending legislation to repeal the 1935 Act has been enacted), and the operating utilities WP&L, New Utilities or Utilities, as the case may be, and New IPC or IPC, as the case may be, will be its principal subsidiaries. The headquarters of Interstate Energy will be in Madison, Wisconsin. The headquarters of the three utility subsidiaries will remain in their current locations, WP&L in Madison, Wisconsin, New Utilities or Utilities in Cedar Rapids, Iowa and New IPC or IPC in Dubuque, Iowa. Interstate Energy's utility subsidiaries are expected to serve approximately 870,000 electric customers and 360,000 natural gas customers in portions of Iowa, Illinois, Minnesota and Wisconsin. The business of Interstate Energy will be to operate as a holding company for its utility subsidiaries and various non-utility subsidiaries. WPLH, IES and IPC recognize that the SEC could require divestiture of all or part of their existing gas operations and certain non-utility operations under the registered holding company structure, but intend to seek approval from the SEC to retain such businesses. See "Regulatory Matters" and "Interstate Energy Following the Mergers -- Operations."

REGULATORY MATTERS

    The approval of the SEC under the 1935 Act, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act, as well as the approval of the Iowa Utilities Board (the "IUB"), the Illinois Commerce Commission (the "ICC"), the Minnesota Public Utilities Commission (the "Minnesota Commission") and the Public Service Commission of Wisconsin (the "Wisconsin Commission") under applicable state laws and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are required in order to consummate the Mergers.

    Upon consummation of the Mergers, Interstate Energy will be required to register as a holding company under the 1935 Act unless pending legislation to repeal the 1935 Act has been enacted. The 1935 Act imposes restrictions on the operations of registered holding company systems. Among these are requirements that securities issuances, sales and acquisitions of utility assets, securities of utility and other companies, and any other interests in any business be approved by the SEC. The 1935 Act also limits the ability of registered holding companies to engage in non-utility ventures and regulates holding company system service companies and the rendering of services by holding company affiliates to the system's utilities. WPLH, IES and IPC believe the foregoing restrictions and limitations imposed by the 1935 Act in its current form may limit possible operations of Interstate Energy following the Mergers. However, WPLH, IES and IPC believe the benefits of the Mergers exceed the potential adverse effects of such 1935 Act regulation.

    In addition, the SEC historically has interpreted the 1935 Act to preclude registered holding companies, with limited exceptions, from owning both electric and gas utility systems. Although the SEC has recently recommended that registered holding companies be allowed to hold both gas and electric utility operations if the affected states agree, it remains possible that the SEC may require as a condition to its approval of the Mergers that WPLH, IES and IPC divest their gas utility properties and possibly certain non-utility ventures within a reasonable time after the Mergers. In certain cases, the SEC has allowed the retention of such properties or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has taken place, the SEC has usually allowed enough time to complete the divestiture so as to allow the applicant to conduct an orderly sale of the divested assets. WPLH, IES and IPC believe there are strong policy reasons and prior SEC decisions which support their retention of existing gas utility properties and non-utility ventures, or, alternatively, which support deferring the question of divestiture for a substantial period of time. Accordingly, WPLH, IES and IPC will request in their 1935 Act application that WPLH, IES and IPC be allowed to retain, or in the alternative that the question of divestiture be deferred with respect to, WPLH's, IES's and IPC's existing gas utility properties and non-utility ventures. Should the SEC deny this request, a required divestiture could, under certain circumstances, be at a price below fair market value or otherwise on terms deemed unsatisfactory by Interstate Energy and could have a material adverse effect on the operations, earnings and financial condition of Interstate Energy.

    Legislation to repeal the 1935 Act was introduced in Congress in 1995 and is pending. No assurance can be given as to when or if such legislation will be considered or enacted. The Staff of the SEC has also recommended that the SEC "permit combination systems by registered holding companies if the affected states concur," and the SEC has proposed rules that would relax current restrictions on investment by registered holding companies in certain "energy related," non-utility businesses. No prediction can be made as to the outcome of these legislative and regulatory proposals.

    Following consummation of the Mergers, Interstate Energy also will be subject to regulation by the Wisconsin Commission under Section 196.795 Wis. Stats. (the "Wisconsin Holding Company Act") as WPLH and WP&L are currently. The Wisconsin Holding Company Act regulates, among other things, the type and amount of investments in non-utility businesses. WPLH, IES and IPC do not expect such regulation to have a materially adverse effect upon the operations of Interstate Energy following the Mergers. WPLH, IES and IPC believe, and intend to take appropriate action to establish, that IPC and Utilities qualify as "public utility affiliates" of Interstate Energy within the meaning of the Wisconsin Holding Company Act. If, however, IPC and Utilities, as presently constituted, were to be deemed nonutility affiliates (because they are not Wisconsin utilities or Wisconsin corporations), the parties reserve the right to take such action as may be required to cause IPC and Utilities to be treated as "public utility affiliates" for purposes of the Wisconsin Holding Company Act. Under the alternative structure set forth in the Merger Agreement, IPC and Utilities would become Wisconsin corporations and acquire certain of the water utility operations currently conducted by WP&L within the State of Wisconsin. Although the parties believe that the Mergers can be consummated under either or both structures in compliance with the Wisconsin Holding Company Act, that statute has not been authoritatively construed, and no assurance as to the interpretation of that statute can be given. The companies currently intend to seek regulatory approval to effect the transactions under either structure. WPLH, IES and IPC believe that, under the reincorporation structure, the Wisconsin Commission would not seek to regulate activities of New Utilities and New IPC following the Mergers other than those activities directly related to the water utility properties and the provision of water utility service in the State of Wisconsin.

    Under the Merger Agreement, WPLH, IES and IPC have agreed to use all reasonable efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek to intervene in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While WPLH, IES and IPC believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the various federal and state commissions described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of Interstate Energy, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers. Should any such approvals contain terms and conditions unsatisfactory to WPLH, IES or IPC, such party may waive the condition to consummation of, and may proceed with, the Mergers. Additional shareowner approval for any such waiver will not be required or sought. See "Regulatory Matters."

ACCOUNTING TREATMENT

    The Mergers will be treated by the parties as a pooling of interests for accounting purposes. See "The Mergers -- Accounting Treatment." The receipt by each of WPLH, IES and IPC of a letter from their respective independent accountants, stating that the transaction will qualify as a pooling of interests, is a condition precedent to the consummation of the Mergers. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers."

DISSENTERS' RIGHTS

    Under Iowa law, holders of record of IES Common Stock as of the IES Record Date who do not wish to accept shares of Interstate Energy Common Stock in the IES Merger have the right to have the fair value of the IES shares appraised by judicial determination and paid to them in cash. In order to perfect such dissenters' rights, holders of IES Common Stock must comply with the procedural requirements of the IBCA, including, without limitation, filing written notice with IES prior to the IES Meeting of such shareholder's intention to dissent and demand payment of the fair value of his or her shares, not voting in favor of the Merger Agreement and making a written demand for payment and depositing the certificates representing such shares within 30 days after notice is given by IES of the results of the vote at the IES Meeting. See "The Mergers -- Iowa Dissenters' Rights" and Annex P.

    Under Delaware law, holders of record of IPC Preferred Stock as of the IPC Record Date who wish to exercise dissenters' rights with respect to the IPC Direct Merger or who do not wish to accept New IPC Preferred Stock in the IPC Reincorporation Merger, as the case may be, have the right to have the fair value of their shares of IPC Preferred Stock appraised by judicial determination and paid to them. In order to perfect such dissenters' rights, holders of IPC Preferred Stock must comply with the procedural requirements of the DGCL, including, without limitation, delivering to IPC before the IPC Meeting a written notice of such stockholder's intention to dissent and demand appraisal of his or her shares, not voting in favor of the Merger Agreement and filing a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the IPC Preferred Stock. Under Delaware law, the holders of IPC Common Stock have no dissenters' rights in connection with the Mergers. See "The Mergers -- Delaware Dissenters' Rights" and Annex Q.

    Under Wisconsin law, the holders of WPLH Common Stock have no dissenters' rights. See "The Mergers -- No Wisconsin Dissenters' Rights."

DIVIDENDS

    WPLH, IES AND IPC PRIOR TO THE EFFECTIVE TIME. Pursuant to the Merger Agreement, each of WPLH, IES and IPC shall not, and shall not permit any of its subsidiaries to, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than to such party or its wholly-owned subsidiaries and other than dividends required to be paid on any series of cumulative preferred stock, no par value, of IES ("IES Preferred Stock") (no shares of which are currently outstanding), Utilities Preferred Stock, preferred stock, no par value, of WP&L ("WP&L Preferred Stock"), or IPC Preferred Stock in accordance with the respective terms thereof, and regular quarterly dividends to be paid on WPLH Common Stock, IES Common Stock and IPC Common Stock not to exceed in any fiscal year 100% of the dividends for the prior fiscal year in the case of IES and IPC and 105% in the case of WPLH.

    INTERSTATE ENERGY AFTER THE EFFECTIVE TIME. IT IS ANTICIPATED THAT INTERSTATE ENERGY WILL RETAIN WPLH'S THEN CURRENT COMMON SHARE DIVIDEND PAYMENT LEVEL AS OF THE EFFECTIVE TIME. WPLH's current annualized dividend rate is $1.97 per share, IES's annual dividend rate is currently $2.10 per share and IPC's annual dividend rate is currently $2.08 per share. The dividend policy of Interstate Energy is subject to evaluation from time to time by the Interstate Energy Board based on Interstate Energy's results of operations, financial condition, capital requirements and other relevant considerations, including regulatory considerations. Declaration and timing of dividends on Interstate Energy Common Stock will be a business decision to be made by the Interstate Energy Board from time to time based upon the results of operations and financial condition of Interstate Energy and its subsidiaries and such other business considerations as the Interstate Energy Board considers relevant in accordance with applicable laws. See "Interstate Energy Following the Mergers" and "Description of Interstate Energy Capital Stock -- Interstate Energy Common Stock."

    PREFERRED STOCK AFTER THE EFFECTIVE TIME. Following the Effective Time, dividends will be paid on shares of IES Preferred Stock (if any such shares are then outstanding), Utilities Preferred Stock (unless such shares are redeemed in connection with the Utilities Reincorporation Merger), WP&L Preferred Stock and IPC Preferred Stock (or New IPC Preferred Stock if the IPC Reincorporation Merger is effected) in accordance with the respective terms of such stock.

AMENDMENTS TO WPLH CHARTER

    Pursuant to the Merger Agreement, subject to the approval of each of the WPLH Charter Amendments by WPLH's shareowners at the WPLH Meeting, the WPLH Charter will be amended no later than the Effective Time as provided in Annex O. The WPLH Charter Amendments will (i) change the name of WPLH to Interstate Energy Corporation; and (ii) increase the number of shares of WPLH Common Stock authorized for issuance from 100,000,000 to 200,000,000. The WPLH Charter, as so amended, will be the Restated Articles of Incorporation of Interstate Energy (the "Interstate Energy Charter") at the Effective Time and until thereafter amended in accordance with the WBCL and the Interstate Energy Charter. Approval of each of the WPLH Charter Amendments is a condition precedent to the consummation of the Mergers. See "Amendments to WPLH Restated Articles of Incorporation."

AMENDMENT TO IPC CHARTER

    Subject to the approval of the IPC Charter Amendment by IPC's stockholders at the IPC Meeting, the IPC Charter will be amended following the IPC Meeting and prior to the Effective Time as provided in Annex R. The IPC Charter Amendment would provide that each share of IPC Preferred Stock outstanding from time to time will have one vote, voting together as one class with the holders of IPC Common Stock (except as otherwise required by applicable law or as specifically set forth in the IPC Charter), on all matters to come before a vote of the stockholders of IPC. The IPC Charter Amendment is designed to comply with certain provisions of the Code to enable the IPC Merger to qualify as a tax-free reorganization under the Code. Approval of the IPC Charter Amendment is a condition precedent to the consummation of the Mergers. See "Amendment to IPC Restated Certificate of Incorporation" and "The Mergers -- Certain Federal Income Tax Consequences."

COMPARISON OF RIGHTS OF SHAREOWNERS

    As a result of the Mergers, holders of IES Common Stock (other than IES Dissenting Shares) will become shareowners of Interstate Energy, a Wisconsin corporation. Such shareowners will have certain different rights as Interstate Energy shareowners than they had as shareowners of IES, both because of the differences between the IES Charter and the IES Bylaws and the Interstate Energy Charter and the bylaws of Interstate Energy (the "Interstate Energy Bylaws"), and because of differences between Wisconsin and Iowa corporation law. For a comparison of Wisconsin and Iowa law and the charter and bylaw provisions of IES and Interstate Energy, see "Comparison of Shareowner Rights."

    As a result of the Mergers, holders of IPC Common Stock will become shareowners of Interstate Energy, a Wisconsin corporation. Such shareowners will have certain different rights as Interstate Energy shareowners than they had as shareowners of IPC, both because of the differences between the IPC Charter and the IPC Bylaws and the Interstate Energy Charter and the Interstate Energy Bylaws, and because of differences between Wisconsin and Delaware corporation law. In the event that the IPC Reincorporation Merger is effected, holders of IPC Preferred Stock (other than IPC Dissenting Shares) will receive in the IPC Reincorporation Merger shares of New IPC Preferred Stock, the terms (including dividend rates) and designations of which will be substantially identical to those of the corresponding shares of IPC Preferred Stock (as set forth in the IPC Charter), including the additional voting rights proposed to be approved at the IPC Meeting. The rights of holders of New IPC Preferred Stock may be different in certain respects under Wisconsin law than the rights of holders of IPC Preferred Stock under Delaware law. For a comparison of Wisconsin and Delaware law and the charter and bylaw provisions of IPC and Interstate Energy, see "Comparison of Shareowner Rights."

                     SELECTED HISTORICAL AND PRO FORMA DATA

    The summary below sets forth selected historical financial and market data and selected unaudited pro forma financial data. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of WPLH, IES and IPC, incorporated herein by reference, and in conjunction with the unaudited pro forma combined financial statements and related notes thereto of Interstate Energy included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Combined Financial Information."

SELECTED HISTORICAL FINANCIAL AND MARKET DATA

    The selected historical financial data of each of WPLH, IES and IPC for the five years ended December 31, 1995, set forth below, have been derived (except as described below) from audited financial statements. The selected historical financial data of WPLH, IES and IPC as of and for the twelve-month period ended March 31, 1996, set forth below, have been derived (except as described below) from unaudited financial statements. The financial data of WPLH set forth below have been adjusted to reflect the restatement of such data to account for certain discontinued operations discussed in the notes hereto. The selected historical market data of each of WPLH, IES and IPC for the dates indicated below are based on the closing sales prices of WPLH Common Stock, IES Common Stock and IPC Common Stock as reported on the NYSE Composite Tape for such dates. The Aggregate Market Capitalization represents the product of the closing sale prices on such dates multiplied by the number of outstanding shares on such dates.

                               WPL HOLDINGS, INC.

                                TWELVE MONTHS                          YEAR ENDED DECEMBER 31,
                                 ENDED MARCH    ---------------------------------------------------------------------
                                   31, 1996         1995          1994          1993          1992          1991
                                --------------  ------------  ------------  ------------  ------------  -------------
                                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA
  Operating Revenues..........   $    852,258   $    807,255  $    795,717  $    738,604  $    673,273  $    669,549
  Operating Income............        158,865        149,404       131,815       127,944       117,959       132,605
  Allowance for Borrowed and
   Other Funds Used During
   Construction...............          2,503          2,088         4,038         4,031         3,680         1,959
  Preferred Dividend
   Requirements of
   Subsidiary.................          3,310          3,310         3,310         3,928         3,811         3,811
  Income From Continuing
   Operations (a)(g)(j).......         83,239         71,618        66,424        63,685        58,007        65,930
  Earnings per Common Share
   from Continuing Operations
   (a)(g)(j)..................   $       2.70   $       2.33  $       2.17  $       2.15  $       2.10  $       2.42
  Cash Dividends Declared per
   Common Share...............   $      1.948   $       1.94  $       1.92  $       1.90  $       1.86  $       1.80

                                                                            DECEMBER 31,
                                                ---------------------------------------------------------------------
                                MARCH 31, 1996      1995          1994          1993          1992          1991
                                --------------  ------------  ------------  ------------  ------------  -------------
                                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
BALANCE SHEET DATA
  Total Assets (j)............   $  1,838,674   $  1,872,414  $  1,805,901  $  1,761,899  $  1,565,898  $  1,383,499
  Long-Term Obligations (c)...        429,753        433,759       450,942       425,887       418,960       371,904
  Commercial Paper, Notes
   Payable and Other..........         57,896        109,525        64,501        91,902        71,427        52,838
  Variable Rate Demand
   Bonds......................         56,975         56,975        56,975        56,975        57,075        57,875
  Preferred Stock --
    Not Subject to Mandatory
     Redemption...............         59,963         59,963        59,963        59,963        62,449        62,449
    Subject to Mandatory
     Redemption...............        --             --            --            --            --            --
  Common Stock Equity (j).....        613,628        597,470       597,798       582,966       483,536       459,659
  Book Value per Common Share
   (j)........................   $      19.94   $      19.41  $      19.43  $      19.15  $      17.38  $      16.84

                                                                            DECEMBER 31,
                                                ---------------------------------------------------------------------
                                MARCH 31, 1996      1995          1994          1993          1992          1991
                                --------------  ------------  ------------  ------------  ------------  -------------
MARKET DATA -- COMMON STOCK
  Aggregate Market
   Capitalization (millions)..   $        950   $        942  $        842  $      1,001  $        943  $        894
  Closing Market Price per
   Share......................   $     30.875   $     30.625  $     27.375  $     32.875  $     33.875  $      32.75
  Ratio of Market Value to
   Book Value (j).............           1.55x          1.58x         1.41x         1.72x         1.95x         1.94x

        See accompanying Notes to Selected Historical and Pro Forma Data

                              IES INDUSTRIES INC.

                                TWELVE MONTHS                          YEAR ENDED DECEMBER 31,
                                 ENDED MARCH    ---------------------------------------------------------------------
                                   31, 1996         1995          1994          1993          1992          1991
                                --------------  ------------  ------------  ------------  ------------  -------------
                                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA
  Operating Revenues..........   $    887,816   $    851,010  $    785,864  $    801,266  $    678,296  $    661,538
  Operating Income............        166,594        151,712       147,933       151,269       109,024       103,357
  Allowance for Borrowed and
   Other Funds Used During
   Construction...............          2,999          3,424         3,910         1,972         3,177         2,086
  Preferred and Preference
   Dividend Requirements of
   Subsidiary.................            914            914           914           914         1,729         2,170
  Income from Continuing
   Operations (a)(i)..........         71,531         64,176        66,818        67,938        48,711        44,657
  Earnings per Common Share
   from Continuing Operations
   (a)(i).....................   $       2.43   $       2.20  $       2.34  $       2.45  $       1.92  $       1.85
  Cash Dividends Declared per
   Common Share...............   $       2.10   $       2.10  $       2.10  $       2.10  $       2.10  $       2.03

                                                                            DECEMBER 31,
                                                ---------------------------------------------------------------------
                                MARCH 31, 1996      1995          1994          1993          1992          1991
                                --------------  ------------  ------------  ------------  ------------  -------------
                                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
BALANCE SHEET DATA
  Total Assets................   $  1,986,944   $  1,985,591  $  1,849,093  $  1,699,819  $  1,594,382  $  1,448,492
  Long-Term Obligations (c)...   $    653,450        656,543       626,011       577,611       553,257       507,921
  Commercial Paper, Notes
   Payable and Other..........         92,000        101,000        37,000        24,000        92,000        40,900
  Preferred and Preference
   Stock --
    Not Subject to Mandatory
     Redemption...............         18,320         18,320        18,320        18,320        18,320        18,320
    Subject to Mandatory
     Redemption...............        --             --            --            --            --             10,874
  Common Stock Equity.........        615,820        612,346       591,783       572,051       482,729       463,296
  Book Value per Common
   Share......................   $      20.75   $      20.75  $      20.56  $      20.21  $      18.89  $      19.07

                                                                            DECEMBER 31,
                                                ---------------------------------------------------------------------
                                MARCH 31, 1996      1995          1994          1993          1992          1991
                                --------------  ------------  ------------  ------------  ------------  -------------
MARKET DATA -- COMMON STOCK
  Aggregate Market
   Capitalization (millions)..   $        827   $        782  $        727  $        885  $        754  $        662
  Closing Market Price per
   Share......................   $     27.875   $      26.50  $      25.25  $      31.25  $      29.50  $      27.25
  Ratio of Market Value to
   Book Value.................           1.34x          1.28x         1.23x         1.55x         1.56x         1.43x

        See accompanying Notes to Selected Historical and Pro Forma Data

                         INTERSTATE POWER COMPANY (IPC)

                                         TWELVE MONTHS                     YEAR ENDED DECEMBER 31,
                                          ENDED MARCH    -----------------------------------------------------------
                                            31, 1996        1995        1994        1993        1992        1991
                                         --------------  ----------  ----------  ----------  ----------  -----------
                                                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA
  Operating Revenues...................    $  322,826    $  318,542  $  307,650  $  309,468  $  285,298  $  291,805
  Operating Income (h).................        69,190        66,776      43,435      43,791      44,521      60,911
  Allowance for Borrowed and Other
   Funds Used During Construction......           304           341         498         213         371       2,094
  Preferred and Preference Dividend
   Requirements........................         2,459         2,458       2,454       2,861       2,975       3,075
  Income from Continuing Operations
   (h).................................        26,982        25,198      18,213      16,126      16,242      26,435
  Earnings per Common Share from
   Continuing Operations (h)...........    $     2.82    $     2.63  $     1.92  $     1.73  $     1.74  $     2.84
  Cash Dividends Declared per Common
   Share...............................    $     2.08    $     2.08  $     2.08  $     2.08  $     2.08  $     2.04
  Ratio of Earnings to Fixed Charges
   Plus Preferred and Preference
   Dividend Requirements (b)...........          3.15x         2.99x       2.26x       2.14x       2.13x       2.92x

                                                                                DECEMBER 31,
                                                         -----------------------------------------------------------
                                         MARCH 31, 1996     1995        1994        1993        1992        1991
                                         --------------  ----------  ----------  ----------  ----------  -----------
                                                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
BALANCE SHEET DATA
  Total Assets.........................    $  630,107    $  634,316  $  628,845  $  604,361  $  558,100  $  550,631
  Long-Term Obligations (c)............       188,899       188,880     203,032     203,170     199,532     205,036
  Commercial Paper, Notes Payable and
   Other...............................        23,150        39,300      35,600      20,100       9,000       7,200
  Preferred and Preference Stock --
    Not Subject to Mandatory
     Redemption........................        10,819        10,819      10,819      10,819      20,911      20,911
    Subject to Mandatory Redemption....        24,062        24,036      23,933      23,837      14,426      15,782
  Common Stock Equity..................       201,713       197,770     192,505     189,809     190,324     193,421
  Book Value per Common Share..........    $    21.09    $    20.68  $    20.13  $    20.21  $    20.47  $    20.80

                                                                                DECEMBER 31,
                                                         -----------------------------------------------------------
                                         MARCH 31, 1996     1995        1994        1993        1992        1991
                                         --------------  ----------  ----------  ----------  ----------  -----------
MARKET DATA -- COMMON STOCK
  Aggregate Market Capitalization
   (millions)..........................    $      305    $      317  $      227  $      283  $      287  $      314
  Closing Market Price per Share.......    $   31.875    $   33.125  $    23.75  $   30.125  $   30.875  $    33.75
  Ratio of Market Value to Book
   Value...............................          1.51x         1.60x       1.18x       1.49x       1.51x       1.62x

        See accompanying Notes to Selected Historical and Pro Forma Data

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following selected unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of WPLH, IES and IPC, including their respective subsidiaries, after giving effect to the Mergers. The unaudited pro forma combined balance sheet data at March 31, 1996 and December 31, 1995, 1994 and 1993 give effect to the Mergers as if they had occurred at the respective balance sheet dates. The unaudited pro forma combined statements of income for the twelve months ended March 31, 1996 and each of the years in the three-year period ended December 31, 1995 give effect to the Mergers as if they had occurred at January 1, 1993. These statements are prepared on the basis of accounting for the Mergers as a pooling of interests and are based on the assumptions set forth in the notes thereto. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the date as of which, or at the beginning of the periods for which, the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Financial Information."

             INTERSTATE ENERGY CORPORATION PRO FORMA FINANCIAL DATA

                                                                          TWELVE MONTHS       YEAR ENDED DECEMBER 31,
                                                                              ENDED       -------------------------------
                                                                         MARCH 31, 1996     1995       1994       1993
                                                                         ---------------  ---------  ---------  ---------
                                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
  Operating Revenues...................................................     $   2,063     $   1,977  $   1,889  $   1,849
  Operating Income.....................................................           395           368        323        323
  Allowance for Borrowed and Other Funds Used During Construction......             6             6          8          6
  Preferred Dividend Requirements of Subsidiaries......................             7             7          7          8
  Income from Continuing Operations (a)(g)(h)(i)(j)....................           182           161        151        148
  Earnings Per Common Share from Continuing
   Operations (a)(d)(g)(h)(i)(j).......................................     $    2.56     $    2.27  $    2.16  $    2.17
  Cash Dividends Declared per Common Share (d).........................     $    1.99     $    1.99  $    1.98  $    1.97
EQUIVALENT IES PRO FORMA PER SHARE DATA (E)
  Earnings per Common Share (a)(g)(h)(i)...............................     $    2.59     $    2.29  $    2.18  $    2.19
  Cash Dividends Declared per Common Share (f).........................     $    2.01     $    2.01  $    2.00  $    1.99
EQUIVALENT IPC PRO FORMA PER SHARE DATA (E)
  Earnings per Common Share (a)(g)(h)(i)...............................     $    2.84     $    2.52  $    2.40  $    2.41
  Cash Dividends Declared per Common Share(f)..........................     $    2.21     $    2.21  $    2.20  $    2.19

                                                                                                   DECEMBER 31,
                                                                            MARCH 31,     -------------------------------
                                                                              1996          1995       1994       1993
                                                                         ---------------  ---------  ---------  ---------
                                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA
  Total Assets (j).....................................................     $   4,456     $   4,492  $   4,284  $   4,066
  Long-Term Obligations (c)............................................         1,270         1,279      1,280      1,207
  Variable Rate Demand Bonds...........................................            57            57         57         57
  Commercial Paper, Notes and Other....................................           173           250        137        136
  Preferred Stock --
    Not Subject to Mandatory Redemption................................            89            89         89         89
    Subject to Mandatory Redemption....................................            24            24         24         24
  Common Stock Equity (j)..............................................         1,423         1,399      1,382      1,345
  Book Value per Common Share (j)......................................     $   19.94     $   19.65     --         --
EQUIVALENT IES PRO FORMA PER SHARE DATA (E)
  Book Value per Common Share (j)......................................     $   20.14     $   19.85     --         --
EQUIVALENT IPC PRO FORMA PER SHARE DATA (E)
  Book Value per Common Share Data (j).................................     $   22.13     $   21.81     --         --

        See accompanying Notes to Selected Historical and Pro Forma Data

COMPARATIVE BOOK VALUES, DIVIDENDS AND EARNINGS PER COMMON SHARE

                                                                                        MARCH 31,     DECEMBER 31,
                                                                                          1996            1995
                                                                                     ---------------  -------------
BOOK VALUES PER COMMON SHARE
  WPLH/Interstate Energy
    Historical (j).................................................................     $   19.94       $   19.41
    Equivalent pro forma (j).......................................................     $   19.94       $   19.65
  IES
    Historical.....................................................................     $   20.75       $   20.75
    Equivalent pro forma (e)(j)....................................................     $   20.14       $   19.85
  IPC
    Historical.....................................................................     $   21.09       $   20.68
    Equivalent pro forma (e)(j)....................................................     $   22.13       $   21.81

                                                                                                 YEAR ENDED DECEMBER 31,
                                                                             TWELVE MONTHS
                                                                                 ENDED       -------------------------------
                                                                            MARCH 31, 1996     1995       1994       1993
                                                                            ---------------  ---------  ---------  ---------
CASH DIVIDENDS DECLARED PER COMMON SHARE
  WPLH/Interstate Energy
    Historical............................................................     $   1.948     $    1.94  $    1.92  $    1.90
    Equivalent pro forma (d)..............................................     $    1.99     $    1.99  $    1.98  $    1.97
  IES
    Historical............................................................     $    2.10     $    2.10  $    2.10  $    2.10
    Equivalent pro forma (e)(f)...........................................     $    2.01     $    2.01  $    2.00  $    1.99
  IPC
    Historical............................................................     $    2.08     $    2.08  $    2.08  $    2.08
    Equivalent pro forma (e)(f)...........................................     $    2.21     $    2.21  $    2.20  $    2.19
EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS
  WPLH/Interstate Energy
    Historical (a)(g)(j)..................................................     $    2.70     $    2.33  $    2.17  $    2.15
    Equivalent pro forma (a)(d)(g)(h)(j)..................................     $    2.56     $    2.27  $    2.16  $    2.17
  IES
    Historical (a)(i).....................................................     $    2.43     $    2.20  $    2.34  $    2.45
    Equivalent pro forma (a)(e)(g)(h)(i)..................................     $    2.59     $    2.29  $    2.18  $    2.19
  IPC
    Historical (h)........................................................     $    2.82     $    2.63  $    1.92  $    1.73
    Equivalent pro forma (a)(e)(g)(h)(i)..................................     $    2.84     $    2.52  $    2.40  $    2.41

        See accompanying Notes to Selected Historical and Pro Forma Data

NOTES TO SELECTED HISTORICAL AND PRO FORMA DATA

(a) Income from Continuing Operations and Earnings per Common Share are based on income from continuing operations after preferred dividend requirements.

(b) For purposes of computing the ratios of earnings to fixed charges plus preferred and preference dividend requirements, "earnings" consist of income from continuing operations before accounting changes (see Note k), plus interest charges, preferred and preference dividend requirements, income taxes, and the estimated interest component of rentals, minus the undistributed equity in earnings of unconsolidated investees. "Earnings" also include allowance for borrowed and other funds used during construction. "Fixed charges" consist of interest charges, the estimated interest component of rentals and the pre-tax dividend requirements on subsidiary preferred stock. Currently, the IPC Preferred Stock is not issued by a subsidiary; subsequent to the Mergers, the IPC Preferred Stock or the New IPC Preferred Stock, as the case may be, will be issued by a subsidiary of Interstate Energy. The pro forma ratios of earnings to fixed charges plus preferred and preference dividend requirements of New IPC (after giving effect to the IPC Reincorporation Merger) for the years ended December 31, 1993, 1994 and 1995 and for the twelve months ended March 31, 1996 are 2.14, 2.26, 2.99 and 3.15, respectively.

(c) Includes long-term debt, sinking fund requirements, current maturities, current and long-term capital lease obligations, net of unamortized discount and premium.

(d) Pro forma per common share amounts give effect to the conversion of each share of IES Common Stock and IPC Common Stock outstanding into 1.01 and
    1.11 shares, respectively, of Interstate Energy Common Stock. Pro forma per common share amounts do not, however, give effect to the cost-saving synergies of the transaction or transaction costs. For a description of the synergies, see "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors."

(e) Represents the pro forma equivalent of one share of IES Common Stock or one share of IPC Common Stock, as the case may be, calculated by multiplying the pro forma information by the conversion ratio of 1.01 and 1.11 shares, respectively, of Interstate Energy Common Stock for each share of IES Common Stock and IPC Common Stock.

(f) Pursuant to SEC requirements, the amount is calculated based on historical dividends paid by WPLH, IES, and IPC combined. It is anticipated that Interstate Energy will retain WPLH's common share dividend payment level in effect at the Effective Time.

(g) Nonrecurring items affecting WPLH's 1994 performance include the impact of early retirement and severance programs and the reversal of a coal contract penalty assessed by the Wisconsin Commission which was charged to income in 1989. The net after-tax impact of these items on income from continuing operations for the year ended December 31, 1994 was a decrease of $8.3 million related to the early retirement and severance programs offset by an increase of $4.9 million related to the coal contract penalty reversal.

(h) IPC's income from continuing operations includes expenses associated with environmental investigation and remediation costs of former manufactured gas plants. Operating expenses for the twelve months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993 include $0.2 million, $0.3 million, $0.8 million and $3.5 million, respectively, for these costs. Other operating expenses for the twelve months ended March 31, 1996 and for the year ended December 31, 1995 also include $0.8 million and $0.7 million, respectively, of legal fees related to coal tar remediation, compared with $1.0 million and $0.3 million for the years ended December 31, 1994 and 1993, respectively. For the twelve months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993, $0.4 million, $0.6 million, $0.7 million and $0.6 million, respectively, of the foregoing expenses were recovered in rates.

(i) Nonrecurring items affecting IES's income from continuing operations for the year ended December 31, 1993 include various gains and losses related to sales of assets and property valuation adjustments associated with its nonregulated businesses. The net after-tax impact of these items on income from continuing operations for the year ended December 31, 1993 was a decrease of $2.0 million.

(j) The selected historical and pro forma data of WPLH reflect the discontinuance of operations of its utility energy and marketing consulting business in 1995. The discontinuance of this business resulted in a pre-tax loss of $7.7 million ($11.0 million net of the applicable income tax expenses) in 1995. Operating revenues, operating expenses, other income and expense and income taxes for the discontinued operations for the time periods presented have been excluded from income from continuing operations. Interest expense has been adjusted for the amounts associated with direct obligations of the discontinued operations.

    Operating revenues, related losses, and income tax benefits associated with the discontinued operations for the indicated time periods were as follows:

                                                       TWELVE
                                                       MONTHS
                                                     ENDED MARCH      YEAR ENDED DECEMBER 31,
                                                         31,      -------------------------------
                                                        1996        1995       1994       1993
                                                     -----------  ---------  ---------  ---------
                                                                (DOLLARS IN THOUSANDS)
Operating revenues.................................   $  15,969   $  24,979  $  34,798  $  33,340
                                                     -----------  ---------  ---------  ---------
                                                     -----------  ---------  ---------  ---------
Loss from discontinued operations before tax
 benefit...........................................   $   2,990   $   3,663  $   1,806  $   1,761
Income tax benefit.................................       1,184       1,451        632        599
                                                     -----------  ---------  ---------  ---------
Loss from discontinued operations..................   $   1,806   $   2,212  $   1,174  $   1,162
                                                     -----------  ---------  ---------  ---------
                                                     -----------  ---------  ---------  ---------

(k) Accounting principles have been consistently applied in the financial statement presentations for WPLH, IES and IPC with one exception. IPC does not include unbilled electric and gas revenues in its calculation of total revenues. The utility subsidiaries of WPLH and IES accrue unbilled revenues. The impact of this difference in accounting principles among the companies does not have a material impact on the selected historical and pro forma data as presented and, accordingly, no adjustments have been made to conform accounting principles.

COMPARATIVE MARKET PRICES AND DIVIDENDS

    The WPLH Common Stock, the IES Common Stock and the IPC Common Stock are listed on the NYSE, the CSE and the PSE; the WPLH Common Stock and the IES Common Stock are also listed on the BSE; and the IES Common Stock is also traded on the PhSE. The following table sets forth, for the periods indicated, the high and low sales prices of WPLH Common Stock, IES Common Stock and IPC Common Stock as reported on the NYSE Composite Tape and the dividends declared thereon.

                                 IES                             IPC                             WPLH
                     ----------------------------    ----------------------------    ----------------------------
                      HIGH        LOW   DIVIDENDS     HIGH        LOW   DIVIDENDS     HIGH        LOW   DIVIDENDS
                     -------    ------- ---------    -------    ------- ---------    -------    ------- ---------
1993
  First Quarter.....  31 1/8     28 3/8   .525        34 1/8     30 3/8    .52        36         32 1/2    .475
  Second Quarter....  32 5/8     28 5/8   .525        32 3/4     29        .52        36 3/4     33 1/8    .475
  Third Quarter.....  34 1/4     31 1/4   .525        31 3/4     29        .52        36 1/4     35        .475
  Fourth Quarter....  34         29 1/8   .525        30 3/4     29 1/8    .52        36         31 1/2    .475
1994
  First Quarter.....  31 3/8     27       .525        30 1/4     26 3/8    .52        32 7/8     27 3/4     .48
  Second Quarter....  29         25 1/2   .525        29         22 1/4    .52        30 3/4     26 3/8     .48
  Third Quarter.....  28 3/8     24 7/8   .525        24 3/4     21        .52        29 7/8     27         .48
  Fourth Quarter....  26 5/8     24 3/4   .525        23 3/4     20 7/8    .52        28 7/8     26 7/8     .48

                                 IES                             IPC                             WPLH
                     ----------------------------    ----------------------------    ----------------------------
                      HIGH        LOW   DIVIDENDS     HIGH        LOW   DIVIDENDS     HIGH        LOW   DIVIDENDS
                     -------    ------- ---------    -------    ------- ---------    -------    ------- ---------
1995
  First Quarter.....  27 5/8     24 5/8   .525        25 1/8     23        .52        31         27 1/4    .485
  Second Quarter....  26 3/8     20 3/8   .525        25         23 1/2    .52        30         27 1/2    .485
  Third Quarter.....  26 3/4     21 3/8   .525        27 1/4     23 1/4    .52        29 3/8     27 1/2    .485
  Fourth Quarter....  28 1/2     25 7/8   .525        33 1/4     27 1/8    .52        31 3/4     29 1/4    .485
1996
  First Quarter.....  29 5/8     26 1/2   .525        33 1/2     30        .52        32         29 7/8   .4925
  Second Quarter....  30 1/8     25 1/2   .525        32 1/2     29 7/8    .52        32 7/8     28 5/8   .4925
  Third Quarter ....  30         29 1/4   .525        32 1/8     30 5/8    .52        32 7/8     32       .4925
   (through July 9)

    On November 10, 1995, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement, the high, low and closing sales prices per share of (i) WPLH Common Stock on the NYSE were $30 7/8, $30 3/4 and $30 3/4, respectively, (ii) IES Common Stock on the NYSE were $27 1/2, $27 and $27 1/8, respectively, and (iii) IPC Common Stock on the NYSE were $29 7/8, $29 5/8, and $29 5/8, respectively. On May 22, 1996, the last full trading day before the public announcement of the execution and delivery of the amendment to the Merger Agreement, the high, low and closing sales prices per share of (i) WPLH Common Stock on the NYSE were $30 3/4, $30 5/8 and $30 3/4, respectively, (ii) IES Common Stock on the NYSE were $28 5/8, $28 1/4 and $28 1/2, respectively, and (iii) IPC Common Stock on the NYSE were $31 1/8, $31 and $31, respectively.

    For calendar year 1995, dividends paid per share of common stock were $1.94 for WPLH, $2.10 for IES and $2.08 for IPC. WPLH's current annualized dividend rate is $1.97 per share. It is anticipated that Interstate Energy will retain WPLH's then current common share dividend payment level as of the Effective Time. Assuming the WPLH annual dividend level remains $1.97 as of the Effective Time, and giving effect to the Ratios, former holders of IES Common Stock will receive an annual dividend equivalent to approximately $1.99 per share of IES Common Stock held immediately preceding the Effective Time and former holders of IPC Common Stock will receive an annual dividend equivalent to approximately $2.187 per share of IPC Common Stock held immediately preceding the Effective Time.

    On July 9, 1996, the most recent date for which it was practicable to obtain market price data prior to the printing of this Joint Proxy Statement/Prospectus, the high, low and closing sales prices per share of WPLH Common Stock on the NYSE were $32, $31 5/8 and $31 3/4, respectively, the high, low and closing sales prices per share of IES Common Stock on the NYSE were $29 1/2, $29 1/4 and $29 3/8, respectively, and the high, low and closing sales prices per share of IPC Common Stock on the NYSE were $31 1/8, $30 5/8 and $30 5/8, respectively. Accordingly, if the Mergers had been consummated on that date, each share of IES Common Stock would have been converted into the right to receive 1.01 shares of WPLH Common Stock having a market value of $32.07 based upon the closing price per share of WPLH Common Stock on such date and each share of IPC Common Stock would have converted into the right to receive 1.11 shares of WPLH Common Stock having a market value of $35.24 based on the closing price per share of WPLH Common Stock on such date.

    The market prices of WPLH Common Stock, IES Common Stock and IPC Common Stock are subject to fluctuation. WPLH shareowners, IES shareowners and IPC shareowners are urged to obtain current market quotations for WPLH Common Stock, IES Common Stock and IPC Common Stock.

                          MEETINGS, VOTING AND PROXIES

    This Joint Proxy Statement/Prospectus is being furnished to (i) the holders of WPLH Common Stock in connection with the solicitation of proxies by the WPLH Board from the holders of WPLH Common Stock for use at the WPLH Meeting, (ii) the holders of IES Common Stock in connection with the solicitation of proxies by the IES Board from the holders of IES Common Stock for use at the IES Meeting and (iii) the holders of IPC Common Stock in connection with the solicitation of proxies by the IPC Board from the holders of IPC Common Stock for use at the IPC Meeting.

THE WPLH MEETING

    PURPOSE OF WPLH MEETING. The purpose of the WPLH Meeting is to consider and vote upon: (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby (including, among other things, the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement);
(ii) a proposal to approve the Name Change Amendment and the Common Stock Amendment; (iii) a proposal to elect a total of three directors for terms expiring at the 1999 annual meeting of shareowners of WPLH or until their successors have been duly elected and qualified; (iv) a proposal to appoint Arthur Andersen LLP as independent auditors of WPLH for the year ending December 31, 1996; and (v) such other matters, if any, as may properly come before the WPLH Meeting. The WPLH Board is not aware, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other matters which may properly come before the WPLH Meeting. If any such other matters properly come before the WPLH Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the WPLH proxy to vote such proxies in accordance with their best judgment on such matters.

    The WPLH Board, by unanimous vote of the directors present, has approved the Merger Agreement and each of the WPLH Charter Amendments, authorized the execution and delivery of the Merger Agreement, and recommends that WPLH shareowners vote FOR approval of the Merger Agreement (including the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement), FOR approval of each of the WPLH Charter Amendments, FOR the election of the nominated WPLH directors and FOR the appointment of Arthur Andersen LLP as independent auditors.

    Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval by the shareowners of WPLH of proposals (i) and (ii) set forth above, but is not conditioned upon approval of the shareowners of WPLH of any other of the above proposals. If approved, each of the WPLH Charter Amendments will become effective only if the Mergers are consummated.

    DATE, PLACE AND TIME; RECORD DATE. The WPLH Meeting is scheduled to be held on Thursday, September 5, 1996, immediately following the annual meeting of WP&L which will be held at 10:00 a.m., Central Time, at the Exhibition Hall at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin. Holders of record of WPLH Common Stock at the close of business on July 10, 1996, the WPLH Record Date, will be entitled to notice of and to vote at the WPLH Meeting. As of the close of business on the WPLH Record Date, 30,795,260 shares of WPLH Common Stock were issued and outstanding and entitled to vote.

    VOTING RIGHTS. Each outstanding share of WPLH Common Stock is entitled to one vote upon each matter presented at the WPLH Meeting. A majority of the votes entitled to be cast by holders of shares of WPLH Common Stock represented in person or by proxy, shall constitute a quorum for each matter presented at the WPLH Meeting. Abstentions and broker non-votes (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

    If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of WPLH Common Stock entitled to vote thereon is required for approval of the Merger Agreement (including the issuance of shares of Interstate Energy Common

Stock pursuant to the terms of the Merger Agreement). Under applicable Wisconsin law, in determining whether the Merger Agreement (including the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement) has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement. Failure to return a WPLH proxy or to vote in person at the WPLH Meeting will have the effect of a vote against the Merger Agreement. If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WPLH Common Stock represented at the WPLH Meeting and entitled to vote thereon is required for approval of each of the WPLH Charter Amendments and for the appointment of Arthur Andersen LLP as WPLH's independent auditors for the year ending December 31, 1996. In tabulating the votes for each of the WPLH Charter Amendments and for the appointment of Arthur Andersen LLP, an abstention has the same effect as a vote against, while broker non-votes are treated as shares not entitled to vote. The directors will be elected by a plurality of the votes cast at the WPLH Meeting (assuming a quorum is present). Consequently, any shares not voted at the WPLH Meeting, whether due to abstentions or otherwise, will have no impact on the election of directors. The directors and executive officers of WPLH, together with their affiliates as a group, are deemed to own beneficially less than 1% of the issued and outstanding shares of WPLH Common Stock.

    PROXIES. Holders of the WPLH Common Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, the WPLH shareowner authorizes the persons named therein to vote all the WPLH shareowner's shares on his or her behalf. Issued and outstanding shares of WPLH Common Stock which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed proxy, such shares will be voted FOR approval of the Merger Agreement (including the issuance of shares of Interstate Energy Common Stock pursuant to the terms of the Merger Agreement), FOR approval of each of the WPLH Charter Amendments, FOR the election of the nominated directors and FOR the appointment of Arthur Andersen LLP as WPLH's independent auditors for the year ending December 31, 1996. A WPLH proxy may be revoked by voting in person at the WPLH Meeting, by written notice to WPLH's Corporate Secretary, or by delivery of a duly executed proxy bearing a later date, in each case prior to the closing of the polls for voting at the WPLH Meeting. Attendance at the WPLH Meeting will not in itself constitute revocation of a proxy.

    If an individual is a participant in the WP&L Employees' Retirement Savings Plan (the "WP&L Savings Plan"), the participant will receive a voting directive from the WP&L Savings Plan trustee for shares of WPLH Common Stock allocated to the participant's account under the WP&L Savings Plan. The trustee for the WP&L Savings Plan will vote such shares as instructed by the participant in his or her voting directive. If a participant does not return a voting directive, such participant's shares will be voted by the trustee for the WP&L Savings Plan in its absolute discretion and in accordance with ERISA (as hereinafter defined).

    If a WPLH shareowner is a participant in the WPLH Dividend Reinvestment and Stock Purchase Plan (the "WPLH DRIP"), the WPLH proxy will represent the shares held on behalf of the participant under the WPLH DRIP and such shares will be voted in accordance with the instructions on the WPLH proxy. If a participant in the WPLH DRIP does not return a WPLH proxy, the participant's shares will not be voted.

    WPLH will bear the cost of the solicitation of proxies for the WPLH Meeting, except that WPLH, IES and IPC have agreed to share the expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus (43% by WPLH, 43% by IES and 14% by IPC). See "The Merger Agreement -- Expenses." In addition to soliciting proxies by mail, officers and employees of WPLH, without receiving additional compensation therefor, may solicit proxies by telephone, telecopy, telegram or in person. WPLH, IES and IPC have retained Morrow & Co., Inc. to assist in the solicitation of proxies from their respective shareowners, including brokers' accounts, at an aggregate fee for such services of $15,000 plus an additional $2.00 per shareowner contact and reasonable out-of-pocket expenses.

    The WPLH Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

THE IES MEETING

    PURPOSE OF IES MEETING. The purpose of the IES Meeting is to consider and vote upon: (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby; (ii) a proposal to elect a board of nine directors to serve until the next annual meeting or until their successors are duly elected and qualified; and (iii) such other matters, if any, as may properly come before the IES Meeting. The IES Board is not aware, as of the date of mailing of this Joint Proxy Statement/ Prospectus, of any other matters which may properly come before the IES Meeting. If any such other matters properly come before the IES Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the IES proxy to vote such proxies in accordance with their best judgment on such matters.

    The IES Board, by unanimous vote of the directors present at the meeting, has approved the Merger Agreement, authorized the execution and delivery of the Merger Agreement, and recommends that IES shareholders vote FOR approval of the Merger Agreement and FOR the election of the nominated IES directors.

    Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval by the shareholders of IES of proposal (i) set forth above, but is not conditioned upon approval by the shareholders of IES of any other proposal.

    DATE, PLACE AND TIME; RECORD DATE. The IES Meeting is scheduled to be held on Thurssday, September 5, 1996, at 10:00 a.m., Central Time, at the Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa. Holders of record of IES Common Stock at the close of business on July 10, 1996, the IES Record Date, will be entitled to notice of and to vote at the IES Meeting. As of the close of business on the IES Record Date, 29,923,233 shares of IES Common Stock were issued and outstanding and entitled to vote.

    VOTING RIGHTS. Each outstanding share of IES Common Stock is entitled to one vote upon each matter presented at the IES Meeting. A majority of the votes entitled to be cast by holders of shares of IES Common Stock, represented in person or by proxy, shall constitute a quorum for each matter presented at the IES Meeting. Abstentions and broker non-votes (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

    If a quorum is present, (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of IES Common Stock entitled to vote thereon is required for approval of the Merger Agreement, and
(ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of IES Common Stock represented at the IES Meeting and entitled to vote thereon is required for the election of directors. Under applicable Iowa law, in determining whether the Merger Agreement and the nominees for directors have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement and against approval of the nominees for director. Failure to return an IES proxy or to vote in person at the IES Meeting will also have the effect of a vote against the Merger Agreement and against the nominees for director. The directors and executive officers of IES, together with their affiliates as a group, are deemed to own beneficially less than 1% of the issued and outstanding shares of IES Common Stock.

    PROXIES. Holders of IES Common Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, the IES shareholder authorizes the persons named therein to vote all the IES shareholder's shares on his or her behalf. Issued and outstanding shares of IES Common Stock which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such shares will be voted FOR approval of the Merger Agreement and FOR the election of the nominated directors. An IES proxy may be revoked by voting in person at the IES Meeting, by written notice to IES's Secretary, or by delivery of a duly executed proxy bearing a later date, in each case prior to the closing of the polls for voting at the IES Meeting. Attendance at the IES Meeting will not in itself constitute revocation of proxy.

    The proxy/directions cards enclosed have imprinted thereon the number of shares of IES Common Stock held of record as well as shares held for the account of shareholder participants in the IES Dividend Reinvestment and Stock Purchase Plan. Proxy/directions cards for shareholders who are employees of IES and who are participants in the IES Employee Stock Purchase Plan, the Dividend Reinvestment and Stock Purchase Plan or the IES Bonus Stock Ownership Plan will also have imprinted thereon the number of shares held for the account of participants in that plan. Employees who are not shareholders of record but who are participants in any of the plans will receive a proxy/ directions card for shares being held for them pursuant to such plan. The number of shares imprinted on the proxy/directions cards are the number of shares to be voted in accordance with the instructions of the shareholder or plan participant.

    All shares of IES Common Stock held for the account of participants in the IES Dividend Reinvestment and Stock Purchase Plan, IES Bonus Stock Ownership Plan and the IES Employee Stock Purchase Plan, respectively, are held of record by the Shareholder Services Department of IES. All shares held in such plans will be voted by said Department in the manner indicated by the participant's proxy/directions card. Participants in the Iowa Southern Utilities Company Employee Stock Ownership Plan will receive a proxy/directions card for shares being held for them pursuant to such plan. The number of shares imprinted on the proxy/directions card are the number of shares to be voted in accordance with the instructions of the participant. All shares of IES Common Stock held for the account of such participants are held of record by Stephen W. Southwick (Vice President, General Counsel & Secretary of IES), as Trustee. All shares held in such plan will be voted by the Trustee in the manner indicated by the participant's proxy/direction card.

    Employees who are participants in the IES Common Stock Fund of the IES Employee Savings Plan will receive a proxy/directions card from American Express Trust Company, as Trustee, the holder of record for shares held in such plan. The proxy/directions cards have imprinted thereon the number of shares held for the account of each participant. The number of shares imprinted on the proxy/directions card will be voted by the Trustee in accordance with the instructions of the participant. Shares not voted by the participants will be voted by the Trustee as the Employee Savings Plan Committee of IES directs.

    IES will bear the cost of the solicitation of proxies for the IES Meeting, except that IES, WPLH and IPC have agreed to share the expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus (43% by IES, 43% by WPLH and 14% IPC). See "The Merger Agreement -- Expenses." In addition to soliciting proxies by mail, officers and employees of IES, without receiving additional compensation therefor, may solicit proxies by telephone, telecopy, telegram or in person. IES, WPLH and IPC have retained Morrow & Co., Inc. to assist in the solicitation of proxies from their respective shareholders, including brokers' accounts, at an aggregate fee for such services of $15,000 plus an additional $2.00 per shareholder contact and reasonable out-of-pocket expenses.

    The IES Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

THE IPC MEETING

    PURPOSE OF THE IPC MEETING. The purpose of the IPC Meeting is to consider and vote upon: (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby; (ii) a proposal to approve the IPC Charter Amendment; (iii) a proposal to elect two Class II directors to hold office for a term of three years expiring at the 1999 annual meeting of stockholders of IPC, or until their respective successors shall have been duly elected and qualified; and (iv) such other matters, if any, as may properly come before the IPC Meeting. The IPC Board is not aware, as of the date of mailing of this Joint Proxy Statement/Prospectus, of any other matters which may properly come before the IPC Meeting. If any such other matters properly come before the IPC Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the IPC proxy to vote such proxies in accordance with their best judgment on such matters.

    The IPC Board, by unanimous vote, has approved the Merger Agreement, authorized the execution and delivery of the Merger Agreement, adopted a resolution setting forth the IPC Charter Amendment and declaring its advisability, and recommends that IPC stockholders vote FOR approval of the Merger Agreement, FOR approval of the IPC Charter Amendment and FOR the election of the nominated IPC directors.

    Pursuant to the Merger Agreement, consummation of the Mergers is conditioned upon approval by the stockholders of IPC of proposals (i) and (ii) set forth above, but is not conditioned upon approval by the stockholders of IPC of any other proposal.

    DATE, PLACE AND TIME; RECORD DATE. The IPC Meeting is scheduled to be held on Thursday, September 5, 1996, at 10:00 a.m., Central Time, at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa. Holders of record of IPC Common Stock at the close of business on July 10, 1996, the IPC Record Date, will be entitled to notice of and to vote at the IPC Meeting. As of the close of business on the IPC Record Date, 9,595,028 shares of IPC Common Stock were issued and outstanding and entitled to vote.

    VOTING RIGHTS. Each outstanding share of IPC Common Stock is entitled to one vote upon each matter presented at the IPC Meeting. A majority of the votes entitled to be cast by holders of shares of IPC Common Stock, represented in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

    The affirmative vote of a majority of the outstanding IPC Common Stock entitled to vote is required for approval of the Merger Agreement and approval of the IPC Charter Amendment, and a plurality of votes cast at the IPC Meeting is required for the election of directors.

    As to the votes on the Merger Agreement and the IPC Charter Amendment before stockholders at the IPC Meeting, abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement and the IPC Charter Amendment. As to the election of directors before stockholders at the IPC Meeting, abstentions and broker non-votes will have no effect. The directors and executive officers of IPC, together with their affiliates as a group, are deemed to own beneficially less than 1% of the issued and outstanding shares of IPC Common Stock.

    PROXIES. Holders of the IPC Common Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, the IPC stockholder authorizes the persons named therein to vote all the IPC stockholder's shares on his or her behalf. All completed IPC proxies returned will be voted in accordance with the instructions indicated on such proxies. If no instructions are given on a properly executed proxy, the IPC proxies will be voted FOR approval of the Merger Agreement, FOR approval of the IPC Charter Amendment and FOR election of the two Class II directors recommended by the IPC Board. An IPC proxy may be revoked by voting in person at the

IPC Meeting, by written notice to IPC's Corporate Secretary, or by delivery of a duly executed proxy bearing a later date, in each case prior to the closing of the polls for voting at the IPC Meeting. Attendance at the IPC Meeting will not in itself constitute revocation of a proxy.

    For stockholders participating in IPC's Dividend Reinvestment and Stock Purchase Plan (the "IPC DRSPP"), the enclosed proxy will represent the number of shares registered in the participating stockholder's name and/or the number of shares allocated to the participating stockholder's account (the "DRSPP Shares") under the IPC DRSPP. The enclosed proxy will serve as the instructions as to how to vote the DRSPP Shares. If a participating stockholder does not furnish any proxy to vote the DRSPP Shares, that stockholder's DRSPP Shares will not be voted.

    IPC employees that participate in the IPC Common Stock Fund of the IPC 401(k) Plan will receive a proxy from Dubuque Bank & Trust Company (the 401(k) Plan Trustee and the holder of record for shares held in the IPC 401(k) Plan). The proxy will have imprinted thereon the number of shares held for the account of each participant in the IPC 401(k) Plan. The number of shares imprinted on the proxy will be voted by the IPC 401(k) Plan Trustee in accordance with the instructions of the IPC 401(k) Plan participant.

    IPC will bear the cost of the solicitation of proxies for the IPC Meeting, except that IPC, WPLH and IES have agreed to share the expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus (14% by IPC, 43% by WPLH and 43% by IES). See "Merger Agreement -- Expenses." Proxies may be solicited by certain officers and employees of IPC or its subsidiaries by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries. IPC, WPLH and IES have retained Morrow & Co., Inc. to assist in the solicitation of proxies from their respective stockholders, including brokers' accounts, at an aggregate fee for such services of $15,000 plus an additional $2.00 per stockholder contact and reasonable out-of-pocket expenses.

    The IPC Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

                                  THE MERGERS

BACKGROUND OF THE MERGERS

    Each of WPLH, IES and IPC believes that fundamental changes in the regulatory structure of the electric utility industry are inevitable and that such changes will likely occur in the near future. Recently enacted federal laws and actions by federal and state regulatory commissions are facilitating the changes to bring more competition to various segments of the industry.

    The Energy Policy Act of 1992 (the "1992 Act") granted FERC the authority to order electric utilities to provide transmission service to other utilities and to other buyers and sellers of electricity in the wholesale market. The 1992 Act also created a new class of power producers, exempt wholesale generators ("EWGs"), which are exempt from regulation under the 1935 Act. The exemption from regulation under the 1935 Act of EWGs has increased the number of entrants into the wholesale electric generation market, thus increasing competition in the wholesale segment of the electric utility industry.

    Commencing in December 1993, pursuant to its authority under the 1992 Act, FERC issued a number of orders in specific cases directing utilities to provide transmission services. Under FERC's evolving transmission policies, utilities are being required to offer transmission services to third parties on a basis comparable to services that the utilities provide themselves. FERC is in the process of rulemaking pursuant to which it is seeking to implement, on a comprehensive basis, the comparable transmission service policies it has set forth in these specific cases. FERC's actions to date and its transmission rulemaking proceeding have increased the availability of transmission services, thus creating greater competition in the wholesale power market.

    In addition, state regulatory bodies in over thirty states, including, among others, Wisconsin, Illinois, Iowa and Minnesota, have initiated proceedings to review the basic structure of the industry. These bodies are considering, or may soon consider, proposals to require some measure of competition in the retail portion of the industry. The Wisconsin Commission requested comment regarding how the industry might be restructured in order to create a more competitive environment. Following receipt of responses, the Wisconsin Commission created a task force to analyze how the industry might be restructured in Wisconsin to allow consumers to receive the benefits of increased competition. On December 19, 1995, following receipt of the report of the task force, the Wisconsin Commission agreed to take steps to further increase competition in Wisconsin's electric utility industry within five years. While the outcome of the actions described above is uncertain, it remains the view of the management of WPLH, IES and IPC that there will ultimately be increased competition in the retail segment of the business.

    The changes to the electric industry that have occurred and that are occurring are bringing increased competition to various sectors of the business and are putting pressure on utilities to lower their costs. Each of WPLH, IES and IPC recognized that a combination with one or more appropriate utilities would enable the combined entity to generate and deliver energy more cheaply and efficiently and thereby remain a competitive supplier of energy in an increasingly competitive industry.

    Over the last several years, the management of WPLH has periodically analyzed various potential strategic options that might be available to WPLH, including possible business combinations or alliances with other utilities. WPLH management considered the possibility of pursuing business combinations with a number of the utilities with service areas proximate to the service area of WP&L, as well as other utilities with Midwestern operations, and periodically briefed the WPLH Board on such matters. Based on a cost-benefit analysis of the potential strategic options considered, WPLH management determined the options studied were not in the best interests of WPLH and its shareowners. In early February 1995, during the continuation of one of its reviews of various strategic alternatives, WPLH management concluded that, among others, both IES and IPC were prospective merger partners that would provide a good overall strategic fit. WPLH's management based its conclusions on various factors, including low-cost structure, competitive energy rates, potential merger-related cost savings, economies of scale, marketing potential and similar shareowner and common stock trading characteristics. These reasons, combined with the physical proximity of the respective companies' service areas and the compatibility of and similarity between the companies' operations and management, made IES and IPC natural combination partners for WPLH.

    IES has believed for many years that consolidation of electric utilities within the State of Iowa would be both desirable and inevitable. In July 1991, Iowa Southern Inc. and IE Industries Inc. merged to form IES. The utilities in that merger, Iowa Southern Utilities Company and Iowa Electric Light and Power Company, merged in December 1993 to form Utilities. Since the 1991 merger, management of IES has continued to assess other possible combination transactions both in the State of Iowa and generally in the Midwest. In December 1992, IES acquired certain electric utility assets and properties in Iowa from Union Electric Company. Preliminary discussions with respect to consolidation transactions were held from time to time between representatives of IES and other utilities in the Midwest, including IPC. IES management recognized that in the increasingly competitive market for electric power, important criteria would include low cost production, efficiencies of scale, transmission capability, as well as cultural fit between possible partners and resolution of corporate governance and other issues. In December 1994, IES determined to pursue aggressively process reengineering to reduce costs and create efficiencies in its electric and gas utility businesses. Management of IES continued to consider potential combination transactions both as an additional means of realizing higher efficiency levels and as a means to increase shareholder value.

    For the past several years, IPC has been monitoring the changes occurring in the electric and gas utility industry and conducting strategic planning in an effort to remain competitive in the changing environment. During that time, IPC has been approached by representatives of other utilities (including IES) in connection with potential business combinations, but has not held substantive discussions on any specific proposed combination. During the eighteen months prior to the execution of the Merger Agreement, the management of IPC analyzed various potential strategic options that might be available to IPC, including possible business combinations or strategic alliances with other utilities, as well as options that could be pursued by IPC on a stand-alone basis. In examining these potential strategic initiatives, IPC management determined that, at that time, and based upon the circumstances then existing, IPC and its stockholders would be best served by a strengthening of IPC on a stand-alone basis. This determination was made by IPC management based upon its subjective assessment of the potential benefits and potential risks of each of the alternatives considered. In April 1995, IPC management proposed to the IPC Board, and the IPC Board approved, a series of strategic steps to be pursued by IPC on an independent basis. These strategic steps included initiatives to: increase energy sales consistent with efficient energy usage; enhance efforts to improve productivity and efficiency; leverage existing skills and resources to increase revenues and earnings through new service offerings; focus the core energy service business to be customer driven; prepare the generation segment for potential unregulated market; intensify efforts to earn the allowed rate of return in all jurisdictions in which IPC does business; and investigate the potential for diversification into non-core businesses.

    Over the last several years, as the foregoing issues were being considered by the management of each of WPLH, IES and IPC, Messrs. Liu and Davis and Messrs. Liu and Stoppelmoor held general discussions concerning the evolving nature of the electric utility industry. In May 1995, Mr. Davis called Mr. Liu to schedule a meeting to discuss in a more focussed manner the views of WPLH and IES regarding the future of the utility industry. That call resulted in a meeting on May 18, 1995 at which the concept of a business combination between WPLH and IES and a subsequent combination between the combined WPLH/IES and IPC were discussed in a very preliminary fashion. At that meeting, Messrs. Davis and Liu also identified the issues of management succession, board composition and various utility integration strategies as significant points in any such business combination to be agreed upon, and agreed that discussions between representatives of WPLH and IES should be initiated.

    On May 23 and June 12, 1995, Eliot G. Protsch, Senior Vice President of WP&L, and Robert J. Latham, then Senior Vice President, Finance of IES, met to compare corporate strategies and discuss the potential synergies that could result from a business combination between WPLH and IES. At such meetings, Messrs. Protsch and Latham also discussed various strategies on how to further the discussions that had occurred from time to time between IES and IPC regarding a possible business combination between IES and IPC. At the latter meeting, WPLH and IES entered into a confidentiality agreement, pursuant to which the parties agreed to exchange non-public information with a view towards exploring a possible business combination.

    On June 22, 1995, at a regularly scheduled meeting of the WPLH Board which took place in Washington D.C., a number of outside experts gave presentations to the WPLH Board regarding, among other things, the evolution of the utility industry towards a more competitive environment and the consolidation occurring in the industry. At the June 22 meeting, WPLH management also informed the WPLH Board of the meetings that had taken place between WPLH and IES and discussed the overall concept of a business combination between WPLH and IES and the possibility that such combination would potentially be followed by a business combination with IPC. At this meeting, the WPLH Board authorized management to retain financial and legal advisors to assist with the potential transaction.

    After the June 22, 1995 meeting, WPLH engaged Merrill Lynch as its exclusive financial advisor to assist WPLH in analyzing, structuring, negotiating, and effecting the possible transaction. As described in greater detail below, Merrill Lynch, in the course of its engagement, primarily performed various financial analyses and financial due diligence regarding each of the parties. In addition, Merrill Lynch provided advice regarding, and participated in discussions concerning, exchange ratios. Merrill Lynch also participated from time to time in discussions regarding the structure of the transaction, although structural issues were predominantly influenced by tax and regulatory considerations. In addition, following the June 22 meeting, WPLH engaged Foley & Lardner, its outside law firm, to advise it with respect to the potential business combination.

    On June 27, 1995, Mr. Liu met in Dubuque, Iowa with Mr. Stoppelmoor to determine if IPC would be interested in entering into a two-way or a three-way business combination. At that meeting, Mr. Liu and Mr. Stoppelmoor discussed the perceived potential benefits that could accrue to IPC stockholders in a two-way or three-way business combination. Mr. Stoppelmoor indicated that he would consider the matters discussed at this meeting and, if appropriate, would respond to Mr. Liu.

    On June 29 and 30, 1995, officers of WPLH and IES, including Mr. Protsch and William D. Harvey, Senior Vice President of WP&L, and Mr. Latham and Blake O. Fisher, then Executive Vice President and Chief Financial Officer of IES, met to further review strategic compatibility of the two companies and the potential synergies that could result from a potential business combination transaction, and to discuss possible preliminary timetables for such a transaction.

    On June 30, 1995, IES formally engaged Morgan Stanley as its financial advisor in connection with this possible transaction. During the term of its engagement, Morgan Stanley provided IES with financial advice and assistance in connection with the Mergers, including advice and assistance with respect to defining objectives, performing valuation analysis and structuring, planning and negotiating the transaction. In particular, and as described in greater detail below, Morgan Stanley, in the course of its engagement, primarily performed various financial analyses and financial due diligence regarding each of the parties. In addition, Morgan Stanley provided advice regarding, and participated in discussions concerning, exchange ratios. Morgan Stanley also participated from time to time in discussions regarding the structure of the transaction, although structural issues were predominantly influenced by tax and regulatory considerations.

    On July 3, 1995, Messrs. Davis and Liu met in Madison, Wisconsin to review the status of the potential transaction and further discuss issues relating to management succession, the composition of the combined corporation's board of directors and various utility integration strategies.

    On July 8, 1995, the IES Board held a special meeting at which Mr. Liu and representatives of Morgan Stanley and Winthrop, Stimson, Putnam & Roberts, IES's outside law firm, briefed the members of the IES Board on discussions that had been taking place with WPLH and IPC. At this meeting, the merger of Midwest Resources Inc. and Iowa-Illinois Gas and Electric Company, which had been announced on July 27, 1994, was also discussed. Mr. Liu presented profiles of both IES and WPLH and noted a number of areas of compatibility and opportunities which could result from a combination between IES and WPLH. The IES Board considered that strategic combination alternatives for IES were limited, and that the number of possible partners, following the Midwest Resources/ Iowa-Illinois announcement, would likely decline further over time. The IES Board identified a number of concerns that would need to be addressed in further discussions, such as the effects of Wisconsin regulation and the structural necessity of becoming a registered holding company under the 1935 Act. At this time, the IES Board determined that it would be advisable to proceed with discussions to the next level and to begin due diligence with respect to the business and legal aspects of a possible combination with WPLH.

    On July 12, 1995, the WPLH Board met with WPLH's advisors. Representatives of Merrill Lynch discussed their views on changing conditions in the utility industry and provided financial profiles and preliminary valuations of IES. Legal counsel for WPLH explained the directors' legal responsibilities and presented information as to the regulatory approvals that would be required for a combination with IES, the standards for review to be applied by the various regulatory bodies and the implications of adopting a registered holding company structure under the 1935 Act, including the possibility that divestiture of the combined entity's gas and certain non-utility operations might be required. The WPLH Board discussed the potential benefits to shareowners and customers of WPLH that could result from the proposed combination and authorized management to proceed with the process.

    In mid-July 1995, Mr. Liu contacted Mr. Stoppelmoor to discuss further the potential benefits that could accrue to IPC and its stockholders and customers in a two-way or three-way business combination. At the conclusion of this conversation, Mr. Stoppelmoor indicated that he would report Mr. Liu's proposal to the IPC Board at its next regularly scheduled meeting on July 27, 1995 and would respond to Mr. Liu, if appropriate, following that meeting.

    On July 17 and July 24, 1995, Mr. Protsch, Mr. Ahearn, Daniel A. Doyle, Vice President-Finance, Controller and Treasurer of WP&L, Barbara J. Swan, Vice President and General Counsel of WP&L, Larry D. Root, then Executive Vice
President of IES, Stephen W. Southwick, Vice President, General Counsel and Secretary of IES, and Mr. Fisher, together with other personnel from WPLH and IES, as well as their financial and legal advisors, held introductory meetings to discuss, among other things, a timetable for accomplishing the tasks required to negotiate, prepare and execute a merger agreement between the two companies. At these meetings, due diligence was performed on both the utility and non-utility businesses of WPLH and IES and working groups composed of representatives of both companies were formed to examine more comprehensively various issues including corporate structure, nonregulated operations, environmental compliance and liabilities, nuclear generation opportunities and risks, reengineering initiatives under way at the companies, regulatory considerations, and synergy identification and quantification approaches relating thereto.

    On July 27, 1995, at a meeting of the IPC Board, Mr. Stoppelmoor reported to the IPC Board that he had been contacted by Mr. Liu with respect to scheduling a meeting to discuss a potential business combination among IPC, IES and WPLH. The IPC Board authorized Messrs. Stoppelmoor and Chase to meet with representatives of IES and WPLH to discuss on a preliminary basis a potential business combination among the companies.

    The IES Board met on July 31 and August 1, 1995, at which time the results of the due diligence investigation conducted to date were presented and further discussions were held as to the desirability of pursuing a combination transaction with WPLH. At this meeting, the IES Board discussed alternatives for possible combination partners, as well as a strategy of remaining independent while pursuing the reengineering initiative undertaken earlier in the year. The IES Board concluded that it should retain an independent consultant to assist in evaluating the strategic alternatives available to IES. At the same time, the IES Board directed management to continue its discussions with WPLH and IPC.

    The reengineering initiative was undertaken by IES to examine all of the major business processes of Utilities. The goals of the initiative as approved by the IES Board were to improve customer service and commitment and significantly reduce Utilities' cost structure. The majority of the changes identified in connection with the initiative are intended to be implemented in 1996. Such changes include, but are not limited to, managing the business in business unit form rather than functionally, formation of alliances with vendors of certain types of material rather than opening most purchases to a bidding process, changing standards and construction practices in transmission and distribution areas, changing certain work practice in power plants, and improving the method by which service is delivered to customers in all customer classes.

    On August 9, 1995, Mr. Davis, Mr. Liu, Mr. Stoppelmoor and Mr. Chase met to evaluate IPC's interest in a three-way business combination between WPLH, IES and IPC. At this meeting, the representatives from the three companies discussed their views on the future of the utility industry and identified the issues of management succession, board composition and various utility integration strategies as points to be agreed upon. At such meeting, IPC informed WPLH and IES that the potential three-way transaction would need to be discussed with the IPC Board before IPC would engage in any substantive discussions. After such meeting, Messrs. Davis and Liu reviewed the status of discussions that had occurred to date regarding the potential two-way business combination between WPLH and IES.

    Over the course of the next two weeks, representatives of both WPLH and IES continued their work with respect to the synergy identification and quantification approaches relating thereto, non-
regulated operations, environmental compliance and liabilities, nuclear generation opportunities and risks, reengineering initiatives underway at the companies, legal structure, regulatory plans and other due diligence activities.

    On August 14, 1995, Arthur Andersen Economic Consulting made a presentation to IES management and a subcommittee of the IES Board discussing competitive forces in the industry, regulatory reform proposals and strategic options for utilities. Arthur Andersen Economic Consulting was thereafter engaged to assist the IES Board and management in their consideration of strategic alternatives, particularly in the area of possible synergies and/or cost savings that could be obtained from various alternative combination transactions and as compared to cost savings which management of IES believed could be obtained on a stand-alone basis through process reengineering. IES selected Arthur Andersen Economic Consulting for this assignment based on the firm's experience and reputation in providing strategic and regulatory consulting for the electric power and natural gas industries. Arthur Andersen Economic Consulting is an affiliate of Arthur Andersen LLP. Arthur Andersen LLP has served as the independent accountants for IES and WPLH for many years, performing the independent annual audit of the companies and providing business advisory and tax consultation to the two companies. Arthur Andersen LLP has received customary fees for these services. Arthur Andersen Economic Consulting received a fee of approximately $200,000 in connection with its services provided to IES.

    At a special meeting of the IPC Board on August 23, 1995, Messrs. Stoppelmoor and Chase reported to the IPC Board their discussions with representatives of IES and WPLH regarding a proposed three-way business combination. The IPC Board then discussed the potential strategic benefits of such a combination to IPC and its stockholders and customers as compared to the potential benefits of the strategic options that IPC had earlier determined to pursue on a stand-alone basis. The IPC Board concluded that a three-way combination  with  IES  and  WPLH  offered potential  benefits  to  IPC  and its stockholders (in the form of a larger, financially sound enterprise with potentially greater earnings and dividend prospects) and to IPC's customers (in the form of a more competitive enterprise) and should be further explored. At the August 23 meeting, the IPC Board authorized IPC management to continue discussions with representatives of IES and WPLH regarding a potential transaction and, in furtherance thereof, authorized IPC management to enter into a confidentiality agreement with IES and WPLH pursuant to which the companies would exchange certain non-public information and authorized IPC management to retain counsel, financial advisors and such other professional advisors as IPC management deemed prudent in assisting IPC in evaluating a potential business combination transaction.

    Shortly after the August 23, 1995 meeting, IPC engaged Salomon Brothers as its financial advisor to assist IPC in analyzing, structuring, negotiating and effecting the possible three-way transaction and engaged the law firm of Milbank, Tweed, Hadley & McCloy to advise it with respect thereto. As described in greater detail below, Salomon Brothers, in the course of its engagement, primarily performed various financial analyses and financial due diligence regarding each of the parties. In addition, Salomon Brothers provided advice regarding, and participated in discussions concerning, exchange ratios. Salomon Brothers also participated from time to time in discussions regarding the structure of the transaction, although structural issues were predominantly influenced by tax and regulatory considerations. In addition, following the August 23 meeting, IPC engaged the Deloitte & Touche Consulting Group ("Consulting Group") to assist IPC's management in identifying other potential combination partners and in assessing the relative attractiveness of each of these potential partners, including WPLH and IES, from the standpoint of the potential synergies described by management which could be realizable from such a transaction. IPC management, with the assistance of Consulting Group, identified certain financial factors, such as financial strength and earnings growth, and certain operational factors, such as customer mix and capacity mix, that would be relevant to the IPC Board's assessment of the relative attractiveness of other potential combination partners. This information, based only on publicly available information and certain attributes regarding the financial and operational profile of these potential partners, was presented to the IPC Board to describe potential areas of synergies.

    On August 25, 1995, Mr. Protsch, Mr. Root and Mr. Chase met to review a schedule of due diligence requirements and the expansion of the confidentiality agreement between WPLH and IES to include IPC, as well as the prospective timetable for a three-way transaction.

    On August 30, 1995, the IES Board met again to consider strategic alternatives, including the possible combination with WPLH, or a combination with WPLH and IPC. At this meeting, Arthur Andersen Economic Consulting discussed the changes occurring in the electric utility industry and the strategic options available for electric utilities, provided an overview of relevant factors to consider in evaluating mergers and made a preliminary presentation in which it analyzed, based solely on publicly available information and using a third party model and assumptions adopted by IES management, cost-savings which could be realized from various strategic alternatives, including combination transactions with WPLH and/or WPLH and IPC. The results of IES management's ongoing due diligence were also presented at this meeting. The IES Board concluded that the most desirable transaction would likely involve the three-way combination of IES with WPLH and IPC, but that a two-way transaction with WPLH alone also appeared worthy of pursuit. Although the IES Board decided to pursue a combination, the IES Board also decided to continue the reengineering initiative described above.

    The WPLH Board met on September 6, 1995 and was updated by management, Merrill Lynch and legal counsel on the status of the discussions with IES and IPC and received a comprehensive due diligence report on IES. Legal counsel again advised the WPLH Board with respect to the directors' legal responsibilities in connection with the proposed transaction. Merrill Lynch also provided updated financial profiles and preliminary valuations of IES and IPC. The WPLH Board again discussed the potential benefits to shareowners of WPLH (in the form of enhanced opportunities for earnings) and customers of WPLH (in the form of maintenance of competitive rates) that could result from the proposed two-way or three-way combination and agreed that management should proceed with its discussions with IES and IPC.

    On September 7, 1995, Mr. Davis met Mr. Liu and Jack R. Newman and C.R.S. Anderson, outside directors of IES assigned to study and evaluate the potential transaction, in Chicago, Illinois to discuss various issues in connection with the proposed business combination and the operations of the combined company after the combination.

    On September 11, 1995, Mr. Protsch, Mr. Root and Mr. Chase met to discuss the general terms to be included in the merger agreement and to further discuss the issues of management succession, the composition of the board of directors of the combined company and various utility integration strategies. At this meeting, the three executives also reviewed the status of the due diligence process regarding WPLH and IES.

    On September 14, 1995, the IPC Board met with IPC's financial and legal advisors to discuss the proposed combination and various other matters. IPC management discussed with the IPC Board management's views on the changing conditions in the electric utility industry generally, and specifically the continued consolidation within the industry as utilities prepared for a more competitive environment. Salomon Brothers reviewed with the IPC Board preliminary financial profiles and preliminary valuation information with respect to IES and WPLH. Salomon Brothers also reviewed certain preliminary financial information regarding other potential merger candidates. Legal counsel for IPC advised the IPC Board with respect to their legal responsibilities and presented information as to the regulatory approvals that would be required for a business combination involving IPC generally and specifically in connection with a combination involving IES and WPLH, including the implications under the 1935 Act. Counsel also discussed the various implications of combining with entities (such as IES and WPLH) that owned and/or operated nuclear generating facilities and the various legal, regulatory and environmental considerations associated with nuclear generation. At that meeting, Consulting Group discussed with the IPC Board, on behalf of IPC's management, the views of such management as to various areas of operations in which potential synergies could be realized following a combination with IES and WPLH and management's preliminary analysis of the scope of such potential synergies. Consulting Group also discussed the potential areas for operational synergies that could result from combinations involving other potential merger candidates. The IPC Board discussed the potential benefits to stockholders and customers that could result from the proposed combination as well as combinations involving other potential merger partners, and authorized management to proceed with the process.

    Following the September 14 IPC Board Meeting, IPC engaged Synergy Consulting Services Corporation to conduct an analysis of the nuclear facilities of IES and WPLH, and WPLH, IES and IPC entered into a confidentiality agreement, which superseded the confidentiality agreement previously entered into by and between WPLH and IES, pursuant to which the parties agreed to exchange non-public information with a view towards exploring a possible business combination. For a description of certain standstill provisions contained in such confidentiality agreement, see "The Merger Agreement -- Standstill Provisions."

    On September 19 and 20, 1995, Mr. Protsch, Mr. Ahearn, Mr. Fisher, Mr. Root, Mr. Stoppelmoor and Mr. Chase, together with other personnel from WPLH, IES and IPC, as well as their financial and legal advisors, held the first full scale meeting among all three companies to discuss, among other things, a timetable for accomplishing the tasks required to negotiate, prepare and execute a merger agreement among the three companies. Representatives of Consulting Group, which firm had been retained to assist IPC's management, as described above, were also present at such meeting. At these meetings, due diligence was conducted by the managements of WPLH, IES and IPC and IPC representatives were added to the working groups previously formed by WPLH and IES to examine more comprehensively various issues, including corporate structure, nonregulated operations, environmental compliance and liabilities, nuclear generation opportunities and risks, reengineering initiatives under way at the companies, regulatory considerations, and synergy identification and quantification approaches relating thereto. A decision was also made by WPLH, IES and IPC to engage
Consulting Group to assist the senior managements of all three companies and certain employees designated by them in identifying and quantifying the potential cost savings from synergies resulting from the proposed three-way merger. The scope of Consulting Group's engagement (as with its earlier engagement by IPC) was limited to assisting such managements and designated employees in the identification and quantification of potential combination synergies, including personnel reductions, non-labor savings, field operations, electric dispatch, capacity deferral and gas supply savings; the assessment of impacts of current stand-alone cost reduction initiatives on merger-related savings; quantification of costs to achieve identified savings; and developing summary presentation materials and supporting documentation. Managements of the three companies were responsible for the assumptions and conclusions made in the synergy study. While Consulting Group assisted such managements in the synergy identification and estimation process, the determination of synergy estimates were the sole responsibility of the managements of the three companies. Consistent with its assignment, Consulting Group did not prepare any financial projections, feasibility studies or reports, or assist the three companies with financial evaluation or modeling of potential combination scenarios. Consulting Group is a division of Deloitte & Touche LLP, an accounting firm that has acted as independent auditors for IPC for many years and that has received customary fees for such services. Consulting Group is a nationally recognized consulting firm with experience in utility merger and acquisition transactions. Consulting Group was selected by WPLH, IES and IPC based on its reputation, experience and expertise. WPLH, IES and IPC will share equally the fees of Consulting Group in connection with its assistance to the managements of the three parties, which will be based on time spent plus expenses and are estimated at $400,000. The fees and expenses of Consulting Group incurred in connection with its assignment with IPC exclusively will be borne exclusively by IPC, and are estimated at $100,000. Consulting Group has also been retained by WPLH, IES and IPC to provide expert testimony in proceedings before regulatory commissions relating to approval of the Mergers.

    On September 20, 1995, WPLH management, Merrill Lynch and legal counsel briefed the WPLH Board on the status of discussions with IES and IPC regarding a business combination. Merrill Lynch reviewed its valuation methodology with the WPLH Board and management explained the structural, nonregulated, environmental, nuclear, reengineering, regulatory and synergy analyses being undertaken and the proposed timetable for their completion. The potential benefits to shareowners and customers of WPLH were again discussed by the WPLH Board.

    In the ten days following September 20, 1995, representatives of WPLH, IES and IPC continued their work with respect to the synergy identification, nonregulated operations, environmental compliance and liabilities, nuclear generation opportunities and risks, reengineering initiatives under way at the companies, legal structure, regulatory plans and due diligence.

    Following a September 29, 1995 due diligence meeting involving all three companies, Mr. Davis, Mr. Protsch, Mr. Liu, Mr. Root, Mr. Stoppelmoor and Mr. Chase met to further discuss the terms of the proposed merger agreement and various other issues relating to the potential three-way business combination, such as management succession, board composition and various utility integration strategies.

    On October 5, 1995, Arthur Andersen Economic Consulting made a presentation at a meeting of the IES Board that covered strategic options in preparing for competition and an analysis of possible cost savings from both a two-way and three-way transaction involving WPLH and IPC as well as other possible strategic combinations and savings which might be obtained on a stand-alone basis. Arthur Andersen Economic Consulting's presentation emphasized that when considering merger partners, the IES Board should consider not only possible cost savings but also strategic and qualitative differences. The presentation also covered the relative benefits of proceeding with a merger concurrent with or subsequent to the reengineering initiatives undertaken by IES. Arthur Andersen Economic Consulting's analysis of possible cost savings of the various combinations and of IES on a stand-alone basis indicated that a three-way combination of IES with WPLH and IPC would be expected to result in the highest level of cost savings. Morgan Stanley reviewed with the IES Board the status of discussions with WPLH and IPC and delivered to the IES Board its preliminary findings with respect to the due diligence conducted as of such date on WPLH and IPC. Morgan Stanley reviewed its valuation methodology with the IES Board and presented financial profiles for and preliminary valuations of each of WPLH and IPC. At this meeting, the IES Board concluded that management should pursue the three-way transaction as the most desirable from the perspective of IES and its various constituencies, recognizing that in so doing, other strategic opportunities might be foregone.

    During the next several days, preliminary discussions occurred between WPLH management and Merrill Lynch, IES management and Morgan Stanley, and IPC management and Salomon Brothers, with respect to negotiation of the exchange ratios, and between counsel for WPLH, counsel for IES and counsel for IPC, with respect to the terms of the draft merger agreement and the terms of possible stock option agreements.

    On October 13, 1995, Messrs. Doyle, Root and Chase met with Consulting Group to discuss the scope, costs and timetable of the synergy study undertaken by the managements of the three companies with the assistance of Consulting Group. Over the next several weeks, the working group from the three companies had periodic conversations and met with Consulting Group to finalize managements' synergy analysis.

    On October 18, 1995, at a regularly scheduled meeting of the WPLH Board, WPLH management, Merrill Lynch and legal counsel updated the WPLH Board on the overall progress of the merger negotiations with IES and IPC and the WPLH Board received a full due diligence report on IPC. Merrill Lynch reviewed financial and other information concerning WPLH, IES and IPC. Management reported on the handling of various other issues relating to the transaction, such as management succession, the composition of the board of directors of the combined company and potential utility integration strategies. The WPLH Board once again discussed the potential benefits to shareowners of WPLH (in the form of enhanced opportunities for earnings) and customers of WPLH (in the form of maintenance of competitive rates) that could result from the proposed three-way combination and authorized management to continue negotiations with IES and IPC.

    On October 19, 1995, the IPC Board met with its legal and financial advisors to receive an update on the status of the merger negotiations and the due diligence investigations of IES and WPLH. Management reported to the IPC Board on the overall status of the merger negotiations to date, and management, in conjunction with Consulting Group, discussed with the IPC Board the continuing analysis by the members of the companies' working group of the areas for the realization of potential operational synergies that IPC management had concluded might result from the proposed combination. Salomon Brothers reviewed certain preliminary financial and other information regarding IPC, IES, and WPLH. Legal counsel presented a legal due diligence report on IES and WPLH and reviewed with the IPC Board the proposed handling of certain issues relating to the combination, including management succession, the composition of the board of directors of the combined company, the location of the headquarters of the utility subsidiaries of the combined company and employee related matters. Legal counsel also reviewed the proposed merger structure and certain significant terms of the proposed mergers. Synergy Consulting Services Corporation, a nationally recognized independent nuclear energy consultant retained by IPC, presented a report containing the results of its evaluation of the Duane Arnold Energy Center nuclear generating facility of Utilities and of the Kewaunee nuclear facility of WP&L and identified and characterized for the IPC Board generic nuclear power plant business risks. Synergy Consulting Services Corporation concluded that the Duane Arnold facility ranked above-average among the industry's nuclear generating plants in all benchmarking categories, was in good physical condition and was well managed and also concluded that the plans for decommissioning the Duane Arnold facility at the end of its useful life appeared to be adequate assuming Utilities was successful in obtaining approval from the IUB for a significant increase in its annual decommissioning fund allocation beginning in 1996. Synergy Consulting Services Corporation concluded that the Kewaunee facility has historically been one of the best performing plants within the nuclear industry and noted that it had recently received the highest possible performance ratings from both the NRC and from the Institute of Nuclear Power Operations (INPO). However, Synergy Consulting Services Corporation also noted that the Kewaunee facility is experiencing certain steam generator tube and tube sleeve degradation that potentially threatens the economic viability of continued plant operation but that viable economic alternatives to this operational problem exist. Synergy Consulting Services Corporation also concluded that WP&L management understood the financial risks associated with the alternative scenarios for the Kewaunee facility's future, that WP&L management had concluded that such risks were manageable and that the plans for decommissioning the Kewaunee facility at the end of its useful life were adequate. In the course of its evaluation, Synergy Consulting Services Corporation reviewed documentation containing relevant operating statistics (capacity factors, production costs and regulatory performance) and reviewed external performance evaluations of the Duane Arnold and Kewaunee facilities including INPO ratings, NRC Systematic Assessment of Licensee Performance (SALP) ratings and other ratings based on publicly available industry benchmarking data of nuclear station performance. The Synergy Consulting Services Corporation evaluation took into account specific risks associated with the Duane Arnold and Kewaunee facilities in the following categories: production, costs, organization and management, and decommissioning plan. Finally, Synergy Consulting Services Corporation briefed the IPC Board on the generic risks associated with nuclear generating plants, including premature permanent plant shutdown, temporary plant shutdown, uneconomic plant operation, inability to extend plant life, unanticipated costs, consequences of a nuclear accident, changes in regulations, fuel storage and fuel disposal and decommissioning costs. Following such presentations, the IPC Board once again discussed the various potential benefits of the proposed combination to IPC's stockholders and customers and authorized management to continue negotiations with IES and WPLH.

    The representatives and advisors for all three companies met and spoke on numerous occasions over the next three weeks, finalizing managements' synergy study, discussing the transaction and the related documentation and negotiating the terms of the Merger Agreement, including the conditions to closing, the termination provisions, the break-up fees, the covenants which would govern the operations of WPLH, IES and IPC prior to the Effective Time and various other policy matters that would govern the operations of the combined company after the Effective Time. These discussions included meetings on November 1 and November 6, 1995 in New York among Edward M. Gleason, Vice President, Treasurer and Corporate Secretary of WPLH, Mr. Root, Mr. Stoppelmoor and Mr. Chase, as well as their legal counsel, to document the negotiated terms of the Merger Agreement and other transaction documents. Merrill Lynch, Morgan Stanley and Salomon Brothers held further discussions with respect to the exchange ratios during the week of November 5, 1995. During the course of these discussions, Merrill Lynch, Morgan Stanley and Salomon Brothers each formulated a range of exchange ratios (but not specific ratios) for purposes of the ultimate negotiation of the specific exchange ratios by the parties, which ranges were then communicated to each firm's respective client. While the parties' financial advisors discussed the exchange ratios and their respective client's positions with respect thereto, the IES Ratio and the IPC Ratio were ultimately determined by each of IES and WPLH and IPC and WPLH, respectively.

    On November 7, 1995, at a special meeting of the IPC Board, IPC management, Salomon Brothers and legal counsel updated the IPC Board on the overall progress of the merger negotiations with WPLH and IES. Counsel to IPC outlined in detail the terms and conditions of the then current forms of the Merger Agreement, the Stock Option Agreements and the Employment Agreements. Counsel reviewed such matters as the covenants that would govern the operations of the companies prior to the Effective Time, the representations and warranties of each of the companies, the conditions to consummation of the Mergers and the termination provisions of the Merger Agreement (including the termination fees and the operation of the Stock Option Agreements). The IPC Board also discussed with management, counsel and Salomon Brothers the management succession plan outlined in the Merger Agreement, the composition of the Interstate Energy Board and potential integration strategies. Consulting Group assisted IPC management in a further presentation to the IPC Board where management reported on the analyses of WPLH, IES and IPC managements of the potential synergies that could be achieved by a combination of the three companies. This presentation reviewed assumptions underlying managements' analyses, gave an overview of the types of synergies (financial, regulatory and operational) that could be achieved by a three-way combination and emphasized that the identified synergies were all directly related to a possible merger and did not include other types of savings that might be achieved without a merger. An overview of categories of synergies was given which identified the following areas for potential synergies: corporate and support labor, corporate programs, electric production, fuel transportation, gas supply costs and purchasing economies for items such as materials, supplies and contract services. The analyses assumed a period of 1997-2006, that the combination would result in a utility holding company registered under the 1935 Act, that management and operational integration of corporate, distribution and production support functions would occur without total physical centralization, that labor savings would be achieved by a variety of methods, including attrition, controlled hiring and voluntary separation programs over three years following the combination, and that costs to achieve the savings would be incurred primarily over the first three years following the combination. Based upon the information compiled through November 7, 1995, managements' analyses, as reported to the IPC Board, estimated that approximately $780 million in potential synergy savings were realizable over the assumed ten-year period, with the cost to achieve such savings estimated to be approximately $80 million, resulting in managements' estimate of approximately $700 million of net anticipated synergy savings as a result of the Mergers over the assumed ten-year period. The analyses employed in order to develop managements' estimates of potential savings as a result of the Mergers utilized information provided by each company and were based upon various assumptions that involve judgments with respect to, among other things, future national and regional economic and competitive conditions, technological developments, inflation rates, regulatory treatment, weather conditions, financial market conditions, future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of IPC, IES and WPLH.

    At the November 7 meeting, the IPC Board also discussed with Salomon Brothers various financial analyses prepared by Salomon Brothers with respect to each of IPC, WPLH and IES. The IPC Board again discussed the potential benefits of the proposed three-way combination to IPC stockholders (in the form of a premium for their shares and enhanced opportunities for earnings and dividend growth) and to customers of IPC (in the form of maintenance of quality service and competitive rates). At the conclusion of the November 7 meeting, the IPC Board authorized management to pursue finalization of the Merger Agreement and the other transaction documents with WPLH and IES and to negotiate an exchange ratio for IPC Common Stock within a specified range determined by the IPC Board.

    On November 9, 1995, discussions were held among Mr. Davis, Mr. Liu and Mr. Stoppelmoor and among Merrill Lynch, Morgan Stanley and Salomon Brothers regarding the exchange ratios to be applied to IES Common Stock and IPC Common Stock. After consulting and reviewing with Merrill Lynch the range of exchange ratios previously presented by Merrill Lynch and discussed with the WPLH Board, as well as the discussions among the companies and their financial advisors regarding the exchange ratios, WPLH management proposed ratios to IES and IPC which would result in each share of WPLH Common Stock remaining outstanding as one share of Interstate Energy Common Stock, each share of IES Common Stock being converted into 0.98 a share of Interstate Energy Common Stock and each share of IPC Common Stock being converted into 1.11 shares of Interstate Energy Common Stock.

    As a result of these discussions, Mr. Stoppelmoor determined to present to IPC's Board WPLH's proposed exchange ratio of 1.11 shares of Interstate Energy Common Stock for each share of IPC Common Stock. This determination was made based upon the fact that this exchange ratio was within the range specified by IPC's Board at the November 7, 1995 meeting and was subject to the understanding of Salomon Brothers and Mr. Stoppelmoor that the exchange ratio proposed with respect to IES would be 0.98 of a share of Interstate Energy Common Stock for each share of IES Common Stock.

    On November 10, 1995, at a special meeting of the WPLH Board, counsel to WPLH outlined in detail the terms and conditions of the final forms of Merger Agreement, Stock Option Agreements, Employment Agreements and other transaction documents. Counsel reviewed such matters as the representations and warranties of each of the companies, the conditions to consummation of the Mergers and the termination provisions of the Merger Agreement (including the termination fees and the operation of the Stock Option Agreements). Counsel also reviewed the succession plan outlined in the Merger Agreement and the handling of the various other issues relating to the transactions, such as the composition of the board of directors of the combined company. Mr. Protsch, A.J. (Nino) Amato, Senior Vice President of WP&L, Mr. Doyle, Ms. Swan and Mr. Gleason made management presentations to the WPLH Board, including an updated report on the analysis of potential synergies prepared by the managements of WPLH, IES and IPC, with the assistance of Consulting Group, which included discussions of potential cost savings from economies of scale and decreased electric production and gas purchase costs and elimination of duplicative administrative expenses, and a review of the regulatory plan and the completion of the overall due diligence process. Legal counsel and management then described the covenants which would govern the operations of WPLH, IES and IPC prior to the Effective Time and other policy issues which would govern the operations of the combined company and its subsidiaries subsequent to the Effective Time. At the November 10 meeting, Merrill Lynch delivered its written opinion to the WPLH Board that, as of such date and based upon and subject to the matters discussed, the proposed exchange ratios of 0.98 of a share of Interstate Energy Common Stock per share of IES Common Stock and 1.11 shares of Interstate Energy Common Stock per share of IPC Common Stock were fair to WPLH from a financial point of view. The WPLH Board discussed the presentations they had received at this and various other WPLH Board Meetings and, upon conclusion, unanimously approved the Merger Agreement and the Stock Option Agreements and authorized their execution.

    On November 10, 1995, at a regularly scheduled meeting of the IES Board, counsel to IES presented in detail the terms and conditions of the proposed Merger Agreement, Stock Option Agreements, Employment Agreements and other transaction documents. Arthur Andersen Economic Consulting made a presentation summarizing various financial data of the merger candidates and IES, including retail price per Kwh and sales volume growth, and emphasizing that factors to be considered in evaluating a merger candidate include management capability, regulatory issues (including past regulatory performances, stranded asset exposure and complexities of multi-state operations) and cultural factors. The Arthur Andersen Economic Consulting presentation also generally reviewed two strategic options available for electric utilities responding to increased competition: 1) consolidation or merger; and 2) process reengineering. Arthur Andersen Economic Consulting analyzed for IES cost savings that could possibly be realized from four different hypothetical merger combination transactions and through process reengineering on a stand-alone basis. The cost savings analyses were based solely on publicly available information and were developed using a third-party model and assumptions, including industry benchmarks developed in conjunction with and adopted by IES management. In addition to the principal approach using the third-party model, two additional methodologies were utilized to substantiate the reasonableness of the principal approach: the average preliminary comparison method and the statistical econometric regression estimation methodology. Both of these secondary methodologies utilize publicly available data gleaned from recently announced or completed electric utility mergers. The cost savings analyses of the four possible merger combinations and of IES on a stand-alone basis pursuing process reengineering indicated that a three-way combination of IES and WPLH and IPC might result in the highest level of cost savings. Because these analyses were based solely on publicly available data without input from nonpublic information from the various potential merger candidates, Arthur Andersen Economic Consulting stressed that these analyses could not be relied on to definitively rank the alternatives. Although Arthur Andersen Economic Consulting reviewed various potential transactions, the firm made no recommendation to the IES Board as to whether or not to proceed with a merger or who to select as a merger partner. Morgan Stanley rendered to the IES Board an oral opinion to the effect that, at such date, and based upon the procedures and subject to the assumptions stated at the meeting, the IES Ratio, taking into account the IPC Ratio, was fair from a financial point of view to the holders of IES Common Stock. The IES Board discussed the presentations they had received at this and other IES Board meetings and, upon conclusion, the IES Board members present at the meeting unanimously approved the Merger Agreement and the Stock Option Agreements and authorized their execution.

    On November 10, 1995, at a special meeting of the IPC Board, counsel to IPC reviewed with the IPC Board the terms of the final forms of Merger Agreement, Stock Option Agreements, Employment Agreements and other transaction documents. Counsel also reviewed the approval process to be commenced upon execution of the Merger Agreement, including the process of seeking the approval of IPC stockholders and the various regulatory agencies whose approval would be required. Counsel also discussed with the IPC board various provisions of the 1935 Act and their applicability to the proposed Mergers and to the operations of the combined entity after the Effective Time. At the November 10 meeting, Salomon Brothers delivered its written opinion to the IPC Board to the effect that, as of such date and based upon and subject to various considerations set forth in such opinion, the proposed exchange ratio of 1.11 shares of Interstate Energy Common Stock for each share of IPC Common Stock was fair, from a financial point of view, to the holders of IPC Common Stock (other than WPLH, IES or any of their respective affiliates). The IPC Board then discussed the presentations they had received at this and various other IPC Board meetings and, upon conclusion, unanimously approved the Merger Agreement and the Stock Option Agreements and the transactions contemplated thereby, and authorized their execution. Following the meetings of the WPLH Board, the IES Board and the IPC Board, the Merger Agreement and the Stock Option Agreements were executed.

    In mid-April 1996, Morgan Stanley, on behalf of IES, contacted Merrill Lynch and informed Merrill Lynch that IES desired to discuss certain issues regarding the Merger Agreement and specifically IES's investment in McLeod. Morgan Stanley noted that the potential value of IES's stake in McLeod might be above that contemplated at the time the parties originally entered into the Merger Agreement.

    As of the date hereof, IES Investments Inc., an indirect wholly-owned subsidiary of IES, holds 8,420,457 shares of McLeod Class B common stock (which is convertible at the option of IES into McLeod Class A common stock on a share-for-share basis) and vested options to purchase an additional 1,300,688 shares. In the McLeod initial public offering, IES Investments Inc. also purchased 500,000 shares of Class A common stock. The rights of McLeod Class A common stock and Class B common stock are substantially identical except that Class A common stock has 1 vote per share and

Class B common stock has 0.40 votes per share. Mr. Liu is a director of McLeod, owns 7,450 shares of Class A common stock and has a currently exercisable option to purchase 32,813 shares of Class A common stock of McLeod.

    IES Investments Inc. purchased the McLeod Class B common stock in three blocks commencing in April 1993, for an aggregate of $9.2 million. The options are exercisable for approximately $2.3 million in the aggregate. IES Investments Inc. paid $10.0 million for the Class A common stock purchased in the McLeod initial public offering.

    Following the passage of the Telecommunications Act of 1996, in April 1996, McLeod filed a registration statement with the SEC with respect to an initial public offering of its Class A common stock. On June 14, 1996, McLeod sold 13.8 million shares of its Class A common stock in an initial public offering at a price to the public of $20 per share. On such date, the last sale price per share of the McLeod Class A common stock on the Nasdaq National Market was $25.50. McLeod, a provider of integrated local and long distance telecommunications services to small and medium-sized businesses primarily in Iowa and Illinois, reported a net loss of $11.3 million on revenues of $29.0 million for the fiscal year ended December 31, 1995. IES did not sell or convert any of its shares of Class B common stock of McLeod in the initial public offering, but purchased $10 million of McLeod Class A common stock as a part of the public offering transaction. IES is also subject to an Investor Agreement executed on April 1, 1996 with McLeod pursuant to which IES has agreed, for a two-year period which commenced on June 10, 1996, not to sell any equity securities of McLeod unless otherwise approved by the McLeod Board of Directors.

    On April 19, 1996, prior to the consummation of the McLeod initial public offering, Morgan Stanley, on behalf of IES, proposed that the ratio at which shares of IES Common Stock would be converted into shares of Interstate Energy Common Stock be adjusted to provide IES shareholders with two-thirds of the after-tax gain of IES's investment in McLeod, assuming that McLeod completed its initial public offering and that IES constructively sold its investment in McLeod within a period immediately prior to consummation of the Mergers. Under the IES proposal, the after-tax gain associated with a constructive sale of IES's interest in McLeod and the value of additional shares of Interstate Energy Common Stock to be issued to holders of IES Common Stock would have been based on the market value of McLeod common shares within a period immediately prior to the consummation of the Mergers. Following discussions with its financial and legal advisors, management of WPLH indicated that WPLH did not consider the modification of the IES exchange ratio as proposed by IES to be appropriate based in part upon the contingent nature of IES's investment in McLeod. IPC's management concurred with the position adopted by WPLH.

    On May 1, 1996, Morgan Stanley delivered to Merrill Lynch a revised proposal from IES to provide for an adjustment of the IES exchange ratio. The revised IES proposal provided that the IES exchange ratio be increased to provide an additional $25 million of Interstate Energy Common Stock to IES shareholders contingent upon McLeod completing an initial public offering prior to the consummation of the Mergers. As proposed by IES, the number of additional shares of Interstate Energy Common Stock to be issued in the event McLeod completed its initial public offering as described above would be based on the trading price of the WPLH Common Stock in the ten trading days prior to the execution of an amendment to the Merger Agreement.

    After consulting with members of the WPLH Board and WPLH's financial and legal advisors regarding the revised IES proposal, Mr. Davis contacted Mr. Liu and informed him that WPLH management would be prepared to recommend to the WPLH Board a proposal that would increase the IES exchange ratio from 0.98 to 1.01 provided that, prior to the consummation of the Mergers, McLeod completed its initial public offering generally as described in its initial filing with the SEC and at a price per share greater than or equal to $13.00. During this time, Mr. Davis also had periodic conversations with Mr. Stoppelmoor regarding the IES proposals and IPC's position regarding an amendment to the Merger Agreement. The financial advisors for both WPLH and IPC also discussed matters relating to the amendment and IPC's views with respect thereto. Following these discussions and further consultations with members of their respective Boards and financial and legal advisors, Messrs. Davis, Liu and Stoppelmoor agreed to recommend to their Boards approval of an amendment to the Merger Agreement that would include a provision increasing the IES exchange ratio from 0.98 to 1.01 in the event McLeod completed an initial public offering within the parameters described above prior to the consummation of the Mergers.

    On May 7, 1996, the IES Board approved in principle the proposed amendment to the Merger Agreement. The IES Board, in attempting to determine the potential value to the IES shareholders of the McLeod holdings, estimated that IES could have realized a potential pre-tax gain of $152 million if IES were able to participate in the McLeod initial public offering and realize a sale price equal to $17 per share, the midpoint of McLeod's then disclosed offering price range (assuming the exercise of all options vested as of June 30, 1996). In deciding to accept the revised IES Ratio, the IES Board, after discussion with Morgan Stanley, considered, among other factors (i) the taxes which would likely be payable by IES upon the eventual sale of its McLeod common stock once the aforementioned restrictions on transfer had lapsed, (ii) the fact that, in valuing IES Common Stock, the market would significantly discount the value of McLeod due to lack of earnings and to the underlying volatility which would be inherent in the publicly-traded McLeod Class A common stock, given the difference in industry fundamentals and anticipated shareholder profiles between McLeod and IES, (iii) the illiquidity of the IES stake in light of IES's restrictions on transfer, and (iv) the fact that with the adjusted 1.01 exchange ratio, IES shareholders, through their pro forma ownership of Interstate Energy, would effectively retain approximately 42% of the value attributable to IES's ownership of McLeod shares.

    On May 7, 1996, at a special meeting of the WPLH Board, counsel to WPLH described the proposed amendment to the Merger Agreement and discussed with the WPLH Board the impact the proposed amendment would have on various provisions of the Merger Agreement. At this meeting, Merrill Lynch also discussed and reviewed with the WPLH Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency and orally confirmed that Merrill Lynch would be prepared to render an opinion to the effect that, based on the assumptions made, matters considered and limits of review as set forth in such opinion, the Ratios (including the IES Ratio as adjusted if the McLeod Contingency is satisfied) are fair to WPLH from a financial point of view. After considering the presentations made and the matters discussed at the special meeting, the WPLH Board by the directors present unanimously approved the proposed amendment to the Merger Agreement and authorized the execution thereof.

    On May 10, 1996, the IPC Board met with its financial and legal advisors to discuss and vote upon the proposed amendment to the Merger Agreement. IPC's legal advisors described the proposed amendment to the IPC Board, and discussed with the IPC Board various applicable provisions of the Merger Agreement. Salomon Brothers reviewed with the IPC Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency and advised the IPC Board that if the proposed amendment were adopted, Salomon Brothers could render an opinion to the effect that, based upon and subject to various considerations that would be set forth in such opinion, as of May 10, 1996, the IPC Ratio (assuming the IES Ratio is adjusted for satisfaction of the McLeod Contingency) is fair to the holders of IPC Common Stock (other than WPLH, IES or any of their respective affiliates) from a financial point of view. After considering the presentations made and the matters discussed at the meeting, the IPC Board unanimously approved the proposed amendment to the Merger Agreement and authorized the execution thereof.

    The amendment to the Merger Agreement was executed by the parties on May 22, 1996.

    On June 14, 1996, McLeod completed its initial public offering and the McLeod Contingency was satisfied. As a result, the IES Ratio was automatically adjusted to 1.01.

REASONS FOR THE MERGERS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    WPLH, IES and IPC believe that the Mergers offer the following significant strategic and financial benefits to each company and to their respective shareowners, as well as to their employees and customers:

    - MAINTENANCE OF COMPETITIVE RATES -- Interstate Energy will be more effective in meeting the challenges of the increasingly competitive environment in the utility industry than any of WPLH, IES or IPC standing alone due to the economies of scale available to Interstate Energy. The impact of these economies of scale, which are described in greater detail below, will help to position Interstate Energy to deal effectively with increased competition with respect to rates. The Mergers, by creating the potential for increased economies of scale, will create the opportunity for strategic, financial and operational benefits for customers in the form of more competitive rates over the long term and for shareowners in the form of greater financial strength and financial flexibility.

    - INTEGRATION OF CORPORATE AND ADMINISTRATIVE FUNCTIONS -- Interstate Energy will be able to consolidate certain corporate and administrative functions of WPLH, IES and IPC, thereby eliminating duplicative positions, reducing other non-labor corporate and administrative expenses and limiting or avoiding duplicative expenditures for administrative and customer service programs and information systems. A joint transition task force is examining the manner in which to best organize and manage the businesses of Interstate Energy and identify duplicative positions in the corporate and administrative areas. It is anticipated that, as a result of combining staff and other functions, Interstate Energy will have somewhat fewer employees within several years than WPLH, IES and IPC currently have in the aggregate. WPLH, IES and IPC are committed to achieve cost savings in the area of personnel reductions through attrition, strictly controlled hiring, and reassignment and retraining and, to the extent required, severance and targeted early retirement programs. In addition, some savings in areas such as insurance and regulatory costs and legal, audit and consulting fees are expected to be realized.

    - REDUCED OPERATING COSTS -- The combination should result in decreased electric production costs through the joint dispatch of the systems. Natural gas supply savings through combined purchasing are also anticipated.

    - PURCHASING ECONOMIES AND STREAMLINING OF INVENTORIES -- The combination of the three companies should result in greater purchasing power for items such as fuel and transportation services and general and operational goods and services, and the reduction of inventories for standardized materials and supplies for construction, operations and maintenance within the combined generation, transmission and distribution systems.

    - COORDINATION OF DIVERSIFICATION PROGRAMS -- WPLH and IES each have significant non-utility subsidiaries, and Interstate Energy, as a stronger financial entity, should be able to manage and pursue such subsidiary businesses more efficiently and effectively. WPLH and IES currently engage in a number of diversified businesses, some of which are complementary. To the extent such complementary businesses are combined and able to collaborate in the pursuit of market opportunities, benefits from economies of scale should be obtained and thereby improve the performance of these businesses. Furthermore, due to the larger capital base of Interstate Energy, the financial flexibility will exist to support the existing businesses as well as take advantage of new business opportunities as they arise.

    - MORE DIVERSE SERVICE TERRITORY -- The combined service territories of WP&L, Utilities and IPC will be larger and more diverse than any of the service territories of WP&L, Utilities or IPC as independent entities. This increased customer and geographical diversity is expected to reduce the exposure to changes in economic, competitive or climatic conditions in any given sector of the combined service territory.

    - EXPANDED MANAGEMENT RESOURCES -- In combination, WPLH, IES and IPC will be able to draw on a larger and more diverse mid- and senior-level management pool to lead Interstate Energy forward in an increasingly competitive environment for the delivery of energy and should be better able to attract and retain the most qualified employees. The employees of Interstate Energy should also benefit from new opportunities in the expanded organization.

    Subject to the qualifications expressed below, WPLH, IES and IPC believe that synergies from the Mergers will generate substantial cost savings to Interstate Energy, which would not be available absent the Mergers. Although there can be no assurances that such results will be achieved, current estimates by the managements of WPLH, IES and IPC indicate that the Mergers could result in potential net cost savings (that is, after taking into account the costs incurred to achieve such savings) of approximately $749 million during the ten-year period following the Mergers. Approximately 45% of these savings are expected to be achieved through personnel reductions involving approximately 600 positions. Other potentially significant cost savings include reduced corporate and administrative programs, reduced electric production costs, nonfuel purchasing economies, lower gas supply costs, and other avoided or reduced operation and maintenance costs, such as the deferral of costs associated with adding new generating capacity.

    Any actual savings in costs are expected through the regulatory process to inure to the benefit of both shareowners and ratepayers. The allocation of the benefits and cost savings among shareowners and ratepayers will depend on the results of regulatory proceedings in the various jurisdictions in which WPLH, IES and IPC operate their businesses. See "Regulatory Matters."

    The foregoing discussion contains forward looking statements, including, without limitation, mangements' estimates of potential net cost savings. Actual results might differ materially from those contained in the forward looking statements. The analyses employed in order to develop managements' estimates of potential savings as a result of the Mergers were necessarily based upon various assumptions that involve judgments with respect to, among other things, future national and regional economic and competitive conditions, technological developments, inflation rates, regulatory treatment, weather conditions, financial market conditions, future business decisions, and other uncertainties, all of which are difficult to predict and many of which are beyond the control of WPLH, IES and IPC. Accordingly, while WPLH, IES and IPC believe that such assumptions are reasonable for purposes of the development of estimates of potential savings, there can be no assurance that such assumptions will approximate actual experience or that such savings will be realized.

    The WPLH Board, the IES Board and the IPC Board each considered the impact of Interstate Energy registering as a holding company under the 1935 Act in connection with the Mergers. Based on the benefits that each company believes will be derived from the Mergers, the potential detriments associated with Interstate Energy operating as a registered holding company were not deemed material. See "Regulatory Matters -- Public Utility Holding Company Act of 1935."

    WPLH. The WPLH Board believes that the terms of the Mergers are fair to, and in the best interests of, WPLH and its shareowners. Accordingly, the WPLH Board, by a unanimous vote, has approved the Merger Agreement (and the transactions contemplated thereby) and recommends its approval and adoption by WPLH's shareowners. The WPLH Board believes: that WPLH's shareowners will benefit by participation in the combined economic growth of the WP&L, Utilities and IPC service territories, and from the inherent increase in scale economies, the market diversification and the resulting increased financial stability and strength; that the Mergers will result in cost savings from decreased electric production and gas supply costs, a reduction in operating and maintenance expense and other factors discussed above; and that the combined enterprise can more effectively participate in the increasingly competitive market for the generation of power. All of these factors offer a potential increase in earnings and the creation of a larger, financially stronger company.

    In reaching its conclusions, the WPLH Board considered (i) the financial performance, condition, business operations and prospects of each of WPLH, IES and IPC and that, on a combined basis, the companies will likely have greater financial stability and strength due to participation in the combined economic climate and growth of each of the WP&L, Utilities and IPC service territories, the inherent increase in scale economies, the market diversification resulting from the combination of customer bases and the impact of the potential operating efficiencies and other synergies which are expected to reduce operational and maintenance expenses, as more fully discussed above; (ii) current industry, economic, market and regulatory conditions which encourage consolidation to reduce risk and create new avenues for earnings growth (as discussed under "The Mergers -- Background of the Mergers" above); (iii) the anticipated positive effect of the Mergers on shareowners and customers (as more fully discussed above); (iv) the terms of the Merger Agreement, the Stock Option Agreements, the Employment Agreements and other documents executed and to be executed in connection with the Mergers which provide for reciprocal representations and warranties, conditions to closing and rights to termination, balanced rights and obligations and protection for employees of WPLH (as discussed under "The Merger Agreement," "The Stock Option Agreements" and "-- Employment Agreements"); (v) the management succession plan specified in the Merger Agreement and the Employment Agreements of Messrs. Liu, Davis, Stoppelmoor and Chase (as described under "-- Employment Agreements" and "Interstate Energy Following the Mergers -- Management of Interstate Energy") which provides a prudent plan for managing the integration of and transition in management; (vi) the impact of regulation under various state and federal laws (as described under "Regulatory Matters" and "-- Background of the Mergers"); (vii) that the Mergers are expected to be treated as a tax-free reorganization to shareowners and to be accounted for as a pooling-of-interests transaction (which avoids the reduction in earnings which would result from the creation and amortization of goodwill under purchase accounting) (as discussed under "-- Certain Federal Income Tax Consequences" and "-- Accounting Treatment"); and (viii) the opinion of Merrill Lynch, described below, that the Ratios are fair to WPLH from a financial point of view. In determining that the Mergers are fair to and in the best interests of its shareowners, the WPLH Board considered the above factors as a whole and did not assign specific or relative weights to any one factor or group of factors.

    The WPLH Board did, however, consider several countervailing factors associated with the Mergers. The first factor related to Utilities' ownership and operation of the Duane Arnold Energy Center, which is a 520 MW boiling water reactor nuclear power plant. The WPLH Board considered the fact that Utilities was a 70% owner of the plant and that this plant provided Utilities with approximately 18% of its generating capacity and 25% of its energy requirements. Comparable to the Kewaunee Nuclear facility (of which WP&L is a part owner) in terms of its licensed life, the Duane Arnold facility had a net book value in the fall of 1995 of approximately $300 million. Available estimates suggested that the facility faced a decommissioning liability of approximately $361 million (in 1993 dollars) of which Utilities is responsible for 70% or approximately $253 million, with approximately $34 million (at the end of 1994) thereof accumulated in an external trust fund and approximately $21 million (at the end of 1994) thereof accumulated in an internal reserve. The WPLH Board considered this as a potential negative factor associated with the combination due to the uncertainty surrounding whether the Duane Arnold facility would be well-positioned to operate as a competitive power production facility in the event that the generation segment of the electric utility industry became substantially unregulated and fully competitive. The question presented was whether there was likely to be material financial risk in such a circumstance in the form of potential stranded investment.

    The potential negative impact of the Duane Arnold facility was offset by various other factors. First, the WPLH Board believes, based on ongoing proceedings at FERC, that federal policymakers will ultimately allow for the recovery of stranded investment in the event that policies are implemented which bring about greater competition in the generation sector of the electric utility industry. Second, all available information led to the conclusion that the Duane Arnold facility was a well-operated and well-managed nuclear facility whose costs were generally more favorable than those of most nuclear plants in North America. Third, historical regulatory experiences in Iowa presented no evidence that unreasonable regulatory ratemaking policies would likely be implemented with respect to that facility.

    A second concern considered by the WPLH Board related to the ownership by Utilities and IPC of former manufactured gas plant sites for which remediation costs will be incurred over time. Utilities owns or may have responsibility for remediation for 34 such sites while IPC owns or may have responsibility for
remediation  for  nine  such  sites.  With  respect  to  the  Utilities   sites,
information available to the WPLH Board suggested that while the potential magnitude of remaining clean-up costs was significant (approximately $37 million based on then current estimates), Utilities had a well-established track record of effectively investigating and remediating its former manufactured gas plant sites and of seeking and receiving favorable regulatory rate treatment in the State of Iowa for the costs incurred in those efforts. With respect to a majority of the sites, IPC was found to be in the early stages of evaluating its manufactured gas plant obligations and potential financial exposures. As of the fall of 1995, IPC had received favorable regulatory rate treatment in the States of Iowa and Illinois with respect to costs incurred to date in the investigation of its former manufactured gas plant sites. In connection with the IPC sites located in Minnesota, a decision on rate recovery was then pending in a rate case and the WPLH Board did not rely on the potential for full or partial rate recovery (or the timing thereof) in analyzing the Mergers.

    Although the WPLH Board considered the foregoing factors in approving the Mergers, due to the beneficial aspects of the Mergers described above, the WPLH Board concluded that the unfavorable aspects of the Mergers were outweighed by the positive impacts and potential opportunities.

    THE WPLH BOARD BY THE DIRECTORS PRESENT HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, WPLH'S SHAREOWNERS, HAS APPROVED EACH OF THE WPLH CHARTER AMENDMENTS, SUPPORTS THE ELECTION OF THE NOMINATED WPLH DIRECTORS AND SUPPORTS THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS WPLH'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996. THE WPLH BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF EACH OF THE WPLH CHARTER AMENDMENTS, FOR THE ELECTION OF THE NOMINATED WPLH DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

    IES. The IES Board believes that the terms of the Mergers are fair to, and in the best interests of, IES and its shareholders. Accordingly, the IES Board, by a unanimous vote of the directors present, has approved the Merger Agreement and the transactions contemplated thereby and recommends its approval and adoption by IES's shareholders. The IES Board believes: that the IES Ratio offers IES shareholders an attractive premium over the recent historical trading prices of IES Common Stock; that IES shareholders will benefit by participation in the combined economic growth of the service territories of Utilities, WP&L and IPC, and from the inherent increase in scale economies, the market diversification and the resulting increased financial stability and strength of the combined entity; that the Mergers will result in cost savings from decreased electric production and gas supply costs, a reduction in operating and maintenance expense and other factors discussed above; that the combined enterprise can more effectively participate in the increasingly competitive market for the generation of power; and that the Mergers and various provisions of the Merger Agreement offer IES shareholders, ratepayers and employees a unique opportunity to realize the benefits created by combining the three entities. The IES Board believes that these factors offer a potential increase in earnings in excess of those that could be achieved by IES alone, and that the Mergers will result in the creation of a larger, financially stronger company.

    In reaching its conclusions, the IES Board considered (i) the original and the adjusted IES Ratio and the fact that such ratios represent approximately an 11% premium and an 11.34% premium, respectively, over the closing price of IES Common Stock on the NYSE on November 10, 1995 (the last full trading day prior to the public announcement of the Mergers) and premiums of approximately 14% and 14.43%, respectively, over the closing price of IES Common Stock on the NYSE on October 10, 1995 (the trading day that is 30 days prior to the date on which the Mergers were publicly announced); (ii) the financial performance, condition, business operations and prospects of each of IES, WPLH and IPC and that, on a combined basis, the companies will likely have greater financial stability and strength due to participation in the combined economic climate and growth of each of the Utilities, WP&L and IPC service territories, the inherent increase in scale economies, the market diversification resulting from the combination of customer bases and the impact of the potential operating efficiencies and other synergies which are expected to reduce operational and maintenance expenses, as more fully discussed above; (iii) current industry, economic, market and regulatory conditions which encourage consolidation to reduce risk and create new avenues for earnings growth (as discussed under "The Mergers -- Background of the Mergers" above); (iv) IES's prospects for earnings and dividend growth on a stand-alone basis in light of IES's size relative to many of the electric utility companies abutting Utilities' service territory (IES ranks ninth out of 20 such companies based on aggregate market capitalization); (v) the recent wave of merger activity involving electric utility companies in markets near Utilities' service territory and IES's ability to remain competitive on an independent basis over the long-term; (vi) the anticipated positive effect of the Mergers on IES's shareholders and Utilities' customers, including maintaining competitiveness, integrating corporate and administrative functions and reducing operating costs (all as more fully described above); (vii) the terms of the Merger Agreement, the Stock Option Agreements, the Employment Agreements and other documents executed and to be executed in connection with the Mergers which provide for the adjustment of the IES Ratio in the event the McLeod Contingency is satisfied (which has occurred), reciprocal representations and warranties, conditions to closing and rights to termination, and balanced rights and obligations; (viii) the management succession plan specified in the Merger Agreement and the Employment Agreements of Messrs. Liu, Davis, Stoppelmoor and Chase (as described under "-- Employment Agreements" and "Interstate Energy Following the Mergers -- Management of Interstate Energy") which provides a prudent plan for managing the integration of and transition in management; (ix) the impact of regulation under various state and federal laws (as described under "Regulatory Matters" and "-- Background of the Mergers");
(x) that the Mergers are expected to be treated as tax-free reorganizations to shareholders and to be accounted for as a pooling-of-interests transaction (which avoids the reduction in earnings which would result from the creation and amortization of goodwill under purchase accounting); and (xi) the opinion of Morgan Stanley, described below, that the IES Ratio, taking into account the IPC Ratio, is fair from a financial point of view to the holders of IES Common
Stock. The IES Board recognizes that (i) giving effect to the Mergers, equivalent IES earnings per share will be slightly lower than IES earnings per share for the 12-months ended September 30, 1995, (ii) annual dividends per share of Interstate Energy Common Stock are expected to be lower than those which have been paid on IES Common Stock (see "Selected Historical and Pro Forma Data"), and (iii) recent operating revenues, operating income and other financial factors are slightly higher for IES than WPLH; and, although these factors are not immaterial, the IES Board believes the factors discussed in the preceding sentences, together with those reasons discussed above and the advice or assistance of its financial advisors and consultants as described herein, substantially outweigh any negatives and the terms of the Mergers are, as a whole, in the best interests of IES and its shareholders. In determining that the Mergers are fair to and in the best interests of shareholders, the IES Board considered the above factors as a whole and did not assign specific or relative weights to any one factor or group of factors.

    THE IES BOARD HAS APPROVED THE MERGER AGREEMENT BY UNANIMOUS VOTE OF THE DIRECTORS THEN PRESENT AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, IES'S SHAREHOLDERS, AND SUPPORTS THE ELECTION OF THE NOMINATED IES DIRECTORS. THE IES BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE ELECTION OF THE NOMINATED IES DIRECTORS.

    IPC. The IPC Board believes that the terms of the Mergers are fair to, and in the best interests of, IPC and its stockholders. Accordingly, the IPC Board, by a unanimous vote, has approved the Merger Agreement (and the transactions contemplated thereby) and recommends its approval and adoption by IPC's stockholders. The IPC Board further believes that the IPC Charter Amendment is an important precondition to the IPC Merger in order to secure tax-free reorganization status for the IPC Merger or the IPC Direct Merger, as the case may be, under the Code. Accordingly, the IPC Board, by a unanimous vote, has adopted a resolution setting forth the IPC Charter Amendment and declaring its advisability, and recommends approval of the IPC Charter Amendment by IPC's stockholders. The IPC Board believes: that the IPC Ratio offers to IPC stockholders an attractive premium over the recent historical trading prices of IPC Common Stock; that IPC stockholders will benefit by participation in the combined economic growth of the service territories of IPC, WP&L and Utilities, and from the anticipated increase in scale economies, the market diversification and the resulting increased financial stability and strength of the combined entity; that the Mergers will result in cost savings from decreased electric production and gas supply costs, a reduction in operating and maintenance expense and other factors discussed above; that the combined enterprise can more effectively participate in the increasingly competitive market for the generation of power; and that the Mergers and various provisions of the Merger Agreement offer IPC stockholders, ratepayers and employees a unique opportunity to realize the benefits created by combining the three entities. The IPC Board believes that these factors offer a potential increase in earnings in excess of those that could be achieved by IPC alone, and the potential for IPC's stockholders to participate in the creation of a larger, financially stronger company.

    In reaching its conclusions, the IPC Board considered (i) the IPC Ratio and the fact that it represents a premium of approximately 15.2% over the closing price of IPC's Common Stock on the NYSE on November 10, 1995 (the last full trading day prior to the public announcement of the Mergers) and a premium of approximately 22.4% over the closing price of IPC's Common Stock on October 10, 1995 (the trading day that is 30 days prior to the date on which the Mergers were publicly announced); (ii) the financial performance, condition, business operations and prospects of each of WPLH, IES and IPC and that, on a combined basis, the companies will likely have greater financial stability and strength due to participation in the combined economic climate and growth of each of the WP&L, Utilities and IPC service territories, the inherent increase in scale economies, the market diversification resulting from the combination of customer bases and the impact of the potential operating efficiencies and other synergies that are expected to reduce operational and maintenance expenses, as more fully discussed above; (iii) current industry, economic, market and regulatory conditions that encourage consolidation to reduce risk and create new avenues for earnings growth (as discussed under "The Mergers -- Background of the Mergers" above); (iv) IPC's prospects for earnings and dividend growth on a stand-alone basis in light of IPC's size relative to many of the electric utility companies abutting IPC's service territory (each of which is at least three times larger than IPC when measured by any of a number of criteria); (v) the recent wave of merger activity involving electric utility companies in markets near IPC's service territory and IPC's ability to remain competitive on an independent basis over the long-term (vi) the anticipated positive effect of the Mergers on IPC's stockholders and customers (as disclosed in more detail in the preceding paragraph); (vii) the terms of the Merger Agreement, the Stock Option Agreements, the Employment Agreements and other documents executed and to be executed in connection with the Mergers which provide for reciprocal representations and warranties, conditions to closing and rights to termination, balanced rights and obligations and certain protections for employees of IPC;
(viii) the management succession plan specified in the Merger Agreement and the Employment Agreements of Messrs. Liu, Davis, Stoppelmoor and Chase (as described under "-- Employment Agreements" and "Interstate Energy Following the Mergers -- Management of Interstate Energy") that provides a prudent plan for managing the integration of and transition in management; (ix) the impact of regulation under various state and federal laws (as described under "Regulatory Matters" and "-- Background of the Mergers"); (x) that, subject to approval of the IPC Charter Amendment by the IPC stockholders at the IPC Meeting, the Mergers are expected to be treated as tax-free reorganizations to stockholders and to be accounted for as a pooling-of-interests transaction (which avoids the reduction in earnings that would result from the creation and amortization of goodwill under purchase accounting); and (xi) the opinion of Salomon Brothers, described below, that the IPC Ratio is fair to the holders of IPC Common Stock from a financial point of view. In determining that the Mergers are fair to and in the best interests of its stockholders, the IPC Board considered the above factors as a whole and did not assign specific or relative weights to any one factor or group of factors.

    The IPC Board did, however, consider certain countervailing factors associated with the Mergers. The first factor related to the ownership by WP&L of the Kewaunee Nuclear Power facility and the ownership by Utilities of the Duane Arnold Energy Center, both of which are nuclear power plants. IPC does not own any interests in nuclear generating facilities. The IPC Board considered generally the ownership and operation of nuclear generating facilities and the potential generic risks and costs associated therewith, including premature permanent plant shutdown, temporary plant shutdown, uneconomic plant operation, consequences of a nuclear accident, fuel storage and fuel disposal and decommissioning costs. The IPC Board also considered factors specific to each of the Kewaunee and Duane Arnold facilities.

    With respect to IES, the IPC Board considered the fact that Utilities was a 70% owner of the Duane Arnold facility and that the Duane Arnold facility provided Utilities with approximately 18% of its generating capability and 25% of its energy requirements. Available estimates suggested that the Duane Arnold facility faced a decommissioning liability of approximately $361 million (in 1993 dollars) of which Utilities is responsible for 70% or approximately $253 million, with approximately $34 million (at the end of 1994) thereof accumulated in an external trust fund and approximately $21 million (at the end of 1994) thereof accumulated in an internal reserve. In addition, the IPC Board considered that the adequacy of the Duane Arnold facility decommissioning plan funding depended in part on Utilities' success in obtaining approval from the IUB for a significant increase in its annual decommissioning fund allocation beginning in 1996. These factors caused the IPC Board to consider whether the Duane Arnold facility was likely to present a material financial risk in the form of stranded investment as the generation segment of the electric utility industry moved toward deregulation and open competition.

    The IPC Board believed that the potential negative impact of the Duane Arnold facility was offset by various other factors. First, the IPC Board believes, based on ongoing proceedings at FERC, that federal policymakers will ultimately allow for the recovery of stranded investment in the event that policies are implemented which bring about greater competition in the generation sector of the electric utility industry. Second, all available information led to the conclusion that the Duane Arnold facility was a well-operated and well-managed nuclear facility whose costs were generally more favorable than those of most nuclear plants in North America. Third, historical regulatory experiences in Iowa presented no evidence that unreasonable regulatory ratemaking policies would likely be implemented with respect to the Duane Arnold facility.

    With respect to the Kewaunee facility, the IPC Board considered the fact that WP&L was a 41% owner of the Kewaunee facility and that the Kewaunee facility provided WP&L with approximately 16% of its generating capability and 14% of its energy requirements. The IPC Board further considered the fact that the Kewaunee facility is experiencing certain steam generation equipment degradation that potentially threatens the economic viability of continued operation of the Kewaunee facility. These factors caused the IPC Board to consider whether the Kewaunee facility was likely to present a material financial risk in terms of its future economic viability.

    The IPC Board believed that the potential negative impact of the Kewaunee facility was offset by various factors. First, the Kewaunee facility has historically been one of the top performing plants within the nuclear industry and has recently received the highest possible performance ratings assigned by applicable regulatory agencies. Second, there exist viable economic alternatives to the steam generator equipment degradation noted above, and WPLH's management has indicated its belief that the risks of these alternatives are manageable. Third, the IPC Board believes that the plans for decommissioning the Kewaunee facility at the end of its useful life are adequate.

    Although the IPC Board considered the foregoing factors in approving the Mergers, the IPC Board concluded that the potential unfavorable aspects of the Mergers were outweighed by the positive impacts and potential benefits of the Mergers described above.

    THE IPC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, IPC'S STOCKHOLDERS, HAS UNANIMOUSLY ADOPTED A RESOLUTION SETTING FORTH THE

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
IPC CHARTER AMENDMENT AND DECLARING ITS ADVISABILITY, AND SUPPORTS THE ELECTION OF THE NOMINATED IPC DIRECTORS. THE IPC BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF THE IPC CHARTER AMENDMENT, AND FOR THE ELECTION OF THE NOMINATED IPC DIRECTORS.

OPINIONS OF FINANCIAL ADVISORS

    WPLH'S FINANCIAL ADVISOR. During the course of discussions regarding a possible transaction, Merrill Lynch attended meetings of the WPLH Board as described in "The Mergers -- Background of the Mergers." At such meetings, Merrill Lynch reviewed financial information concerning WPLH, IES and IPC and provided preliminary valuations of IES and IPC. The financial information reviewed by Merrill Lynch was the same financial information used in arriving at the Merrill Lynch Opinion (as updated through the relevant date), all of which information is described below. The results of the preliminary valuations presented by Merrill Lynch at such WPLH Board meetings are consistent with the results utilized by Merrill Lynch to arrive at the Merrill Lynch Opinion, which results are described below.

    On November 10, 1995, Merrill Lynch delivered its written opinion to the WPLH Board to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the Ratios (without adjustment of the IES Ratio to reflect the satisfaction of the McLeod Contingency) are fair to WPLH from a financial point of view. On May 7, 1996, at a meeting of the WPLH Board, Merrill Lynch discussed and reviewed with the WPLH Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency and orally confirmed that Merrill Lynch would be prepared to render an opinion dated the date of this Joint Proxy Statement/Prospectus to the effect that, as of such date, and based on the assumptions made, matters considered and limits of review as set forth in such opinion, the Ratios (including the IES Ratio as adjusted if the McLeod Contingency was satisfied) are fair to WPLH from a financial point of view. In a written opinion dated the date of this Joint Proxy Statement/Prospectus, Merrill Lynch confirmed (i) its November 10, 1995 opinion as it relates to the Ratios (including the IES Ratio as adjusted to reflect the satisfaction of the McLeod Contingency) and (ii) the appropriateness of its reliance on the analyses used to render the November 10, 1995 opinion by performing procedures to update such analyses and by reviewing the assumptions on which such analyses were based and the factors considered therewith. Merrill Lynch performed and updated the same analyses utilized in rendering the November 10, 1995 opinion, including reviewing the financial information on which such analyses were based and the recent financial results of WPLH, IES and IPC, and the results of such updated analyses were substantially similar to the prior results. References herein to the "Merrill Lynch Opinion" refer to the written opinion of Merrill Lynch dated November 10, 1995.

    A COPY OF THE MERRILL LYNCH OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX L TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WPLH SHAREOWNERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINIONS ARE DIRECTED ONLY TO THE FAIRNESS OF THE RATIOS FROM A FINANCIAL POINT OF VIEW AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY WPLH SHAREOWNER AS TO HOW SUCH SHAREOWNER SHOULD VOTE AT THE WPLH MEETING. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERRILL LYNCH OPINION ATTACHED AS ANNEX L HERETO. THE MERRILL LYNCH OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SUBSTANTIALLY SIMILAR TO THE MERRILL LYNCH OPINION DATED NOVEMBER 10, 1995.

    In arriving at the Merrill Lynch  Opinion, Merrill Lynch among other  things
(i) reviewed WPLH's, IES's, and IPC's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994, and Forms 10-Q and related unaudited financial information for the quarterly periods ended June 30, 1995; (ii) reviewed certain other filings with the SEC made by WPLH, IES, and IPC, including proxy statements, Forms 8-K, and registration statements, during the last three years; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, dividends, cash flow, assets and prospects of WPLH, IES, and IPC, furnished to Merrill Lynch by WPLH, IES, and IPC, respectively; (iv) conducted discussions with members of

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
senior management of WPLH, IES and IPC concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the combined companies following the Mergers; (v) reviewed the historical market prices and trading activity for WPLH Common Stock, IES Common Stock, and IPC Common Stock; (vi) compared the results of operations of WPLH, IES and IPC with those of certain companies deemed by Merrill Lynch to be reasonably similar to WPLH, IES and IPC, respectively; (vii) compared the proposed financial terms of the Mergers with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (viii) analyzed the relative valuation of WPLH Common Stock, IES Common Stock, and IPC Common Stock using various valuation methodologies which Merrill Lynch deemed to be appropriate;
(ix) considered the pro forma effect of the Mergers, in terms of net income available to common stockholders, dividends per common share, book value per common share and capitalization, on WPLH Common Stock; (x) reviewed drafts of the Merger Agreement and the Stock Option Agreements, dated November 10, 1995 and November 6, 1995, respectively; and (xi) reviewed such other financial studies and analyses and made such other inquiry and took into account such other matters deemed necessary or appropriate by Merrill Lynch for purposes of the Merrill Lynch Opinion.

    In preparing the Merrill Lynch opinions, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by WPLH, IES and IPC, and did not independently verify such information or any underlying assumptions. Merrill Lynch did not undertake an independent appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of WPLH, IES or IPC. Merrill Lynch also assumed that the financial forecasts and projected synergies furnished to it by WPLH, IES and IPC were reasonably prepared in accordance with accepted industry practices and reflected the best currently available estimates and judgments of WPLH's, IES's and IPC's management as to the expected future financial performance of WPLH, IES and IPC, respectively, and as to the expected future projected outcomes of various legal, regulatory and other contingencies. Merrill Lynch also assumed that the Mergers will be free of Federal tax to WPLH, IES, IPC and the respective holders of WPLH Common Stock, IES Common Stock and IPC Common Stock, and further assumed that the Mergers will be accounted for as a pooling of interests. Merrill Lynch's opinions are based upon general economic, market, monetary and other conditions as they existed and could be evaluated, and the information made available to it, as of the respective dates of such opinions. The Merrill Lynch opinions do not constitute a recommendation to any WPLH shareowner as to how such shareowner should vote at the WPLH Meeting.

    The matters considered by Merrill Lynch in arriving at the Merrill Lynch opinions are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions, many of which are beyond the control of WPLH, IES and IPC, and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. The Merrill Lynch opinions do not present a discussion of the relative merits of the Mergers as compared to any other business plan or opportunity that might be presented to WPLH, or the effect of any other arrangement in which WPLH might engage.

    The following is a summary of certain financial and comparative analyses performed by Merrill Lynch in arriving at its November 10, 1995 opinion. Merrill Lynch derived implied exchange ratios for WPLH Common Stock, IES Common Stock and IPC Common Stock based upon what these analyses, when considered in light of the judgment and experience of Merrill Lynch, suggested about their relative values. The Merrill Lynch Opinion is based upon Merrill Lynch's consideration of the collective results of all such analyses, together with the other factors referred to in its opinion letter. In the Mergers, each issued and outstanding share of IES Common Stock will be converted into the right to receive 0.98 of a share of Interstate Energy Common Stock (subsequently adjusted to 1.01 shares upon satisfaction of the McLeod Contingency), and each issued and outstanding share of IPC Common Stock will be ultimately converted into the right to receive
1.11 shares of Interstate Energy Common Stock. In concluding that the Ratios are fair to WPLH and in its discussions with the WPLH Board,

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
Merrill Lynch compared the IES Ratio and IPC Ratio to each range of implied exchange ratios set forth below, which were derived from the analyses performed by it, and noted as generally supporting its opinion that 0.98 (subsequently adjusted to 1.01 upon satisfaction of the McLeod Contingency) and 1.11 were consistent with the ranges of such implied exchange ratios for each of IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock derived from comparable publicly traded company analysis (0.84 to 1.07 and 0.82 to 1.18, respectively), contribution analysis (0.91 to 1.16 and 0.82 to 1.09, respectively), dividend discount analysis (0.82 to 1.32 and 0.78 to 1.24, respectively), discounted cash flow analysis (0.75 to 1.38 and 0.65 to 1.28, respectively), and comparable acquisition transactions analysis (0.75 to 1.36 and 0.81 to 1.50, respectively).

    TRADING RATIO ANALYSIS. Merrill Lynch reviewed the performance of the per share market price of WPLH Common Stock, IES Common Stock and IPC Common Stock over the five year period ended November 7, 1995. Merrill Lynch also calculated the ratio of the per share market price of each of IES Common Stock and IPC Common Stock to the per share market price of WPLH Common Stock from November 7, 1990 to November 7, 1995, November 7, 1992 to November 7, 1995, and November 7, 1994 to November 7, 1995. This analysis showed that over the five year period, the per share market price of IES Common Stock and IPC Common Stock compared to the price of WPLH Common Stock, traded at average ratios of 0.922 and 0.939, respectively. Over the three year period this analysis showed that the per share market price of IES Common Stock and IPC Common Stock compared to the price of WPLH Common Stock, traded at average ratios of 0.903 and 0.871, respectively. Over the one year period this analysis showed that the per share market price of IES Common Stock and IPC Common Stock compared to the price of WPLH Common Stock, traded at average ratios of 0.864 and 0.848, respectively. Based on the November 7, 1995 closing prices, the trading ratios of the IES Common Stock and IPC Common Stock were 0.886 and 0.980, respectively, compared to the closing price of WPLH Common Stock on that day.

    COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for WPLH, IES and IPC, respectively, with the corresponding financial and operating information and ratios for separate groups of publicly traded companies that Merrill Lynch deemed to be reasonably comparable to WPLH, IES and IPC, respectively. The companies included in the WPLH comparable company analyses were: Delmarva Power and Light Company, Kansas City Power and Light Company, and WPS Resources Corporation (collectively, the "ML WPLH Comparables"). The companies included in the IES comparable company analyses were: MidAmerican Energy Company and Minnesota Power & Light Company (collectively, the "ML IES Comparables"). The companies included in the IPC comparable company analyses were: Central Hudson Gas & Electric Corporation, CILCORP, Inc., Madison Gas & Electric Company, Orange & Rockland Utilities, Inc. and Southern Indiana Gas & Electric Company (collectively, the "ML IPC Comparables"). Merrill Lynch selected the companies in the ML WPLH Comparables, ML IES Comparables and ML IPC Comparables, respectively, from the universe of possible comparable utility companies based upon Merrill Lynch's views as to the comparability of financial and operating characteristics of these companies to WPLH, IES and IPC, respectively.

    In order to determine an implied exchange ratio range based upon comparable publicly traded company analysis, Merrill Lynch compared the market value of WPLH Common Stock, IES Common Stock, and IPC Common Stock as a multiple of (a) estimated 1995 earnings per share ("EPS"), which estimates were obtained from First Call (the "1995 EPS Ratio"), (b) estimated 1996 EPS, which estimates were obtained from First Call (the "1996 EPS Ratio"), (c) book value of common equity as of June 30, 1995, the most recently available fiscal quarter (the "Common Equity Ratio"), and (d) indicated dividend yield (the "Dividend Ratio"), to the corresponding ratios for each of the ML WPLH Comparables, ML IES Comparables and ML IPC Comparables. First Call is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. The results of the foregoing were: (i) the 1995 EPS Ratio resulted in a range of implied exchange ratios for IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock of 0.87 to
1.02 and 0.84 to 1.11, respectively, (ii) the

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
1996 EPS Ratio resulted in a range of implied exchange ratios of 0.89 to 1.04 and 0.82 to 1.05, respectively, (iii) the Common Equity Ratio resulted in a range of implied exchange ratios of 0.86 to 1.07 and 0.86 to 1.18, respectively, and (iv) the Dividend Ratio resulted in a range of implied exchange ratios of
0.84 to 1.01 and 0.92 to 1.16, respectively.

    Utilizing comparable publicly traded company analysis, Merrill Lynch calculated implied exchange ratio ranges for IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock of 0.84 to 1.07 and 0.82 to 1.18, respectively.

    CONTRIBUTION ANALYSIS. In order to determine an implied exchange ratio range based upon contribution analysis, Merrill Lynch calculated the contribution of each of WPLH, IES and IPC to the pro forma combined company with respect to (i) earnings per common share (ii) common equity per common share and
(iii) dividends per common share, for the years 1993 through 1994 (the "Historical Period") and, using certain projections provided by the respective managements of WPLH, IES and IPC, for the years 1995 through 1999 (the "Projected Period"). The analysis of earnings per common share yielded a range of implied exchange ratios for IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock of 1.10 to 1.16 and 0.82 to 0.90, respectively during the Historical Period and 0.91 to 1.09 and 0.91 to 1.08, respectively during the Projected Period. The analysis of common equity per common share yielded a range of implied exchange ratios of 1.05 to 1.06 and 1.04 to 1.04, respectively during the Historical Period and 1.06 to 1.09 and 1.01 to 1.03, respectively during the Projected Period. The analysis of dividends per common share yielded a range of implied exchange ratios of 1.09 to 1.11 and 1.08 to 1.09, respectively during the Historical Period and 1.06 to 1.08 and 1.03 to 1.07, respectively during the Projected Period. In arriving at the Merrill Lynch Opinion, Merrill Lynch considered, as one of the factors in its analysis, that the Ratios are outside of certain of the implied exchange ratios.

    DIVIDEND DISCOUNT ANALYSIS. In order to determine an implied exchange ratio range based upon dividend discount analysis, Merrill Lynch calculated ranges of value for WPLH Common Stock, IES Common Stock and IPC Common Stock based upon the sum of the present value, assuming equity discount rates ranging from 8.75% to 10.25%, of (a) each of WPLH's, IES's and IPC's projected dividends for the years 1996 through 1999 using the same management projections, and (b) the 1999 value of WPLH, IES and IPC, respectively, assuming perpetual dividend growth rates ranging from 1.50% to 2.00% for WPLH, 1.25% to 1.75% for IES and 1.00% to 1.50% for IPC.

    Utilizing dividend discount analysis, Merrill Lynch calculated implied exchange ratio ranges for IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock of 0.82 to 1.32 and 0.78 to 1.24, respectively.

    DISCOUNTED CASH FLOW ANALYSIS. In order to determine an implied exchange ratio range based upon discounted cash flow ("DCF") analysis, Merrill Lynch performed unlevered DCF analyses for the primary businesses of WPLH, IES and IPC using the same management projections, and calculated ranges of value for WPLH Common Stock, IES Common Stock and IPC Common Stock.

    Merrill Lynch performed separate discounted cash flow analyses for the following subsidiaries of WPLH: WP&L, Heartland Environmental Holding Company ("EHC"), and Heartland Properties, Inc. ("HPI"). WP&L's DCF was based upon the discount to present value, assuming discount rates ranging from 7.5% to 9.5%, of
(i)  its projected unlevered free cash flow for the years 1996 through 1999, and
(ii) its 1999 value based upon a range of multiples from 12.0x to 13.0x its projected 1999 net income, and 1.6x to 1.8x its projected 1999 book value, plus in each case assumed debt and preferred stock at year-end 1999. EHC's DCF was based upon the discount to present value, assuming discount rates ranging from 10.0% to 12.0%, of (i) its projected unlevered free cash flow for the years 1996 through 1999, and (ii) its 1999 value based upon a range of multiples from 7.0x to 8.0x its projected 1999 earnings before interest and taxes ("EBIT"). HPI's DCF was based upon the discount to present value, assuming discount rates ranging from 10.0% to 14.0%, of its projected unlevered free cash flow for the years 1996 through 1999. In addition, Merrill Lynch calculated a range of value for HPI based upon its book value. Based on these analyses, Merrill Lynch calculated a range of value for WPLH Common Stock of $820 million to $1,111 million.

    Merrill Lynch performed separate discounted cash flow analyses for the following subsidiaries of IES: Utilities, Industrial Energy Applications ("IEA"), and Cedar Rapids and Iowa City Railway Company ("CRANDIC"). Utilities' DCF was based upon the discount to present value, assuming discount rates ranging from 7.5% to 9.5%, of (i) its projected unlevered free cash flow for the years 1996 through 1999, and (ii) its 1999 value based upon a range of multiples from 12.0x to 13.0x its projected 1999 net income, and 1.6x to 1.8x its projected 1999 book value, plus in each case assumed net debt and preferred stock at year-end 1999. IEA's DCF was based upon the discount to present value, assuming discount rates ranging from 10.0% to 12.0%, of (i) its projected unlevered free cash flow for the years 1996 through 1999, and (ii) its 1999 value based upon a range of multiples from 7.0x to 9.0x its projected 1999 earnings before interest, taxes, depreciation and amortization ("EBITDA"). CRANDIC's DCF was based upon the discount to present value, assuming discount rates ranging from 11.0% to 13.0%, (i) its projected unlevered free cash flow for the years 1996 through 1999, and (ii) its 1999 value based upon a range of multiples from 6.0x to 7.0x its projected 1999 EBITDA. In addition, Merrill Lynch calculated a range of value for IES's Whiting Petroleum Corporation subsidiary based upon a range of $3.50 to $5.00 per barrel of oil equivalents. Based on these analyses, Merrill Lynch calculated a range of value for IES Common Stock of $788 million to $1,075 million.

    IPC's DCF was based upon the discount to present value, assuming discount rates ranging from 7.5% to 9.5%, of (i) its projected unlevered free cash flow for the years 1996 through 1999, and (ii) its 1999 value based upon a range of multiples from 11.5x to 12.5x its projected 1999 net income, and 1.6x to 1.8x its projected 1999 book value, plus in each case assumed net debt and preferred stock at year-end 1999. Based on this analysis, Merrill Lynch calculated a range of value for IPC Common Stock of $223 million to $326 million.

    Utilizing DCF analysis, Merrill Lynch calculated implied exchange ratio ranges for IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock were 0.75 to 1.38 and 0.65 to 1.28, respectively.

    COMPARABLE MERGER TRANSACTIONS ANALYSIS. Using publicly available information, Merrill Lynch reviewed eleven transactions announced between March 16, 1990 and September 25, 1995, involving the merger of selected electric utility companies (the "Comparable Merger Transactions"). The Comparable Merger Transactions and the date the transaction was announced were as follows:
Baltimore  Gas and  Electric Company/Potomac  Electric Power  Company (September
1995), Public Service Company of Colorado/Southwestern Public Service Company (August 1995), Union Electric Company/CIPSCO Incorporated (August 1995), Northern States Power Company/Wisconsin Energy Corporation (May 1995), Midwest Resources Inc./Iowa-Illinois Gas & Electric Company (July 1994), Washington Water Power Company/Sierra Pacific Resources (June 1994), Cincinnati Gas & Electric Company/PSI Resources, Inc. (August 1993), Entergy Corporation/Gulf States Utilities Company (June 1992), IE Industries, Inc./Iowa Southern, Inc. (February 1991), Kansas Power & Light Company/Kansas Gas & Electric Company (October 1990), and Iowa Resources, Inc./Midwest Energy Company (March 1990).

    In order to determine an implied exchange ratio range based on comparable merger transactions analysis, Merrill Lynch (i) compared the offer value in each of the Comparable Merger Transactions as a multiple of the then publicly available (a) latest twelve months ("LTM") net income available to common stock (the "Net Income Multiple"), and (b) book value of common equity for the most recently available fiscal quarter preceding such transaction (the "Book Value Multiple") and (ii) compared the transaction value (defined to be the offer value plus the liquidation value of preferred stock plus the principal amount of debt less cash and option proceeds) for each of the Comparable Merger Transactions as a multiple of the then publicly available (a) LTM EBIT (the "EBIT Multiple"), and (b) LTM EBITDA (the "EBITDA Multiple"), to the corresponding multiples

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for WPLH Common Stock, IES Common Stock and IPC Common Stock. The results of the foregoing were: (i) the Net Income Multiple resulted in a range of implied exchange ratios for IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock of 0.85 to 1.22 and 0.83 to 1.20, respectively, (ii) the Book Value Multiple resulted in a range of implied exchange ratios of 0.92 to
1.17 and 0.93 to 1.17, respectively, (iii) the EBIT Multiple resulted in a range of implied exchange ratios of 0.75 to 1.36 and 0.81 to 1.50, respectively, and
(iv) the EBITDA Multiple resulted in a range of implied exchange ratios of 0.87 to 1.35 and 0.84 to 1.32, respectively.

    Utilizing the comparable merger transactions analysis, Merrill Lynch calculated implied exchange ratio ranges for IES Common Stock to WPLH Common Stock and IPC Common Stock to WPLH Common Stock of 0.75 to 1.36 and 0.81 to 1.50, respectively.

    PRO FORMA ANALYSIS. Merrill Lynch also analyzed certain pro forma effects resulting from the Mergers, including the potential impact to earnings per share of WPLH Common Stock. Using the projected earnings for the years 1997 through 1999 provided by the respective managements of WPLH, IES and IPC, Merrill Lynch compared the projected earnings per share of WPLH on a stand-alone basis assuming the Mergers do not occur, to the earnings per share of Interstate Energy Common Stock assuming the Ratios of 0.98 (subsequently adjusted to 1.01 upon satisfaction of the McLeod Contingency) and 1.11 for IES and IPC, respectively, and certain estimated synergies that WPLH management expects to achieve as a result of the Mergers. The analysis indicated that the Mergers would be accretive to the projected earnings per share of a WPLH shareowner in amounts of 6.6% in 1997, 8.8% in 1998, and 8.3% in 1999. In addition, Merrill Lynch made a similar comparison assuming the Ratios of 0.98 (subsequently adjusted to 1.01 upon satisfaction of the McLeod Contingency) and 1.11 for IES and IPC, respectively, no synergies, and projected earnings for IES adjusted with the guidance of WPLH management to give effect to more conservative assumptions. The analysis indicated that the Mergers would be accretive to the projected earnings per share of a WPLH shareowner in the amount of 0.4% in 1997, and dilutive to the projected earnings per share of a WPLH shareowner in amounts of (2.4%) in 1998, and (3.0%) in 1999.

    On May 7, 1996, at a meeting of the WPLH Board, Merrill Lynch discussed and reviewed with the WPLH Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency. Following is a summary of all of the analyses that Merrill Lynch performed in connection with the McLeod Contingency. Merrill Lynch calculated the potential contribution of the proceeds of McLeod's proposed initial public offering, based on a range of possible final pricing terms for McLeod's proposed initial public offering, and compared the overall aggregate percentage share ownership of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) and the IES Ratio as adjusted if the McLeod Contingency was satisfied as follows: (i) the holders of WPLH Common Stock would own 43.6% of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) compared to 43.0% of the combined company assuming the Mergers were consummated at the IES Ratio as adjusted if the McLeod Contingency was satisfied, (ii) the holders of IES Common Stock would own 41.3% of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) compared to 42.1% of the combined company assuming the Mergers were consummated at the IES Ratio as adjusted if the McLeod Contingency was satisfied and (iii) the holders of IPC Common Stock would own 15.1% of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) compared to 14.9% of the combined company assuming the Mergers were consummated at the IES Ratio as adjusted if the McLeod Contingency was satisfied.

    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion. The preparation of a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Although certain of the implied exchange ratios calculated as described above are outside of the Ratios, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could

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
create a misleading view of the process underlying its analyses set forth in the Merrill Lynch Opinion. No company in the ML WPLH Comparables, the ML IES
Comparables or the ML IPC Comparables is identical to WPLH, IES, or IPC, respectively, and none of the Comparable Merger Transactions is identical to the Mergers. Accordingly, an analysis of comparable publicly traded companies and comparable acquisition transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    The WPLH Board selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Mergers and because it is familiar with WPLH and its business. Merrill Lynch has from time to time rendered investment banking, financial advisory and other services to WPLH, its subsidiary WP&L, IES, its subsidiary Utilities, and IPC, for which it has received customary compensation. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

    Pursuant to the terms of an engagement letter dated June 29,1995, WPLH has agreed to pay Merrill Lynch (i) a $100,000 retainer fee, payable as of the date of the engagement letter, (ii) $200,000 payable upon the execution of the Merger Agreement, (iii) $200,000 payable upon the delivery of the Merrill Lynch Opinion and (iv) a transaction fee payable only upon consummation of the Mergers equal to 0.40% of the product of the closing price of WPLH Common Stock on November 6, 1995, which was $30.75, multiplied by the sum of (a) 10,616,359, the number of outstanding shares of IPC Common Stock as set forth in the Merger Agreement multiplied by the IPC Ratio, and (b) 29,639,029, the number of outstanding shares of IES Common Stock as set forth in the Merger Agreement multiplied by the IES Ratio (approximately $4,951,413), against which the amounts referred to in clauses (i) - (iii) above will be credited. WPLH has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

    In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of WPLH, IES and IPC for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    IES'S FINANCIAL ADVISOR. On June 30, 1995, Morgan Stanley was retained by IES to act as its financial advisor in connection with the Mergers. Morgan Stanley is an internationally recognized investment banking firm and was selected by IES based on Morgan Stanley's experience and expertise. In connection with Morgan Stanley's engagement, IES requested that Morgan Stanley evaluate the fairness of the IES Ratio, taking into account the IPC Ratio, from a financial point of view to the holders of IES Common Stock. On November 10, 1995, Morgan Stanley rendered to the IES Board an oral opinion to the effect that, as of such date, and based upon the procedures and subject to the assumptions stated at the meeting, the IES Ratio (prior to consideration of the McLeod Contingency), taking into account the IPC Ratio, was fair from a financial point of view to the holders of IES Common Stock. On April 29, 1996, at a telephonic meeting of the IES Board of Directors, Morgan Stanley discussed and reviewed with the IES Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency and orally confirmed that, notwithstanding the fact that Morgan Stanley had not yet convened its internal fairness opinion committee to consider such matters, based on the facts and circumstances existing at such time, Morgan Stanley anticipated that it would be able to render an opinion dated the date hereof, to the effect that, as of such date, and based upon the procedures and subject to the assumptions stated at the November 10, 1995 IES Board meeting and set forth in the fairness opinion dated the date of this Joint Proxy Statement/Prospectus, which is attached as Annex M to this Joint Proxy Statement/Prospectus, the IES Ratio (whether or

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
not the IES Ratio was adjusted if the McLeod Contingency was satisfied), taking into account the IPC Ratio, is fair from a financial point of view to the holders of IES Common Stock. In a written opinion dated the date hereof, Morgan Stanley confirmed its November 10, 1995 oral opinion.

    THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX M TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF IES COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. MORGAN STANLEY'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE IES RATIO (INCLUDING THE IES RATIO AS ADJUSTED TO REFLECT THE SATISFACTION OF THE MCLEOD CONTINGENCY), TAKING INTO ACCOUNT THE IPC RATIO, FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF IES COMMON STOCK, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF IES COMMON STOCK AS TO HOW TO VOTE AT THE IES MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In arriving at this opinion, Morgan Stanley: (i) analyzed certain publicly available financial statements and other information of IES, WPLH and IPC; (ii) analyzed certain internal financial statements and other historical financial and operating data concerning IES, WPLH and IPC prepared by their respective managements; (iii) analyzed certain financial projections of IES, WPLH and IPC prepared by their respective managements; (iv) reviewed certain public research reports concerning IES, WPLH and IPC prepared by certain equity research analysts and discussed these research reports, including financial projections contained therein, with senior executives of IES, WPLH and IPC, respectively;
(v) discussed the past and current operations and financial condition and the prospects of IES, WPLH and IPC with senior executives of IES, WPLH and IPC, respectively; (vi) reviewed the reported prices and trading activity of each of IES Common Stock, WPLH Common Stock, IPC Common Stock and McLeod Class A common stock; (vii) compared the financial performance of IES, WPLH and IPC and the prices and trading activity of IES Common Stock, WPLH Common Stock and IPC Common Stock with that of certain other comparable publicly traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger or acquisition transactions; (ix) analyzed the pro forma financial impact of the Mergers on IES; (x) participated in discussions and negotiations among representatives of IES, WPLH and IPC and their respective financial and legal advisors; (xi) reviewed the Merger Agreement, the Stock Option Agreements and certain related documents; (xii) reviewed and discussed with IES, WPLH and IPC an analysis prepared by IES, WPLH and IPC with the assistance of a third-party consultant to IES, WPLH and IPC regarding estimates of the amount and timing of the potential cost savings to be derived from the Mergers; (xiii) reviewed the amended registration statements filed by McLeod on Form S-1, dated May 15, 1996 and June 10, 1996, respectively, as well as the Investor Agreement among various parties including McLeod, IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc. and Clark and Mary McLeod, entered into as of April 1, 1996, which, among other things, sets forth certain restrictions on the transfer of McLeod stock owned by IES; (xiv) reviewed certain information pertaining to McLeod and McLeod's contemplated initial public offering provided by IES and discussed certain aspects of such information with the management of IES; and (xv) performed such other analyses and examinations and considered such other factors as Morgan Stanley deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections and the estimates of potential cost savings to be derived from the Mergers, Morgan Stanley assumed that such projections and estimates were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of each of IES, WPLH and IPC, respectively, and of the amount and timing of such cost savings. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of IES, WPLH and IPC. In addition, Morgan Stanley assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement, including, among

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other things, that the Mergers will be accounted for as a "pooling-of-interests"
business combination in accordance with United States generally accepted accounting principles and that the Mergers will be treated as a tax-free reorganization and/or exchange, in each case, pursuant to the Code. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

    In arriving at its opinion, Morgan Stanley assumed that in connection with the receipt of all the necessary regulatory and governmental approvals for the proposed Mergers, no restriction will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers. In addition, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to a merger with or other business combination transaction involving IES, or any of its assets, nor did Morgan Stanley have any discussions or negotiations with any parties, other than WPLH and IPC, in connection with the Mergers.

    The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the IES Board on November 10, 1995 in connection with Morgan Stanley's presentation and opinion to the IES Board on such date:

    COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS. As part of its analysis, Morgan Stanley compared certain financial information of IES with that of a group of publicly traded electric utility companies, including MidAmerican Energy Company, Washington Water & Power, and Delmarva Power and Light Company (collectively, the "MS IES Comparables") and also compared certain financial information of WPLH with that of a group of publicly traded electric utility companies, including Kansas City Power & Light, WPS Resources Corporation, Union Electric, Western Resources, CILCORP Inc., Utilicorp United, CIPSCO Incorporated, and IPALCO Enterprises (collectively, the "MS WPLH Comparables"). Such financial information included price to LTM ended June 30, 1995, forecasted 1995 and forecasted 1996 earnings multiples, price to book value multiple, price to LTM operating cash flow multiple and dividend yield. In particular, such analyses indicated that as of November 7, 1995 and based on a compilation of earnings projections by securities research analysts as of October 28, 1995, IES and WPLH traded at 11.8 and 17.1 times historical LTM earnings, respectively,
12.6  and  13.6  times   forecasted  earnings  for   the  calendar  year   1995,
respectively, 12.1 and 13.0 times forecasted earnings for the calendar year 1996, respectively, 1.35 and 1.58 times book value as of the quarter ended June 30, 1995, respectively, 4.7 and 6.6 times historical LTM operating cash flow, respectively, and a 7.7% and a 6.3% dividend yield, respectively. Morgan Stanley noted that, based on a compilation of earnings projections by securities research analysts as of October 28, 1995, the MS IES Comparables and MS WPLH Comparables traded in a range of 13.4 to 14.1 times and 14.2 to 17.3 times historical LTM earnings, respectively, 12.2 to 12.8 and 12.6 to 14.9 times 1995 forecasted earnings, respectively, 12.2 to 12.4 and 12.5 to 13.6 times 1996 forecasted earnings, respectively, and 1.33 to 1.50 and 1.53 to 1.95 times book value as of the quarter ended June 30, 1995, respectively, and had a 6.9% to 7.3% and a 5.6% to 6.3% dividend yield, respectively.

    TRADING RATIO ANALYSIS. Morgan Stanley also reviewed the ratio of the IES Common Stock to WPLH Common Stock trading prices over varying intervals of time over the latest five years. This ratio ranged from approximately 0.86 to 0.92 and, based on the closing price of IES Common Stock and WPLH Common Stock on November 7, 1995 of $27.13 and $30.63, respectively, the ratio was 0.89.

    CONTRIBUTION ANALYSIS. Morgan Stanley analyzed the pro forma contribution of each of IES, WPLH and IPC to Interstate Energy. Such analysis included, among other things, relative contributions of revenues, EBITDA, EBIT, net income, operating cash flow and book value at or over various time periods. In particular such analysis showed that IES, WPLH and IPC contributed approximately 41.9%, 42.1% and 16.0% of historical LTM revenues, 44.0%, 39.7% and 16.3% of historical LTM EBITDA, 46.8%, 37.8% and 15.4% of historical LTM EBIT, 45.2%, 40.1% and 14.7% of historical LTM operating cash flow, respectively, and 41.8%, 45.2% and 13.0% of the projected net income for calendar year 1995, 41.4%, 45.5% and 13.1% of the projected net income for calendar year 1996, and 41.7%, 42.2% and 16.1% of the book value, as of the quarter ended June 30, 1995, respectively. Morgan

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Stanley  observed  that the  aforementioned  contribution percentages  implied a range of exchange ratios between IES Common Stock and WPLH Common Stock of 0.88 to 1.30 and a range of implied exchange ratios between IPC Common Stock and WPLH Common Stock of 0.93 and 1.32. Based on this analysis, Morgan Stanley calculated mean and median implied exchange ratios between IES Common Stock and WPLH Common Stock of 1.06 and 1.04, respectively, and mean and median implied exchange ratios between IPC Common Stock and WPLH Common Stock of 1.12 and 1.18, respectively. While the mean of exchange ratios between the IES Common Stock and the WPLH Common Stock implied by the relative contribution of such companies across the eight LTM and forward operating statistics analyzed is above 0.98, the IES Ratio does fall within the broad range implied by this methodology and, in fact, is higher than the mean implied exchange ratios suggested by the relative contributions of IES and WPLH for three of such eight operating statistics.

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed DCF analyses of IES and WPLH for the fiscal years ended 1995 through 1999 based on certain financial projections prepared by the respective managements of each company. Unlevered free cash flows of each company were calculated as net income available to common shareowners plus the aggregate of preferred stock dividends, depreciation and amortization, deferred taxes, and other non-cash expenses and after-tax net interest expense less the sum of capital expenditures and investment in non-cash working capital. Morgan Stanley calculated terminal values by applying a range of perpetual growth rates to the normalized unlevered free cash flows in fiscal 1999 from 1.0% to 2.0% and 0.5% to 1.5%, representing estimated ranges of long-term cash flow growth rates for IES and WPLH, respectively. The cash-flow streams and terminal values were then discounted to the present using a range of discount rates from 7.0% to 8.0%, representing an estimated range of the weighted average cost of capital for each of IES and WPLH. Based on this analysis, Morgan Stanley calculated median per share values for IES ranging from $23.03 to $30.99 and for WPLH ranging from $32.63 to $35.59.

    DISCOUNTED DIVIDEND ANALYSIS. Morgan Stanley performed discounted dividend analyses of IES and WPLH for the fiscal years ended 1995 through 1999 based on certain dividend projections prepared by the respective managements of each company and on a compilation of earnings projections by securities research analysts as of October 28, 1995. Morgan Stanley calculated terminal values by applying a range of terminal multiples to the earnings per share in the fiscal year 1999 from 11.5 times to 12.5 times and 12.5 times to 13.5 times, representing estimated ranges of comparable forward price to earnings multiples for IES and WPLH. The dividend streams and terminal values were then discounted to the present using a range of discount rates from 9.0% to 10.0%, representing a range of the estimated cost of equity for each of IES and WPLH. Based on this analysis, Morgan Stanley calculated median per share values for IES ranging from $27.27 to $31.75 and for WPLH ranging from $31.09 to $32.41.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Using publicly available information, Morgan Stanley reviewed the following four proposed or completed transactions constituting mergers of equals in the electric utility industry:
Southwestern Public Service Co. and Public Service Co. of Colorado, Northern States Power and Wisconsin Energy Corp., Iowa-Illinois Gas & Electric and Midwest Resources, and Iowa Resources and Midwest Energy (collectively, the "Electric Utility MOE Transactions"). Morgan Stanley compared certain financial and market statistics of the Electric Utility MOE Transactions. The mean premium to unaffected market price (I.E., the market price one month prior to the announcement of the transaction) was 3.6%, the mean price to book value multiple was 1.5 times, the mean LTM price to earnings multiple was 12.0 times and the mean LTM operating cash flow multiple was 5.3 times. Based on this analysis, Morgan Stanley calculated per share values for IES ranging from $24.78 to $32.06.

    PRO FORMA ANALYSIS OF THE MERGERS. Morgan Stanley analyzed the pro forma impact of the Mergers on IES earnings and dividends per share for the fiscal years ended 1997 through 1999. Such analysis was performed utilizing stand-alone earnings estimated for the fiscal years ended 1997

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through  1999  for IES,  WPLH  and IPC  based  on certain  financial projections prepared by the respective managements of each company and on a compilation of earnings projections by securities research analysts, in each case, taking into account the cost savings expected to be derived from the Mergers as estimated by the managements of IES, WPLH and IPC.

    On April 29, 1996, at a meeting of the IES Board, Morgan Stanley discussed and reviewed with the IES Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency. In this regard, Morgan Stanley examined the potential contributions to the market price of IES Common Stock, based on the implied values for such stake suggested by the estimated offering price range as would be set forth in McLeod's amended registration statement on Form S-1, dated May 15, 1996, taking into account, among other things, the following factors: the execution risk involved in achieving a successful public offering, the underlying volatility which would be inherent in the publicly-traded McLeod Class A common stock, given the difference in industry fundamentals and anticipated shareholder profiles between McLeod and IES; the depressing effect an exit (if permissible) by one of McLeod's three founding shareholders would have on the initial public offering price; the illiquidity of the IES stake in light of the restrictions on transfer contained in the Investment Agreement; the taxes which would likely be payable by IES upon the eventual sale of its McLeod common stock once the aforementioned restrictions on transfer had lapsed; and the fact that with the adjusted 1.01 exchange ratio, IES shareholders, through their pro forma ownership of Interstate Energy, would effectively retain 42.1% of the value attributable to IES's ownership of McLeod shares.

    PRO FORMA OWNERSHIP. Morgan Stanley compared the overall aggregate percentage share ownership of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) and the IES Ratio as adjusted if the McLeod Contingency was satisfied as follows:
(i) the holders of IES Common Stock would own 41.3% of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) compared to 42.1% of the combined company assuming the Mergers were consummated at the IES Ratio as adjusted if the McLeod Contingency was satisfied, (ii) the holders of WPLH Common Stock would own 43.6% of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) compared to 43.0% of the combined company assuming the Mergers were consummated at the IES Ratio as adjusted if the McLeod Contingency was satisfied and (iii) the holders of IPC Common Stock would own 15.1% of the combined company assuming the Mergers were consummated at the Ratios (assuming the IES Ratio was not adjusted to 1.01) compared to 14.9% of the combined company assuming the Mergers were consummated at the IES Ratio as adjusted if the McLeod Contingency was satisfied.

    UPDATED CONTRIBUTION ANALYSIS. Morgan Stanley analyzed the pro forma contribution of each of IES, WPLH and IPC to Interstate Energy based primarily on historical LTM financial information as of the quarter ended March 31, 1996. Such analysis included, among other things, relative contributions of revenue, EBITDA, EBIT, net income, operating cash flow and book value at or over various time periods. In particular such analysis showed that IES, WPLH and IPC contributed approximately 43.0%, 41.3% and 15.6% of historical LTM revenue, 45.1%, 42.3% and 12.6% of historical LTM EBITDA, 44.7%, 43.3% and 12.0% of historical LTM EBIT, 42.4%, 43.0% and 14.6% of historical LTM operating cash flow, respectively, in each case, LTM as of the quarter ended March 31, 1996, and 41.5%, 45.4% and 13.2% of projected net income for calendar year 1996, 41.4%, 45.2% and 13.3% of projected net income for calendar year 1997 and 43.0%, 42.9% and 14.1% of the book value, as of the quarter ended March 31, 1996, respectively. Morgan Stanley observed that the aforementioned contribution percentages implied a range of exchange ratios between IES Common Stock and WPLH Common Stock of 0.87 to 1.10 and a range of exchange ratios between IPC Common Stock and WPLH Common Stock of 0.89 to 1.22. Based on this analysis, Morgan Stanley calculated mean and median implied exchange ratios between IES Common Stock and WPLH Common Stock of 0.99 and 1.02, respectively, and mean and median implied exchange ratios between IPC Common Stock and WPLH Common Stock of 1.01 and 1.02, respectively.

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    UPDATED PRO FORMA ANALYSIS OF THE MERGERS.  Morgan Stanley analyzed the  pro forma impact, taking into account the impact of the adjustment to the IES Ratio upon satisfying the McLeod Contingency, of the Mergers on IES earnings per share for the fiscal years ended 1997 through 1999. Such analysis was performed utilizing stand-alone earnings estimated for the fiscal years ended 1997 through 1999 for IES, WPLH and IPC based on certain updating discussions with the respective managements of IES, WPLH and IPC as to the current operating environment and future business prospects for each such company, and as an updated compilation of earnings projections by securities research analysts, in each case, taking into account the cost savings expected to be derived from the Mergers as estimated by the managements of IES, WPLH and IPC.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of IES, WPLH and IPC.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IES, WPLH and IPC. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Stanley's analysis of the fairness of the IES Ratio, taking into account the IPC Ratio, from a financial point of view to the holders of IES Common Stock and were provided to the IES Board in connection with the delivery of Morgan Stanley's written opinion dated the date hereof confirming its oral opinion of November 10, 1995. The analyses do not purport to be appraisals or to reflect the prices at which IES, WPLH and IPC might actually be sold. Because such estimates are inherently subject to uncertainty, none of IES, Morgan Stanley, or any other person assumes responsibility for their accuracy. In addition, as described above, Morgan Stanley's opinion and presentation to the IES Board was one of many factors taken into consideration by the IES Board in making its determination to approve the Mergers. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the IES Board or the view of management of either WPLH or IPC with respect to the value of WPLH and IPC or of whether the IES Board or the managements of WPLH and IPC would have been willing to agree to a different exchange ratio.

    As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of IES, WPLH and IPC for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and financing services to IES and WPLH, for which services Morgan Stanley has received customary fees. Morgan Stanley acted as co-lead manager of the McLeod initial public offering.

    Morgan Stanley has been retained by IES to act as financial advisor to IES with respect to the Mergers. Pursuant to a letter agreement dated June 30, 1995 between IES and Morgan Stanley, Morgan Stanley is entitled to (i) an advisory fee for its time and efforts expended in connection with the engagement which is estimated to be between $100,000 and $250,000, which is payable in the event the transaction is not consummated, (ii) an announcement fee of $1,000,000, which has been paid, and (iii) a transaction fee equal to the product of 0.472562% multiplied by the Aggregate Value of the transaction (as such term is defined in such letter agreement), or approximately $4,370,228, which is payable only upon consummation of the transaction. Any amounts paid or payable to Morgan

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
Stanley as advisory or announcement fees will be credited against the transaction fee. IES has agreed to reimburse Morgan Stanley for its expenses, including reasonable fees and expenses of its counsel, and to indemnify Morgan Stanley and its affiliates against certain liabilities and expenses, including liabilities under federal securities laws.

    IPC'S FINANCIAL ADVISOR. Salomon Brothers has acted as financial advisor to IPC in connection with the Mergers. During the course of discussions regarding a possible transaction, Salomon Brothers attended meetings of the IPC Board as described in "The Mergers -- Background of the Mergers." At such meetings, Salomon Brothers reviewed financial information concerning IPC, WPLH and IES and provided preliminary valuations. The financial information reviewed by Salomon Brothers at these meetings was the same financial information used by Salomon Brothers in arriving at its opinions (as updated through the relevant date), all of which information is described below. The results of the preliminary valuations presented by Salomon Brothers at such IPC Board meetings are consistent with the results utilized by Salomon Brothers to arrive at the opinions of Salomon Brothers which results are described below.

    Salomon Brothers delivered to the IPC Board its written opinion dated November 10, 1995 to the effect that, based upon and subject to various considerations set forth in such opinion, as of such date, the IPC Ratio (without adjustment of the IES Ratio for satisfaction of the McLeod Contingency) is fair to the holders of IPC Common Stock (other than WPLH, IES or any of their respective affiliates) from a financial point of view. At the May 10, 1996 meeting of the IPC Board, Salomon Brothers reviewed with the IPC Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency. Salomon Brothers advised the IPC Board that if the proposed amendment were adopted, Salomon Brothers could render an opinion to the effect that, based upon and subject to various considerations that would be set forth in such opinion, as of May 10, 1996, the IPC Ratio (assuming adjustment of the IES Ratio for satisfaction of the McLeod Contingency) is fair to the holders of IPC Common Stock (other than WPLH, IES or any of their respective affiliates) from a financial point of view. In addition, Salomon Brothers has delivered to the IPC Board its written opinion, dated the date of this Joint Proxy Statement/Prospectus, to the effect that, based upon and subject to various considerations set forth in such opinion, as of such date, the IPC Ratio (with the IES Ratio adjusted for the satisfaction of the McLeod Contingency) is fair to the holders of IPC Common Stock (other than WPLH, IES or any of their respective affiliates) from a financial point of view.

    THE FULL TEXT OF SALOMON BROTHERS' OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX N TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON BROTHERS' OPINIONS ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE IPC STOCKHOLDERS OF THE IPC RATIO AND DO NOT ADDRESS IPC'S UNDERLYING BUSINESS DECISION TO ENTER INTO THE MERGERS OR CONSTITUTE A RECOMMENDATION TO ANY IPC STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. THE SUMMARY OF SALOMON BROTHERS' OPINIONS SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SALOMON BROTHERS' OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS ATTACHED AS ANNEX N HERETO. IPC STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SUBSTANTIALLY SIMILAR TO THE SALOMON BROTHERS' OPINION DATED NOVEMBER 10, 1995.

    In arriving at its opinions, Salomon Brothers reviewed the Merger Agreement and its related exhibits and, in the case of the opinion dated the date hereof, this Joint Proxy Statement/Prospectus. Salomon Brothers also reviewed certain publicly available information relating to IPC, WPLH and IES, as well as certain other information, including financial projections, provided to Salomon Brothers by IPC, WPLH and IES. Salomon Brothers discussed the past and current operations and financial condition and prospects of IPC, WPLH and IES with their respective senior management. Salomon Brothers also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as it deemed relevant, including the amended registration statement filed by McLeod on Form S-1.

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    Salomon Brothers assumed and  relied upon the  accuracy and completeness  of the information reviewed by it for the purpose of its opinions and did not assume any responsibility for independent verification of such information or for independent evaluation or appraisal of the assets of IPC, WPLH or IES. With respect to the financial projections of IPC, WPLH and IES, Salomon Brothers assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of IPC, WPLH or IES, as the case may be, as to the future financial performance of such entity, and Salomon Brothers expressed no opinion with respect to such forecasts or the assumptions on which they were based.

    Salomon Brothers' opinions were necessarily based upon business, market, economic and other conditions as they existed on, and could be evaluated as of, the respective dates of its opinions and did not address IPC's underlying business decision to enter into the Mergers or constitute a recommendation to any IPC stockholder as to how such stockholder should vote with respect to the Merger Agreement. Salomon Brothers was not requested to, and did not, solicit third party offers to acquire all or any part of IPC. Salomon Brothers' opinions do not imply any conclusion as to the likely trading range for WPLH Common Stock following the consummation of the Mergers, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

    The following is a summary of the report (the "Salomon Brothers Report") presented by Salomon Brothers to the IPC Board on November 10, 1995, in connection with the delivery of the Salomon Brothers opinion dated such date. In connection with the Salomon Brothers' opinion dated the date of this Joint Proxy Statement/Prospectus, Salomon Brothers performed certain procedures, including each of the financial analyses described below, to update its analyses made in connection with the delivery of its opinion dated November 10, 1995 and reviewed with the managements of IPC, WPLH and IES the financial information on which such analyses were based and other factors, including the current financial results of such companies and the future prospects for such companies.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Salomon Brothers reviewed the financial and market performance of the following group of publicly traded utilities with those of IPC: Black Hills Corporation, Central Louisiana Electric Company, Inc., Empire District Electric Company, Northwestern Public Service Company, Orange & Rockland Utilities, Inc., Otter Tail Power Company and Sierra Pacific Resources (collectively, the "SB IPC Comparable Group"). For IPC and each company in the SB IPC Comparable Group, Salomon Brothers calculated multiples of Firm Value to LTM EBIT and EBITDA and to property, plant and equipment and investments ("PP&E") and multiples of closing stock prices ("Stock Price") at November 3, 1995, to book value, LTM EPS and 1995 and 1996 estimated EPS. The projected results were based on published research reports of certain analysts covering the SB IPC Comparable Group. This analysis yielded the following multiple ranges for the SB IPC Comparable Group: Firm Value to LTM EBIT (9.9x to 12.9x); Firm Value to LTM EBITDA (7.1x to 8.8x); Firm Value to PP&E (1.02x to 1.34x); Stock Price to Book Value (1.32x to 2.17x); Stock Price to LTM EPS (12.7x to 15.4x); Stock Price to 1995 estimated EPS (11.8x to 14.9x); and Stock Price to 1996 estimated EPS (11.5x to 14.5x). Salomon Brothers also calculated a range of dividend yields for the SB IPC Comparable Group of 4.8% to 7.2%.

    Salomon Brothers performed the same analysis for WPLH using the following group of publicly traded utilities: Duke Power Company, FPL Group, Inc., Northern States Power Company, Union Electric Company, Wisconsin Energy Corporation and WPS Resources Corporation (collectively, the "SB WPLH Comparable Group"). The analysis yielded the following multiple ranges for the SB WPLH Comparable Group: Firm Value to LTM EBIT (9.9x to 12.4x); Firm Value to LTM EBITDA (5.9x to 8.2x); Firm Value to PP&E (1.14x to 1.36x); Stock Price to Book Value (1.66x to 1.98x); Stock Price to LTM EPS (13.9x to 15.2x) Stock Price to 1995 estimated EPS (13.4x to 14.3x); and Stock Price to 1996 estimated EPS (13.0x to 14.3x). The range of dividend yields for the SB WPLH Comparable Group was 4.2% to 6.2%.

    For IES, Salomon Brothers compared the financial and market data of the following group of publicly traded utility companies: Carolina Power & Light Company, Florida Progress Corporation,

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The Kansas  City  Power  &  Light Company,  MidAmerican  Energy  Company,  SCANA
Corporation and Western Resources, Inc. (collectively, the "SB IES Comparable Group"). Salomon Brothers calculated the following ranges of multiples for the SB IES Comparable Group: Firm Value to LTM EBIT (10.6x to 12.8x); Firm Value to EBITDA (6.3x to 9.2x); Firm Value to PP&E (0.89x to 1.24x); Stock Price to Book Value (1.39x to 1.97x); Stock Price to LTM EPS (13.3x to 16.9x); Stock Price to 1995 estimated EPS (12.3x to 14.6x); and Stock Price to 1996 estimated EPS (12.1x to 14.0x). The dividend yield range for the SB IES Comparable Group was 5.3% to 7.3%.

    COMPARABLE TRANSACTION ANALYSIS. Salomon Brothers also reviewed the consideration paid or proposed to be paid in recent acquisitions of utility companies. Specifically, Salomon Brothers reviewed the following acquiror/acquiree transactions: PECO Energy Company/PP&L Resources, Inc. (1995); Union Electric Company/CIPSCO Incorporated (1995); Cincinnati Gas & Electric Company/ PSI Resources, Inc. (1992); Entergy Corporation/Gulf States Utilities Company (1992); IE Industries Inc. /Iowa Southern Utilities Company (1991); The Kansas Power & Light Company/Kansas Gas and Electric Company (1990); PacifiCorp./Pinnacle West Capital Corporation (1989); WPLH/Madison Gas and Electric Company (1989); SCEcorp./San Diego Gas & Electric Company (1988); The Southern Company/Savannah Electric and Power Company (1987); and PacifiCorp/Utah Power & Light Company (1987). For these transactions, Salomon Brothers calculated the following ranges of multiples of the aggregate value of each such transaction to the aggregate market value of the acquiree one month prior to the first indication that the acquiree is a merger candidate (1.23x to 1.65x, with a median of 1.36x); to the book value of the acquiree (1.14x to 2.34x, with a median of 1.78x); and to the acquiree's EPS for the trailing 12 months (11.1x to 20.3x, with a median of 14.8x). Salomon Brothers applied these multiples to corresponding data for IPC and calculated an implied exchange ratio range for IPC Common Stock to WPLH Common Stock of 0.98 to 1.30.

    In addition, Salomon Brothers reviewed the consideration paid or payable in the following mergers of equals: Baltimore Gas & Electric Company/Potomac Electric Power Company (1995); Public Service Company of Colorado/Southwestern Public Service Company (1995); Northern States Power Company/Wisconsin Energy Corporation (1995): Midwest Resources, Inc./Iowa-Illinois Gas & Electric Company
(1994); Washington Water Power Company/Sierra Pacific Resources (1994); Midwest Energy Company/Iowa Resources Inc. (1990); Fitchburg Gas and Electric Light Company/ UNITIL (1989); and San Diego Gas & Electric Company/Tucson Electric Power Company (1988). For these transactions, Salomon Brothers calculated a range for the multiple of each transaction's aggregate value to the acquiree's aggregate market value of 1.00x to 1.21x (with a median of 1.00x). Based on that data, Salomon Brothers calculated an implied exchange ratio of IES Common Stock to WPLH Common Stock of 0.88 to 1.06.

    DISCOUNTED CASH FLOW ANALYSIS. Using a DCF analysis, Salomon Brothers estimated the present value of the future cash flows that each of IPC, WPLH and IES could produce over a five-year period from 1995 through 1999, if each of them were to perform on a stand-alone basis (without giving effect to any operating or other efficiencies pursuant to the Mergers) in accordance with forecasts developed by the managements of IPC, WPLH and IES, respectively. Salomon Brothers determined implied equity values for each of IPC, WPLH and IES based upon the sum of (i) the aggregate discounted value (using various discount rates ranging from 6.75% to 7.75%) of the five-year unleveraged free cash flows of IPC, WPLH and IES, as the case may be, plus (ii) the discounted value (using the same discount rate range) of the sum of (a) the product of (x) the final year's projected net income multiplied by (y) numbers representing various terminal or exit multiples (ranging from 12.50x to 14.50x for IPC and IES and from 13.00x to 15.00x for WPLH) and (b) the projected net debt and preferred equity in the final year.

    Utilizing this DCF analysis, Salomon Brothers calculated a range of value for IPC Common Stock, WPLH Common Stock and IES Common Stock of $256 million to $313 million, $944 million to $1,125 million and $877 million to $1,077 million, respectively.

    CONTRIBUTION  ANALYSIS.     Salomon   Brothers   analyzed  the   pro   forma
contributions from each of WPLH, IES and IPC to the combined company, assuming the Mergers are consummated as set forth in

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the Merger Agreement.  Salomon Brothers  analyzed, among other  things, in  each case for the fiscal years ending December 31, 1994, 1996 and 1997, the relative contribution to the combined company from each of WPLH's, IES's and IPC's revenues, EBITDA, EBIT and net income. The analysis did not assume the realization of any synergies in the Mergers or include any transaction costs or purchase adjustments, but did assume that pooling accounting was used. The analysis determined that WPLH, IES and IPC would have contributed the following percentages to the combined company's results in 1994: revenues -- 42.7%, 41.2% and 16.1%, respectively; EBITDA -- 40.9%, 45.3% and 13.8%, respectively; EBIT -- 40.5%, 46.0% and 13.5%, respectively; and net income -- 43.4%, 44.5% and 12.1%, respectively.  Book value contributions at June 30, 1995, would have been 43.2%,
42.8%  and  14.0%  from  WPLH,   IES  and  IPC,  respectively.  Utilizing   this
contribution analysis, Salomon Brothers calculated implied exchange ratio ranges for IPC Common Stock to WPLH Common Stock and IES Common Stock to WPLH Common Stock of 0.89 to 1.24 and 0.91 to 1.25, respectively.

    PRO FORMA MERGER CONSEQUENCES ANALYSIS. Salomon Brothers analyzed certain pro forma effects on WPLH, IPC and IES resulting from the Mergers for the projected twelve-month periods ending December 31, 1997, 1998 and 1999. Such analysis was performed utilizing stand-alone earnings estimates prepared by the respective managements of each company.

    EXCHANGE RATIO ANALYSIS. Salomon Brothers reviewed and analyzed the historical ratios of the daily closing prices of IPC Common Stock and IES Common Stock to WPLH Common Stock during the five-year period ending November 3, 1995. The exchange ratios for the daily closing per share prices of IPC Common Stock to WPLH Common Stock ranged from a low of 0.74 to a high of 1.18, with an average of 0.94. The exchange ratios for IES Common Stock to WPLH Common Stock ranged from 0.73 to 1.19, with an average of 0.92.

    On May 10, 1996, at a meeting of the IPC Board, Salomon Brothers reviewed with the IPC Board the proposed contingent adjustment to the IES Ratio relating to the McLeod Contingency. In this regard, Salomon Brothers calculated the potential contribution of the proceeds of McLeod's proposed initial public offering, based on a range of possible final pricing terms for McLeod's proposed initial public offering, and compared the percentage share ownership of former holders of IPC Common Stock of the combined company assuming the Mergers were consummated at the Ratios (assuming the McLeod Contingency was not satisfied and the IES Ratio was not adjusted to 1.01) and the adjusted IES Ratio (assuming the McLeod Contingency was satisfied and the IES Ratio was adjusted to 1.01).
Assuming the McLeod Contingency was not satisfied and the Mergers were consummated at the Ratios (with the IES Ratio not adjusted to 1.01), the former holders of IPC Common Stock would own 15.1% of the combined company. Alternatively, assuming the McLeod Contingency was satisfied and the IES Merger was consummated at the adjusted IES Ratio, the former holders of IPC Common Stock would own 14.9% of the combined company. Additionally, Salomon Brothers reviewed a range of potential values attributable to IES's ownership of McLeod shares and the allocation of those values among WPLH, IES and IPC assuming the Mergers were consummated at the Ratios (without the IES Ratio being adjusted for the McLeod Contingency) in comparison to the allocation assuming the Mergers were consummated and the IES Ratio was adjusted for satisfaction of the McLeod Contingency. The analysis demonstrated that if the value attributable to IES's ownership of McLeod shares reflected in the combined company's market value exceeded approximately $26.6 million, the adjustment of the IES Ratio for satisfaction of the McLeod Contingency would not result in a decrease in the market capitalization of the combined company attributable to IPC stockholders.

    In arriving at its opinions, in preparing the Salomon Brothers Report and in reviewing the McLeod Contingency, Salomon Brothers performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Salomon Brothers or its presentation to the IPC Board. In addition, Salomon Brothers believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in the opinions and in the Salomon Brothers Report. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In

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addition, Salomon  Brothers  made  no  attempt to  assign  specific  weights  to particular analyses. With regard to the comparable public company analysis and the comparable acquisition analysis summarized above, Salomon Brothers selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company or transaction utilized as a comparison is identical to IPC, WPLH, IES or the Mergers. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which IPC, WPLH, IES and the Mergers are being compared.

    In performing its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of IPC, WPLH and IES. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including events affecting the utility industry, general economic, market and interest rate conditions and other factors which generally influence the price of securities. Additionally, all projections and estimates for future results of IPC, WPLH and IES referred to above were based on information provided by the respective managements of such companies.

    Salomon Brothers is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The IPC Board selected Salomon Brothers to act as its financial advisor on the basis of Salomon Brothers' international reputation and Salomon Brothers' familiarity with IPC and the utility industry. Salomon Brothers acted as underwriter for IPC in connection with three of its prior financings, as well as lead manager for the McLeod initial public offering. In the ordinary course of its business, Salomon Brothers actively trades the debt and equity securities of IPC, WPLH and IES for Salomon Brothers' own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. The Ratios were determined by arms'-length negotiations among IPC, WPLH and IES, in consultation with their respective financial advisors and other representatives.

    Pursuant to a letter agreement dated September 13, 1995, between IPC and Salomon Brothers, Salomon Brothers agreed to act as financial advisor to IPC in connection with the Mergers. IPC is obligated to pay Salomon Brothers a monthly fee of $25,000 during the term of the engagement and an additional fee equal to the product of 0.75% multiplied by the aggregate consideration paid for IPC's common equity (approximately $2,448,000). This additional fee is due Salomon Brothers as follows: 25% contingent upon and payable following execution of the Merger Agreement; 25% contingent upon and payable following approval by the IPC stockholders; and the remainder (less all monthly fees paid or payable) contingent upon and only payable following consummation of the Mergers. IPC also agreed to reimburse Salomon Brothers for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Salomon Brothers and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Salomon Brothers or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

    As noted under the caption "The Mergers -- Reasons for the Mergers; Recommendations of the Boards of Directors," the fairness opinion of Salomon Brothers was only one of many factors considered by the IPC Board in determining to approve the Merger Agreement and the IPC Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    In considering the recommendations of the WPLH Board, the IES Board and the IPC Board with respect to the Mergers, shareowners should be aware that certain members of WPLH's, IES's and IPC's management and Boards of Directors have certain interests in the Mergers that are in addition

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
to their interest, if any, as shareowners of WPLH, IES and IPC generally. The Boards of Directors of each of WPLH, IES and IPC were aware of these interests and considered them, among other things, in approving the Merger Agreement and the transactions contemplated thereby.

    EMPLOYMENT AGREEMENTS. The Employment Agreements with each of Messrs. Liu, Davis, Stoppelmoor and Chase will become effective only at the Effective Time. The Employment Agreements are described in greater detailed under "-- Employment Agreements" below.

    SEVERANCE ARRANGEMENTS. Under certain severance arrangements and other employee agreements maintained, or entered into, by each of WPLH, IES and IPC, certain benefits may become vested, and certain payments may become payable, in connection with the Mergers. WPLH has employment and severance agreements with each of thirteen executives of WPLH and certain of its subsidiaries which provide these executives with a measure of security against changes in their relationship with WPLH and its subsidiaries in the event of a change in control of WPLH. These agreements provide that each executive officer that is a party thereto is entitled to benefits if, within five years after a change in control of WPLH (as defined in the agreements), the officer's employment is ended through (a) termination by WPLH or its subsidiaries, other than by reason of death or disability or for cause (as defined in the agreements), or (b) termination by the officer due to a breach of the agreement by WPLH or its subsidiaries or a significant change in the officer's responsibilities, or (c) in the case of Mr. Davis's agreement only, termination by Mr. Davis following the first anniversary of the change in control. The benefits provided under each of the agreements include: (a) a cash termination payment of one, two or three times (depending on which executive is involved) the sum of the executive officer's annual salary and his or her average annual bonus during the three years before the termination and (b) continuation for up to five years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change in control. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an excess payment for purposes of the Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he or she could have received without becoming subject to the 20% excise tax imposed by the Code on certain excess payments, or which WPLH may pay without the loss of deduction under the Code. The WPLH Board has authorized that each of the foregoing agreements be amended to specifically provide that the consummation of the Mergers will constitute a change in control in certain circumstances for purposes of the agreements.

    Based on the compensation paid to the executives in 1995 and assuming the occurrence of a termination for which severance benefits would be payable following a change of control of WPLH, the maximum amounts payable to each of Messrs. Davis, Harvey, Protsch, Ahearn and Amato and all of the other executives of WPLH as a group (eight persons) under their employment and severance agreements would be $1,623,524, $745,524, $745,704, $737,310, $577,962 and
$2,583,641, respectively.

    IES has severance agreements with twelve of its and Utilities' executives, including Mr. Liu, James E. Hoffman, Executive Vice President of Utilities, and John F. Franz, Jr., Vice President of Utilities. The severance agreements run for terms of one year, subject to automatic renewal unless either party gives notice of non-renewal to the other party at least 60 days prior to the annual renewal date. Each agreement provides for salary continuation and certain other benefits in the event the covered executive is terminated within a three-year period following a change of control of IES. The Mergers will constitute a change of control for purposes of each of the IES severance agreements. Specifically, the agreements provide that following termination of a covered executive's employment, except terminations for just cause, death, retirement, disability or voluntary resignation (other than resignation for "good reason"), the executive's salary will be continued, at a level equal to his salary just prior to termination, for a period ranging from eighteen to thirty-six months (depending on the executive involved and, in certain cases, his length of service). Additionally, certain benefits will be

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continued  during  the applicable  severance period,  including life  and health insurance, and the executive will continue to receive annual incentive award payments equal to the average annual incentive awards paid to executives of the same or comparable designation during the three years prior to the change in control. In the event the executive dies during the severance period, the salary and benefit payments described above shall be payable during the remainder of the term to the executive's surviving spouse or his estate. The executive will also become immediately vested and entitled to receive awards of restricted stock or other rights granted to the executive under IES' Long-Term Incentive Plan. With respect to a covered executive who is age 56 or older at the time of the change of control, the severance agreement further provides that the change of control will cause the executive to become fully vested in his supplemental retirement plan benefit (his "SERP"), and that if the executive is terminated within three years following the change of control, he will be able to commence his SERP payments on the earlier of the date he attains age 65 or the date salary continuation payments cease under his severance agreement. With respect to an executive who is under age 56 at the time of the change of control, the severance agreement further provides that upon the change of control the executive will receive an annuity with a value of six months' salary if the executive has been employed by IES or Utilities for less than ten years, and one year's salary otherwise.

    In November 1995, IES approved certain amendments to the existing severance agreements which will take effect no later than the next annual renewal of each agreement, subject to each executive's execution of an amended form of agreement. The amendments to the severance agreement for Mr. Liu provides, among other things, that during the applicable severance period Mr. Liu will be entitled to receive payments equal to the average value of both the long-term and the annual incentive awards received by executives of the same or comparable designation during the three years prior to the change of control. In addition, the amendments for all covered executives provide reimbursement, in an aggregate amount not to exceed 15% of the executive's base salary, for outplacement services and legal fees incurred by the executive in connection with his termination, and also provide severance benefits in the event of certain employment terminations within 180 days prior to a change in control.

    The provisions of the severance agreement covering Mr. Liu have been incorporated into the Employment Agreement to be executed between Mr. Liu and Interstate Energy in connection with the Mergers (described below and attached as Annex H), and after the Effective Time his Employment Agreement will supersede his existing severance agreement.

    Based on the compensation paid to the executives in 1995 and assuming the occurrence of a termination for which severance benefits would be payable following a change in control of IES, the maximum amounts payable to each of Messrs. Liu, Hoffman and Franz and all of the other executives of IES as a group (nine persons) under their severance agreements would be $2,269,694, $549,614, $297,696 and $3,146,135, respectively.

    Effective as of November 8, 1995, IPC entered into agreements (the "IPC Severance Agreements") providing certain severance benefits with nine executive officers of IPC, including Messrs. Stoppelmoor and Chase (collectively, the "IPC Executives"). The IPC Severance Agreements will provide benefits to the IPC Executives whose employment is terminated under certain circumstances at any time within thirty-six months after the month in which a change in control (as defined in the IPC Severance Agreements) occurs. The term of the IPC Severance Agreements expires on December 31, 1998 and may be extended for additional one year periods. However, the term of the IPC Severance Agreements will not extend beyond the date on which the covered IPC Executive attains the age of sixty-two.

    The severance benefits described below will be paid if an IPC Executive's employment is terminated after a change in control unless the termination is:
(i) by IPC for cause; (ii) by the IPC Executive without "good reason" (as defined in the IPC Severance Agreements); (iii) due to the retirement of the IPC Executive; (iv) due to the death of the IPC Executive; or (v) due to the disability of the IPC Executive. An IPC Executive's employment will be deemed to have been terminated following a change in control by IPC without cause or by the IPC Executive for good reason if the IPC Executive

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reasonably demonstrates that the IPC Executive  was terminated either: (i) as  a result of the request of a person who has entered into a change in control agreement with IPC, or (ii) otherwise in connection with, as a result of, or in anticipation of, a change in control.

    The severance benefits provided under the IPC Severance Agreements consist of: (i) a cash lump sum payment of up to three times the sum of the IPC Executive's annual salary and his or her average annual bonus during the three years prior to the IPC Executive's termination of employment, (ii) continuation of life, disability, accident and health insurance benefits similar to those that the IPC Executive enjoyed prior to the change in control for thirty six months after the date of termination, or if sooner, until the IPC Executive reaches the age of sixty-two years; (iii) outplacement services on an individualized basis at a level commensurate with the IPC Executive's status with IPC; and (iv) the immediate vesting of all outstanding stock options and all shares of restricted stock.

    Mr. Stoppelmoor is not expected to receive any payments under the IPC Severance Agreements because he has already attained age 62. If a change in control were to occur on December 31, 1995 and all covered executives were immediately terminated with each such executive being entitled to receive the full benefits provided under his IPC Severance Agreement, the approximate amounts that would be payable to certain executive officers of IPC would be as follows: Mr. Chase $467,000; Mr. Hamill $321,000; and Mr. Troy $318,000; under these assumptions, which would maximize the benefits that could be received under the IPC Severance Agreements, the aggregate amount of all of the payments that could be received by all of the executives covered under the IPC Severance Agreements would not exceed $2,800,000.

    BOARD OF DIRECTORS. As provided in the Merger Agreement, at the Effective Time, the Interstate Energy Board will consist of fifteen directors, six of whom will be designated by WPLH, including
Mr. Davis, six of whom will be designated by IES, including Mr. Liu, and three of whom will be designated by IPC, including Mr. Stoppelmoor. See "Interstate Energy Following the Mergers -- Management of Interstate Energy."

    INDEMNIFICATION. Pursuant to the Merger Agreement, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Interstate Energy will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who was at, or who has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, an officer, director or employee of WPLH, IES or IPC or any of their subsidiaries (including New Utilities and New IPC) against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement, (i) arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or part based on, or arising out of, the fact that such person is or was a director, officer or employee of such party, or (ii) based on, arising out of or pertaining to the transactions contemplated by the Merger Agreement. See "The Merger Agreement -- Indemnification."

CERTAIN ARRANGEMENTS REGARDING THE DIRECTORS AND MANAGEMENT OF INTERSTATE ENERGY FOLLOWING THE MERGERS

    In connection with the Mergers, the Interstate Energy Board, at the Effective Time, will consist of fifteen persons, six of whom will be designated by WPLH, including Mr. Davis, six of whom will be designated by IES, including Mr. Liu, and three of whom will be designated by IPC, including Mr. Stoppelmoor. The Merger Agreement also provides for the designation of certain senior officers of Interstate Energy and its subsidiaries following the Effective Time. See "Interstate Energy Following the Mergers -- Management of Interstate Energy." In addition, the Merger Agreement provides that during the three-year period following the Effective Time, certain provisions thereof (including provisions relating to existing employee agreements, workforce matters, benefit plans, stock option and other plans, certain officer positions at Interstate Energy and its subsidiaries and certain post-merger operations) may be enforced on behalf of the officers, directors and employees of WPLH, IES and IPC, as the case may be, by the directors designated by each of such companies (or their

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successors), respectively.  The Merger  Agreement also  provides such  directors with the standing to enforce provisions relating to the composition of and other matters relating to the Interstate Energy Board for as long as such provisions are applicable, including the provisions governing the selection of each of the WPLH, IES and IPC designated directors until the date of the third annual meeting of shareowners of Interstate Energy and the provisions limiting the designation of employee directors for a period of five years following the Effective Time. Finally, the Merger Agreement provides that the directors designated by WPLH will be entitled to enforce for a five-year period provisions relating to the selection of Mr. Davis as the Chief Executive Officer (and, following Mr. Liu's retirement, as Chairman of the Board) of Interstate Energy and his selection to serve in certain other capacities.

EMPLOYMENT AGREEMENTS

    The forms of the Employment Agreements for Messrs. Liu, Davis, Stoppelmoor and Chase are attached hereto as Annexes H through K, respectively. The Employment Agreements will become effective only at the Effective Time.

    Pursuant to Mr. Liu's Employment Agreement, Mr. Liu will serve as Chairman of Interstate Energy, for a period of two years following the Effective Time and thereafter will retire as an officer of Interstate Energy, although he may continue to serve as a director. Under Mr. Davis's Employment Agreement, Mr. Davis will, following the Effective Time, serve as President and Chief Executive Officer of Interstate Energy for a period of five years following the Effective Time and, for the three-year period following Mr. Liu's retirement, Mr. Davis will also serve as Chairman of Interstate Energy. Following the initial five-year term of Mr. Davis's Employment Agreement, the Employment Agreement will automatically renew for successive one-year terms, unless either party gives prior written notice of his or its intent to terminate the Employment Agreement. Mr. Davis's Employment Agreement also provides that he serve as Chief Executive Officer of each subsidiary of Interstate Energy during the three-year period following the Effective Time and as a director of such companies during the term of his Employment Agreement. Pursuant to Mr. Stoppelmoor's Employment Agreement, Mr. Stoppelmoor will serve as Vice Chairman of Interstate Energy for a period of two years following the Effective Time and thereafter will retire as an officer of Interstate Energy, although he may continue to serve as a director. The provisions of the Employment Agreements for each of Messrs. Liu, Davis and Stoppelmoor which relate to such persons serving as directors of Interstate Energy assume that such persons are, to the extent applicable, reelected and not removed from the Interstate Energy Board by the Interstate Energy shareowners. Pursuant to Mr. Chase's Employment Agreement, Mr. Chase will serve as President of IPC or New IPC, as the case may be, following the Effective Time and until the last day of the calendar month immediately following the calendar month in which Mr. Chase attains age 62.

    Mr. Liu's Employment Agreement provides that he will receive an annual base salary of not less than $400,000, and supplemental retirement benefits and the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) in amounts no less than he was eligible to receive from IES before the Effective Time. Pursuant to Mr. Davis's Employment Agreement, he will be paid an annual base salary not less than his aggregate annual salary from WPLH and its subsidiaries as in effect immediately prior to the Effective Time ($450,000 as of January 1, 1996). Mr. Davis will also have the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) in amounts no less than he was eligible to receive before the Effective Time, as well as supplemental retirement benefits (including continued participation in the WP&L Executive Tenure Compensation Plan) in an amount no less than he was eligible to receive before the Effective Time and life insurance providing a death benefit of three times his annual salary. Under Mr. Stoppelmoor's Employment Agreement, he will receive an annual base salary of not less than $300,000, and supplemental retirement benefits and the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) in amounts no less than he was eligible to receive from IPC before the Effective Time. Mr. Stoppelmoor's Employment Agreement also provides that, following his

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retirement  as Vice Chairman of the Board of Interstate Energy, he will serve as a consultant to the Chief Executive Officer of Interstate Energy for a one-year period. In consideration for his services as a consultant, Mr. Stoppelmoor will be paid a fee of $16,667 per month and will be reimbursed for reasonable expenses incurred in the performance of such services. Under Mr. Chase's Employment Agreement, he will receive an annual base salary not less than the aggregate annual base salary he was paid by IPC immediately prior to the Effective Time ($165,000 as of January 1, 1996). Mr. Chase will also receive
supplemental   retirement  benefits  and  will  have  the  opportunity  to  earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term compensation) offered to other senior executive officers of Interstate Energy and its affiliates in amounts not less than he was eligible to receive from IPC before the Effective Time.

    If the employment of any of the officers with Employment Agreements is terminated without cause (as defined in the Employment Agreements) or if any officer terminates his employment for good reason (as defined in the Employment Agreements), Interstate Energy or its affiliates will continue to provide the compensation and benefits called for by the respective Employment Agreement through the end of the term of such Employment Agreement (with incentive compensation based on the maximum potential awards or, in the case of Mr. Chase, on the average awards received during the prior three years, and with any stock compensation paid in cash), and all unvested stock compensation will vest immediately. If the officer dies or becomes disabled, or terminates his employment without good reason, during the term of the Employment Agreement, Interstate Energy or its affiliates will pay to the officer or his beneficiaries or estate all compensation earned through the date of death, disability or such termination (including previously deferred compensation and pro rata incentive compensation based upon the maximum potential awards). If the officer is terminated for cause, Interstate Energy or its affiliates will pay his base salary through the date of termination plus any previously deferred compensation. Notwithstanding the foregoing, in the event that any payments to an officer under his Employment Agreement or otherwise are subject to the excise tax on excess parachute payments under the Code, then the total payments to be made under the Employment Agreement will be reduced so that the value of these payments the officer is entitled to receive is $1 less than the amount that would subject the officer to the excise tax.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a summary description of the material federal income tax consequences of the Mergers and summarizes the respective opinions of counsel to WPLH, IES and IPC, subject to the following qualification. This description summarizes the opinion of Foley & Lardner, counsel to WPLH, only insofar as it relates to consequences of the IES Merger and the IPC Direct Merger (or the IPC Merger, if applicable) to WPLH's shareowners, it summarizes the opinion of Winthrop, Stimson, Putnam & Roberts, counsel to IES, only insofar as it relates to consequences of the IES Merger (and the Utilities Reincorporation Merger, if applicable) to IES's shareholders, and it summarizes the opinion of Milbank, Tweed, Hadley & McCloy, counsel to IPC, only insofar as it relates to consequences of the IPC Direct Merger (or the IPC Merger and the IPC Reincorporation Merger, if applicable) to IPC's stockholders. The opinions summarized below are filed as exhibits to the Joint Registration Statement.

    This summary is not a complete description of all of the consequences of the Mergers and, in particular, may not address federal income tax considerations that may affect the treatment of a shareowner that, at the Effective Time, is not a U.S. person or is a tax-exempt entity or an individual who acquired IES Common Stock or IPC Common Stock pursuant to an employee stock option or otherwise as compensation. In addition, no information is provided with respect to the tax consequences of the Mergers under foreign, state or local laws. The discussion is based on the Code as in effect on the date of this Joint Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any shareowner. CONSEQUENTLY, EACH SHAREOWNER IS ADVISED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGERS.

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
    THE MERGERS. The respective obligations of the parties to effect the Mergers are conditioned on their receipt of certain additional tax opinions described in the remainder of this paragraph and the following two paragraphs. The WPLH obligation to effect the combined IES Merger and IPC Direct Merger (or IPC Merger, if applicable) is conditioned on the delivery of an opinion to WPLH from Foley & Lardner, its counsel, dated as of the Closing Date, based upon certain customary representations and assumptions set forth therein, substantially to the effect that, for federal income tax purposes, each of the IES Merger and the IPC Direct Merger (or the IPC Merger, if applicable) constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code.

    The IES obligation to effect the IES Merger (and the Utilities Reincorporation Merger, if applicable) is conditioned on the delivery of an opinion to IES from Winthrop, Stimson, Putnam & Roberts, its counsel, dated as of the Closing Date, based upon certain customary representations and assumptions set forth therein, substantially to the effect that, for federal income tax purposes, the IES Merger (and the Utilities Reincorporation Merger, if applicable) constitutes a tax-free reorganization within the meaning of
Section 368(a) of the Code.

    The IPC obligation to effect the IPC Direct Merger (or the IPC Merger and the IPC Reincorporation Merger, if applicable) is conditioned on the delivery of an opinion to IPC from Milbank, Tweed, Hadley & McCloy, its counsel, dated as of the Closing Date, based upon certain customary representations and assumptions set forth therein, substantially to the effect that, for federal income tax purposes, the IPC Direct Merger (or the IPC Merger and the IPC Reincorporation Merger, if applicable) constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code.

    Rulings will not be sought from the Internal Revenue Service regarding the Mergers and the Internal Revenue Service may disagree with the conclusions expressed in the opinions of counsel referred to above.

    Based on the foregoing, and subject in all events to the approval of the IPC Charter Amendment by the IPC stockholders at the IPC Meeting, the following is a summary of the material federal income tax consequences of the Mergers as described in the opinions of Foley & Lardner, Winthrop, Stimson, Putnam & Roberts and Milbank, Tweed, Hadley & McCloy filed as exhibits to the Joint Registration Statement:

            (i)
            WPLH, IES, IPC and Acquisition (and New IPC, Utilities and New Utilities, if applicable) will each be a party to a reorganization within the meaning of Section 368(b) of the Code;

           (ii)
            No gain or loss will be recognized by WPLH, IES, IPC or Acquisition (or New IPC, Utilities and New Utilities, if applicable) pursuant to the Mergers;

          (iii)
            No gain or loss will be recognized by the holders of IES Common Stock upon the exchange of their IES Common Stock for Interstate
    Energy Common Stock pursuant to the IES Merger, except that a holder of IES Common Stock that receives cash in lieu of a fractional share interest in Interstate Energy Common Stock will recognize gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest. Any gain or loss recognized by a holder will constitute capital gain or loss if such holder's IES Common Stock with respect to which gain or loss is recognized is held as a capital asset at the Effective Time;

           (iv)
            A holder of IES Common Stock that receives cash for IES Dissenting Shares will recognize gain or loss equal to the difference between the amount of such cash and the tax basis of such holder's IES Dissenting Shares. Any such gain or loss recognized by a holder will constitute capital gain or loss if such holder's IES Dissenting Shares are held as capital assets at the Effective Time;

            (v)
            No gain or loss will be recognized by the holders of IPC Common Stock upon the exchange of their IPC Common Stock for Interstate
    Energy Common Stock pursuant to the IPC Direct Merger, except that a holder of IPC Common Stock that receives cash in lieu of a fractional share interest in Interstate Energy Common Stock will recognize gain or loss equal to the

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
    difference between the cash received and the tax basis allocated to the fractional share interest. Any gain or loss recognized by a holder will constitute capital gain or loss if such holder's IPC Common Stock with respect to which gain or loss is recognized is held as a capital asset at the Effective Time;

           (vi)
            The tax basis of the Interstate Energy Common Stock received by a holder of IES Common Stock or IPC Common Stock, as the case may be, will be the same as such holder's tax basis in the IES Common Stock or IPC Common Stock that was exchanged pursuant to the IES Merger or IPC Direct Merger, as the case may be, reduced by the tax basis allocable to any fractional share interest in Interstate Energy Common Stock with respect to which cash is being received;

          (vii)
            The holding period of the Interstate Energy Common Stock received in the IES Merger or IPC Direct Merger, as the case may be, will include the holder's holding period with respect to the IES Common Stock or IPC Common Stock that was exchanged pursuant to the IES Merger or IPC Direct Merger, as the case may be (PROVIDED that such stock was held as a capital asset at the Effective Time);

         (viii)
            No gain or loss will be recognized by the holders of IPC Preferred Stock under the IPC Direct Merger, except that a holder of IPC
    Preferred Stock that receives cash for IPC Dissenting Shares will recognize gain or loss equal to the difference between the amount of such cash and the tax basis of such holder's IPC Dissenting Shares. Any such gain or loss recognized by a holder will constitute capital gain or loss if such holder's IPC Dissenting Shares are held as capital assets at the Effective Time;

           (ix)
            Assuming the IPC Reincorporation Merger and the IPC Merger are effected, no gain or loss will be recognized by the holders of IPC
    Preferred Stock (other than for holders of IPC Dissenting Shares who will incur the tax treatment as described in subparagraph (viii) above) and IPC Common Stock upon the exchange of their IPC Preferred Stock or IPC Common Stock for New IPC Preferred Stock or New IPC Common Stock, as the case may be, pursuant to the IPC Reincorporation Merger, and no gain or loss will be recognized by the holders of New IPC Common Stock upon the exchange of their New IPC Common Stock for Interstate Energy Common Stock pursuant to the IPC Merger, except that a holder of New IPC Common Stock that receives cash in lieu of a fractional share interest in Interstate Energy Common Stock will recognize gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest. Any gain or loss recognized by a holder will constitute capital gain or loss if such holder's New IPC Common Stock with respect to which gain or loss is recognized is held as a capital asset at the Effective Time;

            (x)
            Assuming the IPC Reincorporation Merger and the IPC Merger are effected, the tax basis of the New IPC Preferred Stock or New IPC
    Common Stock received by a holder of IPC Preferred Stock or IPC Common Stock will be the same as such holder's tax basis in the IPC Preferred Stock or IPC Common Stock that was exchanged pursuant to the IPC Reincorporation Merger, and the tax basis of the Interstate Energy Common Stock received by a holder of New IPC Common Stock will be the same as such holder's tax basis in the New IPC Common Stock that was exchanged pursuant to the IPC Merger;

           (xi)
            Assuming the IPC Reincorporation Merger and the IPC Merger are effected, the holding period of the New IPC Preferred Stock or New
    IPC Common Stock received by a holder of IPC Preferred Stock or IPC Common Stock will include the holder's holding period with respect to the IPC Preferred Stock or IPC Common Stock that was exchanged pursuant to the IPC Reincorporation Merger, and the holding period of the Interstate Energy Common Stock received by a holder of New IPC Common Stock will include the holder's holding period with respect to the New IPC Common Stock that was exchanged pursuant to the IPC Merger (PROVIDED, in each case, that such stock was held as a capital asset at the Effective Time); and

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
          (xii)
            No gain or loss will be recognized by a shareowner of WPLH upon consummation of the Mergers.

ACCOUNTING TREATMENT

    The Mergers will be treated by the parties as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of WPLH, IES and IPC will be carried forward to the consolidated financial statements of Interstate Energy at their recorded amounts; income of Interstate Energy will include income of WPLH, IES and IPC for the entire fiscal year in which the Mergers occur; and the reported income of the separate corporations for prior periods will be combined and restated as income of Interstate Energy. The receipt by each of WPLH, IES and IPC of a letter from their respective independent accountants, stating that the Mergers will qualify as a pooling of interests, is a condition precedent to consummation of the Mergers. Representatives of Arthur Andersen LLP are expected to be present at the WPLH Meeting and the IES Meeting and representatives of Deloitte & Touche LLP are expected to be present at the IPC Meeting and in each case to be available to respond to questions, and will have an opportunity to make a statement if they desire to do so. See "The Merger Agreement -- Conditions to Each Party's Obligation to Effect the Mergers" and "Unaudited Pro Forma Combined Financial Information."

STOCK EXCHANGE LISTING OF INTERSTATE ENERGY COMMON STOCK

    Application will be made for the listing on the NYSE of the shares of Interstate Energy Common Stock to be issued pursuant to the terms of the Merger Agreement. The listing on the NYSE of such shares, subject to notice of issuance, is a condition precedent to the consummation of the Mergers. So long as WPLH, IES and IPC continue to meet the requirements of the NYSE, WPLH Common Stock, IES Common Stock and IPC Common Stock, as the case may be, will continue to be listed on the NYSE until the Effective Time. So long as WPLH continues to meet the requirements of the BSE, the CSE and the PSE, the other national securities exchanges which list WPLH Common Stock, WPLH Common Stock will continue to be listed on the BSE, the CSE and the PSE. So long as IES and IPC continue to meet the requirements of the CSE and the PSE, and IES continues to meet the requirements of the BSE and the PhSE, the other national securities exchanges which list IES Common Stock and IPC Common Stock, IES Common Stock and IPC Common Stock will continue to be listed on the CSE and the PSE, and the IES Common Stock will continue to be listed on the BSE and the PhSE, until the Effective Time.

REDEMPTION OF UTILITIES PREFERRED STOCK

    If the Utilities Reincorporation Merger is necessary for regulatory reasons, it is currently anticipated that shares of Utilities Preferred Stock then outstanding will be redeemed by Utilities prior to the consummation of such merger in order to avoid the need to obtain a class vote of the holders of such stock to approve the Utilities Reincorporation Merger. The Amended and Restated Articles of Incorporation of Utilities provides that the three outstanding series of Utilities Preferred Stock (I.E., 4.30%, 4.80% and 6.10%) are currently redeemable in whole or in part at the option of Utilities at any time or from time to time on not less than 30 days' notice at $51.00 per share for the 4.30% Series, $50.25 per share for the 4.80% Series and $51.00 per share for the 6.10% Series, together, in each case, with an amount equal to the accrued and unpaid dividends to and including the date of redemption.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of Interstate Energy Common Stock and New IPC Preferred Stock (assuming the IPC Reincorporation Merger is effected) received by shareowners of IES and IPC in the Mergers will be freely transferable, except that shares of Interstate Energy Common Stock and New IPC Preferred Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of WPLH, IES, IPC or New IPC prior to the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Interstate Energy or New IPC) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Interstate Energy, WPLH, IES, IPC or New IPC generally include individuals or entities that control, are

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
controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareowners of such party. The Merger Agreement requires each of WPLH, IES and IPC to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of (i) any shares of WPLH, IES, IPC or Interstate Energy during the period beginning 30 days prior to the Effective Time and continuing until such time as results covering at least 30 days of post-Effective Time operations of Interstate Energy have been published or (ii) any of the shares of Interstate Energy Common Stock or New IPC Preferred Stock issued to such affiliate in or pursuant to the Mergers in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This Joint Proxy Statement/Prospectus does not cover resales of Interstate Energy Common Stock or New IPC Preferred Stock received by any person who may be deemed to be an affiliate of WPLH, IES, IPC, New IPC or Interstate Energy.

NO WISCONSIN DISSENTERS' RIGHTS

    The WBCL does not give WPLH shareowners the right to dissent from, and obtain payment of the fair value of their shares in connection with, the matters to be considered at the WPLH Meeting.

IOWA DISSENTERS' RIGHTS

    The IBCA provides dissenters' rights for shareholders who object to the IES Merger and meet the requisite statutory requirements contained in Sections
490.1301 through 490.1331 of the IBCA. Sections 490.1301 through 490.1331 of the IBCA are reprinted in their entirety as Annex P to this Joint Proxy Statement/Prospectus.

    The following discussion includes all material elements of the IBCA relating to dissenters' rights but is not a complete statement of the provisions of Sections 490.1301 through 490.1331 of the IBCA and is qualified in its entirety by reference to Annex P hereto and to any amendments to such sections as may be adopted after the date of this Joint Proxy Statement/Prospectus. THIS DISCUSSION AND ANNEX P SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF IES COMMON STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

    A shareholder may dissent as to less than all of the shares of capital stock registered in the name of such shareholder only if such shareholder dissents with respect to all shares beneficially owned by any one person and notifies IES in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares of capital stock as to which the shareholder dissents and such shareholder's other shares of capital stock were registered in the names of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares held on such shareholder's behalf only if such shareholder (i) submits to IES the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) asserts dissenters' rights with respect to all shares of capital stock of which the shareholder is the beneficial shareholder or over which such beneficial shareholder has the power to direct the vote.

    The IBCA requires that a shareholder who wishes to assert dissenters' rights
(i) deliver to IES, before the vote is taken, written notice of the shareholder's intent to demand payment for shares of common stock if the IES Merger is consummated and (ii) not vote such shares of capital stock in favor of the Mergers. ANY SUCH NOTICE BY SHAREHOLDERS OF IES MUST BE RECEIVED BY IES AT IES TOWER, 200 FIRST STREET S.E., CEDAR RAPIDS, IOWA 52401, ATTENTION: VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, PRIOR TO SUCH VOTE. A vote against the Merger Agreement will not satisfy the notice requirement. The submission by a shareholder of a blank proxy card or one voted in favor of the Merger Agreement (if not revoked) will count as a vote in favor of the Merger Agreement and will serve to waive dissenters' rights. However, failure to return a proxy or to vote against or abstain from voting will not serve to waive such rights.

    Within ten days after the date on which the Merger Agreement is approved by its shareholders, IES must deliver a written dissenters' notice to all of its shareholders that have given a written notice and not voted in favor of the Merger Agreement in accordance with the preceding paragraph. The dissenters' notice will (i) state where the payment demand must be sent and where and when certificates for shares of capital stock must be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed IES Merger and which requires that the shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before such date, (iii) set a date by which IES must receive the payment demand, which date will be not less than 30 nor more than 60 days from the date such dissenters' notice is delivered, and (iv) be accompanied by the relevant sections of the IBCA.

    A shareholder who has received a dissenters' notice as described above and who wishes to assert dissenters' rights must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date set forth in the dissenters' notice and deposit the certificate representing the shares in accordance with the terms of the notice. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares.

    Upon receipt of the payment demand, or at the Effective Time, whichever occurs later, Interstate Energy must pay each dissenting shareholder that has complied with the provisions of the IBCA the amount estimated to be the fair value of the dissenter's shares, plus accrued interest from the Effective Time to the date of payment at the average rate paid by Interstate Energy on its bank loans or, if none, at a rate that is fair and equitable under all the circumstances. Such payment must be accompanied by certain financial data relating to Interstate Energy and other specified information as required by the IBCA. If the proposed IES Merger is not effected within 60 days after the date set for demanding payment and depositing the capital share certificates, IES will return the deposited certificates and, if the IES Merger is subsequently effected, Interstate Energy will deliver a new dissenters' notice as if the corporate action was taken without the vote of the shareholders and repeat the payment demand procedure. Interstate Energy may elect to withhold payment from a dissenting shareholder unless the dissenting shareholder was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement of the terms of the proposed IES Merger. If Interstate Energy so elects to withhold payment, it must, after the Effective Time, estimate the fair value of the shares, plus accrued interest at the rate described above, and pay such amount and provide certain other specified information as set forth in the IBCA to each such dissenting shareholder who agrees to accept it in full satisfaction of the dissenter's demand.

    Shareholders considering seeking dissenters' rights should be aware that the "fair value" of their shares of IES Common Stock determined under Sections
490.1301 through 490.1331 of the IBCA could be more than, the same as or less than the market value of such securities and that opinions of investment banking firms as to fairness, from a financial point of view, may not provide a reliable guide to fair value under Sections 490.1301 through 490.1331. If (i) the dissenter believes that the amount offered or paid is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated,
(ii) Interstate Energy fails to make payment within 60 days after the date set for demanding payment, or (iii) IES, having failed to effect the Mergers, does not return the deposited certificates within 60 days after the date set for demanding payment, dissenters may, within 30 days after the payment was made or offered, notify Interstate Energy or IES, as the case may be, in writing of the dissenting shareholder's own estimate of the fair value of the shares and the amount of interest due, and demand payment of the fair value of such shares and interest so calculated less payments received by such dissenting shareholder, if any. A dissenter waives the right to demand payment as described in this paragraph unless the dissenter notifies Interstate Energy of the dissenter's demand within 30 days after Interstate Energy made or offered payment for the dissenter's shares. If demand of a dissenter for payment remains unsettled, Interstate Energy must (i) commence a proceeding in the Iowa District Court for Linn County, Iowa, within 60 days after receiving the payment demand to determine the fair value of the shares and accrued interest or (ii) pay to each such dissenter the amount demanded. The costs of a proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against Interstate Energy. The court may, however, assess such court costs, including the fees and expenses of counsel and experts, against a dissenter that is found by the court to have acted arbitrarily, vexatiously or not in good faith in demanding payment.

DELAWARE DISSENTERS' RIGHTS

    In connection with the Mergers, holders of shares of IPC Preferred Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262") as to shares owned by them. Section 262 is reprinted in its entirety as Annex Q to this Joint Proxy Statement/Prospectus. All references in this summary to a "stockholder" are to the record holder of the shares of IPC Preferred Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of IPC Preferred Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

    The following discussion includes all material elements of the law relating to appraisal rights but is not a complete statement of such rights and is qualified in its entirety by reference to Annex Q. THIS DISCUSSION AND ANNEX Q SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF IPC PREFERRED STOCK WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

    EACH STOCKHOLDER ELECTING TO DEMAND THE APPRAISAL OF HIS OR HER SHARES OF IPC PREFERRED STOCK MUST DELIVER TO IPC, BEFORE THE TAKING OF THE VOTE ON THE MERGERS AT THE IPC MEETING, A WRITTEN DEMAND FOR APPRAISAL OF HIS OR HER SHARES OF IPC PREFERRED STOCK. ANY SUCH STOCKHOLDER MUST MAIL OR DELIVER HIS OR HER WRITTEN DEMAND TO THE SECRETARY OF IPC AT 1000 MAIN STREET, DUBUQUE, IA 52001. The written demand for appraisal must specify the stockholder's name and mailing address, the number of shares of IPC Preferred Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares of IPC Preferred Stock. BECAUSE THE HOLDERS OF IPC PREFERRED STOCK WILL NOT VOTE ON APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE FAILURE OF A HOLDER OF IPC PREFERRED STOCK TO VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT WILL NOT AFFECT SUCH HOLDER'S ABILITY TO DEMAND OR PERFECT APPRAISAL RIGHTS. Appraisal rights will not be available under Section 262 if the stockholder does not continuously hold through the Effective Time the shares of IPC Preferred Stock with respect to which he, she or it demands appraisal. Within ten days after the Effective Time, IPC must provide notice of the Effective Time to all stockholders who have complied with Section 262.

    A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the IPC Certificate or Certificates. If the shares of IPC Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the shares of IPC Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

    A record owner, such as a broker, who holds shares of IPC Preferred Stock as nominee for others, may exercise appraisal rights with respect to the shares of IPC Preferred Stock held for all or less than all beneficial owners of shares of IPC Preferred Stock as to which such person is the record owner. In

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such  case  the  written demand  must  set forth  the  number of  shares  of IPC
Preferred Stock covered by such demand. Where the number of shares of IPC Preferred Stock is not expressly stated, the demand will be presumed to cover all shares of IPC Preferred Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights BEFORE the taking of the vote on the Mergers at the IPC Meeting.

    Within 120 days after the Effective Time, either the surviving corporation in the IPC Merger or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the shares of IPC Preferred Stock. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of IPC Preferred Stock owned by such stockholders determining the fair value of such shares of IPC Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the IPC Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors. In WEINBERGER V. UOP INC., ET AL., decided February 1, 1983, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In WEINBERGER, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

    Stockholders considering seeking appraisal should have in mind that the "fair value" of their shares of IPC Preferred Stock determined under Section 262 could be more than, the same as or less than the market value of such securities. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of IPC Preferred Stock entitled to appraisal.

    Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from the surviving corporation in the IPC Merger, or the IPC Direct Merger, as the case may be, a statement setting forth the aggregate number of shares of IPC Preferred Stock with respect to which demands for appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation in the IPC Merger, or the IPC Direct Merger, as the case may be.

    Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, from and after the Effective Time, be entitled to vote for any purpose the shares of IPC Preferred Stock subject to such demand or to receive payment of dividends or other distributions on such shares of IPC Preferred Stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

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    At  any time within 60 days after  the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Mergers whereby such holder will obtain a like number of shares of New IPC Preferred Stock if the IPC Reincorporation Merger is effected or retain his or her shares of IPC Preferred Stock if the IPC Direct Merger is effected; after this period, the stockholder may withdraw his or her demand for appraisal only with the consent of the surviving corporation in the IPC Merger or the IPC Direct Merger, as the case may be. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease. Inasmuch as IPC will have no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. Any holder of IPC Preferred Stock who effectively withdraws his or her demand for appraisal, or whose right to an appraisal shall cease, shall be deemed to have lost such holder's appraisal rights.

                               REGULATORY MATTERS

    As indicated below, consummation of the Mergers is subject to numerous regulatory approvals, which are presently anticipated to be received during the first half of 1997. Set forth below is a summary of the material regulatory requirements affecting the Mergers.

STATE APPROVALS AND RELATED MATTERS

    WP&L is subject to the jurisdiction of the Wisconsin Commission with respect to retail utility service provided in Wisconsin. WPLH and WP&L are each public utility holding companies under the Wisconsin Holding Company Act and are subject to the jurisdiction of the Wisconsin Commission. A wholly-owned subsidiary of WP&L with utility operations in Illinois is subject to the jurisdiction of the ICC with respect to its operations.

    Utilities is currently subject to the jurisdiction of the IUB with respect to its utility operations in Iowa. IPC is subject to the jurisdiction of the IUB, the ICC and the Minnesota Commission with respect to its utility operations in Iowa, Illinois and Minnesota.

    Applications for approval of the Mergers and related transactions, including, in the case of certain commissions, the issuance of securities in connection therewith, were initially filed in early March 1996 with the Wisconsin Commission, the IUB, the ICC and the Minnesota Commission.

    Interstate Energy will remain a public utility holding company under the Wisconsin Holding Company Act and will remain subject to the jurisdiction of the Wisconsin Commission. The following is a brief summary of certain provisions of the Wisconsin Holding Company Act that will continue to apply to Interstate Energy after the Effective Time.

    The Wisconsin Holding Company Act prohibits any person from forming a public utility holding company or acquiring or holding more than 10% of the outstanding voting securities of a public utility holding company, without Wisconsin Commission approval. The Wisconsin Commission, if it finds the capital of any public utility affiliate will be impaired by payment of a dividend, may order the utility affiliate to limit or cease payment of dividends to the public utility holding company. Various transactions by a public utility affiliate with others in the public utility holding company system are prohibited, including lending money, guaranteeing obligations, combined advertising, providing utility service on terms different from those for other consumers in the same class, and, without Wisconsin Commission approval after establishment that the utility affiliate will be paid at fair market value, certain sales or leases of real property and use of services of utility employees. The Wisconsin Holding Company Act prohibits (i) any public utility affiliate from providing any non-utility product or service in a manner or at a price that unfairly discriminates against any competing provider; (ii) any non-utility activity from being subsidized materially by the customers of any public utility in the system;

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
(iii) the operation of the system in any way which materially impairs the credit, ability to acquire capital on reasonable terms or ability to provide safe, reasonable, reliable and adequate utility service, of any public utility affiliate in the system; (iv) any transfer by a public utility affiliate to any other system company of any confidential public utility information, including customer lists, for any non-utility purpose, unless the Wisconsin Commission has approved the transfer; and (v) any termination of the system's interest in a public utility affiliate without Wisconsin Commission approval. Other statutory provisions which pre-existed the Wisconsin Holding Company Act include requirements for submission to the Wisconsin Commission for approval of certain contracts or other arrangements for furnishing property or services between a public utility and an affiliate.

    The Wisconsin Holding Company Act also limits non-utility diversification, in that, stated generally, the net book value of the assets (other than investment in system affiliates) of all non-utility affiliates may not exceed the sum of 25% of the net book value of the assets of all electric utility affiliates and a percentage, to be determined by the Wisconsin Commission (but not less than 25%), of the net book value of the assets of all other public utility affiliates. Based on an applicable review of legislative history and principles of statutory interpretation, WPLH, IES and IPC believe and intend to take appropriate action to establish that the utility subsidiaries of Interstate Energy following consummation of the Mergers will qualify as "public utility affiliates" of Interstate Energy within the meaning of the Wisconsin Holding Company Act. If, however, IPC and Utilities, as presently constituted, were to be deemed nonutility affiliates (because they are not Wisconsin utilities or Wisconsin corporations), the parties reserve the right to take such action as may be required to cause IPC and Utilities to be treated as "public utility affiliates" for purposes of the Wisconsin Holding Company Act. Under the alternative structure set forth in the Merger Agreement, IPC and Utilities would become Wisconsin corporations and acquire certain of the water utility operations currently conducted by WP&L within the State of Wisconsin. The parties currently intend to seek regulatory approval to effect the transactions under either structure. Although the parties believe that the Mergers can be consummated under either or both structures in compliance with the Wisconsin Holding Company Act, that statute has not been authoritatively construed, and no assurance as to the interpretation of the Wisconsin Holding Company Act can be given.

    In addition, the Wisconsin Holding Company Act requires the Wisconsin Commission to periodically investigate the impact of the operation of every holding company system on every public utility affiliate in the system and to determine whether each non-utility affiliate does, or can reasonably be expected to do, at least one of the following: (i) substantially retain, attract or promote business activity or employment or provide capital to businesses within the service territory of any public utility affiliate or certain others, (ii) increase or promote energy conservation or develop, produce or sell renewable energy products or equipment, (iii) conduct a business that is functionally related to the provision of utility service or to the development or acquisition of energy resources, and (iv) develop or operate commercial or industrial parks in the service territory of any public utility affiliate. WPLH and IES believe that their existing non-utility businesses meet the requirements of the Wisconsin Holding Company Act. The Wisconsin Commission also is authorized to order a holding company to terminate its interest in a public utility affiliate if the Wisconsin Commission finds that, based upon clear and convincing evidence, termination of the interest is necessary to protect the interest of utility investors in a financially healthy utility and the interest of consumers in reasonably adequate utility service at a just and reasonable price.

    Given WPLH's experience of operating under the Wisconsin Holding Company Act, WPLH, IES and IPC do not expect the restrictions of the Wisconsin Holding Company Act to have a materially adverse effect upon the operations of Interstate Energy following the Mergers.

    Under either transaction structure described above, IPC's utility operations would remain subject to regulation by the IUB, the ICC and the Minnesota Commission, Utilities' utility operations would remain subject to regulation by the IUB and WP&L's utility operations would remain subject to regulation by the Wisconsin Commission. In addition, under the reincorporation structure, New Utilities and New IPC would become Wisconsin utilities by virtue of their acquisitions of certain water

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utility properties from WP&L and would become subject to the jurisdiction of the
Wisconsin Commission with respect to such water utility service. Based on historical experience and preliminary discussions with the staff of the Wisconsin Commission, WPLH, IES and IPC believe that, under the reincorporation structure, the Wisconsin Commission would not seek to regulate activities of New Utilities and New IPC following the Mergers other than those activities directly related to the water utility properties and the provision of water utility service in the State of Wisconsin.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    Interstate Energy is required to obtain SEC approval under Section 9(a)(2) of the 1935 Act in connection with the Mergers. Section 9(a)(2) of the 1935 Act provides that it is unlawful for any person to acquire any security of any public utility company if that person owned, or by virtue of that transaction will come to own, 5% or more of the voting securities of that public utility company and of any other public utility company, without the prior approval of the SEC. An application for approval of the Mergers will be filed by WPLH, IES and IPC at the appropriate time. Under the applicable standards of the 1935 Act, the SEC is directed to approve a proposed acquisition unless it finds that (i) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control, (ii) the consideration to be paid in connection with the acquisition is not reasonable, (iii) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the public interest or the interest of investors or consumers or the proper functioning of the applicant's holding company system, or (iv) the acquisition would violate applicable state law. In order to approve a proposed acquisition, the SEC must also find that the acquisition would tend towards the economical and efficient development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

    WPLH is currently exempt from the registration and other requirements of the 1935 Act, other than from Section 9(a)(2) thereof, pursuant to an order of the SEC under Section 3(a)(1) of the 1935 Act. The basis of the exemption under
Section 3(a)(1) is that WPLH and its public utility subsidiaries are predominantly intrastate in character and carry on their businesses substantially in a single state in which they are organized (Wisconsin). IES is also currently exempt from the registration and other requirements of the 1935 Act, other than from Section 9(a)(2) thereof, pursuant to an order of the SEC under Section 3(a)(1) of the 1935 Act. The basis of the exemption under Section 3(a)(1) is that IES and its public utility subsidiaries are predominantly intrastate in character and carry on their businesses substantially in a single state in which they are organized (Iowa). IPC is currently not subject to the requirements of the 1935 Act because it is not a public utility holding company within the definition of the 1935 Act. The Section 3(a)(1) exemption under which WPLH and IES currently operate will not be available to Interstate Energy after consummation of the Mergers.

    Accordingly, upon consummation of the Mergers, Interstate Energy must register as a holding company under the 1935 Act. The 1935 Act imposes numerous restrictions on the operations of a registered holding company and its subsidiaries and affiliates. Subject to limited exceptions, SEC approval is required under the 1935 Act for a registered holding company or any of its subsidiaries to: (i) issue securities, (ii) acquire utility assets from a third person, (iii) acquire any securities of another public utility, (iv) amend its articles of incorporation, or (v) acquire stock, extend credit, pay dividends, lend money or invest in any manner in any other businesses. SEC approval under the 1935 Act also will be required for certain proposed transactions relating to the Mergers. For example, SEC approval will be required for Interstate Energy's issuance of securities pursuant to employee benefit plans and the establishment of a service company to provide various administrative and support services to Interstate Energy and certain of its subsidiaries. The 1935 Act also limits the ability of registered holding companies to engage in non-utility ventures and regulates holding company system service companies and the rendering of services by holding company affiliates to the system's utilities. WPLH, IES and IPC believe the foregoing restrictions and limitations imposed by the 1935 Act in its current form may limit possible operations of Interstate Energy following the Mergers. However, WPLH, IES and IPC believe the benefits of the Mergers exceed the potential adverse effects of such

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
1935 Act regulation. In reaching this determination, WPLH, IES and IPC concluded that there are various registered public utility holding companies which have operated successfully within the limitations imposed under the 1935 Act. In addition, WPLH, IES and IPC considered existing initiatives to lessen the impact of the 1935 Act and the legislation to repeal the 1935 Act, all of which are discussed below.

    In addition, the SEC historically has interpreted the 1935 Act to preclude registered holding companies, with limited exceptions, from owning both electric and gas utility systems. Although the SEC has recently recommended that registered holding companies be allowed to hold both gas and electric utility operations if the affected states agree, it remains possible that the SEC may require as a condition to its approval of the Mergers that WPLH, IES and IPC divest their gas utility properties and possibly certain non-utility ventures of WPLH and IES within a reasonable time after the Mergers. In a few cases, the SEC has allowed the retention of such properties or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has taken place, the SEC has usually allowed enough time to complete the divestiture so as to allow the applicant to complete an orderly sale of the divested assets. WPLH, IES and IPC believe there are strong policy reasons and prior SEC decisions which support their retention of existing gas utility properties and non-utility ventures, or, alternatively, which support deferring the question of divestiture for a substantial period of time. Accordingly, WPLH, IES and IPC will request in their 1935 Act application that Interstate Energy be allowed to retain, or, in the alternative, that the question of divestiture be deferred with respect to, the existing gas utility properties and non-utility ventures of WPLH, IES and IPC. Should the SEC deny this request, a required divestiture could, under certain circumstances, be at a price below fair market value or otherwise on terms deemed unsatisfactory by Interstate Energy and could have a materially adverse effect on the operations, earnings and financial condition of Interstate Energy.

    On June 20, 1995, the SEC issued a series of new proposed regulations that are designed, among other things, to ease the restrictions on and regulation of the activities of registered holding companies, including investment by registered holding companies in non-utility businesses. At the same time, the SEC's Division of Investment Management (the "Division") issued a report of legislative and administrative recommendations, including the Division's preferred recommendation that Congress repeal the 1935 Act, subject to the transfer of certain authority over the books and records of registered holding companies to state utility commissions and to the FERC. The report also recommended liberalizing the SEC's interpretation of the 1935 Act to permit registered holding companies to own both electric and gas utility systems where the affected states concur. After the release of the report, legislation to repeal the 1935 Act was introduced in Congress and is pending. There is no assurance that the legislation to repeal the 1935 Act will be enacted or that regulations proposed by the SEC will be implemented or that the recommendations made in the Division's report will be adopted. To the extent that some or all of the regulations and recommendations are implemented, however, restrictions on and regulation of Interstate Energy's activities may be reduced or eliminated, and Interstate Energy's ability to retain ownership of the gas utility properties and some or all of the non-utility ventures currently operated by WPLH, IES and IPC would be enhanced.

FEDERAL POWER ACT

    Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. The approval of the FERC is required in order to consummate the Mergers. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the merger "consistent with the public interest." In reviewing a merger, the FERC generally has evaluated: (i) whether the merger will adversely affect competition, (ii) whether the merger will adversely affect operating costs and rates, (iii) whether the merger will impair the effectiveness of regulation, (iv) whether the purchase price is reasonable,
(v) whether the merger is the result of coercion, and (vi) whether the accounting treatment is reasonable. It should be noted, however, that certain FERC

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commissioners  have  called for  FERC to  reevaluate its  merger policy;  and it cannot be predicted how any such reevaluation would affect the FERC's review of the Mergers. On March 1, 1996, WPLH, IES and IPC filed a combined application with the FERC requesting that the FERC approve the Mergers under Section 203 of the Federal Power Act (the "FERC Application"). Following the filing of the FERC
Application,   certain  parties,  including   several  consumer-owned  municipal
electric utilities, intervened in the FERC proceeding. The intervenors have raised issues regarding their access to transmission facilities following consummation of the Mergers and the impact of the Mergers on existing power supply agreements. It is presently anticipated that such issues will be favorably resolved and will not adversely impact the FERC proceedings relative to approval of the Mergers. Based on recent FERC proceedings and prior experience, WPLH, IES and IPC believe that FERC will reject several of the issues raised by the intervenors and that any remaining issues will be susceptible to successful resolution through negotiations with the intervening parties.

    In addition, Utilities and IPC hold certain certificates of public convenience and necessity under Section 7 of the Natural Gas Act. The Mergers will constitute transfers of the certificates of public convenience and necessity, requiring approval from the FERC.

    Furthermore, prior to the IPC Reincorporation Merger and the Utilities Reincorporation Merger, if such mergers are to be effected, the approval of the FERC under Section 204 of the Federal Power Act is required for New IPC and New Utilities to assume the debt of IPC and Utilities, respectively.

ANTITRUST CONSIDERATIONS

    The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions (including the Mergers) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. On June 7, 1996, WPLH, IES and IPC filed their premerger notification forms pursuant to the HSR Act and on July 7, 1996 the HSR Act waiting period expired. The expiration of the HSR Act waiting period does not preclude the Antitrust Division or the FTC from challenging the Mergers on antitrust grounds. However, neither WPLH, IES nor IPC believes that the Mergers will violate federal antitrust laws. With the expiration of the waiting period, there are no remaining federal antitrust issues to be resolved in order to consummate the Mergers. If the Mergers are not consummated within 12 months after the expiration of the initial HSR Act waiting period, WPLH, IES and IPC would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Mergers could be consummated.

ATOMIC ENERGY ACT

    Utilities holds an NRC operating license authorizing Utilities to hold an ownership interest in the Duane Arnold Energy Center and to operate the facility. WP&L also holds an NRC operating license authorizing WP&L to hold an ownership interest in the Kewaunee nuclear generating facility. The Atomic Energy Act provides that no NRC license may be transferred, assigned, or in any manner disposed of, directly or indirectly, through transfer of control of any license to any person unless the NRC finds that the transfer is in accordance with the Atomic Energy Act and consents to the transfer. WPLH and IES will seek any approvals required from the NRC pursuant to the Atomic Energy Act to reflect the fact that New Utilities or Utilities, as the case may be, and WP&L will continue to hold their existing NRC licenses as operating company subsidiaries of Interstate Energy upon the consummation of the Mergers.

OTHER

    Utilities and IPC possess municipal franchises and environmental permits and licenses that may need to be renewed or replaced as a result of the Mergers. Utilities and IPC do not anticipate any difficulties at the present time in obtaining such renewals or replacements.

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
GENERAL

    Under the Merger Agreement, WPLH, IES and IPC have agreed to use all reasonable efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek to intervene in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While WPLH, IES and IPC believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise.

    It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the various federal and state regulatory bodies described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of Interstate Energy or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers. Should any approvals contain terms or conditions unsatisfactory to WPLH, IES or IPC, such party may waive such condition to consummation of, and may proceed with, the Mergers. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to its shareowners. Such facts and circumstances may be different than the facts and circumstances existing at the time the parties entered into the Merger Agreement or at the time of the WPLH Meeting, the IES Meeting or the IPC Meeting and could be more or less favorable to WPLH, IES, IPC or their respective shareowners than such earlier facts and circumstances. No shareowner approval will be required or sought for any such waiver, and the shareowners' approval of the Merger Agreement constitutes approval of such waivers as may be granted by the WPLH Board, the IES Board or the IPC Board, as the case may be, in its discretion.

                              THE MERGER AGREEMENT

    The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGERS

    The Merger Agreement provides that, following the approval of the Merger Agreement by the shareowners of WPLH, IES and IPC, and the satisfaction or waiver of the other conditions to the Mergers, including obtaining the requisite regulatory approvals and, if the Utilities Reincorporation Merger is to be effected, the redemption of the then issued and outstanding shares of Utilities Preferred Stock, either the IES Merger and the IPC Direct Merger will be effected or the IPC Reincorporation Merger, the IES Merger, the IPC Merger and the Utilities Reincorporation Merger will be effected.

    If the Merger Agreement is approved by the shareowners of WPLH, IES and IPC, and the other conditions to the Mergers are satisfied or waived, the closing of the Mergers (the "Closing") will take place on the second business day immediately following the date on which the last of the conditions referred to below under "-- Conditions to Each Party's Obligation to Effect the Merger" is fulfilled or waived, or at such time and date as WPLH, IES and IPC shall mutually agree (the "Closing Date"). On or after the Closing Date, (i) the IES Merger will become effective at the Effective Time, as specified in the articles of merger filed by WPLH with the Secretaries of State of the States of Wisconsin and Iowa and (ii) the IPC Direct Merger will become effective at the Effective Time, as specified in the articles of merger filed by IPC with the Secretaries of State of the States of Delaware and Wisconsin. It is intended that both the IES Merger and the IPC Direct Merger will be effected simultaneously. If the

IPC Reincorporation Merger and the Utilities Reincorporation Merger are deemed by the parties to be required for regulatory purposes, (i) the IES Merger will become effective at the time specified in the articles of merger filed by WPLH with the Secretaries of State of the States of Wisconsin and Iowa, (ii) the IPC Reincorporation Merger will become effective at the IPC Reincorporation Effective Time, as specified in the articles of merger and certificate of merger filed by New IPC with the Secretaries of State of the States of Wisconsin and Delaware, (iii) the IPC Merger will become effective at the time specified in the articles of merger filed by New IPC with the Secretary of State of the State of Wisconsin, and (iv) the Utilities Reincorporation Merger will become effective at the time specified in the articles of merger filed by New Utilities with the Secretaries of State of the States of Wisconsin and Iowa. If the IPC Reincorporation Merger and the Utilities Reincorporation Merger are to be consummated, it is intended that the IES Merger, the IPC Merger and the Utilities Reincorporation Merger would be effected simultaneously after the IPC Reincorporation Effective Time.

    Subject to the condition that the opinions from Merrill Lynch, Morgan Stanley and Salomon Brothers as to the fairness of the IES Ratio and IPC Ratio to WPLH and to the holders of IES Common Stock and IPC Common Stock, respectively, shall not have been withdrawn, WPLH, IES and IPC have agreed in the Merger Agreement to call, give notice of, convene and hold a meeting of their respective shareowners as soon as reasonably practicable for the purpose of securing their approval to the Mergers.

    CONSUMMATION OF THE MERGERS.  Upon the consummation of the Mergers:

    - Each share of IES that is owned by IES, WPLH or IPC or any of their respective subsidiaries ("IES Cancelled Shares") will be cancelled and will cease to exist.

    - Each share of IPC or New IPC that is owned by IES, WPLH or IPC or any of their respective subsidiaries ("IPC Cancelled Shares") will be cancelled and will cease to exist.

    - Each issued and outstanding share of IES Common Stock, other than IES Cancelled Shares and IES Dissenting Shares, will be converted into the right to receive 1.01 shares of Interstate Energy Common Stock (as adjusted from 0.98 to reflect satisfaction of the McLeod Contingency) in the IES Merger.

    - In the IPC Direct Merger, each issued and outstanding share of IPC Common Stock, other than IPC Cancelled Shares, will be converted into the right to receive 1.11 shares of Interstate Energy Common Stock.

    - In the IPC Direct Merger, each issued and outstanding share of IPC Preferred Stock, other than IPC Dissenting Shares, will be unchanged (including with respect to the additional voting rights proposed to be approved at the IPC Meeting) as a result of the IPC Direct Merger and will remain outstanding thereafter.

    - IES Dissenting Shares will be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the IBCA, unless and until the right of such holder to receive fair value for such IES Dissenting Shares terminates in accordance with the IBCA, in which case such shares will cease to be IES Dissenting Shares and will represent the right to receive Interstate Energy Common Stock pursuant to the Merger Agreement.

    - If the IPC Reincorporation Merger is consummated, each issued and outstanding share of IPC Common Stock, other than IPC Cancelled Shares, will be converted into an equal number of shares of New IPC Common Stock.

    - If the IPC Reincorporation Merger is consummated, each issued and outstanding share of IPC Preferred Stock, other than IPC Dissenting Shares, will be converted into an equal number of shares of New IPC Preferred Stock.

    - If the IPC Merger is consummated, each issued and outstanding share of New IPC Common Stock, other than IPC Cancelled Shares, will immediately be converted into the right to receive 1.11 shares of Interstate Energy Common Stock.

    - If the IPC Merger is consummated, each issued and outstanding share of New IPC Preferred Stock, other than IPC Dissenting Shares, will be unchanged as a result of the IPC Merger and will remain outstanding thereafter.

    - IPC Dissenting Shares will be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the DGCL, unless and until the right of such holder to receive fair value for such IPC Dissenting Shares terminates in accordance with the DGCL, in which case such shares will cease to be IPC Dissenting Shares and will either represent the right to receive New IPC Preferred Stock or remain as IPC Preferred Stock, as the case may be, pursuant to the Merger Agreement.

    - If the Utilities Reincorporation Merger is consummated, each issued and outstanding share of Utilities Common Stock will be converted into an equal number of shares of New Utilities Common Stock.

    - Upon the conversions of the IES Common Stock in the IES Merger and the IPC Common Stock in the IPC Direct Merger or, in the alternative, the New IPC Common Stock in the IPC Merger, except for IES Dissenting Shares, all such shares of IES Common Stock and IPC Common Stock or New IPC Common Stock, as the case may be, will be cancelled and cease to exist, and each holder thereof will cease to have rights with respect thereto, except the right to receive the shares of Interstate Energy Common Stock and any cash in lieu of fractional shares of Interstate Energy Common Stock to be issued in consideration therefor.

    - Each issued and outstanding share of WPLH Common Stock will remain outstanding and unchanged as a result of the Mergers and will remain as one share of Interstate Energy Common Stock.

    Based upon the capitalization of WPLH, IES and IPC on November 10, 1995, and the IES Ratio of 1.01 shares of Interstate Energy Common Stock per share of IES Common Stock and the IPC Ratio of 1.11 shares of Interstate Energy Common Stock per share of IPC Common Stock, holders of WPLH Common Stock, as a group, IES Common Stock, as a group, and IPC Common Stock, as a group, would have held 43.3%, 41.7% and 15.0% of the common equity of Interstate Energy if the Mergers had been consummated as of such date.

    Based on the capitalization of WPLH, IES and IPC on July 10, 1996, and the IES Ratio and the IPC Ratio, holders of WPLH Common Stock, as a group, IES Common Stock, as a group, and IPC Common Stock, as a group, would have held 43%, 42.2% and 14.8% of the common equity of Interstate Energy if the Mergers had been consummated as of such date.

    If any holder of IES Common Stock or IPC Common Stock would be entitled to receive a number of shares of Interstate Energy Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive a cash payment in an amount determined by multiplying the fractional share interest by the average of the last reported sales price, regular way, per share of WPLH Common Stock on the NYSE for the ten business days prior to and including the last business day prior to the Effective Time on which shares of IES Common Stock and IPC Common Stock were traded on the NYSE, without any interest thereon.

    As soon as practicable after the Effective Time, a company mutually acceptable to WPLH, IES and IPC (the "Exchange Agent") will mail to each holder of record of a Certificate which immediately prior to the Effective Time (or, if applicable, the IPC Reincorporation Effective Time) represented outstanding shares of IES Common Stock or IPC Common Stock that were cancelled and became instead the right to receive shares of Interstate Energy Common Stock and a letter of transmittal and instructions for use in effecting the surrender of the Certificates for certificates representing shares of

Interstate Energy Common Stock. Upon surrender of a Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents, if any, as the Exchange Agent may require, the holder of such Certificate will be entitled to receive a certificate representing that number of whole shares of Interstate Energy Common Stock and any cash in lieu of fractional shares of Interstate Energy Common Stock which such holder has the right to receive pursuant to the provisions of the Merger Agreement. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon surrender the certificate representing shares of Interstate Energy Common Stock and cash in lieu of any fractional share of Interstate Energy Common Stock.

    The letter of transmittal may, at the option of Interstate Energy, provide for the ability of a holder of one or more Certificates to elect that the shares of Interstate Energy to be received in exchange for the shares of IES Common Stock and/or IPC Common Stock formerly represented by such surrendered Certificates be issued in uncertificated form or to elect that such shares be credited to an account established for such holder under the WPLH DRIP, which will become the Interstate Energy DRIP following the Effective Time.

    No dividends or other distributions declared or made after the Effective Time with respect to shares of Interstate Energy Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate and no cash payment in lieu of fractional shares will be paid to any such holder until such Certificate is surrendered. After such surrender, subject to applicable law, there will be paid to such holder, without interest, the unpaid dividends and distributions, and any cash payment in lieu of a fractional share, to which such holder is entitled.

    Certificates which immediately prior to the Effective Time represented shares of WPLH Common Stock need not be exchanged and will be deemed to represent a like number of shares of Interstate Energy Common Stock from and after the Effective Time. Certificates which immediately prior to the Effective Time represented shares of IPC Preferred Stock also need not be exchanged and will, except for IPC Dissenting Shares, continue to represent IPC Preferred Stock, or, if applicable, will be deemed to represent a like number of shares of New IPC Preferred Stock, from and after the Effective Time.

    HOLDERS OF IES COMMON STOCK AND IPC COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. SHAREOWNERS OF WPLH AND HOLDERS OF IPC PREFERRED STOCK NEED NOT EXCHANGE THEIR CERTIFICATES.

SUBSIDIARIES AND JOINT VENTURES

    The Merger Agreement designates the majority-owned subsidiaries of WPLH, IES and IPC, respectively, as "WPLH Subsidiaries," "IES Subsidiaries" and "IPC Subsidiaries" (which are collectively referred to as "Subsidiaries"). The remaining subsidiaries, joint venture interests and investments of WPLH, IES and IPC are referred to as "WPLH Joint Ventures," "IES Joint Ventures" and "IPC Joint Ventures," respectively. The representations, warranties and covenants of WPLH, IES and IPC in the Merger Agreement apply only to the parties themselves and their Subsidiaries.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by each of WPLH, IES and IPC relating to, among other things, (a) their respective organizations, the organization of their respective Subsidiaries and similar corporate matters; (b) their respective capital structures; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) required regulatory approvals; (e) their compliance with applicable laws and agreements; (f) reports and financial statements filed with the SEC and the accuracy of information contained therein; (g) the absence of any material adverse effect on their business, assets, financial condition, results of operations, or prospects; (h) the absence of adverse material suits, claims or proceedings, and other litigation issues; (i) the accuracy of information supplied by each of WPLH, IES and IPC for use in the Joint Registration Statement of which this Joint Proxy Statement/

Prospectus forms a part; (j) tax matters; (k) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (l) labor matters; (m) compliance with all applicable environmental laws, possession of all material environmental, health, and safety permits and other environmental issues; (n) the regulation of WPLH, IES and IPC and their subsidiaries as public utilities in specified states; (o) the shareowner vote required in connection with the Merger Agreement and the transactions contemplated thereby (as set forth in this Joint Proxy Statement/Prospectus) being the only vote required; (p) that neither WPLH, IES and IPC or any of their respective affiliates have taken or agreed to take any action that would prevent the Mergers as being accounted for as a pooling of interests; (q) the inapplicability of certain provisions of applicable state law relating to changes in control; (r) the delivery of fairness opinions by Merrill Lynch in the case of WPLH, Morgan Stanley in the case of IES, and Salomon Brothers in the case of IPC; (s) the maintenance of adequate insurance and (t) the absence of ownership of each other's stock. In addition, each of WPLH and IES provides representations with respect to their respective shareowner rights plans not being triggered by the consummation of the Mergers and with respect to the operations of their nuclear facilities.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, each of WPLH, IES and IPC have agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement (including the disclosure schedules thereto) or the Stock Option Agreements, or as otherwise consented to in writing by the other parties, it will (and will cause its Subsidiaries to), subject to certain exceptions specified therein, among other things: (a) carry on its business in the ordinary course consistent with prior practice; (b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than to such party or its wholly-owned subsidiaries, dividends required to be paid on any IES Preferred Stock (no shares of which are currently outstanding), Utilities Preferred Stock, WP&L Preferred Stock or IPC Preferred Stock, and regular quarterly dividends to be paid on WPLH Common Stock not to exceed in any fiscal year 105% of the dividends for the prior fiscal year, and regular quarterly dividends to be paid on IES Common Stock and IPC Common Stock not to exceed in any fiscal year 100% of the dividends for the prior fiscal year; (c) not effect certain other changes in its capitalization other than redeeming any series of IES Preferred Stock, Utilities Preferred Stock, WP&L Preferred Stock or IPC Preferred Stock, as required by their respective terms, or in connection with a refunding of preferred stock at a lower cost of funds, or if necessary to facilitate the transactions contemplated by the Merger Agreement; (d) not issue or encumber any capital stock, rights, warrants, options or convertible or similar securities other than (i) issuances pursuant to the Stock Option Agreements, (ii) issuances pursuant to the benefit plans relating to certain WPLH Subsidiaries; (iii) intercompany issuances, (iv) issuances in connection with refunding preferred stock with preferred stock or debt at a lower cost of funds, (v) issuances in connection with dividend reinvestment plans or shareowner rights plans, as applicable, and (vi) up to 450,000 shares of IES Common Stock, 1,000,000 shares of WPLH Common Stock and 200,000 shares of IPC Common Stock to be issued for general corporate purposes, including issuances in connection with acquisitions and financings and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans and directors' plans; (e) not amend its articles of incorporation, by-laws or regulations or similar corporate documents; (f) not engage in material acquisitions in excess of $10,000,000 in the case of each of WPLH and IES or $5,000,000 in the case of IPC in the aggregate over the amounts budgeted or forecasted by each such party; (g) not enter into any written commitments for the purchase of sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990 in excess of an aggregate of $1,000,000 in the case of WPLH, $500,000 in the case of IES and $250,000 in the case of IPC; (h) not make any capital expenditures in excess of $50,000,000 in the case of WPLH, $80,000,000 in the case of IES and $16,000,000 in the case of IPC in the aggregate over the amounts budgeted by each such party for capital expenditures; (i) not sell, lease, encumber or otherwise dispose of material assets in an aggregate amount equalling or exceeding $10,000,000 in the case of each of WPLH and IES and $2,000,000 in the case of IPC, other than planned or ordinary course of business dispositions and encumbrances; (j) not incur indebtedness (or guarantees thereof), other than (i) short-term indebtedness in the ordinary course of business consistent with prior practice, (ii) long-term indebtedness not aggregating more than $40,000,000 in the case of WPLH, $60,000,000 in the case of IES and $20,000,000 in the case of IPC; (iii) arrangements between such party and its Subsidiaries or among its Subsidiaries, (iv) in connection with the refunding of existing indebtedness at a lower cost of funds, or (v) in connection with any permitted refunding of preferred stock; (k) not enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other agreement, commitment, arrangement, plan or policy, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Subsidiaries; (l) not engage in any activity which would cause a change in its status under the 1935 Act; (m) not commence construction of or obligate itself to purchase any additional generating, transmission or delivery capacity in an amount in excess of $30,000,000 in the case of WPLH, $80,000,000 in the case of IES and $16,000,000 in the case of IPC, other than in the ordinary course of business consistent with past practice or pursuant to tariffs on file with the FERC or as budgeted or forecasted; (n) not make any material change in their accounting methods other than as required by law or in accordance with generally accepted accounting principles; (o) not take any action to prevent Interstate Energy from accounting for the business combination to be effected by the Mergers as a pooling of interests; (p) not take any action that would adversely affect the status of the Mergers as a tax-free transaction; (q) not enter into agreements with affiliates (other than wholly-owned Subsidiaries) other than on an arm's-length basis; (r) cooperate with the other parties, provide reasonable access to its books and records and notify the other parties of any significant changes; (s) use all commercially reasonable efforts to obtain certain third-party consents to the Mergers; (t) not take any action that would or is reasonably likely to result in a material breach of any provision of the Merger Agreement or the Stock Option Agreements or cause any of the representations and warranties therein to be untrue on or as of the Closing Date; (u) not take any action that is likely to jeopardize the qualification of WP&L's, Utilities' or IPC's outstanding revenue bonds as tax-exempt industrial revenue bonds; (v) create a joint transition steering team to examine alternatives to effect the integration of the parties after the Effective Time; (w) take, and cause their Subsidiaries to take, only those actions that are required, permitted or contemplated by the Merger Agreement from the date thereof to the Effective Time; (x) refrain from taking specified actions relating to certain tax matters; (y) not discharge or satisfy any claims, liabilities or obligations, other than discharges in the ordinary course of business or in accordance with their terms, of liabilities reflected in the most recent consolidated financial statements; (z) not, except in the ordinary course of business, change the status of any of its material contracts or agreements or waive or release or assign any material rights or claims; and (aa) maintain adequate insurance and use reasonable efforts to maintain all existing governmental permits.

    The parties also agreed in the Merger Agreement that, prior to the Closing Date, (a) WPLH and IPC will take all actions necessary so the WPLH Charter Amendments become effective no later than the Effective Time and the IPC Charter Amendment becomes effective prior to the Effective Time; and (b) IES will amend its rights agreement to terminate no later than the Effective Time.

    The Merger Agreement provides that if the parties are unable to obtain the necessary statutory approvals and other third-party consents which are necessary to effect the strategic combination of WPLH, IES and IPC in the form contemplated by the Merger Agreement, and the adoption of an alternative structure (that otherwise substantially preserves for WPLH, IES and IPC the economic benefits of the Mergers) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Mergers that so preserves such benefits.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that no party thereto will, and each such party will cause its Subsidiaries not to, and each such party will not permit any of its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively,

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"Representatives") to, and each  such party will use  its best efforts to  cause such persons not to, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined herein), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal. As used above, "Business Combination
Proposal"  means  any  tender  or   exchange  offer,  proposal  for  a   merger,
consolidation or other business combination involving any party to the Merger Agreement or any of its material Subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareowners of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to the Merger Agreement, or any of its material Subsidiaries, other than pursuant to the transactions contemplated by the Merger Agreement.

INTERSTATE ENERGY BOARD OF DIRECTORS

    The Merger Agreement provides that the WPLH Board, the IES Board and the IPC Board will take such action as may be necessary to cause the number of directors comprising the full Interstate Energy Board at the Effective Time to be fifteen persons. The directors will be divided into three classes (hereafter referred to as "Class I," "Class II" and "Class III") of five directors each. Class I directors will be appointed for a term expiring at the first annual meeting of the shareowners of Interstate Energy following the Effective Time, Class II directors will be appointed for a term expiring at the second annual meeting of shareowners of Interstate Energy following the Effective Time, and Class III directors will be appointed for a term expiring at the third annual meeting of shareowners of Interstate Energy following the Effective Time, and in each case until their respective successors have been duly elected and qualified. Prior to the Effective Time, WPLH and IES will each designate two directors and IPC will designate one director for each of Classes I and II. Class III directors will consist of Mr. Liu, Mr. Davis and Mr. Stoppelmoor, as well as two additional directors, one of whom will be designated by each of WPLH and IES prior to the Effective Time. Directors designated by WPLH, IES and IPC (including their successors) are hereinafter sometimes referred to as the "WPLH Directors," the "IES Directors" and the "IPC Directors," respectively. To date, WPLH, IES and IPC have not determined who, in addition to Messrs. Liu, Davis and Stoppelmoor, will be designated to serve on the Interstate Energy Board after the Effective Time. If after their selection and prior to the Effective Time, any of such designees shall decline or be unable to serve, the party that designated such person shall designate another person to serve in such person's stead.

    The Merger Agreement also provides that for a period commencing with the Effective Time and expiring on the date of the third annual meeting of the shareowners of the Company following the Effective Time, the WPLH, IES and IPC Directors (each as a separate group) will be entitled to nominate those persons who will be eligible to be appointed, elected or reelected as WPLH, IES and IPC Directors, respectively. The WPLH Board, the IES Board and the IPC Board will also take such action as may be necessary to cause the Nominating, Audit and Compensation Committees of the Interstate Energy Board at the Effective Time to consist proportionately (to the extent reasonably practicable) of designees of each of WPLH, IES and IPC.

    The Merger Agreement further provides that for a period of five years following the Effective Date, no person who is an executive officer or employee of Interstate Energy or any of its subsidiaries will be eligible to serve as a director of Interstate Energy except for Messrs. Liu, Davis and Stoppelmoor.
However, if Mr. Davis is not then serving as Chief Executive Officer of Interstate Energy, the person serving in such capacity will be eligible to serve as a director of Interstate Energy.

INDEMNIFICATION

    The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Interstate Energy will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who was at, or who had been at any time prior to, the date of the Merger Agreement, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties thereto or

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any  subsidiary  (the  "Indemnified  Parties")  against  all  losses,   expenses
(including   reasonable  attorney's  fees  and  expenses),  claims,  damages  or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party, and all such indemnified liabilities to the extent they are based on arise out of or pertain to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Interstate Energy will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel will be reasonably satisfactory to Interstate Energy and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Interstate Energy will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Wisconsin law and the Interstate Energy Charter or the Interstate Energy Bylaws will be made by independent counsel mutually acceptable to Interstate Energy and the Indemnified Party; PROVIDED, HOWEVER, that Interstate Energy will not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Merger Agreement further provides that the Indemnified Parties as a group may retain only one law firm with respect to each unrelated matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    In addition, the Merger Agreement requires that for a period of six years after the Effective Time, Interstate Energy will cause to be maintained in effect policies of directors' and officers' liability insurance maintained by WPLH, IES and IPC for the benefit of those persons who were covered by such policies as of the date of the Merger Agreement on terms no less favorable than the terms of such insurance coverage, PROVIDED that Interstate Energy will not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by WPLH, IES and IPC for such insurance and, PROVIDED FURTHER that if the annual premiums of such insurance coverage exceed such amount, Interstate Energy shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Interstate Energy Board, for a cost not exceeding such amount. Also, the Merger Agreement provides that to the fullest extent allowed by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors and officers of WPLH, IES and Interstate and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws in effect on the date of the Merger Agreement or otherwise in effect on the date of the Merger Agreement will survive the Mergers and will continue in full force and effect for a period of not less than six years from the Effective Time.

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS

    The respective obligations of WPLH, IES and IPC to effect the Mergers are subject to the following conditions: (a) the approval of the Merger Agreement and the transactions contemplated thereby by the shareowners of WPLH, IES and IPC, the approval of the IPC Charter Amendment by the shareowners of IPC and the approval of the WPLH Charter Amendments by the shareowners of WPLH; (b) no temporary restraining order, preliminary or permanent injunction or other order by any federal or state court shall be in effect that prevents consummation of the Mergers; (c) the Joint Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall not be the subject of a stop order suspending such effectiveness; (d) the shares of Interstate Energy Common Stock issuable in connection with the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance; (e) the receipt of all material governmental authorizations, consents, orders or approvals which do not impose terms or conditions which could reasonably be expected to have a material adverse effect on Interstate Energy; (f) the receipt by each of WPLH, IES and IPC of letters from their independent accountants stating that the business combination to be effected by the Mergers will qualify as a pooling of interests transaction under generally accepted accounting principles and applicable SEC regulations; (g) the performance in all

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material  respects  of  all obligations  of  the  other parties  required  to be performed under the Merger Agreement and the Stock Option Agreements; (h) the accuracy of the representations and warranties of the other parties set forth in the Merger Agreement as of the date of the Merger Agreement and as of the Closing Date (except as would not reasonably be likely to result in a material adverse effect); (i) WPLH, IES and IPC having received officers' certificates from each other stating that certain conditions set forth in the Merger Agreement have been satisfied; (j) there having been no material adverse effect on the business, assets, financial condition, results of operations or prospects of the other parties and their subsidiaries taken as a whole; (k) the receipt of tax opinions from counsel to each party to the effect that the Mergers will be treated as tax-free reorganizations under Section 368(a) of the Code; (l) the receipt by the other parties of certain material third-party consents; and (m) the receipt by Interstate Energy of letter agreements relating to trading in securities of WPLH, IES and IPC (substantially in the form attached as an exhibit to the Merger Agreement), duly executed by each affiliate of the other party.

    In addition, the Merger Agreement provides that it shall be a condition to the obligations of WPLH to hold the WPLH Meeting that the opinion of Merrill Lynch attached hereto as Annex L shall not have been withdrawn, it shall be a condition to the obligation of IES to hold the IES Meeting that the opinion of Morgan Stanley attached hereto as Annex M shall not have been withdrawn, and it shall be a condition to the obligation of IPC to hold the IPC Meeting that the opinion of Salomon Brothers attached hereto as Annex N shall not have been withdrawn.

    At any time prior to the Effective Time, to the extent permitted by applicable law, the conditions to the obligations of each of WPLH, IES or IPC to consummate the Mergers may be waived in writing by such party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to its shareowners. No shareowner approval will be required or sought for any such waiver; a shareowner's approval of the Merger Agreement constitutes approval of such waivers as may be granted by the Board of Directors in its discretion. See " -- Amendment and Waiver."

BENEFIT PLANS

    Except for the benefit plans referred to in the immediately following paragraph, each of the benefit plans of WPLH, IES and IPC in effect as of the date of the Merger Agreement will be continued for the employees or former employees of WPLH, IES and IPC and any of their Subsidiaries who are covered by such plans immediately prior to the Closing Date, until Interstate Energy otherwise determines after the Effective Time (subject to any reserved right contained in any such benefit plan to amend, modify, suspend, revoke or terminate such plan). To the extent certain of such benefit plans are not continued, Interstate Energy or its subsidiaries have agreed to provide, for at least one year following the Effective Time, benefits which are no less favorable in the aggregate that the benefits provided under the affected WPLH, IES or IPC benefit plans. Each participant in a WPLH, IES or IPC benefit plan shall receive credit for purposes of eligibility to receive benefits under, vesting and benefit accrual under an Interstate Energy benefit plan for service credited for the corresponding purpose under such benefit plan. Any employee first hired after the Closing Date will be eligible to participate in any benefit plan maintained, or contributed to, by the subsidiary, division or operation employing such person, so long as such person meets the eligibility requirements of such plan.

    Prior to the Effective Time, (i) each outstanding option to purchase shares of IES Common Stock under an IES stock plan (each an "IES Stock Option") along with any tandem stock appreciation right, will constitute an option to acquire on the same terms and conditions as were applicable under such option (subject to the adjustments necessary to give effect to the IES Merger), shares of Interstate Energy Common Stock based on the same number of shares of Interstate Energy Common Stock as the holder of such IES Stock Option would have been entitled to receive pursuant to the IES Merger had such holder exercised such option in full immediately prior to the Effective Time and (ii) each

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other outstanding award under an IES stock plan (each an "IES Stock Award") will constitute an award based upon the same number of shares of Interstate Energy Common Stock as the holder of such IES Stock Award would have been entitled to receive pursuant to the IES Merger had such holder been the owner, immediately before the Effective Time of the shares of IES Common Stock on which such IES Stock Award is based, and otherwise on the same terms and conditions as governed such IES Stock Award immediately before the Effective Time.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareowners of WPLH, IES and IPC:
(a) by mutual written consent of WPLH, IES and IPC; (b) by any party thereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before May 10, 1997 (which date shall be extended to May 10, 1998 if the required statutory approvals and consents have not been obtained by May 10, 1997, but all other conditions to Closing shall be, or shall be capable of being fulfilled); PROVIDED, HOWEVER, that such right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before that date; (c) by any party thereto if any required shareowner approval was not obtained at a duly held meeting of shareowners or at any adjournment thereof; (d) by any party thereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect of prohibiting the Mergers, or any court of competent jurisdiction in the U.S. or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Mergers, and such order, judgment or decree shall have become final and nonappealable;
(e) by WPLH, IES or IPC upon two days' prior notice to the other parties, if, as a result of a tender offer by a person other than the other parties, or any of their affiliates, or any written offer or proposal with respect to a merger of such party, sale of a material portion of such party's assets or other business combination involving such party (each, a "Business Combination") by a person other than the other parties, or any of their affiliates, the Board of Directors of such party determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of such party has been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties and notwithstanding all concessions which may be offered by the other parties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other parties to make such adjustments in the terms and conditions of the Merger Agreement as would enable such party to proceed with the transactions contemplated thereby on such adjusted terms, or (f) by either WPLH, IES or IPC, by written notice to the other parties, if (i) there exist breaches of the representations and warranties on the part of either of the other parties made in the Merger Agreement or the Stock Option Agreements as of the date thereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a material adverse effect on the business, assets, financial condition, results of operations or prospects of such other party and its subsidiaries taken as a whole, and such breaches shall not have been remedied within 20 days after receipt by the breaching party of notice in writing from the non-breaching party or parties, specifying the nature of such breaches and requesting that they be remedied; (ii) either of the other parties (and/or their appropriate Subsidiaries) has not performed and complied in all respects with certain agreements and covenants relating to the absence of changes in capitalization or issuance of securities or has failed to perform and comply, in all material respects, with its other agreements and covenants under the Merger Agreement or under the Stock Option Agreements, and such failure to perform or comply has not been remedied within 20 days after receipt by the breaching party of notice in writing from the non-breaching party, specifying the nature of such failure and requesting that it be remedied, or (iii) the Board of Directors of either of the other parties or any committee thereof (A) shall withdraw or modify in any manner adverse to such party its approval or recommendation of the Merger Agreement

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or the Mergers, (B) shall fail to reaffirm such approval or recommendation  upon such party's request, (C) shall approve or recommend any acquisition of either of the other parties or a material portion of their assets or any tender offer for either of the other parties' common stock, in each case by a party other than such party or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B), or (C).

    In the event of termination of the Merger Agreement by either WPLH, IES or IPC as provided above, there shall be no liability or obligation on the part of WPLH, IES or IPC or their respective officers or directors thereunder other than: to hold in strict confidence all documents furnished to the other in accordance with the Confidentiality Agreement, dated September 19, 1995, as may be amended from time to time (the "Confidentiality Agreement"); to pay certain fees and expenses pursuant to certain specified provisions of the Merger Agreement described below under "-- Termination Fees" and "-- Expenses"; and to comply with certain other specified provisions of the Merger Agreement.

    The Merger Agreement does not provide for any modification in the Ratios due to changes in the operating results, financial condition or trading prices of the WPLH Common Stock, IES Common Stock or IPC Common Stock between the time of the execution of the Merger Agreement and the consummation of the transactions contemplated thereby.

TERMINATION FEES

    The Merger Agreement provides that if the Merger Agreement is terminated at such time as it is terminable by WPLH, IES or IPC (but not all three) for breaches of any representations or warranties contained in the Merger Agreement as of the date thereof, or of agreements and covenants contained in the Merger Agreement or the Stock Option Agreements, pursuant to the provisions of the Merger Agreement described in clauses (f)(i) and (f)(ii) under "-- Termination" above, then if such breach is not willful, each non-breaching party is entitled to reimbursement of its documented out-of-pocket expenses, not to exceed $5,000,000 per each non-breaching party. In the event of a willful breach, the non-breaching party or parties will be entitled to its or their out-of-pocket expenses and fees (which shall not be limited to $5,000,000) and any remedies it or they may have at law or in equity, and provided that if, at the time of the breaching party's or parties' willful breach, there shall have been a third-party tender offer or proposal for a Business Combination which has not been rejected by the breaching party or parties or withdrawn by the third party, and within two and one-half years of any termination by the non-breaching party or parties, the breaching party or parties become a subsidiary of such offeror or of an affiliate of such offeror or accept an offer to consummate or consummates a Business Combination with such third party, then such breaching party or parties, upon the closing of such Business Combination, will pay to the non-breaching party or parties an additional aggregate fee equal to $25,000,000, if WPLH or IES is the breaching party, or $12,500,000, if IPC is the breaching party.

    The Merger Agreement also requires payment of an aggregate termination fee of $25,000,000, if WPLH or IES is the Target Party (as hereinafter defined), or $12,500,000, if IPC is the Target Party, together with reimbursement of out-of-pocket expenses, by one party (the "Target Party") to the other parties in the following circumstances: (1) the Merger Agreement is terminated (x) as a result of the acceptance by the Target Party of a third-party tender offer or proposal for a Business Combination, (y) following a failure of the shareowners of the Target Party to grant their approval to the Mergers or (z) as a result of the Target Party's material failure to convene a shareowner meeting, distribute proxy materials and, subject to its Board of Directors' fiduciary duties, recommend the Mergers to its shareowners; (2) at the time of such termination or prior to the meeting of such party's shareowners there has been a third-party tender offer or proposal for a Business Combination which shall not have been rejected by the Target Party or withdrawn by such third party; and (3) within two and one-half years of any such termination described in clause (1) above, the Target Party accepts an

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offer to consummate or consummates a Business Combination with such third party.
The applicable termination fee and out-of-pocket expenses referred to in the previous sentence will be paid at the closing of such third-party Business Combination.

    In addition to the foregoing, if the Merger Agreement is terminated under circumstances that give rise to the payment of the termination fee discussed above by the Target Party referred to above and within nine months of such termination one of the non-terminating parties is acquired by the same third-party offeror, the sole remaining party will be entitled to (i) a second termination fee of $25,000,000, if WPLH or IES is the second target party, or $12,500,000 if IPC is the second target party, on the signing of a definitive agreement, or if no such agreement is signed at the closing, relating to such Business Combination, and (ii) payment of any termination fee paid to such second target party by the original terminating party (I.E., the first Target Party) pursuant to the termination of the Merger Agreement. If only one party must pay expenses, or is entitled to receive a termination fee as set forth above, such party will pay or receive one hundred percent (100%) of the applicable expenses or fee. If two parties are required to pay expenses or entitled to receive any such fee, each such party's percentage of such expenses or fee will equal a fraction, the numerator of which shall be, in the case of IES or IPC, the number of shares of Interstate Energy Common Stock which would have been issuable (on a fully diluted basis) to such party's shareowners, or, in the case of WPLH, the number of shares of Interstate Energy Common Stock (on a fully diluted basis) that would have been retained by its shareowners, had the Effective Time occurred at the time the Merger Agreement is terminated, and the denominator of which will be the aggregate number of shares of Interstate Energy Common Stock that would have been issuable to or retained by (in either case on a fully diluted basis) the shareowners of the two parties required to pay expenses or entitled to receive such fee had the Effective Time occurred at the time the Merger Agreement is terminated.

    In the event that the Merger Agreement becomes terminable under circumstances in which a termination fee could be payable by one or more parties (the "Payor" or "Payors") pursuant to the immediately preceding paragraph, such event will also constitute a "Trigger Event" under the Stock Option Agreements pursuant to which the Payors issued Options to the other party or parties, so as to entitle the other party or parties to require the Payors to repurchase such Option or the Option Shares (as defined herein) issued upon exercise thereof or to make a Trigger Payment (as defined herein). The termination fees payable by WPLH, IES and/or IPC under the foregoing provisions plus the aggregate amount which could be payable by WPLH, IES and/or IPC under the Stock Option Agreements may not exceed $40,000,000 (for WPLH or IES) or $20,000,000 (for IPC) in the aggregate. See "The Stock Option Agreements."

    The Merger Agreement further provides that all termination fees constitute liquidated damages and not a penalty and, if one party should fail to pay any termination fee due, the defaulting party shall pay the cost and expenses in connection with any action taken to collect payment, together with interest on the amount of any unpaid termination fee.

EXPENSES

    Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense, except that those expenses incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus shall be shared 43% by WPLH, 43% by IES and 14% by IPC.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the directors of the parties thereto, at any time before or after approval thereof by the shareowners of WPLH, IES and IPC and prior to the Effective Time, but after such approvals no such amendment shall alter or change the amount or kind of shares, rights or manner of conversion of such shares, alter or change any of the terms or conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of WPLH, IES or IPC Common Stock, or alter or change any term of the WPLH, IES or IPC
Charters as  approved  by  the shareowners  of  WPLH,  IES or  IPC,  except  for

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alterations  or changes that could otherwise be adopted by the Interstate Energy
Board without the further approval of such shareowners (such as to delete the name and address of a former registered agent or office, to change the registered agent or office or to make certain limited changes in the corporate name). The parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law.

STANDSTILL PROVISIONS

    Pursuant to the Confidentiality Agreement, WPLH, IES and IPC have each agreed (other than as contemplated in the Merger Agreement or Stock Option Agreements), that they will not, for a period of two years from the date thereof, (i) acquire or agree to acquire any securities of either or both of the other parties or any warrant or option for such securities or any security convertible into such securities; (ii) make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, securities of either or both of the other parties;
(iii) otherwise act to seek control or influence the management, Board of Directors or policies of either or both of the other parties; or (iv) make any public request to waive any provision of the Confidentiality Agreement to permit such party to take any action prohibited above.

                          THE STOCK OPTION AGREEMENTS

    The following is a brief summary of the terms of the Stock Option Agreements, copies of which are attached as Annexes B through G and which are incorporated herein by reference. Such summary is qualified in its entirety by reference to the Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Mergers will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in, or otherwise effecting a Business Combination with, WPLH, IES or IPC from considering or proposing such a transaction, even if such persons were prepared to offer to pay consideration to shareowners of WPLH, IES or IPC, as the case may be, which had a higher value than the shares of Interstate Energy Common Stock to be received per share of IES or IPC Common Stock or to be retained by holders of WPLH Common Stock, as the case may be, pursuant to the Merger Agreement.

GENERAL

    Concurrently with the Merger Agreement, WPLH, IES and IPC entered into the Stock Option Agreements. As holders of Options thereunder (the "Option Holders"), WPLH, IES and IPC have the right, under certain circumstances, to purchase, up to (i) with respect to the Options granted by WPLH (the "WPLH Options"), 6,123,944 shares of WPLH Common Stock; (ii) with respect to the Options granted by IES (the "IES Options), up to 5,861,115 shares of IES Common Stock; and (iii) with respect to the Options granted by IPC (the "IPC Options"), up to 1,903,293 shares of IPC Common Stock (shares of common stock purchasable pursuant to the WPLH Options, the IES Options and the IPC Options are collectively referred to as the "Option Shares") at an exercise price of $30.675 per share for the WPLH Common Stock, $26.7125 per share for the IES Common Stock and $28.9375 per share for the IPC Common Stock, such prices being equal to the average of the daily closing sale prices for such shares on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date of the Merger Agreement.

    The Options may be exercised by an Option Holder, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by such Option Holder under circumstances which could entitle such Option Holder to termination fees from the issuer of the Options (the "Option Grantor") as a result of a Trigger Event (as defined in the Stock Option Agreements and described above under "The Merger Agreement -- Termination Fees"), regardless of whether the

Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination. If only one Option Holder becomes entitled to exercise its Option as it relates to a specific Option Grantor, the Option will be for 100% of the shares subject thereto. If more than one Option Holder becomes entitled to exercise its Option with respect to a specific Option Grantor, the percentage of the number of shares of the Option Grantor's common stock that the Option Holder may purchase upon exercise of the Option shall be equal to a fraction, the numerator of which will be the number of shares of Interstate Energy Common Stock (on a fully diluted basis) that would have been acquired or retained by the Option Holder's shareowners had the effective time of the Mergers occurred as of the date on which the exercise notice under the Stock Option Agreement is delivered or the date on which demand for a Trigger Payment is given, as the case may be, and the denominator of which will be the aggregate number of shares of Interstate Energy Common Stock that would have been issuable to or retained by (in either case on a fully diluted basis) the shareowners of both of the Option Holders entitled to exercise their respective Options had the effective time of the Mergers occurred as of the date on which the exercise notice is delivered or the date on which demand for a Trigger Payment is given, as the case may be. The exercise price under the Stock Option Agreements may be paid, at the Option Holder's election, either in cash or shares of the common stock of the Option Holder.

    The Options will terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to its terms (other than a termination under circumstances which would constitute a Trigger Event), or
(iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or, if at the expiration of such 180-day period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998).

    Notwithstanding the foregoing, no Option may be exercised (a) if the Option Holder is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements contained in the applicable Stock Option Agreement or in the Merger Agreement, or (b) if a Trigger Payment has been paid pursuant to the applicable Stock Option Agreement or a demand therefor has been made and not withdrawn.

CERTAIN REPURCHASES AND OTHER PAYMENTS

    Under the terms of the Stock Option Agreements, at any time during which the Option is exercisable (the "Repurchase Period"), the Option Holder has the right to require the Option Grantor to repurchase from the Option Holder all or any portion of the Option or, at any time prior to May 10, 1997 (PROVIDED that such date shall be extended to May 10, 1998 under the circumstances where the date after which any party may terminate the Merger Agreement has been extended to May 10, 1998), all or any portion of the Option Shares purchased by the Option Holder pursuant to the exercise of the Option. The amount that the Option Grantor will pay to the Option Holder to repurchase the Option is the difference between the Market/Offer Price for shares of the Option Grantor's common stock as of the date the Option Holder gives notice of its intent to exercise its rights (the "Notice Date") and the exercise price for the Option, multiplied by the number of Option Shares purchasable pursuant to the Option, or the portion thereof to be so repurchased, but only if the Market/Offer Price is greater than such exercise price. The amount that the Option Grantor will pay to the Option Holder to repurchase the Option Shares is the exercise price paid by the Option Holder for the Option Shares plus the difference between the Market/Offer Price and the exercise price paid by the Option Holder for the Option Shares (but only if the Market/Offer Price is greater than such exercise price), multiplied by the number of Option Shares to be so repurchased. The Stock Option Agreements define "Market/Offer Price" as the higher of (A) the price per share (the "Offer Price") offered as of the Notice Date pursuant to any tender or exchange offer or other Business Combination offer which was made prior to the Notice Date and not terminated or withdrawn as of such date or (B) the Fair Market Value of the Option Grantor's common stock as of the Notice Date (which is defined in the Stock Option Agreements as the average of the daily closing sale price for such shares on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day preceding such date). The Offer Price for the repurchase by the Option Grantor of Option Shares purchased by the Option Holder pursuant to the Option is the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer which was made during the Repurchase Period prior to the Notice Date. At any time prior to May 10, 1997 (which date may be extended to May 10, 1998 under the circumstances described above), the Option Holder may also require the Option Grantor to sell to the Option Holder any shares of the Option Holder's common stock delivered by the Option Holder to the issuer in payment for the exercise price of the Option, at the price attributed to such shares for such purchase plus interest at the rate of 8.75% PER ANNUM (from the date of the delivery of such shares through the date of such repurchase) less any dividends paid or declared and payable thereon. In addition, the Stock Option Agreements provide that in the event during the Repurchase Period any regulatory approval or order required for the issuance of the Option by the Option Grantor thereof or the acquisition of such Option by the Option Holder has not been obtained, the Option Holder will be entitled to demand an amount in cash (the "Trigger Payment") from the Option Grantor. The Trigger Payment will be equal to the product of the number of shares the Option Holder would have been entitled to receive upon exercise of the Option if the regulatory approvals or orders had been obtained and the difference between the Market/Offer Price determined as of the date notice of demand for the Trigger Payment is given and the exercise price of the Option, but only if the Market/Offer Price is higher than the exercise price. In the event the Trigger Payment is made, the Option Holder will have no right to exercise the Option.

VOTING

    Each party has agreed to vote, until November 10, 2000, any shares of the capital stock of the other party acquired pursuant to the Stock Option
Agreements or otherwise beneficially owned by such party on each matter submitted to a vote of shareowners of such other party for and against such matter in the same proportion as the vote of all other shareowners of such other party is voted for and against such matters.

RESTRICTIONS ON TRANSFER

    The Stock Option Agreements provide that, until November 10, 2000, neither party may sell, assign, pledge or otherwise dispose of or transfer the shares it acquires pursuant to the Stock Option Agreements (collectively, the "Restricted Shares") except as described below. In addition to the repurchase rights described above under "-- Certain Repurchases and Other Payments," subsequent to the termination of the Merger Agreement, the parties have the right to have such shares of the other party or parties registered under the Securities Act for sale in a public offering. The Stock Option Agreements also provide that, following the termination of the Merger Agreement, any party may sell any Restricted Shares of another party then held by it in response to a tender or exchange offer approved or recommended, or otherwise determined to be fair and in the best interests of the shareowners of the issuer of the Restricted Shares, by a majority of the Board of Directors of the issuer of the Restricted Shares.

             AMENDMENTS TO WPLH RESTATED ARTICLES OF INCORPORATION

    THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE PROPOSED AMENDMENTS TO THE WPLH CHARTER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF THE PROPOSED AMENDMENTS TO THE INTERSTATE ENERGY CHARTER ATTACHED HERETO AS ANNEX O AND INCORPORATED HEREIN BY REFERENCE.

    Pursuant to the terms of the Merger Agreement, WPLH shareowners are being asked to consider and approve each of the WPLH Charter Amendments, which would amend the WPLH Charter to (i) change the name of WPLH to Interstate Energy Corporation and (ii) increase the number of shares of WPLH Common Stock authorized for issuance from 100,000,000 to 200,000,000. The WPLH Charter as so amended will be the Interstate Energy Charter at the Effective Time and until thereafter amended in accordance with the WBCL and the Interstate Energy Charter.

    THE WPLH BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE WPLH CHARTER AMENDMENTS. Approval of each of the WPLH Charter Amendments is a condition to consummation of the Mergers. If approved by WPLH shareowners, each of the WPLH Charter Amendments will not become effective until immediately prior to or concurrent with the Effective Time. If, after WPLH shareowner approval of each of the WPLH Charter Amendments, the Mergers are not consummated, WPLH will not file the WPLH Charter Amendments with the Wisconsin Secretary of State and the WPLH Charter Amendments will therefore not become effective.

NAME CHANGE AMENDMENT

    Pursuant to the Merger Agreement, WPLH agreed to change its name to Interstate Energy Corporation. Each of WPLH, IES and IPC believes that the new name reflects the nature of the merged company as a multi-state utility holding company. Changing WPLH's name does not substantively or otherwise alter any of the rights of WPLH shareowners.

    The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WPLH Common Stock represented at the WPLH Meeting and entitled to vote thereon is required for approval of the Name Change Amendment.

COMMON STOCK AMENDMENT

    As of the WPLH Record Date, of the 100,000,000 shares of WPLH Common Stock presently authorized, 30,795,260 shares were issued and outstanding, and 21,138,992 shares of WPLH Common Stock were reserved for issuance for a specific purpose, as follows: 399,497 shares under the WPLH DRIP, 386,763 shares under the WP&L Savings Plan, 1,000,000 shares under the WPLH Long-Term Equity Incentive Plan and 19,352,732 shares under the Rights Agreement. An additional 6,123,944 shares (subject to adjustment) are reserved for issuance pursuant to the WPLH Options, but such Options to purchase shares granted to IES and IPC thereunder will terminate at the Effective Time. See "The Stock Option Agreements." If the Mergers are consummated, up to 42,798,875 additional shares of WPLH Common Stock will be issued to former holders of IES Common Stock and IPC Common Stock. Additional shares of WPLH Common Stock will be issuable to holders of employee stock options to purchase IES Common Stock that are outstanding at the Effective Time, and will be converted into options to acquire shares of WPLH Common Stock, upon exercise of such options.

    The additional 100,000,000 authorized shares of Interstate Energy Common Stock may be issued for any proper corporate purpose approved by the Interstate Energy Board. Without the Common Stock Amendment, WPLH would not have a sufficient number of authorized shares to complete the Mergers. The availability of additional authorized shares will also enable the Interstate Energy Board to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a shareowner vote. Among the reasons for issuing additional shares would be to increase Interstate Energy's capital through sales of Interstate Energy Common Stock, to engage in other types of capital transactions, to undertake acquisitions, and to satisfy contractual commitments, including pursuant to employee stock options. The WPLH Board has not proposed the increase in the amount of authorized WPLH Common Stock with the intention of discouraging tender offers or takeover attempts of Interstate Energy. However, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of Interstate Energy, which may adversely affect the ability of Interstate Energy shareowners to obtain a premium for their shares of Interstate Energy Common Stock and, accordingly, have a negative effect on the price of Interstate Energy Common Stock.

    WPLH management regularly reviews a range of possible financing transactions, including the issuance of WPLH Common Stock. Except for (i) shares to be issued in connection with the Mergers and (ii) shares issued in connection with the benefit plans mentioned above, WPLH has no present intention of issuing or selling WPLH Common Stock for any purpose, but may do so if market and other conditions should indicate that such a course of action were advisable. Under the Merger Agreement, WPLH has agreed (other than for issuances under the WPLH DRIP and the Rights

Agreement), from the date of the Merger Agreement through the Effective Time or earlier termination of the Merger Agreement, to issue, without the consent of IES and IPC, no more than 1,000,000 additional shares of WPLH Common Stock for general corporate purposes, including issuances in connection with acquisitions and financings and pursuant to employee benefit plans, stock option and other incentive compensation plans and director plans.

    If the Common Stock Amendment is approved, while the Interstate Energy Board generally may issue such additional authorized shares of Interstate Energy Common Stock without further shareowner approval, such issuances will generally require the approval of the SEC under the 1935 Act as presently in effect. See "Regulatory Matters." In some instances, shareowner approval for the issuance of additional shares may be required by law or by the requirements of the NYSE, on which the Interstate Energy Common Stock will be listed, or the obtaining of such approvals may be otherwise necessary or desirable. Except in such cases, it is not anticipated that further shareowner authorization will be solicited. Holders of WPLH Common Stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of WPLH Common Stock or securities convertible into WPLH Common Stock.

    The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of WPLH Common Stock represented at the WPLH Meeting and entitled to vote thereon is required for approval of the Common Stock Amendment.

             AMENDMENT TO IPC RESTATED CERTIFICATE OF INCORPORATION

    THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE PROPOSED AMENDMENT TO THE IPC CHARTER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF THE PROPOSED AMENDMENT TO THE IPC CHARTER ATTACHED HERETO AS ANNEX R AND INCORPORATED HEREIN BY REFERENCE.

    In furtherance of the Merger Agreement and the transactions contemplated thereby, IPC stockholders are being asked to consider and approve the IPC Charter Amendment, which would amend the IPC Charter to provide that each share of IPC Preferred Stock outstanding from time to time will be entitled to one vote, voting together as one class with the holders of IPC Common Stock except as otherwise required by law or as specifically provided in the IPC Charter, on all matters to come before a vote of the IPC stockholders.

    THE IPC BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE IPC CHARTER AMENDMENT. Approval of the IPC Charter Amendment is a condition to consummation of the Mergers. If approved by the IPC stockholders, the IPC Charter Amendment will become effective as soon as practicable following the date of the IPC Meeting.

    As discussed above, the Mergers are designed to be tax-free reorganizations under the Code. It is a condition to the Mergers that each of the parties receive from its respective counsel an opinion to the effect that the Mergers will be treated for federal income tax purposes as tax-free reorganizations under the Code.

    For the IPC Direct Merger or the IPC Merger, as the case may be, to qualify as a tax-free reorganization under applicable Code provisions, IPC stockholders must exchange a "controlling" stock interest in IPC or New IPC, as the case may be, for WPLH (or Interstate Energy after the Mergers) voting stock. To satisfy this "control" requirement, the ultimate acquiror of IPC's stock (Interstate Energy) must acquire at least 80% of the total combined voting power of IPC or New IPC, as the case may be, plus at least 80% of the total number of shares of all other IPC or New IPC, as the case may be, stock classes. Because the Merger Agreement contemplates that holders of IPC Preferred Stock or New IPC Preferred Stock, as the case may be, will not participate in the IPC Merger or the IPC Direct Merger, as the case may be, (I.E., the IPC Preferred Stock or New IPC Preferred Stock, as the case may be, will remain outstanding), the "control" requirement will be met only if the IPC Preferred Stock or New IPC Preferred Stock, as the case may be, is voting stock before the Effective Time and the vote constitutes less than 20% of the total voting stock. Granting the IPC Preferred

Stock one vote per share will enable the ultimate acquiror of IPC's Common Stock (Interstate Energy) to acquire "control" because it will acquire at least 80% of the total combined voting power of IPC, there being no other classes of IPC stock outstanding.

    As of July 10, 1996, IPC had outstanding 9,595,028 shares of IPC Common Stock and an aggregate of 761,381 shares of IPC Preferred Stock. Assuming approval of the IPC Charter amendment by the IPC stockholders at the IPC
Meeting, the IPC Preferred Stock would represent, in the aggregate, approximately 7.35% of the total combined voting power of IPC, and the IPC Common Stock would represent approximately 92.65% of the total combined voting power of IPC. The exchange then of IPC Common Stock for Interstate Energy Common Stock in the IPC Merger would constitute an exchange of a "controlling" stock interest within the meaning of Section 368(a)(2)(E) of the Code, and the IPC Merger would be eligible for tax-free reorganization treatment under that provision.

    Approval of the IPC Charter Amendment would result in dilution of the voting power of the IPC Common Stock of approximately 7.35%.

    No other aspects of IPC's Charter will be affected by the IPC Charter Amendment nor will the IPC Charter Amendment result in any other change in the relative rights, preferences and other terms of the IPC Preferred Stock.

    The affirmative vote of a majority of the votes entitled to be cast by the holders of shares of IPC Common Stock is required for approval of the IPC Charter Amendment.

                 DESCRIPTION OF INTERSTATE ENERGY CAPITAL STOCK
GENERAL

    Pursuant to the Merger Agreement, no later than the Effective Time, the WPLH Charter will be amended substantially in the manner set forth in Annex O, subject to shareowner approval of each of the WPLH Charter Amendments at the WPLH Meeting, and, as so amended, shall be the Interstate Energy Charter until thereafter amended in accordance with the WBCL and the Interstate Energy Charter. See "Amendments to WPLH Restated Articles of Incorporation." The authorized capital stock of Interstate Energy, as of the Effective Time, will consist of 200,000,000 shares of Interstate Energy Common Stock. The description of Interstate Energy capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the Interstate Energy Charter and the Interstate Energy Bylaws, copies of which are filed as exhibits to the Joint Registration Statement and are incorporated hereby by reference, the proposed amendments to the WPLH Charter, attached hereto as Annex O, and applicable statutory or other law.

INTERSTATE ENERGY COMMON STOCK

    The holders of Interstate Energy Common Stock will be entitled to receive such dividends as the Interstate Energy Board may from time to time declare. Except as provided by the WBCL as described below, each holder of Interstate Energy Common Stock will be entitled to one vote per share on each matter submitted to a vote at a meeting of shareowners. The holders of Interstate Energy Common Stock will not be entitled to cumulate votes for the election of directors. In the event of any liquidation, dissolution or winding up of Interstate Energy, the holders of Interstate Energy Common Stock will be entitled to receive the remainder, if any, of the assets of Interstate Energy after the discharge of its liabilities. Holders of Interstate Energy Common Stock will not be entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The Interstate Energy Common Stock does not contain any redemption provisions or conversion rights.

    The shares of Interstate Energy Common Stock that will be issued pursuant to the Merger Agreement, when so issued, will be fully paid and nonassessable except as provided by Section 180.0622(2)(b) of the WBCL, which provides that shareowners will be personally liable up to the par value of the shares owned by them for all debts owing to employees of the Company for services performed for the Company not exceeding 6 months service in any one case. A Wisconsin trial court

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has  interpreted "par value" to mean the  subscription price paid for the shares rather than the lower par value. While the Wisconsin Supreme Court by an evenly divided vote affirmed the trial court's decision, such affirmation technically provides no precedential effect because of the court's even division.

    Interstate Energy's ability to pay dividends will depend primarily upon the ability of its subsidiaries to pay dividends or otherwise transfer funds to it. Various financing arrangements and regulatory requirements will impose certain restrictions on the ability of Interstate Energy's public utility subsidiaries to transfer funds to Interstate Energy in the form of cash dividends, loans or advances.

    Under WP&L's current Wisconsin Commission retail rate order, the Wisconsin Commission would have to approve the payment of any dividends by WP&L to Interstate Energy that in the aggregate exceeded $58.1 million per year for the period from January 1, 1995 to December 31, 1996, if such dividends would reduce WP&L's average common equity ratio below 51.93%. The Wisconsin Commission's dividend limitation is subject to review and modification as part of WP&L's rate cases. In connection with its First Mortgage Bond Indenture, WP&L is subject to restrictions on the amount of net accumulated reinvested earnings available for the payments of dividends. WP&L also has outstanding various series of WP&L Preferred Stock that have certain preferential rights relating to the payment of dividends. Historically, WPLH's ability to pay dividends has not been affected by compliance with the dividend restrictions described above.

    Under Utilities' current IUB retail rate order, there is no restriction on the amount of dividends that Utilities is permitted to pay to IES. However, the IUB could in the future impose conditions in rate orders that would have the effect of limiting the payment of dividends by Utilities. Utilities also has outstanding various series of Utilities Preferred Stock that have certain preferential rights relating to the payment of dividends, which Utilities Preferred Stock will remain outstanding after the Effective Time if the parties to the Mergers determine that the Utilities Reincorporation Merger will not be effected. Historically, Utilities' ability to pay dividends on its common stock has not been affected by actions by the IUB or compliance with such preferential dividend rights.

    Under IPC's current IUB, Minnesota Commission and ICC retail rate orders, there is no restriction on the amount of dividends that IPC is permitted to pay to its stockholders. However, the IUB, Minnesota Commission or ICC could in the future impose conditions in rate orders that would have the effect of limiting the payment of dividends by IPC. IPC also has outstanding various series of IPC Preferred Stock that have certain preferential rights relating to the payment of dividends, which IPC Preferred Stock (or New IPC Preferred Stock, in the event the IPC Reincorporation Merger is consummated) will remain outstanding after the Effective Time. In addition, under IPC's First Mortgage Bond Indenture, IPC's ability to pay dividends on the IPC Common Stock is restricted in the event that certain financial ratios are not maintained. Historically, IPC's ability to pay dividends has not been affected by actions by the IUB, Minnesota Commission or ICC, compliance with such preferential dividend rights or compliance with the dividend restrictions contained in IPC's First Mortgage Bond Indenture.

    In addition, under the Wisconsin Holding Company Act, Interstate Energy's public utility affiliates will be prohibited from lending funds, either directly or indirectly, to Interstate Energy. Furthermore, the SEC, under the 1935 Act, and the Wisconsin Commission, under the Wisconsin Holding Company Act, will have the power to preclude the payment to Interstate Energy of dividends by public utility affiliates thereof. Under the 1935 Act, the SEC will also have the power to preclude the payment of dividends by Interstate Energy. See "Regulatory Matters."

    It is a condition to consummation of the Mergers that the Interstate  Energy
Common   Stock  be  approved  for  listing  on  the  NYSE  subject  to  official notification of the issuance.

CERTAIN ANTI-TAKEOVER PROVISIONS

    The Interstate Energy Charter, the Rights Agreement and the WBCL contain provisions that may have the effect of discouraging persons from acquiring large blocks of Interstate Energy stock or delaying or preventing a change in control of Interstate Energy. The Interstate Energy Charter will provide that the Board of Directors is to be divided into three classes, with staggered terms of three years each. See "The Merger Agreement -- Interstate Energy Board of Directors."

    Interstate Energy will be subject to the Rights Agreement pursuant to which each outstanding share of Interstate Energy Common Stock will have attached thereto one Common Stock Purchase Right ("Right") and each share subsequently issued by Interstate Energy prior to the expiration of the Rights Agreement, including the shares issued pursuant to the Merger Agreement, will have attached thereto one Right. Under certain circumstances described below, the Rights will entitle the holder thereof to purchase additional shares of Common Stock.

    Currently, the Rights are not exercisable and trade with the WPLH Common Stock. In the event the Rights become exercisable, each Right (unless held by a person or group which beneficially owns more than 20% of the outstanding Interstate Energy Common Stock) will initially entitle the holder to purchase one-half share of Interstate Energy Common Stock at a price of $60 per full share (equivalent to $30 for each one-half share), subject to adjustment. The Rights will only become exercisable if a person or group has acquired, or announced an intention to acquire, 20% or more of the outstanding shares of Interstate Energy Common Stock. Under certain circumstances, including the existence of a 20% acquiring party, each holder of a Right, other than the acquiring party, will be entitled to purchase at the exercise price of Interstate Energy Common Stock having a market value of two times the exercise price. In the event of the acquisition of Interstate Energy by another corporation subsequent to a party acquiring 20% or more of the Interstate Energy Common Stock, each holder of a Right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The Rights may be redeemed at a price of $.01 per Right prior to the existence of a 20% acquiring party. The Rights will expire on February 22, 1999. Under the Rights Agreement, the Interstate Energy Board will be able to reduce the thresholds applicable to the Rights from 20% to not less than 10%. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of the Company.

    Section 180.1150 of the WBCL provides that the voting power of shares of Wisconsin corporations such as Interstate Energy held by any person or persons acting as a group that hold in excess of 20% of the voting power for the election of directors is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from Interstate Energy or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareowners.

    Sections 180.1140 to 180.1144 of the WBCL contain certain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as Interstate Energy and a significant shareowner, unless the board of directors of the Wisconsin corporation approves the business combination or the shareowner's acquisition of shares before such shares are acquired. Similarly, Sections 180.1130 to 180.1133 of the WBCL contain special voting provisions applicable to certain business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the WBCL imposes special voting requirements on certain share repurchases effected at a premium to the market and on certain asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

    Finally, Section 196.795(3) of the WBCL provides that no person may hold or acquire directly or indirectly more than 10% of the outstanding securities of a public utility holding company such as Interstate Energy without the approval of the Wisconsin Commission.

                     DESCRIPTION OF NEW IPC PREFERRED STOCK

    The terms of the shares of New IPC Preferred Stock, as set forth in the New IPC Charter, are substantially identical to the terms of the corresponding shares of IPC Preferred Stock, as set forth in the IPC Charter, as amended by the IPC Charter Amendment. The New IPC Charter is included as an exhibit to this Joint Registration Statement. The bylaws of New IPC, which are included as an exhibit to this Joint Registration Statement, will be substantially the same as the IPC Bylaws, except for changes required by the WBCL. At the IPC Reincorporation Effective Time, assuming that the IPC Reincorporation Merger is effected, IPC will merge with and into New IPC, with New IPC being the surviving corporation of the IPC Reincorporation Merger. The purpose of the IPC Reincorporation Merger is to provide one alternative to comply with the Wisconsin Holding Company Act. See "Regulatory Matters -- State Approvals and Related Matters." Assuming that the IPC Reincorporation Merger is effected, each share of IPC Preferred Stock issued and outstanding immediately prior to the IPC Reincorporation Effective Time (other than IPC Dissenting Shares) will be converted into one share of New IPC Preferred Stock with terms (including dividend rights) and designations under the New IPC Charter substantially identical to those of the converted shares of IPC Preferred Stock under the IPC Charter, as amended by the IPC Charter Amendment. IPC Preferred Stock and a corresponding share of New IPC Preferred Stock also differ due to differences in the laws of Delaware and Wisconsin. See "Comparison of Shareowner Rights -- Comparison of Wisconsin, Iowa and Delaware Law."

    The following is a description of both (i) the IPC Common Stock, the IPC Preferred Stock and the preference stock, $1.00 par value, of IPC ("IPC Preference Stock") as they exist under the IPC Charter prior to the IPC Reincorporation Merger and (ii) the New IPC Common Stock, the New IPC Preferred Stock and the preference stock, $1.00 par value, of New IPC ("New IPC Preference Stock") as they will exist under the New IPC Charter following the IPC Reincorporation Effective Time assuming that the IPC Reincorporation Merger is effected. As used in the following description, unless otherwise stated, the term "IPC" refers to IPC with respect to any period prior to the IPC Reincorporation Effective Time and to New IPC with respect to any period after the IPC Reincorporation Effective Time. Except as otherwise indicated, the following summary describes certain provisions of the IPC Charter and the New IPC Charter, and is qualified in its entirety by reference to the IPC Charter and the New IPC Charter.

GENERAL

    The capital stock of IPC consists of three classes: IPC Common Stock, par value $3.50 per share (30,000,000 shares authorized, of which 9,564,287 shares were outstanding on the IPC Record Date); IPC Preferred Stock, par value $50 per share (2,000,000 shares authorized, of which the following series were outstanding as of the IPC Record Date: 4.36% Series -- 60,455 shares; 4.68% Series -- 55,926 shares; 7.76% Series -- 100,000 shares; and 6.40% Series -- 545,000 shares); and IPC Preference Stock, par value $1.00 per share (2,000,000 shares authorized, of which none were issued and outstanding as of the IPC Record Date). The IPC Board is authorized to provide for the issuance from time to time of IPC Preferred Stock and IPC Preference Stock in series and, as to each series, to fix the designation, dividend rates and time of payment, redemption price, and liquidation price or preference as to assets in voluntary liquidation. Cumulative dividends, redemption provisions and sinking fund requirements, to the extent that some or all of these features are or may be present when IPC Preferred Stock or IPC Preference Stock is issued, could have an adverse effect on the availability of earnings for distribution to the holders of the IPC Common Stock or for other corporate purposes.

DIVIDEND RIGHTS

    Before any dividends may be paid on the IPC Common Stock, the holders of each series of IPC Preferred Stock and IPC Preference Stock are entitled to receive all accumulated and unpaid dividends for past dividend periods at the respective rates provided for the shares of the respective series and classes.

DIVIDEND RESTRICTIONS

    In an Indenture, dated as of January 1, 1948, between IPC and the Chase National Bank of the City of New York (now known as the Chase Manhattan Bank (N.A.)) and Carl E. Buckley, as Trustees (the Chase Manhattan Bank (N.A.) and C.
J. Heinzelmann, Successor Trustees), as amended and supplemented, IPC has covenanted that while any of the bonds issued thereunder (the "IPC Bonds") are outstanding, it will not pay any cash dividends on or make any other distribution with respect to the IPC stock unless the earned surplus of IPC, less the aggregate amount of all such payments and other distributions made during the period from December 31, 1946, to the date of the proposed payment of such dividend or the making of such distribution that have not been charged to such earned surplus, shall be at least equal to the amount of the proposed dividend or distribution.

    IPC has covenanted that, so long as any IPC Bonds of the series issued subsequent to May 1, 1963 which were outstanding on October 15, 1975, remain outstanding, it will not pay any cash dividends on or make any other distribution with respect to the IPC Common Stock unless the earned surplus of IPC, less the sum of (a) the aggregate amount of all such payments and other distributions made during the period from December 31, 1946, to the date of the proposed payment of such dividend or the making of such distributions that have not been charged to such earned surplus and (b) the excess, if any, of 15% of electric operating revenues and 12.5% of the gas and steam operating revenues of IPC, less expenditures made during such period by IPC by charges against earnings or earned surplus during the period, shall be at least equal to the amount of the proposed dividend or distribution.

VOTING RIGHTS

    EXISTING VOTING RIGHTS UNDER THE IPC CHARTER. Currently, the holders of shares of each series of IPC Preferred Stock and IPC Preference Stock generally are not entitled to vote. However, if and whenever full cumulative dividends on the IPC Preferred Stock have not been paid for four quarterly dividend periods, holders of IPC Preferred Stock are entitled to elect a majority of the Board of Directors as then constituted with holders of IPC Common Stock being entitled to elect the remaining directors. The right of the holders of IPC Preferred Stock to elect directors in such cases shall cease when full cumulative dividends on all series of IPC Preferred Stock have been paid, or declared and set aside for payment. In addition, if and whenever full cumulative dividends on the IPC Preference Stock have not been paid for six quarterly dividend periods (whether or not consecutive), the size of the IPC Board shall be increased by two directors and the holders of IPC Preference Stock, as a class, will be entitled to elect the additional two directors and, in such cases, holders of IPC Common Stock are entitled to elect the remaining directors, subject to the voting rights of the holders of IPC Preferred Stock at that time, if any. The right of the holders of the IPC Preference Stock to elect the two additional directors in such cases shall cease when full cumulative dividends have been paid, or declared and set aside for payment.

    The affirmative vote or consent of the holders of various specified percentages of IPC Preferred Stock is required to: merge, consolidate or sell substantially all of the assets of IPC unless such transaction is approved by the SEC or other regulatory authority of the federal government or unless such transaction is undertaken with a subsidiary of IPC; increase the total authorized amount of IPC Preferred Stock or authorize any other preferred stock on a parity therewith with respect to dividends or liquidation rights; issue any additional shares of IPC Preferred Stock on a parity with the outstanding IPC Preferred Stock with respect to payment of dividends or liquidation rights unless (i) IPC's consolidated gross income for 12 consecutive calendar months within a period of 15 calendar months immediately preceding such issuance is equal to at least 150% of IPC's aggregate consolidated interest charges and the annual dividend charges of all IPC Preferred Stock that will be outstanding immediately after such issuance and (ii) the stated capital of IPC less the liquidation preferences of the IPC Preferred Stock and IPC Preference Stock is at least equal to the aggregate par value of the IPC Common Stock; issue or assume any unsecured debt for any purpose other than to refund existing unsecured debt, redeem any indebtedness pursuant to authorization by state or federal regulatory authority, or redeem any outstanding shares of IPC Preferred Stock if after such transaction IPC's aggregate unsecured debt exceeds 20% of IPC's then outstanding secured debt and total equity; authorize any class of stock with rights greater than the IPC Preferred Stock; or change adversely the express terms and provisions of the IPC Preferred Stock.

    In the event that the IPC Charter Amendment is approved at the IPC Meeting, holders of IPC Preferred Stock will thereafter have one vote per share, voting together as a class with the holders of IPC Common Stock (except as otherwise provided by law or specifically set forth in IPC's Charter as summarized above), on all matters to come before a vote of stockholders of IPC. See "Amendment to IPC Restated Certificate of Incorporation."

    The affirmative vote or consent of the holders of various specified percentages of IPC Preference Stock is required to: authorize or increase the authorized amount of any class of stock with rights greater than the IPC Preference Stock other than IPC Preferred Stock; change adversely the express terms of the IPC Preference Stock; increase the authorized amount of IPC Preference Stock; authorize or increase the authorized amount of any class of stock with rights on a parity to the IPC Preference Stock; merge, consolidate or sell substantially all the assets of IPC unless such transaction is approved by the SEC or any regulatory authority of the federal government.

    VOTING RIGHTS UNDER THE NEW IPC CHARTER. In the event the IPC Reincorporation Merger is effected, the holders of New IPC Preferred Stock will have the right to cast one vote per share, voting with the holders of New IPC Common Stock, on all matters submitted to a vote of New IPC's shareowners including the election of directors. In addition, where the holders of IPC Preferred Stock and IPC Preference Stock had a right to vote under the IPC Charter, the holders of New IPC Preferred Stock and New IPC Preference Stock will have the right to vote as separate classes on such matters.

REDEMPTION PROVISIONS

    IPC, at its option, generally may redeem the whole or any part of the IPC Preferred Stock or IPC Preference Stock of any series or of all series upon at least 30 days written notice. However, IPC may not redeem any shares of the 6.40% IPC Preferred Stock before May 1, 2003 if the redemption is being made to refund such IPC Preferred Stock with funds with an effective cost of less than 6.40% per annum.

    IPC has issued and outstanding three series of IPC Preferred Stock with optional sinking fund provisions and one series of IPC Preferred Stock with mandatory sinking fund provisions.

    Under the provisions of the IPC Charter, beginning in 2003 IPC is required to redeem annually $1.4 million of IPC's 6.40% Preferred Stock, par value $50 per share (27,250 shares).

CHANGE IN CONTROL

    The IPC Charter and the DGCL contain provisions that could discourage or make more difficult a change in control of IPC, including provisions requiring a higher vote for certain business transactions. Assuming that the IPC Reincorporation Merger is effected, following the IPC Reincorporation Effective Time, the rights of holders of New IPC Preferred Stock, including rights relating to a potential change in control of New IPC, will be governed by the WBCL. For a discussion of the differences between such provisions under the DGCL and the WBCL, see "Comparison of Shareowner Rights -- Comparison of Wisconsin, Iowa and Delaware Law." Following consummation of the Mergers, Interstate Energy will be an Interested Stockholder of IPC or New IPC, as the case may be, as such term is defined in the IPC Charter or the New IPC Charter, as applicable. As a result, a supermajority vote of the holders of outstanding shares of IPC
Preferred Stock or New IPC Preferred Stock, as the case may be, would be required to effect certain transactions constituting a change in control in accordance with the terms of the IPC Charter or the New IPC Charter, as applicable.

LIQUIDATION RIGHTS

    In the event of liquidation, holders of all series of IPC Preferred Stock are entitled to $50 per share, in the event of involuntary liquidation, or the then applicable redemption prices in the case of voluntary liquidation, plus in either case, an amount equal to all accumulated and unpaid dividends.

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Following distributions  to  holders of  IPC  Preferred Stock,  holders  of  IPC
Preference Stock are entitled to the amount of consideration originally received by IPC for such shares, in the event of involuntary liquidation, or the
applicable  amount  determined  to  be   payable  in  the  event  of   voluntary
liquidation. Following the distributions to the holders of IPC Preferred Stock and IPC Preference Stock, the holders of IPC Common Stock are entitled to the remaining assets. If upon any such liquidation the assets distributable among the holders of IPC Preferred Stock, of all series, or IPC Preference Stock, of all series, are insufficient to pay in full the amounts to which such holders are entitled, the amount distributable to the holders of IPC Preferred stock, of all series, or IPC Preference Stock, of all series, as the case may be, will be apportioned among them ratably in proportion to the amounts to which they are respectively then entitled.

PREEMPTION AND SUBSCRIPTION RIGHTS

    No holder of IPC Common Stock, IPC Preferred Stock or IPC Preference Stock has the preemptive right to purchase or subscribe for any additional capital stock of IPC.

                        COMPARISON OF SHAREOWNER RIGHTS

    If the Mergers are consummated, the persons who were holders of WPLH Common Stock immediately prior to the Mergers will remain common shareowners of Interstate Energy immediately after consummation of the Mergers and their rights will be governed by the Interstate Energy Charter, the Interstate Energy Bylaws and the WBCL. The WPLH Charter, as amended by the WPLH Charter Amendments, which are being submitted for shareowner approval at the WPLH Meeting, will be the Interstate Energy Charter at the Effective Time. See "Amendments to WPLH Restated Articles of Incorporation." The Interstate Energy Bylaws will be the WPLH Bylaws as in effect at the Effective Time.

    The holders of IES and IPC Common Stock, upon consummation of the Mergers, will become holders of Interstate Energy Common Stock and their rights will be governed by the Interstate Energy Charter, the Interstate Energy Bylaws and the WBCL. The Interstate Energy Charter and the Interstate Energy Bylaws are different in certain respects from the IES Charter and the IPC Charter and the IES Bylaws and IPC Bylaws. In addition, certain differences exist between the WBCL, IBCA and DGCL with respect to shareowners' rights. While it is impracticable to compare all these differences, material significant differences between the Interstate Energy Charter and the Interstate Energy Bylaws, on the one hand, and the IES Charter and IPC Charter and the IES Bylaws and IPC Bylaws, on the other hand, are summarized below under "-- Comparison of Interstate
Energy Charter and Bylaws to IES and IPC Charter and Bylaws," and material similarities and differences between the WBCL, the IBCA and the DGCL with respect to shareowners' rights are summarized below under "-- Comparison of Wisconsin, Iowa and Delaware Law."

    The following discussion is not intended to be complete and is qualified in its entirety by reference to the Interstate Energy Charter and the Interstate Energy Bylaws which are filed as exhibits to the Joint Registration Statement and incorporated by reference herein, the WBCL, IBCA and DGCL and the IES Charter, the IPC Charter, the IES Bylaws and the IPC Bylaws.

COMPARISON OF INTERSTATE ENERGY CHARTER AND BYLAWS TO IES AND IPC CHARTER AND BYLAWS

    BOARD OF DIRECTORS. The IES Charter provides that the IES Board shall be comprised of not less than five members, as fixed in the IES Bylaws. The IES Bylaws provide that the IES Board will consist of nine directors effective on the date of the IES Meeting. The IES Board currently consists of nine directors. The IPC Charter provides that the number of directors on the IPC Board shall be fixed by the IPC Bylaws. The IPC Bylaws provide that the IPC Board will consist of seven directors. The IPC Board currently consists of seven directors. The Interstate Energy Charter will provide that the number of directors will be fixed by the Interstate Energy Bylaws, but shall not be less than seven. The Interstate Energy Bylaws will be amended to provide that at the Effective Time the number of

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
directors on the Interstate Energy Board will be set at fifteen, with six directors designated by WPLH, six directors designated by IES and three directors designated by IPC. The Interstate Energy Board, like the WPLH Board and the IPC Board, will be classified into three classes.

    CERTAIN SHARE ACQUISITIONS AND BUSINESS COMBINATIONS. The IPC Charter contains provisions that have the effect of discouraging persons from acquiring large blocks of IPC stock or delaying or preventing a change in control of IPC. Under certain circumstances, these provisions could have the effect of, among other things (i) prohibiting a 5% stockholder from engaging in a business combination with IPC unless certain requirements are satisfied, (ii) prohibiting the payment of a market premium (I.E., greenmail) to a 5% stockholder, and (iii) prohibiting a potential tender offeror from engaging in an unequal two-tier tender offer. The DGCL, in addition, contains certain provisions that have the effect of discouraging persons from acquiring large blocks of IPC stock or delaying or preventing a change in control of IPC. Under certain circumstances, these provisions could have the effect of, among other things, prohibiting a 10% stockholder from engaging in a business combination with IPC for three years following the date such 10% interest was acquired. See " -- Comparison of Wisconsin, Iowa and Delaware Law" below for a more complete discussion of such provisions, including the circumstances under which such provisions are triggered.

    The IES Charter contains certain provisions that have the effect of discouraging persons from acquiring large blocks of IES stock or delaying or preventing a change in control of IES. Under certain circumstances, these provisions could have the effect of, among other things, (i) prohibiting a 5% shareholder from engaging in a business combination with IES unless certain requirements are satisfied, (ii) prohibiting the payment of a market premium (I.E., greenmail) to a 5% shareholder and (iii) prohibiting a potential tender offeror from engaging in an unequal two-tier tender offer. The IBCA is silent with regard to certain share acquisitions and business combinations.

    Certain provisions of the WBCL have the effect of discouraging persons from acquiring large blocks of WPLH stock or delaying or preventing a change in control of WPLH. Under certain circumstances, these provisions could have the effect of, among other things, (i) reducing the voting power of shares acquired by a 20% shareowner, (ii) prohibiting a 10% shareowner from engaging in a business combination with WPLH for three years following the date of acquisition of such 10% interest, (iii) prohibiting a potential tender offeror from engaging in an unequal two-tier tender offer and (iv) prohibiting the payment of a market premium (I.E., greenmail) to a 5% shareowner who has held such shares for less than two years. See " -- Comparison of Wisconsin, Iowa and Delaware Law" below for a more complete discussion of such provisions, including the circumstances under which such provisions are triggered.

    REMOVAL OF DIRECTORS. The IES Charter and IES Bylaws provide that directors may be removed only for cause. The IPC Charter provides that directors may be removed only for cause, except that in certain situations involving the non-payment of dividends on the IPC Preferred Stock, a majority of the directors may be replaced by nominees of the preferred stockholders. The Interstate Energy Charter and Interstate Energy Bylaws are silent as to the removal of directors. The WBCL provides that directors may be removed with or without cause but only at a special meeting called for the purpose of removing the director provided that the notice of such meeting states the purpose of the meeting is to remove the director. For a discussion of who can call a special meeting, see "-- Special Meetings of Shareowners; Shareowner Action By Written Consent" below.

    VACANCIES ON THE BOARD OF DIRECTORS. The IES Bylaws provide that vacancies caused by an increase in the size of the board, or by any other cause may be filled by the remaining directors. Directors filling such vacancies shall serve for the unexpired term of the vacant directorship or the full term of the new directorship.

    The IPC Charter and IPC Bylaws provide that vacancies on the IPC Board and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even though they may be less than a quorum, provided that, if at the time of filling any vacancy or newly created directorship, the directors then in office

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constitute  less  than  a  majority  of  the  whole  board,  any  stockholder or stockholder group holding at least ten percent of the total number of shares entitled to vote for directors may petition the Delaware Court of Chancery to order an election to fill such vacancies or newly created directorships or to replace the directors chosen by the directors then in office. Such directors shall serve until the next election of the class for which they were selected.

    The Interstate Energy Charter provides that any vacancies may be filled by the remaining directors. If the remaining directors are less than a quorum, vacancies may be filled by the affirmative vote of a majority of all directors remaining in office. Directors selected by majority vote of the directors then in office shall serve until the next annual meeting of the shareowners.

    AMENDMENTS TO ARTICLES OF INCORPORATION. The IES Charter is silent as to amendment procedures, except that an 80% vote of the outstanding voting stock is required to amend the provisions governing business combinations or amendments of the article provisions regarding business combinations (except in situations where the proposed article amendments are unanimously recommended by the Company's Unaffiliated Directors). The IBCA requires that, unless a greater proportion is required by the articles, amendments to the articles of incorporation must be approved by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote. In certain circumstances, a vote by class or series is required.

    The IPC Charter provides that amendments thereto shall be made in the manner prescribed by statute. The DGCL provides that amendments to the IPC Charter must be approved by a majority of the outstanding stock entitled to vote and by a majority of the outstanding stock entitled to vote as a class.

    The Interstate Energy Charter is silent with regard to amendments thereto. The WBCL generally provides that amendments to the articles of incorporation must be approved by a majority of the votes cast, unless a greater or lesser proportion is required by the articles or bylaws.

    AMENDMENT TO BYLAWS. The IES Charter provides that the IES Board has the authority to make and alter the IES Bylaws, subject to the power of the shareholders to change or repeal the IES Bylaws contained in the IBCA. The IPC Charter provides that the IPC Board may make and amend the IPC Bylaws without any action on the part of the stockholders, subject to the rights of the stockholders to amend bylaws made by directors. The IPC Bylaws provide that the IPC Bylaws may be amended and new bylaws made at any annual, regular or special meeting of stockholders by the affirmative vote of a majority in interest of the stock issued, outstanding and entitled to vote. The Interstate Energy Bylaws provide that the Interstate Energy Bylaws may be amended by the Interstate Energy Board at any regular or special meeting of the Interstate Energy Board or by the shareowners by the affirmative vote of a majority of the outstanding voting stock possessed by all owners at any annual or special meeting of shareowners (provided that the notice calling any special meeting must state the proposal to amend the Bylaws).

    VOTING/CUMULATIVE VOTING. The IES Charter provides that each share of IES Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. The IES Charter does not provide for cumulative voting in connection with the election of directors. Pursuant to the IES Charter, shares of IES Preferred Stock may have such voting rights as are designated by the IES Board at the time of issuance. The IPC Charter provides that each share of IPC Common Stock is entitled to one vote on each matter submitted to a vote of stockholders. The IPC Charter further provides that holders of IPC Preferred Stock and IPC Preference Stock have no votes except when certain arrearages have occurred with respect to the IPC Preferred Stock and IPC Preference Stock or when certain specified transactions adversely affect the rights of holders of either class of such shares. In such case, the holders of such shares are entitled to one vote, voting as separate classes, on each matter submitted to such class for a vote. The IPC Charter provides that there is no cumulative voting for any class of stock. The IPC Charter is proposed to be amended to provide certain voting rights to holders of IPC Preferred Stock. See "Amendment to IPC Restated Certificate of Incorporation." The Interstate Energy Charter and Interstate Energy Bylaws are silent with regard to the voting power of

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holders  of  Interstate  Energy  Common  Stock.  The  WBCL  provides  that  each outstanding share is entitled to one vote on each matter voted on at a shareowner meeting. The WBCL further provides that shareowners do not have a right to cumulative voting unless the articles of incorporation otherwise provide, which the Interstate Energy Charter does not so provide.

    SPECIAL MEETINGS OF SHAREOWNERS; SHAREOWNER ACTION BY WRITTEN CONSENT. The IES Bylaws provide that special meetings of IES shareholders may be called by the Chairman of the Board, the President, the IES Board or the holders of not less than 10% of all the shares entitled to vote at the meeting. The IPC Bylaws provide that special meetings of IPC stockholders may be called by the IPC Board, the Chairman of the Board, the President, a Vice-President or the holders of at least twenty-five percent of the shares issued and outstanding and entitled to vote. The Interstate Energy Bylaws provide that special meetings of the shareowners may be called by the Chairperson of the Board, the Chief Executive Officer or the Interstate Energy Board. Pursuant to the WBCL, special meetings of shareowners may also be called by the holders of at least 10% of the votes entitled to be cast on any issue.

    The IES Bylaws are silent as to whether shareholders may take action by written consent without a meeting. The IBCA authorizes shareholders to take action without a meeting by written consents signed by the holders of not less than 90% of the votes entitled to be cast. The IPC Charter is also silent as to whether stockholders may take action by written consent in lieu of a meeting. The DGCL allows stockholders to take action in lieu of a meeting by written consent signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize such action at a meeting. The Interstate Energy Bylaws are also silent regarding whether shareowners may take action by written consent without a meeting. The WBCL permits shareowners to take action without a meeting by unanimous written consent.

    INDEMNIFICATION/LIMITATION OF LIABILITY. The IES Charter provides that IES shall indemnify any director, officer, employee or agent to the fullest extent permitted under the IBCA. The IES Charter further authorizes IES to purchase and maintain insurance for any such person or any person serving at the request of IES as a director, officer, employee or agent of another enterprise against any liability incurred as a result of the person serving in such official capacity. The IES Charter also limits the personal liability of directors for monetary damages for breach of their fiduciary duties, except for liability relating to
(i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) unlawful distributions.

    The IPC Bylaws provide that IPC shall indemnify any person who is a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director, officer, employee or attorney of IPC, or is or was serving at the request of IPC as a director, officer, employee or attorney of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. This right of indemnity includes the advancement of expenses upon receipt of an undertaking to repay upon specified conditions. The right to indemnification does not extend to matters in which the person seeking indemnification is found liable to the corporation by a court of competent jurisdiction, by a majority of the directors who are not seeking indemnification or by independent counsel appointed by the IPC Board unless and only to the extent that a court determines such person is fairly and reasonably entitled to indemnification despite a final determination of liability. The IPC Charter limits the personal liability of directors for any acts or omissions in the performance of their duties as directors to the full extent permitted under the DGCL.

    The Interstate Energy Bylaws provide that Interstate Energy shall indemnify a director or officer or any person serving at the request of Interstate Energy as a director, officer, agent or employee of another enterprise against all reasonable expenses (including attorneys' fees) incurred in connection with any threatened or pending legal proceeding to which the director or officer was a party because

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such person was a director or officer  to the extent such person was  successful on the merits or otherwise in the defense of the threatened or pending proceeding. The Interstate Energy Bylaws further provide that Interstate Energy shall indemnify directors and officers against liability incurred in threatened or pending legal proceedings to which the director or officer was a party because such party was a director or officer unless the liability was incurred because the director or officer (i) willfully failed to deal fairly with the corporation or its shareowners in connection with a matter in which the director or officer had a material conflict of interest, (ii) violated criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe such conduct was unlawful, (iii) engaged in a transaction from which he or she received an improper personal benefit, or (iv) engaged in willful misconduct. This right of indemnity includes the advancement of expenses upon receipt of an undertaking to repay upon specified conditions. The right to indemnification (except in the event of a successful defense, in which case such indemnification is automatic) will be determined at the indemnified party's election by (i) majority vote of a quorum of disinterested directors, (ii) independent legal counsel, (iii) a panel of three arbitrators, (iv) majority vote of the shareowners, (v) a court, or
(vi) such other method provided for in any additional right to indemnification.

COMPARISON OF WISCONSIN, IOWA AND DELAWARE LAW

    As described below, the DGCL, IBCA and WBCL generally provide shareowners with similar rights and protections. A comparison of the DGCL as it applies to IPC, the IBCA as it applies to IES and the WBCL as it applies to WPLH is set forth below:

    CLASSIFIED BOARD OF DIRECTORS; REMOVAL OF DIRECTORS; VACANCIES. The DGCL, IBCA and WBCL each allow the board of directors to be divided into classes. Under the DGCL, directors serving on a classified board of directors may be removed only for cause unless the certificate of incorporation provides otherwise. Under both the IBCA and WBCL, absent a provision to the contrary contained in the corporation's articles of incorporation or bylaws, a director can be removed with or without cause by the affirmative vote of the holders of the proportion of the voting power of the shares of the classes or series such director represents sufficient to elect such director.

    The DGCL provides that vacancies on the board of directors will be filled as the certificate of incorporation or the bylaws provide, and that in the absence of any such certificate of incorporation or bylaw provision, vacancies will be filled by the board of directors. The IBCA and WBCL both provide that unless the articles of incorporation otherwise provide, vacancies may be filled by the shareowners or by the affirmative vote of a majority of the directors, even if the directors remaining in the office constitute less than a quorum. The IBCA and WBCL also both provide that if the vacant office was held by a director elected by a voting group of shareowners, only the shareowners of that voting group may vote to fill the vacancy if filled by shareowners, and only the remaining directors elected by that voting group may vote to fill the vacancy if filled by the directors.

    INTERESTED DIRECTOR TRANSACTIONS. The DGCL, IBCA and WBCL each provide that contracts or transactions in which one or more of the corporation's directors have an interest ("Interested Contracts or Transactions") are not void or voidable solely because of such interest or because such director was present at the directors' or shareowners' meeting where such contracts or transactions were approved, provided certain conditions are met. Interested Contracts or Transactions may be approved by a majority vote of the disinterested directors or by vote of disinterested shareowners if the material facts of the contracts or transactions and the director's interest in such contracts or transactions are fully disclosed and a vote is taken in good faith. Furthermore, Interested Contracts or Transactions may be approved if such contracts or transactions are shown to be fair and reasonable to the corporation at the time they are authorized, approved or ratified by the board of directors or shareowners and separate disinterested shareowner or disinterested director approval is not required.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The WBCL provides for mandatory indemnification of a director or officer against certain liabilities and expenses if the director or officer was a party to a proceeding because of his or her status as such: (a) to the extent such director or officer is successful on

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the merits or otherwise in the defense of the proceeding; and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareowners in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Indemnification under the WBCL is not required if the director or officer has previously received indemnification from any person, including the corporation, in connection with the same proceeding. The WBCL provides that a corporation's articles of incorporation may limit its obligation to indemnify directors and officers. The WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent otherwise required or permitted under the WBCL.

    The IBCA provides that a corporation shall indemnify a director or officer, made party to a proceeding because of his or her status as such, who was wholly successful on the merits or otherwise in the defense of such proceeding. Under the IBCA, the corporation may indemnify a director or officer against liability incurred in a proceeding provided the director or officer: (a) acted in good faith; (b) reasonably believed that his or her conduct was in the corporation's best interests (in the case of conduct in such person's official capacity) or not opposed to the corporation's best interests (in all other cases); (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe that the conduct was unlawful; (d) was not adjudged liable to the corporation; and (e) did not receive an improper personal benefit. The IBCA provides that a corporation's articles of incorporation may limit its obligation to indemnify directors and officers.

    The DGCL provides that a director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred to the extent such director or officer has been successful on the merits or otherwise in any action brought against such director or officer because of his or her status as such. With respect to a third-party action, the DGCL provides that a corporation may indemnify a director or officer against liability if such director or officer (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and
(b) with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. With respect to claims brought against a director or officer by or in the right of the corporation, such director or officer may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her except that no indemnification shall be made in respect to any claim as to which such director or officer was adjudged to be liable to the corporation unless and only to the extent that the Delaware Chancery Court determines otherwise.

    LIMITED LIABILITY OF DIRECTORS. The DGCL, IBCA and WBCL each provides for the limitation or elimination of the personal liability of a company's directors to the company or its shareowners for monetary damages for a breach of a director's fiduciary duty. This immunity is automatic under Wisconsin law, but must be provided for in the certificate or articles of incorporation under Delaware and Iowa law. In any case, directors cannot be immunized in certain instances including: (i) breach of the duty of loyalty; (ii) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law; (iii) unlawful distributions; and (iv) transactions in which the director received an improper personal benefit. Other limitations specific to each state also exist.

    AMENDMENT OF ARTICLES. The DGCL, IBCA and WBCL each provide that the board of directors may propose amendments to a corporation's certificate or articles of incorporation, respectively. Under the DGCL, proposed amendments must be approved by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote. Under the IBCA and WBCL, unless the articles of incorporation, bylaws adopted under authority granted in the articles, the board (if the board is proposing the amendment), or the IBCA or WBCL, as applicable, requires a greater vote or

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vote by voting groups, a proposed amendment is adopted if approved by a majority of the votes cast by every voting group entitled to vote on the amendment. In addition, each of the DGCL, IBCA and WBCL require that certain amendments must be approved by a separate vote of a class or series of stock if, among other things, the amendment would adversely affect the rights or preferences of such shares.

    AMENDMENT OF BYLAWS. Under the DGCL, the power to adopt, amend or repeal the bylaws is vested in the stockholders entitled to vote, unless the certificate of incorporation confers the power to adopt, amend or repeal the bylaws upon the directors. Under the IBCA and WBCL, unless reserved by the certificate of incorporation to the shareowners, the power to adopt, amend or repeal the bylaws is generally vested in the directors, subject to the power of the shareowners to adopt, amend, or repeal bylaws adopted, amended or repealed by the directors.

    VOTE REQUIRED FOR CERTAIN MERGERS, CONSOLIDATIONS OR DISSOLUTIONS. The DGCL, IBCA and WBCL each require shareowner approval (except as indicated below and for certain mergers between a parent company and its 90% owned subsidiary) by the shareowners of each corporation that is party to a plan of merger and the selling corporation for the sale by the corporation of substantially all its assets if not in the usual or regular course of business. (The DGCL does not refer to the usual or regular course of business). The IBCA and WBCL further provide for a shareowner vote of the corporation whose shares will be acquired in a statutory share exchange. Each of the DGCL, IBCA and WBCL require a shareowner vote to approve the dissolution of a corporation.

    The DGCL provides that the vote required to approve a plan of merger, sale of substantially all the assets or dissolution is a majority of the outstanding stock of the corporation entitled to vote thereon. Under the IBCA and the WBCL, unless a higher voting requirement is imposed by the articles of incorporation or, in the case of the WBCL by the bylaws adopted under authority granted by the articles of incorporation, or, in the case of the IBCA by the board of directors requiring a higher vote as a condition to its submission of the plan to shareowners, the vote required to approve a plan of merger, statutory share exchange, sale of substantially all assets not in the ordinary course of business or dissolution is a majority of the voting power of all shares entitled to vote of each corporation whose shareowners have a right to vote; approval of a plan of merger or statutory share exchange (and in the case of the WBCL, a sale of substantially all assets or dissolution) also may require the affirmative vote of one or more classes or series of stock.

    Neither the IBCA nor the WBCL requires the vote of the shareowners of a surviving corporation in a merger if (i) the corporation's articles of incorporation will not be amended in the transaction (except for amendments permitted to be made by the board without a shareowner vote under the WBCL),
(ii) shareowners of the corporation immediately before the effective date of the transaction will hold the same number of shares with identical rights immediately after the effective date, (iii) the number of shares entitled to vote immediately after the merger (plus shares issuable upon certain conversions or pursuant to certain rights) does not exceed by more than 20% the number of shares entitled to vote immediately before the transaction, and (iv) the number of participating shares of the corporation (outstanding shares of the corporation that entitle their holders to participate, without limitation, in distributions by the corporation) immediately after the merger, plus the number of participating shares of the corporation issuable on the conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20% the number of participating shares of the corporation immediately before the transaction. The DGCL similarly does not require a stockholder vote of the stockholders of a surviving corporation to a merger if (i) the agreement of merger does not amend in any respect the surviving corporation's certificate, (ii) each share of stock outstanding immediately prior to the merger is identical to outstanding or treasury shares following the merger, and (iii) no shares of stock (and no securities convertible into shares of stock) are to be issued pursuant to the merger or the number of shares issued (or the securities convertible into shares of stock) does not exceed 20% of the number of shares outstanding immediately prior to the merger.

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
    CLASS VOTE FOR CERTAIN REORGANIZATIONS. The IBCA and the WBCL both provide, with certain exceptions, that a class or series of shares of a corporation is entitled to vote on a plan of merger or statutory share exchange as a class or series if any provision of the plan would, if contained in a proposed amendment to the articles of incorporation, entitle the class or series of shares to vote as a class or series and, in the case of an exchange, if the class or series is included in the plan of exchange. The DGCL does not contain similar provisions. In addition to the voting requirements discussed above, anti-takeover legislation adopted in Wisconsin and Delaware imposes additional restrictions on mergers and other business combinations between certain shareowners and the corporation. See "-- Anti-Takeover Statutes."

    SHAREOWNER ACTION BY CONSENT. The DGCL, IBCA and WBCL each permit shareowners to take action without a meeting by written consent. However, the DGCL and IBCA both allow corporations to opt out of such written consent provisions by so stating in their certificate or articles of incorporation, respectively. To approve an action in lieu of meeting by written consent, the DGCL requires each written consent to be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting where all shares entitled to vote thereon were present and voted. The IBCA requires written consents to be signed by the holders of 90% of the votes entitled to be cast for shareowner action to be approved. The WBCL requires unanimous consent unless the articles of incorporation provide for action by less than unanimous consent.

    STATUTORY SHAREOWNER LIABILITY. The WBCL provides that shareowners of Wisconsin corporations are personally liable up to an amount equal to the par value of shares owned by them (and to the consideration for which shares without par value were issued) for debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case. The liability imposed by the predecessor to this statute was interpreted in a trial court decision to extend to the original issue price for shares, rather than the stated par value. Although affirmed by the Wisconsin Supreme Court, the case offers no precedential value due to the fact that the decision was affirmed by an equally divided court. The DGCL and the IBCA do not contain comparable provisions.

    DISTRIBUTIONS. The IBCA and the WBCL both provide that the board of directors may authorize and the corporation may make, subject to any restriction by the articles of incorporation, distributions to its shareowners unless after such distribution the corporation would not be able to pay its debts as they become due or its total assets after the distribution would be less than the sum of its total liabilities, plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareowners whose preferential rights are superior to those receiving the distribution.

    The DGCL provides that, subject to any restrictions contained in a corporation's certificate of incorporation, the directors may declare and pay dividends either (i) out of the corporation's surplus, or (ii) if there shall be no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless the corporation's capital is diminished by depreciation to an amount less than the aggregate capital represented by the corporation's issued and outstanding stock having a distribution preference.

    SPECIAL MEETINGS OF SHAREOWNERS. Under the DGCL, IBCA and WBCL, a special meeting of shareowners may be called by the board of directors or by any person authorized by the certificate or articles of incorporation or bylaws to call a special meeting. The IBCA and WBCL further provide for the calling of a special meeting pursuant to a written demand of the holders of not less than 10% of the votes entitled to be cast at such a meeting.

    DISSENTERS' RIGHTS. The DGCL, IBCA and WBCL each entitle shareowners of a corporation to dissent from and obtain fair value for their shares in the event of certain corporate actions. Subject to certain exceptions, limitations and conditions, shareowners of corporations incorporated in these states may dissent from a plan of merger. The IBCA and WBCL also both provide that shareowners may dissent from a statutory share exchange or a sale of all or substantially all of the assets of the corporation. The IBCA also provides that dissenters' rights are available to shareholders in the event of any amendment to the articles of incorporation that materially and adversely affects the rights or preferences of the dissenting shareholders' shares in certain specified ways. The DGCL, IBCA and WBCL provide that a corporation may create additional dissenters' rights in its certificate or articles of incorporation. The IBCA and WBCL also allow corporations to create additional dissenters' rights in their bylaws or by board resolution.

    The DGCL and WBCL both provide that dissenters' rights are not available to holders of shares listed on a national securities exchange or quoted on the Nasdaq National Market. In addition, the DGCL provides that dissenters' rights are not available to holders of shares that are held of record by more than 2,000 holders. The DGCL provides that such shares do not carry dissenters' rights unless the holders thereof are required to accept in consideration of their shares anything other than listed securities or cash in lieu of fractional shares. The WBCL provides that such shares do not carry dissenters' rights unless the articles of incorporation provide otherwise or except in a Business Combination (as defined under the WBCL and described below under "Anti-Takeover Statutes").

    DIRECTOR AND OFFICER DISCRETION. The WBCL provides that, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareowners, consider (i) the effects of the action on employees, suppliers and customers of the corporation, (ii) the effects of the action on the communities in which the corporation operates and (iii) any other factors that the director or officer considers pertinent. The IBCA contains comparable provisions. The IBCA provides that, in discharging the duties of the position of director, a director may, in considering the best interests of the corporation, consider the interests of the corporation's employees, customers, suppliers, and creditors, the economy of the state and nation, community and societal considerations, and the long-term as well as short-term interests of the corporation and its shareholders including the possibility that these interests may be best served by the continued independence of the corporation. Delaware judicial doctrine allows directors to consider similar factors.

ANTI-TAKEOVER STATUTES

    Wisconsin law regulates a broad range of "business combinations" between a Wisconsin corporation and an "interested stockholder." Wisconsin law defines a "business combination" to include a merger or a share exchange, sale of assets, issuance of stock or rights to purchase stock and certain related party transactions. An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. With certain exceptions, Wisconsin law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock prior to the interested stockholder's stock acquisition date. A corporation may engage in a business combination with an interested stockholder after the third anniversary of the acquisition date provided any of the following is satisfied: (i) the board of directors approved the purchase of stock by the interested stockholder prior to the interested stockholder's stock acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder, (iii) the consideration to be received by shareowners meets certain requirements of the statute with respect to form and amount or (iv) the business combination is of a type specifically excluded from the coverage of the statute.

    Section 180.1150 of the WBCL provides that in particular circumstances the voting of shares of a Wisconsin "issuing public corporation" (a Wisconsin corporation which has at least 100 Wisconsin resident shareowners, 500 or more shareowners of record and total assets exceeding $1 million) held by any person in excess of 20% of the voting power is limited to 10% of the full voting power of such excess shares. Full voting power may be restored under Section 180.1150 if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of such restoration.

    In addition, the WBCL sets forth certain fair price provisions which govern mergers and share exchanges with, or sales of substantially all of a Wisconsin issuing public corporation's assets to, a 10% shareowner, mandating that any such transaction meet one of two requirements. First, the transaction must be approved by 80% of all shareowners and two-thirds of "disinterested" shareowners, which generally exclude the 10% shareowner. Second, the corporation must pay a statutory fair price, which is intended to insure that shareowners in the second step merger, share exchange or asset sale receive at least what shareowners received in the first step.

    Further, the WBCL requires shareowner approval for certain transactions in the context of a tender offer or similar action for an amount in excess of 5% of a Wisconsin corporation's stock. Shareowner approval is required for the acquisition of more than 5% of the corporation's stock at a price above market value, unless the corporation makes an equal offer to acquire all shares. Shareowner approval is also required for the sale or option of assets which amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation meets certain minimum outside director standards.

    Section 203 of the DGCL (the "Delaware Business Combination Statute") applies to certain business combinations involving a corporation and certain of its stockholders. The Delaware Business Combination Statute prevents a corporation from engaging in any "business combination" (defined to include a variety of transactions, including the sale of assets, mergers and most related party transactions) with an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) for three years following the date such stockholder became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the business combination or the transaction in which the interested stockholder became an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by certain employee stock ownership plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of WPLH, IES and IPC, including their respective Subsidiaries, after giving effect to the Mergers. The historical data for WPLH have been adjusted to reflect the restatement of such data to account for certain discontinued operations discussed in the notes hereto. The unaudited pro forma combined balance sheet at March 31, 1996 gives effect to the Mergers as if they had occurred at March 31, 1996. The unaudited pro forma combined statements of income for each of the three years in the period ended December 31, 1995, the three-month periods ended March 31, 1996 and 1995, and the twelve-month period ended March 31, 1996 give effect to the Mergers as if they had occurred at January 1, 1993. These statements are prepared on the basis of accounting for the Mergers as pooling of interests and are based on the assumptions set forth in the notes thereto. In addition, the pro forma financial information does not give effect to the expected synergies or the costs to be incurred to achieve such synergies. The pro forma financial information, however, does reflect the transaction costs to effect the Mergers.

    The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of WPLH, IES and IPC, incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the date, or at the beginning of the periods, for which the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. In addition, due to the effect of weather on sales and other factors which are characteristic of public utility operations, financial results for the three-month periods ended March 31, 1996 and 1995 are not necessarily indicative of trends for any twelve-month period.

                         INTERSTATE ENERGY CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1996
                                 (IN THOUSANDS)

ASSETS

                                                                                             WPLH            IES            IPC
                                                                                         (AS REPORTED)  (AS REPORTED)  (AS REPORTED)
                                                                                         -------------  -------------  -------------
UTILITY PLANT
  Electric.............................................................................   $ 1,674,322    $ 1,909,500    $   836,863
  Gas..................................................................................       218,973        166,248         63,344
  Other................................................................................       163,576        106,504        --
                                                                                         -------------  -------------  -------------
      Total............................................................................     2,056,871      2,182,252        900,207
  Accumulated provision for depreciation...............................................       908,603        973,304        409,051
  Construction work in progress........................................................        42,848         65,862          3,945
  Nuclear fuel -- net..................................................................        14,976         34,915        --
                                                                                         -------------  -------------  -------------
      Net utility plant................................................................     1,206,092      1,309,725        495,101
OTHER PROPERTY, PLANT AND EQUIPMENT -- NET AND INVESTMENTS.............................       148,100        250,703          1,231
CURRENT ASSETS
  Cash and cash equivalents............................................................         7,935         10,435          1,218
  Accounts receivable -- net...........................................................        81,797         54,838         29,559
  Fossil fuel inventories, at average cost.............................................        12,285         12,313         11,938
  Materials and supplies, at average cost..............................................        20,904         25,164          5,762
  Prepayments and other................................................................        24,163         40,224         14,165
                                                                                         -------------  -------------  -------------
      Total current assets.............................................................       147,084        142,974         62,642
EXTERNAL DECOMMISSIONING FUND..........................................................        82,523         49,543        --
DEFERRED CHARGES AND OTHER.............................................................       254,875        233,999         71,133
                                                                                         -------------  -------------  -------------
      TOTAL ASSETS.....................................................................   $ 1,838,674    $ 1,986,944    $   630,107
                                                                                         -------------  -------------  -------------
                                                                                         -------------  -------------  -------------

                                                                                          PRO FORMA   PRO FORMA
                                                                                         ADJUSTMENTS   COMBINED
                                                                                         -----------  ----------
UTILITY PLANT
  Electric.............................................................................      --       $4,420,685
  Gas..................................................................................      --          448,565
  Other................................................................................      --          270,080
                                                                                         -----------  ----------
      Total............................................................................      --        5,139,330
  Accumulated provision for depreciation...............................................      --        2,290,958
  Construction work in progress........................................................      --          112,655
  Nuclear fuel -- net..................................................................      --           49,891
                                                                                         -----------  ----------
      Net utility plant................................................................      --        3,010,918
OTHER PROPERTY, PLANT AND EQUIPMENT -- NET AND INVESTMENTS.............................      --          400,034
CURRENT ASSETS
  Cash and cash equivalents............................................................      --           19,588
  Accounts receivable -- net...........................................................      --          166,194
  Fossil fuel inventories, at average cost.............................................      --           36,536
  Materials and supplies, at average cost..............................................      --           51,830
  Prepayments and other................................................................      --           78,552
                                                                                         -----------  ----------
      Total current assets.............................................................      --          352,700
EXTERNAL DECOMMISSIONING FUND..........................................................      --          132,066
DEFERRED CHARGES AND OTHER.............................................................      --          560,007
                                                                                         -----------  ----------
      TOTAL ASSETS.....................................................................   $  --       $4,455,725
                                                                                         -----------  ----------
                                                                                         -----------  ----------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION

                                 MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                                          WPLH            IES            IPC
                                                                                      (AS REPORTED)  (AS REPORTED)  (AS REPORTED)
                                                                                      -------------  -------------  -------------
LIABILITIES AND EQUITY
CAPITALIZATION
  Common Stock Equity:
    Common stock (Note 1)...........................................................   $       308    $   396,230    $    33,475
    Other stockholders' equity (Note 1).............................................       613,320        219,590        168,238
                                                                                      -------------  -------------  -------------
      Total common stock equity.....................................................       613,628        615,820        201,713
  Preferred stock not mandatorily redeemable........................................        59,963         18,320         10,819
  Preferred stock mandatory sinking fund............................................       --             --              24,062
  Long-term debt -- net.............................................................       428,347        600,677        188,899
                                                                                      -------------  -------------  -------------
      Total capitalization..........................................................     1,101,938      1,234,817        425,493
CURRENT LIABILITIES
  Current maturities, sinking funds, and capital lease obligations..................         1,406         30,234        --
  Commercial paper, notes payable and other.........................................        57,896         92,000         23,150
  Variable rate demand bonds........................................................        56,975        --             --
  Accounts payable and accruals.....................................................        93,463         68,656         14,145
  Taxes accrued.....................................................................        24,103         69,294         20,801
  Other accrued liabilities.........................................................        41,455         69,370         14,714
                                                                                      -------------  -------------  -------------
      Total current liabilities.....................................................       275,298        329,554         72,810
OTHER LIABILITIES
  Deferred income taxes.............................................................       245,153        256,066         96,663
  Deferred investment tax credits...................................................        38,364         36,454         17,784
  Accrued environmental remediation costs...........................................        76,763         43,680          6,834
  Capital lease obligations.........................................................       --              20,135        --
  Other liabilities and deferred credits............................................       101,158         66,238         10,523
                                                                                      -------------  -------------  -------------
      Total other liabilities.......................................................       461,438        422,573        131,804
                                                                                      -------------  -------------  -------------
    TOTAL CAPITALIZATION AND LIABILITIES............................................   $ 1,838,674    $ 1,986,944    $   630,107
                                                                                      -------------  -------------  -------------
                                                                                      -------------  -------------  -------------

                                                                                       PRO FORMA   PRO FORMA
                                                                                      ADJUSTMENTS   COMBINED
                                                                                      -----------  ----------
LIABILITIES AND EQUITY
CAPITALIZATION
  Common Stock Equity:
    Common stock (Note 1)...........................................................   $(429,299)  $      714
    Other stockholders' equity (Note 1).............................................     421,039    1,422,187
                                                                                      -----------  ----------
      Total common stock equity.....................................................      (8,260)   1,422,901
  Preferred stock not mandatorily redeemable........................................      --           89,102
  Preferred stock mandatory sinking fund............................................      --           24,062
  Long-term debt -- net.............................................................      --        1,217,923
                                                                                      -----------  ----------
      Total capitalization..........................................................      (8,260)   2,753,988
CURRENT LIABILITIES
  Current maturities, sinking funds, and capital lease obligations..................      --           31,640
  Commercial paper, notes payable and other.........................................      --          173,046
  Variable rate demand bonds........................................................      --           56,975
  Accounts payable and accruals.....................................................      --          176,264
  Taxes accrued.....................................................................      --          114,198
  Other accrued liabilities.........................................................      14,000      139,539
                                                                                      -----------  ----------
      Total current liabilities.....................................................      14,000      691,662
OTHER LIABILITIES
  Deferred income taxes.............................................................      (5,740)     592,142
  Deferred investment tax credits...................................................      --           92,602
  Accrued environmental remediation costs...........................................      --          127,277
  Capital lease obligations.........................................................      --           20,135
  Other liabilities and deferred credits............................................      --          177,919
                                                                                      -----------  ----------
      Total other liabilities.......................................................      (5,740)   1,010,075
                                                                                      -----------  ----------
    TOTAL CAPITALIZATION AND LIABILITIES............................................   $  --       $4,455,725
                                                                                      -----------  ----------
                                                                                      -----------  ----------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                WPLH            IES            IPC         PRO FORMA     PRO FORMA
                                            (AS REPORTED)  (AS REPORTED)  (AS REPORTED)   ADJUSTMENTS    COMBINED
                                            -------------  -------------  -------------  -------------  -----------
Operating Revenues
  Electric................................   $   148,500    $   125,368     $  65,915      $  --         $ 339,783
  Gas.....................................        71,741         90,024        21,134         --           182,899
  Other...................................        40,636         27,805        --             --            68,441
                                            -------------  -------------  -------------  -------------  -----------
    Total operating revenues..............       260,877        243,197        87,049         --           591,123
Operating Expenses
  Electric production fuels...............        28,604         20,292        14,774         --            63,670
  Purchased power.........................        15,344         14,469        14,193         --            44,006
  Cost of gas sold........................        45,364         67,437        11,473         --           124,274
  Other operation.........................        76,565         52,525        11,712         --           140,802
  Maintenance.............................         8,551         10,833         3,693         --            23,077
  Depreciation and amortization...........        23,116         27,384         7,577         --            58,077
  Taxes other than income taxes...........         9,171         13,262         4,550         --            26,983
                                            -------------  -------------  -------------  -------------  -----------
    Total operating expenses..............       206,715        206,202        67,972         --           480,889
                                            -------------  -------------  -------------  -------------  -----------
Operating Income..........................        54,162         36,995        19,077         --           110,234
Other Income (expense)
  Allowance for equity funds used during
   construction...........................           529        --             --             --               529
  Other income and deductions -- net......         3,950          1,677           812         --             6,439
                                            -------------  -------------  -------------  -------------  -----------
    Total other income (expense)..........         4,479          1,677           812         --             6,968
Interest Charges..........................         8,674         12,216         4,077         --            24,967
                                            -------------  -------------  -------------  -------------  -----------
Income from continuing operations before
 income taxes and preferred dividends.....        49,967         26,456        15,812         --            92,235
Income Taxes..............................        17,459         12,132         6,271         --            35,862
Preferred dividends of subsidiaries (Note
 2).......................................           828            229           615         --             1,672
                                            -------------  -------------  -------------  -------------  -----------
Income from Continuing Operations (Notes 3
 and 6)...................................   $    31,680    $    14,095     $   8,926      $  --         $  54,701
                                            -------------  -------------  -------------  -------------  -----------
                                            -------------  -------------  -------------  -------------  -----------
Average Common Shares Outstanding (Note
 1).......................................        30,774         29,645         9,564          1,348        71,331
Earnings per share of Common Stock from
 continuing operations....................      $1.03          $0.48         $0.93           $--          $0.77
                                               -----          -----          -----          -----         -----
                                               -----          -----          -----          -----         -----

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                WPLH            IES            IPC         PRO FORMA     PRO FORMA
                                            (AS REPORTED)  (AS REPORTED)  (AS REPORTED)   ADJUSTMENTS    COMBINED
                                            -------------  -------------  -------------  -------------  -----------
Operating Revenues
  Electric................................   $   131,151    $   116,577     $  63,803      $  --         $ 311,531
  Gas.....................................        55,207         64,982        18,962         --           139,151
  Other...................................        29,516         24,833        --             --            54,349
                                            -------------  -------------  -------------  -------------  -----------
    Total operating revenues..............       215,874        206,392        82,765         --           505,031
Operating Expenses
  Electric production fuels...............        29,713         19,443        16,840         --            65,996
  Purchased power.........................         7,148         16,314        12,102         --            35,564
  Cost of gas sold........................        33,882         49,289         9,957         --            93,128
  Other operation.........................        59,991         48,090        12,031         --           120,112
  Maintenance.............................         9,832         12,163         3,440         --            25,435
  Depreciation and amortization...........        21,284         25,538         7,226         --            54,048
  Taxes other than income taxes...........         9,323         13,440         4,505         --            27,268
                                            -------------  -------------  -------------  -------------  -----------
    Total operating expenses..............       171,173        184,277        66,101         --           421,551
                                            -------------  -------------  -------------  -------------  -----------
Operating Income..........................        44,701         22,115        16,664         --            83,480
Other Income (expense)
  Allowance for equity funds used during
   construction...........................           271            282        --             --               553
  Other income and deductions -- net......            35            360           270         --               665
                                            -------------  -------------  -------------  -------------  -----------
    Total other income (expense)..........           306            642           270         --             1,218
Interest Charges..........................        10,157         11,136         4,217         --            25,510
                                            -------------  -------------  -------------  -------------  -----------
Income from continuing operations before
 income taxes and preferred dividends.....        34,850         11,621        12,717         --            59,188
Income Taxes..............................        13,963          4,652         4,960         --            23,575
Preferred dividends of subsidiaries (Note
 2).......................................           828            229           614         --             1,671
                                            -------------  -------------  -------------  -------------  -----------
Income from Continuing Operations (Notes 3
 and 6)...................................   $    20,059    $     6,740         7,143      $  --            33,942
                                            -------------  -------------  -------------  -------------  -----------
                                            -------------  -------------  -------------  -------------  -----------
Average Common Shares Outstanding (Note
 1).......................................        30,774         28,889         9,564          1,341        70,568
Earnings per share of Common Stock from
 continuing operations....................      $0.65          $0.23         $0.75           $--          $0.48
                                               -----          -----          -----          -----         -----
                                               -----          -----          -----          -----         -----

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                       TWELVE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               WPLH            IES            IPC         PRO FORMA     PRO FORMA
                                           (AS REPORTED)  (AS REPORTED)  (AS REPORTED)   ADJUSTMENTS     COMBINED
                                           -------------  -------------  -------------  -------------  ------------
Operating Revenues
  Electric...............................   $   563,672    $   569,262    $   276,986     $  --        $  1,409,920
  Gas....................................       155,703        215,381         45,840        --             416,924
  Other..................................       132,883        103,173        --             --             236,056
                                           -------------  -------------  -------------  -------------  ------------
    Total operating revenues.............       852,258        887,816        322,826        --           2,062,900
Operating Expenses.......................
  Electric production fuels..............       115,380         97,105         60,099        --             272,584
  Purchased power........................        52,210         65,029         59,656        --             176,895
  Cost of gas sold.......................        95,483        159,864         27,404        --             282,751
  Other operation........................       267,371        205,822         45,398        --             518,591
  Maintenance............................        40,762         44,763         15,134        --             100,659
  Depreciation and amortization..........        88,151         99,803         29,911        --             217,865
  Taxes other than income taxes..........        34,036         48,836         16,034        --              98,906
                                           -------------  -------------  -------------  -------------  ------------
    Total operating expenses.............       693,393        721,222        253,636        --           1,668,251
Operating Income.........................       158,865        166,594         69,190        --             394,649
                                           -------------  -------------  -------------  -------------  ------------
Other Income (expense)...................
  Allowance for equity funds used during
   construction..........................         1,684            104        --             --               1,788
  Other income and deductions -- net.....         7,018          4,489         (2,330)       --               9,177
                                           -------------  -------------  -------------  -------------  ------------
    Total other income (expense).........         8,702          4,593         (2,330)       --              10,965
Interest Charges.........................        41,414         48,772         16,655        --             106,841
                                           -------------  -------------  -------------  -------------  ------------
Income from continuing operations before
 income taxes and preferred dividends....       126,153        122,415         50,205        --             298,773
Income Taxes.............................        39,604         49,970         20,764        --             110,338
Preferred dividends of subsidiaries (Note
 2)......................................         3,310            914          2,459        --               6,683
                                           -------------  -------------  -------------  -------------  ------------
Income from Continuing Operations (Notes
 3 and 6)................................   $    83,239    $    71,531    $    26,982     $  --        $    181,752
                                           -------------  -------------  -------------  -------------  ------------
                                           -------------  -------------  -------------  -------------  ------------
Average Common Shares Outstanding (Note
 1)......................................        30,774         29,391          9,564         1,346          71,075
Earnings per share of Common Stock from
 continuing operations...................      $2.70          $2.43         $2.82           $--           $2.56
                                              -----          -----          -----          -----           ----
                                              -----          -----          -----          -----           ----

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               WPLH            IES            IPC         PRO FORMA     PRO FORMA
                                           (AS REPORTED)  (AS REPORTED)  (AS REPORTED)   ADJUSTMENTS     COMBINED
                                           -------------  -------------  -------------  -------------  ------------
Operating Revenues
  Electric...............................   $   546,324    $   560,471    $   274,873     $  --        $  1,381,668
  Gas....................................       139,165        190,339         43,669        --             373,173
  Other..................................       121,766        100,200        --             --             221,966
                                           -------------  -------------  -------------        -----    ------------
    Total operating revenues.............       807,255        851,010        318,542        --           1,976,807
Operating Expenses
  Electric production fuels..............       116,488         96,256         62,164        --             274,908
  Purchased power........................        44,015         66,874         57,566        --             168,455
  Cost of gas sold.......................        84,002        141,716         25,888        --             251,606
  Other operation........................       250,796        201,390         45,717        --             497,903
  Maintenance............................        42,043         46,093         14,881        --             103,017
  Depreciation and amortization..........        86,319         97,958         29,560        --             213,837
  Taxes other than income
   taxes.................................        34,188         49,011         15,990        --              99,189
                                           -------------  -------------  -------------        -----    ------------
    Total operating expenses.............       657,851        699,298        251,766        --           1,608,915
                                           -------------  -------------  -------------        -----    ------------
Operating Income.........................       149,404        151,712         66,776        --             367,892
Other Income (Expense)
  Allowance for equity funds used during
   construction..........................         1,425            386        --             --               1,811
  Other income and deductions -- net.....         3,103          3,170         (2,872)       --               3,401
                                           -------------  -------------  -------------        -----    ------------
    Total other income
     (expense)...........................         4,528          3,556         (2,872)       --               5,212
Interest Charges.........................        42,896         47,689         16,795        --             107,380
                                           -------------  -------------  -------------        -----    ------------
Income from continuing operations before
 income taxes and preferred dividends....       111,036        107,579         47,109        --             265,724
Income Taxes.............................        36,108         42,489         19,453        --              98,050
Preferred dividends of subsidiaries (Note
 2)......................................         3,310            914          2,458        --               6,682
                                           -------------  -------------  -------------        -----    ------------
Income from Continuing Operations (Notes
 3 and 6)................................   $    71,618    $    64,176    $    25,198     $  --        $    160,992
                                           -------------  -------------  -------------        -----    ------------
                                           -------------  -------------  -------------        -----    ------------
Average Common Shares Outstanding (Note
 1)......................................        30,774         29,202          9,564         1,344          70,884
Earnings per share of Common Stock from
 continuing operations...................      $2.33          $2.20         $2.63       $   --            $2.27
                                              -----          -----          -----         ------           ----
                                              -----          -----          -----         ------           ----

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               WPLH            IES            IPC         PRO FORMA     PRO FORMA
                                           (AS REPORTED)  (AS REPORTED)  (AS REPORTED)   ADJUSTMENTS     COMBINED
                                           -------------  -------------  -------------  -------------  ------------
Operating Revenues
  Electric...............................   $   531,747    $   537,327    $   261,730     $  --        $  1,330,804
  Gas....................................       151,931        165,569         45,920        --             363,420
  Other..................................       112,039         82,968        --             --             195,007
                                           -------------  -------------  -------------        -----    ------------
    Total operating revenues.............       795,717        785,864        307,650        --           1,889,231
Operating Expenses
  Electric production fuels..............       123,469         85,952         61,384        --             270,805
  Purchased power........................        37,913         68,794         58,339        --             165,046
  Cost of gas sold.......................       100,942        120,795         30,905        --             252,642
  Other operation........................       246,212        176,863         51,917        --             474,992
  Maintenance............................        41,227         52,841         17,160        --             111,228
  Depreciation and amortization..........        80,351         86,378         28,212        --             194,941
  Taxes other than income
   taxes.................................        33,788         46,308         16,298        --              96,394
                                           -------------  -------------  -------------        -----    ------------
    Total operating expenses.............       663,902        637,931        264,215        --           1,566,048
                                           -------------  -------------  -------------        -----    ------------
Operating Income.........................       131,815        147,933         43,435        --             323,183
Other Income (Expense)
  Allowance for equity funds used during
   construction..........................         3,009          2,299            166        --               5,474
  Other income and deductions -- net.....         7,610          3,472          3,100        --              14,182
                                           -------------  -------------  -------------        -----    ------------
    Total other income
     (expense)...........................        10,619          5,771          3,266        --              19,656
Interest Charges.........................        36,657         44,399         16,845        --              97,901
                                           -------------  -------------  -------------        -----    ------------
Income from continuing operations before
 income taxes and preferred dividends....       105,777        109,305         29,856        --             244,938
Income Taxes.............................        36,043         41,573          9,189        --              86,805
Preferred dividends of subsidiaries (Note
 2)......................................         3,310            914          2,454        --               6,678
                                           -------------  -------------  -------------        -----    ------------
Income from Continuing Operations (Notes
 3 and 6)................................   $    66,424    $    66,818    $    18,213     $  --        $    151,455
                                           -------------  -------------  -------------        -----    ------------
                                           -------------  -------------  -------------        -----    ------------
Average Common Shares Outstanding (Note
 1)......................................        30,671         28,560          9,479         1,329          70,039
Earnings per share of Common Stock from
 continuing operations...................      $2.17          $2.34         $1.92       $   --            $2.16
                                              -----          -----          -----         ------           ----
                                              -----          -----          -----         ------           ----

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               WPLH            IES            IPC         PRO FORMA     PRO FORMA
                                           (AS REPORTED)  (AS REPORTED)  (AS REPORTED)   ADJUSTMENTS     COMBINED
                                           -------------  -------------  -------------  -------------  ------------
Operating Revenues
  Electric...............................   $   503,187    $   550,521    $   255,759     $  --        $  1,309,467
  Gas....................................       137,270        181,923         53,709        --             372,902
  Other..................................        98,147         68,822        --             --             166,969
                                           -------------  -------------  -------------        -----    ------------
    Total operating revenues.............       738,604        801,266        309,468        --           1,849,338
Operating Expenses
  Electric production fuels..............       123,919         87,702         64,059        --             275,680
  Purchased power........................        28,574         93,449         53,936        --             175,959
  Cost of gas sold.......................        90,505        135,830         38,309        --             264,644
  Other operation........................       221,840        162,642         48,567        --             433,049
  Maintenance............................        44,763         48,913         16,771        --             110,447
  Depreciation and amortization..........        68,680         77,012         26,955        --             172,647
  Taxes other than income taxes..........        32,379         44,449         17,080        --              93,908
                                           -------------  -------------  -------------        -----    ------------
    Total operating expenses.............       610,660        649,997        265,677        --           1,526,334
                                           -------------  -------------  -------------        -----    ------------
Operating Income.........................       127,944        151,269         43,791        --             323,004
Other Income (Expense)
  Allowance for equity funds used during
   construction..........................         2,978            824             68        --               3,870
  Other income and deductions net........          (633)        (2,908)         1,209        --              (2,332)
                                           -------------  -------------  -------------        -----    ------------
    Total other income (expense).........         2,345         (2,084)         1,277        --               1,538
Interest Charges.........................        37,020         43,292         16,617        --              96,929
                                           -------------  -------------  -------------        -----    ------------
Income from continuing operations before
 income taxes and preferred dividends....        93,269        105,893         28,451        --             227,613
Income Taxes.............................        25,656         37,041          9,464        --              72,161
Preferred dividends of subsidiaries (Note
 2)......................................         3,928            914          2,861        --               7,703
                                           -------------  -------------  -------------        -----    ------------
Income from Continuing Operations (Notes
 3 and 6)................................   $    63,685    $    67,938    $    16,126     $  --        $    147,749
                                           -------------  -------------  -------------        -----    ------------
                                           -------------  -------------  -------------        -----    ------------
Average Common Shares Outstanding (Note
 1)......................................        29,681         27,764          9,316         1,303          68,064
Earnings per share of Common Stock from
 continuing operations...................      $2.15          $2.45         $1.73       $   --            $2.17
                                              -----          -----          -----         ------           ----
                                              -----          -----          -----         ------           ----

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                         INTERSTATE ENERGY CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

1. The pro forma combined financial statements reflect the conversion of each share of IES Common Stock (no par value) outstanding into 1.01 shares of WPLH Common Stock ($.01 par value) and the conversion of each share of IPC Common Stock ($3.50 par value) into 1.11 of a share of WPLH Common Stock ($.01 par value), and the continuation of each share of WPLH Common Stock ($.01 par value) outstanding as one share of Interstate Energy Common Stock, as provided in the Merger Agreement. The pro forma adjustment to common stock equity restates the common stock account to equal par value for all shares to be issued ($.01 par value per share of Interstate Energy Common Stock) and reclassifies the excess to other stockholders' equity. The pro forma combined statements of income are presented as if the companies were combined on January 1, 1993. The pro forma combined balance sheet gives effect to the Mergers as if they occurred at March 31, 1996.

    The number of shares of common stock used for calculating per share amounts is based on the exchange ratios shown below.

        AVERAGE NUMBER OF SHARES OUTSTANDING FOR THE TWELVE MONTHS ENDED

                   EXCHANGE       AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                     RATIO          3/31/96      3/31/96     12/31/95     12/31/95     12/31/94     12/31/94
               -----------------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                 (IN THOUSANDS)
IES..........           1.01          29,391       29,685       29,202       29,494       28,560       28,846
IPC..........           1.11           9,564       10,616        9,564       10,616        9,479       10,522
WPLH.........            N/A          30,774       30,774       30,774       30,774       30,671       30,671

                                         EXCHANGE       AS REPORTED   PRO FORMA
                                           RATIO         12/31/93     12/31/93
                                     -----------------  -----------  -----------
                                                             (IN THOUSANDS)
IES................................           1.01          27,764       28,042
IPC................................           1.11           9,316       10,341
WPLH...............................            N/A          29,681       29,681

        AVERAGE NUMBER OF SHARES OUTSTANDING FOR THE THREE MONTHS ENDED

                                         EXCHANGE       AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                                           RATIO          3/31/96      3/31/96      3/31/95      3/31/95
                                     -----------------  -----------  -----------  -----------  -----------
                                                                          (IN THOUSANDS)
IES................................           1.01          29,645       29,941       28,889       29,178
IPC................................           1.11           9,564       10,616        9,564       10,616
WPLH...............................            N/A          30,774       30,774       30,774       30,774

2. The IPC Preferred Stock has been reclassified in the pro forma statements as preferred stock of subsidiary companies and deducted in the determination of income from continuing operations which reflects the holding company structure of the entity formed through the Mergers.

3. Nonrecurring items affecting WPLH's 1994 performance included the impact of early retirement and severance programs and the reversal of a coal contract penalty assessed by the Wisconsin Commission which was charged to income in 1989. The net after-tax impact of these items on income from continuing operations for the year ended December 31, 1994 was a decrease of $8.3 million related to the early retirement and severance programs offset by an increase of $4.9 million related to the coal contract penalty reversal.

                         INTERSTATE ENERGY CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED FINANCIAL STATEMENTS (CONTINUED)

    IPC's income from continuing operations includes expenses associated with the environmental investigation and remediation costs of former manufactured gas plants. Operating expenses for the twelve months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993 include $0.2 million, $0.3 million, $0.8 million and $3.5 million, respectively, for these costs. Other operating expenses for the twelve months ended March 31, 1996 and for the year ended December 31, 1995 also include $0.8 million and $0.7 million, respectively, of legal fees related to coal tar remediation, compared with $1.0 million and $0.3 million for the years ended December 31, 1994 and 1993, respectively. For the twelve months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993, $0.4 million, $0.6 million, $0.7 million and $0.6 million, respectively, of the foregoing expenses were recovered in rates.

    Nonrecurring items affecting IES's income from continuing operations for the year ended December 31, 1993 include various gains and losses related to sales of assets and property valuation adjustments associated with its nonregulated businesses. The net after-tax impact of these items on income from continuing operations for the year ended December 31, 1993 was a decrease of $2.0 million.

4. The allocation between WPLH, IES and IPC and their customers of the estimated costs savings of approximately $749 million over ten years resulting from the Mergers, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. Costs arising from the proposed Mergers are currently estimated to be approximately $78.4 million (including transaction costs of $11.5 million related to fees for financial advisors and $2.5 million related to fees for attorneys, accountants, consultants, filings and printing). None of these estimated cost savings, or the costs to achieve such savings, have been reflected in the pro forma combined financial statements. The transaction costs have been reflected in the pro forma balance sheet at March 31, 1996 such that shareowner equity has been reduced by $8.26 million, accrued liabilities have been increased by $14.0 million, and deferred taxes were decreased by $5.74 million.

5. Intercompany transactions (including purchased and exchange power transactions) between WPLH, IES and IPC during the periods presented were included in the determination of regulated rates and were not material. Accordingly, no pro forma adjustments were made to eliminate such transactions.

6. The financial statements of WPLH reflect the discontinuance of operations of its utility energy and marketing consulting business in 1995. The discontinuance of this business resulted in a pre-tax loss of $7.7 million ($11.0 million net of the applicable income tax expenses) in 1995. Operating revenues, operating expenses, other income and expense and income taxes for the discontinued operations for the time periods presented have been excluded from income from continuing operations. Interest expense has been adjusted for the amounts associated with direct obligations of the discontinued operations.

                         INTERSTATE ENERGY CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED FINANCIAL STATEMENTS (CONTINUED)

    Operating revenues, related losses, and income tax benefits associated with the discontinued operations for the indicated time periods were as follows:

                                                       TWELVE MONTHS
                                                           ENDED           YEAR ENDED DECEMBER 31,
                                                         MARCH 31,     -------------------------------
                                                            1996         1995       1994       1993
                                                       --------------  ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Operating revenues...................................    $   15,969    $  24,979  $  34,798  $  33,340
                                                       --------------  ---------  ---------  ---------
                                                       --------------  ---------  ---------  ---------
Loss from discontinued operations before tax
 benefit.............................................    $    2,990    $   3,663  $   1,806  $   1,761
Income tax benefit...................................         1,184        1,451        632        599
                                                       --------------  ---------  ---------  ---------
Loss from discontinued operations....................    $    1,806    $   2,212  $   1,174  $   1,162
                                                       --------------  ---------  ---------  ---------
                                                       --------------  ---------  ---------  ---------

7. Accounting principles have been consistently applied in the financial statement presentations for WPLH, IES and IPC with one exception. IPC does not include unbilled electric and gas revenues in its calculation of total revenues. The utility subsidiaries of WPLH and IES accrue unbilled revenues. The impact of this difference in accounting principles among the companies does not have a material impact on the unaudited pro forma combined financial statements as presented and, accordingly, no adjustments have been made to conform accounting principles.

               SELECTED INFORMATION CONCERNING WPLH, IES AND IPC

BUSINESS OF WPLH

    WPLH, incorporated under the laws of the State of Wisconsin in 1981, is the holding company for WP&L and its utility-related subsidiaries and for HDC, the parent corporation for WPLH's non-utility businesses. WP&L is a public utility engaged principally in generating, purchasing, distributing and selling electric energy in portions of southern and central Wisconsin. WP&L also purchases, distributes, transports and sells natural gas in parts of such areas and supplies water in two communities. A wholly-owned subsidiary of WP&L supplies electric, gas and water service principally in Winnebago County, Illinois. WP&L provides retail electric service to approximately 377,000 customers in 663 cities, villages and towns, and wholesale service to 27 municipal utilities, one privately-owned utility, three rural electric cooperatives and the Wisconsin Public Power, Inc. system, which provides retail service to nine communities. WP&L owns 20,969 miles of electric transmission and distribution lines and 362 substations located adjacent to the communities served. WP&L provides retail natural gas service to approximately 146,000 customers in 239 cities, villages and towns.

    HDC and its principal subsidiaries are engaged in business development in three major areas: (i) environmental engineering and consulting, (ii) affordable housing and (iii) energy services.

    The principal executive office of WPLH is located at 222 West Washington Avenue, Madison, Wisconsin 53703, telephone number (608) 252-3311.

BUSINESS OF IES

    IES, incorporated under the laws of the State of Iowa in 1986, is a holding company for Utilities and Diversified, the parent company for most of IES's non-utility businesses. Utilities is a public utility primarily engaged in providing electric energy, natural gas and, to a limited extent, steam used for heating and industrial purposes in Iowa. Utilities serves more than 333,000 electric customers and 174,000 natural gas customers in more than 550 communities across Iowa and provides wholesale electrical service to 30 Iowa municipal utilities.

    Diversified is a holding company that is engaged in various non-utility operations, including energy production and marketing, railroad and other transportation services, and local real estate development through its wholly-owned subsidiaries. IES Energy Inc. develops stand-by production facilities for large users of electricity, markets natural gas and steam to end users, and purchases, explores for, develops and produces crude oil and natural gas. IES Transportation Inc. provides short-line rail freight service between Cedar Rapids and Iowa City, Iowa, provides barge terminal and hauling service on the Mississippi River, and provides transloading and storage services. IES Investments, Inc. pursues real estate and economic development activities in Utilities' service territory, owns resort properties, and holds certain other passive equity investments.

    The principal executive office of IES and Utilities is located at IES Tower, 200 First Street S.E., Cedar Rapids, Iowa 52401, telephone number (319) 398-4411.

BUSINESS OF IPC

    IPC is an operating public utility incorporated in 1925 under the laws of the State of Delaware. IPC services 162,000 retail electric customers in portions of 25 counties in northern and northeastern Iowa, portions of 22 counties in southern Minnesota and portions of four counties in northwestern Illinois. IPC also serves 48,600 natural gas customers in 39 communities, including Albert Lea, Minnesota; Clinton, Mason City and Clear Lake, Iowa; and Fulton and Savanna, Illinois. In addition, IPC engages in the transportation of natural gas within Iowa, Minnesota and in interstate commerce.

    The principal executive office of IPC is located at 1000 Main Street, Dubuque, Iowa 52001, telephone number (319) 582-5421.

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
CERTAIN BUSINESS RELATIONSHIPS BETWEEN WPLH, IES AND IPC

    In the normal course of business, WP&L, Utilities and IPC buy and sell electric power from and to each other in arm's-length transactions pursuant to filed rate schedules. In addition, from time to time, a subsidiary of Diversified has provided WP&L with barge service across the Mississippi River to facilitate the delivery of coal to WP&L's generating facilities. IPC also has contracted with a subsidiary of HDC for certain energy brokerage services.

                    INTERSTATE ENERGY FOLLOWING THE MERGERS

    No later than the Effective Time, subject to approval of the Name Change Amendment at the WPLH Meeting, WPLH will change its name to "Interstate Energy Corporation." Interstate Energy will be the parent of IPC or New IPC, as the case may be, and the operating subsidiaries of both WPLH and IES. The headquarters of Interstate Energy will be in Madison, Wisconsin. The utility subsidiaries of Interstate Energy will serve more than 870,000 electric customers and 360,000 natural gas customers, and its service territory will include portions of Wisconsin, Iowa, Illinois and Minnesota. The business of Interstate Energy will consist of owning utilities and various non-utility subsidiaries. WPLH, IES and IPC recognize that the divestiture of their existing gas operations and certain non-utility operations is a possibility under the new registered holding company structure, but are seeking approval from the SEC to maintain such businesses. See "Regulatory Matters."

MANAGEMENT OF INTERSTATE ENERGY

    Pursuant to the Merger Agreement, at the Effective Time, the Interstate Energy Board will consist of fifteen members, six members of which will be designated by WPLH, including Mr. Davis, six members of which will be designated by IES, including Mr. Liu, and three members of which will be designated by IPC, including Mr. Stoppelmoor. It is anticipated that simultaneously with the Mergers, all but six of the WPLH directors then in office will resign and the remaining WPLH directors will increase the size of the Interstate Energy Board to fifteen and appoint the six persons designated by the IES Board and the three persons designated by the IPC Board to fill the nine resulting vacancies. WPLH and IES will each designate two directors and IPC will designate one director for each of Classes I and II of the Interstate Energy Board. Class III directors will consist of Messrs. Liu, Davis and Stoppelmoor, as well as one additional designee of each of WPLH and IES. To date, WPLH, IES and IPC have not determined which individuals, in addition to Messrs. Liu, Davis and Stoppelmoor, will be designated to serve as directors of Interstate Energy as of the Effective Time. Each designee shall serve for a term equal to the remaining balance of the three-year term of the class of directors in which such designee shall serve. At each annual shareowners' meeting after the Effective Time, the number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected for a term of three years. See "The Merger Agreement -- Interstate Energy Board of Directors."

    At the Effective Time, Mr. Liu will be Chairman of Interstate Energy, Mr. Davis will be President and Chief Executive Officer of Interstate Energy, Mr. Stoppelmoor will be Vice Chairman of Interstate Energy and Mr. Chase will be President of IPC or New IPC, as the case may be. Each of Mr. Liu, Mr. Davis, Mr. Stoppelmoor and Mr. Chase will have an employment agreement with Interstate Energy or its subsidiaries following the Mergers. See "The Mergers -- Employment Agreements." At the Effective Time, Mr. Ahearn will be President and Chief Operating Officer of the holding company for the non-utility business of Interstate Energy.

OPERATIONS

    After the Mergers, WP&L, Utilities or New Utilities, as the case may be, and IPC or New IPC, as the case may be, will operate as the principal subsidiaries of Interstate Energy. The headquarters of the three utilities will remain in their current locations.

    Except for the transfer of WP&L's water utility business in Wisconsin to New Utilities and New IPC in the event that the IPC Reincorporation Merger and the Utilities Reincorporation Merger are effected, the utility operations of WP&L, Utilities and IPC will continue and will be unaffected by consummation of the Mergers. The Wisconsin water utility business of WP&L will be transferred to New Utilities and New IPC immediately after consummation of the Mergers in the event that the IPC Reincorporation Merger and the Utilities Reincorporation Merger are effected. Upon receipt of the necessary approvals from the FERC and applicable state regulators and on or following the Effective Time, WP&L, Utilities or New Utilities, as the case may be, and IPC or New IPC, as the case may be, expect to enter into a power purchase agreement and agreements providing for the integrated operation (including joint dispatch) of their systems and expect to become parties to a coordination agreement, whereby costs of generating capacity and transmission will be shared. The integration of the WP&L, Utilities or New Utilities, as the case may be, and IPC or New IPC, as the case may be, generating capacity should increase the ability of these companies to meet demands for electricity within the territories each serves. It is also anticipated that a single administrative and support system will be established following the Mergers.

    The non-utility operations of WPLH are presently conducted through HDC, and most of the non-utility operations of IES are presently conducted through Diversified. Following the Mergers, it is anticipated that HDC and Diversified will be combined into one entity to manage the diversified operations of Interstate Energy.

DIVIDENDS

    It is anticipated that Interstate Energy will retain WPLH's then current common share dividend. Based on the dividend paid for the first quarter of 1996, WPLH's annualized dividend rate is currently $1.97 per share, IES currently pays $2.10 per share annually and IPC's annual dividend rate is currently $2.08 per share. However, no assurance can be given that such dividend rate will be in effect or will remain unchanged, and Interstate Energy reserves the right to increase or decrease its dividend as may be required by law or contract or as may be determined by the Interstate Energy Board, in its discretion, to be advisable. Declaration and timing of dividends on Interstate Energy Common Stock will be a business decision to be made by the Interstate Energy Board from time to time based upon the results of operations and financial condition of Interstate Energy and its subsidiaries and such other business considerations as the Interstate Energy Board considers relevant in accordance with applicable laws. For a description of certain restrictions on Interstate Energy's ability to pay dividends on the Interstate Energy Common Stock, see "Description of Interstate Energy Capital Stock."

                                    EXPERTS

    The consolidated financial statements and schedules of WPLH at December 31, 1995 and 1994 and for each of the three years in the period ending December 31, 1995 incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements and schedule of IES at December 31, 1995 and 1994 and for each of the three years in the period ending December 31, 1995 incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The financial statements and the related financial statement schedule of IPC at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated in this Joint Proxy Statement/Prospectus by reference from IPC's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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
                                 LEGAL MATTERS

    Foley & Lardner, Milwaukee, Wisconsin, will pass upon the legality of the shares of Interstate Energy Common Stock and the shares of New IPC Preferred Stock, if any, to be issued in connection with the Mergers.

                              SHAREOWNER PROPOSALS

    In order to be eligible to be considered for inclusion in WPLH's proxy materials relating to the WPLH annual shareowner meeting in 1997, any shareowner proposal intended to be presented at that meeting must be received at the principal office of WPLH on or before November 20, 1996.

    In order to be eligible to be considered for inclusion in IES's proxy materials relating to the IES annual shareowner meeting in 1997, any shareowner proposal intended to be presented at that meeting must be received at the principal office of IES on or before on or before November 20, 1996.

    In order to be eligible to be considered for inclusion in IPC's proxy materials relating to the IPC annual shareowner meeting in 1997, any shareowner proposal intended to be presented at that meeting must be received at the principal office of IPC on or before on or before November 20, 1996.

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                                             WPLH PROXY STATEMENT]

                           ELECTION OF WPLH DIRECTORS

    Three directors are to be elected at the WPLH Meeting. Rockne G. Flowers, Katharine C. Lyall and Henry C. Prange are nominees to hold office for a term expiring at the 1999 Annual Meeting of Shareowners of WPLH or until their successors have been duly elected and qualified.

    The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees shall be unable to serve, or for good reason will not serve, a contingency not now anticipated.

    Brief biographies of the director nominees and continuing directors follow. These biographies include their age (as of December 31, 1995), an account of their business experience, and the names of publicly-held and certain other corporations of which they are also directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.

NOMINEES

    THE WPLH BOARD RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREOWNER TO VOTE "FOR" ALL NOMINEES. SHARES OF WPLH COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

ROCKNE G. FLOWERS      Principal Occupation: President and Director of Nelson Industries,
                       Inc. (a muffler, filter, industrial silencer, and active sound and
(Photo)                vibration control technology and manufacturing firm), Stoughton,
                       Wisconsin.
                       Age: 64
                       Served as director since 1981
                       Annual Meeting at which nominated term of office will expire: 1999

OTHER INFORMATION:  Mr. Flowers has served as  a director of WP&L since 1994. He  previously served as a director of WP&L from 1979 to 1990. Mr. Flowers is also a director of RMT, Inc., a  subsidiary of HDC; Digisonix, Inc.;  American Family Mutual Insurance Company; Janesville
Sand and Gravel Company; M&I Madison Bank; Meriter Health Services, Inc.; Meriter  Hospital;
and   the  Wisconsin  History  Foundation.  He  is  also  a  member  of  the  University  of
Wisconsin-Madison School of Business Board of Visitors.

KATHARINE C. LYALL     Principal Occupation: President, University of Wisconsin System,
                       Madison, Wisconsin.
(Photo)                Age: 54
                       Served as director from 1986 to 1990 and since 1994
                       Annual Meeting at which nominated term of office will expire: 1999

OTHER INFORMATION:  Ms. Lyall has served as President of the University of Wisconsin  System since April 1992. Prior to becoming President, she served as Executive Vice President of the
University  of Wisconsin System. Ms. Lyall has served  as a director of WP&L since 1986. She also serves on the  Board of Directors  of the Kemper National  Insurance Companies and  the
Carnegie  Foundation  for the  Advancement of  Teaching. She  is  a member  of a  variety of professional and community organizations, including  the American Economic Association;  the
Association  of American  Universities (currently serving  on the  executive committee); the
Wisconsin Academy  of Sciences,  Arts and  Letters; the  American Red  Cross (Dane  County);
Competitive  Wisconsin,  Inc.;  and Forward  Wisconsin.  In addition  to  her administrative position, she is a professor of economics at the University of Wisconsin-Madison.

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                                             WPLH PROXY STATEMENT]

HENRY C. PRANGE        Principal Occupation: Retired Chairman of the Board, H. C. Prange
                       Company (retail stores), Green Bay, Wisconsin.
(Photo)                Age: 68
                       Served as director since 1986
                       Annual Meeting at which nominated term of office will expire: 1999

OTHER INFORMATION:  Mr. Prange has served as a director of WP&L since 1965.

CONTINUING DIRECTORS

L. DAVID CARLEY        Principal Occupation: Consultant to institutions and associations in higher education and health delivery; financial advisor to small
(Photo)                businesses.
                       Age: 67
                       Served as director from 1986 to 1990 and since 1994
                       Annual Meeting at which current term of office will expire: 1998

OTHER INFORMATION:  Mr. Carley has served as a director of WP&L from 1975 to 1977, and again since 1983. He is also a trustee of the Kennedy Presidential Library, and is the Chairman of
the Board of Alliance Therapies Inc., a health rehabilitation firm.

ERROLL B. DAVIS, JR.   Principal Occupation: President and Chief Executive Officer of WPLH;
                       President and Chief Executive Officer of WP&L; Chairman of the Board
(Photo)                of HDC.
                       Age: 51
                       Served as director since 1982
                       Annual Meeting at which current term of office will expire: 1997

OTHER INFORMATION:  Mr. Davis was elected President of WPLH in January 1990, and was elected
President and Chief Executive  Officer of WPLH effective  July 1, 1990. He  has served as  a director  of WP&L since 1984. Mr. Davis joined WP&L in August 1978 and was elected President in July 1987. He was elected to his current position with WP&L in August 1988. Mr. Davis was elected Chairman of the Board of HDC effective July 1, 1990. He is a director of the  Edison
Electric  Institute, the  Association of Edison  Illuminating Companies,  Amoco Oil Company,
Competitive Wisconsin, Inc., Electric Power Research Institute, PPG Industries, Inc., Sentry
Insurance Company (a mutual company), and the Wisconsin Utilities Association. Mr. Davis  is
also  a director and immediate past chair  of the Wisconsin Association of Manufacturers and
Commerce and a director and vice chair of Forward Wisconsin.

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                                             WPLH PROXY STATEMENT]

DONALD R. HALDEMAN     Principal Occupation: Executive Vice President and Chief Executive
                       Officer, Rural Insurance Companies (a mutual group), Madison,
(Photo)                Wisconsin.
                       Age: 59
                       Served as director from 1986 to 1990 and since 1994
                       Annual Meeting at which current term of office will expire: 1998

OTHER INFORMATION:  Mr. Haldeman has served as a director of WP&L since 1985. Mr. Haldeman is also a director of Competitive Wisconsin, Inc., and a member of the Board of Directors of the Natural Resources Foundation of Wisconsin, Inc.

ARNOLD M. NEMIROW      Principal Occupation: President and Chief Executive Officer, Bowater,
                       Inc. (a pulp and paper manufacturer), Greenville, South Carolina.
(Photo)                Age: 52
                       Served as director since 1991
                       Annual Meeting at which current term of office will expire: 1998

OTHER INFORMATION:  Mr. Nemirow served as President, Chief Executive Officer and Director of
Wausau Paper Mills Company, a pulp and paper manufacturer, from 1990 until joining  Bowater,
Inc.,  in September 1994. Mr. Nemirow  has served as a director of  WP&L since 1994. He is a member of the New York Bar.

MILTON E. NESHEK       Principal Occupation: President, Chief Executive Officer and Director
                       of the law firm of Godfrey, Neshek, Worth, and Leibsle, S.C.,
(Photo)                Elkhorn, Wisconsin, and General Counsel, Assistant Secretary and
                       Manager, New Market Development, Kikkoman Foods, Inc. (a food products manufacturer), Walworth, Wisconsin.
                       Age: 65
                       Served as director since 1986
                       Annual Meeting at which current term of office will expire: 1997
OTHER INFORMATION:  Mr. Neshek has served as a director of WP&L since 1984. Mr. Neshek is  a director  of HPI and Capital Square Financial Corporation, a subsidiary of HDC. He is also a director of Kikkoman  Foods, Inc.; Midwest  U.S.-Japan Association; Regional  Transportation
Authority  (for southeast Wisconsin); and Wisconsin-Chiba,  Inc. Mr. Neshek was the Chairman
of the  Governor's Commission  on  University of  Wisconsin  System Compensation  from  1991 through  1995 and  is a  former member  of the  University of  Wisconsin Accountability Task
Force. He is a fellow in  the American College of Probate  Counsel. Mr. Neshek is active  in the  Walworth County Bar Association and  the State Bar of Wisconsin  and is a member of the
Wisconsin Sesquicentennial Commission.

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                                             WPLH PROXY STATEMENT]

JUDITH D. PYLE         Principal  Occupation:  Vice  Chair  and  Senior  Vice  President  of
                       Corporate  Marketing of  Rayovac Corporation (a  battery and lighting
(Photo)                products manufacturer), Madison, Wisconsin.
                       Age: 52
                       Served as a director since 1992
                       Annual Meeting at which current term of office will expire: 1998

OTHER INFORMATION:  Ms. Pyle has served as a director of WP&L since 1994. Ms. Pyle is also a director of Rayovac  Corporation, Firstar  Corporation, and Oshkosh  B'Gosh. She  is also  a member  of the Board of Visitors  at the University of Wisconsin  School of Business and the
School of Family Resources and Consumer Sciences. Further, Ms. Pyle is a member of Boards of
Directors of the  United Way Foundation,  Greater Madison Chamber  of Commerce, Madison  Art
Center,  and Wisconsin  Taxpayers Alliance, and  is a  trustee of the  White House Endowment
Fund.

CAROL T. TOUSSAINT     Principal Occupation: Consultant
                       Age: 66
(Photo)                Served as director from 1986 to 1990 and since 1994
                       Annual Meeting at which current term of office will expire: 1997

OTHER INFORMATION:  Mrs.  Toussaint has served as  a director of WP&L  since 1976. She is  a
Senior  Associate of Hayes Briscoe,  a national fund development firm.  She also works as an independent consultant to nonprofit organizations  and operates a lecture program  business.
She  is a member of the  President's Advisory Council on the  Arts of the Kennedy Center for
the Performing  Arts,  and  serves on  the  Board  of Governors  of  the  Madison  Community
Foundation and as Vice Chair of the Madison Rotary Foundation. Mrs. Toussaint also serves as a  director of the Evjue  Foundation, the Madison Civic  Center Foundation and the Wisconsin
History Foundation. At the University of Wisconsin-Madison, she serves as a director of  the
Research  Park, the School of Business Dean's Advisory Board and the Foundation's Council on
Women's Giving, and as a director of the  Alumni Association and convener of its Cabinet  99
Women's Initiative.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee of the Board of Directors of WPLH recommends the reappointment of Arthur Andersen LLP, independent public accountants, as auditors to examine the consolidated financial statements of WPLH for 1996. Arthur Andersen LLP served as auditors for WPLH in 1995.

    A representative of Arthur Andersen LLP will be present at the meeting and available to make a statement or to respond to questions, as appropriate.

    THE WPLH BOARD RECOMMENDS A VOTE "FOR" THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP. SHARES OF WPLH COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" SUCH REAPPOINTMENT.

                   MEETINGS AND COMMITTEES OF THE WPLH BOARD

    The   WPLH  Board  has  standing  Audit,  Compensation  and  Personnel,  and
Nominating Committees. A description of the duties of each committee and meetings held during 1995 follows.

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

AUDIT COMMITTEE

    As of January 1, 1995, the committee consisted of L. Aspin, L. D. Carley, R.
G. Flowers, D. R. Haldeman, H. F. Scheig, and K. C. Lyall (Chair). Mr. Scheig retired as a director effective May 17, 1995. Mr. Aspin passed away on May 21, 1995. The committee held two meetings in 1995. The committee recommends to the shareowners the independent auditors to be elected; reviews the reports and comments of the independent auditors; reviews the activities and reports of WPLH's internal audit staff; and, in response to the reports and comments of both the independent auditors and internal auditors, recommends to the WPLH Board any action which the Audit Committee considers appropriate.

COMPENSATION AND PERSONNEL COMMITTEE

    As of January 1, 1995, the committee consisted of A. M. Nemirow, M. E. Neshek (Chair), H. C. Prange, J. D. Pyle, and C. T. Toussaint. On May 17, 1995, Mr. Nemirow became Chair of the Committee. The committee held six meetings in 1995. The committee sets executive compensation policy; reviews the performance of and approves salaries for officers and certain other management personnel; reviews and recommends to the WPLH Board new or changed employee benefit plans; reviews major provisions of negotiated employment contracts, if any; and reviews human resource development programs.

NOMINATING COMMITTEE

    As of January 1, 1995, the committee  consisted of L. Aspin, R. G.  Flowers,
K. C. Lyall, A. M. Nemirow (Chair), H. C. Prange, and J. D. Pyle. As of May 17, 1995, Mr. L. D. Carley was added to the Nominating Committee and was elected as Chair. Mr. Aspin passed away on May 21, 1995. The committee held two meetings in 1995. The committee's responsibilities include making recommendations to the WPLH Board for nominees for election to the WPLH Board. In making recommendations of nominees for election to the WPLH Board, the Nominating
Committee will consider nominees recommended by shareowners. Any shareowner wishing to make a recommendation should write the Chief Executive Officer of WPLH, who will forward all recommendations to the Nominating Committee.

    The WPLH Board held eleven meetings during 1995. No director attended less than 76% of the aggregate number of meetings of the WPLH Board and board committees on which they served.

COMPENSATION OF DIRECTORS

    No fees are paid to directors who are officers of WPLH and/or any of its subsidiaries (presently Mr. Davis). Nonmanagement directors, each of whom serve on the Boards of WPLH, WP&L, and HDC, receive an annual retainer of $32,800 for service on all three boards. Travel expenses are paid for each meeting day attended. All nonmanagement directors also receive a 25% matching contribution in WPLH Common Stock for limited optional cash purchases, up to $10,000, of WPLH Common Stock through the WPLH DRIP. Matching contributions of $2,500 each for calendar year 1995 were made for the following directors: L. Aspin, L. D. Carley, R. G. Flowers, D. R. Haldeman, K. C. Lyall, A. M. Nemirow, M. E. Neshek,
H. C. Prange, J. D. Pyle, H. F. Scheig and C. T. Toussaint.

    DIRECTOR'S CHARITABLE AWARD PROGRAM -- WPLH maintains a Director's Charitable Award Program for the nonmanagement members of the WPLH Board beginning after three years of service. The purpose of the program is to recognize the interest of WPLH and its directors in supporting worthy institutions, and enhance WPLH's director benefit program so that WPLH is able to continue to attract and retain directors of the highest caliber. Under the program, when a director dies, WPLH will donate a total of $500,000 to one qualified charitable organization, or divide that amount among a maximum of four qualified charitable organizations, selected by the individual director. The individual director derives no financial benefit from the program. All deductions for charitable contributions are taken by WPLH, and the donations are funded by WPLH through life insurance policies on the

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                                             WPLH PROXY STATEMENT]
directors. Over the life of the program, all costs of donations and premiums on the life insurance policies, including a return of WPLH's cost of funds, will be recovered through life insurance proceeds on the directors. The program, over its life, will not result in any material cost to WPLH.

    DIRECTOR'S LIFE INSURANCE PROGRAM -- WPLH maintains a split-dollar Director's Life Insurance Program for nonemployee directors, beginning after three years of service, which provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Life Insurance Program is structured to pay a portion of the total death benefit to WPLH to reimburse WPLH for all costs of the program, including a return on its funds. The Life Insurance Program, over its life, will not result in any material cost to WPLH.

                         OWNERSHIP OF VOTING SECURITIES

    Listed in the following table are the shares of WPLH Common Stock owned by the executive officers listed in the Summary Compensation Table and all directors of WPLH, as well as the number of shares owned by directors and officers as a group as of June 1, 1996. The table also sets forth each person known by WPLH to beneficially own as of June 1, 1996 five percent or more of the outstanding shares of WPLH Common Stock.

                                                                                         SHARES         PERCENT OF
NAME OF BENEFICIAL OWNER                                                           BENEFICIALLY OWNED     CLASS
- ---------------------------------------------------------------------------------  ------------------  ------------
Executive (1)
  Lance W. Ahearn................................................................        22,997(2)          *
  A. J. (Nino) Amato.............................................................         2,389(3)          *
  William D. Harvey..............................................................         7,393(3)          *
  Eliot G. Protsch...............................................................         8,344(3)          *
Director Nominees
  Rockne G. Flowers..............................................................         7,863             *
  Katharine C. Lyall.............................................................         4,859             *
  Henry C. Prange................................................................         9,792(3)          *
Continuing Directors
  L. David Carley................................................................         3,623             *
  Erroll B. Davis, Jr............................................................        10,486(3)(4)       *
  Donald R. Haldeman.............................................................         3,510             *
  Arnold M. Nemirow..............................................................         6,814             *
  Milton E. Neshek...............................................................        10,656             *
  Judith D. Pyle.................................................................         4,592             *
  Carol T. Toussaint.............................................................         8,947             *
All Executives and Directors as a Group
 27 people, including those listed above.........................................       129,364             *
Other Beneficial Owners (5)
  IES............................................................................     6,123,944              16.6%
  IPC............................................................................     6,123,944              16.6%

- ------------------------
 *  Less than one percent of the total outstanding shares of WPLH Common Stock.

(1) Stock ownership of Mr. Davis is shown with continuing directors.

(2) Prior to April 1, 1996, Mr. Ahearn owned 5 shares of HDC common stock subject to the terms of a Restricted Stock Agreement with HDC and WPLH. Pursuant to such agreement, Mr. Ahearn exchanged one-third of his shares of HDC common stock for WPLH Common Stock on April 1, 1996. Based on the terms of the agreement and the most recent available appraisal of HDC, pursuant to which the exchange ratio is calculated, Mr. Ahearn received 21,672 shares of WPLH Common Stock in exchange for one-third of his HDC shares. Mr. Ahearn's beneficial ownership

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]
    reflected in the table above includes the shares of WPLH Common Stock he received pursuant to such an exchange. It is currently anticipated that HDC will also repurchase an additional 1.80 HDC shares from Mr. Ahearn at the most recent per share appraised value.

(3) Included in the beneficially owned shares shown are the following indirect ownership interests with shared voting and investment powers: Mr. Amato -- 880; Mr. Harvey -- 1,558; Mr. Protsch -- 394; Mr. Davis -- 4,602; and Mr.
    Prange -- 248.

(4) Mr. Davis has been awarded 1.67 shares of HDC common stock subject to a Restricted Stock Agreement with HDC and WPLH.

(5) By reason of the Stock Option Agreements, each of IES and IPC may be deemed to have sole voting and dispositive power with respect to the shares listed above which are subject to their respective Options from WPLH and, accordingly, each of IES and IPC may be deemed to beneficially own all of such shares (assuming exercise of its Option and the nontriggering of the other party's right to exercise its Option for WPLH Common Stock). However, each of IES and IPC expressly disclaim any beneficial ownership of such shares because the Options are exercisable only in certain circumstances. See "The Stock Option Agreements."

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following Summary Compensation Table sets forth the total compensation paid by WPLH and its subsidiaries for all services rendered during 1995, 1994, and 1993 to the Chief Executive Officer and the four other most highly compensated executive officers of WPLH or its subsidiaries who perform policy making functions for WPLH.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                            --------------------------
                                                                                      AWARDS
                                                                            --------------------------
                                            ANNUAL COMPENSATION                            SECURITIES
                                 -----------------------------------------   RESTRICTED    UNDERLYING
      NAME AND                                             OTHER ANNUAL         STOCK       OPTIONS/        ALL OTHER
 PRINCIPAL POSITION     YEAR     SALARY (1)     BONUS    COMPENSATION (2)    AWARDS (3)     SARS (4)    COMPENSATION (5)
- --------------------  ---------  -----------  ---------  -----------------  -------------  -----------  -----------------
Erroll B. Davis, Jr.       1995   $ 426,038   $ 125,496      $  18,963       $         0       13,100       $  61,513
 President and CEO         1994     426,038     128,232         14,958           272,000            0          57,723
                           1993     427,616     115,796         10,262                 0            0          55,674
William D. Harvey          1995     203,846      47,340          5,746                 0        4,700          23,534
 Senior Vice               1994     193,654      56,080          5,203                 0            0          22,632
 President-                1993     168,962      42,104          4,152                 0            0          24,003
 WP&L
Eliot G. Protsch           1995     200,000      47,520          4,169                 0        4,700          20,178
 Senior Vice               1994     190,000      56,080          3,930                 0            0          18,346
 President-                1993     154,549      42,104          3,194                 0            0          15,371
 WP&L
Lance W. Ahearn            1995     195,000      34,125          3,814                 0            0          29,663
 President and             1994     186,533      33,576              0                 0            0          30,811
 CEO-HDC                   1993     170,500      84,609              0                 0            0           3,570
Anthony J. Amato           1995     156,804      40,046          5,144                 0        3,650          18,059
 Senior Vice               1994     152,885      43,138          5,328                 0            0          17,021
 President-                1993     140,769      33,240          4,181                 0            0          17,842
 WP&L

- ------------------------
(1) Includes vacation days sold back to WPLH.

(2) For all except Mr. Davis, amounts for 1995 consist of income tax gross-ups for reverse split-dollar life insurance. For Mr. Davis, amount for 1995 consists of income tax gross-ups for (a) reverse split-dollar life insurance
    - $14,352, and (b) financial counseling benefit - $4,611.

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

(3) The restricted stock award to Mr. Davis consists of 1.67 shares of HDC common stock which had an estimated net book value of $269,132 at December 31, 1995. Dividends are not paid on Mr. Davis' restricted stock. These shares vest at a rate of 0.4175 shares per year beginning on December 21, 1994, and will be fully vested on March 31, 1997, subject to earlier vesting in certain cases. These shares are subject to transfer restrictions in accordance with a Restricted Stock Agreement between WPLH, HDC and Mr. Davis. WPLH loaned to Mr. Davis $125,053 which equals the income taxes withheld in connection with shares vested as of December 31, 1995. Mr. Davis is charged interest on the loan at the prime rate.

(4) Stock option grants made in 1995 were in combination with contingent dividend awards as described in the table entitled "Long-Term Incentive Awards in 1995."

(5) All Other Compensation for 1995 consists of: matching contributions to 401(k) plan, Mr. Davis -- $12,781, Mr. Harvey -- $6,202, Mr. Protsch --
    $6,000, Mr. Ahearn -- $4,620 and Mr. Amato $4,704; financial counseling benefit, Mr. Davis -- $5,000; split dollar life insurance premiums, Mr. Davis -- $28,171, Mr. Harvey -- $11,102, Mr. Protsch -- $9,669, Mr. Ahearn
    -- $18,002, and Mr. Amato -- $6,908; reverse split dollar life insurance, Mr. Davis -- $15,561, Mr. Harvey -- $6,230, Mr. Protsch -- $4,509, Mr.
    Ahearn -- $7,041, and Mr. Amato -- $6,447. The split dollar and reverse split dollar insurance premiums are calculated using the "foregone interest" method.

STOCK OPTIONS

    WPLH has in effect the WPLH Long-Term Equity Incentive Plan pursuant to which, among other awards, options to purchase WPLH Common Stock may be granted to key employees (including executive officers) of WPLH and its subsidiaries. The following table sets forth certain information concerning stock options granted during 1995 to the executive officers named in the Summary Compensation Table.

                           OPTION/SAR GRANTS IN 1995

                                                                                                         POTENTIAL REALIZABLE
                                                                INDIVIDUAL GRANTS
                                           ------------------------------------------------------------    VALUE AT ASSUMED
                                              NUMBER OF       % OF TOTAL                                   ANNUAL RATES OF
                                             SECURITIES      OPTIONS/ SARS                                STOCK APPRECIATION
                                             UNDERLYING       GRANTED TO      EXERCISE OR                FOR OPTION TERM (2)
                                            OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------
NAME                                         GRANTED (1)      FISCAL YEAR      ($/SHARE)       DATE        5%($)     10%($)
- -----------------------------------------  ---------------  ---------------  -------------  -----------  ---------  ---------
Erroll B. Davis, Jr......................        13,100               31%          27.50        1/3/05     226,630    574,304
William D. Harvey........................         4,700               11%          27.50        1/3/05      81,310    206,048
Eliot G. Protsch.........................         4,700               11%          27.50        1/3/05      81,310    206,048
Lance W. Ahearn..........................            NA               NA              NA            NA          NA         NA
Anthony J. Amato.........................         3,650                9%          27.50        1/3/05      63,145    160,016

- ------------------------
(1) Consists of non-qualified stock options to purchase shares of WPLH Common Stock granted pursuant to WPLH's Long-Term Equity Incentive Plan. Options were granted on January 3, 1995, and will fully vest on January 3, 1998. These options were granted with an equal number of contingent dividend awards as described in the table entitled "Long-Term Incentive Awards in 1995" and have per share exercise prices equal to the fair market value of a share of WPLH Common Stock on the date of grant. Upon a "change in control" of WPLH as defined in the Long-Term Equity Incentive Plan or upon retirement, disability or death of the option holder, these options shall become immediately exercisable. Upon exercise of an option, the optionee purchases all or a portion of the shares covered by the option by paying the exercise price multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering shares of WPLH Common Stock already owned by the optionee.

(2) The hypothetical potential appreciation shown for the named executives is required by the SEC rules. The amounts shown do not represent either the historical or expected future performance

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

    of WPLH Common Stock. For example, in order for the named executives to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of WPLH's Common Stock would be $44.80 and $71.34, respectively, as of the expiration date of the options.

    The following table provides information for the executive officers named in the Summary Compensation Table regarding the number and value of unexercised options. No options were exercised by such officers during 1995.

                        OPTION/SAR EXERCISES IN 1995 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1995

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                                                                UNDERLYING UNEXERCISED        MONEY OPTIONS/SARS AT YEAR
                                                               OPTIONS/SARS AT YEAR END                END (1)
                                                            ------------------------------  ------------------------------
NAME                                                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----------------------------------------------------------  ---------------  -------------  ---------------  -------------
Erroll B. Davis, Jr.......................................             0          13,100               0      $    40,938
William D. Harvey.........................................             0           4,700               0           14,688
Eliot G. Protsch..........................................             0           4,700               0           14,688
Lance W. Ahearn...........................................            NA              NA              NA               NA
Anthony J. Amato..........................................             0           3,650               0           11,406

- ------------------------

(1) Based on the closing per share price on December 29, 1995 of WPLH Common Stock of $30 5/8.

LONG-TERM INCENTIVE AWARDS

    The following table provides information concerning long-term incentive awards made in 1995 to the executive officers named in the Summary of Compensation Table.

                       LONG-TERM INCENTIVE AWARDS IN 1995

                                            PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF SHARES,    OR OTHER     NON-STOCK PRICE-BASED PLANS (2)
                          UNITS OR OTHER    PERIOD UNTIL  ---------------------------------
                              RIGHTS         MATURATION    THRESHOLD    TARGET     MAXIMUM
         NAME                 (#)(1)         OR PAYOUT        ($)         ($)        ($)
- -----------------------  -----------------  ------------  -----------  ---------  ---------
Erroll B. Davis, Jr.            13,100           1/3/98       61,622      77,028    134,799
William D. Harvey                4,700           1/3/98       22,109      27,636     48,363
Eliot G. Protsch                 4,700           1/3/98       22,109      27,636     48,363
Lance W. Ahearn                     NA               NA           NA          NA         NA
Anthony J. Amato                 3,650           1/3/98       17,170      21,462     37,559

- ------------------------
(1) Consists of Performance Units awarded under WPLH's Long-Term Equity Incentive Plan in combination with stock options (as described in the table entitled "Option/SAR Grants in 1995"). These Performance Units are entirely in the form of contingent dividends and will be paid if total shareowner return over a three-year period ending January 3, 1998 equals or exceeds the median return earned by the companies in a peer group of utility holding companies, except that there will be no payment if WPLH's total return is negative over the course of such period. If payable, each participant shall receive an amount equal to the accumulated dividends paid on one share of WPLH Common Stock during the period of January 3, 1995 through January 2, 1998 multiplied by the number of performance units awarded to the participant, and modified by a performance multiplier which ranges from 0 to
    1.75 based on WPLH total return relative to the peer group.

(2) Assumes, for purposes of illustration only, a two cent per share increase in the annual dividend on shares of WPLH Common Stock for 1996 and 1997.

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

CERTAIN TRANSACTIONS AND AGREEMENTS WITH EXECUTIVES

    WPLH has entered into employment and severance agreements with certain of its executive officers and certain executive officers of its subsidiaries, including Messrs. Davis, Harvey, Protsch, Ahearn and Amato. For a description of these agreements, see "The Mergers -- Interests of Certain Persons in the Mergers -- Severance Agreements."

    WPLH and HDC also entered into a Restricted Stock Agreement with Mr. Davis in relation to the award to Mr. Davis in 1994 of 1.67 shares of HDC common stock as shown in the Summary Compensation Table. (See footnote 3 to the Summary Compensation Table for additional information on the award of HDC stock to Mr. Davis.) The agreement restricts the transfer of the HDC stock awarded to Mr. Davis and gives HDC the right of first refusal on any proposed transfer of the stock, at prices per share as determined in accordance with the agreement. The agreement also provides for the sale of the stock by Mr. Davis to HDC in the event of a sale of HDC, and, beginning on March 31, 1997, provides for the conversion of the HDC stock into WPLH Common Stock over a period of five years at a ratio as determined in accordance with the agreement.

    WPLH and HDC also have in place a Restricted Stock Agreement with Mr. Ahearn in connection with an award to Mr. Ahearn of five shares of HDC common stock in 1991. The final portion of Mr. Ahearn's restricted stock vested in 1994. The provisions of the agreement with Mr. Ahearn are similar to the provisions of the agreement with Mr. Davis. HDC has loaned to Mr. Ahearn an amount of $485,401 which equals the income taxes withheld in connection with HDC shares awarded to him. Mr. Ahearn is charged interest on the loan at the prime rate. It is currently anticipated that HDC will repurchase 1.80 shares of HDC common stock from Mr. Ahearn at the most recent per share value, as determined by an independent appraiser selected by the Compensation and Personnel Committee of the WPLH Board and Mr. Ahearn.

RETIREMENT AND EMPLOYEE BENEFIT PLANS

    Salaried employees (including officers) of WPLH and WP&L are eligible to participate in a Retirement Plan maintained by WP&L. Mr. Ahearn is not eligible to participate in the plan. All of the other executive officers named in the Summary Compensation Table participated in the plan during 1995. Contributions to the plan are determined actuarially, computed on a straight-life annuity basis, and cannot be readily calculated as applied to any individual participant or small group of participants. For purposes of the plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the foregoing Summary Compensation Table. Retirement Plan benefits depend upon length of plan service (up to a maximum of 30 years), age at retirement, and amount of compensation (determined in accordance with the plan) and are reduced by up to 50 percent of Social Security benefits. Credited years of service under the plan for covered persons named in the foregoing Summary Compensation Table are as follows: Mr. Davis, 16 years; Mr. Protsch, 16 years; Mr. Amato, 9 years; and Mr. Harvey, 8 years. Assuming retirement at age 65, a Retirement Plan participant (in conjunction with the Unfunded Supplemental Retirement Plan described below) would be eligible at retirement for a maximum annual retirement benefit as follows:

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

                             RETIREMENT PLAN TABLE

   AVERAGE                  ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN*
   ANNUAL      ------------------------------------------------------------------------
COMPENSATION       5         10          15           20           25           30
- -------------  ---------  ---------  -----------  -----------  -----------  -----------
 $   125,000   $  10,210  $  20,421  $    30,631  $    40,841  $    51,052  $    61,262
     150,000      12,502     25,004       37,506       50,008       62,510       75,012
     200,000      17,085     34,171       51,256       68,341       85,427      102,512
     250,000      21,669     43,337       65,006       86,675      108,343      130,012
     300,000      26,252     52,504       78,756      105,008      131,260      157,512
     350,000      30,835     61,671       92,506      123,341      154,177      185,012
     400,000      35,419     70,837      106,256      141,675      177,093      212,512
     450,000      40,002     80,004      120,006      160,008      200,010      240,012
     475,000      42,294     84,587      126,881      169,175      211,468      253,762
     500,000      44,585     89,171      133,756      178,341      222,927      267,512
     525,000      46,877     93,754      140,631      187,508      234,385      281,262

- ------------------------
* Average annual compensation is based upon the average of the highest 36 consecutive months of compensation. The Retirement Plan benefits shown above are net of estimated Social Security benefits and do not reflect any deductions for other amounts. The annual retirement benefits payable are subject to certain maximum limitations (in general, $120,000 for 1995 and $120,000 for 1996) under the Internal Revenue Code. Under the Retirement Plan and a supplemental survivors income plan, if a Retirement Plan participant dies prior to retirement, the designated survivor of the participant is entitled to a monthly income benefit equal to approximately 50 percent (100 percent in the case of certain executive officers and key management employees) of the monthly retirement benefit which would have been payable to the participant under the Retirement Plan if the participant had remained employed by WPLH until eligible for normal retirement.

    UNFUNDED SUPPLEMENTAL RETIREMENT PLAN -- WP&L maintains an Unfunded Supplemental Retirement Plan which provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee's retirement benefits exceed the qualified plan limits. Additionally, the plan provides for payments of supplemental retirement benefits to employees holding the position of Vice President or higher, who have been granted additional months of service by the WPLH Board for purposes of computing retirement benefits. The benefits payable under this plan are included in the amounts disclosed in the Retirement Plan Table set forth above.

    UNFUNDED EXECUTIVE TENURE COMPENSATION PLAN -- WP&L maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for key executives to remain in the service of WP&L by providing additional compensation which is payable only if the executive remains with WP&L until retirement (or other termination if approved by the WPLH Board). Participants in the plan must be designated by the Chief Executive Officer of WP&L and approved by the WP&L Board. Mr. Davis was the only active participant in the plan as of December 31, 1995. The plan provides for monthly payments to a participant after retirement (at or after age 65, or with approval of the WP&L Board, prior to age 65) for 120 months. The payments will be equal to 25 percent of the participant's highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant's beneficiary will receive monthly payments equal to 50 percent of such amount for 120 months in the case of death before retirement, or if the participant dies after retirement, 50 percent of such amount for the balance of the 120 months. Annual benefits of $104,500 would be payable to Mr. Davis upon retirement, assuming he continues in WP&L's service until retirement at the same salary as was in effect on December 31, 1995.

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

    TO OUR SHAREOWNERS: The Compensation and Personnel Committee (the "WPLH Committee") of the WPLH Board is comprised of five independent, nonemployee directors who have no "interlocking" relationships, as defined by the SEC. The WPLH Committee assesses the effectiveness and competitiveness of, approves the design of, and administers executive compensation programs within a consistent total compensation framework for WPLH. The WPLH Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. To support the WPLH Committee in carrying out its mission, Hewitt Associates, an independent consultant, is engaged to provide assistance in the development of comprehensive executive compensation policies.

    The WPLH Committee is committed to implementing a total compensation program for executives which furthers WPLH's mission. The WPLH Committee, therefore, adheres to the following compensation policies which are intended to facilitate the achievement of WPLH's business strategies.

    - Total compensation should enhance WPLH's ability to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives, upon whom, in large part, the successful operation and management of WPLH depends.

    - Base salary levels should be targeted at the median level paid to executives of companies in their respective industry(ies).

    - Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is consistent with meeting predetermined WPLH, subsidiary, and individual performance goals.

    COMPONENTS OF COMPENSATION. The WPLH Committee relates total compensation levels for WPLH's senior executives to the compensation paid to executives of similar companies in their respective industry(ies). As WPLH is a diversified utility holding company with both regulated and nonregulated operations, comparison groups are customized to the respective industries in which an executive is involved. Utility executives' pay is compared to that of executives at utilities with similar operations in both the Midwest and national markets, as well as to utilities with similar revenue levels, market capitalizations, employment levels, and total shareowner returns. Compensation paid to holding company executives, including Mr. Davis, is compared to the compensation paid by the same utility comparison group. However, in order to recognize holding company employees for increasing nonregulated business responsibilities, benchmark data also are drawn from similarly sized diversified industrial companies furnished by public survey data. For executives with sole responsibilities in the nonregulated businesses, comparison group data reflect the relevant mix of the nonregulated business operations.

    The WPLH Committee has reviewed overall compensation levels and compared them to the benchmarks established. It has been determined that total executive compensation, including that for Mr. Davis, is in line with the median of the comparison groups of companies.

    The current elements of WPLH's executive compensation program are base salary, short-term (annual) incentives and long-term (equity) incentives. These elements are addressed separately below. In determining each component of compensation, the WPLH Committee considers all elements of an executive's total compensation package, including benefit and perquisite programs.

    BASE SALARIES. The WPLH Committee annually reviews each executive's base salary. Base salaries are targeted at the median of the executive's respective industry market rate when comparing both utility and non-utility (general industry) data. Base salaries are adjusted annually by the WPLH Committee to recognize changes in market rate, varying levels of responsibility, prior experience, breadth of knowledge as well as internal equity issues. Increases to base salaries are driven primarily

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]
by market rate adjustments. Individual performance factors are not considered by the WPLH Committee in setting base salaries. In 1995, executives did not receive an across-the-board salary adjustment. Certain executives received base salary increases in recognition of changes in current market rates. Mr. Davis did not receive a base salary increase in 1995 as his salary level corresponded to the median of the targeted market range. Greater emphasis was placed on the opportunity for executives to increase their earnings through annual incentive plans by exceeding specific strategic goals. Base pay adjustments are tied to median market rate changes and will minimize across-the-board increases. During 1995, all executive salaries were reviewed for median market rate comparability utilizing utility and general industry data contained in compensation surveys published by Edison Electric Institute, American Gas Association and several compensation consulting firms. Any recommended changes will be effective for 1996. Market rates will be reviewed annually.

    SHORT-TERM INCENTIVES. The goal of short-term (annual) incentive programs is to promote the WPLH Committee's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash or stock based bonuses to achieve corporate, subsidiary, and individual performance goals. Annual bonus opportunities allow the WPLH Committee to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The WPLH Committee on an annual basis reviews and approves the program's performance goals and the relative weight assigned to each goal as well as targeted and maximum award levels. A description of the short-term incentive programs available to executive officers follows.

    WP&L MANAGEMENT INCENTIVE PLAN -- The WP&L Management Incentive Plan (the "WP&L MIP") covers utility executives and in 1995 was based on achieving annual targets in several areas of overall corporate performance that include profitability, operations and maintenance expense control, reduction in lost time accidents, and achievement of electric service reliability standards. Target and maximum bonus awards were set at the median of the utility market levels. Targets were considered by the WPLH Committee to be achievable, but require above-average performance from each of the executives. For 1995, the threshold levels for all WP&L MIP performance categories were exceeded. Actual payment of bonuses, as a percentage of annual salary, is determined by the level of performance achieved in each category. Weighting factors are applied to the percentage achievement under each category to determine overall performance. If the threshold performance level is not reached, there is no bonus payment associated with that particular category. Once the designated maximum performance is reached, there is no additional payment. The actual percentage of salary paid as a bonus, within the allowable range, is equal to the weighted average percent achievement for all the performance categories. For example, if the overall weighted performance achievement is 70%, the executive will receive 70% of his or her maximum allowable bonus award. The WP&L MIP awarded 64 percent of its allowable maximum for 1995. Potential WP&L MIP awards for executives range from 0 to 40 percent of annual salary. The WP&L MIP does not allow for discretion in bonus determinations. Awards for 1995 under the WP&L MIP made to top executives (other than to Mr. Davis and Mr. Ahearn) are shown in the Summary Compensation Table.

    HDC MANAGEMENT INCENTIVE PLAN -- Mr. Ahearn and selected other executives of HDC are covered by the HDC Management Incentive Plan (the "HDC MIP") which is based on achievement of specified combinations of net income and after-tax return on capital invested in HDC and on achieving a number of other specific HDC performance objectives which included the development of business strategies for certain new ventures and restructuring and growth targets for existing operating units. The incentive compensation plan for Mr. Ahearn consists of a potential award maximum of 80 percent of his base salary; 75 percent associated with performance in the net income and after-tax return category and 25 percent for the achievement of specific personal performance goals. The actual payment of bonuses as a percentage of annual salary is determined as described for the WP&L MIP. In 1995, the threshold level of net profit and after-tax return was not achieved so that there was no payout for this component. Mr. Ahearn did exceed the minimum performance for his personal goals

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]
which resulted in a payout for this component. The HDC MIP awarded 22 percent of its allowable maximum in 1995 solely based on performance in relation to the preestablished objectives. Mr. Ahearn's award for 1995 under the HDC MIP is set forth in the Summary Compensation Table.

    WPLH MANAGEMENT INCENTIVE PLAN - Mr. Davis is covered by WPLH's Management Incentive Plan (the "WPLH MIP"). Awards under the WPLH MIP are based on WP&L, HDC and individual performance achievement in relation to predetermined goals. For each plan year, the WPLH Committee will determine the performance apportionment for Mr. Davis. In 1995 that apportionment was 50% for WP&L performance, 25% for HDC performance and 25% for individual performance. WP&L performance is measured based on the overall percentage achievement factor of the corporate goals established for the WP&L MIP. HDC performance is measured based on the overall percentage achievement of the 1995 return on capital and net income matrix from the HDC plan. Individual performance is measured based on the achievement of certain specific goals, which included strategy development and implementation, established for Mr. Davis by the WPLH Committee. The 1995 WPLH MIP award range for Mr. Davis was from 0% to 70% of annual salary. The actual payment of bonuses as a percentage of annual salary is determined as described for the WP&L MIP. In 1995, the WPLH MIP provided a payment to Mr. Davis as a result of the achievement of goals under the WP&L MIP as described above and for achievement of the personal goals established by the WPLH Committee. There was no payout under the HDC performance component. For 1995 performance, Mr. Davis' annual bonus payment represented 29% of his base salary, as reflected in the Summary Compensation Table. Under the WPLH MIP, Mr. Davis was awarded $125,496 solely in connection with 1995 performance as discussed above. In the judgment of the WPLH Committee, Mr. Davis' award range is in line with the median of the same combined utility and general industry comparison group used for base salary comparisons.

    LONG-TERM INCENTIVES. The WPLH Committee strongly believes compensation for senior executives should include long-term, at-risk pay to strengthen the alignment of shareowner and management interests at both the WP&L and HDC levels. In this regard, the Long-Term Equity Incentive Plan allows for grants of stock options, restricted stock, and performance units/shares with respect to WPLH Common Stock. The WPLH Committee believes the Long-Term Equity Incentive Plan balances WPLH's existing compensation programs by emphasizing compensation based on the long-term successful performance of WPLH from the perspective of the shareowners. Stock options provide a reward that is directly tied to the benefit shareowners receive from increases in the price of WPLH Common Stock. The payout from the performance units is based on WPLH's continued payment of dividends, a significant component of investment returns for utilities, and the relative total return to shareowners compared to other comparable investments. Thus the two components of the Long-Term Equity Incentive Plan, I.E., stock options and performance units, provide incentives for management to produce superior shareowner returns on both an absolute and relative basis. During 1995 the WPLH Committee made a grant of stock options and performance units to Messrs Davis, Amato, Protsch and Harvey. All option grants were made at the fair market value of WPLH Common Stock on the date the grants were approved (January 3,
1995). The options vest after three years and have a ten-year term from the date of the grant. Executives were also granted performance units which will accumulate all of the dividends paid on one share of WPLH Common Stock over a three-year period. One performance unit was granted for each option received by the executive. Accrued dividends are not reinvested in WPLH Common Stock, nor is any interest paid on accrued dividends. Performance Units will be paid out in cash or in shares of WPLH Common Stock. The payment will be modified by a performance multiplier  which ranges  from 0  to 1.75  based on  the three  year average of WPLH total shareowner return relative to a utility holding company peer group. If WPLH's total shareowner return for the three year period is negative, the performance unit payout will be zero. In determining actual award levels, the WPLH Committee was primarily concerned with providing a competitive total compensation level to officers. As such, award levels (including the awards made to Mr. Davis) were based on a competitive analysis of similarly-sized utility companies that took into consideration the market level of long-term incentives, as well as the competitiveness of the total compensation package. Award ranges, as well as individual award levels, were then established based on responsibility level

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]
and market competitiveness. No corporate or individual performance measures were reviewed in connection with the awards of options and performance units. Award levels were targeted to the median of the range of such awards paid by comparable companies. In addition, the WPLH Committee did not consider the amounts of options or performance units already outstanding or previously granted since no options or performance units have been granted by WPLH in the past.

    POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT. Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The WPLH Committee has carefully considered the impact of this tax code provision. Based on the WPLH Committee's commitment to link compensation with performance as described in this report, the WPLH Committee currently intends to qualify compensation paid to WPLH's executive officers for deductibility by WPLH under Section 162(m).

    CONCLUSION. The WPLH Committee believes the existing executive compensation policies and programs provide the appropriate level of competitive compensation for WPLH executives. In addition, the WPLH Committee believes that the long and short term performance incentives effectively align the interests of executives and shareowners toward a successful future for WPLH.

                                          COMPENSATION AND PERSONNEL
                                          COMMITTEE
                                          Arnold M. Nemirow (Chair)
                                          Milton E. Neshek
                                          Henry C. Prange
                                          Judith D. Pyle
                                          Carol T. Toussaint

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

    Rules of the SEC require that WPLH show a graphical comparison of the total return on the WPLH Common Stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) WPLH has selected the Standard & Poors ("S&P") 500 index for the broad market index, and the S&P Utility Index as the industry index. These indices were selected because of their broad availability and recognition. The following chart compares the total return of an investment of $100 in WPLH Common Stock on December 31, 1990, with like returns for the S&P 500 and S&P Utilities indices.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
           WPL HOLDINGS, INC.; S&P 500 INDEX; AND S&P UTILITIES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       1990       1991       1992       1993       1994       1995
WPL Holdings, Inc     $ 100.00   $ 143.10   $ 156.54   $ 160.41   $ 142.51   $ 170.34
S&P Utilities In-
dex                   $ 100.00   $ 114.62   $ 123.89   $ 141.79   $ 130.52   $ 185.38
S&P 500 Index         $ 100.00   $ 130.57   $ 140.60   $ 154.64   $ 156.64   $ 215.49

                                               1990       1991       1992       1993       1994       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------
WPL Holdings, Inc.                           $  100.00  $  143.10  $  156.54  $  160.41  $  142.51  $  170.34
S&P Utilities Index                          $  100.00  $  114.62  $  123.89  $  141.79  $  130.52  $  185.38
S&P 500 Index                                $  100.00  $  130.57  $  140.60  $  154.64  $  156.64  $  215.49

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    WPLH's directors, its executive officers, and certain other officers are required to report their ownership of WPLH Common Stock and WP&L Preferred Stock and any changes in that ownership to the SEC and the NYSE. All required filings in 1995 were properly made in a timely fashion. In making the above statements, WPLH has relied on the representations of the persons involved and on copies of their reports filed with the SEC.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                           ELECTION OF IES DIRECTORS

    Nine directors will be elected by the IES shareholders at the IES Meeting to serve until the next annual meeting or until their respective successors have been duly elected and qualified. All nine of the nominees have previously been elected as directors by the shareholders.

    In the event that any nominee should become unavailable for election, which is not now contemplated, the IES Board reserves discretionary authority to designate a substitute nominee. Proxies will be voted for the election of such other nominee or nominees as may be so designated by the IES Board.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                                                    YEAR FIRST
                       NAME AND AGE                                                             ELECTED A DIRECTOR
                       -----------------------------------------------------------------------  -------------------
                       C.R.S. ANDERSON, 68                                                                1978
INSERT PICTURE #1      Mr. Anderson is  the retired Chairman  of the Board  of IES after  serving in that  position following  the merger of IE Industries Inc. and  Iowa Southern Inc. Prior to the merger, Mr.
                       Anderson was  Chairman and  President  of Iowa  Southern Inc.,  and  had served  in  various positions  at Iowa  Southern Utilities  Company since  1956. He  is a  past chairman  of the
                       Missouri Valley Electric Association and the Iowa Association of Business and Industry;  and
                       a  former director of IMG  Bond Accumulation Fund, IMG  Stock Accumulation Fund, Midwest Gas
                       Association and the Iowa  Business Development Credit Corporation.  Mr. Anderson has been  a director  of IES  since 1991 and  was first elected  to the Iowa  Southern Utilities Company board in  1978.  Mr.  Anderson serves  on  the  Executive Committee  and  chairs  the  Audit
                       Committee.

                       J. WAYNE BEVIS, 61                                                                 1987
INSERT PICTURE #2      Mr.  Bevis is Vice Chairman of Pella Corporation, a window and door manufacturing company in
                       Pella, Iowa. Mr.  Bevis retired on  December 31, 1995  as Chief Executive  Officer of  Pella
                       Corporation.  He has served in various positions  at Pella Corporation since 1973. Mr. Bevis is Chairman of several Pella  Corporation subsidiaries and a  member of the Policy  Advisory
                       Board  of the Joint  Center of Housing Studies  of Harvard University  and the University of
                       Iowa College of Business  Board of Visitors. He  is a member and  past chairman of the  Iowa
                       Business  Council. Mr. Bevis has been a director of  IES since 1991 and was first elected to the IE Industries Inc. board in 1987. Mr. Bevis serves on the Audit Committee.

                       LEE LIU, 62                                                                        1981
INSERT PICTURE #3      Mr. Liu is Chairman of the Board, President & Chief Executive Officer of IES and is Chairman
                       of the Board, President & Chief Executive Officer of Utilities. Mr. Liu has held a number of professional, management and executive positions since joining Iowa Electric Light and Power
                       Company in 1957. He is a director of: HON Industries Inc., an office equipment  manufacturer in Muscatine, Iowa; Principal Financial Group, an insurance company in Des Moines, Iowa; and
                       Eastman  Chemical Company, a  diversified chemical company in  Kingsport, Tennessee. He also serves as a trustee  for Mercy Medical  Center, a hospital  in Cedar Rapids,  Iowa and is  a member of the Iowa Business Council, the Iowa Utility Association and the University of Iowa
                       College of Business Board of Visitors. Mr. Liu has been a director of IES since 1991 and was first  elected to the board of Iowa Electric Light and Power Company in 1981. Mr. Liu chairs the Executive Committee and serves on the Nominating Committee.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                                                                                                    YEAR FIRST
                       NAME AND AGE                                                             ELECTED A DIRECTOR
                       -----------------------------------------------------------------------  -------------------
                       JACK R. NEWMAN, 62                                                                 1994
INSERT PICTURE #4      Mr. Newman has been a Partner of Morgan, Lewis & Bockius, an international law firm based in
                       Washington, D.C., specializing in energy matters since December 1, 1994. Mr. Newman has been engaged in private practice since 1967 and was previously a partner in the law firms  Newman
                       &  Holtzinger and Newman, Bouknight &  Edgar. He has served as  nuclear legal counsel to IES since 1968. Prior to 1967, Mr. Newman served as Secretary and General Counsel of the Nuclear
                       Materials and  Equipment  Corporation  and  as Staff  Counsel  to  the  Joint  Congressional
                       Committee  on  Atomic Energy.  He advises  a number  of utility  companies on  nuclear power matters, including many European and Asian companies. Mr.  Newman is a member of the Bar  of the  State of New York, the Bar Association  of the District of Columbia, the Association of
                       the Bar of the City of  New York, the Federal Bar  Association and the Lawyers Committee  of
                       the  Edison Electric Institute. He was  first appointed to the board  of IES in August 1994.
                       Mr. Newman serves on the Compensation Committee.

                       ROBERT D. RAY, 67                                                                  1987
INSERT PICTURE #5      Mr. Ray is President and Chief Executive Officer of IASD Health Services Inc. (formerly Blue
                       Cross and Blue Shield of Iowa, Western Iowa and South Dakota) ("IASD"), an insurance firm in
                       Des Moines, Iowa. From 1983 until 1989 he was President and Chief Executive Officer of  Life
                       Investors,  Inc., an insurance firm in Cedar Rapids, Iowa. Mr. Ray served as Governor of the
                       State of Iowa for fourteen years, and was  the United States Delegate to the United  Nations
                       in  1984. He is a director of the  Maytag Company, an appliance manufacturer in Newton, Iowa and a director of Norwest Bank  of Iowa in Des Moines, Iowa.  He also serves as Chairman  of the National Leadership Commission on Health Care Reform and the National Advisory Committee
                       on  Rural Health Care. Mr. Ray  is a member of the  Board of Governors Drake University, Des
                       Moines, Iowa, and the Iowa Business  Council. He has been a  director of IES since 1991  and was  first elected to the IE Industries Inc. board  in 1987. Mr. Ray serves on the Audit and
                       Nominating Committees.

                       DAVID Q. REED, 64                                                                  1967
INSERT PICTURE #6      Mr. Reed is an independent practitioner of law  in Kansas City, Missouri. Mr. Reed has  been engaged  in the private practice  of law since 1960.  From 1972 until 1988,  he was a senior member of the firm of Kodas, Reed & McFadden,  P.C. in Kansas City, Missouri. Mr. Reed is  a
                       member  of the American  Bar Association, the  Association of Trial  Lawyers of America, the
                       Missouri Association of Trial Attorneys, the  Missouri Bar and the Kansas City  Metropolitan
                       Bar  Association. He served in the Missouri General  Assembly from 1972 until 1974. Mr. Reed has been a director of IES since 1991 and  was first elected to the Iowa Electric Light  and
                       Power  Company board  in 1967.  Mr. Reed serves  on the  Executive Committee  and chairs the
                       Nominating Committee.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                                                                                                    YEAR FIRST
                       NAME AND AGE                                                             ELECTED A DIRECTOR
                       -----------------------------------------------------------------------  -------------------
                       HENRY ROYER, 64                                                                    1984
INSERT PICTURE #7      Mr. Royer has been President and Chief  Executive Officer of River City Bank in  Sacramento,
                       California  since August 1994. He  served as Chairman of the  Board and President of Firstar
                       Bank of Cedar Rapids, N.A. from  1983 until 1994. Mr. Royer is  a director of CRST, Inc.,  a trucking  company in Cedar  Rapids, Iowa and  has served on  numerous Cedar Rapids community organization boards. He has been a director of  IES since 1991 and was first elected to  the board  of Iowa Electric Light and  Power Company in 1984. Mr.  Royer serves on the Executive
                       Committee and chairs the Compensation Committee.

                       ROBERT W. SCHLUTZ, 60                                                              1989
INSERT PICTURE #8      Mr. Schlutz  is  President of  Schlutz  Enterprises,  a diversified  farming  and  retailing business  in Columbus Junction,  Iowa. He is  a director of  Agri-Nutritional Group Inc., an animal health business,  in St.  Louis, Missouri and  the Iowa  Foundation for  Agricultural
                       Advancement. Mr. Schlutz is a President of the Iowa State Fair Board and a member of various community  organizations. He also served  on the National Advisory  Council for the Kentucky
                       Fried Chicken Corporation. He is a past chairman of the Environmental Protection  Commission for  the State  of Iowa. Mr.  Schlutz has been  a director of  IES since 1991  and was first elected to the Iowa Southern Inc. board in 1989. Mr. Schlutz serves on the Audit Committee.

                       ANTHONY R. WEILER, 59                                                              1979
INSERT PICTURE #9      Mr. Weiler is Senior  Vice President, Merchandising, for  Heilig-Meyers Company, a  national furniture retailer with more than 750 stores headquartered in Richmond, Virginia. Mr. Weiler was  previously Chairman  and Chief  Executive Officer  of Chittenden  & Eastman  Company, a
                       national manufacturer of mattresses  in Burlington, Iowa. He  was with Chittenden &  Eastman from  1960 until 1995, and held various management  positions. Mr. Weiler is Chairman of the
                       National Home  Furnishings  Association  and  a director  of  the  Retail  Home  Furnishings
                       Foundation.  He is a  trustee of NHFA Insurance  and a past director  of the Burlington Area
                       Development Corporation,  the Burlington  Area  Chamber of  Commerce and  various  community organizations. Mr. Weiler has been a director of IES since 1991 and was first elected to the
                       Iowa  Southern  Utilities  Company  board  in 1979.  Mr.  Weiler  serves  on  the Nominating
                       Committee.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

Except as otherwise noted, all nominees have served in their current positions for five years or more as of the date of this proxy. All other information is as of January 1, 1996. All nominees are also the current directors of Utilities.

      THE IES BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.
                            ------------------------
                    SECURITY OWNERSHIP OF BENEFICIAL OWNERS

Set forth below is certain information with respect to beneficial ownership of the IES Common Stock by each person known by IES to own 5% or more of the outstanding IES Common Stock as of June 1, 1996:

                                                                      AMOUNT AND NATURE
                                                                        OF BENEFICIAL           PERCENT
NAME OF BENEFICIAL OWNER                                                OWNERSHIP (1)        OF CLASS (1)
- ----------------------------------------------------------------  -------------------------  -------------
WPLH............................................................            5,861,115              16.4%
IPC.............................................................            5,861,115              16.4%

- ------------------------
(1) By reason of the Stock Option Agreements, each of WPLH and IPC may be deemed to have sole voting and dispositive power with respect to the shares listed above which are subject to their respective Options from IES and, accordingly, each of WPLH and IPC may be deemed to beneficially own all of such shares (assuming exercise of its Option and the nontriggering of the other party's right to exercise its Option for IES Common Stock). However, each of WPLH and IPC expressly disclaim any beneficial ownership of such shares because the Options are exercisable only in certain circumstances. See "The Stock Option Agreements."

                        SECURITY OWNERSHIP OF MANAGEMENT

    Set forth below is certain information with respect to beneficial ownership of the IES Common Stock as of June 1, 1996 by each director and nominee for director, certain Executive Officers and by all directors and Executive Officers of IES as a group:

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL           PERCENT
NAME OF BENEFICIAL OWNER                                                             OWNERSHIP (1)          OF CLASS
- -----------------------------------------------------------------------------  -------------------------  -------------
C.R.S. Anderson..............................................................              19,000                .06%
J. Wayne Bevis...............................................................                 500              (2)
Blake O. Fisher, Jr..........................................................              16,415                .05%
John F. Franz, Jr............................................................              14,492                .05%
James E. Hoffman.............................................................               5,000                .02%
Lee Liu......................................................................              44,638                .15%
Rene H. Males................................................................               6,712                .02%
Jack R. Newman...............................................................                   0              (2)
Robert D. Ray................................................................                1,500             (2)
David Q. Reed................................................................                4,002                .01%
Larry D. Root................................................................               17,470                .06%
Henry Royer..................................................................                1,925             (2)
Robert W. Schlutz............................................................                1,399             (2)
Anthony R. Weiler............................................................                2,335             (2)
All Executive Officers and Directors of IES and Utilities as a group (20
 persons)....................................................................              168,556                .56%

- ------------------------
(1) Includes ownership of shares by family members even though beneficial ownership of such shares may be disclaimed.

(2) Less than .01% of the Class (IES Common Stock).

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                               OTHER TRANSACTIONS

    IES has a contract with IASD for administration of its employee health insurance plan, as it has for many prior years. In 1995, IES paid $291,285 to IASD. Beginning in 1995, IES also contracted with IASD for administration of its dental insurance plan and paid $63,925 to IASD for those services. As previously stated, Mr. Ray is President and Chief Executive Officer of IASD.

                  FUNCTIONING OF THE IES BOARD AND COMMITTEES

    IES's Board has an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee.

    Current members of the Executive Committee are Lee Liu, Chairman, C.R.S. Anderson, David Q. Reed and Henry Royer. The current members served on this Committee during 1995. The Committee met three times during 1995. It is empowered with all of the authority vested in the IES Board, subject to certain limitations, and may act when the IES Board is not in session.

    Current members of the Audit Committee are C.R.S. Anderson, Chairman, J. Wayne Bevis, Robert D. Ray and Robert W. Schlutz. The current members served on this Committee during 1995. The Committee met twice during 1995. The principal functions of the Committee are to review IES's internal audit activities, including reviews of the internal control procedures; to oversee the corporate compliance process; to recommend to the IES Board an independent public accounting firm to be IES's auditors; and to approve the audit arrangements and audit results. Both the internal and independent auditors have direct and independent access to the Audit Committee.

    Current members of the Nominating Committee are David Q. Reed, Chairman, Lee Liu, Robert D. Ray and Anthony R. Weiler. The current members served on this Committee during 1995. The Committee met twice during 1995. Its principal function is to review and recommend to the IES Board nominees to serve on the IES Board and its committees. While there are no formal procedures, the Committee considers nominees brought to its attention by other members of the IES Board, members of management and shareholders.

    The  Compensation Committee members  for 1995 and for  1996 (until April 12,
1996) were Henry Royer, Chairman; Dr. George Daly; G. Sharp Lannom, IV; and Jack
R. Newman. The Committee met five times during 1995. Dr. Daly was a member of the Compensation Committee until his resignation from the Board of Directors on April 3, 1996. Mr. Lannom was a member of the Compensation Committee until his resignation from the Board of Directors on April 12, 1996. The current members of the Compensation Committee are Henry Royer, Chairman; J. Wayne Bevis; Jack R. Newman; and Anthony R. Weiler. The principal functions of the Committee are to review and make recommendations to the IES Board on the salaries and other compensation and benefits of the elected officers of IES and its subsidiaries, and to review and administer incentive compensation or similar plans for officers and other key employees of IES and its subsidiaries. The report of the Compensation Committee is included later in this Joint Proxy Statement/Prospectus.

    IES's Board met ten times in 1995. The various committees of the Board met an aggregate of twelve times. All of the directors attended 75% or more of these meetings.

                           COMPENSATION OF DIRECTORS

    In 1995, non-employee directors of IES received an annual fee of $12,000 plus $700 per Board meeting or Committee meeting attended. If a Committee meeting was the same day as a meeting of the IES Board as a whole or if a Committee meeting was by telephone conference, each participating non-employee director received $350, one-half the regular Committee meeting fee. In addition, non-employee directors serving as chairman of a Committee received an annual fee of $1,500 for serving in such capacity. In 1993, the IES Board decided that directors who are officers would not receive an annual fee or any fees for attendance at Board meetings or meetings of committees of which they are

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]
members. Robert F. Brewer and Dr. Salomon Levy, who served as directors until May 17, 1994, served as emeritus directors of IES until May 16, 1995. Mr. Brewer received $1,400 in meeting fees in 1995 as an emeritus director.

    Under the Director Retirement Plan, IES provides a retirement or death benefit to directors, including directors who are employees of IES, in an amount equal to 80% of the annual directors fee. Such amount is payable annually, based upon length of service, to directors who have served at least four years, with a maximum payment period of eight years. Mr. Brewer and Dr. Levy each received payments of $8,000 under the Director Retirement Plan in 1995.

    S. Levy, Incorporated, an engineering and management consulting firm of which Dr. Salomon Levy, a director emeritus until May 16, 1995, is Chairman, performed consulting services for Utilities in 1995 for which it was paid $125,554. Dr. Levy has retired as Chief Executive Officer of S. Levy, Incorporated and does not participate in the day to day management of the company. Utilities has a service contract with S. Levy, Incorporated pursuant to which it supplied these services and under which it will provide services in 1996. Dr. Salomon Levy was appointed as the Nuclear Advisor to the Board of Directors on May 17, 1994 and received $5,771 for his services in 1995 as Nuclear Advisor. Dr. Levy also serves on the IES Utilities Nuclear Safety Committee.

    Director Jack R. Newman has served as nuclear legal counsel to IES since 1968. Mr. Newman's firm, Morgan, Lewis & Bockius, was paid $453,002 for legal services provided to IES in 1995.

    IES makes available to members of the Board of Directors a business travel accident insurance policy at an annual cost to IES of $10 per director. No director received any payments under such policy in 1995.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Under the supervision of the Compensation Committee of the IES Board, IES has implemented compensation practices intended to enhance the performance of IES and increase its value to all shareholders. In order to provide information on current and future practices of IES, the Compensation Committee has furnished the following report on executive compensation.

COMPENSATION PHILOSOPHY

    The   Compensation  Committee  has  devoted  substantial  attention  to  the philosophy of IES compensation. This philosophy is intended to provide guiding principles for the future and is embodied in four primary objectives:

        1. To provide incentives based on value delivered to IES's shareholders and customers.

        2.  To clearly link individual executive pay actions to performance.

        3. To maintain a system of rewards that is structured competitively with industry standards.

        4.  To attract, motivate and retain executives of the highest quality.

    The most important performance yardstick in our compensation program is our ability to deliver value to shareholders through appreciation in share price, payment of dividends and their future continuity. On an ongoing basis, the Committee will test and refine the compensation program to ensure a high correlation between the level of compensation and the return to shareholders. Achieving desirable shareholder returns over a sustained period of time requires management's attention to a number of financial and non-financial strategic elements which enable us to focus on the current and long-term requirements of the customer. OUR COMPENSATION PROGRAM, THEREFORE, FOCUSES EXECUTIVES ON ACTIONS THAT DIRECTLY IMPACT SHAREHOLDER RETURN IN THE SHORT- AND LONG-TERM AND BY PROVIDING SERVICE TO OUR CUSTOMERS.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

    The Committee uses multiple sources of information to evaluate and establish appropriate compensation practices. While using multiple sources, we rely on data from a utility industry peer group of companies (as listed in the Performance Graph below) to assess IES's relative performance and compensation levels. Peer companies were selected by meeting multiple criteria including revenue size, sources of revenue, geographic location, markets served, and comparable operations. Consistent with our objectives, the Committee will position its executives' total compensation target levels at the median of this peer group of companies. The total compensation target levels for the last fiscal year for the Chief Executive Officer and Executive Officers in general were consistent with said policy. Annual executive total compensation will fall below, at, or above the median depending on individual and company performance.

    IES's executive compensation program has three components -- base salary, annual incentives and long-term incentives. The target mix of total compensation for executives will be an approximate range of 50% to 75% base salary and the remainder of 25% to 50% in the combined total of short- and long-term incentives. The calculations for the short- and long-term incentive awards for the Chief Executive Officer and the Executive Officers in general are described later in this report. Furthermore, the Committee believes this mix, while more variable than industry-wide practices, serves to send a clear message to IES's executives that performance directly governs pay.

    The Committee strongly believes that incentive compensation should only be awarded with commensurate performance. We have approved compensation plans which include high threshold (minimum) levels of performance to ensure that incentives are paid only when truly earned.

DESCRIPTION OF COMPENSATION PROGRAMS

    The  following  text  briefly  describes   the  role  of  each  element   of
compensation.

    BASE SALARY. Base salary will be at levels sufficient to attract and retain qualified executives. Aggregate base salary increases are intended to parallel increases in the pay levels of the utility industry as a whole. Individual executive salary increases will reflect the individual's level of performance, current position within salary range, and utility industry trends.

    ANNUAL INCENTIVE. IES's executive annual incentive plan serves to recognize and reward executives for taking actions that build the value of IES, generate competitive total returns to shareholders, and minimize cost to IES's customers. The formula for annual incentive awards recognizes operational and financial goals of significance to IES and is based on IES's achievement of Earnings Per Share ("EPS") versus a predetermined target and a Cost to the Customer per Kwh ("CCK") measure versus a peer group cost target, along with the achievement of individual objectives. The criteria for the annual incentive plan is reviewed prior to the beginning of a new fiscal year. Payments are made based on corporate and individual performance versus target, with an emphasis on CORPORATE over INDIVIDUAL.

    For the 1995 fiscal year, this plan had various incentive levels with target award opportunities ranging from 12% to 35% of base salary. Awards based on the target criteria of EPS and CCK measure could range between 0% and 150% of the target incentive level, with adjustments for individual performance. The EPS for 1995 was $2.20 and the CCK was 125.82. This corporate performance for 1995 based on the predetermined financial and operational goals provided, in general, 120% of the target incentive level with adjustments for individual considerations. There were no adjustments for individual performance made to the 1995 fiscal year awards. Thus, the calculation for an individual who had an opportunity to earn 12% of base salary would be base salary X 12% X 120%. The results of this plan for the Chief Executive Officer and the Executive Officers in general appear in this Joint Proxy Statement/Prospectus.

    LONG-TERM INCENTIVES. IES's current long-term incentive plan serves to reward executive performance in successfully executing the long-term business strategy and building shareholder value. The plan allows for the awarding of nonqualified stock options, stock appreciation rights, restricted stock, and performance units payable in cash or stock.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

    The performance criteria for the long-term incentive plan for fiscal years 1993, 1994 and 1995 include total return to shareholders versus the peer group (35%), earnings growth versus three-year growth rates (35%) and team/individual performance (30%). Each performance criteria could range between 0% and 125% of the target incentive levels. For the 1994 and 1995 fiscal years, this plan had various incentive levels with target award opportunities ranging from 26% to 65% of base salary.

    Awards for 1994 performance were determined in May 1995 and only shares of restricted stock were granted. The corporate performance for 1994 for the total return to shareholders versus the peer group resulted in an adjustment of 75% and earnings growth versus three-year growth rates resulted in an adjustment of 125%. The third component, team/individual performance, resulted in John Franz receiving a 100% performance rating and all other executives receiving an 83% performance rating. The adjustment percentage for all executives, except John Franz, would be (75% X 35%) + (125% X 35%) + (83% X30%) or a 95% adjustment.
Thus, the calculation for an executive who had an opportunity to earn 26% of base salary would be base salary X 26% X 95%. This amount is divided by the closing price for IES Common Stock on the last trading day of the year for that performance year to determine the number of shares for the award. For the year 1994, the closing price was $25.25. The value of the award is then determined by the number of shares of common stock from the previous calculations times the closing price on the award date. The closing price on June 1, 1995, the award date in 1995, was $22.625. The 1994 awards for the Chief Executive Officer and the next highest paid Executive Officers are shown in the Summary Compensation Table as 1994 compensation.

    Awards for 1995 performance were determined in May 1996 and only shares of restricted stock were granted. The corporate performance for 1995 for the total return to shareholders versus the peer group resulted in an adjustment of 0% and earnings growth versus three-year growth rates resulted in an adjustment of 125%. The third component, team/individual performance, resulted in all executives receiving a 100% performance rating. Based on his individual performance, John Franz was granted an extra $10,000 of common stock. The adjustment percentage for all executives would be (0% x 35%) + (125% x 35%) + (100% x 30%) or a 74% adjustment. Thus, the calculation for an executive who had an opportunity to earn 26% of base salary would be base salary x 26% x 74%. This amount is divided by the closing price for IES Common Stock on the last trading day of the year for that performance year to determine the number of shares for the award. For the year 1995, the closing price was $26.50. The value of the award is then determined by the number of shares of common stock from the previous calculations times the closing price on the award date. The closing price on May 31, 1996, the award date in 1996, was $28.625. The 1995 awards for the Chief Executive Officer and the next highest paid Executive Officers are shown in the Summary Compensation Table as 1995 compensation.

    COMPENSATION ADMINISTRATION. The Committee follows an annual cycle to administer each of the three components of executive compensation. The integrity of our compensation program relies on a rigorous, annual performance evaluation process. Moreover, the Committee's evaluation process includes the use of outside consultants in order to assure it has the best possible information and an objective approach to the administration of compensation programs.

    DISCUSSION OF CHIEF EXECUTIVE OFFICER PAY. Consistent with the compensation philosophy, the Committee managed the Chief Executive Officer's total compensation during 1995 based on the overall performance of IES and on relative levels of compensation for Chief Executive Officers in the utility industry.

    The Committee took the following 1995 compensation actions for the Chief Executive Officer:

        1.    BASE  SALARY  AT  $340,000.   Generally,  base  salary  levels for
    management positions remained the same in 1995 as in 1994. Thus, Mr. Liu did not receive an increase in base salary, which remained at $340,000.

        2. PROVIDED A CASH INCENTIVE IN 1996 OF $142,800 BASED ON 1995 PERFORMANCE. Mr. Liu's annual incentive target is 35% of base salary, which represents a more variable approach than industry practices and is based on the formula for annual incentive awards as set forth in the

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]
    above "Annual Incentive" section. The formula for performance in 1995 provided 120% of the target incentive with no individual consideration. Thus, Mr. Liu's award was calculated by multiplying his base salary X 35% X 120%.

        3. GRANTED 8,315 SHARES OF RESTRICTED STOCK ON JUNE 1, 1995 AT A MARKET PRICE PER SHARE OF $22.625. This grant represents a target award of restricted stock under the long-term incentive plan as set forth in the above "Long-Term Incentive" section. Mr. Liu received a grant of 61.75% of base salary based on multiplying his base salary X 65% X 95%. This grant vests at a rate of 33% per year.

        4. GRANTED 4,000 SHARES OF RESTRICTED STOCK ON DECEMBER 8, 1995 AT A MARKET PRICE PER SHARE OF $27.50. To recognize Mr. Liu's contribution to IES, the Compensation Committee authorized in 1990 a supplemental grant of restricted stock under IES's Long-Term Incentive Plan to be given over a five-year period. The supplemental grant of 4,000 restricted shares, which will remain restricted until Mr. Liu retires, was made pursuant to the 1990 decision. The number of shares granted in 1995 was based on financial achievements and specific objectives.

        5. GRANTED 6,171 SHARES OF RESTRICTED STOCK ON MAY 31, 1996 AT A MARKET PRICE PER SHARE OF $28.625. This grant represents a target award of restricted stock under the long-term incentive plan as set forth in the above "Long Term Incentive" section. Mr. Liu received a grant of 48.1% of base salary based on multiplying his base salary x 65% x 74%. This grant vests at a rate of 33% per year.

    The Committee is aware of the limitations recent tax legislation has placed on the tax deductibility of compensation in excess of $1 million which is earned in any year by an Executive Officer. Currently none of the Executive Officers has earned compensation subject to such limitations. The Committee will continue to monitor developments in this area.

                               Compensation Committee

                               Henry Royer, Chair             Dr. George Daly*
                               G. Sharp Lannom, IV**          Jack R. Newman

 *Dr. Daly was a member of the Compensation Committee until his resignation from the Board of Directors on April 3, 1996.

**Mr. Lannom was a member of the Compensation Committee until his resignation from the Board of Directors on April 12, 1996.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                             EXECUTIVE COMPENSATION

    The following table shows, for the fiscal years ending December 31, 1993-1995, the cash compensation paid by IES and its subsidiaries as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and to each of the four most highly compensated Executive Officers of IES and its subsidiaries and to Rene H. Males who would have been among the four most highly compensated executive officers if he was employed by IES on December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                        ANNUAL COMPENSATION                 ---------------
                                         -------------------------------------------------    RESTRICTED        ALL OTHER
NAME AND PRINCIPAL POSITION (1)            YEAR         SALARY       BONUS (3)   OTHER (4)  STOCK AWARDS(5)  COMPENSATION (6)
- ---------------------------------------  ---------  --------------  -----------  ---------  ---------------  ----------------
Lee Liu                                       1995  $   340,000     $   142,800  $   1,588    $   176,645      $     13,507
 Chairman of the Board,                       1994      324,375         161,798      1,114        298,127            13,604
 President & Chief Executive Officer          1993      307,450(2)      157,500      1,625        237,341            10,571
Blake O. Fisher, Jr.                          1995      241,861          76,440        160        --                  6,945
 Executive Vice President &                   1994      210,060          88,800        160         88,894             7,138
 Chief Financial Officer                      1993      212,475(2)       81,974        720         74,049             4,392
James E. Hoffman                              1995       89,583         206,500     51,523        143,125               324
 Executive Vice President
Larry D. Root                                 1995      220,822(2)       62,606        566        --                208,038
 Executive Vice President                     1994      197,765          70,935        483         83,690             7,820
                                              1993      200,694(2)       77,176      2,168         69,724             5,948
John F. Franz, Jr.                            1995      144,050          25,213        418         41,993             4,893
 Vice President                               1994      127,379          30,062         57        257,473             1,863
                                              1993      114,425          32,577        171         28,634             1,035
Rene H. Males                                 1995      141,624(2)       38,084        780        --                358,244
 Executive Vice President                     1994      162,750          57,534      1,761        --                  4,910
                                              1993      179,024(2)       65,100        404        --                 25,817

- ------------------------
(1) Messrs. Hoffman, Males and Franz are not officers of IES, but are officers of Utilities. Mr. Hoffman commenced employment with Utilities effective August 1, 1995. Mr. Fisher resigned his employment with IES effective February 21, 1996. Mr. Root retired effective December 31, 1995. Mr. Males retired effective September 30, 1995.

(2) The amounts reported as salary include director's fees and payments in lieu of director's fees for each of Messrs. Liu, Fisher, Root and Males, of $11,200 in 1993, and accrued vacation pay for Mr. Root of $20,162 and Mr. Males of $19,561 in 1995.

(3) The amounts listed represent plan year awards pursuant to the Management Incentive Compensation Plan, IES's annual incentive plan, with cash payment made in the subsequent calendar year. The amount reported as bonus for Mr. Hoffman includes a one-time payment of $185,000 when he commenced employment with Utilities.

(4) The 1995 amounts shown as Other Annual compensation represent the earnings for the Key Employee Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate provided under Section 1274(d) of the Code. Also included are relocation and moving expenses for Mr. Hoffman in the amount of $51,523.

(5) The awards of restricted stock have been made on June 1st since 1988, with one-third of the award being restricted for one year, one-third being restricted for two years and one-third being restricted for three years. The shares of restricted stock reflected in this table subject to such

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]
    three-year vesting schedule for Messrs. Liu, Fisher, Root and Franz are as follows: Mr. Liu -- 6,171 shares in 1995; 8,315 shares in 1994 and 5,670 shares in 1993; Mr. Fisher -- 3,929 shares in 1994 and 2,705 shares in 1993; Mr. Root -- 3,699 shares in 1994 and 2,547 shares in 1993; and Mr. Franz -- 1,467 shares in 1995, 1,380 shares in 1994 and 1,046 shares in 1993. In addition, in June 1993 Mr. Liu received a grant of 4,000 shares, in June 1994 Mr. Liu received a grant of 3,000 shares and in December 1995 Mr. Liu received a grant of 4,000 shares, all of which will vest at retirement. In June 1995, Mr. Franz received a grant of 10,000 shares. The restrictions on 1,000 shares will lapse each year beginning in June 1996 with the restrictions on the remainder lapsing at retirement but not prior to Mr. Franz becoming age 60. On May 31, 1996, Mr. Hoffman received a grant of 5,000 shares as set forth in his offer of employment letter. These shares are in lieu of any award for 1995 under the long-term incentive plan but they have the same restrictions as if awarded under the plan. Restricted stock is considered outstanding upon award date and dividends are paid to the eligible officers on these shares while restricted. The amounts shown in the table above represent the value of the awards based upon closing price of IES Common Stock on the award date. The award date is in the calendar year following the plan year. Messrs. Fisher and Root did not receive any awards in 1996 since they are no longer IES employees. At December 31, 1995, the listed officers had restricted stock for which restrictions had not lapsed (based upon the December 29, 1995 closing price of IES Common Stock) as follows:

                                                                SHARES       VALUE
                                                               ---------  -----------
Lee Liu                                                           27,761  $   735,667
Blake O. Fisher, Jr.                                               6,084      161,226
James E. Hoffman                                                  --          --
Larry D. Root                                                      5,700      151,050
John F. Franz, Jr.                                                12,160      322,240
Rene H. Males                                                     --          --

No stock options or stock appreciation rights have been awarded to the Executive Officers listed above.

(6) Amounts shown for 1995 represent: (a) contributions by IES to the applicable employee savings plan in the following amounts: Mr. Liu -- $4,648, Mr. Fisher -- $4,436, Mr. Root -- $4,210, Mr. Franz -- $2,730 and Mr. Males --
    $3,063; (b) amount included in W-2 earnings for life insurance coverage in excess of $50,000 in the following amounts: Mr. Liu -- $8,859, Mr. Fisher -- $2,509, Mr. Hoffman - $324, Mr. Root - $3,168, Mr. Franz - $2,163 and Mr.
    Males - $3,286; (c) severance pay to be paid in 1996 in the following amounts: Mr. Root - $200,660 and Mr. Males - $332,180; and (d) supplemental retirement pay of $19,715 for Mr. Males.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                               PERFORMANCE GRAPH

    The graph below compares the total return to shareholders of IES versus that for the S&P 500 and IES's peer group. Peer companies were identified based on revenue size, sources of revenue, geographic location, markets served and comparable operations. The following 17 companies comprise IES's peer group (Iowa-Illinois Gas and Electric Company and Midwest Resources Inc. have individually been omitted from this year's peer group because they merged to form MidAmerican Energy Company):

CIPSCO Inc.                                MDU Resources Group, Inc.
CILCORP Inc.                               MidAmerican Energy Company
DPL Inc.                                   Minnesota Power and Light Company
IPALCO Enerprises Inc.                     Southwestern Public Service Company
Illinois Power Company                     UtiliCorp United Inc.
IPC                                        WPLH
KU Energy Corp.                            Wisconsin Energy Corporation
Kansas City Power and Light Company        Wisconsin Public Service Corporation
LG&E Energy Corp.

                              IES INDUSTRIES INC.
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             IES INDUSTRIES
                  INC.         PEER GROUP INDEX    S&P 500
1990                  $100.00            $100.00    $100.00
1991                  $117.87            $133.77    $130.57
1992                  $136.68            $142.75    $140.60
1993                  $154.52            $156.01    $154.64
1994                  $135.24            $148.80    $156.64
1995                  $153.18            $189.24    $215.49

- ------------------------
* IES and Peer Group Index total returns include dividends compounded annually. The companies comprising the Peer Group Index are identified above.

                                     1990       1991       1992       1993       1994       1995
                                   ---------  ---------  ---------  ---------  ---------  ---------
IES Industries Inc.                $  100.00  $  117.87  $  136.68  $  154.52  $  135.24  $  153.18
Peer Group Index                   $  100.00  $  133.77  $  142.75  $  156.01  $  148.80  $  189.24
S&P 500                            $  100.00  $  130.57  $  140.60  $  154.64  $  156.64  $  215.49

    Total returns for each peer company were determined in accordance with the Securities and Exchange Commission regulations, I.E., weighted according to each company's stock market capitalization.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

                                   IES PLANS

    IES PENSION PLANS: IES, Utilities and the Cedar Rapids and Iowa City Railway Company have non-contributory retirement plans covering employees who have at least one year of accredited service. Directors who are not officers do not participate in the plans. Maximum annual benefits payable at age 65 to participants who retire at age 65, calculated on the basis of straight life annuity, are illustrated in the following table:

                               PENSION PLAN TABLE

   AVERAGE OF HIGHEST
         ANNUAL           ESTIMATED MAXIMUM ANNUAL RETIREMENT BENEFITS BASED ON
 SALARY (REMUNERATION)                        SERVICE YEARS
   FOR 3 CONSECUTIVE      -----------------------------------------------------
  YEARS OF THE LAST 10       15         20         25         30         35
- ------------------------  ---------  ---------  ---------  ---------  ---------
     125,000.....            27,119     36,158     45,198     54,237     63,277
     150,000.....            32,931     43,908     54,885     65,862     76,839
     175,000.....            36,941     49,460     61,980     74,499     87,018
     200,000.....            41,816     56,210     70,605     84,999     99,393
     225,000.....            46,691     62,960     79,230     95,499    111,768
     250,000.....            47,466     64,033     80,600     97,168    113,735
     300,000.....            47,466     64,033     80,600     97,168    113,735
     400,000.....            47,466     64,033     80,600     97,168    113,735
     450,000.....            47,466     64,033     80,600     97,168    113,735
     500,000.....            47,466     64,033     80,600     97,168    113,735

    For 1995, $120,000 is the maximum benefits allowable under the retirement plans prescribed by Section 415 of the Code.

    With respect to the officers named in the Summary Compensation Table, the remuneration for retirement plan purposes would be substantially the same as that shown as "Salary." As of December 31, 1995, the officers had accredited years of service for the retirement plan as follows: Lee Liu, 38 years; Blake O. Fisher, Jr., 5 years; James E. Hoffman, 0 years; Larry D. Root, 25 years; and John F. Franz, Jr., 4 years.

    SUPPLEMENTAL RETIREMENT PLANS: IES has a non-qualified Supplemental Retirement Plan for eligible officers of IES and Utilities, including Messrs. Hoffman and Franz. The plan provides for payment of supplemental retirement benefits equal to 69% of the officer's base salary in effect at the date of retirement, reduced by benefits receivable under the qualified retirement plan, for a period not to exceed 18 years following the date of retirement. In the event of the death of the officer following retirement, similar payments reduced by the joint and survivor annuity of the qualified retirement plan will be made to his designated beneficiary (surviving spouse or dependent children), if any, for a period not to exceed 12 years from the date of the officer's retirement. Thus, if an officer died 12 years after retirement, no payment to the beneficiary would be made. Death benefits are provided on the same basis to a designated beneficiary for a period not to exceed 12 years from the date of death should the officer die prior to retirement. The Supplemental Retirement Plan further provides that if, at the time of the death of an officer, the officer is entitled to receive, is receiving, or has received supplemental retirement benefits by virtue of having taken retirement, a death benefit shall be paid to the officer's designated beneficiary or to the officer's estate in an amount equal to 100% of the officer's annual salary in effect at the date of retirement. Under certain circumstances, an officer who takes early retirement will be entitled to reduced benefits under the Supplemental Retirement Plan. The Supplemental Retirement Plan also provides for benefits in the event an officer becomes disabled under the terms of the qualified retirement plan. IES has purchased life insurance on the participants

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]
sufficient in amount to finance actuarially all of its future liabilities under the Supplemental Retirement Plan and IES is the owner and beneficiary of all such life insurance. The Supplemental Retirement Plan has been designed so that if the assumptions made as to mortality, experience, policy dividends, tax credits and other factors are realized, IES will fully recover all of its premium payments over the life of the Supplemental Retirement Plan.

    The following table shows the estimated annual benefits payable under the Supplemental Retirement Plan equal to 69% of the officers base salary in effect at the date of retirement:

                              IES INDUSTRIES INC.
                     SUPPLEMENTAL RETIREMENT PLAN PAYMENTS
                                69% SRP BENEFIT

                                      SERVICE YEARS
  FINAL ANNUAL    -----------------------------------------------------
     SALARY          15         20         25         30         35
- ----------------  ---------  ---------  ---------  ---------  ---------
  125,000....        59,131     50,092     41,052     32,013     22,973
  150,000....        70,569     59,592     48,615     37,638     26,661
  175,000....        83,809     71,290     58,770     46,251     33,732
  200,000....        96,184     81,790     67,395     53,001     38,607
  225,000....       108,559     92,290     76,020     59,751     43,482
  250,000....       125,034    108,467     91,900     75,332     58,765
  300,000....       159,534    142,967    126,400    109,832     93,265
  400,000....       228,534    211,967    195,400    178,832    162,265
  450,000....       263,034    246,467    229,900    213,332    196,765
  500,000....       297,534    280,967    264,400    247,832    231,265

    Mr. Liu has elected to continue under the supplemental retirement agreement previously provided to him by IES with provisions for payment of benefits equal to 75% of the officer's base salary, for a period not to exceed 15 years following the date of retirement, and payment to the surviving spouse or dependent children for a period not to exceed 10 years following the date of retirement.

    The following table shows the estimated annual benefits payable under the Supplemental Retirement Plan equal to 75% of the officer's base salary in effect at the date of retirement:

                              IES INDUSTRIES INC.
                     SUPPLEMENTAL RETIREMENT PLAN PAYMENTS
                                75% SRP BENEFIT

                                      SERVICE YEARS
  FINAL ANNUAL    -----------------------------------------------------
     SALARY          15         20         25         30         35
- ----------------  ---------  ---------  ---------  ---------  ---------
      125,000        66,631     57,592     48,552     39,513     30,473
      150,000        79,569     68,592     57,615     46,638     35,661
      175,000        94,309     81,790     69,270     56,751     44,232
      200,000       108,184     93,790     79,395     65,001     50,607
      225,000       122,059    105,790     89,520     73,251     56,982
      250,000       140,034    123,467    106,900     90,332     73,765
      300,000       177,534    160,967    144,400    127,832    111,265
      400,000       252,534    235,967    219,400    202,832    186,265
      450,000       290,034    273,467    256,900    240,332    223,765
      500,000       327,534    310,967    294,400    277,832    261,265

    Mr. Males retired under a supplemental retirement agreement previously provided to him by Iowa Southern Utilities Company with provisions for payment of benefits equal to 65% of base salary for life, subject to consumer price index adjustment, and payments to survivors after death of the officer for a period not to exceed 15 years following the date of retirement.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

    The following table shows the estimated annual benefits payable under the Supplemental Retirement Plan equal to 65% of the officer's base salary in effect at the date of retirement:

                              IES INDUSTRIES INC.
                     SUPPLEMENTAL RETIREMENT PLAN PAYMENTS
                                65% SRP BENEFIT

                                      SERVICE YEARS
  FINAL ANNUAL    -----------------------------------------------------
     SALARY          15         20         25         30         35
- ----------------  ---------  ---------  ---------  ---------  ---------
      125,000        54,131     45,092     36,052     27,013     17,973
      150,000        64,569     53,592     42,615     31,638     20,661
      175,000        76,809     64,290     51,770     39,251     26,732
      200,000        88,184     73,790     59,395     45,001     30,607
      225,000        99,559     83,290     67,020     50,751     34,482
      250,000       115,034     98,467     81,900     65,332     48,765
      300,000       147,534    130,967    114,400     97,832     81,265
      400,000       212,534    195,967    179,400    162,832    146,265
      450,000       245,034    228,467    211,900    195,332    178,765
      500,000       277,534    260,967    244,400    227,832    211,265

    EXECUTIVE GUARANTY PLAN: The IES Board has approved an Executive Guaranty Plan (the "Guaranty Plan") for officers of IES and its principal subsidiary, Utilities. The purpose of the Guaranty Plan is to promote flexibility in financial planning of participating officers and to provide an inducement to new officers in order to retain and attract the best possible executive management team. Under the Guaranty Plan, IES guarantees loans within defined limits, based on salary level and years of service made to participating officers for various specified purposes, including real estate acquisitions and purchases of IES Common Stock. As of December 31, 1995, guarantees of $76,653, $49,125 and $50,000, were outstanding for Messrs. Liu, Root and Fisher, respectively.

    EXECUTIVE CHANGE OF CONTROL AGREEMENTS: IES has severance agreements with twelve of its executives, including Messrs. Liu, Hoffman and Franz. Mr. Fisher had a severance agreement with IES which is described in this section. The severance agreements run for terms of one year (three years in the case of Mr.
Liu), subject to automatic renewal unless either party gives notice of non-renewal to the other party at least 60 days prior to the annual renewal date. Each agreement provides for salary continuation and certain other benefits in the event the covered executive is terminated within a three-year period following a change of control of IES. For these purposes, a "change of control" is described in the IES Charter and, in addition, will be deemed to have occurred, if following a merger, consolidation or reorganization, the owners of the capital stock entitled to vote in the election of directors of IES prior to the transaction own less than 75% of the resulting entity's voting stock or during any period of two consecutive years, individuals who, at the beginning of such period constitute the Board of Directors of the parent company, cease for any reason to constitute at least a majority of the Board of Directors of any successor organization. Accordingly, the Mergers will constitute a change of control for purposes of each of the IES severance agreements. Specifically, the agreements provide that following termination of a covered executive's employment, except terminations for just cause, death, retirement, disability or voluntary resignation (other than resignation for "good reason"), the executive's salary will be continued, at a level equal to his salary just prior to termination, for a period ranging from eighteen to thirty-six months (depending on the executive involved and, in certain cases, his/her length of service). Additionally, certain benefits will be continued during the applicable severance period, including life and health insurance, and the executive will continue to receive annual incentive award payments equal to the average annual incentive awards paid to executives of the same or comparable designation during the three years prior to the change of control. In the event the executive dies during the severance period, the salary and benefit payments described above shall be payable during the remainder of the term to the executive's surviving spouse or his estate. The executive will also become immediately vested and entitled to receive awards of

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]
restricted stock or other rights granted to the executive under IES's Long-Term Incentive Plan. With respect to a covered executive who is age 56 or older at the time of the change of control, the severance agreement further provides that the change of control will cause the executive to become fully vested in his supplemental retirement plan benefit ("SERP"), and that if the executive is terminated within three years following the change of control, he will be able to commence his SERP payments on the earlier of the date he attains age 65 or the date salary continuation payments cease under his severance agreement.

    In November 1995, IES approved certain amendments to the existing severance agreements which will take effect no later than the next annual renewal of each agreement, subject to each executive's execution of an amended form of agreement. The amendments to the severance agreements for Messrs. Liu and Fisher provide, among other things, that during the applicable severance period Messrs. Liu and Fisher will be entitled to receive payments equal to the average value of both the long-term and the annual incentive awards received by executives of the same or comparable designation during the three years prior to the change of control. In addition, the amendments for all covered executives provide reimbursement, in an amount not to exceed 15% of the executive's base salary, for outplacement services and legal fees incurred by the executive in connection with his termination, and also provide severance benefits in the event of certain employment terminations within 180 days prior to a change of control.

    The provisions of the severance agreement covering Mr. Liu has been incorporated into the Employment Agreement to be executed between Mr. Liu and Interstate Energy in connection with the Mergers (See "The Mergers -- Employment Agreements" and Annex H). After the Effective Time, his Employment Agreement will supersede his existing severance agreement.

    IES believes that these agreements enable IES to employ key executives who can approach major business decisions objectively and without concern for their personal situations.

    TERMINATION OF EMPLOYMENT ARRANGEMENT: Larry D. Root, IES Executive Vice President, elected to take early retirement effective as of December 31, 1995, following 25 years of service to IES. In connection with Mr. Root's retirement, IES entered into an early retirement agreement with Mr. Root which, among other things, provided for certain payments and other financial considerations. Under the terms of Mr. Root's early retirement agreement, IES paid Mr. Root a lump sum cash payment of $200,660 on January 4, 1996. IES agreed to accelerate the vesting of restricted stock grants previously granted to Mr. Root so that such grants became vested on December 31, 1995. IES also agreed that Mr. Root was eligible to receive an award under the Management Incentive Compensation Plan for 1995 performance, which was awarded to him in February 1996. Mr. Root shall receive, as an unfunded supplemental pension benefit, $11,306.11 per month for a period of fifteen (15) years. IES shall also pay, within three months of Mr. Root's death, a death benefit of $200,660 to his beneficiaries. Mr. Root shall be eligible for the medical coverage generally offered by IES to retiring employees, in accordance with the terms of the IES Health Care Plan. Blake O. Fisher, Jr., IES Executive Vice President & Chief Financial Officer, resigned from IES effective February 21, 1996. IES and Mr. Fisher entered into an agreement which provided for certain payments and other financial considerations as set forth in Mr. Fisher's Executive Change of Control Agreement, details of which are set forth in the section above entitled "Executive Change of Control Agreements."

                         IOWA SOUTHERN UTILITIES PLANS

    IOWA SOUTHERN UTILITIES PENSION PLAN: Iowa Southern Utilities Company ("Iowa Southern Utilities") provided a contributory pension plan which covered substantially all non-collective bargaining employees who have completed the minimum eligibility requirements of 1,000 hours in a year. The plan was amended effective January 1, 1991 to be non-contributory. As of his retirement on September 30, 1995, Mr. Males had 4 years of accredited service under the Pension Plan. Participants contributed one percent of annual compensation to the Pension Plan through 1990.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

    IOWA SOUTHERN UTILITIES SENIOR EXECUTIVE SEVERANCE AGREEMENTS: Individual agreements providing for severance pay were entered into by Iowa Southern Utilities and four senior executives, including Mr. Males. The benefits to be provided were generally as follows: a lump sum payment equal to the executive's salary for a payment period equal to the greater of 24 months, or one month multiplied by years of service with a limit of 30 months. Mr. Males's agreement provides for the greater of 24 months or the period between the date his employment terminates and January 28, 1996. In addition, each covered senior executive was entitled to continuation of life and health insurance coverage during the payment period and reimbursement of certain other expenses. The only agreement still in effect in 1995 was with Mr. Males. Mr. Males' retirement was a qualified termination under the agreement. Mr. Males will receive payments under the severance agreement beginning in 1996.

                              EMPLOYMENT AGREEMENT

    IE Industries Inc. and Iowa Electric Light and Power Company, the predecessor companies of IES Industries and Utilities, entered into an employment agreement (the "Liu Agreement") with Lee Liu, which became effective July 1, 1991. The Liu Agreement provides that Mr. Liu shall be employed as President, Chief Executive Officer and Chairman of the Executive Committee of IES and as Chief Executive Officer and Chairman of Utilities from July 1, 1991 until April 1995, which period shall be automatically extended unless at least six months prior to any expiration thereof either IES or Utilities or Mr. Liu shall give notice that they do not wish to extend such time (the "Period of Employment"). To date, neither party has given such notice. The Liu Agreement also provides that he shall become Chairman of the Board at such time as C.R.S. Anderson ceases to serve in such position. This occurred on July 1, 1993. The Liu Agreement provides that Mr. Liu shall provide consulting services to IES for three years ( the "Period of Consulting") after the conclusion of the Period of Employment.

    During the Period of Employment, Mr. Liu will be paid a base annual salary of at least $275,000, and will be entitled to participate in all incentive compensation plans applicable to the positions he holds and all retirement and employee welfare benefit plans. During the Period of Employment, Mr. Liu's incentive compensation shall be at least equal to that paid to the Chairman of the Board of IES.

    If Mr. Liu's employment is terminated without his consent by IES or Utilities during the Period of Employment for other than an unremedied material breach or just cause or by his resignation if such resignation occurs after IES fails to cause him to be employed in or elected to the positions specified in the Liu Agreement or after a material diminution in his duties, responsibilities or status, then Mr. Liu shall be entitled to an amount equal to the sum of his base annual salary as of the date of termination plus his average incentive compensation during the three years immediately preceding the date of termination multiplied by the number of years (and fractions thereof) then remaining in the Period of Employment. Mr. Liu also would be entitled to continued insurance coverages and an amount equal to the then present value of the actuarially determined difference between the aggregate retirement benefits actually to be received by him as of the date of termination and those that would have been received by him had he continued to be employed at the base salary in effect at termination through the expiration of the Period of Employment. All his shares of IES Restricted Stock would also vest at that time.

    During the Period of Consulting, Mr. Liu will make himself available for up to 30 days per year, report to the Chief Executive Officer of IES and will earn an annual consulting fee equal to 13.33% of his highest annual base salary during his Period of Employment. If Mr. Liu's consulting services are terminated for reasons other than material breach or just cause, he will be entitled to a lump sum payment equal to the amount of the consulting fee he would otherwise have earned during the Period of Consulting.

                                               [ALTERNATE PAGE FOR
                                              IES PROXY STATEMENT]

    The Employment Agreement which Mr. Liu will enter into with Interstate Energy in connection with the Mergers will supersede the Liu Agreement described above. See "The Mergers -- Employment Agreements."

                              CERTAIN SEC FILINGS

    Section 16(a) of the Securities Exchange Act of 1934 requires IES's officers and directors and persons who own more than 10% of the registered class of IES's equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish IES with copies of all such reports that they file.

    Based solely on a review of copies of reports filed with the SEC with respect to 1995 and of written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee recommended and the IES Board authorized the engagement of Arthur Andersen LLP as auditors for IES and its subsidiaries for 1996. They have served as IES's auditors for 1995 and for many prior years. The IES Board believes that because of the Audit Committee's direct and independent access to both the internal and independent auditors and the Audit Committee's overall responsibility for audit results and supervision of the auditors, the Audit Committee is best suited to select the independent auditor and approve audit arrangements. A representative of Arthur Andersen LLP will be in attendance at the IES Meeting and will be available to respond to appropriate questions and to make a statement if he desires to do so.

                                    GENERAL

    A copy of the Annual Report of IES, including financial statements for the fiscal year ended December 31, 1995, was previously mailed to shareholders.

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]

                           ELECTION OF IPC DIRECTORS

NOMINEES FOR DIRECTORS

    The IPC Board is divided into three classes serving staggered terms in accordance with the IPC Charter. The number of directors, in accordance with IPC's By-Laws, constituting the full board of directors shall be seven. The terms of Mr. James E. Byrns and Mr. Gerald L. Kopischke will expire at the 1996 annual meeting and each has been nominated for re-election to a term of three years expiring in 1999. In all cases, the directors elected will continue to serve until their respective successors shall have been duly elected and qualified.

    It is intended that the proxies solicited on behalf of the IPC Board will be voted for the Class II nominees, Mr. Byrns and Mr. Kopischke.

    In the event that either of the nominees should become unable or for good reason will not serve as a director, it is intended that the proxies will be voted for the election of such other person or persons as shall be designated by the IPC Board. It is not anticipated that either of the nominees will be unable or unwilling to serve as a director. Except as otherwise indicated, each nominee has been engaged in his or her present principal occupation for at least the past five years.

    The IPC Board recommends a vote FOR the nominees for director.

    Mr. Nicholas J. Schrup, 66, a member of the IPC Board since 1979, passed away on January 16, 1996.

    Following the untimely death of Mr. Schrup, Mr. Michael R. Chase was elected to the IPC Board effective January 26, 1996 to fill Mr. Schrup's unexpired term as a Class III director.

    Biographical information concerning each of the nominees for re-election and the directors continuing in office is presented on the following pages.

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                NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 1999
       CLASS II DIRECTORS -- PRESENT TERMS EXPIRE AT 1996 ANNUAL MEETING

(Insert Photograph)  JAMES E. BYRNS, 69, is  Chairman and Chief Executive Officer  of
                     Custom-Pak,  Inc.  of  Clinton, Iowa,  a  firm of  which  he was co-founder in 1974. Mr.  Byrns was elected  to this position  on
                     August  15, 1989.  He had been  President of  that Company since
                     1980 having served as Executive Vice President from 1974. He was elected to  the IPC  Board on  January 31,  1984. Mr.  Byrns  is
                     Chairman  of the  Nominating Committee  and is  a member  of the
                     Audit Committee and the Compensation Committee.

(Insert Photograph)  GERALD L. KOPISCHKE, 64, was elected to the IPC Board  effective
                     July  10,  1992. Mr.  Kopischke  was elected  Vice  President --
                     Electric Operations on September 1,  1980 and retired from  that position  on  January  1, 1996.  He  had served  as  Director of
                     Electrical  Engineering  prior  to   being  appointed  as   Vice
                     President.   Mr.  Kopischke  is  a   member  of  the  Nominating
                     Committee.

                           OTHER INCUMBENT DIRECTORS
       CLASS III DIRECTORS -- PRESENT TERMS EXPIRE AT 1997 ANNUAL MEETING

(Insert Photograph)  ALAN B. ARENDS, 62, is President of Arends Associates, Inc.,  of
                     Albert  Lea, Minnesota,  an employee  benefits company  which he founded in 1983.  Mr. Arends has  also taught at  both the  high school  and college levels.  He was elected to  the IPC Board on
                     August 15,  1993. Mr.  Arends is  Chairman of  the  Compensation
                     Committee and is a member of the Audit Committee.

(Insert Photograph)  MICHAEL  R. CHASE,  57, was elected  to the  IPC Board effective
                     January 26,  1996. Mr.  Chase replaces  Nicholas J.  Schrup  who passed away on January 16, 1996. Mr. Chase was elected Executive
                     Vice President on July 1, 1995. He had served as Director, Power
                     Generation  beginning  in 1988  and  then Vice  President, Power
                     Production on January 1, 1991.

(Insert Photograph)  WAYNE H. STOPPELMOOR, 62, was elected  to the IPC Board in  July
                     1986.  He  was  elected President  and  Chief  Executive Officer effective January 1,  1987 and  was elected Chairman  on May  1,
                     1990.   Mr.  Stoppelmoor   had  served  as   Vice  President  of
                     Administration  beginning  in  1978  and  then  Executive   Vice
                     President  starting in May 1985.  Mr. Stoppelmoor is Chairman of the Executive Committee.

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        CLASS I DIRECTORS -- PRESENT TERMS EXPIRE AT 1998 ANNUAL MEETING

(Insert Photograph)  ALFRED D. CORDES, 64, was elected to the IPC Board on January 1,
                     1992. He was elected  Vice President -- District  Administration and Public Affairs on May 1, 1990 and retired from that position on  July 1,  1995. He  has also  served as  District Manager and
                     Executive Assistant prior to  being appointed Vice President  --
                     District  Administration  on January  1, 1986.  Mr. Cordes  is a
                     member of the Executive Committee and the Nominating Committee.

(Insert Photograph)  JOYCE L. HANES,  63, has  been a Director  of Midwest  Wholesale
                     Inc.,  Mason City, Iowa since 1970.  She was elected Chairman of the Board of  that Company in  May, 1986 and  retired from  that position in 1988. She was elected a Director of Interstate Power
                     Company  on January 1, 1982. Mrs. Hanes is Chairman of the Audit
                     Committee and is  a member  of the Executive  Committee and  the
                     Compensation Committee.

    Certain information regarding executive officers of IPC called for by applicable regulations of the SEC has been furnished in IPC's annual report on Form 10-K for 1995.

COMMITTEES OF THE IPC BOARD

    IPC has a standing Executive Committee, present members are Mr. Stoppelmoor, Mr. Cordes, and Mrs. Hanes. Prior to his death, Mr. Schrup was a member of this committee. This committee held two meetings during the year 1995. The functions performed by the Executive Committee include acting on behalf of the IPC Board when necessary between meetings of the full IPC Board.

    IPC has a standing Audit Committee, present members are Mrs. Hanes, Mr. Arends, and Mr. Byrns. The Audit Committee held two meetings during the year 1995. The functions performed were briefly as follows: recommending to the IPC Board the independent auditors to be employed by IPC, reviewing the planned audit scope, reviewing the results of the independent auditors' examination and reporting to the IPC Board the results of such services with recommendations concerning the same.

    IPC has a standing Nominating Committee, present members are Mr. Byrns, Mr. Kopischke, and Mr. Cordes. The Nominating Committee held two meetings in 1995. The committee's function is to make recommendations to the IPC Board for IPC Board member succession, and as to the IPC Board member compensation. While there are no formal procedures, the committee considers nominees brought to its attention by other members of the IPC Board, members of management and shareowners.

    IPC has a standing Compensation Committee, present members are Mr. Arends, Mr. Byrns, and Mrs. Hanes. Prior to his death, Mr. Schrup was a member of this committee. The Compensation Committee's functions are to recommend to the IPC Board the compensation of the CEO and executive officers, the types and nature of employee benefit plans, and to prepare, as required by the Proxy Rules, a Compensation Committee report to be included in the Proxy Statement. The Compensation Committee held one meeting during 1995.

    NOTE: The total number of meetings (of all kinds) of the IPC Board (together with Committee meetings) during the fiscal year 1995 was 19. All directors with the exception of Mr. Byrns, Mr. Cordes and Mr. Schrup (deceased on January 16,
1996)   attended    all   of    the   meetings    of   the    IPC   Board    and

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]
committees of the IPC Board on which he or she served. During 1995 Mr. Byrns, Mr. Cordes and Mr. Schrup attended all but one of the total number of IPC Board meetings and Committee meetings on which they served.

COMPENSATION OF DIRECTORS

    During the period of January 1, 1995 to March 31, 1995, all directors who were not employees of IPC were paid $8,200.00 per year plus $550.00 for each directors' meeting in which they participated. Also $550.00 was paid each non-employee director for each committee meeting held on a day separate from a scheduled IPC Board meeting while $275.00 was paid for each committee meeting which they attended that was held the same day but not in conjunction with an IPC Board meeting. Effective April 1, 1995, the annual retainer for non-employee directors was increased to $8,500.00 per year. The fees for any regular or special meeting of the IPC Board as well as committee meetings held on non-board meeting days were increased to $600. Fees for committee meetings held on an IPC Board meeting day but not consecutive of that meeting were increased to $300. The meeting and committee fees were for non-employee directors only.

    All directors who were not employees received reimbursement of out-of-pocket expenses incurred in connection with directors' or committee meetings. Each director was included in IPC's group life insurance program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The IPC Board accepted the recommendations of the Compensation Committee for the 1995 salaries at the December 8, 1994 IPC Board meeting. The following interlocking and insider positions are required to be disclosed. Mr. Stoppelmoor is an employee of IPC and serves on the Board of Directors of American Trust & Savings Bank. Mr. Schrup (deceased on January 16, 1996) who was on the Board of Directors of American Trust & Savings Bank was the Chairman of IPC's Compensation Committee.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    IPC represents that as of June 20, 1996, to the best of its knowledge only the following persons or groups owned of record or beneficially more than 5% of the outstanding VOTING SECURITIES of IPC:

                                                                     AMOUNT AND NATURE
                                                                       OF BENEFICIAL     % OF OWNERSHIP
NAME OF BENEFICIAL OWNER                        TITLE OF CLASS         OWNERSHIP (1)           (1)
- ------------------------------------------  -----------------------  ------------------  ---------------
WPLH                                        IPC Common Stock               1,903,293            16.6%
IES                                         IPC Common Stock               1,903,293            16.6%

- ------------------------
(1) By reason of the Stock Option Agreements, each of WPLH and IES may be deemed to have sole voting and dispositive power with respect to the shares listed above which are subject to their respective Options from IPC and, accordingly, each of WPLH and IES may be deemed to beneficially own all of such shares (assuming exercise of its Option and the nontriggering of the other party's right to exercise its Option for IPC Common Stock). However, each of WPLH and IES expressly disclaim any beneficial ownership of such shares because the Options are exercisable only in certain circumstances. See "The Stock Option Agreements."

SECURITY OWNERSHIP OF MANAGEMENT

    The directors and officers of IPC owned of record and beneficially on June 20, 1996 an aggregate of 32,198 shares of IPC Common Stock, representing less than 1% of the shares outstanding.

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]

    IPC represents that as of June 20, 1996, to the best of its knowledge beneficial ownership of shares of each class of EQUITY SECURITIES of IPC by all directors and nominees individually, the CEO and certain named executive officers individually, and the directors and officers of IPC as a group is as follows:

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL        % OF
NAME OF NOMINEE                                             TITLE OF CLASS (1)      OWNERSHIP (2)(3)   OWNERSHIP
- --------------------------------------------------------  -----------------------  ------------------  ----------
Alan B. Arends                                                   IPC Common Stock           964            *
James E. Byrns                                                   IPC Common Stock         2,859            *
Michael R. Chase                                                 IPC Common Stock         5,251            *
Alfred D. Cordes                                                 IPC Common Stock         2,290(4)         *
Donald E. Hamill                                                 IPC Common Stock         2,257(4)         *
Joyce L. Hanes                                                   IPC Common Stock         1,652            *
Gerald L. Kopischke                                              IPC Common Stock         4,157(4)         *
Wayne H. Stoppelmoor                                             IPC Common Stock         4,698(4)         *
William C. Troy                                                  IPC Common Stock           310(4)         *
Officers and Directors as a group -- 14 in group                 IPC Common Stock        32,198(4)         *

- ------------------------
 *  less than 1%

(1) In addition to IPC Common Stock, which is the only class of equity stock of IPC which presently has voting power for the election of directors, IPC also has, as equity securities, outstanding shares of IPC Preferred Stock.

(2) Information with respect to beneficial ownership based upon information furnished by each officer or director and contained in filings made with the SEC.

(3) Includes shares in which said director or officer may have an indirect beneficial ownership by reason of the ownership of such shares by their spouses, dependent children or trusts.

(4) Includes 1,684 shares for Mr. Stoppelmoor, 1,459 shares for Mr. Kopischke, 1,620 shares for Mr. Hamill, 999 shares for Mr. Cordes, 215 shares for Mr. Troy and an aggregate of 11,325 shares for officers and directors. These shares are in IPC's 401(k) Plan as of June 20, 1996.

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

    The Compensation Committee consists of three members of the IPC Board (Mrs. Hanes and Messrs. Arends and Schrup (deceased January 16, 1996) (Chairman)) none of whom is a current or former officer or employee of IPC.

    Annually, the Committee reviews executive compensation to determine officers' salary levels for the following year. The compensation of the CEO and officers of IPC consists solely of base salary. The base salary levels for IPC's CEO, Mr. Stoppelmoor, and executive officers are competitively set by the Committee compared with the base salary levels of similar position in other companies of similar size and purpose. Also, considered in the salary determination is the individual officer's experience and performance relative to IPC's goals. It is the aim of the Committee to determine salary levels that reward economic value delivered to IPC's shareowners and customers and that attract, motivate, and retain executives of the highest quality. As guidelines in determining the CEO and officer salary levels, the Committee reviews the overall corporate performance (including earnings per share, return on common equity, operating expense, customer service, economic development and management efficiency), the compensation levels of comparable utilities and general industry and the salary recommendation of the Chief Executive Officer of IPC. Of these factors, the Committee accords significant weight to the compensation levels of comparable utilities.

    During the discussion of the overall corporate performance, it was noted that for the 1994 year the earnings, although still low, had increased. The earnings were affected by a combination of unfavorable rate treatment, abnormal weather conditions, purchased power capacity payments, and environmental cleanup costs. Operating efficiencies were improved through a consolidation of operating districts. IPC realized interest savings through the issuance of four series of Pollution Control Refunding Revenue Bonds. There was also implemented a Strategic Planning Study to review the company's current and future long-range goals in order to cut costs of operation.

    To determine equitable CEO and officer salary levels, the Committee reviewed studies on executive compensation in non-manufacturing industries as done by Ernst and Young LLP and the Conference Board, a list of salaries of executives of the major publicly-held companies doing business in Iowa as published by a major Iowa newspaper, and a similar list from the 1994 Edison Electric Institutes Executive Compensation Survey of Chief Executive Officers ("CEOs"), more specifically those companies west of the Mississippi River plus Wisconsin and Illinois that have revenues ranging from $89 million to $540 million. It has been determined that Mr. Stoppelmoor's salary should be aligned to the average total cash compensation of peer CEOs of the utilities surveyed and then internally each officer's salary would be set at a percentage of the CEOs.

    In setting 1995 salaries, the Committee considered the progress made toward corporate goals of company wide cost containment and the establishment of a strong record in the areas of customer service, economic development, and management efficiency. The Committee recommended to the IPC Board executive salaries consistent with the range of average estimated salary increases throughout the comparable-size utility industry. (The Committee's recommendations for 1995 officers' salaries were approved by the IPC Board.)

    In addition, on November 7, 1995 the Committee recommended to the IPC Board, and the IPC Board subsequently adopted, the IPC Change-in-Control Severance Agreements for each of nine of IPC's executive officers, including Messrs. Stoppelmoor, Chase, Hamill and Troy. In determining to recommend such agreements, the Committee concluded that it was in the best interests of IPC and its shareowners to foster the continued employment of key executive personnel. The Committee believes that the IPC Change-in-Control Severance Agreements are an appropriate manner in which to reinforce and encourage the continued attention and dedication of IPC's key executive personnel to their assigned duties without distraction in the face of potentially disturbing circumstances arising from a possible change in control of IPC. The Committee believes that the IPC Change-in-Control

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                                              IPC PROXY STATEMENT]
Severance Agreements will preserve the interests of shareowners by providing certain financial protections for senior executive officers who represent important assets of IPC's business, thus allowing management objectivity and continuity of operations in the event of, and after, a change in control of IPC.

                             Compensation Committee

   Nicholas J. Schrup, Chairman         Joyce L. Hanes        Alan B. Arends
   (deceased January 16, 1996)

PERFORMANCE GRAPH

                              INTERSTATE POWER COMPANY
          Comparison of Five Year Cumulative Total Return* Among IPC,
               Standard and Poor's Corporation (S & P) 500 Index
   & Edison Electric Institute (EEI) 100 Index of Investor Owned Electrics**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           INTERSTATE POWER COMPANY    S&P 500   EEI 100 INDEX
1990                            $100       $100            $100
1991                            $143       $131            $129
1992                            $140       $140            $139
1993                            $146       $155            $154
1994                            $126       $157            $136
1995                            $189       $215            $179

Assumes $100 invested on January  1, 1991 in IPC Common  Stock, S & P 500  Index
and   EEI  100  Index  of  Investor  Owned  Electrics  *  Total  Return  Assumes
Reinvestment of Dividends **Fiscal Year Ending December 31.

                                                                    1990       1991       1992       1993       1994       1995
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
Interstate Power Company                                          $     100  $     143  $     140  $     146  $     126  $     189
S&P 500 Index                                                     $     100  $     131  $     140  $     155  $     157  $     215
EEI 100 Index                                                     $     100  $     129  $     139  $     154  $     136  $     179

                                               [ALTERNATE PAGE FOR
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CASH COMPENSATION

    There is set forth below certain information concerning all compensation of the CEO and the four most highly compensated executive officers of IPC as to whom the total compensation exceeded $100,000 during the year 1995.

SUMMARY COMPENSATION TABLE

            NAME AND PRINCIPAL POSITION
- ----------------------------------------------------
                        (A)                                                       ANNUAL COMPENSATION
                                                      ---------------------------------------------------------------------------
                                                        YEAR     SALARY($)      BONUS         OTHER ANNUAL          ALL OTHER
                                                      ---------  ---------     ------         COMPENSATION       COMPENSATION($)
                                                         (B)      (C)(1)         (D)       -------------------  -----------------
                                                                                                   (E)               (I)(2)

Wayne H. Stoppelmoor                                       1995    260,000            0                 0                 250
 President & CEO                                           1994    245,000            0                 0                 250
                                                           1993    242,000            0                 0                   0
Gerald L. Kopischke                                        1995    168,500            0                 0                 250
 VP-Electric Operations                                    1994    160,000            0                 0                 250
                                                           1993    157,000            0                 0                   0
Michael R. Chase                                           1995    138,000            0                 0                 250
 VP-Power Production then Executive VP                     1994    123,500            0                 0                 250
 effective 07-01-95                                        1993    118,000            0                 0                   0
Donald E. Hamill                                           1995    123,000            0                 0                 250
 VP-Budgets/Regulatory Affairs                             1994    118,000            0                 0                 250
                                                           1993    116,000            0                 0                   0
William C. Troy                                            1995    123,000            0                 0                 250
 Controller                                                1994    118,000            0                 0                 250
                                                           1993    116,000            0                 0                   0

- ------------------------
(1) Column (c) includes any salary elective deferral pursuant to IPC's 401(k) Plan. The 401(k) Plan is available to all employees.

(2) Column (i) includes any company matching funds pursuant to IPC's 401(k) Plan. IPC matched $.25 on every dollar deferred by the participant up to a maximum match of $250. The option is available to all employees.

COMPENSATION PURSUANT TO PLANS

    IPC's Pension Plan covers substantially all employees including officers. Pension Plan benefits depend upon credited service, age at retirement and compensation. At an assumed retirement age of 65, the normal retirement benefit for Pension Plan participants is based on a formula that applies a factor of 1.17% to the participant's average annual compensation for the four highest consecutive years plus a factor of .35% to the participant's average compensation in excess of social security covered compensation multiplied by the number of accredited service years (maximum 35). Optional benefit forms are also available.

    The following table displays the maximum annual retirement benefits payable under the straight life annuity form of pension at the normal retirement age of 65 for specified remunerations and years of service under the Pension Plan provisions in effect December 31, 1995.

                                                          ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE
                                                                              LISTED
    AVERAGE ANNUAL COMPENSATION FOR 4 HIGHEST PAID      --------------------------------------------------
                  CONSECUTIVE YEARS                      20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ------------------------------------------------------  -----------  -----------  -----------  -----------
$100,000                                                 $  28,586    $  35,732    $  42,878    $  50,025
 125,000                                                    36,186       45,232       54,278       63,325
 150,000                                                    43,786       54,732       65,678       76,625
 175,000 or greater                                         43,786*      54,732*      65,678*      76,625*

*    1995 maximum allowable by current law.

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                                              IPC PROXY STATEMENT]

    For purposes of determining Pension Plan benefits, compensation for each of the individuals listed in the Summary Compensation Table is the same as the amounts set forth in that table. The estimated full years of credited service for benefits at retirement under the Pension Plan for those executive officers listed in the Summary Compensation Table are: Wayne H. Stoppelmoor, 35 years; Gerald L. Kopischke, 35 years; Michael R. Chase, 35 years; Donald E. Hamill, 35 years; and William C. Troy, 25 years.

    In addition to the Pension Plan, the Supplemental Retirement Plan ("SRP") amended in 1995 provides a supplemental retirement benefit for certain officers of IPC who meet Plan requirements. The Plan presently covers the President, all Vice Presidents, the Controller, the Secretary and Treasurer, and the Assistant Secretary and Assistant Treasurer ("certain executive officers"). Benefits begin at the normal retirement date (age 65) or a participant electing early retirement may begin receiving reduced benefits as early as age 55. For those certain executive officers retiring on or after January 1, 1994, the SRP (1) provides a retirement benefit per month equal to seventy-five percent of the individual's highest average monthly salary for any consecutive 12-month period of employment by Interstate prior to retirement, less the individual's qualified defined benefit retirement plan benefit and less the individual's social security benefit, and (2) provides a survivor benefit. The SRP may be funded in part from the general assets of IPC in addition to the purchase of cost recovery life insurance policies by IPC.

    The following table displays the maximum annual supplemental retirement benefits payable under the straight life annuity form of pension at the normal retirement age of 65 for specified remunerations for the year of retirement under the SRP provisions in effect at December 31, 1995.

           ESTIMATED ANNUAL SRP BENEFITS FOR YEARS OF SERVICE LISTED

FINAL ANNUAL SALARY                                    20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ----------------------------------------------------  -----------  -----------  -----------  -----------
$125,000                                              $    44,364  $    35,318  $    26,272  $    17,225
 150,000                                                   55,514       44,568       33,622       22,675
 175,000                                                   74,264       63,318       52,372       41,425
 200,000                                                   93,014       82,068       71,122       60,175
 225,000                                                  111,764      100,818       89,872       78,925
 250,000                                                  130,514      119,568      108,622       97,675
 275,000                                                  149,264      138,318      127,372      116,425
 300,000                                                  168,014      157,068      146,122      135,175
 325,000                                                  186,764      175,818      164,872      153,925

    IPC has an Amended Deferred Compensation Plan available to officers and non-employee directors and provides for deferral of salaries and fees with accrued interest.

    In 1988, IPC adopted a 401(k) Plan in which all employees of IPC are eligible to participate, subject to meeting Plan eligibility requirements. Under the provisions of this Plan, any eligible employee may elect to direct up to 15% of his or her compensation, as defined in the Plan with a maximum contribution of $9,240 for the year 1995. Any amount so deferred by the employee is exempt from current federal income tax. Directors who are not employees are not eligible to participate in the Plan. To encourage participation in this Plan, IPC contributes to the account of participating employees 25 cents for each one dollar contributed by the employee, up to a maximum Company contribution of $250. Upon retirement from IPC, employees may receive distributions from their account held by the Plan Trustee.

OTHER COMPENSATION

    No officer individually or officers as a group received "Other Annual Compensation" of $50,000 or 10% of the salary and bonus reported in the Summary Compensation Table.

                                               [ALTERNATE PAGE FOR
                                              IPC PROXY STATEMENT]

STOCK OPTION AND STOCK APPRECIATION RIGHT PLANS

    No director or Officer of IPC held any options to purchase securities from IPC or its subsidiary during the year 1995.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    IPC has entered into the IPC Severance Agreements with each of nine senior executives of IPC (including Messrs. Stoppelmoor, Chase, Hamill and Troy) which generally provide for certain benefits in the event the executive is terminated or resigns under certain circumstances following a change in control of IPC (as defined in the agreements). The Mergers will constitute a change in control of IPC for purposes of these agreements. For a more complete description of the IPC Severance Agreements, see "The Mergers -- Interests of Certain Persons in the Mergers -- Severance Arrangements."

EMPLOYMENT AGREEMENTS

    Pursuant to the Merger Agreement, it is anticipated that IPC will enter into an employment agreement with Mr. Chase following consummation of the Mergers. See "The Mergers -- Employment Agreements."

                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

    The firm of Deloitte & Touche LLP has been selected to serve as the independent auditors for IPC for the fiscal year ending December 31, 1996. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of shareowners of IPC scheduled for September 5, 1996 with the opportunity to make a statement and to be available to respond to appropriate questions.

                                                                         ANNEX A

                    AGREEMENT AND PLAN OF MERGER, AS AMENDED

                                  BY AND AMONG

                              WPL HOLDINGS, INC.,

                              IES INDUSTRIES INC.,

                            INTERSTATE POWER COMPANY
                           (A DELAWARE CORPORATION),

                              WPLH ACQUISITION CO.

                                      AND

                            INTERSTATE POWER COMPANY
                           (A WISCONSIN CORPORATION)

                         DATED AS OF NOVEMBER 10, 1995

                               TABLE OF CONTENTS

                                             ARTICLE I

                                            THE MERGER

                                                                                               PAGE
                                                                                               ----
Section     1.1  The Merger..................................................................  A-12
Section     1.2  Effects of the Merger.......................................................  A-13
Section     1.3  Effective Time of the Merger................................................  A-14

                                            ARTICLE II

                                        TREATMENT OF SHARES

Section     2.1  Effect of the Merger on Capital Stock.......................................  A-14
                 (a)        Cancellation of Certain Common Stock.............................  A-14
                 (b)        Conversion of Certain Common Stock...............................  A-14
                 (c)        Interstate Preferred Stock.......................................  A-15
                 (d)        Conversion of Acquisition Common Stock...........................  A-15
                 (e)        Redemption of Utilities Preferred Stock..........................  A-16
Section     2.2  Dissenting Shares...........................................................  A-16
Section     2.3  Issuance of New Certificates................................................  A-16
                 (a)        Deposit with Exchange Agent......................................  A-16
                 (b)        Issuance Procedures..............................................  A-16
                 (c)        Distributions with Respect to Unsurrendered Shares...............  A-17
                 (d)        No Fractional Securities.........................................  A-17
                 (e)        Closing of Common Stock Transfer Books...........................  A-18
                 (f)        Termination of Exchange Agent....................................  A-18

                                            ARTICLE III

                                            THE CLOSING

Section     3.1  The Closing.................................................................  A-18

                                            ARTICLE IV

                               REPRESENTATIONS AND WARRANTIES OF WPL

Section     4.1  Organization and Qualification..............................................  A-18
Section     4.2  Subsidiaries................................................................  A-19
Section     4.3  Capitalization..............................................................  A-19
Section     4.4  Authority; Noncontravention; Statutory Approvals; Compliance................  A-20
                 (a)        Authority........................................................  A-20
                 (b)        Noncontravention.................................................  A-20
                 (c)        Statutory Approvals..............................................  A-21
                 (d)        Compliance.......................................................  A-21
Section     4.5  Reports and Financial Statements............................................  A-22
Section     4.6  Absence of Certain Changes or Events........................................  A-22
Section     4.7  Litigation..................................................................  A-23
Section     4.8  Registration Statement and Proxy Statement..................................  A-23
Section     4.9  Tax Matters.................................................................  A-23
                 (a)        Filing of Timely Tax Returns.....................................  A-23
                 (b)        Payment of Taxes.................................................  A-23
                 (c)        Tax Reserves.....................................................  A-23
                 (d)        Tax Liens........................................................  A-23
                 (e)        Withholding Taxes................................................  A-24
                 (f)        Extensions of Time for Filing Tax Returns........................  A-24

                                                                                               PAGE
                                                                                               ----
                 (g)        Waivers of Statute of Limitations................................  A-24
                 (h)        Expiration of Statute of Limitations.............................  A-24
                 (i)        Audit, Administrative and Court Proceedings......................  A-24
                 (j)        Powers of Attorney...............................................  A-24
                 (k)        Tax Rulings......................................................  A-24
                 (l)        Availability of Tax Returns......................................  A-24
                 (m)        Tax Sharing Agreements...........................................  A-24
                 (n)        Code Section 280G................................................  A-24
                 (o)        Liability for Others.............................................  A-24
Section     4.10 Employee Matters; ERISA.....................................................  A-25
                 (a)        Benefit Plans....................................................  A-25
                 (b)        Contributions....................................................  A-25
                 (c)        Qualification; Compliance........................................  A-25
                 (d)        Liabilities......................................................  A-25
                 (e)        Welfare Plans....................................................  A-25
                 (f)        Documents made Available.........................................  A-26
                 (g)        Payments Resulting from Merger...................................  A-26
                 (h)        Labor Agreements.................................................  A-26
Section     4.11 Environmental Protection....................................................  A-27
                 (a)        Compliance.......................................................  A-27
                 (b)        Environmental Permits............................................  A-27
                 (c)        Environmental Claims.............................................  A-27
                 (d)        Releases.........................................................  A-27
                 (e)        Predecessors.....................................................  A-27
                 (f)        Disclosure.......................................................  A-28
                            (i)  "Environmental Claim".......................................  A-28
                            (ii)  "Environmental Laws".......................................  A-28
                            (iii)  "Hazardous Materials".....................................  A-28
                            (iv)  "Release"..................................................  A-29
Section     4.12 Regulation as a Utility.....................................................  A-29
Section     4.13 Vote Required...............................................................  A-29
Section     4.14 Accounting Matters..........................................................  A-29
Section     4.15 Applicability of Certain Provisions of Wisconsin Law, Etc...................  A-29
Section     4.16 Opinion of Financial Advisor................................................  A-30
Section     4.17 Insurance...................................................................  A-30
Section     4.18 Ownership of IES and Interstate Common Stock................................  A-30
Section     4.19 WPL Rights Agreement........................................................  A-30
Section     4.20 Operations of Nuclear Power Plant...........................................  A-30

                                             ARTICLE V

                               REPRESENTATIONS AND WARRANTIES OF IES

Section     5.1  Organization and Qualification..............................................  A-30
Section     5.2  Subsidiaries................................................................  A-31
Section     5.3  Capitalization..............................................................  A-31
Section     5.4  Authority; Noncontravention; Statutory Approvals; Compliance................  A-32
                 (a)        Authority........................................................  A-32
                 (b)        Noncontravention.................................................  A-32
                 (c)        Statutory Approvals..............................................  A-33
                 (d)        Compliance.......................................................  A-33
Section     5.5  Reports and Financial Statements............................................  A-33
Section     5.6  Absence of Certain Changes or Events........................................  A-34
Section     5.7  Litigation..................................................................  A-34
Section     5.8  Registration Statement and Proxy Statement..................................  A-34

                                                                                               PAGE
                                                                                               ----
Section     5.9  Tax Matters.................................................................  A-35
                 (a)        Filing of Timely Tax Returns.....................................  A-35
                 (b)        Payment of Taxes.................................................  A-35
                 (c)        Tax Reserves.....................................................  A-35
                 (d)        Tax Liens........................................................  A-35
                 (e)        Withholding Taxes................................................  A-35
                 (f)        Extensions of Time for Filing Tax Returns........................  A-35
                 (g)        Waivers of Statute of Limitations................................  A-35
                 (h)        Expiration of Statute of Limitations.............................  A-35
                 (i)        Audit, Administrative and Court Proceedings......................  A-35
                 (j)        Powers of Attorney...............................................  A-35
                 (k)        Tax Rulings......................................................  A-35
                 (l)        Availability of Tax Returns......................................  A-35
                 (m)        Tax Sharing Agreements...........................................  A-36
                 (n)        Code Section 280G................................................  A-36
                 (o)        Liability for Others.............................................  A-36
Section     5.10 Employee Matters; ERISA.....................................................  A-36
                 (a)        Benefit Plans....................................................  A-36
                 (b)        Contributions....................................................  A-36
                 (c)        Qualification; Compliance........................................  A-36
                 (d)        Liabilities......................................................  A-36
                 (e)        Welfare Plans....................................................  A-36
                 (f)        Documents made Available.........................................  A-37
                 (g)        Payments Resulting from Merger...................................  A-37
                 (h)        Labor Agreements.................................................  A-37
Section     5.11 Environmental Protection....................................................  A-38
                 (a)        Compliance.......................................................  A-38
                 (b)        Environmental Permits............................................  A-38
                 (c)        Environmental Claims.............................................  A-38
                 (d)        Releases.........................................................  A-38
                 (e)        Predecessors.....................................................  A-38
                 (f)        Disclosure.......................................................  A-39
Section     5.12 Regulation as a Utility.....................................................  A-39
Section     5.13 Vote Required...............................................................  A-39
Section     5.14 Accounting Matters..........................................................  A-39
Section     5.15 Applicability of Certain Iowa Law...........................................  A-39
Section     5.16 Opinion of Financial Advisor................................................  A-39
Section     5.17 Insurance...................................................................  A-39
Section     5.18 Ownership of WPL and Interstate Common Stock................................  A-39
Section     5.19 IES Rights Agreement........................................................  A-40
Section     5.20 Operations of Nuclear Power Plant...........................................  A-40

                                            ARTICLE VI

                           REPRESENTATIONS AND WARRANTIES OF INTERSTATE

Section     6.1  Organization and Qualification..............................................  A-40
Section     6.2  Subsidiaries................................................................  A-40
Section     6.3  Capitalization..............................................................  A-41
Section     6.4  Authority; Noncontravention; Statutory Approvals; Compliance................  A-41
                 (a)        Authority........................................................  A-41
                 (b)        Noncontravention.................................................  A-42
                 (c)        Statutory Approvals..............................................  A-42
                 (d)        Compliance.......................................................  A-42
Section     6.5  Reports and Financial Statements............................................  A-43

                                                                                               PAGE
                                                                                               ----
Section     6.6  Absence of Certain Changes or Events........................................  A-43
Section     6.7  Litigation..................................................................  A-44
Section     6.8  Registration Statement and Proxy Statement..................................  A-44
Section     6.9  Tax Matters.................................................................  A-44
                 (a)        Filing of Timely Tax Returns.....................................  A-44
                 (b)        Payment of Taxes.................................................  A-44
                 (c)        Tax Reserves.....................................................  A-44
                 (d)        Tax Liens........................................................  A-44
                 (e)        Withholding Taxes................................................  A-44
                 (f)        Extensions of Time for Filing Tax Returns........................  A-45
                 (g)        Waivers of Statute of Limitations................................  A-45
                 (h)        Expiration of Statute of Limitations.............................  A-45
                 (i)        Audit, Administrative and Court Proceedings......................  A-45
                 (j)        Powers of Attorney...............................................  A-45
                 (k)        Tax Rulings......................................................  A-45
                 (l)        Availability of Tax Returns......................................  A-45
                 (m)        Tax Sharing Agreements...........................................  A-45
                 (n)        Code Section 280G................................................  A-45
                 (o)        Liability for Others.............................................  A-45
Section     6.10 Employee Matters; ERISA.....................................................  A-45
                 (a)        Benefit Plans....................................................  A-45
                 (b)        Contributions....................................................  A-46
                 (c)        Qualification; Compliance........................................  A-46
                 (d)        Liabilities......................................................  A-46
                 (e)        Welfare Plans....................................................  A-46
                 (f)        Documents made Available.........................................  A-46
                 (g)        Payments Resulting from Merger...................................  A-47
                 (h)        Labor Agreements.................................................  A-47
Section     6.11 Environmental Protection....................................................  A-47
                 (a)        Compliance.......................................................  A-47
                 (b)        Environmental Permits............................................  A-48
                 (c)        Environmental Claims.............................................  A-48
                 (d)        Releases.........................................................  A-48
                 (e)        Predecessors.....................................................  A-48
                 (f)        Disclosure.......................................................  A-48
Section     6.12 Regulation as a Utility.....................................................  A-48
Section     6.13 Vote Required...............................................................  A-49
Section     6.14 Accounting Matters..........................................................  A-49
Section     6.15 Applicability of Certain Delaware Law, Etc..................................  A-49
Section     6.16 Opinion of Financial Advisor................................................  A-49
Section     6.17 Insurance...................................................................  A-49
Section     6.18 Ownership of WPL and IES Common Stock.......................................  A-49

                                                                                               PAGE
                                                                                               ----
                                            ARTICLE VII

                              CONDUCT OF BUSINESS PENDING THE MERGER

Section     7.1  Covenants of the Parties....................................................  A-49
Section     7.2  Ordinary Course of Business.................................................  A-49
Section     7.3  Dividends...................................................................  A-50
Section     7.4  Issuance of Securities......................................................  A-51
Section     7.5  Charter Documents...........................................................  A-52
Section     7.6  No Acquisitions.............................................................  A-52
Section     7.7  Capital Expenditures and Emission Allowances................................  A-52
Section     7.8  No Dispositions.............................................................  A-53
Section     7.9  Indebtedness................................................................  A-53
Section     7.10 Compensation, Benefits......................................................  A-53
Section     7.11 1935 Act....................................................................  A-53
Section     7.12 Transmission, Generation....................................................  A-54
Section     7.13 Accounting..................................................................  A-54
Section     7.14 Pooling.....................................................................  A-54
Section     7.15 Taxfree Status..............................................................  A-54
Section     7.16 Affiliate Transactions......................................................  A-54
Section     7.17 Cooperation, Notification...................................................  A-54
Section     7.18 Thirdparty Consents.........................................................  A-55
Section     7.19 No Breach...................................................................  A-55
Section     7.20 Taxexempt Status............................................................  A-55
Section     7.21 Transition Steering Team....................................................  A-55
Section     7.22 Company Actions.............................................................  A-55
Section     7.23 Tax Matters.................................................................  A-55
Section     7.24 Discharge of Liabilities....................................................  A-56
Section     7.25 Contracts...................................................................  A-56
Section     7.26 Insurance...................................................................  A-56
Section     7.27 Permits.....................................................................  A-56

                                           ARTICLE VIII

                                       ADDITIONAL AGREEMENTS

Section     8.1  Access to Information.......................................................  A-56
Section     8.2  Joint Proxy Statement and Registration Statement............................  A-57
                 (a)        Preparation and Filing...........................................  A-57
                 (b)        Letter of WPL's Accountants......................................  A-57
                 (c)        Letter of IES's Accountants......................................  A-57
                 (d)        Letter of Interstate's Accountants...............................  A-57
                 (e)        Fairness Opinions................................................  A-57
Section     8.3  Regulatory Matters..........................................................  A-58
                 (a)        HSR Filings......................................................  A-58
                 (b)        Other Regulatory Approvals.......................................  A-58
Section     8.4  Shareholder Approval........................................................  A-58
                 (a)        Approval of IES Shareholders.....................................  A-58
                 (b)        Approval of WPL Shareholders.....................................  A-58
                 (c)        Approval of Interstate Shareholders..............................  A-59
                 (d)        Meeting Date.....................................................  A-59
                 (e)        Fairness Opinions Not Withdrawn..................................  A-59
Section     8.5  Director and Officer Indemnification........................................  A-59
                 (a)        Indemnification..................................................  A-59

                                                                                               PAGE
                                                                                               ----
                 (b)        Insurance........................................................  A-60
                 (c)        Successors.......................................................  A-60
                 (d)        Survival of Indemnification......................................  A-60
                 (e)        Benefit..........................................................  A-60
Section     8.6  Disclosure Schedules........................................................  A-60
Section     8.7  Public Announcements........................................................  A-61
Section     8.8  Rule 145 Affiliates.........................................................  A-61
Section     8.9  Employee Agreements and Workforce Matters...................................  A-61
                 (a)        Certain Employee Agreements......................................  A-61
                 (b)        Workforce Matters................................................  A-61
Section     8.10 Employee Benefit Plans......................................................  A-62
Section     8.11 Stock Option and Other Stock Plans..........................................  A-62
                 (a)        Amendment of Stock Plans and Agreements..........................  A-62
                 (b)        Company Action...................................................  A-63
Section     8.12 No Solicitations............................................................  A-63
Section     8.13 Company Board of Directors..................................................  A-64
Section     8.14 Company Officers............................................................  A-65
Section     8.15 Employment Contracts........................................................  A-65
Section     8.16 PostMerger Operations.......................................................  A-65
Section     8.17 Expenses....................................................................  A-66
Section     8.18 Further Assurances..........................................................  A-66
Section     8.19 Charter and Bylaw Amendments................................................  A-66
Section     8.20 IES Rights Agreement........................................................  A-66

                                            ARTICLE IX

                                            CONDITIONS

Section     9.1  Conditions to each Party's Obligation to Effect the Merger..................  A-66
                 (a)        Shareholder Approvals............................................  A-66
                 (b)        No Injunction....................................................  A-67
                 (c)        Registration Statement...........................................  A-67
                 (d)        Listing of Shares................................................  A-67
                 (e)        Statutory Approvals..............................................  A-67
                 (f)        Pooling..........................................................  A-67
Section     9.2  Further Conditions to Obligation of IES to Effect the IES Merger............  A-67
                 (a)        Performance of Obligations.......................................  A-67
                 (b)        Representations and Warranties...................................  A-67
                 (c)        Closing Certificates.............................................  A-68
                 (d)        Material Adverse Effect..........................................  A-68
                 (e)        Tax Opinions.....................................................  A-68
                 (f)        Required Consents................................................  A-68
                 (g)        Affiliate Agreements.............................................  A-68
Section     9.3  Further Conditions to Obligation of Interstate to Effect the Interstate
                 Merger......................................................................  A-68
                 (a)        Performance of Obligations.......................................  A-68
                 (b)        Representations and Warranties...................................  A-68
                 (c)        Closing Certificates.............................................  A-69
                 (d)        Material Adverse Effect..........................................  A-69
                 (e)        Tax Opinions.....................................................  A-69
                 (f)        Required Consents................................................  A-69
                 (g)        Affiliate Agreements.............................................  A-69
Section     9.4  Further Conditions to Obligation of WPL to Effect the Merger................  A-69
                 (a)        Performance of Obligations.......................................  A-69

                                                                                               PAGE
                                                                                               ----
                 (b)        Representations and Warranties...................................  A-69
                 (c)        Closing Certificates.............................................  A-69
                 (d)        Material Adverse Effect..........................................  A-70
                 (e)        Tax Opinions.....................................................  A-70
                 (f)        Required Consents................................................  A-70
                 (g)        Affiliate Agreements.............................................  A-70

                                             ARTICLE X
                                 TERMINATION, AMENDMENT AND WAIVER
Section    10.1  Termination.................................................................  A-70
Section    10.2  Effect of Termination.......................................................  A-73
Section    10.3  Termination Fee; Expenses...................................................  A-73
                 (a)        Termination Fee Upon Breach or Withdrawal of Approval............  A-73
                 (b)        Additional Termination Fee.......................................  A-74
                 (c)        Second Termination Fee...........................................  A-75
                 (d)        Expenses.........................................................  A-75
                 (e)        Limitation on Termination Fees...................................  A-75
                 (f)        Certain Definitions..............................................  A-76
                            (i)  Participation Percentage....................................  A-76
                            (ii)  Target Party...............................................  A-76
Section    10.4  Amendment...................................................................  A-76
Section    10.5  Waiver......................................................................  A-76

                                            ARTICLE XI
                                        GENERAL PROVISIONS
Section    11.1  Nonsurvival; Effect of Representations and Warranties.......................  A-77
Section    11.2  Brokers.....................................................................  A-77
Section    11.3  Notices.....................................................................  A-77
Section    11.4  Miscellaneous...............................................................  A-79
Section    11.5  Interpretation..............................................................  A-79
Section    11.6  Counterparts; Effect........................................................  A-79
Section    11.7  Parties in Interest.........................................................  A-79
Section    11.8  Binding Effect; Benefits....................................................  A-80
Section    11.9  WAIVER OF JURY TRIAL AND CERTAIN DAMAGES....................................  A-80
Section    11.10 Enforcement.................................................................  A-80

                                    EXHIBITS

Exhibit    A             --      WPL/IES Stock Option Agreement
Exhibit    B             --      WPL/Interstate Stock Option Agreement
Exhibit    C             --      IES/WPL Stock Option Agreement
Exhibit    D             --      IES/Interstate Stock Option Agreement
Exhibit    E             --      Interstate/WPL Stock Option Agreement
Exhibit    F             --      Interstate/IES Stock Option Agreement
Exhibit    1.3           --      Plan of Merger
Exhibit    8.8(a)        --      Affilate Agreement of WPL
Exhibit    8.8(b)        --      Affiliate Agreement of IES and Interstate
Exhibit    8.15.1        --      WPL Employment Contract with Mr. Liu
Exhibit    8.15.2        --      WPL Employment Contract with Mr. Davis
Exhibit    8.15.3        --      WPL Employment Contract with Mr. Stoppelmoor
Exhibit    8.15.4        --      WPL Employment Contract with Mr. Chase

                             INDEX OF DEFINED TERMS

TERM                                                                                                                          PAGE
- ----------------------------------------------------------------------------------------------------------------------------  ----
Acquisition.................................................................................................................  A-12
Acquisition Common Stock....................................................................................................  A-15
1935 Act....................................................................................................................  A-19
Affiliate...................................................................................................................  A-29
Affiliate Agreement.........................................................................................................  A-61
Affiliated Employees........................................................................................................  A-62
Agreement...................................................................................................................  A-12
Atomic Energy Act...........................................................................................................  A-22
Business Combination........................................................................................................  A-71
Business Combination Proposal...............................................................................................  A-64
Canceled Common Shares......................................................................................................  A-16
Certificates................................................................................................................  A-16
Class I.....................................................................................................................  A-64
Class II....................................................................................................................  A-64
Class III...................................................................................................................  A-64
Closing.....................................................................................................................  A-18
Closing Agreement...........................................................................................................  A-25
Closing Date................................................................................................................  A-18
Code........................................................................................................................  A-12
Company.....................................................................................................................  A-12
Confidentiality Agreement...................................................................................................  A-57
DAEC........................................................................................................................  A-40
DGCL........................................................................................................................  A-13
Disclosure Schedules........................................................................................................  A-61
Dissenting Shares...........................................................................................................  A-16
DOE.........................................................................................................................  A-22
Effective Time..............................................................................................................  A-14
Environmental Claim.........................................................................................................  A-28
Environmental Laws..........................................................................................................  A-28
Environmental Permits.......................................................................................................  A-27
ERISA.......................................................................................................................  A-25
Exchange Act................................................................................................................  A-22
Exchange Agent..............................................................................................................  A-16
FERC........................................................................................................................  A-22
Final Order.................................................................................................................  A-67
GAAP........................................................................................................................  A-12
Governmental Authority......................................................................................................  A-21
Hazardous Materials.........................................................................................................  A-28
HSR Act.....................................................................................................................  A-58
IBCA........................................................................................................................  A-13
Indemnified Liabilities.....................................................................................................  A-59
Indemnified Party...........................................................................................................  A-59
Indemnified Parties.........................................................................................................  A-59
IES.........................................................................................................................  A-12
IES Benefit Plans...........................................................................................................  A-36
IES Common Stock............................................................................................................  A-14
IES Disclosure Schedule.....................................................................................................  A-30
IES Directors...............................................................................................................  A-64
IES Dissenting Shares.......................................................................................................  A-16
IES Financial Statements....................................................................................................  A-34
IES/Interstate Stock Option Agreement.......................................................................................  A-12

TERM                                                                                                                          PAGE
- ----------------------------------------------------------------------------------------------------------------------------  ----
IES Joint Venture...........................................................................................................  A-31
IES Material Adverse Effect.................................................................................................  A-31
IES Merger..................................................................................................................  A-12
IES Preferred Stock.........................................................................................................  A-31
IES Ratio...................................................................................................................  A-14
IES Required Consents.......................................................................................................  A-32
IES Required Statutory Approvals............................................................................................  A-33
IES Rights Agreement........................................................................................................  A-40
IES SEC Reports.............................................................................................................  A-33
IES Shareholders' Approval..................................................................................................  A-39
IES Special Meeting.........................................................................................................  A-58
IES Stock Awards............................................................................................................  A-63
IES Stock Option............................................................................................................  A-62
IES Subsidiary..............................................................................................................  A-31
IES/WPL Stock Option Agreement..............................................................................................  A-12
Initial Termination Date....................................................................................................  A-70
Interstate..................................................................................................................  A-12
Interstate Benefit Plans....................................................................................................  A-46
Interstate Common Stock.....................................................................................................  A-14
Interstate Directors........................................................................................................  A-64
Interstate Disclosure Schedule..............................................................................................  A-40
Interstate Dissenting Shares................................................................................................  A-16
Interstate Financial Statements.............................................................................................  A-43
Interstate/IES Stock Option Agreement.......................................................................................  A-12
Interstate Joint Venture....................................................................................................  A-41
Interstate Material Adverse Effect..........................................................................................  A-40
Interstate Merger...........................................................................................................  A-13
Interstate Preferred Stock..................................................................................................  A-15
Interstate Ratio............................................................................................................  A-15
Interstate Required Consents................................................................................................  A-42
Interstate Required Statutory Approval......................................................................................  A-42
Interstate SEC Reports......................................................................................................  A-43
Interstate Shareholders' Approval...........................................................................................  A-49
Interstate Special Meeting..................................................................................................  A-59
Interstate Subsidiary.......................................................................................................  A-41
Interstate/WPL Stock Option Agreement.......................................................................................  A-12
IRS.........................................................................................................................  A-25
Joint Proxy/Registration Statement..........................................................................................  A-57
Joint Venture...............................................................................................................  A-19
Kewaunee....................................................................................................................  A-30
knowledge...................................................................................................................  A-21
McLeod......................................................................................................................  A-14
McLeod Contengency..........................................................................................................  A-14
Merger......................................................................................................................  A-13
Merrill.....................................................................................................................  A-30
Morgan......................................................................................................................  A-39
New Interstate..............................................................................................................  A-12
New Interstate Common Stock.................................................................................................  A-15
New Interstate Preferred Stock..............................................................................................  A-15
New Utilities...............................................................................................................  A-13
New Utilities Common Stock..................................................................................................  A-15
Nonregulated Company........................................................................................................  A-66
Non-Target Party............................................................................................................  A-75

TERM                                                                                                                          PAGE
- ----------------------------------------------------------------------------------------------------------------------------  ----
NRC.........................................................................................................................  A-22
NYSE........................................................................................................................  A-18
Payment Date................................................................................................................  A-51
Participation Percentage....................................................................................................  A-76
PBGC........................................................................................................................  A-25
Permits.....................................................................................................................  A-21
Plan of Merger..............................................................................................................  A-14
Power Act...................................................................................................................  A-22
Proxy Statement.............................................................................................................  A-23
Registration Statement......................................................................................................  A-23
Release.....................................................................................................................  A-29
Representatives.............................................................................................................  A-56
Salomon.....................................................................................................................  A-49
SEC.........................................................................................................................  A-12
Second Target Party.........................................................................................................  A-75
Securities Act..............................................................................................................  A-22
Stock Option Agreements.....................................................................................................  A-12
Stock Plans.................................................................................................................  A-63
Subsidiary..................................................................................................................  A-19
Target Party................................................................................................................  A-76
Tax Return..................................................................................................................  A-25
Tax Ruling..................................................................................................................  A-25
Taxes.......................................................................................................................  A-24
Three-Year Period...........................................................................................................  A-79
Transition Team.............................................................................................................  A-55
Utilities...................................................................................................................  A-31
Utilities Common Stock......................................................................................................  A-31
Utilities Preferred Stock...................................................................................................  A-31
Violation...................................................................................................................  A-20
WBCL........................................................................................................................  A-13
Wisconsin Regulatory Event..................................................................................................  A-13
WP&LC.......................................................................................................................  A-19
WP&LC Common Stock..........................................................................................................  A-19
WP&LC Preferred Stock.......................................................................................................  A-20
WPL.........................................................................................................................  A-12
WPL Benefit Plans...........................................................................................................  A-25
WPL Common Stock............................................................................................................  A-14
WPL Directors...............................................................................................................  A-64
WPL Disclosure Schedule.....................................................................................................  A-18
WPL Financial Statements....................................................................................................  A-22
WPL/IES Stock Option Agreement..............................................................................................  A-12
WPL/Interstate Stock Option Agreement.......................................................................................  A-12
WPL Joint Venture...........................................................................................................  A-19
WPL Material Adverse Effect.................................................................................................  A-18
WPL Rights..................................................................................................................  A-14
WPL Rights Agreement........................................................................................................  A-14
WPL Required Consents.......................................................................................................  A-21
WPL Required Statutory Approvals............................................................................................  A-21
WPL SEC Reports.............................................................................................................  A-22
WPL Shareholders' Approval..................................................................................................  A-29
WPL Special Meeting.........................................................................................................  A-58
WPL Subsidiary..............................................................................................................  A-19
WPS.........................................................................................................................  A-30

    THIS AGREEMENT AND PLAN OF MERGER, dated as of November 10, 1995, as amended (this "AGREEMENT"), by and among WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin ("WPL"), IES Industries Inc., a holding company incorporated under the laws of the State of Iowa ("IES"), Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware ("INTERSTATE"), WPLH Acquisition Co., a wholly-owned subsidiary of WPL incorporated under the laws of the State of Wisconsin ("ACQUISITION"), and Interstate Power Company, a wholly-owned subsidiary of Interstate incorporated under the laws of the State of Wisconsin ("NEW INTERSTATE", and together with WPL, IES, Interstate and Acquisition, after the Effective Time (as hereinafter defined), the "COMPANY"),

                              W I T N E S S E T H:

    WHEREAS, WPL, IES and Interstate have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

    WHEREAS, in furtherance thereof, the respective Boards of Directors of WPL, IES, Interstate, Acquisition and New Interstate have approved this Agreement and the Merger (as defined in Section 1.1 below) on the terms and conditions set forth in this Agreement;

    WHEREAS, the Board of Directors of WPL has approved and WPL has executed agreements with IES in the form of Exhibit A (the "WPL/IES STOCK OPTION AGREEMENT"), and Interstate in the form of Exhibit B (the "WPL/INTERSTATE STOCK OPTION AGREEMENT"), the Board of Directors of IES has approved and IES has executed agreements with WPL in the form of Exhibit C (the "IES/WPL STOCK OPTION AGREEMENT"), and Interstate in the form of Exhibit D (the "IES/INTERSTATE STOCK OPTION AGREEMENT"), and the Board of Directors of Interstate has approved and Interstate has executed agreements with WPL in the form of Exhibit E (the "INTERSTATE/WPL STOCK OPTION AGREEMENT") and IES in the form of Exhibit F (the "INTERSTATE/IES STOCK OPTION AGREEMENT") (collectively, the "STOCK OPTION AGREEMENTS") whereby each of WPL, IES and Interstate, respectively, has granted to the others an option to purchase shares of its common stock on the terms and conditions provided in such agreements;

    WHEREAS,  for  Federal  income  tax  purposes,  it  is  intended  that   the
transactions contemplated herein will be reorganizations described in SECTION 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder, and that the parties hereto and their respective shareholders will recognize no gain or loss for Federal income tax purposes as a result of the consummation of the Merger;

    WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and applicable regulations of the Securities and Exchange Commission (the "SEC");

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section  1.1  THE MERGER.   Upon the terms and  subject to the conditions of
this Agreement:

        (a) at the Effective Time the Merger shall be effected as follows:

           (i) IES shall be merged with and into WPL (the "IES MERGER") in accordance with the laws of the States of Wisconsin and Iowa;

           (ii) Acquisition shall be merged with and into Interstate (the "INTERSTATE MERGER") in accordance with the laws of the States of Wisconsin and Delaware;

          (iii) The IES Merger, together with the Interstate Merger, are collectively referred to herein as the "MERGER;"

    PROVIDED, HOWEVER, that in the event that there has been a failure to obtain any WPL Required Statutory Approvals due to any limitations imposed under
    Section 196.795 of the Wisconsin Statutes (a "WISCONSIN REGULATORY EVENT"), the Merger shall be effected as follows, with the terms "IES Merger," "Interstate Merger" and "Merger" being defined as set forth below:

           (i) Interstate shall be merged with and into New Interstate (following such intermediate merger, to be deemed "Interstate" for the purposes of this Agreement), with New Interstate to be the surviving corporation; and

           (ii) Acquisition shall be merged with and into Interstate, with Interstate to be the surviving corporation (steps (i) and (ii) being collectively referred to herein as the "INTERSTATE MERGER"); and

          (iii) Utilities (as hereinafter defined) shall be merged with and into a wholly-owned subsidiary of IES ("NEW UTILITIES," to be formed as a Wisconsin corporation, and following such intermediate merger, to be deemed "Utilities" for the purposes of this Agreement), with New Utilities to be the surviving corporation; and

          (iv) IES shall be merged with and into WPL (steps (iii) and (iv), collectively, the "IES MERGER") in accordance with the laws of the States of Wisconsin and Iowa; and

           (v) The IES Merger, together with the Interstate Merger, are collectively referred to herein as the "MERGER."

        (b) WPL shall be the surviving corporation of the IES Merger, and Interstate shall be the surviving corporation of the Interstate Merger, and each shall continue its respective corporate existence under the laws of the States of Wisconsin and Delaware, as applicable; and

        (c) the effects and the consequences of the Merger shall be as set forth in SECTION 1.2.

    Section 1.2  EFFECTS OF THE MERGER.  At the Effective Time,

        (a) the surviving corporation of the IES Merger shall change its name to Interstate Energy Corporation,

        (b) the Restated Articles of Incorporation of WPL, as in effect immediately prior to the Effective Time, except as set forth in SECTION 1.2(a) above, shall be the Restated Articles of Incorporation of WPL as the surviving corporation in the IES Merger until thereafter amended,

        (c) the By-laws of WPL, as in effect immediately prior to the Effective Time, shall be the By-laws of WPL as the surviving corporation in the IES Merger until thereafter amended,

        (d) the Restated Certificate of Incorporation of Interstate, as in effect immediately prior to the Effective Time, shall be the Restated Certificate of Incorporation of Interstate as the surviving corporation in the Interstate Merger until thereafter amended, and

        (e) the By-laws of Interstate, as in effect immediately prior to the Effective Time, shall be the By-laws of Interstate as the surviving corporation in the Interstate Merger until thereafter amended.

Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL"), the Iowa Business Corporation Act (the "IBCA") and the Delaware General Corporation Law (the "DGCL").

    Section 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as hereinafter defined), articles and certificates of merger together, in the case of the IES Merger, with a Plan of Merger in substantially the form attached hereto as Exhibit 1.3, which Plan of Merger is incorporated by reference herein and deemed a part hereof (the "PLAN OF MERGER"), complying with the requirements of the WBCL, the IBCA and the DGCL, shall be executed by WPL, IES, Interstate and Acquisition (or, if a Wisconsin Regulatory Event shall have occurred, WPL, IES, Interstate, New Interstate, Utilities, New Utilities and Acquisition) and shall be filed by WPL, Utilities and Interstate, as appropriate, with the Secretary of State of the State of Wisconsin pursuant to the WBCL and the Secretary of State of the State of Iowa pursuant to the IBCA, in the case of the IES Merger, and the Secretary of State of the State of Delaware pursuant to the DGCL and the Secretary of State of the State of Wisconsin pursuant to the WBCL, in the case of the Interstate Merger. The Merger shall become effective on the later of the times (the "EFFECTIVE TIME") specified in the appropriate articles and certificates of merger filed with respect to the IES Merger and the Interstate Merger, respectively.

                                   ARTICLE II
                              TREATMENT OF SHARES

    Section 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of WPL, IES, Interstate or Acquisition:

        (a)  CANCELLATION OF CERTAIN COMMON STOCK.

           (i) Each share of Common Stock, no par value, of IES (the "IES COMMON STOCK") that is owned by IES, WPL or Interstate or any of their respective Subsidiaries (as hereinafter defined) shall be canceled and shall cease to exist, and

           (ii) each share of Common Stock, par value $3.50 per share, of Interstate (the "INTERSTATE COMMON STOCK") that is owned by IES, WPL or Interstate or any of their respective Subsidiaries shall be canceled and shall cease to exist.

        (b)  CONVERSION OF CERTAIN COMMON STOCK.

           (i) Each issued and outstanding share of IES Common Stock (other than shares canceled pursuant to SECTION 2.1(a)(i) and IES Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive
       0.98 duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) shares of Common Stock, par value $.01 per share, of WPL ("WPL COMMON STOCK"), including, if applicable, associated rights (the "WPL RIGHTS") to purchase shares of WPL Common Stock pursuant to the terms of that certain Rights Agreement between WPL and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated as of February 22, 1989 (the "WPL RIGHTS AGREEMENT"). Until the Distribution Date (as defined in the WPL Rights Agreement) all references in this Agreement to the WPL Common Stock shall be deemed to include the associated WPL Rights. Notwithstanding the foregoing, if the McLeod Contingency (as hereinafter defined) shall have occurred prior to the Closing Date, each issued and outstanding share of IES Common Stock (other than shares canceled pursuant to SECTION 2.1(a)(i) and IES Dissenting Shares) shall be converted into the right to receive 1.01 duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) shares of WPL Common Stock. The specific exchange ratio at which shares of IES Common Stock are ultimately converted into shares of WPL Common Stock in the IES Merger is hereafter referred to as the "IES RATIO". As used in this Agreement, the term "MCLEOD CONTINGENCY" shall mean the completion of a firm commitment underwritten intitial public offering of Class A common stock by McLeod, Inc., a Delaware corporation ("MCLEOD"), at a per share price equal to or greater than $13.00 (as adjusted for any stock split, recapitalization or the like effected prior to the completion of such offering, other than the stock split disclosed in McLeod's registration statement on Form S-1 filed with the Securities and Exchange Commission on April 2, 1996), that results in McLeod (a) receiving gross proceeds of such offering equal to or greater than $75 million in addition to any gross proceeds from the sale of its Class A common stock to exisiting stockholders and (b) having its Class A common stock, immediately following the completion of such initial public offering, registered pursuant to Section 12 of the Exchange Act (as hereinafter defined).

           (ii) Each issued and outstanding share of Interstate Common Stock (other than shares canceled pursuant to SECTION 2.1(a)(ii)) shall be converted into the right to receive 1.11 (the "INTERSTATE RATIO") duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) shares of WPL Common Stock, PROVIDED, HOWEVER, that if a Wisconsin Regulatory Event shall have occurred, each issued and outstanding share of Interstate Common Stock (other than shares canceled pursuant to SECTION 2.1(a)(ii)) shall FIRST automatically be converted into one duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) share of Common Stock, par value $3.50 per share, of New Interstate (the "NEW INTERSTATE COMMON STOCK") and THEREAFTER, such one share of New Interstate Common Stock shall be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) shares of WPL Common Stock equal to the Interstate Ratio.

          (iii) If a Wisconsin Regulatory Event shall have occurred, each issued and outstanding share of Utilities Common Stock (as hereinafter defined) shall be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) share of Common Stock, par value $2.50 per share, of New Utilities (the "NEW UTILITIES COMMON STOCK").

          (iv) Upon such conversions and except as otherwise provided in SECTION 2.2, all such shares of IES Common Stock, Interstate Common Stock (and, if a Wisconsin Regulatory Event shall have occurred, Utilities Common Stock) shall be canceled and cease to exist, and each holder of a certificate formerly representing any such shares of IES Common Stock and Interstate Common Stock (and, if applicable, Utilities Common Stock) shall cease to have rights with respect thereto, except the right to receive the shares of WPL Common Stock (or New Utilities Common Stock) to be issued in consideration therefor upon (in the case of the IES Common Stock and the Interstate Common Stock) the surrender of such certificate in accordance with SECTION 2.3 and any cash in lieu of fractional shares of WPL Common Stock.

        (c) INTERSTATE PREFERRED STOCK. Each issued and outstanding share of Preferred Stock, $50 par value, of Interstate (the "INTERSTATE PREFERRED STOCK") shall be unchanged as a result of the Interstate Merger and shall remain outstanding thereafter, PROVIDED, HOWEVER, that if a Wisconsin Regulatory Event shall have occurred, each outstanding share of Interstate Preferred Stock (other than shares owned directly or indirectly by WPL, IES or Interstate and other than Interstate Dissenting Shares) will be converted into one share of Preferred Stock, $50 par value, of New Interstate (the "NEW INTERSTATE PREFERRED STOCK") with terms (including dividend rights) and designations under the New Interstate restated articles of incorporation substantially identical to those of the converted shares of Interstate Preferred Stock under the Interstate restated certificate of incorporation. In the event that a Wisconsin Regulatory Event shall have occurred, from and after the Effective Time, each outstanding certificate theretofore representing shares of Interstate Preferred Stock shall be deemed for all purposes to evidence the ownership of and to represent an equal number of shares of New Interstate Preferred Stock into which such shares of Interstate Preferred Stock shall have been converted.

        (d) CONVERSION OF ACQUISITION COMMON STOCK. All of the shares of Common Stock, par value $0.01 per share, of Acquisition (the "ACQUISITION COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into that number of shares of Interstate Common Stock (as the surviving corporation in the Interstate Merger) which shall be equivalent to the aggregate number of shares of Interstate Common Stock (exclusive of the shares canceled pursuant to SECTION 2.1(a)(ii)) issued and outstanding immediately prior to the Effective Time, PROVIDED, HOWEVER, if a Wisconsin Regulatory Event shall have occurred, all of the shares of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into that number of shares of New Interstate Common Stock (as the surviving corporation in the Interstate Merger) which shall be equivalent to the aggregate number of shares of New Interstate Common Stock (exclusive of the shares canceled pursuant to SECTION 2.1(a)(ii)) issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, each outstanding certificate theretofore representing shares of Acquisition Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Interstate Common Stock or New
    Interstate Common Stock, as appropriate, into which such shares of Acquisition Common Stock shall have been converted.

        (e) REDEMPTION OF UTILITIES PREFERRED STOCK. If a Wisconsin Regulatory Event shall have occurred, all of the shares of Utilities Preferred Stock (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall be redeemed prior to consummation of the Merger.

    Section 2.2  DISSENTING SHARES.

        (a) Shares of IES Common Stock held by any holder entitled to relief as a dissenting shareholder under SECTION 490.1302 of the IBCA (the "IES DISSENTING SHARES") shall not be converted into the right to receive WPL Common Stock in the IES Merger, but shall be canceled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of SECTIONS 490.1320 through 490.1330 of the IBCA, unless and until the right of such holder to receive fair cash value for such Dissenting Shares (as hereinafter defined) terminates in accordance with SECTIONS 490.1320 through 490.1330 of the IBCA. If such right is terminated otherwise than by the purchase of such shares by WPL, then such shares shall cease to be Dissenting Shares and shall represent the right to receive WPL Common Stock, as provided in SECTION 2.1(b)(i).

        (b) Shares of Interstate Preferred Stock held by any holder entitled to relief as a dissenting shareholder under SECTION 262 of the DGCL (the "INTERSTATE DISSENTING SHARES," and, collectively with the IES Dissenting Shares, the "DISSENTING SHARES") shall be canceled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of SECTION 262 of the DGCL. If such right is terminated otherwise than by the purchase of such shares by WPL, then such shares shall cease to be Dissenting Shares and shall remain outstanding.

    Section 2.3  ISSUANCE OF NEW CERTIFICATES.

        (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, WPL shall deposit with such bank, trust company or other appropriate entity mutually agreeable to WPL, IES and Interstate (the "EXCHANGE AGENT"), certificates representing shares of WPL Common Stock required to effect the issuances referred to in SECTION 2.1, together with cash payable in respect of fractional shares pursuant to SECTION 2.3(d).

        (b)  ISSUANCE PROCEDURES.

           (i) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of IES Common Stock or Interstate Common Stock, as the case may be (collectively, the "CANCELED COMMON SHARES"), that were canceled and became instead the right to receive shares of WPL Common Stock pursuant to SECTION 2.1(b) and the Plan of Merger, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent), and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing WPL Common Stock.

           (ii) Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of WPL, IES and Interstate), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive a certificate representing that number of whole shares of WPL Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Plan of Merger. In the event of a transfer of ownership of Canceled Common Shares which is not registered in the transfer records of IES or Interstate, as the case may be, a certificate representing the proper number of shares of WPL Common Stock may be issued to a transferee if the Certificate representing such Canceled Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid.

          (iii) Until surrendered as contemplated by this SECTION 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing WPL Common Stock and cash in lieu of any fractional shares of WPL Common Stock contemplated by this SECTION 2.3.

        (c)  DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES.

           (i) No dividends or other distributions declared or made after the Effective Time with respect to shares of WPL Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of WPL Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to SECTION 2.3(d) until the holder of record of such Certificate (or a transferee as described in SECTION 2.3(b)) shall surrender such Certificate.

           (ii) Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holders (or a transferee as described in SECTION 2.3(b)) of the certificates representing whole shares of WPL Common Stock issued in consideration therefor, without interest,

               (A) at the time of such surrender, the amount of cash in lieu of a fractional share of WPL Common Stock to which such holder (or transferee) is entitled pursuant to SECTION 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time which theretofore became payable but which were not paid by reason of SECTION 2.3(c)(i) with respect to such whole shares of WPL Common Stock, and

               (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of WPL Common Stock.

        (d)  NO FRACTIONAL SECURITIES.

           (i) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of WPL Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote as, or to any other rights of, a holder of WPL Common Stock.

           (ii) A holder of IES Common Stock or Interstate Common Stock who would otherwise have been entitled to receive a fractional share of WPL Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, regular way, per share of WPL Common Stock, on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day prior to the Effective Time on which WPL Common Stock was traded on the NYSE, without any interest thereon.

        (e) CLOSING OF COMMON STOCK TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of IES and Interstate with respect to shares of IES Common Stock and Interstate Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to WPL or Interstate, they shall be canceled and exchanged for certificates representing the appropriate number of shares of WPL Common Stock as provided in this SECTION 2.3.

        (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing WPL Common Stock deposited with the Exchange Agent pursuant to SECTION 2.3(a) and not exchanged within one year after the Effective Time pursuant to this
    SECTION 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 THE CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 a.m. (Milwaukee, Wisconsin local time) on the second business day immediately following the date on which the last of the conditions set forth in Article IX hereof is fulfilled or waived, or at such other time and date and place as WPL, IES and Interstate shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF WPL

    WPL represents and warrants to IES and Interstate as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in SECTION
4.1 of the Disclosure Schedule to this Agreement prepared and delivered by WPL (the "WPL DISCLOSURE SCHEDULE"), each of WPL and the WPL Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of WPL and the WPL Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby (a "WPL MATERIAL ADVERSE EFFECT").

    Section 4.2  SUBSIDIARIES.

        (a) SECTION 4.2 of the WPL Disclosure Schedule sets forth a description as of the date hereof, of all WPL Subsidiaries and WPL Joint Ventures, including (i) the name of each such entity and WPL's interest therein, and
    (ii) a brief description of the principal line or lines of business conducted by each such entity.

        (b) Except as set forth in SECTION 4.2 of the WPL Disclosure Schedule, none of the WPL Subsidiaries or WPL Joint Ventures is a "PUBLIC UTILITY COMPANY," a "HOLDING COMPANY," a "SUBSIDIARY COMPANY" or an "AFFILIATE" of any public utility company within the meaning of SECTION 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), respectively.

        (c) Except as set forth in SECTION 4.2 of the WPL Disclosure Schedule, all of the issued and outstanding shares of capital stock of each WPL Subsidiary are duly authorized, validly issued, fully paid, nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) and free of preemptive rights, and are owned, directly or indirectly, by WPL free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such WPL Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, or granting to any person other than WPL or a WPL Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

        (d) As used in this Agreement,

           (i) "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person or entity;

           (ii) "WPL SUBSIDIARY" shall mean any Subsidiary of WPL;

          (iii) "JOINT VENTURE" of a person or entity shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such person or entity, in which such person or one or more of its Subsidiaries owns directly or indirectly an equity interest, other than equity interests held for passive investment purposes which are less than 5% of each class of the outstanding voting securities or equity interests of any such entity; and

          (iv) "WPL JOINT VENTURE" shall mean any Joint Venture of WPL or any WPL Subsidiary.

    Section 4.3  CAPITALIZATION.

        (a) The authorized capital stock of WPL consists of 100,000,000 shares of WPL Common Stock of which 30,773,588 shares were issued and outstanding as of September 30, 1995;

        (b) The authorized capital stock of Wisconsin Power and Light Company ("WP&LC"), a Wisconsin corporation and a Subsidiary of WPL, consists of

           (A) 18,000,000 shares of Common Stock, $5 par value, of which 13,236,601 shares were issued and outstanding as of September 30, 1995 (the "WP&LC COMMON STOCK"), and

           (B) 3,750,000 shares of Preferred Stock without mandatory redemption, (4.50% series, 4.80% series, 4.96% series, 4.40% series, 4.76% series,
       6.50% series and 6.20% series) of which 1,049,225 were issued and outstanding as of September 30, 1995 (the classes set forth in this clause (B) being referred to collectively as, the "WP&LC PREFERRED STOCK").

        (c) All of the issued and outstanding shares of WPL Common Stock, WP&LC Common Stock and WP&LC Preferred Stock are, and any shares of WPL Common Stock issued pursuant to the Merger and the WPL/Interstate and WPL/IES Stock Option Agreements will be duly authorized, validly issued, fully paid, nonassessable (except as otherwise provided in SECTION 180.0622(2)(b) of the WBCL) and free of preemptive rights.

        (d) Except as set forth in SECTION 4.3 of the WPL Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WPL or any of the WPL Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of WPL, or obligating WPL to grant, extend or enter into any such agreement or commitment, other than under the WPL/IES and WPL/Interstate Stock Option Agreements.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

        (a) AUTHORITY. WPL has all requisite corporate power and authority to enter into this Agreement and the WPL/IES and WPL/Interstate Stock Option Agreements, and, subject to the applicable WPL Shareholders' Approval (as hereinafter defined) and the applicable WPL Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the WPL/IES and WPL/Interstate Stock Option Agreements and the consummation by WPL of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WPL, subject to obtaining the applicable WPL Shareholders' Approval. Each of this Agreement and the WPL/IES and WPL/Interstate Stock Option Agreements has been duly and validly executed and delivered by WPL and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of WPL enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

        (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the WPL Disclosure Schedule, the execution and delivery of this Agreement and the WPL/IES and the WPL/Interstate Stock Option Agreements by WPL do not, and the consummation of the transactions contemplated hereby or thereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WPL or any of the WPL Subsidiaries or WPL Joint Ventures (any such violation, conflict, breach, default, termination, modification, cancellation, acceleration, loss or creation, a "VIOLATION" with respect to WPL, such term when used in Articles V and VI having a correlative meaning with respect to IES and Interstate, respectively) pursuant to any provisions of:

           (i) the Articles of Incorporation, By-laws or similar governing documents of WPL or any of the WPL Subsidiaries or WPL Joint Ventures;

           (ii) subject to obtaining the WPL Required Statutory Approvals and the receipt of the WPL Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as hereinafter defined) applicable to WPL or any of the WPL Subsidiaries or WPL Joint Ventures or any of their respective properties or assets; or

          (iii) subject  to  obtaining the  third-party  consents set  forth  in
       SECTION 4.4(b) of the WPL Disclosure Schedule (the "WPL REQUIRED CONSENTS") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WPL or any of the WPL Subsidiaries or WPL Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

        (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, Federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement or the WPL/IES and WPL/Interstate Stock Option Agreements by WPL or the consummation by WPL of the transactions contemplated hereby or thereby, except as described in SECTION 4.4(c) of the WPL Disclosure Schedule (the "WPL REQUIRED STATUTORY APPROVALS," it being understood that references in this Agreement to "OBTAINING" such WPL Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

        (d)  COMPLIANCE.

           (i)  (A)   Except as  set forth  in SECTION  4.4(d), SECTION  4.10 or
       SECTION 4.11 of the WPL Disclosure Schedule, or as disclosed in the WPL SEC Reports (as hereinafter defined) filed prior to the date hereof, neither WPL nor any of the WPL Subsidiaries nor, to the knowledge of WPL, any WPL Joint Venture, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

               (B) For purposes of this Agreement "KNOWLEDGE" shall mean, with respect to any party hereto, the actual knowledge after due inquiry of principal executive officers of WPL, IES or Interstate, respectively set forth in SECTIONS 4.4(d), 5.4(d) and 6.4(d) of the WPL Disclosure Schedule, IES Disclosure Schedule (as hereinafter defined) and Interstate Disclosure Schedule (as hereinafter defined).

           (ii) Except as set forth in SECTION 4.4(d) or in SECTION 4.11 of the WPL Disclosure Schedule, WPL and the WPL Subsidiaries and the WPL Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively, the "PERMITS") necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

          (iii) Except as set forth in SECTION 4.4(d) of the WPL Disclosure Schedule, each of WPL and the WPL Subsidiaries and WPL Joint Ventures is not in breach, violation or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

               (A) its Articles of Incorporation or By-laws, or

               (B) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

    Section 4.5  REPORTS AND FINANCIAL STATEMENTS.

        (a) The filings required to be made by WPL and the WPL Subsidiaries since January 1, 1992 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the 1935 Act, the Federal Power Act (the "POWER ACT"), the Atomic Energy Act of 1954, as amended (the "ATOMIC ENERGY ACT") and applicable state laws and regulations have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC"), the Department of Energy (the "DOE") or any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

        (b) WPL has made available to IES and Interstate a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by each of WPL and WP&LC with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended or supplemented, the "WPL SEC REPORTS") and each other filing described in
    SECTION 4.5(a). As of their respective dates, the WPL SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) The audited consolidated financial statements and unaudited interim financial statements of WPL and WP&LC, as the case may be, included in the WPL SEC Reports (collectively, the "WPL FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of WPL or WP&LC, as the case may be, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

        (d) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of WPL, as in effect on the date hereof, are included (or incorporated by reference) in the WPL SEC Reports.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the WPL SEC Reports filed prior to the date hereof or as set forth in SECTION
4.6 of the WPL Disclosure Schedule, since December 31, 1994, WPL and each of the WPL Subsidiaries and the WPL Joint Ventures have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate operate) which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect.

    Section 4.7 LITIGATION. Except as disclosed in the WPL SEC Reports filed prior to the date hereof or as set forth in SECTION 4.7, SECTION 4.9 or SECTION
4.11 of the WPL Disclosure Schedule,

        (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of WPL, threatened, nor are there, to the knowledge of WPL, any investigations or reviews pending or threatened against, relating to or affecting WPL or any of the WPL Subsidiaries and, to the knowledge of WPL, the WPL Joint Ventures;

        (b) there have not  been any developments since  December 31, 1994  with
    respect   to   such   disclosed   claims,   suits,   actions,   proceedings,
    investigations or reviews; and

        (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WPL or any of the WPL Subsidiaries and, to the knowledge of WPL, the WPL Joint Ventures, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect.

    Section 4.8  REGISTRATION STATEMENT AND PROXY STATEMENT.

        (a) None of the information supplied or to be supplied by or on behalf of WPL for inclusion or incorporation by reference in:

           (i) the registration statement on Form S-4 to be filed with the SEC by WPL in connection with the issuance of shares of WPL Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

           (ii) the joint proxy statement, in definitive form, relating to the meetings of WPL, IES and Interstate shareholders to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date(s) mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (b) The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

    Section 4.9 TAX MATTERS. Except as set forth in SECTION 4.9 of the WPL Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. WPL and each of the WPL Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns (as hereinafter defined) required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b)  PAYMENT  OF TAXES.   WPL  and each  of the  WPL Subsidiaries  have,
    within the time and in the manner prescribed by law, paid all Taxes (as hereinafter defined) that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c)   TAX RESERVES.   WPL and  the WPL Subsidiaries  have established on
    their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of WPL or any of the WPL Subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. WPL and each of the WPL Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither WPL nor any of the WPL Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither WPL nor any of the WPL Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of WPL and each of the WPL Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all Tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against WPL or any of the WPL Subsidiaries that has not been resolved and paid in full.

        (i)  AUDIT, ADMINISTRATIVE  AND COURT PROCEEDINGS.   No audits or  other
    administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of WPL or any of the WPL Subsidiaries.

        (j)  POWERS OF ATTORNEY.   No power of  attorney currently in force  has
    been granted by WPL or any of the WPL Subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Neither WPL nor any of the WPL Subsidiaries has received a Tax Ruling (as hereinafter defined) or entered into a Closing Agreement (as hereinafter defined) with any taxing authority that would have a continuing adverse effect after the Closing Date.

        (l) AVAILABILITY OF TAX RETURNS. WPL has made available to IES and Interstate complete and accurate copies covering the six years ended December 31, 1994 of (i) all Tax Returns, and any amendments thereto, filed by WPL or any of the WPL Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by WPL or any of the WPL Subsidiaries, and (iii) any Closing Agreements entered into by WPL or any of the WPL Subsidiaries with any taxing authority.

        (m)  TAX SHARING AGREEMENTS.   Neither WPL nor  any WPL Subsidiary is  a
    party to any agreement relating to allocating or sharing of Taxes.

        (n) CODE SECTION 280G. Neither WPL nor any of the WPL Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

        (o) LIABILITY FOR OTHERS. None of WPL or any of the WPL Subsidiaries has any liability for Taxes of any person other than WPL and the WPL Subsidiaries (i) under Treasury Regulations SECTION 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

        (p) As used in this Agreement:

           (i) "TAXES" means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes;

           (ii) "TAX RETURN" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities;

          (iii) "TAX RULING" means a written ruling of a taxing authority relating to Taxes; and

          (iv) "CLOSING AGREEMENT" means a written and legally binding agreement with a taxing authority relating to Taxes.

    Section 4.10  EMPLOYEE MATTERS; ERISA.

        (a) BENEFIT PLANS. SECTION 4.10(a) of the WPL Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement covering employees, former employees or directors of WPL and each of the WPL Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of
    SECTION 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any severance or change in control agreement (collectively, the "WPL BENEFIT PLANS"). For the purposes of this SECTION
    4.10 only, the term "WPL" shall be deemed to include the predecessors of such company.

        (b) CONTRIBUTIONS. Except as set forth in SECTION 4.10(b) of the WPL Disclosure Schedule, all material contributions and other payments required to be made by WPL or any of the WPL Subsidiaries to any WPL Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the WPL Financial Statements.

        (c) QUALIFICATION; COMPLIANCE. Except as set forth in SECTION 4.10(c) of the WPL Disclosure Schedule each of the WPL Benefit Plans intended to be "QUALIFIED" within the meaning of SECTION 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to the knowledge of WPL, no circumstances exist that are reasonably expected by WPL to result in the revocation of any such determination. WPL is in compliance in all respects with, and each of the WPL Benefit Plans is and has been operated in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code, except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to a WPL Material Adverse Effect. Each WPL Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

        (d) LIABILITIES. With respect to the WPL Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of WPL, there does not now exist any condition or set of circumstances that could subject WPL or any of the WPL Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which WPL is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect.

        (e) WELFARE PLANS. Except as set forth in SECTION 4.10(e) of the WPL Disclosure Schedule, none of the WPL Benefit Plans that are "WELFARE PLANS" within the meaning of SECTION 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under SECTION 4980B of the Code or Part 6 of Title I of ERISA or coverage which expires at the end of the calendar month following such event.

        (f) DOCUMENTS MADE AVAILABLE. WPL has made available to IES and Interstate a true and correct copy of each collective bargaining agreement to which WPL or any of the WPL Subsidiaries is a party or under which WPL or any of the WPL Subsidiaries has obligations and, with respect to each WPL Benefit Plan, where applicable,

           (i) such plan and summary plan description,

           (ii) the most recent annual report filed with the IRS,

          (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

          (iv) the most recent determination of the IRS with respect to the qualified status of such WPL Benefit Plan, and

           (v) the most recent actuarial report or valuation.

        (g)  PAYMENTS  RESULTING FROM MERGER.   Except as  set forth in  SECTION
    4.10(g) of the WPL Disclosure Schedule:

           (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

               (A) payment (whether of severance pay or otherwise) becoming due from WPL or any of the WPL Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "RABBI TRUST" or similar arrangement that would not have been paid without regard to such consummation or announcement, or

               (B) benefit under any WPL Benefit Plan being established or becoming accelerated, vested or payable; and

           (ii) neither WPL nor any of the WPL Subsidiaries is a party to

               (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

               (B) any consulting contract with any person who prior to entering into such contract was a director or officer of WPL, or

               (C) any material plan, agreement, arrangement or understanding similar to any of the foregoing.

        (h) LABOR AGREEMENTS. Except as set forth in SECTION 4.10(h) of the WPL Disclosure Schedule, as of the date hereof, neither WPL nor any of the WPL Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of WPL, as of the date hereof, there is no current union representation question involving employees of WPL or any of the WPL Subsidiaries, nor does WPL know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the WPL SEC Reports filed prior to the date hereof or in SECTION 4.10(h) of the WPL Disclosure Schedule,

           (i)   there  is   no  material  unfair   labor  practice,  employment
       discrimination or other complaint against WPL or any of the WPL Subsidiaries pending, or to the knowledge of WPL, threatened,

           (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to the knowledge of WPL, threatened, against or involving WPL or any of the WPL Subsidiaries, and

          (iii) there is no material proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of WPL, threatened, in respect of which any director, officer, employee or agent of WPL or any of the WPL Subsidiaries is or may be entitled to claim indemnification from WPL or such WPL Subsidiary pursuant to their respective Articles of Incorporation or By-laws.

    Section 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in SECTION 4.11 of the WPL Disclosure Schedule or in the WPL SEC Reports filed prior to the date hereof:

        (a)  COMPLIANCE.

           (i) Each of WPL and the WPL Subsidiaries and WPL Joint Ventures is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect; and

           (ii) neither WPL nor any of the WPL Subsidiaries and WPL Joint Ventures has received any communication (written or oral) from any person or Governmental Authority that alleges that WPL or any of the WPL
       Subsidiaries and WPL Joint Ventures is not in such compliance with applicable Environmental Laws.

        (b) ENVIRONMENTAL PERMITS. Each of WPL and the WPL Subsidiaries has obtained all material environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and WPL and the WPL Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

        (c) ENVIRONMENTAL CLAIMS. There is no material Environmental Claim (as hereinafter defined) pending

           (i) against WPL or any of the WPL Subsidiaries or WPL Joint Ventures,

           (ii)   against  any  person   or  entity  whose   liability  for  any
       Environmental Claim WPL or any of the WPL Subsidiaries has or may have retained or assumed either contractually or by operation of law, or

          (iii) against any real or personal property or operations which WPL or any of the WPL Subsidiaries owns, leases or manages, in whole or in part.

        (d) RELEASES. To the knowledge of WPL, there have not been any material Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any material Environmental Claim against WPL or any of the WPL Subsidiaries, or against any person or entity whose liability for any material
    Environmental Claim WPL or any of the WPL Subsidiaries has or may have retained or assumed either contractually or by operation of law.

        (e) PREDECESSORS. To the knowledge of WPL, with respect to any predecessor of WPL or any of the WPL Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

        (f) DISCLOSURE. To WPL's knowledge, WPL has disclosed to each of IES and Interstate all material facts which WPL reasonably believes form the basis of a material Environmental Claim arising from

           (i) the cost of WPL pollution control equipment currently required or known to be required in the future;

           (ii) current WPL remediation costs or WPL remediation costs known to be required in the future; or

          (iii) any other environmental matter affecting WPL or the WPL Subsidiaries or WPL Joint Ventures.

        (g) As used in this Agreement:

           (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, liability or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

               (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by WPL or any of the WPL Subsidiaries or WPL Joint Ventures (for purposes of this SECTION 4.11), or by IES or any of the IES Subsidiaries or IES Joint Ventures (as hereinafter defined) (for purposes of SECTION 5.11) or by Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures (as hereinafter defined) (for the purposes of SECTION 6.11); or

               (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

               (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials;

           (ii) "ENVIRONMENTAL LAWS" means all Federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

          (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "HAZARDOUS MATERIALS," "EXTREMELY HAZARDOUS WASTES," "RESTRICTED HAZARDOUS WASTES," "TOXIC SUBSTANCES," "TOXIC POLLUTANTS," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which WPL or any of the WPL Subsidiaries or WPL Joint Ventures operates (for purposes of this SECTION 4.11) or in which IES or any of the IES Subsidiaries or IES Joint Ventures operates (for purposes of SECTION 5.11) or in which Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures operates (for purposes of SECTION 6.11); and

          (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.12 REGULATION AS A UTILITY. (a) WP&LC is regulated as a public utility in the State of Wisconsin and in no other state. WP&LC's Subsidiary, South Beloit Water, Gas and Electric Company, an Illinois corporation, is a public utility supplying electric, gas and water service, principally in Winnebago County, Illinois. Except as set forth in SECTION 4.12 of the WPL Disclosure Schedule, neither WPL nor any "SUBSIDIARY COMPANY" or "AFFILIATE" of WPL is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. WPL is an exempt holding company under SECTION 3(a)(1) of the 1935 Act.

    (b) As used in this SECTION 4.12 and in SECTIONS 5.12 and 6.12, the terms "SUBSIDIARY COMPANY" and "AFFILIATE" shall have the respective meanings ascribed to them in the 1935 Act.

    Section 4.13 VOTE REQUIRED. The approval by the holders of a majority of the votes entitled to be cast by all holders of WPL Common Stock (the "WPL SHAREHOLDERS' APPROVAL") to approve the IES Merger, the issuance of the shares of WPL Common Stock in the Merger and the charter amendments as described in
SECTION 8.19 of the WPL Disclosure Schedule is the only vote of the holders of any class or series of the capital stock of WPL required for any of the transactions contemplated by this Agreement or the Stock Option Agreements to which WPL is a party; PROVIDED, HOWEVER, that the approval of shareholders of WPL may be required for the repurchase of shares of WPL Common Stock pursuant to
SECTION 8(a) of each of the WPL/IES and WPL/Interstate Stock Option Agreements under circumstances where SECTION 180.1134 of the WBCL would be applicable.

    Section 4.14  ACCOUNTING MATTERS.

        (a) Neither WPL nor, to WPL's knowledge, any of its Affiliates (as hereinafter defined) has taken or agreed to take any action that would prevent WPL from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

        (b) As used in this Agreement (except as specifically otherwise defined):

           (i) "AFFILIATE" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person; and

           (ii) "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

    Section 4.15 APPLICABILITY OF CERTAIN PROVISIONS OF WISCONSIN LAW, ETC. Assuming the representations and warranties of IES and Interstate made in SECTIONS 5.18 and 6.18, respectively, are correct, none of the "CONTROL SHARE VOTING" provisions of SECTION 180.1150 of the WBCL, the "BUSINESS COMBINATION" provisions of SECTIONS 180.1140 to 180.1144 of the WBCL, the "FAIR PRICE" provisions of SECTIONS 180.1130 to 180.1133 of the WBCL, or any other takeover related provisions of the WBCL (or, to the knowledge of WPL, any other similar state statute) or the Restated Articles of Incorporation or By-laws of WPL, are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the WPL/IES and WPL/Interstate Stock Option Agreements (except as set forth in SECTION 4.15 of the WPL Disclosure Schedule).

    Section 4.16 OPINION OF FINANCIAL ADVISOR. As of the date hereof, WPL has received the opinion of Merrill Lynch & Co. ("MERRILL"), to the effect that, as of the date hereof, the IES Ratio and the Interstate Ratio are fair to WPL from a financial point of view.

    Section 4.17 INSURANCE. Except as set forth in SECTION 4.17 of the WPL Disclosure Schedule, each of WPL and the WPL Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by WPL and the WPL Subsidiaries during such time period. Except as set forth in SECTION
4.17 of the WPL Disclosure Schedule, neither WPL nor any of the WPL Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of WPL or any of the WPL Subsidiaries. The insurance policies of WPL and each of the WPL Subsidiaries are valid and enforceable policies in all material respects.

    Section 4.18 OWNERSHIP OF IES AND INTERSTATE COMMON STOCK. Except as set forth in SECTION 4.18 of the WPL Disclosure Schedule, and except pursuant to the terms of the IES/WPL Stock Option Agreement and the Interstate/WPL Stock Option Agreement, WPL does not "BENEFICIALLY OWN" (as such term is defined for purposes of SECTION 13(d) of the Exchange Act) any shares of IES Common Stock or Interstate Common Stock.

    Section 4.19 WPL RIGHTS AGREEMENT. Assuming the accuracy of the representations contained in SECTIONS 5.18 and 6.18, the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of WPL shareholders under the WPL Rights Agreement.

    Section  4.20  OPERATIONS  OF NUCLEAR POWER  PLANT.  Except  as set forth in
SECTION 4.20 of the WPL Disclosure Schedule, the operations of the Kewaunee Nuclear Facility ("KEWAUNEE") owned by WPL (together with Wisconsin Public Service Corporation ("WPS") and Madison Gas & Electric Company, as tenants in common) and operated by WPS, have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be in compliance in the aggregate does not, and insofar as can reasonably be foreseen, would not, have a WPL Material Adverse Effect. Kewaunee maintains emergency plans designed to respond to an unplanned release from Kewaunee of radioactive materials into the environment. Customary liability insurance consistent with industry practice and consistent with WPL's view of the risks inherent in the operation of a nuclear power facility currently exists with respect to Kewaunee. Plans for the decommissioning of Kewaunee and for the short-term storage of spent nuclear fuel conform with the requirements of applicable law, and such plans have at all times been funded consistently with budget projections for such plans.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF IES

    IES represents and warrants to WPL and Interstate as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in SECTION
5.1 of the Disclosure Schedule to this Agreement prepared and delivered by IES (the "IES DISCLOSURE SCHEDULE"), each of IES and the IES Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (to the extent applicable under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of IES and the IES Subsidiaries taken as a whole or on the consummation of the transaction contemplated hereby (an "IES MATERIAL ADVERSE EFFECT").

    Section 5.2  SUBSIDIARIES.

        (a) SECTION 5.2 of the IES Disclosure Schedule sets forth a description as of the date hereof, of all IES Subsidiaries and IES Joint Ventures, including (i) the name of each such entity and IES's interest therein, and
    (ii) a brief description of the principal line or lines of business conducted by each such entity.

        (b) Except as set forth in SECTION 5.2 of the IES Disclosure Schedule, none of the IES Subsidiaries is a "PUBLIC UTILITY COMPANY," a "HOLDING COMPANY," a "SUBSIDIARY COMPANY" or an "AFFILIATE" of any public utility company within the meaning of SECTION 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively.

        (c) Except as set forth in SECTION 5.2 of the IES Disclosure Schedule, all of the issued and outstanding shares of capital stock of each IES Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by IES free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such IES Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, or granting to any person other than IES or an IES Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

        (d) As used in this Agreement,

           (i) "IES SUBSIDIARY" shall mean any Subsidiary of IES; and

           (ii) "IES JOINT VENTURE" shall mean any Joint Venture of IES or any IES Subsidiary.

    Section 5.3  CAPITALIZATION.

        (a) The authorized capital stock of IES consists of

           (i) 48,000,000 shares of IES Common Stock of which 29,345,573 shares were issued and outstanding as of September 30, 1995, and

           (ii) 5,000,000 shares of IES Cumulative Preferred Stock, no par value ("IES PREFERRED STOCK"), of which none were issued or outstanding as of September 30, 1995.

        (b) The authorized capital stock of IES's Subsidiary, IES Utilities Inc., an Iowa corporation ("UTILITIES") consists of

           (i) 24,000,000 shares of common stock, par value $2.50 per share of which 13,370,788 shares were issued and outstanding as of September 30, 1995 ("UTILITIES COMMON STOCK"),

           (ii) 466,406 shares of Cumulative Preferred Stock, $50 par value (4.30% series, 4.80% series, and 6.10% series) of which 120,000 of the 4.30% series, 146,354 of the 4.80% series, and 100,000 of the 6.10%
       series were issued and outstanding as of September 30, 1995 ("UTILITIES PREFERRED STOCK"), and

          (iii) 700,000 shares of Cumulative Preference Stock, $100 par value, of which none were outstanding as of September 30, 1995.

        (c) All of the issued and outstanding shares of IES Common Stock, Utilities Common Stock and Utilities Preferred Stock are, and any shares of IES Common Stock issued pursuant to the IES/WPL and IES/Interstate Stock Option Agreements will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

        (d) Except as set forth in SECTION 5.3 of the IES Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating IES or any of the IES Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of IES, or obligating IES to grant, extend or enter into any such agreement or commitment, other than under the IES/WPL and IES/ Interstate Stock Option Agreements.

    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

        (a) AUTHORITY. IES has all requisite corporate power and authority to enter into this Agreement and the IES/WPL and IES/Interstate Stock Option Agreements, and, subject to the applicable IES Shareholders' Approval (as hereinafter defined) and the applicable IES Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the IES/WPL and IES/ Interstate Stock Option Agreements and the consummation by IES of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IES, subject to obtaining the applicable IES Shareholders' Approval. Each of this Agreement and the IES/WPL and IES/Interstate Stock Option Agreements has been duly and validly executed and delivered by IES and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of IES enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

        (b) NON-CONTRAVENTION. Except as set forth in SECTION 5.4(b) of the IES Disclosure Schedule, the execution and delivery of this Agreement and the IES/WPL and IES/Interstate Stock Option Agreements by IES do not, and the consummation of the transactions contemplated hereby or thereby will not, result in a Violation pursuant to any provisions of:

           (i) the Articles of Incorporation, By-laws or similar governing documents of IES or any of the IES Subsidiaries or the IES Joint Ventures;

           (ii) subject to obtaining the IES Required Statutory Approvals and the receipt of the IES Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to IES or any of IES Subsidiaries or IES Joint Ventures or any of their respective properties or assets, or

          (iii) subject  to  obtaining the  third-party  consents set  forth  in
       SECTION 5.4(b) of the IES Disclosure Schedule (the "IES REQUIRED CONSENTS"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which IES or any of the IES Subsidiaries or IES Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

        (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the IES/WPL and IES/Interstate Stock Option Agreements by IES or the consummation by IES of the transactions contemplated hereby or thereby, except as described in SECTION 5.4(c) of the IES Disclosure Schedule (the "IES REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "OBTAINING" such IES Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

        (d)  COMPLIANCE.

           (i) Except as set  forth in SECTION 5.4(d),  SECTION 5.10 or  SECTION
       5.11 of the IES Disclosure Schedule, or as disclosed in the IES SEC Reports (as hereinafter defined) filed prior to the date hereof, neither IES nor any of the IES Subsidiaries nor, to the knowledge of IES, any IES Joint Venture, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

           (ii) Except as set forth in SECTION 5.4(d) or in SECTION 5.11 of the IES Disclosure Schedule, IES and the IES Subsidiaries and IES Joint Ventures have all Permits necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

          (iii) Except as set forth in SECTION 5.4(d) of the IES Disclosure Schedule, each of IES and the IES Subsidiaries and IES Joint Ventures is not in breach, violation, or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

               (A) its Articles of Incorporation or By-laws, or

               (B) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

    Section 5.5  REPORTS AND FINANCIAL STATEMENTS.

        (a) The filings required to be made by IES and the IES Subsidiaries since January 1, 1992 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, the Atomic Energy Act and applicable state laws and regulations have been filed with the SEC, the FERC, the NRC, the DOE or any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

        (b) IES has made available to WPL and Interstate a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by each of IES and Utilities with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended or supplemented, the "IES SEC REPORTS") and each other filing described in SECTION 5.5(a). As of their respective dates, the IES SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) The audited consolidated financial statements and unaudited interim financial statements of IES and Utilities, as the case may be, included in the IES SEC Reports (collectively, the "IES FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of IES or Utilities, as the case may be, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

        (d) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of IES, as in effect on the date hereof, are included (or incorporated by reference) in the IES SEC Reports.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the IES SEC Reports filed prior to the date hereof or as set forth in SECTION
5.6 of the IES Disclosure Schedule, since December 31, 1994, IES and each of the IES Subsidiaries and IES Joint Ventures have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate operate) which, in the aggregate have or, insofar as reasonably can be foreseen, would have, an IES Material Adverse Effect.

    Section 5.7 LITIGATION. Except as disclosed in the IES SEC Reports filed prior to the date hereof or as set forth in SECTION 5.7, SECTION 5.9 or SECTION
5.11 of the IES Disclosure Schedule,

        (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of IES, threatened, nor are there, to the knowledge of IES, any investigations or reviews pending or threatened against, relating to or affecting IES or any of the IES Subsidiaries and, to the knowledge of IES, the IES Joint Ventures;

        (b)  there have not  been any developments since  December 31, 1994 with
    respect   to   such   disclosed   claims,   suits,   actions,   proceedings,
    investigations or reviews; and

        (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to IES or any of the IES Subsidiaries and, to the knowledge of IES, or the IES Joint Ventures, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, an IES Material Adverse Effect.

    Section 5.8  REGISTRATION STATEMENT AND PROXY STATEMENT.

        (a) None of the information supplied or to be supplied by or on behalf of IES for inclusion or incorporation by reference in:

           (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and

           (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the IES Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (b) The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

    Section 5.9 TAX MATTERS. Except as set forth in SECTION 5.9 of the IES Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. IES and each of the IES Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. IES and each of the IES Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c)   TAX RESERVES.   IES and  the IES Subsidiaries  have established on
    their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of IES or any of the IES Subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. IES and each of the IES Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither IES nor any of the IES Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither IES nor any of the IES Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of IES and each of the IES Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all Tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against IES or any of the IES Subsidiaries that has not been resolved and paid in full.

        (i)  AUDIT, ADMINISTRATIVE  AND COURT PROCEEDINGS.   No audits or  other
    administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of IES or any of the IES Subsidiaries.

        (j)  POWERS OF ATTORNEY.   No power of  attorney currently in force  has
    been granted by IES or any of the IES Subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Neither IES nor any of the IES Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

        (l) AVAILABILITY OF TAX RETURNS. IES has made available to WPL and Interstate complete and accurate copies covering the six years ended December 31, 1994 of (i) all Tax Returns, and any amendments thereto, filed by IES or any of the IES Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by IES or any of the IES Subsidiaries, and (iii) any Closing Agreements entered into by IES or any of the IES Subsidiaries with any taxing authority.

        (m)   TAX SHARING AGREEMENTS.   Neither IES nor  any IES Subsidiary is a
    party to any agreement relating to allocating or sharing of Taxes.

        (n) CODE SECTION 280G. Except as set forth in SECTION 5.9(n) of the IES Disclosure Schedule, neither IES nor any of the IES Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "EXCESS PARACHUTE PAYMENTS" within the meaning of SECTION 280G of the Code.

        (o) LIABILITY FOR OTHERS. None of IES or any of the IES Subsidiaries has any liability for Taxes of any person other than IES and the IES Subsidiaries (i) under Treasury Regulations SECTION 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

    Section 5.10  EMPLOYEE MATTERS; ERISA.

        (a) BENEFIT PLANS. SECTION 5.10(a) of the IES Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement covering employees, former employees or directors of IES and each of the IES Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of
    SECTION 3(3) of ERISA and any severance or change in control agreement (collectively, the "IES BENEFIT PLANS"). For the purposes of this SECTION
    5.10 only, the term "IES" shall be deemed to include the predecessors of such company.

        (b) CONTRIBUTIONS. Except as set forth in SECTION 5.10(b) of the IES Disclosure Schedule, all material contributions and other payments required to be made by IES or any of the IES Subsidiaries to any IES Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the IES Financial Statements.

        (c) QUALIFICATION; COMPLIANCE. Except as set forth in SECTION 5.10(c) of the IES Disclosure Schedule, each of the IES Benefit Plans intended to be "QUALIFIED" within the meaning of SECTION 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of IES, no circumstances exist that are reasonably expected by IES to result in the revocation of any such determination. IES is in compliance in all respects with, and each of the IES Benefit Plans is and has been operated in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code, except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to an IES Material Adverse Effect. Each IES Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

        (d) LIABILITIES. With respect to the IES Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of IES, there does not now exist any condition or set of circumstances that could subject IES or any of the IES Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the PBGC), or under any indemnity agreement to which IES is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, an IES Material Adverse Effect.

        (e) WELFARE PLANS. Except as set forth in SECTION 5.10(e) of the IES Disclosure Schedule, none of the IES Benefit Plans that are "WELFARE PLANS" within the meaning of SECTION 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under SECTION 4980B of the Code or Part 6 of Title I of ERISA or coverage which expires at the end of the calendar month following such event.

        (f) DOCUMENTS MADE AVAILABLE. IES has made available to WPL and Interstate a true and correct copy of each collective bargaining agreement to which IES or any of the IES Subsidiaries is a party or under which IES or any of the IES Subsidiaries has obligations and, with respect to each IES Benefit Plan, where applicable,

           (i) such plan and summary plan description,

           (ii) the most recent annual report filed with the IRS,

          (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

          (iv) the most recent determination of the IRS with respect to the qualified status of such IES Benefit Plan, and

           (v) the most recent actuarial report or valuation.

        (g)   PAYMENTS RESULTING  FROM MERGER.   Except as set  forth in SECTION
    5.10(g) of the IES Disclosure Schedule:

           (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

               (A) payment (whether of severance pay or otherwise) becoming due from IES or any of the IES Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "RABBI TRUST" or similar arrangement that would not have been paid without regard to such consummation or announcement or

               (B) benefit under any IES Benefit Plan being established or becoming accelerated, vested or payable; and

           (ii) neither IES nor any of the IES Subsidiaries is a party to

               (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

               (B) any consulting contract with any person who prior to entering into such contract was a director or officer of IES, or

               (C) any material plan, agreement, arrangement or understanding similar to any of the foregoing.

        (h) LABOR AGREEMENTS. Except as set forth in SECTION 5.10(h) of the IES Disclosure Schedule, as of the date hereof, neither IES nor any of the IES Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of IES, as of the date hereof, there is no current union representation question involving employees of IES or any of the IES Subsidiaries, nor does IES know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the IES SEC Reports filed prior to the date hereof or in SECTION 5.10(h) of the IES Disclosure Schedule,

           (i)  there  is   no  material  unfair   labor  practice,   employment
       discrimination or other complaint against IES or any of the IES Subsidiaries pending, or to the knowledge of IES, threatened,

           (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to the knowledge of IES, threatened, against or involving IES or any of the IES Subsidiaries, and

          (iii) there is no material proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of IES, threatened, in respect of which any director, officer, employee or agent of IES or any of the IES Subsidiaries is or may be entitled to claim indemnification from IES or such IES Subsidiary pursuant to their respective Articles of Incorporation or By-laws.

    Section 5.11 ENVIRONMENTAL PROTECTION. Except as set forth in SECTION 5.11 of the IES Disclosure Schedule or in the IES SEC Reports filed prior to the date hereof:

        (a)  COMPLIANCE.

           (i) Each of IES and the IES Subsidiaries and IES Joint Ventures is in compliance with all applicable Environmental Laws, except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect; and

           (ii) neither IES nor any of the IES Subsidiaries and IES Joint Ventures has received any communication (written or oral) from any person or Governmental Authority that alleges that IES or any of the IES Subsidiaries and IES Joint Ventures is not in such compliance with applicable Environmental Laws.

        (b) ENVIRONMENTAL PERMITS. Each of IES and the IES Subsidiaries has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and IES and the IES Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

        (c)  ENVIRONMENTAL  CLAIMS.   There is no  material Environmental  Claim
    pending

           (i) against IES or any of the IES Subsidiaries or IES Joint Ventures,

           (ii)   against  any  person   or  entity  whose   liability  for  any
       Environmental Claim IES or any of the IES Subsidiaries has or may have retained or assumed either contractually or by operation of law, or

          (iii) against any real or personal property or operations which IES or any of the IES Subsidiaries owns, leases or manages, in whole or in part.

        (d) RELEASES. To the knowledge of IES, there have not been any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against IES or any of the IES Subsidiaries, or against any person or entity whose liability for any material Environmental Claim IES or any of the IES Subsidiaries has or may have retained or assumed either contractually or by operation of law.

        (e) PREDECESSORS. To the knowledge of IES, with respect to any predecessor of IES or any of the IES Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

        (f) DISCLOSURE. To IES's knowledge, IES has disclosed to each of WPL and Interstate all material facts which IES reasonably believes form the basis of a material Environmental Claim arising from

           (i) the cost of IES pollution control equipment currently required or known to be required in the future;

           (ii) current IES remediation costs or IES remediation costs known to be required in the future; or

          (iii) any other environmental matter affecting IES or the IES Subsidiaries or IES Joint Ventures.

    Section 5.12 REGULATION AS A UTILITY. Utilities is regulated as a public utility in the State of Iowa and in no other state. Except as set forth in
SECTION 5.12 of the IES Disclosure Schedule, neither IES nor any "SUBSIDIARY COMPANY" or "AFFILIATE" of IES is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. IES is an exempt holding company under SECTION 3(a)(1) of the 1935 Act.

    Section 5.13 VOTE REQUIRED. The approval by the holders of a majority of the votes entitled to be cast by all holders of IES Common Stock (the "IES SHAREHOLDERS' APPROVAL") to approve the IES Merger, is the only vote of the holders of any class or series of capital stock of IES required for any of the transactions required by this Agreement or the Stock Option Agreements to which IES is a party.

    Section 5.14 ACCOUNTING MATTERS. Neither IES nor, to IES's knowledge, any of its Affiliates has taken or agreed to take any action that would prevent IES from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

    Section 5.15 APPLICABILITY OF CERTAIN IOWA LAW, ETC. Assuming the representations and warranties of WPL and Interstate made in SECTIONS 4.18 and 6.18, respectively, are correct, none of the "FAIR PRICE" provisions of SECTION
502.214.7 of the IBCA, or any other takeover related provisions of the IBCA (or, to the knowledge of IES, any other similar state statute) or the Restated Articles of Incorporation or By-laws of IES is applicable to the transaction contemplated by this Agreement, including the granting or exercise of the IES/WPL and IES/Interstate Stock Option Agreements (except as set forth on
SCHEDULE 5.15 of the IES Disclosure Schedule).

    Section 5.16 OPINION OF FINANCIAL ADVISOR. As of the date hereof, IES has received the opinion of Morgan Stanley & Co. Incorporated ("MORGAN"), to the effect that, as of the date hereof, the IES Ratio, taking into account the Interstate Ratio, is fair from a financial point of view to the holders of IES Common Stock.

    Section 5.17 INSURANCE. Except as set forth in SECTION 5.17 of the IES Disclosure Schedule, each of IES and the IES Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by IES and the IES Subsidiaries during such time period. Except as set forth in SECTION
5.17 of the IES Disclosure Schedule, neither IES nor any of the IES Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of IES or any of the IES Subsidiaries. The insurance policies of IES and each of the IES Subsidiaries are valid and enforceable policies in all material respects.

    Section 5.18 OWNERSHIP OF WPL AND INTERSTATE COMMON STOCK. Except as set forth in SECTION 5.18 of the IES Disclosure Schedule, and except pursuant to the terms of the WPL/IES Stock Option Agreement and the Interstate/IES Stock Option Agreement, IES does not "BENEFICIALLY OWN" (as such term is defined for purposes of SECTION 13(d) of the Exchange Act) any shares of WPL Common Stock or Interstate Common Stock.

    Section 5.19 IES RIGHTS AGREEMENT. Assuming the accuracy of the representations contained in SECTIONS 4.18 and 6.18, the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of IES shareholders under the Rights Agreement, dated as of November 6, 1991, between IES and IES, as rights agent (the "IES RIGHTS AGREEMENT").

    Section  5.20  OPERATIONS  OF NUCLEAR POWER  PLANT.  Except  as set forth in
SECTION 5.20 of the IES Disclosure Schedule, the operations of the Duane Arnold Energy Center ("DAEC") owned by IES (together with Central Iowa Power Cooperative and Cornbelt Power Cooperative, as tenants in common) and operated by IES, have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be in compliance in the aggregate does not, and insofar as can reasonably be foreseen, would not, have an IES Material Adverse Effect. DAEC maintains emergency plans designed to respond to an unplanned release from DAEC of radioactive materials into the environment. Customary liability insurance consistent with industry practice and consistent with IES's view of the risks inherent in the operation of a nuclear power facility currently exists with respect to DAEC. Plans for the decommissioning of DAEC and for the short-term storage of spent nuclear fuel conform with the requirements of applicable law, and such plans have at all times been funded consistently with budget projections for such plans.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF INTERSTATE

    Interstate represents and warrants to WPL and IES as follows:

    Section 6.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in SECTION
6.1 of the Disclosure Schedule to this Agreement prepared and delivered by Interstate (the "INTERSTATE DISCLOSURE SCHEDULE"), each of Interstate and the
Interstate  Subsidiaries  (as  hereinafter   defined)  is  a  corporation   duly
organized, validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of Interstate and the Interstate Subsidiaries taken as a whole or on the consummations of the transactions contemplated hereby (an "INTERSTATE MATERIAL ADVERSE EFFECT").

    Section 6.2  SUBSIDIARIES.

        (a) SECTION 6.2 of the Interstate Disclosure Schedule sets forth a description as of the date hereof, of all Interstate Subsidiaries and Interstate Joint Ventures, including (i) the name of each such entity and Interstate's interest therein, and (ii) a brief description of the principal line or lines of business conducted by each such entity.

        (b) Except as set forth in SECTION 6.2 of the Interstate Disclosure Schedule, none of the Interstate Subsidiaries is a "PUBLIC UTILITY COMPANY," a "HOLDING COMPANY," A "SUBSIDIARY COMPANY" or an "AFFILIATE" of any public utility company within the meaning of SECTION 2(a)(5), 2(a)(7), 2(a)(8)OR 2(a)(11) of the 1935 Act, respectively.

        (c) Except as set forth in SECTION 6.2 of the Interstate Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Interstate Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Interstate free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Interstate Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or granting to any person other than Interstate or any Interstate Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

        (d) As used in this Agreement,

           (i) "INTERSTATE SUBSIDIARY" shall mean any Subsidiary of Interstate; and

           (ii) "INTERSTATE JOINT VENTURE" shall mean any Joint Venture of Interstate or any Interstate Subsidiary.

    Section 6.3  CAPITALIZATION.

        (a) The authorized capital stock of Interstate consists of

           (i) 30,000,000 shares of Interstate Common Stock of which 9,564,287 shares were issued and outstanding as of September 30, 1995,

           (ii) 2,000,000 shares of Interstate Preferred Stock were authorized, of which 761,381 shares of the 4.36% series, 4.68% series, 6.40% series and 7.76% series were issued and outstanding as of September 30, 1995, and

          (iii) 2,000,000 shares of Interstate Preference Stock, $1.00 par value, of which none were issued and outstanding as of September 30, 1995.

        (b) All of the issued and outstanding shares of Interstate Common Stock and Interstate Preferred Stock are, and any shares of Interstate Common Stock issued pursuant to the Interstate/WPL and Interstate/IES Stock Option Agreements will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

        (c) Except as set forth in SECTION 6.3 of the Interstate Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Interstate or any of the Interstate Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Interstate, or obligating Interstate to grant, extend or enter into any such agreement or commitment, other than under the Interstate/WPL and Interstate/IES Stock Option Agreements.

    Section 6.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

        (a)    AUTHORITY.   Interstate  has  all requisite  corporate  power and
    authority to enter into this Agreement and the Interstate/WPL and Interstate/IES Stock Option Agreements, and, subject to the applicable Interstate Shareholders' Approval (as hereinafter defined) and the applicable Interstate Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Interstate/WPL and Interstate/IES Stock Option Agreements and the consummation by Interstate of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Interstate, subject to obtaining the applicable Interstate Shareholders' Approval. Each of this Agreement and the Interstate/WPL and Interstate/IES Stock Option Agreements has been duly and validly executed and delivered by Interstate and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of Interstate enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

        (b) NON-CONTRAVENTION. Except as set forth in SECTION 6.4(b) of the Interstate Disclosure Schedule, the execution and delivery of this Agreement and the Interstate/WPL and Interstate/ IES Stock Option Agreements by Interstate do not, and the consummation of the transactions contemplated hereby or thereby will not, result in a Violation pursuant to any provisions of:

           (i) the Articles of Incorporation, By-laws or similar governing documents of Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures;

           (ii) subject to obtaining the Interstate Required Statutory Approvals and the receipt of the Interstate Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures or any of their respective properties or assets; or

          (iii)  subject  to obtaining  the  third-party consents  set  forth in
       SECTION 6.4(b) of the Interstate Disclosure Schedule (the "INTERSTATE REQUIRED CONSENTS"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Interstate or any of the Interstate Subsidiaries or the Interstate Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

        (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Interstate/WPL and Interstate/IES Stock Option Agreements by Interstate or the consummation by Interstate of the transactions contemplated hereby or thereby, except as described in SECTION 6.4(c) of the Interstate Disclosure Schedule (the "INTERSTATE REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "OBTAINING" such Interstate Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

        (d)  COMPLIANCE.

           (i) Except as set  forth in SECTION 6.4(d),  SECTION 6.10 or  SECTION
       6.11 of the Interstate Disclosure Schedule, or as disclosed in the Interstate SEC Reports (as hereinafter defined) filed prior to the date hereof, neither Interstate nor any of the Interstate Subsidiaries nor, to the knowledge of Interstate, any Interstate Joint Venture is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

           (ii) Except as set forth in SECTION 6.4(d) or in SECTION 6.11 of the Interstate Disclosure Schedule, Interstate and the Interstate Subsidiaries and Interstate Joint Ventures have all Permits necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

          (iii) Except as set forth in SECTION 6.4(d) of the Interstate Disclosure Schedule, each of Interstate and the Interstate Subsidiaries and Interstate Joint Ventures is not in breach, violation or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

               (A) its Articles of Incorporation or By-laws, or

               (B) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as can be reasonably foreseen, would not, have an Interstate Material Adverse Effect.

    Section 6.5  REPORTS AND FINANCIAL STATEMENTS.

        (a) The filings required to be made by Interstate and the Interstate Subsidiaries since January 1, 1992 under the Securities Act, the Exchange Act, the Power Act, and applicable state laws and regulations have been filed with the SEC, the FERC, or any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

        (b) Interstate has made available to WPL and IES a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by Interstate with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended or supplemented, the "INTERSTATE SEC REPORTS") and each other filing described in SECTION 6.5(A). As of their respective dates, the Interstate SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) The audited consolidated financial statements and unaudited interim financial statements of Interstate included in the Interstate SEC Reports (collectively, the "INTERSTATE FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of Interstate as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

        (d) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of Interstate, as in effect on the date hereof, are included (or incorporated by reference) in the Interstate SEC Reports.

    Section 6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Interstate SEC Reports filed prior to the date hereof or as set forth in
SECTION 6.6 of the Interstate Disclosure Schedule, since December 31, 1994, Interstate and each of the Interstate Subsidiaries and Interstate Joint Ventures have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate operate) which, in the aggregate have or, insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect.

    Section 6.7 LITIGATION. Except as disclosed in the Interstate SEC Reports filed prior to the date hereof or as set forth in SECTION 6.7, SECTION 6.9 or
SECTION 6.11 of the Interstate Disclosure Schedule,

        (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Interstate, threatened, nor are there, to the knowledge of Interstate, any investigations or reviews pending or threatened against, relating to or affecting Interstate or any of the Interstate Subsidiaries and, to the knowledge of Interstate, the Interstate Joint Ventures;

        (b)  there have not  been any developments since  December 31, 1994 with
    respect   to   such   disclosed   claims,   suits,   actions,   proceedings,
    investigations or reviews; and

        (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Interstate or any of the Interstate Subsidiaries and, to the knowledge of Interstate, the Interstate Joint Ventures, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect.

    Section 6.8  REGISTRATION STATEMENT AND PROXY STATEMENT.

        (a) None of the information supplied or to be supplied by or on behalf of Interstate for inclusion or incorporation by reference in

           (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

           (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Interstate Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (b) The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

    Section  6.9   TAX  MATTERS.   Except as  set  forth in  SECTION 6.9  of the
Interstate Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. Interstate and each of the Interstate Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. Interstate and each of the Interstate Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c)   TAX RESERVES.   Interstate  and the  Interstate Subsidiaries  have
    established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of Interstate or any of the Interstate Subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. Interstate and each of the Interstate Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither Interstate nor any of the Interstate Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither Interstate nor any of the Interstate Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h) EXPIRATION OF STATUTE OF LIMITATIONS. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Interstate and each of the Interstate Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all Tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Interstate or any of the Interstate Subsidiaries that has not been resolved and paid in full.

        (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Interstate or any of the Interstate Subsidiaries.

        (j)  POWERS OF ATTORNEY.   No power of  attorney currently in force  has
    been granted by Interstate or any of the Interstate Subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Neither Interstate nor any of the Interstate Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

        (l) AVAILABILITY OF TAX RETURNS. Interstate has made available to WPL and IES complete and accurate copies covering the six years ended December
    31, 1994 of (i) all Tax Returns, and any amendments thereto, filed by Interstate or any of the Interstate Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Interstate or any of the Interstate Subsidiaries, and (iii) any Closing Agreements entered into by Interstate or any of the Interstate Subsidiaries with any taxing authority.

        (m)   TAX SHARING  AGREEMENTS.   Neither Interstate  nor any  Interstate
    Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

        (n) CODE SECTION 280G. Neither Interstate nor any of the Interstate Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "EXCESS PARACHUTE PAYMENTS" within the meaning of SECTION 280G of the Code.

        (o) LIABILITY FOR OTHERS. None of Interstate or any of the Interstate Subsidiaries has any liability for Taxes of any person other than Interstate and the Interstate Subsidiaries (i) under Treasury Regulations SECTION 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

    Section 6.10  EMPLOYEE MATTERS; ERISA.

        (a) BENEFIT PLANS. SECTION 6.10(a) of the Interstate Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement covering employees, former employees or directors of Interstate and each of the Interstate Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of SECTION 3(3) of

    ERISA and any severance or change in control agreement (collectively, the "INTERSTATE BENEFIT PLANS"). For the purposes of this SECTION 6.10 only, the term "INTERSTATE" shall be deemed to include the predecessors of such company.

        (b) CONTRIBUTIONS. Except as set forth in SECTION 6.10(b) of the Interstate Disclosure Schedule, all material contributions and other payments required to be made by Interstate or any of the Interstate Subsidiaries to any Interstate Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Interstate Financial Statements.

        (c) QUALIFICATION; COMPLIANCE. Except as set forth in SECTION 6.10(b) of the Interstate Disclosure Schedule, each of the Interstate Benefit Plans intended to be "QUALIFIED" within the meaning of SECTION 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of Interstate, no circumstances exist that are reasonably expected by Interstate to result in the revocation of any such determination. Interstate is in compliance in all respects with, and each of the Interstate Benefit Plans is and has been operated in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to an Interstate Material Adverse Effect. Each Interstate Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

        (d)   LIABILITIES.    With  respect to  the  Interstate  Benefit  Plans,
    individually and in the aggregate, no event has occurred, and, to the knowledge of Interstate, there does not now exist any condition or set of circumstances that could subject Interstate or any of the Interstate Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise to any such plan or the PBGC), or under any indemnity agreement to which Interstate is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect.

        (e) WELFARE PLANS. Except as set forth in SECTION 6.10(e) of the Interstate Disclosure Schedule, none of the Interstate Benefit Plans that are "WELFARE PLANS" within the meaning of SECTION 3(1) of ERISA provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under SECTION 4980B of the Code or Part 6 of Title I of ERISA or coverage which expires at the end of the calendar month following such event.

        (f) DOCUMENTS MADE AVAILABLE. Interstate has made available to WPL and IES a true and correct copy of each collective bargaining agreement to which Interstate or any of the Interstate Subsidiaries is a party or under which Interstate or any of the Interstate Subsidiaries has obligations and, with respect to each Interstate Benefit Plan, where applicable,

           (i) such plan and summary plan description,

           (ii) the most recent annual report filed with the IRS,

          (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

          (iv) the most recent determination of the IRS with respect to the qualified status of such Interstate Benefit Plan, and

           (v) the most recent actuarial report or valuation.

        (g)   PAYMENTS RESULTING  FROM MERGER.   Except as set  forth in SECTION
    6.10(g) of the Interstate Disclosure Schedule:

           (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

               (A) payment (whether of severance pay or otherwise) becoming due from Interstate or any of the Interstate Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "RABBI TRUST" or similar arrangement that would not have been paid without regard to such consummation or announcement, or

               (B) benefit under any Interstate Benefit Plan being established or becoming accelerated, vested or payable; and

           (ii) neither Interstate nor any of the Interstate Subsidiaries is a party to

               (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

               (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Interstate, or

               (C) any material plan, agreement, arrangement or understanding similar to any of the foregoing.

        (h) LABOR AGREEMENTS. Except as set forth in SECTION 6.10(h) of the Interstate Disclosure Schedule, as of the date hereof, neither Interstate nor any of the Interstate Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of Interstate, as of the date hereof, there is no current union representation question involving employees of Interstate or any of the Interstate Subsidiaries, nor does Interstate know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Interstate SEC Reports filed prior to the date hereof or in
    SECTION 6.10(h) of the Interstate Disclosure Schedule,

           (i) there is no material unfair labor practice, employment discrimination or other complaint against Interstate or any of the Interstate Subsidiaries pending, or to the knowledge of Interstate, threatened,

           (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to the knowledge of Interstate threatened, against or involving Interstate or any of the Interstate Subsidiaries, and

          (iii) there is no material proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Interstate, threatened, in respect of which any director, officer, employee or agent of Interstate or any of the Interstate Subsidiaries is or may be entitled to claim indemnification from Interstate or such Interstate Subsidiary pursuant to their respective Articles of Incorporation or by-laws.

    Section 6.11 ENVIRONMENTAL PROTECTION. Except as set forth in SECTION 6.11 of the Interstate Disclosure Schedule or in the Interstate SEC Reports filed prior to the date hereof:

        (a)  COMPLIANCE.

           (i) Each of Interstate and the Interstate Subsidiaries and Interstate Joint Ventures is in compliance with all applicable Environmental Laws, except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect; and

           (ii) neither Interstate nor any of the Interstate Subsidiaries and Interstate Joint Ventures has received any communication (written or oral) from any person or Governmental Authority that alleges that Interstate or any of the Interstate Subsidiaries and Interstate Joint Ventures is not in compliance, as required by clause (i) above, with applicable Environmental Laws.

        (b) ENVIRONMENTAL PERMITS. Each of Interstate and the Interstate Subsidiaries has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Interstate and the Interstate Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

        (c)  ENVIRONMENTAL  CLAIMS.   There is no  material Environmental  Claim
    pending

           (i) against Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures,

           (ii) against any person or entity whose liability for any Environmental Claim Interstate or any of the Interstate Subsidiaries has or may have retained or assumed either contractually or by operation of law, or

          (iii) against any real or personal property or operations which Interstate or any of the Interstate Subsidiaries owns, leases or manages, in whole or in part.

        (d) RELEASES. To the knowledge of Interstate, there has not been any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against Interstate or any of the Interstate Subsidiaries, or against any person or entity whose liability for any material Environmental Claim Interstate or any of the Interstate Subsidiaries has or may have retained or assumed either contractually or by operation of law.

        (e) PREDECESSORS. To the knowledge of Interstate, with respect to any predecessor of Interstate or any of the Interstate Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

        (f) DISCLOSURE. To Interstate's knowledge, Interstate has disclosed to each of WPL and IES all material facts which Interstate reasonably believes form the basis of a material Environmental Claim arising from

           (i) the cost of Interstate pollution control equipment currently required or known to be required in the future;

           (ii) current Interstate remediation costs or Interstate remediation costs known to be required in the future; or

          (iii) any other environmental matter affecting Interstate or the Interstate Subsidiaries or Interstate Joint Ventures.

    Section 6.12 REGULATION AS A UTILITY. Interstate is regulated as a public utility in the States of Iowa, Illinois and Minnesota and in no other state. Except as set forth in SECTION 6.12 of the Interstate Disclosure Schedule, no "SUBSIDIARY COMPANY" or "AFFILIATE" of Interstate is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

    Section 6.13 VOTE REQUIRED. The approval by the holders of a majority of the outstanding shares of Interstate Common Stock (the "INTERSTATE SHAREHOLDERS' APPROVAL") to approve the Interstate Merger is the only vote of the holders of any class or series of capital stock of Interstate required for any of the transactions required by this Agreement or the Stock Option Agreements to which Interstate is a party. The approval by the holders of shares of Interstate Preferred Stock is not required to approve the Interstate Merger.

    Section 6.14 ACCOUNTING MATTERS. Neither Interstate nor, to Interstate's knowledge, any of its Affiliates has taken or agreed to take any action that would prevent Interstate from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

    Section 6.15 APPLICABILITY OF CERTAIN DELAWARE LAW, ETC. Assuming the representations and warranties of WPL and IES made in SECTIONS 4.18 and 5.18, respectively, are correct, none of the provisions of SECTION 203 of the DGCL, or any other takeover related provisions of the DGCL (or to the knowledge of Interstate, any other similar State statute) or the Restated Articles of Incorporation or By-laws of Interstate are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the Interstate/WPL and Interstate/IES Stock Option Agreements (except as set forth in SECTION 6.15 of the Interstate Disclosure Schedule).

    Section 6.16 OPINION OF FINANCIAL ADVISOR. Interstate has received the opinion of Salomon Brothers Inc ("SALOMON") dated November 10, 1995, to the effect that, as of the date thereof, the consideration to be received by the holders of Interstate Common Stock in the Interstate Merger is fair from a financial point of view to the holders of Interstate Common Stock.

    Section 6.17 INSURANCE. Except as set forth in SECTION 6.17 of the Interstate Disclosure Schedule, each of Interstate and the Interstate Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by Interstate and the Interstate Subsidiaries during such time period. Except as set forth in SECTION 6.17 of the Interstate Disclosure Schedule, neither Interstate nor any of the Interstate Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Interstate or any of the Interstate Subsidiaries. The insurance policies of Interstate and each of the Interstate Subsidiaries are valid and enforceable policies in all material respects.

    Section 6.18 OWNERSHIP OF WPL AND IES COMMON STOCK. Except pursuant to the terms of the WPL/Interstate and IES/Interstate Stock Option Agreements, Interstate does not "BENEFICIALLY OWN" (as such term is defined for purposes of SECTION 13(d) of the Exchange Act) any shares of WPL Common Stock or IES Common Stock.

                                  ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 7.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, WPL, IES and Interstate each agree as set forth in this Article VII, each as to itself and to each of the WPL Subsidiaries, the IES Subsidiaries and the Interstate Subsidiaries, respectively, except as expressly contemplated or permitted in this Agreement, the Stock Option Agreements, or to the extent the other parties hereto shall otherwise consent in writing.

    Section 7.2 ORDINARY COURSE OF BUSINESS. Each party hereto shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in SECTION 7.2 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of WPL, to WPL and its Subsidiaries taken as a whole, in the case of IES, to IES and its Subsidiaries taken as a whole, and in the case of Interstate, to Interstate and its Subsidiaries taken as a whole.

    Section 7.3 DIVIDENDS. No party shall, nor shall any party permit any of its Subsidiaries to,

        (a) (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than

           (A) to such party or its wholly-owned Subsidiaries,

           (B) dividends required to be paid on any IES Preferred Stock, Utilities Preferred Stock, WP&LC Preferred Stock or Interstate Preferred Stock in accordance with the respective terms thereof, and

           (C) regular quarterly dividends on IES Common Stock and Interstate Common Stock, with usual record and payment dates, during any fiscal year, which dividends shall not exceed 100% of the prior year in the case of IES and 100% of the prior year in the case of Interstate, and

           (D) regular quarterly dividends on WPL Common Stock, with usual record and payment dates, during any fiscal year, which dividends shall not exceed 105% of the dividends for the prior fiscal year; and

        (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

       (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

           (A) redemptions, purchases or acquisitions required by the respective terms of any series of IES Preferred Stock, Utilities Preferred Stock, WP&LC Preferred Stock, or Interstate Preferred Stock,

           (B) in connection with refunding of IES Preferred Stock, Utilities Preferred Stock, WP&LC Preferred Stock or Interstate Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis),

           (C) in connection with intercompany purchases of capital stock,

           (D) for the purpose of funding employee stock ownership or dividend reinvestment and stock purchase plans in accordance with past practice, or

           (E) as set forth on SECTION 7.3(a)(iii) of the WPL Disclosure Schedule, IES Disclosure Schedule or Interstate Disclosure Schedule.

        (b) Each of WPL, IES, and Interstate shall declare a dividend on each share of its Common Stock to holders of record of such shares as of the close of business on the business day next preceding the Effective Time in an amount equal to the product of

           (i) a fraction,

               (A) the numerator of which equals the number of days between the payment date with respect to the most recent regular dividend paid by WPL, IES, or Interstate, as the case may be, and the Effective Time, and

               (B) the denominator of which equals 91, and

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
           (ii) the amount of the regular cash dividend most recently paid by WPL, IES or Interstate, as the case may be;

    PROVIDED, HOWEVER, that if any one or more of WPL, IES or Interstate has declared a regular quarterly dividend on shares of its Common Stock with a payment date (the "PAYMENT DATE") after the Effective Time, then no dividend as provided for in this SECTION 7.3(b) shall be declared or paid with respect to such shares and the dividend of the other party or parties shall be calculated by substituting "Payment Date" for "Effective Time" in clause
    (i)(A) of this SECTION 7.3(b).

        (c) Notwithstanding the foregoing,

           (i) WPL may redeem all or any portion of the WP&LC Preferred Stock if the Board of Directors of WPL in good faith determines such course of action will facilitate the transactions contemplated hereby,

           (ii) IES may redeem all or any portion of the IES Preferred Stock or Utilities Preferred Stock if the IES Board of Directors in good faith determines such course of action will facilitate the transactions contemplated hereby, and

          (iii) Interstate may redeem all or any portion of the Interstate Preferred Stock, if the Interstate Board of Directors in good faith determines such course of action will facilitate the transactions contemplated hereby.

    Section 7.4  ISSUANCE OF SECURITIES.

        (a) No party shall, nor shall any party permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (w) pursuant to the Stock Option Agreements, (x) pursuant to the Benefit Plans relating to the WPL Subsidiaries listed in (and in amounts no greater than those set forth in)
    Section 7.4 of the WPL Disclosure Schedule, (y) issuances by a Subsidiary of a party hereto to the party that directly or indirectly controls such Subsidiary or to a wholly-owned Subsidiary of such party, and (z) issuances:

           (i) in the case of IES and the IES Subsidiaries

               (A) in connection with refunding IES Preferred Stock or Utilities Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and

               (B) up to 450,000 shares of IES Common Stock to be issued for general corporate purposes, including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase plans;

               (C) issuances of IES Common Stock pursuant to IES dividend reinvestment plans; and

               (D) issuances of securities pursuant to the IES Rights Agreement.

           (ii) in the case of WPL and the WPL Subsidiaries

               (A) in connection with refunding of WP&LC Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and

               (B) up to 1 million shares of WPL Common Stock to be issued for general corporate purposes, including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase plans;

               (C) issuances of WPL Common Stock pursuant to WPL dividend reinvestment plans; and

               (D) issuances of securities pursuant to the WPL Rights Agreement.

          (iii) in the case of Interstate and the Interstate Subsidiaries

               (A) in connection with refunding of Interstate Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and

               (B) up to 200,000 shares of Interstate Common Stock to be issued for general corporate purposes, including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase plans; and

               (C) issuances of Interstate Common Stock pursuant to Interstate's dividend reinvestment plans.

        (b) The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this SECTION 7.4, subject to obtaining customary indemnities.

    Section 7.5 CHARTER DOCUMENTS. Except as set forth in SECTION 7.5 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, except as contemplated herein, no party shall amend or propose to amend its respective articles of incorporation, by-laws or regulations, or similar organic documents.

    Section 7.6 NO ACQUISITIONS. Except as set forth in SECTION 7.6 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, other than acquisitions by a party and its Subsidiaries not in excess of $10 million in the case of WPL, $10 million in the case of IES and $5 million in the case of Interstate, over the amount budgeted or forecasted by each party for acquisition expenditures, as set forth in such SECTION 7.6 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, singularly or in the aggregate, no party shall, nor shall any party permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall any party acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

    Section 7.7 CAPITAL EXPENDITURES AND EMISSION ALLOWANCES. Except as set forth in SECTION 7.7 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, or as required by law, no party shall, nor shall any party permit any of its Subsidiaries to, (i) make capital expenditures in excess of $50 million in the case of WPL, $80 million in the case of IES, and $16 million in the case of Interstate over the amount budgeted by each such party for capital expenditures as set forth in such SECTION 7.7 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, or (ii) enter into written commitments for the purchase of sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990, in excess (singularly or in the aggregate) of $1 million in the case of WPL, $500,000 in the case of IES, and $250,000 in the case of Interstate.

    Section 7.8 NO DISPOSITIONS. Except as set forth in SECTION 7.8of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, other than dispositions by a party and its Subsidiaries of assets having a fair market value (singularly or in the aggregate) of less than $10 million in the case of WPL, $10 million in the case of IES, and $2 million in the case of Interstate, no party shall, nor shall any party permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

    Section 7.9 INDEBTEDNESS. Except as contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "KEEP WELL" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than
(i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $40 million in the case of WPL, $60 million in the case of IES, and $20 million in the case of Interstate; (iii) arrangements between such party and its Subsidiaries or among its Subsidiaries; (iv) as set forth in SECTION 7.9 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule; (v) in connection with the refunding of existing indebtedness at a lower cost of funds; or (vi) in connection with the refunding of IES Preferred Stock, Utilities Preferred Stock, WP&LC Preferred Stock or Interstate Preferred Stock, as permitted in SECTION 7.3.

    Section 7.10 COMPENSATION, BENEFITS. Except as set forth in SECTION 7.10 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to

        (a) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Subsidiaries, or

        (b) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee, except as set forth in SECTION 7.10 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice.

    Section 7.11 1935 ACT. Except as set forth in SECTION 7.11 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act, or that would impair the ability of WPL to claim an exemption pursuant to its order under SECTION 3(a)(1) of the 1935 Act or that would impair the ability of IES to claim an exemption pursuant to its order under SECTION 3(a)(1) of the 1935 Act prior to the Effective Time, other than (i) the application to the SEC under the 1935 Act contemplated by this Agreement for approval to the extent required of the transactions contemplated hereby and (ii) the registration of the Company pursuant to the 1935 Act.

    Section 7.12 TRANSMISSION, GENERATION. Except as required pursuant to tariffs on file with the FERC as of the date hereof, in the ordinary course of business consistent with past practice, or as set forth in SECTION 7.12 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to,

        (a) commence construction of any additional generating, transmission or delivery capacity, or

        (b) obligate itself to purchase or otherwise acquire, or to sell or otherwise dispose of, or to share, any additional generating, transmission or delivery capacity,

in an amount in excess of $30 million in the case of WPL, $80 million in the case of IES, and $16 million in the case of Interstate, except as set forth in the budgets or forecasts of WPL dated November 10, 1995, IES dated October 16, 1995 and Interstate dated February 27, 1995, respectively, which budgets or forecasts have been shared with each other party hereto.

    Section 7.13 ACCOUNTING. Except as set forth in SECTION 7.13 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

    Section 7.14 POOLING. No party shall, nor shall any party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, take any action which would, or would be reasonably likely to, prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

    Section 7.15 TAX-FREE STATUS. No party shall, nor shall any party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to dissenters' rights and fractional shares) under SECTION 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

    Section 7.16 AFFILIATE TRANSACTIONS. Except as set forth in SECTION 7.16 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly-owned Subsidiaries) on terms materially less favorable to such party than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's-length basis.

    Section 7.17 COOPERATION, NOTIFICATION. Each party shall, and shall cause its Subsidiaries and shall use its best efforts to cause, its Joint Ventures to

        (a) cause its appropriate representatives to confer on a regular and frequent basis with one or more representatives of each other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;

        (b) promptly notify each other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects;

        (c) advise each other party of any change or event which has, had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of WPL, a WPL Material Adverse Effect, in the case of IES, an IES Material Adverse Effect, or in the case of Interstate, an Interstate Material Adverse Effect; and

        (d) promptly provide each other party with copies of all filings made by such party or any of its Subsidiaries with any state or Federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    Section 7.18  THIRD-PARTY CONSENTS.

        (a) WPL shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all WPL Required Consents. WPL shall promptly notify IES and Interstate of any failure or prospective failure to obtain any such consents and, if requested by IES or Interstate, shall provide copies of all WPL Required Consents obtained by WPL to IES and Interstate.

        (b) IES shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all IES Required Consents. IES shall promptly notify WPL and Interstate of any failure or prospective failure to obtain any such consents and, if requested by WPL or Interstate, shall provide copies of all IES Required Consents obtained by IES to WPL and Interstate.

        (c) Interstate shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all Interstate Required Consents. Interstate shall promptly notify WPL and IES of any failure or prospective failure to obtain any such consents and, if requested by WPL or IES, shall provide copies of all Interstate Required Consents obtained by Interstate to WPL and IES.

    Section 7.19 NO BREACH. No party shall, nor shall any party permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result

        (a) in a material breach of any provision of this Agreement or the Stock Option Agreements, or

        (b) in any of its representations and warranties set forth in this Agreement or the Stock Option Agreements being untrue on and as of the Closing Date.

    Section 7.20 TAX-EXEMPT STATUS. No party shall, nor shall any party permit any Subsidiary to take any action that would be reasonably likely to jeopardize the qualification of WP&LC's, Utilities's or Interstate's outstanding revenue bonds which qualify on the date hereof under SECTION 142(a) of the Code as "EXEMPT FACILITY BONDS" or as tax-exempt industrial development bonds under
SECTION 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

    Section 7.21 TRANSITION STEERING TEAM. As soon as practicable after the date hereof, the parties shall create a special transition steering team (the "TRANSITION TEAM") reporting to Erroll B. Davis, Jr. ("MR. DAVIS") which shall be chaired by Wayne H. Stoppelmoor ("MR. STOPPELMOOR") and include a designee of each of IES, WPL and Interstate. The Transition Team shall develop recommendations concerning the future structure and operations of the Company after the Effective Time, subject to applicable law.

    Section 7.22 COMPANY ACTIONS. IES, WPL and Interstate shall, and shall cause their respective Subsidiaries and shall use their best efforts to cause their respective Joint Ventures to, take only those actions, from the date hereof until the Effective Time, that are required, permitted or contemplated by this Agreement to be taken by any of them, including, without limitation, the declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority, as set forth in SECTION 7.22 of the WPL Disclosure Schedule, the IES Disclosure Schedule and the Interstate Disclosure Schedule, respectively.

    Section 7.23 TAX MATTERS. Except as set forth in SECTION 7.23of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall make or rescind any material express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of its Federal income tax return for the taxable year ending December 31, 1994, except as may be required by applicable law.

    Section 7.24 DISCHARGE OF LIABILITIES. No party shall, nor shall any party permit its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

    Section 7.25 CONTRACTS. No party shall, nor shall any party permit its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any Subsidiary of such party is a party or waive, release or assign any material rights or claims.

    Section 7.26 INSURANCE. Each party shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance coverage in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its Subsidiaries.

    Section 7.27 PERMITS. Each party shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing Permits pursuant to which such party or its Subsidiaries operate.

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

    Section 8.1  ACCESS TO INFORMATION.

        (a) Upon reasonable notice, each party shall, and shall cause its Subsidiaries and, shall use its best efforts to cause, its Joint Ventures to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other parties (collectively, "REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other parties

           (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries and, within the exercise of its best efforts, its Joint Ventures pursuant to the requirements of Federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the Federal Trade Commission, the Iowa Utilities Board, the Public Service Commission of Wisconsin, the Illinois Commerce Commission, the Minnesota Public Utilities Commission or any other Federal or state regulatory agency or commission, and

           (ii) access to all information concerning itself, its Subsidiaries and, within the exercise of its best efforts, its Joint Ventures, directors, officers and shareholders and such other matters as may be reasonably requested by any other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement.

        (b) Each party shall, and shall cause its Subsidiaries and Representatives, and shall use its best efforts to cause its Joint Ventures to, hold in strict confidence all documents and information concerning the others furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated September 19, 1995, among WPL, IES and Interstate, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

    Section 8.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

        (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may reasonably be required to cause the shares of WPL Common Stock issuable in connection with the Merger to be registered (or to obtain an exemption from registration) under applicable state "BLUE SKY" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of WPL Common Stock issuable in the Merger to be approved for listing on the NYSE subject only to official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement.

        (b) LETTER OF WPL'S ACCOUNTANTS. WPL shall use best efforts to cause to be delivered to IES and Interstate a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to IES and Interstate, in form and substance reasonably satisfactory to IES and Interstate, and customary in scope and substance for "COLD COMFORT" letters delivered by independent public accountants in connection with registration statements on Form S-4.

        (c) LETTER OF IES'S ACCOUNTANTS. IES shall use best efforts to cause to be delivered to WPL and Interstate a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to WPL and Interstate, in form and substance reasonably satisfactory to WPL and Interstate and customary in scope and substance for "COLD COMFORT" letters delivered by independent public accountants in connection with registration statements on Form S-4.

        (d) LETTER OF INTERSTATE'S ACCOUNTANTS. Interstate shall use best efforts to cause to be delivered to WPL and IES a letter of Deloitte & Touche LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to WPL and IES, in form and substance reasonably satisfactory to WPL and IES and customary in scope and substance for "COLD COMFORT" letters delivered by independent public accountants in connection with registration statements on Form S-4.

        (e) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the shareholders of WPL, IES and Interstate that

           (i) WPL shall have received an opinion from Merrill, dated the date of the Joint Proxy/ Registration Statement, to the effect that, as of the date thereof, the IES Ratio and the Interstate Ratio are fair to WPL from a financial point of view,

           (ii) IES shall have received an opinion from Morgan, dated the date of the Joint Proxy/ Registration Statement, to the effect that, as of the date thereof, the IES Ratio, taking into account the Interstate Ratio, is fair from a financial point of view to the holders of IES Common Stock, and

          (iii) Interstate shall have received an opinion from Salomon, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the consideration to be received by the holders of Interstate Common Stock in the Interstate Merger is fair from a financial point of view to the holders of Interstate Common Stock.

    Section 8.3  REGULATORY MATTERS.

        (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by itself or its respective "ULTIMATE PARENT" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings within 200 days after the date hereof, and to respond promptly to any requests for additional information made by either of such agencies.

        (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the Merger, including, without limitation, the WPL Required Statutory Approvals, the IES Required Statutory Approvals and the Interstate Required Statutory Approvals.

    Section 8.4  SHAREHOLDER APPROVAL

        (a) APPROVAL OF IES SHAREHOLDERS. Subject to the provisions of SECTION 8.4(d) and SECTION 8.4(e), IES shall, as soon as reasonably practicable after the date hereof

           (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "IES SPECIAL MEETING") for the purpose of securing the IES Shareholders' Approval,

           (ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its Restated Articles of Incorporation and By-laws,

          (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the IES Merger, this Agreement and the transactions contemplated hereby, and

          (iv) cooperate and consult with WPL and Interstate with respect to each of the foregoing matters.

        (b) APPROVAL OF WPL SHAREHOLDERS. Subject to the provisions of SECTION 8.4(d) and SECTION 8.4(e), WPL shall, as soon as reasonably practicable after the date hereof

           (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "WPL SPECIAL MEETING") for the purpose of securing the WPL Shareholders' Approval,

           (ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its Restated Articles of Incorporation and By-laws,

          (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

          (iv) cooperate and consult with IES and Interstate with respect to each of the foregoing matters.

        (c)   APPROVAL OF INTERSTATE SHAREHOLDERS.  Subject to the provisions of
    SECTION 8.4(d) and SECTION 8.4(e), Interstate shall, as soon as reasonably practicable after the date hereof

           (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "INTERSTATE SPECIAL MEETING") for the purpose of securing the Interstate Shareholders' Approval,

           (ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its Restated Certificate of Incorporation and By-laws,

          (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Interstate Merger, this Agreement and the transactions contemplated hereby, and

          (iv) cooperate and consult with IES and WPL with respect to each of the foregoing matters.

        (d) MEETING DATE. The IES Special Meeting, the WPL Special Meeting and the Interstate Special Meeting shall be held on such dates as WPL, IES and Interstate shall mutually determine.

        (e) FAIRNESS OPINIONS NOT WITHDRAWN. It shall be a condition to the obligation of WPL to hold the WPL Special Meeting that the opinion of Merrill, referred to in SECTION 8.2(e), shall not have been withdrawn, it shall be a condition to the obligation of IES to hold the IES Special Meeting that the opinion of Morgan, referred to in SECTION 8.2(e), shall not have been withdrawn, and it shall be a condition to the obligation of Interstate to hold the Interstate Special Meeting that the opinion of Salomon, referred to in SECTION 8.2(e), shall not have been withdrawn.

    Section 8.5  DIRECTOR AND OFFICER INDEMNIFICATION.

        (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto or any Subsidiary (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against

           (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "INDEMNIFIED LIABILITIES"), and

           (ii) all Indemnified Liabilities to the extent that they are based on or arise out of or pertain to the transactions contemplated by this Agreement.

       In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time),

               (A) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred,

               (B) the Company will cooperate in the defense of any such matter, and

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
               (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under SECTIONS 180.0850 through 180.0859 of the WBCL and the Restated Articles of Incorporation or By-laws of the Company (as the same shall be amended from time to time) shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

           The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent that there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

        (b) INSURANCE. For a period of six years after the Effective Time, the Company shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by WPL, IES and Interstate for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that the Company shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by WPL, IES and Interstate for such insurance; and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Company, for a cost not exceeding such amount.

        (c) SUCCESSORS. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this SECTION 8.5.

        (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of WPL, IES and Interstate and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

        (e) BENEFIT. The provisions of this SECTION 8.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    Section 8.6  DISCLOSURE SCHEDULES.  On the date hereof,

        (a) IES has delivered to WPL and Interstate an IES Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of IES stating the IES Disclosure Schedule is being delivered pursuant to this
    SECTION 8.6(a),

        (b) WPL has delivered to IES and Interstate a WPL Disclosure Schedule, accompanied by a certificate signed by the Vice President, Corporate Secretary and Treasurer of WPL stating the WPL Disclosure Schedule is being delivered pursuant to this SECTION 8.6(b), and

        (c) Interstate has delivered to WPL and IES an Interstate Disclosure Schedule, accompanied by a certificate signed by the principal financial officer of Interstate stating the Interstate Disclosure Schedule is being delivered pursuant to this SECTION 8.6(c).

        (d) The WPL Disclosure Schedule, the IES Disclosure Schedule and the Interstate Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES."

        (e) The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    Section 8.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, WPL, IES and Interstate will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other parties (which consent shall not be unreasonably withheld).

    Section 8.8 RULE 145 AFFILIATES. Within 30 days before the Closing Date, WPL shall identify in a letter to IES and Interstate, IES shall identify in a letter to WPL and Interstate, and Interstate shall identify in a letter to WPL and IES, all persons who are, and to such person's knowledge who will be at the Closing Date, "AFFILIATES" of WPL, IES and Interstate, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Each of WPL, IES and Interstate shall use all reasonable efforts to cause their respective affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 8.8(a) with respect to affiliates of WPL and Exhibit 8.8(b) with respect to affiliates of IES and Interstate (each, an "AFFILIATE AGREEMENT").

    Section 8.9  EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.

        (a) CERTAIN EMPLOYEE AGREEMENTS. Subject to SECTION 8.10, SECTION 8.14 and SECTION 8.15, the Company and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

        (b)  WORKFORCE MATTERS.

           (i) Subject to applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect to employees of the Company (except as provided in subparagraph (ii) below) shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment was with WPL or its Subsidiaries, IES or its Subsidiaries, or Interstate or its Subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its Subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its Subsidiaries. Any workforce reductions carried out following the Effective Time by the Company and its Subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

           (ii) During the three-year period ending on the third anniversary of the Closing Date, the overall employment levels of the Company in the greater Dubuque area as measured against such levels as of the Closing Date will not fall (for any reason whatsoever, including attrition of all types) below the following levels,

               (A) prior to the first anniversary of the Closing Date, 90%,

               (B) prior to the second anniversary of the Closing Date, 75%, and

               (C) prior to the third anniversary of the Closing Date, 60%.

    Section 8.10 EMPLOYEE BENEFIT PLANS. Subject to SECTION 7.10, each of the WPL Benefit Plans, the IES Benefit Plans and the Interstate Benefit Plans in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of WPL and any of its Subsidiaries, IES and any of its Subsidiaries, and Interstate and any of its Subsidiaries, respectively, who are covered by any such Benefit Plan immediately prior to the Closing Date (the "AFFILIATED EMPLOYEES") until the Company otherwise determines after the Effective Time; PROVIDED, HOWEVER, that nothing herein contained shall limit any reserved right contained in any such WPL Benefit Plan, IES Benefit Plan or Interstate Benefit Plan, to amend, modify, suspend, revoke or terminate any such plan; PROVIDED, FURTHER, HOWEVER, that the Company or its Subsidiaries shall provide to the Affiliated Employees for a period of not less than one year following the Effective Time benefits, other than with respect to plans referred to in SECTION 8.11, which are no less favorable in the aggregate than those provided under the WPL Benefit Plans, the IES Benefit Plans or the Interstate
Benefit Plans, as the case may be. Without limitation of the foregoing, each participant of any such WPL Benefit Plan, IES Benefit Plan or Interstate Benefit Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under a benefit plan of the Company or any of its Subsidiaries or Affiliates for service credited for the corresponding purpose under such benefit plan; PROVIDED, HOWEVER, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. Any person hired by the Company or any of its Subsidiaries after the Closing Date who was not employed by any party hereto or its Subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by the Company or the Subsidiary, division or operation by which such person is employed, PROVIDED that such person meets the eligibility requirements of the applicable plan.

    Section 8.11  STOCK OPTION AND OTHER STOCK PLANS.

        (a) AMENDMENT OF STOCK PLANS AND AGREEMENTS. Prior to the Effective Time, IES shall amend its Stock Plan (as hereinafter defined) and each underlying award agreement to provide that (i) each outstanding option to purchase shares of IES Common Stock (a "IES STOCK OPTION"), along with any tandem stock appreciation right, shall constitute an option to acquire shares of WPL Common Stock, on the same terms and conditions as were applicable under such IES Stock Option, based on the same number of shares of WPL Common Stock as the holder of such IES Stock Option would have been entitled to receive pursuant to the Merger in accordance with Article II had such holder exercised such option in full immediately prior to the Effective Time; PROVIDED, HOWEVER, that the number of shares, the option price, and the terms and conditions of exercise of such option, shall be determined in a manner that preserves both (A) the aggregate gain (or loss) on the IES Stock Option immediately prior to the Effective Time and (B) the ratio of the exercise price per share of the IES Stock to the fair market value (determined immediately prior to Effective Time) per share subject to such option; and PROVIDED, FURTHER, that in the case of any option to which
    SECTION 421 of the Code applies by reason of its qualification under any of SECTIONS 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with SECTION 424(a) of the Code; and (ii) each other outstanding award under the IES Stock Plan (the "IES STOCK AWARDS") shall constitute an award based upon the same number of shares of WPL Common Stock as the holder of such IES Stock Award would have been entitled to receive pursuant to the Merger in accordance with Article II had such holder been the absolute owner, immediately before the Effective Time, of the shares of IES Common Stock on which such IES Stock Award is based, and otherwise on the same terms and conditions as governed by such IES Stock Award immediately before the Effective Time. At the Effective Time, the Company shall assume each stock award agreement relating to the IES Stock Plan, as amended as previously provided. As soon as practicable after the Effective Time, the Company shall deliver to the holders of IES Stock Options and IES Stock Awards appropriate notices setting forth such holders' rights with respect to such options and awards after the Effective Time and each underlying stock award agreement, each as assumed by the Company.

        (b) COMPANY ACTION. After the Effective Time, with respect to the IES Stock Plan, and any other plans under which the delivery of WPL Common Stock is required upon payment of benefits, grant of awards or exercise of options (the "STOCK PLANS"), the Company shall take all corporate action necessary or appropriate to

           (i) obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act,

           (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of WPL Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Plan, and

          (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of WPL Common Stock subject to such Stock Plan to the extent such registration statement is required under applicable law, and the Company shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding.

    With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under SECTION 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

    Section 8.12  NO SOLICITATIONS.

        (a) No party hereto shall, and each such party shall use its best efforts to cause its Subsidiaries not to, permit any of its Representatives, directly or indirectly initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as
    hereinafter  defined),  or,  in  the   event  of  an  unsolicited   Business
    Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal.

        (b) Each party hereto shall notify the other parties orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other parties informed of the status and details of any such inquiry, offer or proposal, and shall give the other parties five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party

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    hereto  shall  immediately cease  and cause  to  be terminated  all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal.

        (c) As used in this SECTION 8.12, "BUSINESS COMBINATION PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material Subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to this Agreement or any of its material Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

        (d) Nothing contained herein shall prohibit a party from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Business Combination Proposal made by means of a tender offer.

    Section 8.13  COMPANY BOARD OF DIRECTORS.

        (a) WPL's, IES's and Interstate's respective Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be fifteen (15) persons. The directors shall be divided into three classes (hereafter referred to as "CLASS I," "CLASS II" and "CLASS III") of five directors each. Class I directors shall be appointed for a term expiring at the first annual meeting of shareholders of the Company following the Effective Time, Class II directors shall be appointed for a term expiring at the second annual meeting of shareholders of the Company following the Effective Time, and Class III directors shall be appointed for a term expiring at the third annual meeting of shareholders of the Company following the Effective Time, and in each case until their respective successors have been duly elected and qualified. Of the directors comprising Class I, two shall be designated by each of IES and WPL and one shall be designated by Interstate prior to the Effective Time. Of the directors comprising Class II, two shall be designated by each of IES and WPL, and one shall be designated by Interstate prior to the Effective Time. Class III directors shall consist of Lee Liu ("MR. LIU"), Mr. Davis and Mr. Stoppelmoor as well as two additional directors, one director designated by each of IES and WPL prior to the Effective Time. Directors designated by IES, WPL and Interstate (including their successors) are hereinafter sometimes referred to as the "IES DIRECTORS," "WPL DIRECTORS" and
    "INTERSTATE DIRECTORS," respectively. Notwithstanding the foregoing, if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the respective party which designated such person shall designate another person to serve in such person's stead. In addition, subject to the limitations set forth in SECTION 8.13(B), for a period commencing as of the Effective Time and expiring on the date of the third annual meeting of shareholders of the Company following the Effective Time, the IES, WPL and Interstate Directors (each as a separate group) shall be entitled to nominate those persons who will be eligible to be appointed, elected or re-elected as IES, WPL and Interstate Directors, respectively. For purposes of this Agreement, Messrs. Liu, Davis and Stoppelmoor shall be deemed to have been designated by IES, WPL and Interstate, respectively. WPL's, IES's and Interstate's respective Boards of Directors will also take such action as may be necessary to cause the Nominating, Audit and Compensation Committees of the Board of Directors of the Company at the Effective Time to consist proportionally (to the extent reasonably practicable) of designees of each of WPL, IES and Interstate.

        (b) For a period of five years following the Effective Time, no person who is an executive officer or employee of the Company or any of its Subsidiaries shall be eligible to serve as a director of the Company, except for Messrs. Liu, Davis and Stoppelmoor; PROVIDED, HOWEVER, that if Mr. Davis is not then serving as Chief Executive Officer of the Company, the individual serving in such capacity shall be eligible to serve as a director of the Company.

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
        (c) Meetings of the Board of Directors of the Company shall be reasonably rotated among the WPL, IES and Interstate cities for so long as separate utility headquarters exist in those cities.

    Section  8.14   COMPANY OFFICERS.   At the  Effective Time,  pursuant to the
terms hereof and of the employment contracts referred to in SECTION 8.15:

        (a) Mr. Liu shall hold the position of Chairman of the Board of Directors and shall be entitled to serve in such capacity for a period of two years from the Effective Time, after which time he will retire as Chairman of the Board of Directors of the Company but he shall continue to be eligible to serve as a director.

        (b) Mr. Davis shall hold the positions of Chief Executive Officer and President for a period of at least five years from the Effective Time. When Mr. Liu no longer serves as Chairman of the Board of Directors, Mr. Davis shall be entitled to continue to serve in his capacity as Chief Executive Officer and President, and shall also serve as Chairman of the Board of Directors for at least the remainder of the five year term specified above. Subject to the five-year term specified above, Mr. Davis shall be entitled to serve in all of the above-referenced capacities until his successor is elected or appointed and shall have qualified in accordance with the WBCL and the Restated Articles of Incorporation and By-laws of the Company (as the same shall be amended pursuant to SECTION 8.19). In addition, Mr. Davis shall hold the positions of Chief Executive Officer of each of Utilities, WP&LC, Interstate and the Nonregulated Company (as hereinafter defined), and shall be entitled to serve in such capacities for a period of three years from the Effective Time and until his successor is duly elected or appointed and qualified in accordance with applicable charter documents and law.

        (c) Mr. Stoppelmoor shall hold the position of Vice Chairman of the Board of Directors of the Company and shall be entitled to serve in such capacity for a period of two years after the Effective Time, after which time he shall retire as Vice Chairman, but he shall continue to be eligible to serve as a director.

        (d) Mr. Michael R. Chase ("MR. CHASE") shall hold the position of President of Interstate and shall be entitled to serve in such capacity for a period of at least three years after the Effective Time.

        (e) Mr. Lance W. Ahearn ("MR. AHEARN") shall be appointed to the position of President and Chief Operating Officer of the Nonregulated Company as of the Effective Time.

        (f) Subject to SECTION 8.14(g), if any of the foregoing persons is unable or unwilling to hold such offices for the periods set forth above, his successor shall be selected by the Board of Directors of the Company in accordance with its By-laws.

        (g) For a period of five years following the Effective Time, a majority vote of the WPL Directors or the successors thereto shall, in addition to any other vote required by law, be required to appoint or elect any person other than Mr. Davis as Chief Executive Officer of the Company.

    Section 8.15 EMPLOYMENT CONTRACTS. WPL, or in the case of Mr. Chase, Interstate, shall, as of or prior to the Effective Time, enter into employment contracts with each of Messrs. Liu, Davis, Stoppelmoor and Chase in the forms set forth in EXHIBIT 8.15.1, 8.15.2, 8.15.3 and 8.15.4, respectively.

    Section 8.16   POST-MERGER OPERATIONS.   Following the  Effective Time,  the
Company shall conduct its operations or take such action in accordance with the following:

        (a) the Company shall maintain its headquarters in Madison, Wisconsin, but this location will be evaluated over time as future business needs dictate.

        (b) during the three-year period following the Effective Time, Utilities, WP&LC, and Interstate shall maintain their separate corporate existences and shall maintain their headquarters in their present locations of Cedar Rapids, Iowa, Madison, Wisconsin and Dubuque, Iowa, respectively;

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
        (c) immediately following the Effective Time, the Company shall cause the IES nonregulated holding company to merge with and into the WPL nonregulated holding company, with the WPL nonregulated holding company being the surviving corporation (the combined company is herein referred to as the "NONREGULATED COMPANY"); and

        (d) during the five-year period following the Effective Time or for such shorter period as the following entities maintain their separate corporate existences, the Company shall use its best efforts to insure that the composition of the Board of Directors of each of Utilities, WP&LC and Interstate and Nonregulated Company will be identical to the composition of the Board of Directors of the Company.

    Section 8.17 EXPENSES. Subject to SECTION 10.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/ Registration Statement, as well as the filing fee relating thereto, shall be shared by the parties in the following proportions: 43% by WPL, 14% by Interstate and 43% by IES.

    Section 8.18 FURTHER ASSURANCES. Each party will, and will cause its Subsidiaries and, will use its best efforts to cause its Joint Ventures to, execute such further documents and instruments and take such further actions as may reasonably be requested by the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in
SECTION  9.1(e), SECTION 9.2(e), SECTION 9.2(f), SECTION 9.3(e), SECTION 9.3(f),
SECTION 9.4(e) and SECTION 9.4(f). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the WPL Required Consents, WPL Required Statutory Approvals, IES Required Consents, IES Required Statutory Approvals, Interstate Required Consents, Interstate Required Statutory Approvals or the opinions referred to in SECTIONS 9.2(e), 9.3(e), and 9.4(e), and the adoption of an alternative structure (that otherwise substantially preserves for WPL, IES and Interstate the economic and other material benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary to effect such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

    Section 8.19   CHARTER AND  BY-LAW AMENDMENTS.   Prior to  the Closing,  WPL
shall cause its Articles of Incorporation and By-laws to be amended as contemplated in Section 8.19 of the WPL Disclosure Schedule.

    Section 8.20 IES RIGHTS AGREEMENT. Prior to or at the time of the Closing, IES shall amend the IES Rights Agreement to cause it to terminate effective as of the Effective Time.

                                   ARTICLE IX
                                   CONDITIONS

    Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to SECTION 10.5 by the joint action of the parties hereto:

        (a)    SHAREHOLDER  APPROVALS.    The  IES  Shareholders'  Approval, the
    Interstate Shareholders' Approval and the WPL Shareholders' Approval shall have been obtained.

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
        (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court preventing consummation of the Merger (including either or both of the IES Merger and the Interstate Merger) shall have been issued and be continuing in effect, and the Merger (including either or both of the IES Merger and the Interstate Merger) and the other transactions contemplated hereby shall not have been prohibited under any applicable Federal or state law or regulation.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d) LISTING OF SHARES. The shares of WPL Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE subject only to official notice of issuance.

        (e)  STATUTORY APPROVALS.

           (i) The WPL Required Statutory Approvals, the IES Required Statutory Approvals and the Interstate Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and such Final Orders shall not impose terms or conditions which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a material adverse effect on the business, assets, financial condition or results of operations or prospects of the Company or which would be materially inconsistent with the agreements of the parties contained herein.

           (ii) As used in this Agreement, "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        (f) POOLING. Each of WPL, IES and Interstate shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to WPL, IES and Interstate, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction pursuant to GAAP and applicable SEC regulations.

    Section 9.2 FURTHER CONDITIONS TO OBLIGATION OF IES TO EFFECT THE IES MERGER. The obligation of IES to effect the IES Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by IES in writing pursuant to SECTION 10.5:

        (a) PERFORMANCE OF OBLIGATIONS. WPL (and/or its appropriate Subsidiaries) and Interstate (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in SECTIONS 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement, and the WPL/IES and Interstate/IES Stock Option Agreements required to be performed by each of them at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of WPL and Interstate set forth in this Agreement shall be true and correct
    (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in a WPL Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

        (c) CLOSING CERTIFICATES. IES shall have received a certificate signed by the chief financial officer of each of WPL and Interstate, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in SECTION 9.2(a) and SECTION 9.2(b) with respect to WPL or Interstate, as the case may be, have been satisfied.

        (d) MATERIAL ADVERSE EFFECT. No WPL Material Adverse Effect or Interstate Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have a WPL Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

        (e)  TAX OPINIONS.

           (i) IES shall have received an opinion of Winthrop, Stimson, Putnam & Roberts dated as of the Closing Date, to the effect that the IES Merger will be treated as a tax-free reorganization under SECTION 368(a) of the Code, and

           (ii) IES and Winthrop, Stimson, Putnam & Roberts shall have had the opportunity to review the tax opinions of Interstate's and WPL's special tax counsel received pursuant to SECTIONS 9.3(e)(i) and 9.4(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

        (f) REQUIRED CONSENTS. The WPL Required Consents and the Interstate Required Consents, the failure of which to obtain would have a WPL Material Adverse Effect or an Interstate Material Adverse Effect, shall have been obtained.

        (g) AFFILIATE AGREEMENTS. WPL shall have received Affiliate Agreements, duly executed by each Affiliate of WPL and Interstate, substantially in the form of Exhibit 8.8(a) or 8.8(b), as provided in
    SECTION 8.8.

    Section 9.3 FURTHER CONDITIONS TO OBLIGATION OF INTERSTATE TO EFFECT THE INTERSTATE MERGER. The obligation of Interstate to effect the Interstate Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Interstate in writing pursuant to SECTION 10.5:

        (a) PERFORMANCE OF OBLIGATIONS. IES (and/or its appropriate Subsidiaries) and WPL (and/ or its appropriate Subsidiaries) will have performed their agreements and covenants contained in SECTIONS 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement and the IES/Interstate and WPL/ Interstate Stock Option Agreement required to be performed by each of them at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of IES and WPL set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an IES Material Adverse Effect or a WPL Material Adverse Effect, as the case may be.

        (c) CLOSING CERTIFICATES. Interstate shall have received a certificate signed by the chief financial officer of each of IES and WPL, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in SECTION 9.3(a) and SECTION 9.3(b) with respect to WPL or IES, as the case may be, have been satisfied.

        (d) MATERIAL ADVERSE EFFECT. No IES Material Adverse Effect or WPL Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have an IES Material Adverse Effect or a WPL Material Adverse Effect, as the case may be.

        (e)  TAX OPINIONS.

           (i) Interstate shall have received an opinion of Milbank, Tweed, Hadley & McCloy dated as of the Closing Date, to the effect that the Interstate Merger will be treated as a tax-free reorganization under
       SECTION 368(a) of the Code; and

           (ii) Interstate and Milbank, Tweed, Hadley & McCloy shall have had the opportunity to review the tax opinions of IES's and WPL's special tax counsel received pursuant to SECTIONS 9.2(e)(i) and 9.4(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

        (f) REQUIRED CONSENTS. The IES Required Consents and the WPL Required Consents, the failure of which to obtain would have an IES Material Adverse Effect or a WPL Material Adverse Effect, shall have been obtained.

        (g)     AFFILIATE  AGREEMENTS.     WPL  shall  have  received  Affiliate
    Agreements, duly executed by each Affiliate of IES and WPL, substantially in the form of Exhibit 8.8(a) and 8.8(b), as provided in SECTION 8.8.

    Section 9.4 FURTHER CONDITIONS TO OBLIGATION OF WPL TO EFFECT THE MERGER. The obligation of WPL to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WPL in writing pursuant to SECTION 10.5:

        (a) PERFORMANCE OF OBLIGATIONS. IES (and/or its appropriate Subsidiaries) and Interstate (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement and the IES/WPL and Interstate/WPL Stock Option Agreements required to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of IES and Interstate set forth in this Agreement shall be true and correct
    (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an IES Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

        (c) CLOSING CERTIFICATES. WPL shall have received a certificate signed by the chief financial officer of each of IES and Interstate, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in SECTION 9.4(a) and SECTION 9.4(b) with respect to IES or Interstate, as the case may be, have been satisfied.

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
        (d) MATERIAL ADVERSE EFFECT. No IES Material Adverse Effect or Interstate Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have an IES Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

        (e)  TAX OPINIONS.

           (i) WPL shall have received an opinion of Foley & Lardner dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code; and

           (ii) WPL and Foley & Lardner shall have had the opportunity to review the tax opinions of IES's and Interstate's special tax counsel, as set forth in Sections 9.2(e)(i) and 9.3(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

        (f) REQUIRED CONSENTS. The IES Required Consents and the Interstate Required Consents, the failure of which to obtain would have an IES Material Adverse Effect or an Interstate Material Adverse Effect, shall have been obtained.

        (g)     AFFILIATE  AGREEMENTS.     WPL  shall  have  received  Affiliate
    Agreements,  duly  executed  by  each  Affiliate  of  IES  and   Interstate,
    substantially in the form of Exhibit 8.8(b), as provided in Section 8.8.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

    Section  10.1  TERMINATION.   This Agreement  may be terminated  at any time
prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of WPL, IES and Interstate;

        (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before May 10, 1997 (the "INITIAL TERMINATION DATE"); provided, however, that the right to terminate the Agreement under this SECTION 10.(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Initial Termination Date; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the Closing set forth in SECTIONS 9.1(e), 9.2(f), 9.3(f) and/or 9.4(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to May 10, 1998;

        (c) by any party hereto, by written notice to the other parties, if

           (i) the WPL Shareholders' Approval shall not have been obtained at a duly held WPL Special Meeting, including any adjournments thereof, or

           (ii) the IES Shareholders' Approval shall not have been obtained at a duly held IES Special Meeting, including any adjournments thereof, or

          (iii) the Interstate Shareholders' Approval shall not have been obtained at a duly held Interstate Special Meeting, including any adjournments thereof;

        (d) by any party hereto, if any state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party,

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    of prohibiting the Merger (including either  or both the IES Merger and  the
    Interstate Merger), or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order,
    judgment   or  decree   permanently  restraining,   enjoining  or  otherwise
    prohibiting the Merger (including either or both the IES Merger and the Interstate Merger), and such order, judgment or decree shall have become final and nonappealable;

        (e) by IES, upon two days' prior notice to WPL and Interstate, if, as a result of a tender offer by a party other than WPL or Interstate or any of their respective Affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "BUSINESS COMBINATION") by a party other than WPL or Interstate or any of their respective Affiliates, the Board of Directors of IES determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that

           (i) The Board of Directors of IES shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by WPL and Interstate in negotiations entered into pursuant to CLAUSE (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

           (ii) prior to any such termination, IES shall, and shall cause its respective financial and legal advisors to, negotiate with WPL and Interstate to make such adjustments in the terms and conditions of this Agreement as would enable IES to proceed with the transactions contemplated herein on such adjusted terms;

        (f) by Interstate, upon two days' prior notice to WPL and IES, if, as a result of a tender offer by a party other than WPL or IES or any of their respective Affiliates or any written offer or proposal with respect to a Business Combination by a party other than WPL or IES or any of their respective Affiliates, the Board of Directors of Interstate determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that

           (i) the Board of Directors of Interstate shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by WPL and IES in negotiations entered into pursuant to CLAUSE (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

           (ii) prior to any such termination, Interstate shall, and shall cause its respective financial and legal advisors to, negotiate with WPL and IES to make such adjustments in the terms and conditions of this Agreement as would enable Interstate to proceed with the transactions contemplated herein on such adjusted terms;

        (g) by WPL, upon two days' prior notice to IES and Interstate, if, as a result of a tender offer by a party other than IES or Interstate or any of their respective Affiliates or any written offer or proposal with respect to a Business Combination by a party other than IES or Interstate or any of their respective Affiliates, the Board of Directors of WPL determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that

           (i) the Board of Directors of WPL shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary

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
       duties, and notwithstanding all concessions which may be offered by IES and Interstate in negotiations entered into pursuant to CLAUSE (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

           (ii) prior to any such termination, WPL shall, and shall cause its respective financial and legal advisors to, negotiate with IES and Interstate to make such adjustments in the terms and conditions of this Agreement as would enable WPL to proceed with the transactions contemplated herein on such adjusted terms;

        (h) by IES, by written notice to WPL and Interstate, if

           (i) there exists any breach or breaches of the representations and warranties of WPL or Interstate made herein or in any of the Stock Option Agreements pursuant to which either of them is a grantor of options, which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect or an Interstate Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WPL or Interstate, as the case may be, of notice in writing from IES, specifying the nature of such breaches and requesting that they be remedied;

           (ii) WPL or Interstate (and/or its appropriate Subsidiaries) shall not have performed and complied with its agreements and covenants contained in SECTIONS 7.3 and 7.4 or shall have failed to perform and comply with, in all material respects, their other agreements and covenants hereunder or under the Stock Option Agreements and such failure to perform or comply shall not have been remedied within 20 days after receipt by WPL or Interstate, as the case may be, of notice in writing from IES, specifying the nature of such failure and requesting that it be remedied; or

          (iii) the Board of Directors of WPL or Interstate or any committee thereof:

               (A) shall withdraw or modify in any manner adverse to IES its approval or recommendation of this Agreement, or the IES Merger or the Interstate Merger,

               (B) shall fail to reaffirm such approval or recommendation upon IES's request,

               (C) shall approve or recommend any Business Combination involving WPL or Interstate other than the Merger involving WPL and Interstate or any tender offer for shares of capital stock of WPL or Interstate, in each case, by or involving a party other than IES or any of its Affiliates or

               (D)  shall resolve to take any of the actions specified in CLAUSE
           (A), (B) OR (C);

        (i) by Interstate, by written notice to WPL and IES, if

           (i) there exists any breach or breaches of the representations and warranties of WPL or IES made herein or in any of the Stock Option
       Agreements pursuant to which either of them is a grantor of options, which breaches, individually or in the aggregate have, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect or an IES Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WPL or IES, as the case may be, of notice in writing from Interstate, specifying the nature of such breaches and requesting that they be remedied;

           (ii) WPL or IES (and/or its appropriate Subsidiaries) shall not have performed and complied with its agreements and covenants contained in SECTIONS 7.3 and 7.4 or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the Stock Option Agreements and such failure to perform or comply shall not have been remedied within 20 days after receipt by WPL or IES, as the case may be, of notice in writing from Interstate, specifying the nature of such failure and requesting that it be remedied; or

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
          (iii) the Board of Directors of WPL or IES or any committee thereof:

               (A) shall withdraw or modify in any manner adverse to Interstate its approval or recommendation of this Agreement, the IES Merger or the Interstate Merger,

               (B) shall fail to reaffirm such approval or recommendation upon Interstate's request,

               (C) shall approve or recommend any Business Combination involving WPL or IES other than the Merger involving WPL and IES or any tender offer for shares of capital stock of WPL or IES, in each case, by or involving a party other than Interstate or any of its Affiliates or

               (D) shall resolve to take any of the actions specified in  CLAUSE
           (A), (B) or (C); or

        (j)  by WPL, by written notice to Interstate and IES, if

           (i) there exists any breach or breaches of the representations and warranties of Interstate or IES made herein or in any of the Stock Option Agreements pursuant to which either of them is a grantor of options, which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect or an IES Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Interstate or IES, as the case may be, of notice in writing from WPL, specifying the nature of such breaches and requesting that they be remedied;

           (ii) Interstate or IES (and/or its appropriate Subsidiaries) shall not have performed and complied with its agreements and covenants contained in SECTIONS 7.3 and 7.4 or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the Stock Option Agreements, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Interstate or IES, as the case may be, of notice in writing from WPL, specifying the nature of such failure and requesting that it be remedied; and

          (iii) the Board of Directors of Interstate or IES or any committee thereof:

               (A) shall withdraw or modify in any manner adverse to WPL its approval or recommendation of this Agreement, or the IES Merger or the Interstate Merger,

               (B) shall fail to reaffirm such approval or recommendation upon WPL's request,

               (C) shall approve or recommend any Business Combination involving Interstate or IES other than the Merger involving Interstate and IES or any tender offer for the shares of capital stock of Interstate or IES, in each case by or involving a party other than WPL or any of its Affiliates or

               (D)  shall resolve to take any of the actions specified in CLAUSE
           (A), (B) or (C).

    Section 10.2 EFFECT OF TERMINATION. Subject to SECTION 11.1(b), in the event of termination of this Agreement by WPL, IES or Interstate pursuant to
SECTION 10.1 there shall be no liability on the part of either WPL, IES or Interstate or their respective officers or directors hereunder, except that
SECTION 8.1(b), SECTION 8.17, SECTION 10.3, SECTION 11.2 and SECTION 11.8 shall survive the termination.

    Section 10.3  TERMINATION FEE; EXPENSES.

        (a) TERMINATION FEE UPON BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one or two (but not three) of (x) SECTION 10.1(h)(i) or (ii),
    (y) SECTION 10.1(i)(i) or (ii) or (z) SECTION 10.1(j)(i) or (ii), then:

           (i) each breaching party shall promptly (but no later than five business days after receipt of notice from the non-breaching party or parties (other than Acquisition and New

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
       Interstate)) pay to the non-breaching party or parties in cash such breaching party's Participation Percentage (as hereinafter defined) of an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party or parties (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $5 million for any non-breaching party; PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by any other party, each non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $5 million for any non-breaching party), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and

           (ii) if

               (A) at the time of a breaching party's willful breach of this Agreement, there shall have been a third party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its Affiliates which at the time of such termination shall not have been rejected by such party and its board of directors or withdrawn by the third party, and

               (B) within two and one-half years of any termination by a non-breaching party, the breaching party or an Affiliate thereof becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an Affiliate thereof, then such breaching party (jointly and severally with its Affiliates), at the closing (and as a condition to the closing) of such breaching party becoming such a Subsidiary or of such Business Combination, will pay to each non-breaching party (other than Acquisition and New Interstate) in cash such non-breaching party's Participation Percentage of an additional aggregate fee equal to $25 million, if WPL is the breaching party, $25 million, if IES is the breaching party, or $12.5 million, if Interstate is the breaching party.

        (b)  ADDITIONAL TERMINATION FEE.  If

           (i) this Agreement

               (A) is terminated by any party pursuant to SECTION 10.1(e), (f) or (g),

               (B) is terminated following a failure of the shareholders of any one of the necessary parties to grant the necessary approvals described in SECTION 4.13, SECTION 5.13 and SECTION 6.13 or

               (C)  is terminated as a result  of any party's material breach of
           SECTION 8.4, and

           (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party or any of its Affiliates which at the time of such termination or of the meeting of such party's shareholders shall not have been (A) rejected by such party and its board of directors or (B) withdrawn by the third party, and

          (iii) within two and one-half years of any such termination described in clause (i) above, a Target Party (as defined herein) becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an Affiliate thereof, then such Target Party (jointly and severally with its Affiliates), at the closing (and as a condition to the closing) of such Target Party becoming such a Subsidiary or of such Business Combination, will pay to each other party (other than Acquisition and New Interstate) in cash such other party's Participation Percentage of an aggregate termination fee equal to $25 million, if WPL is the Target Party, $25 million, if IES is the Target Party, or $12.5 million, if Interstate is the Target Party, plus, in each case, the documented out-of-pocket fees and expenses incurred by each such non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement).

        (c) SECOND TERMINATION FEE. If this Agreement is terminated under circumstances that give rise to the payment of any fee pursuant to SECTION 10.3(b) by any party, and thereafter, within nine (9) months of such termination, either of the parties that was not a Target Party at the time of such termination becomes a Target Party (a "SECOND TARGET PARTY") of the same entity, or an Affiliate thereof, that caused the original Target Party to become such, then such Second Target Party (jointly and severally with its Affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Second Target Party becoming such a Subsidiary or of such Business Combination, will pay to the remaining party (other than Acquisition and New Interstate) that is neither a Target Party nor a Second Target Party (a "NON-TARGET PARTY")

           (i) a termination fee in cash equal to $25 million, if WPL is the Second Target Party, $25 million, if IES is the Second Target Party, or $12.5 million, if Interstate is the Second Target Party, plus, in each case, any additional documented out-of-pocket fees and expenses incurred by the Non-Target Party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement); and

           (ii) the full amount of any termination fee paid to it by the first Target Party.

        (d)  EXPENSES.  The parties agree that the agreements contained in  this
    SECTION 10.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to any other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

        (e) LIMITATION ON TERMINATION FEES. Notwithstanding anything herein to the contrary,

           (i) the aggregate amount payable by WPL and its Affiliates to IES and/or Interstate pursuant to SECTION 10.3(a), SECTION 10.3(b) and the terms of the WPL/IES Stock Option Agreement and the WPL/Interstate Stock Option Agreement shall not exceed $40 million,
           (ii) the aggregate amount payable by IES and its Affiliates pursuant to SECTION 10.3(a), SECTION 10.3(b) and the terms of the IES/WPL Stock Option Agreement and the IES/Interstate Stock Option Agreement shall not exceed $40 million, and

          (iii) the aggregate amount payable by Interstate and its Affiliates under SECTION 10.3(a), SECTION 10.3(b) and the terms of the Interstate/WPL Stock Option Agreement and the Interstate/IES Stock Option Agreement shall not exceed $20 million

    (exclusive, in each case, of reimbursement for fees and expenses payable pursuant to this SECTION 10.3). For purposes of this SECTION 10.3(d), the amount payable pursuant to the terms of the Stock Option Agreements shall be the amount paid pursuant to SECTION 5 and/or SECTION 8(a)(i) and 8(a)(ii) thereof.

        (f)  CERTAIN DEFINITIONS.

               (i) PARTICIPATION PERCENTAGE. A party's participation percentage ("PARTICIPATION PERCENTAGE") shall be one hundred percent (100%) if only one party is required to pay or entitled to receive its Participation Percentage pursuant to the terms of this SECTION
           10.3. If two parties are required to pay or entitled to receive their respective Participation Percentages, each party's Participation Percentage shall equal a fraction (expressed as a percentage), the numerator of which shall be, in the case of IES or Interstate, the number of shares of WPL Common Stock which would be issuable (on a fully diluted basis) to such party's shareholders, or, in the case of WPL, the number of shares of WPL Common Stock (on a fully diluted basis) that would have been retained by its shareholders, had the Effective Time occurred at the time this Agreement is terminated and the denominator of which shall be, the aggregate number of shares of WPL Common Stock that would be issuable to or retained by (in either case on a fully diluted basis) the shareholders of the two parties required to pay or entitled to receive their Participation Percentages, had the Effective time occurred at the time this Agreement is terminated.

               (ii) TARGET PARTY. The term "TARGET PARTY" shall mean any of WPL, IES or Interstate, or their respective Affiliates, that is the subject of a tender offer or offer or proposal with respect to a Business Combination.

    Section 10.4  AMENDMENT.

        (a) This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of WPL, IES and Interstate and prior to the Effective Time, but after such approvals, no such amendment shall

           (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II,

           (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of WPL, IES and Interstate Common Stock, or

          (iii) alter or change any term of the Restated Articles of Incorporation of WPL, IES or Interstate as approved by the shareholders of WPL, IES and Interstate, respectively, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable.

        (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 10.5  WAIVER.

        (a) At any time prior to the Effective Time, the parties hereto may

           (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

           (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and

          (iii) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law.

        (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

    Section 11.1  NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES.

        (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this SECTION 11.1 and in Article II, SECTION 8.5 (Director and Officer Indemnification), SECTION 8.9 (Employee Agreements and Workforce Matters), SECTION 8.10 (Employee Benefit Plans), SECTION 8.11 (STOCK OPTION AND OTHER STOCK PLANS), SECTION 8.13 (Company Board of Directors), SECTION 8.14 (Company Officers), SECTION 8.15 (Employment Contracts), SECTION 8.16 (Post-Merger Operations), SECTION 8.17 (Expenses), SECTION 11.2 (Brokers) and SECTION 11.7 (Parties in Interest).

        (b) No party  may assert  a claim for  breach of  any representation  or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the termination of this Agreement pursuant to SECTION 10.1(h)(i), SECTION 10.1(i)(i), or SECTION 10.1(j)(i) (or pursuant to any other subsection of SECTION 10.1, if the terminating party would have been entitled to terminate this Agreement pursuant to
    SECTION 10.1(h)(i), SECTION 10.1(i)(i) or SECTION 10.1(j)(i)).

    SECTION 11.2  BROKERS.

        (a) WPL represents and warrants that, except for Merrill, whose fees have been disclosed to IES and Interstate prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger, or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WPL.

        (b) IES represents and warrants that, except for Morgan, whose fees have been disclosed to WPL and Interstate prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the IES Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IES.

        (c) Interstate represents and warrants that, except for Salomon, whose fees have been disclosed to WPL and IES prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Interstate Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Interstate.

    Section 11.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service,

(iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)        If to WPL, to:      WPL Holdings, Inc.
                               222 West Washington Avenue
                               P.O. Box 2568
                               Madison, WI 53701-2568
           Attention:          Erroll B. Davis, Jr.
                               PRESIDENT AND CHIEF EXECUTIVE OFFICER
           Telephone:          (608) 252-3137
           Telecopy:           (608) 252-5059
           with a copy to:     Foley & Lardner
                               777 East Wisconsin Avenue
                               Milwaukee, WI 53202-5367
           Attention:          Benjamin F. Garmer, III, Esq.
           Telephone:          (414) 297-5675
           Telecopy:           (414) 297-4900

(b)        If to IES, to:      IES Industries Inc.
                               IES Tower
                               200 First Street S.E.
                               Cedar Rapids, IO 52401
           Attention:          Stephen W. Southwick
                               VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
           Telephone:          (319) 398-8147
           Telecopy:           (319) 398-4204
           with a copy to:     Winthrop, Stimson, Putnam & Roberts
                               One Battery Park Plaza
                               New York, New York 10004-1490
           Attention:          Stephen R. Rusmisel, Esq.
           Telephone:          (212) 858-1442
           Telecopy:           (212) 858-1500

(c)        If to Interstate,   Interstate Power Company
           to:                 1000 Main Street
                               P.O. Box 769
                               Dubuque, IO 52004-0789
           Attention:          Wayne H. Stoppelmoor
                               CHAIRMAN OF THE BOARD
           Telephone:          (319) 557-2200
           Telecopy:           (319) 557-2202
           with a copy to:     Milbank, Tweed, Hadley & McCloy
                               1 Chase Manhattan Plaza
                               New York, New York 10005-1413
           Attention:          John T. O'Connor, Esq.
           Telephone:          (212) 530-5548
           Telecopy:           (212) 530-0283

    Section  11.4  MISCELLANEOUS.   This Agreement  (including the documents and
instruments referred to herein)

        (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement and the Stock Option Agreements;

        (b) shall not be assigned by operation of law or otherwise; and

        (c) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code, and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the WBCL, IBCA or the DGCL.

    Section 11.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION."

    SECTION 11.6  COUNTERPARTS; EFFECT.   This Agreement may be executed in  one
or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 11.7  PARTIES IN INTEREST.

        (a) A majority of the IES Directors (or their successors) serving on the Board of Directors of the Company who are designated by IES pursuant to
    SECTION 8.13 (Company Board of Directors) shall be entitled to enforce or waive compliance with the provisions of SECTION 8.13 during the time such provisions are, by their specific terms, applicable and shall also be entitled during the three-year period commencing at the Effective Time (the "THREE-YEAR PERIOD") to enforce the provisions of SECTION 8.9 (Employee Agreements and Workforce Matters), SECTION 8.10 (Employee Benefits Plans),
    SECTION 8.11 (Stock Option and Other Stock Plans), SECTION 8.14(a) (Company Officers), SECTION 8.15 (Employment Contracts) and SECTION 8.16(b) AND (d) (Post-Merger Operations), and the agreements referred to in SCHEDULES 4.10 (Employee Matters; ERISA), 5.10 (Employee Matters; ERISA), 6.10 (Employee Matters; ERISA) and 7.10 (Compensation Benefits), in each instance on behalf of the IES officers, directors and employees, as the case may be;

        (b) A majority of the WPL Directors (or their successors) serving on the Board of Directors of the Company who are designated by WPL pursuant to
    SECTION 8.13 shall be entitled to enforce or waive compliance with the provisions of SECTION 8.13 during the time such provisions are, by their specific terms, applicable and shall also be entitled during the five-year period following the Effective Time to enforce the provisions of SECTION 8.14(b) and (h) and SECTION 8.16(a) and during the Three-Year Period to enforce the provisions of SECTION 8.9, SECTION 8.10, SECTION 8.11 and
    SECTION 8.15, and the agreements referred to in SCHEDULES 4.10, 5.10, 6.10 and 7.10, in each instance on behalf of WPL officers, directors and employees, as the case may be; and

        (c) A majority of the Interstate Directors (or their successors) serving on the Board of Directors of the Company who are designated by Interstate pursuant to SECTION 8.13 shall be entitled to enforce or waive compliance with the provisions of SECTION 8.13 during the time such provisions are, by their specific terms, applicable and shall also be entitled during the Three-Year

    Period to enforce the provisions of SECTION 8.9, SECTION 8.10, SECTION 8.11,
    SECTION 8.14(c), SECTION 8.15 and SECTION 8.16(b) and (d), and the agreements referred to in SCHEDULES 4.10, 5.10, 6.10 and 7.10, in each instance on behalf of the Interstate officers, directors and employees, as the case may be.

    Section 11.8 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; except as provided in SECTION 8.5(e) and SECTION 11.7, nothing in this Agreement, express or implied, shall confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    Section 11.9 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

        (a) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND

        (b) WITHOUT LIMITATION TO SECTION 10.3, ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES.

    Section 11.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, WPL, IES, Interstate, Acquisition and New Interstate have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                               WPL HOLDINGS, INC.
                   Attest:

      By:         /s/ EDWARD M. GLEASON        By:         /s/ ERROLL B. DAVIS, JR.
     --------------------------------------    ------------------------------------------
                Edward M. Gleason              Name: Erroll B. Davis, Jr.
               CORPORATE SECRETARY             Title: PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER

                                               IES INDUSTRIES INC.
                   Attest:

     By:        /s/ STEPHEN W. SOUTHWICK       By:               /s/ LEE LIU
     --------------------------------------    ------------------------------------------
              Stephen W. Southwick             Name: Lee Liu
          SECRETARY AND GENERAL COUNSEL        Title: CHAIRMAN OF THE BOARD, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

                                               INTERSTATE POWER COMPANY
                                               (a Delaware corporation)
                   Attest:

      By:         /s/ JOSEPH C. MCGOWAN        By:        /s/ WAYNE H. STOPPELMOOR
     --------------------------------------    ------------------------------------------
                Joseph C. McGowan              Name: Wayne H. Stoppelmoor
             SECRETARY AND TREASURER           Title: CHAIRMAN OF THE BOARD, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

                                               WPLH ACQUISITION CO.
                   Attest:

      By:         /s/ EDWARD M. GLEASON        By:         /s/ ERROLL B. DAVIS, JR.
     --------------------------------------    ------------------------------------------
                Edward M. Gleason              Name: Erroll B. Davis, Jr.
                    SECRETARY                  Title: PRESIDENT

                                               INTERSTATE POWER COMPANY
                                               (a Wisconsin corporation)
                   Attest:

      By:         /s/ JOSEPH C. MCGOWAN        By:           /s/ MICHAEL R. CHASE
     --------------------------------------    ------------------------------------------
                Joseph C. McGowan              Name: Michael R. Chase
                    SECRETARY                  Title: PRESIDENT

                                                 EXHIBIT 1.3 TO MERGER AGREEMENT

                                 PLAN OF MERGER

    THIS  PLAN OF MERGER, dated as of              , 199 (the "Plan of Merger"),
is entered into by and between WPL Holdings, Inc., a Wisconsin corporation ("WPL Holdings"), and IES Industries Inc., an Iowa corporation ("IES"). This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among WPL Holdings, IES, Interstate Power Company, a Delaware corporation ("Interstate"), WPLH Acquisition Co., a Wisconsin corporation and a wholly owned subsidiary of WPL Holdings, and Interstate Power Company, a Wisconsin corporation and a wholly owned subsidiary of Interstate. The Merger Agreement, among other things, provides for the merger of IES with and into WPL Holdings (the "Merger").

    NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to as follows:

                                   ARTICLE I
                                   THE MERGER

    1.01. THE MERGER. Subject to the terms and conditions of the Merger Agreement and this Plan of Merger, IES shall be merged with and into WPL Holdings in accordance with and with the effect as provided in the Wisconsin Business Corporation Law (the "WBCL") and the Iowa Business Corporation Act (the "IBCA"). WPL Holdings shall be the surviving corporation in the Merger (sometimes hereafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin. The separate corporate existence of IES shall cease.

    1.02. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of the Merger Agreement and this Plan of Merger, articles of merger (the "Articles of Merger") shall be duly prepared and executed by or on behalf of IES and WPL Holdings and thereafter delivered to the Secretary of State of the States of Wisconsin and Iowa for filing, as provided in the WBCL and the IBCA, on the Closing Date (as defined in the Merger Agreement). The Merger shall become effective at the time specified in the Articles of Merger filed with the Secretary of State of the States of Wisconsin and Iowa (the "Effective Time").

    1.03. RESTATED ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. At the Effective Time, (i) the Restated Articles of Incorporation of WPL Holdings in effect immediately prior to the Effective Time shall be the Restated Articles of Incorporation of the Surviving Corporation, except that
Article I of the Restated Articles of Incorporation of WPL Holdings shall be amended in its entirety to provide as follows: "The name of the corporation is Interstate Energy Corporation."; and (ii) the By-laws of WPL Holdings in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

    1.04. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the Board of Directors of the Surviving Corporation shall be comprised of the persons designated pursuant to Section 8.13 of the Merger Agreement and the Chairman and Vice Chairman of the Board of Directors and the Chief Executive Officer and President of the Surviving Corporation shall be the persons designated in Section 8.14 (a), (b) and (c) of the Merger Agreement. Except as otherwise provided in Section 8.14 of the Merger Agreement, the officers of WPL Holdings at the Effective Time shall, from and after the Effective Time, continue as the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II
                              CONVERSION OF SHARES

    2.01. CANCELLATION AND CONVERSION OF IES COMMON STOCK. At the Effective Time, in accordance with the terms and conditions set forth in the Merger Agreement, and by virtue of the Merger and without any action on the part of any holder of shares of Common Stock, no par value, of IES ("IES Common Stock"):

        (a) CANCELLATION OF CERTAIN IES COMMON STOCK. Each share of IES Common Stock that is owned by IES or WPL Holdings or any of their respective subsidiaries shall be cancelled and cease to exist, and no consideration shall be delivered in exchange therefor.

        (b) CONVERSION OF CERTAIN IES COMMON STOCK. Each share of IES Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.01(a) or shares for which dissenters' rights have been exercised under applicable law) shall be converted into the right to receive [insert IES Ratio as determined in accordance with the Merger Agreement] shares of Common Stock, $.01 par value, of WPL Holdings ("WPL Holdings Common Stock"), including the associated rights to purchase shares of WPL Holdings Common Stock (the "Rights") pursuant to that certain Rights Agreement between WPL Holdings and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated February 22, 1989 (the "Rights Agreement"). Until the Distribution Date (as defined in the Rights Agreement), all references in this Plan of Merger to the WPL Holdings Common Stock shall be deemed to include the associated Rights.

        (c) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger to the contrary, no certificates or scrip representing fractional shares of WPL Holdings Common Stock shall be issued in the Merger, and such fractional shares shall not entitle the owner thereof to vote as, or to any rights of, a holder of WPL Holdings Common Stock. In lieu of any such fractional shares, a holder of IES Common Stock who would otherwise have been entitled to a fractional share of WPL Holdings Common Stock shall receive a cash payment in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, regular way, per share of WPL Holdings Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day prior to the Effective Time on which WPL Holdings Common Stock was traded on the NYSE, without any interest thereon.

    2.02.   WPL HOLDINGS COMMON STOCK.   The shares of WPL Holdings Common Stock
issued and outstanding immediately prior to the Effective Time shall not be affected in any manner by virtue of the Merger.

    2.03. IES PREFERRED STOCK. There are no shares of Cumulative Preferred Stock, no par value, of IES issued and outstanding and there will be no shares of Cumulative Preferred Stock of IES issued and outstanding as of the Effective Time.

                                  ARTICLE III
                            CONDITIONS; TERMINATION

    3.01. CONDITIONS TO THE MERGER. Consummation of the Merger is conditional upon the fulfillment or waiver of the conditions precedent set forth in Article IX of the Merger Agreement.

    3.02. TERMINATION. This Plan of Merger shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto, except as otherwise provided in the Merger Agreement.

                                   ARTICLE IV
                               GENERAL PROVISIONS

    4.01. COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which shall constitute one and the same instrument.

    4.02.  HEADINGS.   The  headings in  this Plan  of Merger  are inserted  for
convenience only and shall not constitute a part hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.

                                        WPL HOLDINGS, INC.
                                        ("WPL Holdings")

                                        By:
                                           -------------------------------------

                                        Attest:
                                           -------------------------------------

                                        IES INDUSTRIES INC.
                                        ("IES")

                                        By:
                                           -------------------------------------

                                        Attest:
                                           -------------------------------------

                                                                         ANNEX B

                   OPTION GRANTOR/OPTION HOLDER STOCK OPTION
                         AND TRIGGER PAYMENT AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of November 10, 1995 (the "AGREEMENT") by and among WPL Holdings, Inc., a corporation organized under the laws of the State of Wisconsin ("OPTION GRANTOR" or the "COMPANY") and IES Industries Inc., a corporation organized under the laws of the State of Iowa ("OPTION HOLDER").

                        W I T N E S S E T H    T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, OPTION GRANTOR, OPTION HOLDER, Interstate Power Company, a corporation organized under the laws of the State of Delaware ("INTERSTATE"), WPLH Acquisition Co., a wholly-owned subsidiary of OPTION GRANTOR organized under the laws of the State of Wisconsin ("ACQUISITION"), and Interstate Power Company, a wholly-owned subsidiary of Interstate organized under the laws of the State of Wisconsin, are entering into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of OPTION HOLDER with and into OPTION GRANTOR in accordance with the laws of the States of Wisconsin and Iowa (the "IES MERGER"), and the merger of Acquisition with and into Interstate (or a successor thereto) in accordance with the laws of the States of Delaware and/or Wisconsin (the "INTERSTATE MERGER", and together with the IES Merger, the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, OPTION GRANTOR, OPTION HOLDER and Interstate are entering into certain stock option agreements dated as of the date hereof, of which this Agreement is one, whereby the parties hereto grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (the "STOCK OPTION AGREEMENTS"); and

    WHEREAS, as a condition to OPTION HOLDER's willingness to enter into the Merger Agreement, OPTION HOLDER has requested that OPTION GRANTOR agree, and OPTION GRANTOR has so agreed, to grant to OPTION HOLDER an option with respect to certain shares of OPTION GRANTOR's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce OPTION HOLDER to enter into the Merger Agreement and certain of the Stock Option Agreements, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the Stock Option Agreements to which OPTION GRANTOR and OPTION HOLDER are parties, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  GRANT OF OPTION.

        (a) Subject to the receipt of all regulatory approvals and orders required by OPTION GRANTOR as set forth in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement and by OPTION HOLDER as set forth in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement, OPTION GRANTOR hereby grants OPTION HOLDER an irrevocable option (the "OPTION GRANTOR OPTION") to purchase up to that number of shares, subject to adjustment as provided in Section 12 (the "OPTION GRANTOR SHARES"), of common stock, par value $.01 per share, of OPTION GRANTOR (the "OPTION GRANTOR COMMON STOCK") equal to a percentage (the "OPTION SHARES PERCENTAGE"), which Option Shares Percentage is equal to the OPTION HOLDER's Participation Percentage as defined below in subsection (e), of 6,123,944 shares of OPTION GRANTOR Common Stock (being 19.9% of the number of shares of OPTION

    GRANTOR Common Stock issued and outstanding as of November 10, 1995 (the "INITIAL NUMBER") in the manner set forth below, at a price (the "EXERCISE PRICE") per OPTION GRANTOR Share of $30.675 (which is equal to the Fair Market Value (as defined below) of an OPTION GRANTOR Share as of the date hereof).

        (b) The Exercise Price shall be payable, at OPTION HOLDER's option, as follows:

           (i) in cash, or

           (ii) subject to the receipt of all approvals of any Governmental Authority required for OPTION GRANTOR to acquire, and OPTION HOLDER to issue, the OPTION HOLDER Shares (as defined below) from OPTION HOLDER, in shares of common stock, no par value, of OPTION HOLDER ("OPTION HOLDER SHARES"), in either case in accordance with Section 4 hereof.

        (c) Notwithstanding the foregoing, in no event shall the number of OPTION GRANTOR Shares for which the OPTION GRANTOR Option is exercisable exceed the product of the Option Shares Percentage and the Initial Number, subject to adjustment as provided in Section 12.

        (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

        (e) For purposes of this Agreement the term "PARTICIPATION PERCENTAGE" shall have the same meaning as in Section 10.3(f)(i) of the Merger
    Agreement, except that the numerator and denominator shall be calculated based on the number of shares of WPL Common Stock which would be issuable (or, in the case of WPL, retained by its shareholders) on a fully diluted basis had the Effective Time occurred as of the date on which the Exercise Notice is delivered under Section 2 hereof or the date on which demand for the Trigger Payment (as defined herein) is given under Section 5 hereof, as the case may be. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2.  EXERCISE OF OPTION.

        (a) The OPTION GRANTOR Option may be exercised by OPTION HOLDER, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by OPTION HOLDER under circumstances which could entitle OPTION HOLDER to a termination fee under Section 10.3(a) of the Merger Agreement (provided that the events specified in Section 10.3(a)(ii)(A) of the Merger Agreement shall have occurred, although the events specified in Section 10.3(a)(ii)(B) thereof need not have occurred), or Section 10.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a Subsidiary), any such event by which the Merger Agreement becomes so terminable by OPTION HOLDER being referred to herein as a "TRIGGER EVENT").

        (b)(i) OPTION GRANTOR shall notify OPTION HOLDER promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by OPTION GRANTOR shall not be a condition to the right of OPTION HOLDER to exercise the OPTION GRANTOR Option.

           (ii) In the event OPTION HOLDER wishes to exercise the OPTION GRANTOR Option, OPTION HOLDER shall deliver to OPTION GRANTOR written notice (an "EXERCISE NOTICE") specifying the total number of OPTION GRANTOR Shares it wishes to purchase.

          (iii) Upon the giving by OPTION HOLDER to OPTION GRANTOR of the Exercise Notice and the tender of the applicable aggregate Exercise Price, OPTION HOLDER, to the extent permitted by law and OPTION GRANTOR's organizational documents, and provided that the conditions to OPTION GRANTOR's obligation to issue the OPTION GRANTOR Shares to OPTION HOLDER hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the OPTION GRANTOR Shares issuable upon such exercise, notwithstanding that the stock transfer books of OPTION GRANTOR shall then be closed or that certificates representing such OPTION GRANTOR Shares shall not then be actually delivered to OPTION HOLDER.

          (iv) Each closing of a purchase of OPTION GRANTOR Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by OPTION HOLDER in an Exercise Notice delivered at least two business days prior to the date of the Closing.

        (c) The OPTION GRANTOR Option shall terminate upon the earliest to occur of:

           (i) the Effective Time of the Merger;

           (ii) the termination of the Merger Agreement pursuant to Section 10.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

          (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the OPTION GRANTOR Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998); and

          (iv)  payment by  OPTION GRANTOR of  the Trigger Payment  set forth in
       Section 5 of this Agreement to OPTION HOLDER.

        (d) Notwithstanding the foregoing, the OPTION GRANTOR Option may not be exercised if (i) OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or
    (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

    3.   CONDITIONS TO CLOSING.   The obligation of  OPTION GRANTOR to issue the
OPTION GRANTOR Shares to OPTION HOLDER hereunder is subject to the conditions that

        (a) all waiting periods, if any, under the HSR Act applicable to the issuance and acquisition of the OPTION GRANTOR Shares hereunder shall have expired or have been terminated;

        (b) the OPTION GRANTOR Shares, and any OPTION HOLDER Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE subject only to official notice of issuance;

        (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance by OPTION GRANTOR and the acquisition by OPTION HOLDER of the OPTION GRANTOR Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Sections 9 and 10 of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), the approval of the Public Service Commission of Wisconsin of the issuance of the OPTION GRANTOR Shares by OPTION GRANTOR and, if applicable, the acquisition of OPTION GRANTOR Shares by OPTION HOLDER, and the approval of the Iowa Utilities Board of the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER and, if applicable, the acquisition by OPTION GRANTOR of the OPTION HOLDER Shares constituting the Exercise Price hereunder; and

        (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by OPTION GRANTOR, in the case of OPTION HOLDER Shares, and by OPTION HOLDER, in the case of OPTION GRANTOR Shares, in the sole discretion of the waiving party.

    4.  CLOSING.  At any Closing,

        (a) OPTION GRANTOR shall deliver to OPTION HOLDER or its designee a single certificate in definitive form representing the number of OPTION GRANTOR Shares designated by OPTION HOLDER in its Exercise Notice, such certificate to be registered in the name of OPTION HOLDER and to bear the legend set forth in Section 13; and

        (b) OPTION HOLDER shall deliver to OPTION GRANTOR the aggregate price for the OPTION GRANTOR Shares so designated and being purchased by

           (i) wire transfer of immediately available funds or certified check or bank check, or

           (ii) subject to the condition in Section 1(b)(ii), delivery of a certificate or certificates representing the number of OPTION HOLDER Shares being issued by OPTION HOLDER in consideration thereof, determined in accordance with Section 4(c).

        (c) In the event that OPTION HOLDER issues OPTION HOLDER Shares to OPTION GRANTOR in consideration of OPTION GRANTOR Shares pursuant to Section 4(b)(ii), the number of OPTION HOLDER Shares to be so issued shall be equal to the quotient obtained by dividing:

           (i) the product of (x) the number of OPTION GRANTOR Shares with respect to which the OPTION GRANTOR Option is being exercised and (y) the Exercise Price, by

           (ii) the Fair Market Value of the OPTION HOLDER Shares as of the date immediately preceding the date the Exercise Notice is delivered to OPTION GRANTOR.

        (d) OPTION GRANTOR shall pay all expenses, and any and all Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
    Section 4.

    5.  TRIGGER PAYMENT.

        (a) TRIGGER PAYMENT. Subject to the provisions of Section 10.3(e) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by OPTION GRANTOR, or the acquisition by OPTION HOLDER, of the OPTION GRANTOR Option pursuant to
    Section 1 hereof shall not have been obtained, OPTION HOLDER shall have the right to receive, and OPTION GRANTOR shall pay to OPTION HOLDER, an amount (the "TRIGGER PAYMENT") equal to the product of

           (i) the maximum number of OPTION GRANTOR Shares that would have been subject to purchase by OPTION HOLDER upon exercise of the OPTION GRANTOR Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

           (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by OPTION HOLDER, and (B) the Exercise Price (but only if such Market/Offer Price is higher than such Exercise Price).

    Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to OPTION HOLDER by OPTION

    GRANTOR on the Payment Date (as defined herein), by wire transfer of immediately available funds to an account to be designated in writing by OPTION HOLDER not less than two business days before the Payment Date.

        (b) PAYMENT DATE. For purposes of this Section 5, "PAYMENT DATE" means the date on which termination fees are required to be paid by OPTION GRANTOR to OPTION HOLDER under Section 10.3(a) or 10.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5.

        (c) CERTAIN CONDITIONS. OPTION GRANTOR shall have no obligation to pay the Trigger Payment if OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

    6.   REPRESENTATIONS  AND WARRANTIES  OF  OPTION GRANTOR.    OPTION  GRANTOR
represents and warrants to OPTION HOLDER that

        (a) except as set forth in Section 4.4(a) of the WPL Disclosure Schedule to the Merger Agreement, OPTION GRANTOR has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a) to applicable law and the provisions of OPTION GRANTOR's Articles of Incorporation, as amended (the "OPTION GRANTOR ARTICLES");

        (b) this Agreement has been duly and validly executed and delivered by OPTION GRANTOR, and, assuming the due authorization, execution and delivery hereof by OPTION HOLDER and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION GRANTOR, enforceable against OPTION GRANTOR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

        (c) OPTION GRANTOR has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OPTION GRANTOR Option, and at all times from the date hereof through the expiration of the OPTION GRANTOR Option will have reserved, the Initial Number of authorized and unissued OPTION GRANTOR Shares, such amount being subject to adjustment as provided in Section 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL);

        (d) upon delivery of the OPTION GRANTOR Shares to OPTION HOLDER upon the exercise of the OPTION GRANTOR Option, OPTION HOLDER will acquire the OPTION GRANTOR Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 4.4(b) of the WPL Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION GRANTOR does not, and, subject to compliance with applicable law and the OPTION GRANTOR Articles with respect to the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a), the consummation by OPTION GRANTOR of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "VIOLATION") of OPTION GRANTOR or any of its Subsidiaries, pursuant to

           (i) any provision of the OPTION GRANTOR Articles or the Bylaws of OPTION GRANTOR,

           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT") of OPTION GRANTOR or its subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION GRANTOR or its properties or assets,

    which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have an OPTION GRANTOR Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of OPTION GRANTOR Shares pursuant to Section 8(a));

        (f) except as described in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION GRANTOR does not, and the performance of this Agreement by OPTION GRANTOR will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority;

        (g) none of OPTION GRANTOR, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of OPTION GRANTOR to any person under circumstances that would cause the issuance and sale of OPTION GRANTOR Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of OPTION HOLDER contained in Section 7(g) are true and correct, the issuance, sale and delivery of the OPTION GRANTOR Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and OPTION GRANTOR shall not take any action which would cause the issuance, sale, and delivery of OPTION GRANTOR Shares hereunder not to be exempt from such requirements); and

        (h) any OPTION HOLDER Shares acquired pursuant to this Agreement will be acquired for OPTION GRANTOR's own account, for investment purposes only, and will not be acquired by OPTION GRANTOR with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.    REPRESENTATIONS  AND  WARRANTIES  OF  OPTION  HOLDER.    OPTION HOLDER
represents and warrants to OPTION GRANTOR that

        (a) except as set forth in Schedule 5.4(a) of the IES Disclosure Schedule to the Merger Agreement, OPTION HOLDER has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) this Agreement has been duly and validly executed and delivered by OPTION HOLDER and, assuming the due authorization, execution and delivery hereof by OPTION GRANTOR and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION HOLDER, enforceable against OPTION HOLDER in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

        (c) prior to any delivery of OPTION HOLDER Shares in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION HOLDER will have taken all necessary corporate action to authorize for issuance and to permit it to issue such OPTION HOLDER Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon any delivery of such OPTION HOLDER Shares to OPTION GRANTOR in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION GRANTOR will acquire the OPTION HOLDER Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 5.4(b) of the IES Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by OPTION HOLDER or any of its Subsidiaries, pursuant to

           (i) any provision of the Articles of Incorporation or Bylaws of OPTION HOLDER,

           (ii)  any  Material  Contract  of   OPTION  HOLDER  or  any  of   its
       subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION HOLDER or its properties or assets,

    which Violation, in the case of each of clauses (ii) or (iii), would have an OPTION HOLDER Material Adverse Effect;

        (f) except as described in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority; and

        (g) any OPTION GRANTOR Shares acquired upon exercise of the OPTION GRANTOR Option will be acquired for OPTION HOLDER's own account, for investment purposes only and will not be, and the OPTION GRANTOR Option is not being, acquired by OPTION HOLDER with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    8.  CERTAIN REPURCHASES.

        (a) OPTION HOLDER "PUT". At the request of OPTION HOLDER by written notice (x) at any time during which the OPTION GRANTOR Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option, at the price set forth in subparagraph (ii) below:

         (i)(A) The difference between the "Market/Offer Price" (as defined below) for shares of OPTION GRANTOR Common Stock as of the date OPTION HOLDER gives notice of its intent to exercise its rights under this
       Section 8 and the Exercise Price, multiplied by the number of OPTION GRANTOR Shares purchasable pursuant to the OPTION GRANTOR Option (or portion thereof with respect to which OPTION HOLDER is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Exercise Price.

           (B) For purposes of this Agreement, "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving OPTION GRANTOR as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value of OPTION GRANTOR Common Stock as of such date.

        (ii)(A) The product of (I) the sum of (a) the Exercise Price paid by OPTION HOLDER per OPTION GRANTOR Share acquired pursuant to the OPTION GRANTOR Option, and (b) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (II) the number of OPTION GRANTOR Shares so to be repurchased pursuant to this Section 8.

           (B) For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving OPTION GRANTOR as the Target Party during the Repurchase Period prior to the delivery by OPTION HOLDER of a notice of repurchase.

        (b) REDELIVERY OF OPTION HOLDER SHARES. If OPTION HOLDER shall have previously elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, then OPTION GRANTOR shall, if so requested by OPTION HOLDER, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such OPTION HOLDER Shares to OPTION HOLDER, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the OPTION GRANTOR Shares so purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option are to be repurchased by OPTION GRANTOR pursuant to
    Section 8(a)(y), then (i) OPTION GRANTOR shall be obligated to redeliver to OPTION HOLDER the same proportion of such OPTION HOLDER Shares as the number of OPTION GRANTOR Shares that OPTION GRANTOR is then obligated to repurchase bears to the number of OPTION GRANTOR Shares acquired by OPTION HOLDER upon exercise of the OPTION GRANTOR Option and (ii) OPTION HOLDER shall issue to OPTION GRANTOR new certificates representing those OPTION HOLDER Shares which are not due to be redelivered to OPTION HOLDER pursuant to this
    Section 8(b) to the extent that excess OPTION HOLDER Shares are included in the certificates redelivered to OPTION HOLDER by OPTION GRANTOR.

        (c) PAYMENT AND REDELIVERY OF OPTION GRANTOR OPTIONS OR SHARES. In the event OPTION HOLDER exercises its rights under this Section 8, OPTION GRANTOR shall, within ten business days thereafter, pay the required amount to OPTION HOLDER in immediately available funds and OPTION HOLDER shall surrender to OPTION GRANTOR the OPTION GRANTOR Option or the certificate or certificates evidencing the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant hereto, and OPTION HOLDER shall warrant that it owns the OPTION GRANTOR Option or such shares and that the OPTION GRANTOR Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) OPTION HOLDER "CALL". If OPTION HOLDER has elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, notwithstanding that OPTION HOLDER may no longer hold any such OPTION GRANTOR Shares or that OPTION HOLDER elects not to exercise its other rights under this Section 8, OPTION HOLDER may require, at any time or from time to time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR to sell to OPTION HOLDER any such OPTION HOLDER Shares at the price attributed to such OPTION HOLDER Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such OPTION HOLDER Shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such OPTION HOLDER Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT OPTION HOLDER'S OPTION. In the event the repurchase price specified in Section 8(a) would subject the purchase of the OPTION GRANTOR Option or the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option to a vote of the shareholders of OPTION GRANTOR pursuant to applicable law or the OPTION GRANTOR Articles, then OPTION HOLDER may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    9. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any OPTION HOLDER Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    10.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or
    (ii) in accordance with Section 10(b) or Section 11.

        (b)    PERMITTED  SALES.    Following  the  termination  of  the  Merger
    Agreement, a  party  shall  be  permitted  to  sell  any  Restricted  Shares beneficially  owned  by it  if such  sale is  made pursuant  to a  tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    11.  REGISTRATION RIGHTS.

        (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person

    (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

        (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

           (i) they have a good faith intention to commence promptly a Permitted Offering, and

           (ii) the manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

        (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

        (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

        (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

           (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

               (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

               (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

               (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

        (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

        (i) In connection with any registration effected under this Section 11, the parties agree

           (i) to indemnify each other and the underwriters in the customary manner,

           (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

          (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

        (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on OPTION GRANTOR contained in this Agreement or in the Merger Agreement, in the event of any change in OPTION GRANTOR Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OPTION GRANTOR Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to OPTION HOLDER its rights hereunder, including the right to purchase from OPTION GRANTOR (or its successors) shares of OPTION GRANTOR Common Stock (or such other shares or securities into which OPTION GRANTOR Common Stock has been so changed) representing the Option Shares Percentage of the Initial Number of shares of OPTION GRANTOR Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    13. RESTRICTIVE LEGENDS. Each certificate representing OPTION GRANTOR Shares issued to OPTION HOLDER hereunder, and OPTION HOLDER Shares, if any, delivered to OPTION GRANTOR at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON

    TRANSFER AS SET FORTH IN THE OPTION HOLDER STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 10, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

        (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if OPTION HOLDER or OPTION GRANTOR, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

        (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

    14.  BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

        (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

        (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    16.  VALIDITY.

        (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

        (c) Subject to Section 5, if for any reason any such court or regulatory agency determines that OPTION HOLDER is not permitted to acquire, or OPTION GRANTOR is not permitted to repurchase pursuant to Section 8, the full number of shares of OPTION GRANTOR Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of OPTION GRANTOR to allow OPTION HOLDER to acquire or to require OPTION GRANTOR to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

    A.    If to OPTION HOLDER, to:
          IES Industries Inc.
          IES Tower
          200 First Street S.E.
          Cedar Rapids, Iowa 52401
          Attention: Lee Liu
          Fax: (319) 398-4204
          with a copy to:
          Winthrop, Stimson, Putnam & Roberts
          One Battery Park Plaza
          New York, New York 10004-1490
          Attention: Stephen R. Rusmisel, Esq.
          Fax: (212) 858-1500
    B.    If to OPTION GRANTOR, to:
          WPL Holdings, Inc.
          222 West Washington Avenue
          Madison, Wisconsin 53703
          Attention: Erroll B. Davis, Jr.
          Fax: (608) 252-5059
          with a copy to:
          Foley & Lardner
          777 East Wisconsin Avenue
          Milwaukee, Wisconsin 53202-5367
          Attention: Benjamin F. Garmer, III, Esq.
          Fax: (414) 297-4900

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code.

    19.  INTERPRETATION.

        (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

        (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

        (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    20.  COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    22.   EXTENSION OF TIME PERIODS.   The time periods for exercises of certain
rights under Sections 2, 7 and 8 shall be extended (but in no event by more than six months):

        (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

        (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          WPL HOLDINGS, INC.

                                          By: /s/ ERROLL B. DAVIS, JR.

                                          --------------------------------------
                                          Name: Erroll B. Davis, Jr.
                                          Title: President and Chief
                                               Executive Officer

                                          IES INDUSTRIES INC.
                                          By: /s/ LEE LIU

                                          --------------------------------------
                                          Name: Lee Liu
                                          Title: Chairman of the Board,
                                                 President and Chief
                                               Executive Officer

                                                                         ANNEX C

                   OPTION GRANTOR/OPTION HOLDER STOCK OPTION
                         AND TRIGGER PAYMENT AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of November 10, 1995 (the "AGREEMENT") by and among WPL Holdings, Inc., a corporation organized under the laws of the State of Wisconsin ("OPTION GRANTOR" or the "COMPANY") and Interstate Power
Company, a corporation organized under the laws of the State of Delaware ("OPTION HOLDER").

                         W I T N E S S E T H  T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, OPTION GRANTOR, OPTION HOLDER, IES Industries Inc., a corporation organized under the laws of the State of Iowa ("IES"), WPLH Acquisition Co., a wholly-owned subsidiary of OPTION GRANTOR organized under the laws of the State of Wisconsin ("ACQUISITION"), and Interstate Power Company, a wholly-owned subsidiary of OPTION HOLDER organized under the laws of the State of Wisconsin, are entering into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of IES with and into OPTION GRANTOR in accordance with the laws of the States of Wisconsin and Iowa (the "IES MERGER"), and the merger of Acquisition with and into OPTION HOLDER (or a successor thereto) in accordance with the laws of the States of Delaware and/or Wisconsin (the "INTERSTATE MERGER", and together with the IES Merger, the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, OPTION GRANTOR, OPTION HOLDER and IES are entering into certain stock option agreements dated as of the date hereof, of which this Agreement is one, whereby the parties hereto grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (the "STOCK OPTION AGREEMENTS"); and

    WHEREAS, as a condition to OPTION HOLDER's willingness to enter into the Merger Agreement, OPTION HOLDER has requested that OPTION GRANTOR agree, and OPTION GRANTOR has so agreed, to grant to OPTION HOLDER an option with respect to certain shares of OPTION GRANTOR's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce OPTION HOLDER to enter into the Merger Agreement and certain of the Stock Option Agreements, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the Stock Option Agreements to which OPTION GRANTOR and OPTION HOLDER are parties, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  GRANT OF OPTION.

        (a) Subject to the receipt of all regulatory approvals and orders required by OPTION GRANTOR as set forth in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement and by OPTION HOLDER as set forth in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement, OPTION GRANTOR hereby grants OPTION HOLDER an irrevocable option (the "OPTION GRANTOR OPTION") to purchase up to that number of shares, subject to adjustment as provided in Section 12 (the "OPTION GRANTOR SHARES"), of common stock, par value $.01 per share, of OPTION GRANTOR (the "OPTION GRANTOR COMMON STOCK") equal to a percentage (the "OPTION SHARES PERCENTAGE"), which Option Shares Percentage is equal to the OPTION HOLDER's Participation Percentage as defined below in subsection (e), of 6,123,944 shares of OPTION GRANTOR Common Stock (being 19.9% of the number of shares of OPTION GRANTOR Common Stock issued and outstanding as of November 10, 1995 (the

    "INITIAL NUMBER") in the manner set forth below, at a price (the "EXERCISE PRICE") per OPTION GRANTOR Share of $30.675 (which is equal to the Fair Market Value (as defined below) of an OPTION GRANTOR Share as of the date hereof).

        (b) The Exercise Price shall be payable, at OPTION HOLDER's option, as follows:

           (i) in cash, or

           (ii) subject to the receipt of all approvals of any Governmental Authority required for OPTION GRANTOR to acquire, and OPTION HOLDER to issue, the OPTION HOLDER Shares (as defined below) from OPTION HOLDER, in shares of common stock, $3.50 par value, of OPTION HOLDER ("OPTION HOLDER SHARES"), in either case in accordance with Section 4 hereof.

        (c) Notwithstanding the foregoing, in no event shall the number of OPTION GRANTOR Shares for which the OPTION GRANTOR Option is exercisable exceed the product of the Option Shares Percentage and the Initial Number, subject to adjustment as provided in Section 12.

        (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

        (e) For purposes of this Agreement the term "PARTICIPATION PERCENTAGE" shall have the same meaning as in Section 10.3(f)(i) of the Merger
    Agreement, except that the numerator and denominator shall be calculated based on the number of shares of WPL Common Stock which would be issuable (or, in the case of WPL, retained by its shareholders) on a fully diluted basis had the Effective Time occurred as of the date on which the Exercise Notice is delivered under Section 2 hereof or the date on which demand for the Trigger Payment (as defined herein) is given under Section 5 hereof, as the case may be. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2.  EXERCISE OF OPTION.

        (a) The OPTION GRANTOR Option may be exercised by OPTION HOLDER, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by OPTION HOLDER under circumstances which could entitle OPTION HOLDER to a termination fee under Section 10.3(a) of the Merger Agreement (provided that the events specified in Section
    10.3(a)(ii)(A) of the Merger Agreement shall have occurred, although the events specified in Section 10.3(a)(ii)(B) thereof need not have occurred), or Section 10.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a Subsidiary), any such event by which the Merger Agreement becomes so terminable by OPTION HOLDER being referred to herein as a "TRIGGER EVENT").

        (b) (i) OPTION GRANTOR shall notify OPTION HOLDER promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by OPTION GRANTOR shall not be a condition to the right of OPTION HOLDER to exercise the OPTION GRANTOR Option.

           (ii) In the event OPTION HOLDER wishes to exercise the OPTION GRANTOR Option, OPTION HOLDER shall deliver to OPTION GRANTOR written notice (an "EXERCISE NOTICE") specifying the total number of OPTION GRANTOR Shares it wishes to purchase.

          (iii) Upon the giving by OPTION HOLDER to OPTION GRANTOR of the Exercise Notice and the tender of the applicable aggregate Exercise Price, OPTION HOLDER, to the extent permitted by law and OPTION GRANTOR's organizational documents, and provided that the conditions to OPTION GRANTOR's obligation to issue the OPTION GRANTOR

       Shares to OPTION HOLDER hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the OPTION GRANTOR Shares issuable upon such exercise, notwithstanding that the stock transfer books of OPTION GRANTOR shall then be closed or that certificates representing such OPTION GRANTOR Shares shall not then be actually delivered to OPTION HOLDER.

          (iv) Each closing of a purchase of OPTION GRANTOR Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by OPTION HOLDER in an Exercise Notice delivered at least two business days prior to the date of the Closing.

        (c) The OPTION GRANTOR Option shall terminate upon the earliest to occur of:

           (i) the Effective Time of the Merger;

           (ii) the termination of the Merger Agreement pursuant to Section 10.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

          (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the OPTION GRANTOR Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998); and

          (iv) payment by  OPTION GRANTOR of  the Trigger Payment  set forth  in
       Section 5 of this Agreement to OPTION HOLDER.

        (d) Notwithstanding the foregoing, the OPTION GRANTOR Option may not be exercised if (i) OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or
    (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

    3.  CONDITIONS TO CLOSING.   The obligation of  OPTION GRANTOR to issue  the
OPTION GRANTOR Shares to OPTION HOLDER hereunder is subject to the conditions that

        (a) all waiting periods, if any, under the HSR Act applicable to the issuance and acquisition of the OPTION GRANTOR Shares hereunder shall have expired or have been terminated;

        (b) the OPTION GRANTOR Shares, and any OPTION HOLDER Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE subject only to official notice of issuance;

        (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance by OPTION GRANTOR and the acquisition by OPTION HOLDER of the OPTION GRANTOR Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Sections 9 and 10 of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), the approval of the Public Service Commission of Wisconsin of the issuance of the OPTION GRANTOR Shares by OPTION GRANTOR and, if applicable, the acquisition of OPTION GRANTOR Shares by OPTION HOLDER, and the approval of the Iowa Utilities Board, the Minnesota Public Utilities Commission and the Illinois Commerce Commission of the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER and, if applicable, the acquisition by OPTION GRANTOR of the OPTION HOLDER Shares constituting the Exercise Price hereunder; and

        (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by OPTION GRANTOR, in the case of OPTION HOLDER Shares, and by OPTION HOLDER, in the case of OPTION GRANTOR Shares, in the sole discretion of the waiving party.

    4.  CLOSING. At any Closing,

        (a) OPTION GRANTOR shall deliver to OPTION HOLDER or its designee a single certificate in definitive form representing the number of OPTION GRANTOR Shares designated by OPTION HOLDER in its Exercise Notice, such certificate to be registered in the name of OPTION HOLDER and to bear the legend set forth in Section 13; and

        (b) OPTION HOLDER shall deliver to OPTION GRANTOR the aggregate price for the OPTION GRANTOR Shares so designated and being purchased by

           (i) wire transfer of immediately available funds or certified check or bank check, or

           (ii) subject to the condition in Section 1(b)(ii), delivery of a certificate or certificates representing the number of OPTION HOLDER Shares being issued by OPTION HOLDER in consideration thereof, determined in accordance with Section 4(c).

        (c) In the event that OPTION HOLDER issues OPTION HOLDER Shares to OPTION GRANTOR in consideration of OPTION GRANTOR Shares pursuant to Section 4(b)(ii), the number of OPTION HOLDER Shares to be so issued shall be equal to the quotient obtained by dividing:

           (i) the product of (x) the number of OPTION GRANTOR Shares with respect to which the OPTION GRANTOR Option is being exercised and (y) the Exercise Price, by

           (ii) the Fair Market Value of the OPTION HOLDER Shares as of the date immediately preceding the date the Exercise Notice is delivered to OPTION GRANTOR.

        (d) OPTION GRANTOR shall pay all expenses, and any and all Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
    Section 4.

    5.  TRIGGER PAYMENT.

        (a) TRIGGER PAYMENT. Subject to the provisions of Section 10.3(e) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by OPTION GRANTOR, or the acquisition by OPTION HOLDER, of the OPTION GRANTOR Option pursuant to
    Section 1 hereof shall not have been obtained, OPTION HOLDER shall have the right to receive, and OPTION GRANTOR shall pay to OPTION HOLDER, an amount (the "TRIGGER PAYMENT") equal to the product of

           (i) the maximum number of OPTION GRANTOR Shares that would have been subject to purchase by OPTION HOLDER upon exercise of the OPTION GRANTOR Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

           (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by OPTION HOLDER, and (B) the Exercise Price (but only if such Market/Offer Price is higher than such Exercise Price).

    Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to OPTION HOLDER by OPTION

    GRANTOR on the Payment Date (as defined herein), by wire transfer of immediately available funds to an account to be designated in writing by OPTION HOLDER not less than two business days before the Payment Date.

        (b) PAYMENT DATE. For purposes of this Section 5, "PAYMENT DATE" means the date on which termination fees are required to be paid by OPTION GRANTOR to OPTION HOLDER under Section 10.3(a) or 10.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5.

        (c) CERTAIN CONDITIONS. OPTION GRANTOR shall have no obligation to pay the Trigger Payment if OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

    6.    REPRESENTATIONS  AND WARRANTIES  OF  OPTION GRANTOR.    OPTION GRANTOR
represents and warrants to OPTION HOLDER that

        (a) except as set forth in Section 4.4(a) of the WPL Disclosure Schedule to the Merger Agreement, OPTION GRANTOR has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a) to applicable law and the provisions of OPTION GRANTOR's Articles of Incorporation, as amended (the "OPTION GRANTOR ARTICLES");

        (b) this Agreement has been duly and validly executed and delivered by OPTION GRANTOR, and, assuming the due authorization, execution and delivery hereof by OPTION HOLDER and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION GRANTOR, enforceable against OPTION GRANTOR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

        (c) OPTION GRANTOR has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OPTION GRANTOR Option, and at all times from the date hereof through the expiration of the OPTION GRANTOR Option will have reserved, the Initial Number of authorized and unissued OPTION GRANTOR Shares, such amount being subject to adjustment as provided in Section 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL);

        (d) upon delivery of the OPTION GRANTOR Shares to OPTION HOLDER upon the exercise of the OPTION GRANTOR Option, OPTION HOLDER will acquire the OPTION GRANTOR Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 4.4(b) of the WPL Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION GRANTOR does not, and, subject to compliance with applicable law and the OPTION GRANTOR Articles with respect to the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a), the consummation by OPTION GRANTOR of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "VIOLATION") of OPTION GRANTOR or any of its Subsidiaries, pursuant to

           (i) any provision of the OPTION GRANTOR Articles or the Bylaws of OPTION GRANTOR,

           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT") of OPTION GRANTOR or its subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION GRANTOR or its properties or assets,

    which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have an OPTION GRANTOR Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of OPTION GRANTOR Shares pursuant to Section 8(a));

        (f) except as described in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION GRANTOR does not, and the performance of this Agreement by OPTION GRANTOR will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority;

        (g) none of OPTION GRANTOR, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of OPTION GRANTOR to any person under circumstances that would cause the issuance and sale of OPTION GRANTOR Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of OPTION HOLDER contained in Section 7(g) are true and correct, the issuance, sale and delivery of the OPTION GRANTOR Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and OPTION GRANTOR shall not take any action which would cause the issuance, sale, and delivery of OPTION GRANTOR Shares hereunder not to be exempt from such requirements); and

        (h) any OPTION HOLDER Shares acquired pursuant to this Agreement will be acquired for OPTION GRANTOR's own account, for investment purposes only, and will not be acquired by OPTION GRANTOR with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.   REPRESENTATIONS  AND  WARRANTIES  OF  OPTION  HOLDER.    OPTION  HOLDER
represents and warrants to OPTION GRANTOR that

        (a) except as set forth in Schedule 6.4(a) of the Interstate Disclosure Schedule to the Merger Agreement, OPTION HOLDER has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) this Agreement has been duly and validly executed and delivered by OPTION HOLDER and, assuming the due authorization, execution and delivery hereof by OPTION GRANTOR and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION HOLDER, enforceable against OPTION HOLDER in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

        (c) prior to any delivery of OPTION HOLDER Shares in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION HOLDER will have taken all necessary corporate action to authorize for issuance and to permit it to issue such OPTION HOLDER Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon any delivery of such OPTION HOLDER Shares to OPTION GRANTOR in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION GRANTOR will acquire the OPTION HOLDER Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 6.4(b) of the Interstate Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by OPTION HOLDER or any of its Subsidiaries, pursuant to

           (i) any provision of the Articles of Incorporation or Bylaws of OPTION HOLDER,

           (ii)  any  Material  Contract  of   OPTION  HOLDER  or  any  of   its
       subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION HOLDER or its properties or assets,

    which Violation, in the case of each of clauses (ii) or (iii), would have an OPTION HOLDER Material Adverse Effect;

        (f) except as described in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority; and

        (g) any OPTION GRANTOR Shares acquired upon exercise of the OPTION GRANTOR Option will be acquired for OPTION HOLDER's own account, for investment purposes only and will not be, and the OPTION GRANTOR Option is not being, acquired by OPTION HOLDER with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    8.  CERTAIN REPURCHASES.

        (a) OPTION HOLDER "PUT". At the request of OPTION HOLDER by written notice (x) at any time during which the OPTION GRANTOR Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the

    OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option, at the price set forth in subparagraph (ii) below:

           (i) (A) The difference between the "Market/Offer Price" (as defined below) for shares of OPTION GRANTOR Common Stock as of the date OPTION HOLDER gives notice of its intent to exercise its rights under this
       Section 8 and the Exercise Price, multiplied by the number of OPTION GRANTOR Shares purchasable pursuant to the OPTION GRANTOR Option (or portion thereof with respect to which OPTION HOLDER is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Exercise Price.

               (B) For purposes of this Agreement, "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving OPTION GRANTOR as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value of OPTION GRANTOR Common Stock as of such date.

           (ii) (A) The product of (I) the sum of (a) the Exercise Price paid by OPTION HOLDER per OPTION GRANTOR Share acquired pursuant to the OPTION GRANTOR Option, and (b) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (II) the number of OPTION GRANTOR Shares so to be repurchased pursuant to this Section 8.

               (B) For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving OPTION GRANTOR as the Target Party during the Repurchase Period prior to the delivery by OPTION HOLDER of a notice of repurchase.

        (b) REDELIVERY OF OPTION HOLDER SHARES. If OPTION HOLDER shall have previously elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, then OPTION GRANTOR shall, if so requested by OPTION HOLDER, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such OPTION HOLDER Shares to OPTION HOLDER, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the OPTION GRANTOR Shares so purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option are to be repurchased by OPTION GRANTOR pursuant to
    Section 8(a)(y), then (i) OPTION GRANTOR shall be obligated to redeliver to OPTION HOLDER the same proportion of such OPTION HOLDER Shares as the number of OPTION GRANTOR Shares that OPTION GRANTOR is then obligated to repurchase bears to the number of OPTION GRANTOR Shares acquired by OPTION HOLDER upon exercise of the OPTION GRANTOR Option and (ii) OPTION HOLDER shall issue to OPTION GRANTOR new certificates representing those OPTION HOLDER Shares which are not due to be redelivered to OPTION HOLDER pursuant to this
    Section 8(b) to the extent that excess OPTION HOLDER Shares are included in the certificates redelivered to OPTION HOLDER by OPTION GRANTOR.

        (c) PAYMENT AND REDELIVERY OF OPTION GRANTOR OPTIONS OR SHARES. In the event OPTION HOLDER exercises its rights under this Section 8, OPTION GRANTOR shall, within ten business days thereafter, pay the required amount to OPTION HOLDER in immediately available funds and OPTION HOLDER shall surrender to OPTION GRANTOR the OPTION GRANTOR Option or the certificate or certificates evidencing the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant hereto, and OPTION HOLDER shall warrant that it owns the OPTION GRANTOR Option or such shares and that the OPTION GRANTOR Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) OPTION HOLDER "CALL". If OPTION HOLDER has elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, notwithstanding that OPTION HOLDER may no longer hold any such OPTION GRANTOR Shares or that OPTION HOLDER elects not to exercise its other rights under this Section 8, OPTION HOLDER may require, at any time or from time to time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR to sell to OPTION HOLDER any such OPTION HOLDER Shares at the price attributed to such OPTION HOLDER Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such OPTION HOLDER Shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such OPTION HOLDER Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT OPTION HOLDER'S OPTION. In the event the repurchase price specified in Section 8(a) would subject the purchase of the OPTION GRANTOR Option or the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option to a vote of the shareholders of OPTION GRANTOR pursuant to applicable law or the OPTION GRANTOR Articles, then OPTION HOLDER may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    9. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any OPTION HOLDER Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    10.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or
    (ii) in accordance with Section 10(b) or Section 11.

        (b)    PERMITTED  SALES.    Following  the  termination  of  the  Merger
    Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    11.  REGISTRATION RIGHTS.

        (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

        (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

           (i) they have a good faith intention to commence promptly a Permitted Offering, and

           (ii)   the  manager  in  good  faith  believes  that,  based  on  the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

        (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

        (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

        (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

           (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

               (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

               (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

               (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

        (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

        (i) In connection with any registration effected under this Section 11, the parties agree

           (i) to indemnify each other and the underwriters in the customary manner,

           (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

          (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

        (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on OPTION GRANTOR contained in this Agreement or in the Merger Agreement, in the event of any change in OPTION GRANTOR Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OPTION GRANTOR Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to OPTION HOLDER its rights hereunder, including the right to purchase from OPTION GRANTOR (or its successors) shares of OPTION GRANTOR Common Stock (or such other shares or securities into which OPTION GRANTOR Common Stock has been so changed) representing the Option Shares Percentage of the Initial Number of shares of OPTION GRANTOR Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    13. RESTRICTIVE LEGENDS. Each certificate representing OPTION GRANTOR Shares issued to OPTION HOLDER hereunder, and OPTION HOLDER Shares, if any, delivered to OPTION GRANTOR at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON

    TRANSFER AS SET FORTH IN THE OPTION HOLDER STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 10, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

        (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if OPTION HOLDER or OPTION GRANTOR, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

        (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

    In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

    14.  BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

        (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

        (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    16.  VALIDITY.

        (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

        (c) Subject to Section 5, if for any reason any such court or regulatory agency determines that OPTION HOLDER is not permitted to acquire, or OPTION GRANTOR is not permitted to repurchase pursuant to Section 8, the full number of shares of OPTION GRANTOR Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of OPTION GRANTOR to allow OPTION HOLDER to acquire or to require OPTION GRANTOR to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

A.         If to OPTION HOLDER, to:
           Interstate Power Company
           1000 Main Street
           Dubuque, Iowa 52004-0789
           Attention: Wayne H. Stoppelmoor
           Chairman
           Fax: (319) 557-2202
           with a copy to:
           Milbank, Tweed, Hadley & McCloy
           1 Chase Manhattan Plaza
           New York, New York 10005-1413
           Attention: John T. O'Connor, Esq.
           Fax: (212) 530-5219
B.         If to OPTION GRANTOR, to:
           WPL Holdings, Inc.
           222 West Washington Avenue
           Madison, Wisconsin 53703
           Attention: Erroll B. Davis, Jr.
           Fax: (608) 252-3137
           with a copy to:
           Foley & Lardner
           777 East Wisconsin Avenue
           Milwaukee, Wisconsin 53202-5367
           Attention: Benjamin F. Garmer, III, Esq.
           Fax: (414) 297-4900

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code.

    19.  INTERPRETATION.

        (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

        (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

        (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    20.  COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    22.   EXTENSION OF TIME PERIODS.   The time periods for exercises of certain
rights under Sections 2, 7 and 8 shall be extended (but in no event by more than six months):

        (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

        (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          WPL HOLDINGS, INC.

                                          By: /s/ ERROLL B. DAVIS, JR.

                                          --------------------------------------
                                          Name: Erroll B. Davis, Jr.
                                          Title: President and Chief Executive
                                                 Officer

                                          INTERSTATE POWER COMPANY

                                          By: /s/ WAYNE H. STOPPELMOOR

                                          --------------------------------------
                                          Name: Wayne H. Stoppelmoor
                                          Title: Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer

                                                                         ANNEX D

                   OPTION GRANTOR/OPTION HOLDER STOCK OPTION
                         AND TRIGGER PAYMENT AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of November 10, 1995 (the "AGREEMENT") by and among IES Industries Inc., a corporation organized under the laws of the State of Iowa ("OPTION GRANTOR" or the "COMPANY") and WPL Holdings, Inc., a corporation organized under the laws of the State of Wisconsin ("OPTION HOLDER").

                         W I T N E S S E T H  T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, OPTION GRANTOR, OPTION HOLDER, Interstate Power Company, a corporation organized under the laws of the State of Delaware ("INTERSTATE"), WPLH Acquisition Co., a wholly-owned subsidiary of OPTION HOLDER organized under the laws of the State of Wisconsin ("ACQUISITION"), and Interstate Power Company, a wholly-owned subsidiary of Interstate organized under the laws of the State of Wisconsin, are entering into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of OPTION GRANTOR with and into OPTION HOLDER in accordance with the laws of the States of Wisconsin and Iowa (the "IES MERGER"), and the merger of Acquisition with and into Interstate (or a successor thereto) in accordance with the laws of the States of Delaware and/or Wisconsin (the "INTERSTATE MERGER", and together with the IES Merger, the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, OPTION GRANTOR, OPTION HOLDER and Interstate are entering into certain stock option agreements dated as of the date hereof, of which this Agreement is one, whereby the parties hereto grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (the "STOCK OPTION AGREEMENTS"); and

    WHEREAS, as a condition to OPTION HOLDER's willingness to enter into the Merger Agreement, OPTION HOLDER has requested that OPTION GRANTOR agree, and OPTION GRANTOR has so agreed, to grant to OPTION HOLDER an option with respect to certain shares of OPTION GRANTOR's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce OPTION HOLDER to enter into the Merger Agreement and certain of the Stock Option Agreements, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the Stock Option Agreements to which OPTION GRANTOR and OPTION HOLDER are parties, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  GRANT OF OPTION.

        (a) Subject  to  the receipt  of  all regulatory  approvals  and  orders required by OPTION GRANTOR as set forth in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement and by OPTION HOLDER as set
    forth in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement, OPTION GRANTOR hereby grants OPTION HOLDER an irrevocable option (the "OPTION GRANTOR OPTION") to purchase up to that number of shares, subject to adjustment as provided in Section 12 (the "OPTION GRANTOR SHARES"), of common stock, no par value, of OPTION GRANTOR (the "OPTION GRANTOR COMMON STOCK") equal to a percentage (the "OPTION SHARES PERCENTAGE"), which Option Shares Percentage is equal to the OPTION HOLDER's Participation Percentage as defined below in subsection (e), of 5,861,115 shares of OPTION GRANTOR Common Stock (being 19.9% of the number of shares of OPTION

    GRANTOR Common Stock issued and outstanding as of November 10, 1995 (the "INITIAL NUMBER") in the manner set forth below, at a price (the "EXERCISE PRICE") per OPTION GRANTOR Share of $26.7125 (which is equal to the Fair Market Value (as defined below) of an OPTION GRANTOR Share as of the date hereof).

        (b) The Exercise Price shall be payable, at OPTION HOLDER's option, as follows:

           (i) in cash, or

           (ii) subject to the receipt of all approvals of any Governmental Authority required for OPTION GRANTOR to acquire, and OPTION HOLDER to issue, the OPTION HOLDER Shares (as defined below) from OPTION HOLDER, in shares of common stock, $.01 par value, of OPTION HOLDER ("OPTION HOLDER SHARES"), in either case in accordance with Section 4 hereof.

        (c) Notwithstanding the foregoing, in no event shall the number of OPTION GRANTOR Shares for which the OPTION GRANTOR Option is exercisable exceed the product of the Option Shares Percentage and the Initial Number, subject to adjustment as provided in Section 12.

        (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

        (e) For purposes of this Agreement the term "PARTICIPATION PERCENTAGE" shall have the same meaning as in Section 10.3(f)(i) of the Merger
    Agreement, except that the numerator and denominator shall be calculated based on the number of shares of WPL Common Stock which would be issuable (or, in the case of WPL, retained by its shareholders) on a fully diluted basis had the Effective Time occurred as of the date on which the Exercise Notice is delivered under Section 2 hereof or the date on which demand for the Trigger Payment (as defined herein) is given under Section 5 hereof, as the case may be. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2.  EXERCISE OF OPTION.

        (a) The OPTION GRANTOR Option may be exercised by OPTION HOLDER, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by OPTION HOLDER under circumstances which could entitle OPTION HOLDER to a termination fee under Section 10.3(a) of the Merger Agreement (provided that the events specified in Section 10.3(a)(ii)(A) of the Merger Agreement shall have occurred, although the events specified in Section 10.3(a)(ii)(B) thereof need not have occurred), or Section 10.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a Subsidiary), any such event by which the Merger Agreement becomes so terminable by OPTION HOLDER being referred to herein as a "TRIGGER EVENT").

         (b)(i) OPTION GRANTOR shall notify OPTION HOLDER promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by OPTION GRANTOR shall not be a condition to the right of OPTION HOLDER to exercise the OPTION GRANTOR Option.

           (ii) In the event OPTION HOLDER wishes to exercise the OPTION GRANTOR Option, OPTION HOLDER shall deliver to OPTION GRANTOR written notice (an "EXERCISE NOTICE") specifying the total number of OPTION GRANTOR Shares it wishes to purchase.

          (iii) Upon the giving by OPTION HOLDER to OPTION GRANTOR of the Exercise Notice and the tender of the applicable aggregate Exercise Price, OPTION HOLDER, to the extent permitted by law and OPTION GRANTOR's organizational documents, and provided that the conditions to OPTION GRANTOR's obligation to issue the OPTION GRANTOR Shares to OPTION HOLDER hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the OPTION GRANTOR Shares issuable upon such exercise, notwithstanding that the stock transfer books of OPTION GRANTOR shall then be closed or that certificates representing such OPTION GRANTOR Shares shall not then be actually delivered to OPTION HOLDER.

          (iv) Each closing of a purchase of OPTION GRANTOR Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by OPTION HOLDER in an Exercise Notice delivered at least two business days prior to the date of the Closing.

        (c) The OPTION GRANTOR Option shall terminate upon the earliest to occur of:

           (i) the Effective Time of the Merger;

           (ii) the termination of the Merger Agreement pursuant to Section 10.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

          (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the OPTION GRANTOR Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998); and

          (iv) payment by  OPTION GRANTOR of  the Trigger Payment  set forth  in
       Section 5 of this Agreement to OPTION HOLDER.

        (d) Notwithstanding the foregoing, the OPTION GRANTOR Option may not be exercised if (i) OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or
    (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

    3.  CONDITIONS TO CLOSING.   The obligation of  OPTION GRANTOR to issue  the
OPTION GRANTOR Shares to OPTION HOLDER hereunder is subject to the conditions that

        (a) all waiting periods, if any, under the HSR Act applicable to the issuance and acquisition of the OPTION GRANTOR Shares hereunder shall have expired or have been terminated;

        (b) the OPTION GRANTOR Shares, and any OPTION HOLDER Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE subject only to official notice of issuance;

        (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance by OPTION GRANTOR and the acquisition by OPTION HOLDER of the OPTION GRANTOR Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Sections 9 and 10 of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), the approval of the Iowa Utilities Board of the issuance of the OPTION GRANTOR Shares by OPTION GRANTOR and, if applicable, the acquisition of OPTION GRANTOR Shares by OPTION HOLDER, and the approval of the Public Service Commission of Wisconsin of the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER and, if applicable, the acquisition by OPTION GRANTOR of the OPTION HOLDER Shares constituting the Exercise Price hereunder; and

        (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by OPTION GRANTOR, in the case of OPTION HOLDER Shares, and by OPTION HOLDER, in the case of OPTION GRANTOR Shares, in the sole discretion of the waiving party.

    4.  CLOSING.  At any Closing,

        (a) OPTION GRANTOR shall deliver to OPTION HOLDER or its designee a single certificate in definitive form representing the number of OPTION GRANTOR Shares designated by OPTION HOLDER in its Exercise Notice, such certificate to be registered in the name of OPTION HOLDER and to bear the legend set forth in Section 13; and

        (b) OPTION HOLDER shall deliver to OPTION GRANTOR the aggregate price for the OPTION GRANTOR Shares so designated and being purchased by

           (i) wire transfer of immediately available funds or certified check or bank check, or

           (ii) subject to the condition in Section 1(b)(ii), delivery of a certificate or certificates representing the number of OPTION HOLDER Shares being issued by OPTION HOLDER in consideration thereof, determined in accordance with Section 4(c).

        (c) In the event that OPTION HOLDER issues OPTION HOLDER Shares to OPTION GRANTOR in consideration of OPTION GRANTOR Shares pursuant to Section 4(b)(ii), the number of OPTION HOLDER Shares to be so issued shall be equal to the quotient obtained by dividing:

           (i) the product of (x) the number of OPTION GRANTOR Shares with respect to which the OPTION GRANTOR Option is being exercised and (y) the Exercise Price, by

           (ii) the Fair Market Value of the OPTION HOLDER Shares as of the date immediately preceding the date the Exercise Notice is delivered to OPTION GRANTOR.

        (d) OPTION GRANTOR shall pay all expenses, and any and all Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
    Section 4.

    5.  TRIGGER PAYMENT.

        (a) TRIGGER PAYMENT. Subject to the provisions of Section 10.3(e) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by OPTION GRANTOR, or the acquisition by OPTION HOLDER, of the OPTION GRANTOR Option pursuant to
    Section 1 hereof shall not have been obtained, OPTION HOLDER shall have the right to receive, and OPTION GRANTOR shall pay to OPTION HOLDER, an amount (the "TRIGGER PAYMENT") equal to the product of

           (i) the maximum number of OPTION GRANTOR Shares that would have been subject to purchase by OPTION HOLDER upon exercise of the OPTION GRANTOR Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

           (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by OPTION HOLDER, and (B) the Exercise Price (but only if such Market/Offer Price is higher than such Exercise Price).

    Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to OPTION HOLDER by OPTION

    GRANTOR on the Payment Date (as defined herein), by wire transfer of immediately available funds to an account to be designated in writing by OPTION HOLDER not less than two business days before the Payment Date.

        (b) PAYMENT DATE. For purposes of this Section 5, "PAYMENT DATE" means the date on which termination fees are required to be paid by OPTION GRANTOR to OPTION HOLDER under Section 10.3(a) or 10.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5.

        (c) CERTAIN CONDITIONS. OPTION GRANTOR shall have no obligation to pay the Trigger Payment if OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

    6.    REPRESENTATIONS  AND WARRANTIES  OF  OPTION GRANTOR.    OPTION GRANTOR
represents and warrants to OPTION HOLDER that

        (a) except as set forth in Section 5.4(a) of the IES Disclosure Schedule to the Merger Agreement, OPTION GRANTOR has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a) to applicable law and the provisions of OPTION GRANTOR's Articles of Incorporation, as amended (the "OPTION GRANTOR ARTICLES");

        (b) this Agreement has been duly and validly executed and delivered by OPTION GRANTOR, and, assuming the due authorization, execution and delivery hereof by OPTION HOLDER and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION GRANTOR, enforceable against OPTION GRANTOR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

        (c) OPTION GRANTOR has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OPTION GRANTOR Option, and at all times from the date hereof through the expiration of the OPTION GRANTOR Option will have reserved, the Initial Number of authorized and unissued OPTION GRANTOR Shares, such amount being subject to adjustment as provided in Section 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon delivery of the OPTION GRANTOR Shares to OPTION HOLDER upon the exercise of the OPTION GRANTOR Option, OPTION HOLDER will acquire the OPTION GRANTOR Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 5.4(b) of the IES Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION GRANTOR does not, and, subject to compliance with applicable law and the OPTION GRANTOR Articles with respect to the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a), the consummation by OPTION GRANTOR of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "VIOLATION") of OPTION GRANTOR or any of its Subsidiaries, pursuant to

           (i) any provision of the OPTION GRANTOR Articles or the Bylaws of OPTION GRANTOR,

           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT") of OPTION GRANTOR or its subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION GRANTOR or its properties or assets,

    which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have an OPTION GRANTOR Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of OPTION GRANTOR Shares pursuant to Section 8(a));

        (f) except as described in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION GRANTOR does not, and the performance of this Agreement by OPTION GRANTOR will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority;

        (g) none of OPTION GRANTOR, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of OPTION GRANTOR to any person under circumstances that would cause the issuance and sale of OPTION GRANTOR Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of OPTION HOLDER contained in Section 7(g) are true and correct, the issuance, sale and delivery of the OPTION GRANTOR Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and OPTION GRANTOR shall not take any action which would cause the issuance, sale, and delivery of OPTION GRANTOR Shares hereunder not to be exempt from such requirements); and

        (h) any OPTION HOLDER Shares acquired pursuant to this Agreement will be acquired for OPTION GRANTOR's own account, for investment purposes only, and will not be acquired by OPTION GRANTOR with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.    REPRESENTATIONS  AND  WARRANTIES  OF  OPTION  HOLDER.    OPTION HOLDER
represents and warrants to OPTION GRANTOR that

        (a) except as set forth in Schedule 4.4(a) of the WPL Disclosure Schedule to the Merger Agreement, OPTION HOLDER has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) this Agreement has been duly and validly executed and delivered by OPTION HOLDER and, assuming the due authorization, execution and delivery hereof by OPTION GRANTOR and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION HOLDER, enforceable against OPTION HOLDER in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

        (c) prior to any delivery of OPTION HOLDER Shares in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION HOLDER will have taken all necessary corporate action to authorize for issuance and to permit it to issue such OPTION HOLDER Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL);

        (d) upon any delivery of such OPTION HOLDER Shares to OPTION GRANTOR in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION GRANTOR will acquire the OPTION HOLDER Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 4.4(b) of the WPL Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by OPTION HOLDER or any of its Subsidiaries, pursuant to

           (i) any provision of the Articles of Incorporation or Bylaws of OPTION HOLDER,

           (ii)   any  Material  Contract  of  OPTION   HOLDER  or  any  of  its
       subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION HOLDER or its properties or assets,

    which Violation, in the case of each of clauses (ii) or (iii), would have an OPTION HOLDER Material Adverse Effect;

        (f) except as described in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority; and

        (g) any OPTION GRANTOR Shares acquired upon exercise of the OPTION GRANTOR Option will be acquired for OPTION HOLDER's own account, for investment purposes only and will not be, and the OPTION GRANTOR Option is not being, acquired by OPTION HOLDER with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    8.  CERTAIN REPURCHASES.

        (a) OPTION HOLDER "PUT". At the request of OPTION HOLDER by written notice (x) at any time during which the OPTION GRANTOR Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option, at the price set forth in subparagraph (ii) below:

         (i)(A) The difference between the "Market/Offer Price" (as defined below) for shares of OPTION GRANTOR Common Stock as of the date OPTION HOLDER gives notice of its intent to exercise its rights under this
       Section 8 and the Exercise Price, multiplied by the number of OPTION GRANTOR Shares purchasable pursuant to the OPTION GRANTOR Option (or portion thereof with respect to which OPTION HOLDER is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Exercise Price.

           (B) For purposes of this Agreement, "Market/Offer Price" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving OPTION GRANTOR as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value of OPTION GRANTOR Common Stock as of such date.

        (ii)(A) The product of (I) the sum of (a) the Exercise Price paid by OPTION HOLDER per OPTION GRANTOR Share acquired pursuant to the OPTION GRANTOR Option, and (b) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (II) the number of OPTION GRANTOR Shares so to be repurchased pursuant to this Section 8.

           (B) For purposes of this clause (ii), the "Offer Price" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving OPTION GRANTOR as the Target Party during the Repurchase Period prior to the delivery by OPTION HOLDER of a notice of repurchase.

        (b) REDELIVERY OF OPTION HOLDER SHARES. If OPTION HOLDER shall have previously elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, then OPTION GRANTOR shall, if so requested by OPTION HOLDER, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such OPTION HOLDER Shares to OPTION HOLDER, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the OPTION GRANTOR Shares so purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option are to be repurchased by OPTION GRANTOR pursuant to
    Section 8(a)(y), then (i) OPTION GRANTOR shall be obligated to redeliver to OPTION HOLDER the same proportion of such OPTION HOLDER Shares as the number of OPTION GRANTOR Shares that OPTION GRANTOR is then obligated to repurchase bears to the number of OPTION GRANTOR Shares acquired by OPTION HOLDER upon exercise of the OPTION GRANTOR Option and (ii) OPTION HOLDER shall issue to OPTION GRANTOR new certificates representing those OPTION HOLDER Shares which are not due to be redelivered to OPTION HOLDER pursuant to this
    Section 8(b) to the extent that excess OPTION HOLDER Shares are included in the certificates redelivered to OPTION HOLDER by OPTION GRANTOR.

        (c) PAYMENT AND REDELIVERY OF OPTION GRANTOR OPTIONS OR SHARES. In the event OPTION HOLDER exercises its rights under this Section 8, OPTION GRANTOR shall, within ten business days thereafter, pay the required amount to OPTION HOLDER in immediately available funds and OPTION HOLDER shall surrender to OPTION GRANTOR the OPTION GRANTOR Option or the certificate or certificates evidencing the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant hereto, and OPTION HOLDER shall warrant that it owns the OPTION GRANTOR Option or such shares and that the OPTION GRANTOR Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) OPTION HOLDER "CALL". If OPTION HOLDER has elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, notwithstanding that OPTION HOLDER may no longer hold any such OPTION GRANTOR Shares or that OPTION HOLDER elects not to exercise its other rights under this Section 8, OPTION HOLDER may require, at any time or from time to time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR to sell to OPTION HOLDER any such OPTION HOLDER Shares at the price attributed to such OPTION HOLDER Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such OPTION HOLDER Shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such OPTION HOLDER Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT OPTION HOLDER'S OPTION. In the event the repurchase price specified in Section 8(a) would subject the purchase of the OPTION GRANTOR Option or the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option to a vote of the shareholders of OPTION GRANTOR pursuant to applicable law or the OPTION GRANTOR Articles, then OPTION HOLDER may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    9. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any OPTION HOLDER Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    10.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or
    (ii) in accordance with Section 10(b) or Section 11.

        (b) PERMITTED SALES. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    11.  REGISTRATION RIGHTS.

        (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "Registration Notice") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person

    (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

        (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

           (i) they have a good faith intention to commence promptly a Permitted Offering, and

           (ii)   the  manager  in  good  faith  believes  that,  based  on  the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

        (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

        (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

        (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

           (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

               (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

               (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

               (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

        (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

        (i) In connection with any registration effected under this Section 11, the parties agree

           (i) to indemnify each other and the underwriters in the customary manner,

           (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

          (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

        (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on OPTION GRANTOR contained in this Agreement or in the Merger Agreement, in the event of any change in OPTION GRANTOR Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OPTION GRANTOR Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to OPTION HOLDER its rights hereunder, including the right to purchase from OPTION GRANTOR (or its successors) shares of OPTION GRANTOR Common Stock (or such other shares or securities into which OPTION GRANTOR Common Stock has been so changed) representing the Option Shares Percentage of the Initial Number of shares of OPTION GRANTOR Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    13. RESTRICTIVE LEGENDS. Each certificate representing OPTION GRANTOR Shares issued to OPTION HOLDER hereunder, and OPTION HOLDER Shares, if any, delivered to OPTION GRANTOR at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION HOLDER STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 10, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

        (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if OPTION HOLDER or OPTION GRANTOR, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

        (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

    14.  BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

        (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

        (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    16.  VALIDITY.

        (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

        (c) Subject to Section 5, if for any reason any such court or regulatory agency determines that OPTION HOLDER is not permitted to acquire, or OPTION GRANTOR is not permitted to repurchase pursuant to Section 8, the full number of shares of OPTION GRANTOR Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of OPTION GRANTOR to allow OPTION HOLDER to acquire or to require OPTION GRANTOR to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

    A.  If to OPTION HOLDER, to:
       WPL Holdings, Inc.
       222 West Washington Avenue
       Madison, Wisconsin 53703
       Attention: Erroll B. Davis, Jr.
       Fax: (608) 252-5059
       with a copy to:
       Foley & Lardner
       777 East Wisconsin Avenue
       Milwaukee, Wisconsin 53202-5367
       Attention: Benjamin F. Garmer, III, Esq.
       Fax: (414) 297-4900

    B.  If to OPTION GRANTOR, to:
       IES Industries Inc.
       IES Tower
       200 First Street S.E.
       Cedar Rapids, Iowa 52401
       Attention: Lee Liu
       Fax: (319) 398-4204
       with a copy to:
       Winthrop, Stimson, Putnam & Roberts
       One Battery Park Plaza
       New York, New York 10004-1490
       Attention: Stephen R. Rusmisel, Esq.
       Fax: (212) 858-1500

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code.

    19.  INTERPRETATION.
        (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

        (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

        (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    20.  COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    22.   EXTENSION OF TIME PERIODS.   The time periods for exercises of certain
rights under Sections 2, 7 and 8 shall be extended (but in no event by more than six months):

        (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

        (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          IES INDUSTRIES INC.

                                          By: /s/ LEE LIU

                                          --------------------------------------
                                          Name: Lee Liu
                                          Title:Chairman of the Board, President
                                               and Chief Executive Officer

                                          WPL HOLDINGS, INC.

                                          By: /s/ ERROLL B. DAVIS, JR.

                                          --------------------------------------
                                          Name: Erroll B. Davis, Jr.
                                          Title:President and Chief Executive
                                                Officer

                                                                         ANNEX E

                   OPTION GRANTOR/OPTION HOLDER STOCK OPTION
                         AND TRIGGER PAYMENT AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of November 10, 1995 (the "AGREEMENT") by and among IES Industries Inc., a corporation organized under the laws of the State of Iowa ("OPTION GRANTOR" or the "COMPANY") and Interstate Power Company, a corporation organized under the laws of the State of Delaware ("OPTION HOLDER").

                         W I T N E S S E T H  T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, OPTION GRANTOR, OPTION HOLDER, WPL Holdings, Inc., a corporation organized under the laws of the State of Wisconsin ("WPL"), WPLH Acquisition Co., a wholly-owned subsidiary of WPL organized under the laws of the State of Wisconsin
("ACQUISITION"), and Interstate Power Company, a wholly-owned subsidiary of OPTION HOLDER organized under the laws of the State of Wisconsin, are entering into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of OPTION GRANTOR with and into WPL in accordance with the laws of the States of Wisconsin and Iowa (the "IES MERGER"), and the merger of Acquisition with and into OPTION HOLDER (or a successor thereto) in accordance with the laws of the States of Delaware and/or Wisconsin (the "INTERSTATE MERGER", and together with the IES Merger, the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, OPTION GRANTOR, OPTION HOLDER and WPL are entering into certain stock option agreements dated as of the date hereof, of which this Agreement is one, whereby the parties hereto grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (the "STOCK OPTION AGREEMENTS"); and

    WHEREAS, as a condition to OPTION HOLDER's willingness to enter into the Merger Agreement, OPTION HOLDER has requested that OPTION GRANTOR agree, and OPTION GRANTOR has so agreed, to grant to OPTION HOLDER an option with respect to certain shares of OPTION GRANTOR's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce OPTION HOLDER to enter into the Merger Agreement and certain of the Stock Option Agreements, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the Stock Option Agreements to which OPTION GRANTOR and OPTION HOLDER are parties, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  GRANT OF OPTION.

        (a) Subject  to  the receipt  of  all regulatory  approvals  and  orders required by OPTION GRANTOR as set forth in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement and by OPTION HOLDER as set forth in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement, OPTION GRANTOR hereby grants OPTION HOLDER an irrevocable option (the "OPTION GRANTOR OPTION") to purchase up to that number of shares, subject to adjustment as provided in Section 12 (the "OPTION GRANTOR SHARES"), of common stock, no par value, of OPTION GRANTOR (the "OPTION GRANTOR COMMON STOCK") equal to a percentage (the "OPTION SHARES PERCENTAGE"), which Option Shares Percentage is equal to the OPTION HOLDER's Participation Percentage as defined below in subsection (e), of 5,861,115 shares of OPTION GRANTOR Common Stock (being 19.9% of the number of shares of OPTION

    GRANTOR Common Stock issued and outstanding as of November 10, 1995 (the "INITIAL NUMBER") in the manner set forth below, at a price (the "EXERCISE PRICE") per OPTION GRANTOR Share of $26.7125 (which is equal to the Fair Market Value (as defined below) of an OPTION GRANTOR Share as of the date hereof).

        (b) The Exercise Price shall be payable, at OPTION HOLDER's option, as follows:

           (i) in cash, or

           (ii) subject to the receipt of all approvals of any Governmental Authority required for OPTION GRANTOR to acquire, and OPTION HOLDER to issue, the OPTION HOLDER Shares (as defined below) from OPTION HOLDER, in shares of common stock, $3.50 par value, of OPTION HOLDER ("OPTION HOLDER SHARES"), in either case in accordance with Section 4 hereof.

        (c) Notwithstanding the foregoing, in no event shall the number of OPTION GRANTOR Shares for which the OPTION GRANTOR Option is exercisable exceed the product of the Option Shares Percentage and the Initial Number, subject to adjustment as provided in Section 12.

        (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

        (e) For purposes of this Agreement the term "PARTICIPATION PERCENTAGE" shall have the same meaning as in Section 10.3(f)(i) of the Merger
    Agreement, except that the numerator and denominator shall be calculated based on the number of shares of WPL Common Stock which would be issuable (or, in the case of WPL, retained by its shareholders) on a fully diluted basis had the Effective Time occurred as of the date on which the Exercise Notice is delivered under Section 2 hereof or the date on which demand for the Trigger Payment (as defined herein) is given under Section 5 hereof, as the case may be. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2.  EXERCISE OF OPTION.

        (a) The OPTION GRANTOR Option may be exercised by OPTION HOLDER, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by OPTION HOLDER under circumstances which could entitle OPTION HOLDER to a termination fee under Section 10.3(a) of the Merger Agreement (provided that the events specified in Section
    10.3(a)(ii)(A) of the Merger Agreement shall have occurred, although the events specified in Section 10.3(a)(ii)(B) thereof need not have occurred), or Section 10.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a Subsidiary), any such event by which the Merger Agreement becomes so terminable by OPTION HOLDER being referred to herein as a "TRIGGER EVENT").

         (b)(i) OPTION GRANTOR shall notify OPTION HOLDER promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by OPTION GRANTOR shall not be a condition to the right of OPTION HOLDER to exercise the OPTION GRANTOR Option.

           (ii) In the event OPTION HOLDER wishes to exercise the OPTION GRANTOR Option, OPTION HOLDER shall deliver to OPTION GRANTOR written notice (an "EXERCISE NOTICE") specifying the total number of OPTION GRANTOR Shares it wishes to purchase.

          (iii) Upon the giving by OPTION HOLDER to OPTION GRANTOR of the Exercise Notice and the tender of the applicable aggregate Exercise Price, OPTION HOLDER, to the extent permitted by law and OPTION GRANTOR's organizational documents, and provided that the conditions to OPTION GRANTOR's obligation to issue the OPTION GRANTOR Shares to OPTION HOLDER hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the OPTION GRANTOR Shares issuable upon such exercise, notwithstanding that the stock transfer books of OPTION GRANTOR shall then be closed or that certificates representing such OPTION GRANTOR Shares shall not then be actually delivered to OPTION HOLDER.

          (iv) Each closing of a purchase of OPTION GRANTOR Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by OPTION HOLDER in an Exercise Notice delivered at least two business days prior to the date of the Closing.

        (c) The OPTION GRANTOR Option shall terminate upon the earliest to occur of:

           (i) the Effective Time of the Merger;

           (ii) the termination of the Merger Agreement pursuant to Section 10.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

          (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the OPTION GRANTOR Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998); and

          (iv)  payment by  OPTION GRANTOR of  the Trigger Payment  set forth in
       Section 5 of this Agreement to OPTION HOLDER.

        (d) Notwithstanding the foregoing, the OPTION GRANTOR Option may not be exercised if (i) OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or
    (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

    3.   CONDITIONS TO CLOSING.   The obligation of  OPTION GRANTOR to issue the
OPTION GRANTOR Shares to OPTION HOLDER hereunder is subject to the conditions that

        (a) all waiting periods, if any, under the HSR Act applicable to the issuance and acquisition of the OPTION GRANTOR Shares hereunder shall have expired or have been terminated;

        (b) the OPTION GRANTOR Shares, and any OPTION HOLDER Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE subject only to official notice of issuance;

        (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance by OPTION GRANTOR and the acquisition by OPTION HOLDER of the OPTION GRANTOR Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Sections 9 and 10 of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), the approval of the Iowa Utilities Board of the issuance of the OPTION GRANTOR Shares by OPTION GRANTOR and, if applicable, the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER, and the approval of the Iowa Utilities Board, the Minnesota Public Utilities Commission and the Illinois Commerce Commission of the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER and, if applicable, the acquisition by OPTION GRANTOR of the OPTION HOLDER Shares constituting the Exercise Price hereunder; and

        (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by OPTION GRANTOR, in the case of OPTION HOLDER Shares, and by OPTION HOLDER, in the case of OPTION GRANTOR Shares, in the sole discretion of the waiving party.

    4.  CLOSING.  At any Closing,

        (a) OPTION GRANTOR shall deliver to OPTION HOLDER or its designee a single certificate in definitive form representing the number of OPTION GRANTOR Shares designated by OPTION HOLDER in its Exercise Notice, such certificate to be registered in the name of OPTION HOLDER and to bear the legend set forth in Section 13; and

        (b) OPTION HOLDER shall deliver to OPTION GRANTOR the aggregate price for the OPTION GRANTOR Shares so designated and being purchased by

           (i) wire transfer of immediately available funds or certified check or bank check, or

           (ii) subject to the condition in Section 1(b)(ii), delivery of a certificate or certificates representing the number of OPTION HOLDER Shares being issued by OPTION HOLDER in consideration thereof, determined in accordance with Section 4(c).

        (c) In the event that OPTION HOLDER issues OPTION HOLDER Shares to OPTION GRANTOR in consideration of OPTION GRANTOR Shares pursuant to Section 4(b)(ii), the number of OPTION HOLDER Shares to be so issued shall be equal to the quotient obtained by dividing:

           (i) the product of (x) the number of OPTION GRANTOR Shares with respect to which the OPTION GRANTOR Option is being exercised and (y) the Exercise Price, by

           (ii) the Fair Market Value of the OPTION HOLDER Shares as of the date immediately preceding the date the Exercise Notice is delivered to OPTION GRANTOR.

        (d) OPTION GRANTOR shall pay all expenses, and any and all Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
    Section 4.

    5.  TRIGGER PAYMENT.

        (a) TRIGGER PAYMENT. Subject to the provisions of Section 10.3(e) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by OPTION GRANTOR, or the acquisition by OPTION HOLDER, of the OPTION GRANTOR Option pursuant to
    Section 1 hereof shall not have been obtained, OPTION HOLDER shall have the right to receive, and OPTION GRANTOR shall pay to OPTION HOLDER, an amount (the "TRIGGER PAYMENT") equal to the product of

           (i) the maximum number of OPTION GRANTOR Shares that would have been subject to purchase by OPTION HOLDER upon exercise of the OPTION GRANTOR Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

           (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by OPTION HOLDER, and (B) the Exercise Price (but only if such Market/Offer Price is higher than such Exercise Price).

    Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to OPTION HOLDER by OPTION

    GRANTOR on the Payment Date (as defined herein), by wire transfer of immediately available funds to an account to be designated in writing by OPTION HOLDER not less than two business days before the Payment Date.

        (b) PAYMENT DATE. For purposes of this Section 5, "PAYMENT DATE" means the date on which termination fees are required to be paid by OPTION GRANTOR to OPTION HOLDER under Section 10.3(a) or 10.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5.

        (c) CERTAIN CONDITIONS. OPTION GRANTOR shall have no obligation to pay the Trigger Payment if OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

    6.    REPRESENTATIONS  AND WARRANTIES  OF  OPTION GRANTOR.    OPTION GRANTOR
represents and warrants to OPTION HOLDER that

        (a) except as set forth in Section 5.4(a) of the IES Disclosure Schedule to the Merger Agreement, OPTION GRANTOR has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a) to applicable law and the provisions of OPTION GRANTOR's Articles of Incorporation, as amended (the "OPTION GRANTOR ARTICLES");

        (b) this Agreement has been duly and validly executed and delivered by OPTION GRANTOR, and, assuming the due authorization, execution and delivery hereof by OPTION HOLDER and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION GRANTOR, enforceable against OPTION GRANTOR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

        (c) OPTION GRANTOR has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OPTION GRANTOR Option, and at all times from the date hereof through the expiration of the OPTION GRANTOR Option will have reserved, the Initial Number of authorized and unissued OPTION GRANTOR Shares, such amount being subject to adjustment as provided in Section 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon delivery of the OPTION GRANTOR Shares to OPTION HOLDER upon the exercise of the OPTION GRANTOR Option, OPTION HOLDER will acquire the OPTION GRANTOR Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 5.4(b) of the IES Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION GRANTOR does not, and, subject to compliance with applicable law and the OPTION GRANTOR Articles with respect to the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a), the consummation by OPTION GRANTOR of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "VIOLATION") of OPTION GRANTOR or any of its Subsidiaries, pursuant to

           (i) any provision of the OPTION GRANTOR Articles or the Bylaws of OPTION GRANTOR,

           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT") of OPTION GRANTOR or its subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION GRANTOR or its properties or assets, which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have an OPTION GRANTOR Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of OPTION GRANTOR Shares pursuant to Section 8(a));

        (f) except as described in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION GRANTOR does not, and the performance of this Agreement by OPTION GRANTOR will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority;

        (g) none of OPTION GRANTOR, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of OPTION GRANTOR to any person under circumstances that would cause the issuance and sale of OPTION GRANTOR Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of OPTION HOLDER contained in Section 7(g) are true and correct, the issuance, sale and delivery of the OPTION GRANTOR Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and OPTION GRANTOR shall not take any action which would cause the issuance, sale, and delivery of OPTION GRANTOR Shares hereunder not to be exempt from such requirements); and

        (h) any OPTION HOLDER Shares acquired pursuant to this Agreement will be acquired for OPTION GRANTOR's own account, for investment purposes only, and will not be acquired by OPTION GRANTOR with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.   REPRESENTATIONS  AND  WARRANTIES  OF  OPTION  HOLDER.    OPTION  HOLDER
represents and warrants to OPTION GRANTOR that

        (a) except as set forth in Schedule 6.4(a) of the Interstate Disclosure Schedule to the Merger Agreement, OPTION HOLDER has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) this Agreement has been duly and validly executed and delivered by OPTION HOLDER and, assuming the due authorization, execution and delivery hereof by OPTION GRANTOR and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION HOLDER, enforceable against OPTION HOLDER in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

        (c) prior to any delivery of OPTION HOLDER Shares in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION HOLDER will have taken all necessary corporate action to authorize for issuance and to permit it to issue such OPTION HOLDER Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon any delivery of such OPTION HOLDER Shares to OPTION GRANTOR in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION GRANTOR will acquire the OPTION HOLDER Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 6.4(b) of the Interstate Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by OPTION HOLDER or any of its Subsidiaries, pursuant to

           (i) any provision of the Articles of Incorporation or Bylaws of OPTION HOLDER,

           (ii)   any  Material  Contract  of  OPTION   HOLDER  or  any  of  its
       subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION HOLDER or its properties or assets,

    which Violation, in the case of each of clauses (ii) or (iii), would have an OPTION HOLDER Material Adverse Effect;

        (f) except as described in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority; and

        (g) any OPTION GRANTOR Shares acquired upon exercise of the OPTION GRANTOR Option will be acquired for OPTION HOLDER's own account, for investment purposes only and will not be, and the OPTION GRANTOR Option is not being, acquired by OPTION HOLDER with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    8.  CERTAIN REPURCHASES.

        (a) OPTION HOLDER "PUT". At the request of OPTION HOLDER by written notice (x) at any time during which the OPTION GRANTOR Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option, at the price set forth in subparagraph (ii) below:

         (i)(A) The difference between the "Market/Offer Price" (as defined below) for shares of OPTION GRANTOR Common Stock as of the date OPTION HOLDER gives notice of its intent to exercise its rights under this
       Section 8 and the Exercise Price, multiplied by the number of OPTION GRANTOR Shares purchasable pursuant to the OPTION GRANTOR Option (or portion thereof with respect to which OPTION HOLDER is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Exercise Price.

           (B) For purposes of this Agreement, "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving OPTION GRANTOR as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value of OPTION GRANTOR Common Stock as of such date.

        (ii)(A) The product of (I) the sum of (a) the Exercise Price paid by OPTION HOLDER per OPTION GRANTOR Share acquired pursuant to the OPTION GRANTOR Option, and (b) the difference between the "OFFER PRICE" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (II) the number of OPTION GRANTOR Shares so to be repurchased pursuant to this Section 8.

           (B) For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving OPTION GRANTOR as the Target Party during the Repurchase Period prior to the delivery by OPTION HOLDER of a notice of repurchase.

        (b) REDELIVERY OF OPTION HOLDER SHARES. If OPTION HOLDER shall have previously elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, then OPTION GRANTOR shall, if so requested by OPTION HOLDER, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such OPTION HOLDER Shares to OPTION HOLDER, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the OPTION GRANTOR Shares so purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option are to be repurchased by OPTION GRANTOR pursuant to
    Section 8(a)(y), then (i) OPTION GRANTOR shall be obligated to redeliver to OPTION HOLDER the same proportion of such OPTION HOLDER Shares as the number of OPTION GRANTOR Shares that OPTION GRANTOR is then obligated to repurchase bears to the number of OPTION GRANTOR Shares acquired by OPTION HOLDER upon exercise of the OPTION GRANTOR Option and (ii) OPTION HOLDER shall issue to OPTION GRANTOR new certificates representing those OPTION HOLDER Shares which are not due to be redelivered to OPTION HOLDER pursuant to this
    Section 8(b) to the extent that excess OPTION HOLDER Shares are included in the certificates redelivered to OPTION HOLDER by OPTION GRANTOR.

        (c) PAYMENT AND REDELIVERY OF OPTION GRANTOR OPTIONS OR SHARES. In the event OPTION HOLDER exercises its rights under this Section 8, OPTION GRANTOR shall, within ten business days thereafter, pay the required amount to OPTION HOLDER in immediately available funds and OPTION HOLDER shall surrender to OPTION GRANTOR the OPTION GRANTOR Option or the certificate or certificates evidencing the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant hereto, and OPTION HOLDER shall warrant that it owns the OPTION GRANTOR Option or such shares and that the OPTION GRANTOR Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) OPTION HOLDER "CALL". If OPTION HOLDER has elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, notwithstanding that OPTION HOLDER may no longer hold any such OPTION GRANTOR Shares or that OPTION HOLDER elects not to exercise its other rights under this Section 8, OPTION HOLDER may require, at any time or from time to time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR to sell to OPTION HOLDER any such OPTION HOLDER Shares at the price attributed to such OPTION HOLDER Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such OPTION HOLDER Shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such OPTION HOLDER Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT OPTION HOLDER'S OPTION. In the event the repurchase price specified in Section 8(a) would subject the purchase of the OPTION GRANTOR Option or the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option to a vote of the shareholders of OPTION GRANTOR pursuant to applicable law or the OPTION GRANTOR Articles, then OPTION HOLDER may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    9. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any OPTION HOLDER Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    10.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or
    (ii) in accordance with Section 10(b) or Section 11.

        (b)    PERMITTED  SALES.    Following  the  termination  of  the  Merger
    Agreement, a  party  shall  be  permitted  to  sell  any  Restricted  Shares beneficially  owned  by it  if such  sale is  made pursuant  to a  tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    11.  REGISTRATION RIGHTS.

        (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person

    (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

        (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

           (i) they have a good faith intention to commence promptly a Permitted Offering, and

           (ii) the manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

        (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

        (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

        (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

           (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

               (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

               (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

               (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

        (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

        (i) In connection with any registration effected under this Section 11, the parties agree

           (i) to indemnify each other and the underwriters in the customary manner,

           (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

          (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

        (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on OPTION GRANTOR contained in this Agreement or in the Merger Agreement, in the event of any change in OPTION GRANTOR Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OPTION GRANTOR Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to OPTION HOLDER its rights hereunder, including the right to purchase from OPTION GRANTOR (or its successors) shares of OPTION GRANTOR Common Stock (or such other shares or securities into which OPTION GRANTOR Common Stock has been so changed) representing the Option Shares Percentage of the Initial Number of shares of OPTION GRANTOR Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    13. RESTRICTIVE LEGENDS. Each certificate representing OPTION GRANTOR Shares issued to OPTION HOLDER hereunder, and OPTION HOLDER Shares, if any, delivered to OPTION GRANTOR at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION HOLDER STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 10, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

        (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if OPTION HOLDER or OPTION GRANTOR, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

        (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

    14.  BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

        (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

        (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    16.  VALIDITY.

        (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

        (c) Subject to Section 5, if for any reason any such court or regulatory agency determines that OPTION HOLDER is not permitted to acquire, or OPTION GRANTOR is not permitted to repurchase pursuant to Section 8, the full number of shares of OPTION
    GRANTOR Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of OPTION GRANTOR to allow OPTION HOLDER to acquire or to require OPTION GRANTOR to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

    A.  If to OPTION HOLDER, to:

        Interstate Power Company
      1000 Main Street
      Dubuque, Iowa 52004-0789

       Attention: Wayne H. Stoppelmoor
                   Chairman
      Fax: (319) 557-2202

      with a copy to:

      Milbank, Tweed, Hadley & McCloy
       1 Chase Manhattan Plaza
       New York, New York 10005-1413

      Attention: John T. O'Connor, Esq.
       Fax: (212) 530-5219

    B.  If to OPTION GRANTOR, to:

        IES Industries Inc.
      IES Tower
      200 First Street, S.E.
      Cedar Rapids, Iowa 52401

        Attention: Lee Liu
      Fax: (319) 398-4204

        with a copy to:

        Winthrop, Stimson, Putnam & Roberts
      One Battery Park Plaza
      New York, New York 10004-1490

        Attention: Stephen R. Rusmisel, Esq.
      Fax: (212) 858-1500

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code.

    19.  INTERPRETATION.

        (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

        (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

        (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    20.   COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    22.  EXTENSION OF TIME PERIODS.   The time periods for exercises of  certain
rights under Sections 2, 7 and 8 shall be extended (but in no event by more than six months):

        (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

        (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          IES INDUSTRIES INC.

                                          By: /s/ LEE LIU

                                             -----------------------------------
                                              Name: Lee Liu
                                              Title: Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer

                                          INTERSTATE POWER COMPANY

                                          By: /s/ WAYNE H. STOPPELMOOR

                                             -----------------------------------
                                              Name: Wayne H. Stoppelmoor
                                              Title: Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer

                                                                         ANNEX F

                   OPTION GRANTOR/OPTION HOLDER STOCK OPTION
                         AND TRIGGER PAYMENT AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of November 10, 1995 (the "AGREEMENT") by and among Interstate Power Company, a corporation organized under the laws of the State of Delaware ("OPTION GRANTOR" or the "COMPANY") and WPL Holdings, Inc., a corporation organized under the laws of the State of Wisconsin ("OPTION HOLDER").

                         W I T N E S S E T H  T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, OPTION GRANTOR, OPTION HOLDER, IES Industries Inc., a corporation organized under the laws of the State of Iowa ("IES"), WPLH Acquisition Co., a wholly-owned subsidiary of OPTION HOLDER organized under the laws of the State of Wisconsin ("ACQUISITION"), and Interstate Power Company, a wholly-owned subsidiary of OPTION GRANTOR organized under the laws of the State of Wisconsin, are entering into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of IES with and into OPTION HOLDER in accordance with the laws of the States of Wisconsin and Iowa (the "IES MERGER"), and the merger of Acquisition with and into OPTION GRANTOR (or a successor thereto) in accordance with the laws of the States of Delaware and/or Wisconsin (the "INTERSTATE MERGER", and together with the IES Merger, the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, OPTION GRANTOR, OPTION HOLDER and IES are entering into certain stock option agreements dated as of the date hereof, of which this Agreement is one, whereby the parties hereto grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (the "STOCK OPTION AGREEMENTS"); and

    WHEREAS, as a condition to OPTION HOLDER's willingness to enter into the Merger Agreement, OPTION HOLDER has requested that OPTION GRANTOR agree, and OPTION GRANTOR has so agreed, to grant to OPTION HOLDER an option with respect to certain shares of OPTION GRANTOR's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce OPTION HOLDER to enter into the Merger Agreement and certain of the Stock Option Agreements, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the Stock Option Agreements to which OPTION GRANTOR and OPTION HOLDER are parties, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  GRANT OF OPTION.

        (a) Subject to the receipt of all regulatory approvals and orders required by OPTION GRANTOR as set forth in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement and by OPTION HOLDER as set
    forth in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement, OPTION GRANTOR hereby grants OPTION HOLDER an irrevocable option (the "OPTION GRANTOR OPTION") to purchase up to that number of shares, subject to adjustment as provided in Section 12 (the "OPTION GRANTOR SHARES"), of common stock, par value $3.50 per share, of OPTION GRANTOR (the "OPTION GRANTOR COMMON STOCK") equal to a percentage (the "OPTION SHARES PERCENTAGE"), which Option Shares Percentage is equal to the OPTION HOLDER's Participation Percentage as defined below in subsection (e), of 1,903,293 shares of OPTION GRANTOR Common Stock (being 19.9% of the number of shares of OPTION GRANTOR Common Stock issued and outstanding as of November 10, 1995 (the

    "INITIAL NUMBER") in the manner set forth below, at a price (the "EXERCISE PRICE") per OPTION GRANTOR Share of $28.9375 (which is equal to the Fair Market Value (as defined below) of an OPTION GRANTOR Share as of the date hereof).

        (b) The Exercise Price shall be payable, at OPTION HOLDER's option, as follows:

           (i) in cash, or

           (ii) subject to the receipt of all approvals of any Governmental Authority required for OPTION GRANTOR to acquire, and OPTION HOLDER to issue, the OPTION HOLDER Shares (as defined below) from OPTION HOLDER, in shares of common stock, $.01 par value, of OPTION HOLDER ("OPTION HOLDER SHARES"), in either case in accordance with Section 4 hereof.

        (c) Notwithstanding the foregoing, in no event shall the number of OPTION GRANTOR Shares for which the OPTION GRANTOR Option is exercisable exceed the product of the Option Shares Percentage and the Initial Number, subject to adjustment as provided in Section 12.

        (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

        (e) For purposes of this Agreement the term "PARTICIPATION PERCENTAGE" shall have the same meaning as in Section 10.3(f)(i) of the Merger
    Agreement, except that the numerator and denominator shall be calculated based on the number of shares of WPL Common Stock which would be issuable (or, in the case of WPL, retained by its shareholders) on a fully diluted basis had the Effective Time occurred as of the date on which the Exercise Notice is delivered under Section 2 hereof or the date on which demand for the Trigger Payment (as defined herein) is given under Section 5 hereof, as the case may be. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2.  EXERCISE OF OPTION.

        (a) The OPTION GRANTOR Option may be exercised by OPTION HOLDER, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by OPTION HOLDER under circumstances which could entitle OPTION HOLDER to a termination fee under Section 10.3(a) of the Merger Agreement (provided that the events specified in Section
    10.3(a)(ii)(A) of the Merger Agreement shall have occurred, although the events specified in Section 10.3(a)(ii)(B) thereof need not have occurred), or Section 10.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a Subsidiary), any such event by which the Merger Agreement becomes so terminable by OPTION HOLDER being referred to herein as a "TRIGGER EVENT").

         (b)(i) OPTION GRANTOR shall notify OPTION HOLDER promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by OPTION GRANTOR shall not be a condition to the right of OPTION HOLDER to exercise the OPTION GRANTOR Option.

           (ii) In the event OPTION HOLDER wishes to exercise the OPTION GRANTOR Option, OPTION HOLDER shall deliver to OPTION GRANTOR written notice (an "EXERCISE NOTICE") specifying the total number of OPTION GRANTOR Shares it wishes to purchase.

          (iii) Upon the giving by OPTION HOLDER to OPTION GRANTOR of the Exercise Notice and the tender of the applicable aggregate Exercise Price, OPTION HOLDER, to the extent permitted by law and OPTION GRANTOR's organizational documents, and provided that the conditions to OPTION GRANTOR's obligation to issue the OPTION GRANTOR

       Shares to OPTION HOLDER hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the OPTION GRANTOR Shares issuable upon such exercise, notwithstanding that the stock transfer books of OPTION GRANTOR shall then be closed or that certificates representing such OPTION GRANTOR Shares shall not then be actually delivered to OPTION HOLDER.

          (iv) Each closing of a purchase of OPTION GRANTOR Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by OPTION HOLDER in an Exercise Notice delivered at least two business days prior to the date of the Closing.

        (c) The OPTION GRANTOR Option shall terminate upon the earliest to occur of:

           (i) the Effective Time of the Merger;

           (ii) the termination of the Merger Agreement pursuant to Section 10.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

          (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the OPTION GRANTOR Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998); and

          (iv)  payment by  OPTION GRANTOR of  the Trigger Payment  set forth in
       Section 5 of this Agreement to OPTION HOLDER.

        (d) Notwithstanding the foregoing, the OPTION GRANTOR Option may not be exercised if (i) OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or
    (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

    3.   CONDITIONS TO CLOSING.   The obligation of  OPTION GRANTOR to issue the
OPTION GRANTOR Shares to OPTION HOLDER hereunder is subject to the conditions that

        (a) all waiting periods, if any, under the HSR Act applicable to the issuance and acquisition of the OPTION GRANTOR Shares hereunder shall have expired or have been terminated;

        (b) the OPTION GRANTOR Shares, and any OPTION HOLDER Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE subject only to official notice of issuance;

        (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance by OPTION GRANTOR and the acquisition by OPTION HOLDER of the OPTION GRANTOR Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Sections 9 and 10 of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), the approval of the Iowa Utilities Board, the Public Service Commission of Minnesota and the Illinois Commerce Commission of the issuance of the OPTION GRANTOR Shares by OPTION GRANTOR and, if applicable, the acquisition of OPTION GRANTOR Shares by OPTION HOLDER, and the approval of the Public Service Commission of Wisconsin of the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER and, if applicable, the acquisition by OPTION GRANTOR of the OPTION HOLDER Shares constituting the Exercise Price hereunder; and

        (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by OPTION GRANTOR, in the case of OPTION HOLDER Shares, and by OPTION HOLDER, in the case of OPTION GRANTOR Shares, in the sole discretion of the waiving party.

    4.  CLOSING.  At any Closing,

        (a) OPTION GRANTOR shall deliver to OPTION HOLDER or its designee a single certificate in definitive form representing the number of OPTION GRANTOR Shares designated by OPTION HOLDER in its Exercise Notice, such certificate to be registered in the name of OPTION HOLDER and to bear the legend set forth in Section 13; and

        (b) OPTION HOLDER shall deliver to OPTION GRANTOR the aggregate price for the OPTION GRANTOR Shares so designated and being purchased by

           (i) wire transfer of immediately available funds or certified check or bank check, or

           (ii) subject to the condition in Section 1(b)(ii), delivery of a certificate or certificates representing the number of OPTION HOLDER Shares being issued by OPTION HOLDER in consideration thereof, determined in accordance with Section 4(c).

        (c) In the event that OPTION HOLDER issues OPTION HOLDER Shares to OPTION GRANTOR in consideration of OPTION GRANTOR Shares pursuant to Section 4(b)(ii), the number of OPTION HOLDER Shares to be so issued shall be equal to the quotient obtained by dividing:

           (i) the product of (x) the number of OPTION GRANTOR Shares with respect to which the OPTION GRANTOR Option is being exercised and (y) the Exercise Price, by

           (ii) the Fair Market Value of the OPTION HOLDER Shares as of the date immediately preceding the date the Exercise Notice is delivered to OPTION GRANTOR.

        (d) OPTION GRANTOR shall pay all expenses, and any and all Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
    Section 4.

    5.  TRIGGER PAYMENT.

        (a) TRIGGER PAYMENT. Subject to the provisions of Section 10.3(e) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by OPTION GRANTOR, or the acquisition by OPTION HOLDER, of the OPTION GRANTOR Option pursuant to
    Section 1 hereof shall not have been obtained, OPTION HOLDER shall have the right to receive, and OPTION GRANTOR shall pay to OPTION HOLDER, an amount (the "TRIGGER PAYMENT") equal to the product of

           (i) the maximum number of OPTION GRANTOR Shares that would have been subject to purchase by OPTION HOLDER upon exercise of the OPTION GRANTOR Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

           (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by OPTION HOLDER, and (B) the Exercise Price (but only if such Market/Offer Price is higher than such Exercise Price).

    Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to OPTION HOLDER by OPTION

    GRANTOR on the Payment Date (as defined herein), by wire transfer of immediately available funds to an account to be designated in writing by OPTION HOLDER not less than two business days before the Payment Date.

        (b) PAYMENT DATE. For purposes of this Section 5, "PAYMENT DATE" means the date on which termination fees are required to be paid by OPTION GRANTOR to OPTION HOLDER under Section 10.3(a) or 10.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5.

        (c) CERTAIN CONDITIONS. OPTION GRANTOR shall have no obligation to pay the Trigger Payment if OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

    6.    REPRESENTATIONS  AND WARRANTIES  OF  OPTION GRANTOR.    OPTION GRANTOR
represents and warrants to OPTION HOLDER that

        (a) except as set forth in Section 6.4(a) of the Interstate Disclosure Schedule to the Merger Agreement, OPTION GRANTOR has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a) to applicable law and the provisions of OPTION GRANTOR's Articles of Incorporation, as amended (the "OPTION GRANTOR ARTICLES");

        (b) this Agreement has been duly and validly executed and delivered by OPTION GRANTOR, and, assuming the due authorization, execution and delivery hereof by OPTION HOLDER and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION GRANTOR, enforceable against OPTION GRANTOR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

        (c) OPTION GRANTOR has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OPTION GRANTOR Option, and at all times from the date hereof through the expiration of the OPTION GRANTOR Option will have reserved, the Initial Number of authorized and unissued OPTION GRANTOR Shares, such amount being subject to adjustment as provided in Section 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon delivery of the OPTION GRANTOR Shares to OPTION HOLDER upon the exercise of the OPTION GRANTOR Option, OPTION HOLDER will acquire the OPTION GRANTOR Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 6.4(b) of the Interstate Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION GRANTOR does not, and, subject to compliance with applicable law and the OPTION GRANTOR Articles with respect to the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a), the consummation by OPTION GRANTOR of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "VIOLATION") of OPTION GRANTOR or any of its Subsidiaries, pursuant to

           (i) any provision of the OPTION GRANTOR Articles or the Bylaws of OPTION GRANTOR,

           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT") of OPTION GRANTOR or its subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION GRANTOR or its properties or assets, which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have an OPTION GRANTOR Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of OPTION GRANTOR Shares pursuant to Section 8(a));

        (f) except as described in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION GRANTOR does not, and the performance of this Agreement by OPTION GRANTOR will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority;

        (g) none of OPTION GRANTOR, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of OPTION GRANTOR to any person under circumstances that would cause the issuance and sale of OPTION GRANTOR Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of OPTION HOLDER contained in Section 7(g) are true and correct, the issuance, sale and delivery of the OPTION GRANTOR Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and OPTION GRANTOR shall not take any action which would cause the issuance, sale, and delivery of OPTION GRANTOR Shares hereunder not to be exempt from such requirements); and

        (h) any OPTION HOLDER Shares acquired pursuant to this Agreement will be acquired for OPTION GRANTOR's own account, for investment purposes only, and will not be acquired by OPTION GRANTOR with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.    REPRESENTATIONS  AND  WARRANTIES  OF  OPTION  HOLDER.    OPTION HOLDER
represents and warrants to OPTION GRANTOR that

        (a) except as set forth in Schedule 4.4(a) of the WPL Disclosure Schedule to the Merger Agreement, OPTION HOLDER has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) this Agreement has been duly and validly executed and delivered by OPTION HOLDER and, assuming the due authorization, execution and delivery hereof by OPTION GRANTOR and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION HOLDER, enforceable against OPTION HOLDER in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

        (c) prior to any delivery of OPTION HOLDER Shares in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION HOLDER will have taken all necessary corporate action to authorize for issuance and to permit it to issue such OPTION HOLDER Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL);

        (d) upon any delivery of such OPTION HOLDER Shares to OPTION GRANTOR in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION GRANTOR will acquire the OPTION HOLDER Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 4.4(b) of the WPL Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by OPTION HOLDER or any of its Subsidiaries, pursuant to

           (i) any provision of the Articles of Incorporation or Bylaws of OPTION HOLDER,

           (ii)   any  Material  Contract  of  OPTION   HOLDER  or  any  of  its
       subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION HOLDER or its properties or assets,

    which Violation, in the case of each of clauses (ii) or (iii), would have an OPTION HOLDER Material Adverse Effect;

        (f) except as described in Section 4.4(c) of the WPL Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority; and

        (g) any OPTION GRANTOR Shares acquired upon exercise of the OPTION GRANTOR Option will be acquired for OPTION HOLDER's own account, for investment purposes only and will not be, and the OPTION GRANTOR Option is not being, acquired by OPTION HOLDER with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    8.  CERTAIN REPURCHASES.

        (a) OPTION HOLDER "PUT". At the request of OPTION HOLDER by written notice (x) at any time during which the OPTION GRANTOR Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option, at the price set forth in subparagraph (ii) below:

         (i)(A) The difference between the "MARKET/OFFER PRICE" (as defined below) for shares of OPTION GRANTOR Common Stock as of the date OPTION HOLDER gives notice of its intent to exercise its rights under this
       Section 8 and the Exercise Price, multiplied by the number of OPTION GRANTOR Shares purchasable pursuant to the OPTION GRANTOR Option (or portion thereof with respect to which OPTION HOLDER is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Exercise Price.

           (B) For purposes of this Agreement, "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving OPTION GRANTOR as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value of OPTION GRANTOR Common Stock as of such date.

        (ii)(A) The product of (I) the sum of (a) the Exercise Price paid by OPTION HOLDER per OPTION GRANTOR Share acquired pursuant to the OPTION GRANTOR Option, and (b) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (II) the number of OPTION GRANTOR Shares so to be repurchased pursuant to this Section 8.

           (B) For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving OPTION GRANTOR as the Target Party during the Repurchase Period prior to the delivery by OPTION HOLDER of a notice of repurchase.

        (b) REDELIVERY OF OPTION HOLDER SHARES. If OPTION HOLDER shall have previously elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, then OPTION GRANTOR shall, if so requested by OPTION HOLDER, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such OPTION HOLDER Shares to OPTION HOLDER, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the OPTION GRANTOR Shares so purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option are to be repurchased by OPTION GRANTOR pursuant to
    Section 8(a)(y), then (i) OPTION GRANTOR shall be obligated to redeliver to OPTION HOLDER the same proportion of such OPTION HOLDER Shares as the number of OPTION GRANTOR Shares that OPTION GRANTOR is then obligated to repurchase bears to the number of OPTION GRANTOR Shares acquired by OPTION HOLDER upon exercise of the OPTION GRANTOR Option and (ii) OPTION HOLDER shall issue to OPTION GRANTOR new certificates representing those OPTION HOLDER Shares which are not due to be redelivered to OPTION HOLDER pursuant to this
    Section 8(b) to the extent that excess OPTION HOLDER Shares are included in the certificates redelivered to OPTION HOLDER by OPTION GRANTOR.

        (c) PAYMENT AND REDELIVERY OF OPTION GRANTOR OPTIONS OR SHARES. In the event OPTION HOLDER exercises its rights under this Section 8, OPTION GRANTOR shall, within ten business days thereafter, pay the required amount to OPTION HOLDER in immediately available funds and OPTION HOLDER shall surrender to OPTION GRANTOR the OPTION GRANTOR Option or the certificate or certificates evidencing the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant hereto, and OPTION HOLDER shall warrant that it owns the OPTION GRANTOR Option or such shares and that the OPTION GRANTOR Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) OPTION HOLDER "CALL". If OPTION HOLDER has elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, notwithstanding that OPTION HOLDER may no longer hold any such OPTION GRANTOR Shares or that OPTION HOLDER elects not to exercise its other rights under this Section 8, OPTION HOLDER may require, at any time or from time to time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR to sell to OPTION HOLDER any such OPTION HOLDER Shares at the price attributed to such OPTION HOLDER Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such OPTION HOLDER Shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such OPTION HOLDER Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT OPTION HOLDER'S OPTION. In the event the repurchase price specified in Section 8(a) would subject the purchase of the OPTION GRANTOR Option or the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option to a vote of the shareholders of OPTION GRANTOR pursuant to applicable law or the OPTION GRANTOR Articles, then OPTION HOLDER may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    9. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any OPTION HOLDER Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    10.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or
    (ii) in accordance with Section 10(b) or Section 11.

        (b)    PERMITTED  SALES.    Following  the  termination  of  the  Merger
    Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    11.  REGISTRATION RIGHTS.

        (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

        (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

           (i) they have a good faith intention to commence promptly a Permitted Offering, and

           (ii)   the  manager  in  good  faith  believes  that,  based  on  the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

        (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

        (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

        (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

           (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

               (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

               (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

               (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

        (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

        (i) In connection with any registration effected under this Section 11, the parties agree

           (i) to indemnify each other and the underwriters in the customary manner,

           (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

          (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

        (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on OPTION GRANTOR contained in this Agreement or in the Merger Agreement, in the event of any change in OPTION GRANTOR Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OPTION GRANTOR Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to OPTION HOLDER its rights hereunder, including the right to purchase from OPTION GRANTOR (or its successors) shares of OPTION GRANTOR Common Stock (or such other shares or securities into which OPTION GRANTOR Common Stock has been so changed) representing the Option Shares Percentage of the Initial Number of shares of OPTION GRANTOR Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    13. RESTRICTIVE LEGENDS. Each certificate representing OPTION GRANTOR Shares issued to OPTION HOLDER hereunder, and OPTION HOLDER Shares, if any, delivered to OPTION GRANTOR at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION HOLDER STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 10, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

        (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if OPTION HOLDER or OPTION GRANTOR, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

        (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

    14.  BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

        (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

        (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    16.  VALIDITY.

        (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

        (c) Subject to Section 5, if for any reason any such court or regulatory agency determines that OPTION HOLDER is not permitted to acquire, or OPTION GRANTOR is not permitted to repurchase pursuant to Section 8, the full number of shares of OPTION GRANTOR Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of OPTION GRANTOR to allow OPTION HOLDER to acquire or to require OPTION GRANTOR to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

    A.  If to OPTION HOLDER, to:
       WPL Holdings, Inc.
       222 West Washington Avenue
       Madison, Wisconsin 53703
       Attention: Erroll B. Davis, Jr.
       Fax: (608) 252-5059
       with a copy to:
       Foley & Lardner
       777 East Wisconsin Avenue
       Milwaukee, Wisconsin 53202-5367
       Attention: Benjamin F. Garmer, III, Esq.
       Fax: (414) 297-4900

    B.  If to OPTION GRANTOR, to:
       Interstate Power Company
       1000 Main Street
       Dubuque, Iowa 52004-0789
       Attention: Wayne H. Stoppelmoor
       Chairman
       Fax: (319) 557-2202
       with a copy to:
       Milbank, Tweed, Hadley & McCloy
       1 Chase Manhattan Plaza
       New York, New York 10005-1413
       Attention: John T. O'Connor, Esq.
       Fax: (212) 530-5219

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code.

    19.  INTERPRETATION.

        (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

        (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

        (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    20.  COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    22.   EXTENSION OF TIME PERIODS.   The time periods for exercises of certain
rights under Sections 2, 7 and 8 shall be extended (but in no event by more than six months):

        (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

        (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          INTERSTATE POWER COMPANY

                                          By: /s/ WAYNE H. STOPPELMOOR

                                          --------------------------------------
                                              Name: Wayne H. Stoppelmoor
                                              Title: Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer

                                          WPL HOLDINGS, INC.

                                          By: /s/ ERROLL B. DAVIS, JR.

                                          --------------------------------------
                                              Name: Erroll B. Davis, Jr.
                                              Title: President and Chief
                                                     Executive Officer

                                                                         ANNEX G

                   OPTION GRANTOR/OPTION HOLDER STOCK OPTION
                         AND TRIGGER PAYMENT AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of November 10, 1995 (the "AGREEMENT") by and among Interstate Power Company, a corporation organized under the laws of the State of Delaware ("OPTION GRANTOR" or the "COMPANY") and IES Industries Inc., a corporation organized under the laws of the State of Iowa ("OPTION HOLDER").

                         W I T N E S S E T H  T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, OPTION GRANTOR, OPTION HOLDER, WPL Holdings, Inc., a corporation organized under the laws of the State of Wisconsin ("WPL"), WPLH Acquisition Co., a wholly-owned subsidiary of WPL organized under the laws of the State of Wisconsin ("ACQUISITION"), and Interstate Power Company, a wholly-owned subsidiary of OPTION GRANTOR organized under the laws of the State of Wisconsin, are entering into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of OPTION HOLDER with and into WPL in accordance with the laws of the States of Wisconsin and Iowa (the "IES MERGER"), and the merger of Acquisition with and into OPTION GRANTOR (or a successor thereto) in accordance with the laws of the States of Delaware and/or Wisconsin (the "INTERSTATE MERGER, and together with the IES Merger, the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, OPTION GRANTOR, OPTION HOLDER and WPL are entering into certain stock option agreements dated as of the date hereof, of which this Agreement is one, whereby the parties hereto grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (the "STOCK OPTION AGREEMENTS"); and

    WHEREAS, as a condition to OPTION HOLDER's willingness to enter into the Merger Agreement, OPTION HOLDER has requested that OPTION GRANTOR agree, and OPTION GRANTOR has so agreed, to grant to OPTION HOLDER an option with respect to certain shares of OPTION GRANTOR's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce OPTION HOLDER to enter into the Merger Agreement and certain of the Stock Option Agreements, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the Stock Option Agreements to which OPTION GRANTOR and OPTION HOLDER are parties, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  GRANT OF OPTION.

        (a) Subject to the receipt of all regulatory approvals and orders required by OPTION GRANTOR as set forth in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement and by OPTION HOLDER as set
    forth in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement, OPTION GRANTOR hereby grants OPTION HOLDER an irrevocable option (the "OPTION GRANTOR OPTION") to purchase up to that number of shares, subject to adjustment as provided in Section 12 (the "OPTION GRANTOR SHARES"), of common stock, par value $3.50 per share, of OPTION GRANTOR (the "OPTION GRANTOR COMMON STOCK") equal to a percentage (the "OPTION SHARES PERCENTAGE"), which Option Shares Percentage is equal to the OPTION HOLDER's Participation Percentage as defined below in subsection (e), of 1,903,293 shares of OPTION GRANTOR Common Stock (being 19.9% of the number of shares of OPTION GRANTOR Common Stock issued and outstanding as of November 10, 1995 (the

    "INITIAL NUMBER") in the manner set forth below, at a price (the "EXERCISE PRICE") per OPTION GRANTOR Share of $28.9375 (which is equal to the Fair Market Value (as defined below) of an OPTION GRANTOR Share as of the date hereof).

        (b) The Exercise Price shall be payable, at OPTION HOLDER's option, as follows:

           (i) in cash, or

           (ii) subject to the receipt of all approvals of any Governmental Authority required for OPTION GRANTOR to acquire, and OPTION HOLDER to issue, the OPTION HOLDER Shares (as defined below) from OPTION HOLDER, in shares of common stock, no par value, of OPTION HOLDER ("OPTION HOLDER SHARES"), in either case in accordance with Section 4 hereof.

        (c) Notwithstanding the foregoing, in no event shall the number of OPTION GRANTOR Shares for which the OPTION GRANTOR Option is exercisable exceed the product of the Option Shares Percentage and the Initial Number, subject to adjustment as provided in Section 12.

        (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

        (e) For purposes of this Agreement the term "PARTICIPATION PERCENTAGE" shall have the same meaning as in Section 10.3(f)(i) of the Merger
    Agreement, except that the numerator and denominator shall be calculated based on the number of shares of WPL Common Stock which would be issuable (or, in the case of WPL, retained by its shareholders) on a fully diluted basis had the Effective Time occurred as of the date on which the Exercise Notice is delivered under Section 2 hereof or the date on which demand for the Trigger Payment (as defined herein) is given under Section 5 hereof, as the case may be. Other capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2.  EXERCISE OF OPTION.

        (a) The OPTION GRANTOR Option may be exercised by OPTION HOLDER, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by OPTION HOLDER under circumstances which could entitle OPTION HOLDER to a termination fee under Section 10.3(a) of the Merger Agreement (provided that the events specified in Section
    10.3(a)(ii)(A) of the Merger Agreement shall have occurred, although the events specified in Section 10.3(a)(ii)(B) thereof need not have occurred), or Section 10.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a Subsidiary), any such event by which the Merger Agreement becomes so terminable by OPTION HOLDER being referred to herein as a "TRIGGER EVENT").

         (b)(i) OPTION GRANTOR shall notify OPTION HOLDER promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by OPTION GRANTOR shall not be a condition to the right of OPTION HOLDER to exercise the OPTION GRANTOR Option.

           (ii) In the event OPTION HOLDER wishes to exercise the OPTION GRANTOR Option, OPTION HOLDER shall deliver to OPTION GRANTOR written notice (an "EXERCISE NOTICE") specifying the total number of OPTION GRANTOR Shares it wishes to purchase.

          (iii) Upon the giving by OPTION HOLDER to OPTION GRANTOR of the Exercise Notice and the tender of the applicable aggregate Exercise Price, OPTION HOLDER, to the extent permitted by law and OPTION GRANTOR's organizational documents, and provided that the conditions to OPTION GRANTOR's obligation to issue the OPTION GRANTOR

       Shares to OPTION HOLDER hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the OPTION GRANTOR Shares issuable upon such exercise, notwithstanding that the stock transfer books of OPTION GRANTOR shall then be closed or that certificates representing such OPTION GRANTOR Shares shall not then be actually delivered to OPTION HOLDER.

          (iv) Each closing of a purchase of OPTION GRANTOR Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by OPTION HOLDER in an Exercise Notice delivered at least two business days prior to the date of the Closing.

        (c) The OPTION GRANTOR Option shall terminate upon the earliest to occur of:

           (i) the Effective Time of the Merger;

           (ii) the termination of the Merger Agreement pursuant to Section 10.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

          (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the OPTION GRANTOR Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than May 10, 1998); and

          (iv)  payment by  OPTION GRANTOR of  the Trigger Payment  set forth in
       Section 5 of this Agreement to OPTION HOLDER.

        (d) Notwithstanding the foregoing, the OPTION GRANTOR Option may not be exercised if (i) OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or
    (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

    3.   CONDITIONS TO CLOSING.   The obligation of  OPTION GRANTOR to issue the
OPTION GRANTOR Shares to OPTION HOLDER hereunder is subject to the conditions that

        (a) all waiting periods, if any, under the HSR Act applicable to the issuance and acquisition of the OPTION GRANTOR Shares hereunder shall have expired or have been terminated;

        (b) the OPTION GRANTOR Shares, and any OPTION HOLDER Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE subject only to official notice of issuance;

        (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance by OPTION GRANTOR and the acquisition by OPTION HOLDER of the OPTION GRANTOR Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Sections 9 and 10 of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), the approval of the Iowa Utilities Board, the Public Service Commission of Minnesota and the Illinois Commerce Commission of the issuance of the OPTION GRANTOR Shares by OPTION GRANTOR and, if applicable, the acquisition of OPTION GRANTOR Shares by OPTION HOLDER, and the approval of the Iowa Utilities Board of the acquisition of the OPTION GRANTOR Shares by OPTION HOLDER and, if applicable, the acquisition by OPTION GRANTOR of the OPTION HOLDER Shares constituting the Exercise Price hereunder; and

        (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by OPTION GRANTOR, in the case of OPTION HOLDER Shares, and by OPTION HOLDER, in the case of OPTION GRANTOR Shares, in the sole discretion of the waiving party.

    4.  CLOSING.  At any Closing,

        (a) OPTION GRANTOR shall deliver to OPTION HOLDER or its designee a single certificate in definitive form representing the number of OPTION GRANTOR Shares designated by OPTION HOLDER in its Exercise Notice, such certificate to be registered in the name of OPTION HOLDER and to bear the legend set forth in Section 13; and

        (b) OPTION HOLDER shall deliver to OPTION GRANTOR the aggregate price for the OPTION GRANTOR Shares so designated and being purchased by

           (i) wire transfer of immediately available funds or certified check or bank check, or

           (ii) subject to the condition in Section 1(b)(ii), delivery of a certificate or certificates representing the number of OPTION HOLDER Shares being issued by OPTION HOLDER in consideration thereof, determined in accordance with Section 4(c).

        (c) In the event that OPTION HOLDER issues OPTION HOLDER Shares to OPTION GRANTOR in consideration of OPTION GRANTOR Shares pursuant to Section 4(b)(ii), the number of OPTION HOLDER Shares to be so issued shall be equal to the quotient obtained by dividing:

           (i) the product of (x) the number of OPTION GRANTOR Shares with respect to which the OPTION GRANTOR Option is being exercised and (y) the Exercise Price, by

           (ii) the Fair Market Value of the OPTION HOLDER Shares as of the date immediately preceding the date the Exercise Notice is delivered to OPTION GRANTOR.

        (d) OPTION GRANTOR shall pay all expenses, and any and all Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
    Section 4.

    5.  TRIGGER PAYMENT.

        (a) TRIGGER PAYMENT. Subject to the provisions of Section 10.3(e) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by OPTION GRANTOR, or the acquisition by OPTION HOLDER, of the OPTION GRANTOR Option pursuant to
    Section 1 hereof shall not have been obtained, OPTION HOLDER shall have the right to receive, and OPTION GRANTOR shall pay to OPTION HOLDER, an amount (the "TRIGGER PAYMENT") equal to the product of

           (i) the maximum number of OPTION GRANTOR Shares that would have been subject to purchase by OPTION HOLDER upon exercise of the OPTION GRANTOR Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

           (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by OPTION HOLDER, and (B) the Exercise Price (but only if such Market/Offer Price is higher than such Exercise Price).

    Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to OPTION HOLDER by OPTION

    GRANTOR on the Payment Date (as defined herein), by wire transfer of immediately available funds to an account to be designated in writing by OPTION HOLDER not less than two business days before the Payment Date.

        (b) PAYMENT DATE. For purposes of this Section 5, "PAYMENT DATE" means the date on which termination fees are required to be paid by OPTION GRANTOR to OPTION HOLDER under Section 10.3(a) or 10.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5.

        (c) CERTAIN CONDITIONS. OPTION GRANTOR shall have no obligation to pay the Trigger Payment if OPTION HOLDER is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

    6.   REPRESENTATIONS  AND WARRANTIES  OF  OPTION GRANTOR.    OPTION  GRANTOR
represents and warrants to OPTION HOLDER that

        (a) except as set forth in Section 6.4(a) of the Interstate Disclosure Schedule to the Merger Agreement, OPTION GRANTOR has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a) to applicable law and the provisions of OPTION GRANTOR's Articles of Incorporation, as amended (the "OPTION GRANTOR ARTICLES");

        (b) this Agreement has been duly and validly executed and delivered by OPTION GRANTOR, and, assuming the due authorization, execution and delivery hereof by OPTION HOLDER and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION GRANTOR, enforceable against OPTION GRANTOR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

        (c) OPTION GRANTOR has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OPTION GRANTOR Option, and at all times from the date hereof through the expiration of the OPTION GRANTOR Option will have reserved, the Initial Number of authorized and unissued OPTION GRANTOR Shares, such amount being subject to adjustment as provided in Section 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon delivery of the OPTION GRANTOR Shares to OPTION HOLDER upon the exercise of the OPTION GRANTOR Option, OPTION HOLDER will acquire the OPTION GRANTOR Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 6.4(b) of the Interstate Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION GRANTOR does not, and, subject to compliance with applicable law and the OPTION GRANTOR Articles with respect to the repurchase of the OPTION GRANTOR Shares pursuant to Section 8(a), the consummation by OPTION GRANTOR of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "VIOLATION") of OPTION GRANTOR or any of its Subsidiaries, pursuant to

           (i) any provision of the OPTION GRANTOR Articles or the Bylaws of OPTION GRANTOR,

           (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT") of OPTION GRANTOR or its subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION GRANTOR or its properties or assets,

    which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have an OPTION GRANTOR Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of OPTION GRANTOR Shares pursuant to Section 8(a));

        (f) except as described in Section 6.4(c) of the Interstate Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION GRANTOR does not, and the performance of this Agreement by OPTION GRANTOR will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority;

        (g) none of OPTION GRANTOR, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of OPTION GRANTOR to any person under circumstances that would cause the issuance and sale of OPTION GRANTOR Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of OPTION HOLDER contained in Section 7(g) are true and correct, the issuance, sale and delivery of the OPTION GRANTOR Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and OPTION GRANTOR shall not take any action which would cause the issuance, sale, and delivery of OPTION GRANTOR Shares hereunder not to be exempt from such requirements); and

        (h) any OPTION HOLDER Shares acquired pursuant to this Agreement will be acquired for OPTION GRANTOR's own account, for investment purposes only, and will not be acquired by OPTION GRANTOR with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    7.    REPRESENTATIONS  AND  WARRANTIES  OF  OPTION  HOLDER.    OPTION HOLDER
represents and warrants to OPTION GRANTOR that

        (a) except as set forth in Schedule 5.4(a) of the IES Disclosure Schedule to the Merger Agreement, OPTION HOLDER has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) this Agreement has been duly and validly executed and delivered by OPTION HOLDER and, assuming the due authorization, execution and delivery hereof by OPTION GRANTOR and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of OPTION HOLDER, enforceable against OPTION HOLDER in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

        (c) prior to any delivery of OPTION HOLDER Shares in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION HOLDER will have taken all necessary corporate action to authorize for issuance and to permit it to issue such OPTION HOLDER Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

        (d) upon any delivery of such OPTION HOLDER Shares to OPTION GRANTOR in consideration of the purchase of OPTION GRANTOR Shares pursuant hereto, OPTION GRANTOR will acquire the OPTION HOLDER Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 5.4(b) of the IES Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by OPTION HOLDER or any of its Subsidiaries, pursuant to

           (i) any provision of the Articles of Incorporation or Bylaws of OPTION HOLDER,

           (ii)  any  Material  Contract  of   OPTION  HOLDER  or  any  of   its
       subsidiaries or to which any of them is a party, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OPTION HOLDER or its properties or assets,

    which Violation, in the case of each of clauses (ii) or (iii), would have an OPTION HOLDER Material Adverse Effect;

        (f) except as described in Section 5.4(c) of the IES Disclosure Schedule to the Merger Agreement or Section 1 or 3 hereof, the execution and delivery of this Agreement by OPTION HOLDER does not, and the consummation by OPTION HOLDER of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Authority; and

        (g) any OPTION GRANTOR Shares acquired upon exercise of the OPTION GRANTOR Option will be acquired for OPTION HOLDER's own account, for investment purposes only and will not be, and the OPTION GRANTOR Option is not being, acquired by OPTION HOLDER with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    8.  CERTAIN REPURCHASES.

        (a) OPTION HOLDER "PUT". At the request of OPTION HOLDER by written notice (x) at any time during which the OPTION GRANTOR Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR (or any successor entity thereof) shall, if permitted by applicable law, the

    OPTION GRANTOR Articles and Bylaws and OPTION GRANTOR's Material Contracts, repurchase from OPTION HOLDER all or any portion of the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option, at the price set forth in subparagraph (ii) below:

         (i)(A) The difference between the "Market/Offer Price" (as defined below) for shares of OPTION GRANTOR Common Stock as of the date OPTION HOLDER gives notice of its intent to exercise its rights under this
       Section 8 and the Exercise Price, multiplied by the number of OPTION GRANTOR Shares purchasable pursuant to the OPTION GRANTOR Option (or portion thereof with respect to which OPTION HOLDER is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Exercise Price.

           (B) For purposes of this Agreement, "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving OPTION GRANTOR as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value of OPTION GRANTOR Common Stock as of such date.

        (ii)(A) The product of (I) the sum of (a) the Exercise Price paid by OPTION HOLDER per OPTION GRANTOR Share acquired pursuant to the OPTION GRANTOR Option, and (b) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (II) the number of OPTION GRANTOR Shares so to be repurchased pursuant to this Section 8.

           (B) For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving OPTION GRANTOR as the Target Party during the Repurchase Period prior to the delivery by OPTION HOLDER of a notice of repurchase.

        (b) REDELIVERY OF OPTION HOLDER SHARES. If OPTION HOLDER shall have previously elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, then OPTION GRANTOR shall, if so requested by OPTION HOLDER, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such OPTION HOLDER Shares to OPTION HOLDER, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the OPTION GRANTOR Shares so purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option are to be repurchased by OPTION GRANTOR pursuant to
    Section 8(a)(y), then (i) OPTION GRANTOR shall be obligated to redeliver to OPTION HOLDER the same proportion of such OPTION HOLDER Shares as the number of OPTION GRANTOR Shares that OPTION GRANTOR is then obligated to repurchase bears to the number of OPTION GRANTOR Shares acquired by OPTION HOLDER upon exercise of the OPTION GRANTOR Option and (ii) OPTION HOLDER shall issue to OPTION GRANTOR new certificates representing those OPTION HOLDER Shares which are not due to be redelivered to OPTION HOLDER pursuant to this
    Section 8(b) to the extent that excess OPTION HOLDER Shares are included in the certificates redelivered to OPTION HOLDER by OPTION GRANTOR.

        (c) PAYMENT AND REDELIVERY OF OPTION GRANTOR OPTIONS OR SHARES. In the event OPTION HOLDER exercises its rights under this Section 8, OPTION GRANTOR shall, within ten business days thereafter, pay the required amount to OPTION HOLDER in immediately available funds and OPTION HOLDER shall surrender to OPTION GRANTOR the OPTION GRANTOR Option or the certificate or certificates evidencing the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant hereto, and OPTION HOLDER shall warrant that it owns the OPTION GRANTOR Option or such shares and that the OPTION GRANTOR Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

        (d) OPTION HOLDER "CALL". If OPTION HOLDER has elected to purchase OPTION GRANTOR Shares pursuant to the exercise of the OPTION GRANTOR Option by the issuance and delivery of OPTION HOLDER Shares, notwithstanding that OPTION HOLDER may no longer hold any such OPTION GRANTOR Shares or that OPTION HOLDER elects not to exercise its other rights under this Section 8, OPTION HOLDER may require, at any time or from time to time prior to May 10, 1997 (provided that such date shall be extended to May 10, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 10.1(b) of the Merger Agreement has been extended to May 10, 1998), OPTION GRANTOR to sell to OPTION HOLDER any such OPTION HOLDER Shares at the price attributed to such OPTION HOLDER Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such OPTION HOLDER Shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such OPTION HOLDER Shares paid during such period or declared and payable to stockholders of record on a date during such period.

        (e) REPURCHASE PRICE REDUCED AT OPTION HOLDER'S OPTION. In the event the repurchase price specified in Section 8(a) would subject the purchase of the OPTION GRANTOR Option or the OPTION GRANTOR Shares purchased by OPTION HOLDER pursuant to the OPTION GRANTOR Option to a vote of the shareholders of OPTION GRANTOR pursuant to applicable law or the OPTION GRANTOR Articles, then OPTION HOLDER may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    9. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any OPTION HOLDER Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    10.  RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or
    (ii) in accordance with Section 10(b) or Section 11.

        (b)    PERMITTED  SALES.    Following  the  termination  of  the  Merger
    Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    11.  REGISTRATION RIGHTS.

        (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

        (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

           (i) they have a good faith intention to commence promptly a Permitted Offering, and

           (ii)   the  manager  in  good  faith  believes  that,  based  on  the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

        (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

        (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

        (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

           (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

               (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

               (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

               (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

        (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

        (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

        (i) In connection with any registration effected under this Section 11, the parties agree

           (i) to indemnify each other and the underwriters in the customary manner,

           (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

          (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

        (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on OPTION GRANTOR contained in this Agreement or in the Merger Agreement, in the event of any change in OPTION GRANTOR Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OPTION GRANTOR Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to OPTION HOLDER its rights hereunder, including the right to purchase from OPTION GRANTOR (or its successors) shares of OPTION GRANTOR Common Stock (or such other shares or securities into which OPTION GRANTOR Common Stock has been so changed) representing the Option Shares Percentage of the Initial Number of shares of OPTION GRANTOR Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    13. RESTRICTIVE LEGENDS. Each certificate representing OPTION GRANTOR Shares issued to OPTION HOLDER hereunder, and OPTION HOLDER Shares, if any, delivered to OPTION GRANTOR at a Closing, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION HOLDER STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 10, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

        (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if OPTION HOLDER or OPTION GRANTOR, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

        (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

    14.  BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

        (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

        (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    16.  VALIDITY.

        (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

        (c) Subject to Section 5, if for any reason any such court or regulatory agency determines that OPTION HOLDER is not permitted to acquire, or OPTION GRANTOR is not permitted to repurchase pursuant to Section 8, the full number of shares of OPTION GRANTOR Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of OPTION GRANTOR to allow OPTION HOLDER to acquire or to require OPTION GRANTOR to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    17. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

    A.  If to OPTION HOLDER, to:
       IES Industries Inc.
       IES Tower
       200 First Street S.E.
       Cedar Rapids, Iowa 52401
       Attention: Lee Liu
       Fax: (319) 398-4204
       with a copy to:
       Winthrop, Stimson, Putnam & Roberts
       One Battery Park Plaza
       New York, New York 10004-1490
       Attention: Stephen R. Rusmisel, Esq.
       Fax: (212) 858-1500

    B.  If to OPTION GRANTOR, to:
       Interstate Power Company
       1000 Main Street
       Dubuque, Iowa 52004-0789
       Attention: Wayne H. Stoppelmoor
                 Chairman
       Fax: (319) 557-2202
       with a copy to:
       Milbank, Tweed, Hadley & McCloy
       1 Chase Manhattan Plaza
       New York, New York 10005-1413
       Attention: John T. O'Connor, Esq.
       Fax: (212) 530-5219

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code.

    19.  INTERPRETATION.

        (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

        (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

        (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    20.  COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    22.   EXTENSION OF TIME PERIODS.   The time periods for exercises of certain
rights under Sections 2, 7 and 8 shall be extended (but in no event by more than six months):

        (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

        (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          INTERSTATE POWER COMPANY

                                          By: /s/ WAYNE H. STOPPELMOOR

                                          --------------------------------------
                                              Name: Wayne H. Stoppelmoor
                                              Title: Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer

                                          IES INDUSTRIES INC.

                                          By: /s/ LEE LIU

                                          --------------------------------------
                                              Name: Lee Liu
                                              Title: Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer

                                                                         ANNEX H

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between Interstate Energy Corporation, a Wisconsin corporation (the "Company"), and Lee Liu (the "Executive"), dated as of the
           day of           , 199 .

    WHEREAS, WPL Holdings, Inc., IES Industries Inc. ("IES Industries"), Interstate Power Company, a Delaware corporation, WPLH Acquisition Co. and Interstate Power Company, a Wisconsin corporation (collectively, the "Merger Parties"), have entered into an Agreement and Plan of Merger dated as of November 10, 1995, as amended (the "Merger Agreement"); and

    WHEREAS, the Merger Parties wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the Merger Parties further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement:

    NOW, THEREFORE, it is hereby agreed as follows:

    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company as an employee and officer of the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the Effective Time and ending on the date immediately preceding the second anniversary of the Effective Time (the "Employment Period"). Upon the termination of the Employment Period the Executive will have the status of a retired senior executive officer of the Company and shall be entitled to all of the rights, privileges and benefits provided to such retired officers.

    2.  POSITION AND DUTIES.

        (a) TITLE. During the Employment Period, the Executive shall serve as Chairman of the Board of Directors (the "Board") of the Company ("Chairman"). Upon termination of the Employment Period, the Executive shall continue to be eligible to serve as a director of the Company.

        (b) DUTIES. During the Employment Period, the Executive shall perform the normal and ordinary duties of Chairman and shall serve, together with the Vice Chairman of the Board and the Chief Executive Officer, as a member of the senior executive team of the Company charged with responsibility for developing and implementing programs to achieve the corporate integration and restructuring of the Merger Parties following the Effective Time. In addition, he will have involvement, as appropriate, in government regulatory initiatives, will be involved in major economic development initiatives of the Company and will serve in such other capacities and will perform such other functions consistent with his status as Chairman as may be reasonably assigned by the Board from time to time. The Executive shall devote the necessary time and effort required to perform the above described duties.

        (c) OFFICE. The Executive's services hereunder shall be performed primarily at the existing executive offices of IES Industries located in Cedar Rapids, Iowa, subject to such business travel as shall be necessary and appropriate.

    3.  COMPENSATION.

        (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than Four Hundred Thousand Dollars ($400,000), payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in such short-term incentive compensation plans and long-term incentive compensation plans as shall be decided upon in the discretion of the Compensation Committee of the Board (the "Compensation Committee") (the latter to consist of plans offering stock options, restricted stock and/or other long-term incentive compensation), providing him with the opportunity to earn, on an annualized basis, short-term and long-term incentive compensation (collectively, the "Incentive Compensation") not less than the aggregate amount of the incentive compensation  that  the  Executive  had an  opportunity  to  earn  under IES
    Industries' Management Incentive Compensation Plan (the "MICP") and Long-Term Incentive Plan (the "LTIP") in respect of the calendar year ended immediately prior to the Effective Time, and such Incentive Compensation shall be payable in accordance with standards (I.E., performance criteria, performance levels, etc.) which are no less favorable to the Executive than those applicable with respect to the amounts that were payable to the Executive under each of the MICP and the LTIP in respect of the calendar year ended immediately prior to the Effective Time.

        (c) OTHER BENEFITS. In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company and its affiliates to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for immediate participation in (and without any limitation for pre-existing conditions), and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company and its affiliates, including, without limitation, medical, prescription, dental, disability, salary continuance, accidental death and travel insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, provided, however that the Executive's aggregate benefits as a retired senior executive under the plans described in this clause (B) shall not be less than the benefits provided by IES Industries to its retired senior executive officers as of the date of this Agreement and (C) the Company shall maintain, at no cost to the Executive, life insurance on the life of the Executive payable to one or more beneficiaries designated by the Executive in an amount not less than the aggregate amount of the life insurance provided to the Executive by IES Industries immediately prior to the Effective Time.

        (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as the Company may establish from time to time which are commensurate with his position and at least comparable to those received by other senior executives at the Company.

        (e)  EXPENSE REIMBURSEMENT.   The Company shall reimburse the  Executive
    for all reasonable and documented expenses incurred by the Executive in the performance of the Executive's duties under this Agreement.

        (f) SUPPLEMENTAL RETIREMENT BENEFIT. The Executive and IES Industries have entered into that certain Amended and Restated Supplemental Retirement Agreement dated February 1, 1993, as amended (the "Supplemental Retirement Agreement"). The Company shall assume, honor and perform the obligations of IES Industries under the Supplemental Retirement Agreement (as amended as set forth below). In addition, the Company and the Executive agree that as of the Effective Time the terms of the Supplemental Retirement Agreement shall be amended as provided below. (Capitalized terms used below in this
    Section 3(f) which are not otherwise specifically defined in this Agreement shall have the meanings ascribed to such terms in the Supplemental Retirement Agreement as amended hereby). The Supplemental Retirement Agreement shall be amended as follows:

           (i) the term "Annual Salary" as defined in Section 2.1 of the Supplemental Retirement Agreement for purposes of calculating the benefit payable to the Executive and his Designated Beneficiary under the Supplemental Retirement Agreement shall be modified so that "Annual Salary" shall be the sum of (A) the Executive's Annual Base Salary and
       (B) an amount equal to the average of the annual incentive awards payable to the Executive under the MICP, or any other annual incentive arrangement of IES Industries or the Company, in respect of each of the three (3) consecutive annual performance periods ended immediately prior to the termination of the Executive's employment with the Company;

           (ii) the Executive shall be fully vested in and entitled to receive, at Normal Retirement Age, the full amount of his Normal Retirement Benefit under the Supplemental Retirement Agreement, as amended hereby, and the Executive shall be deemed to have attained Normal Retirement Age for all purposes under the Supplemental Retirement Agreement as of the date on which he ceases, for any reason, to receive the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 of this Agreement;

          (iii)  Sections  3.2,  3.3  and  4.1  of  the  Supplemental Retirement
       Agreement shall be amended to provide that in the event of the Executive's death at any time on or after the Effective Time, the Executive's Designated Beneficiary shall receive monthly Supplemental Benefit payments or Death Benefit payments, as the case may be, for a period of months that, when added to the number of months, if any, during which the Executive received monthly benefits under the Supplemental Retirement Agreement, will be equal to one hundred eighty (180) months; and

          (iv) for purposes of Section 9.1 of the Supplemental Retirement Agreement, in the event of the Executive's death, the Executive shall be treated as receiving the Supplemental Benefit portion of the Normal Retirement Benefit at the time of death regardless of whether he was actually receiving such Supplemental Benefit at such time.

    The foregoing modifications to the terms of the Supplemental Retirement Agreement shall take effect as of the Effective Time. As soon as practicable following the Effective Time (but in no event later than 60 days after the Effective Time), the Company and the Executive shall take all actions necessary to execute a formal amendment to the Supplemental Retirement Agreement incorporating the modifications set forth above. Until the time that such a formal amendment is properly executed, the provisions of this Section 3(f) shall serve and be construed, for all intents and purposes, as an amendment to the terms of the Supplemental Retirement Agreement, and the obligations of the Company thereunder shall be governed by the terms of the Supplemental Retirement Agreement as so amended.

    4.  TERMINATION OF EMPLOYMENT.

        (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of one hundred and eighty (180) consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the thirtieth
    (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b)  BY THE COMPANY.

           (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

               A. the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of Directors of the Company (the "Board") delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

               B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

       No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

           (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

          (iii) A termination of the Executive's employment without Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination Without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Board Meeting without Cause. The "Board Meeting without Cause" means a meeting of the Board at which the Executive's termination without Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Board Meeting without Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that the Executive is terminated without Cause.

        (c)  GOOD REASON.

           (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

               A. the assignment to the Executive of any duties inconsistent in any respect with paragraphs (a) and (b) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               B.  any failure  by the Company to  comply with any provision  of
           Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that it not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than that provided for in paragraph (c) of Section 2 of this Agreement.

               D. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

               E.   any failure by  the Company to comply  with paragraph (c) of
           Section 12 of this Agreement; or

               F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within six (6) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than (thirty) 30 days after the notice is given).

          (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

        (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Sections 3(c) and (f)); PROVIDED, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; PROVIDED, further that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to a plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of
    Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph
    (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

        (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's surviving spouse, or if the Executive is not survived by a spouse, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay. Any deferred compensation (together with any accrued interest or earnings thereon, if any) that has not yet been paid, will be paid in accordance with the terms and conditions applicable to such deferred compensation.

        (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates relating to subject matter other than that specifically addressed herein. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the deferred compensation and other benefit programs listed in paragraph (c) of Section 3, or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliates on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The amounts payable by the Company under this Agreement shall not be offset or reduced by any amounts otherwise receivable or received by the Executive from any source, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c) of Section 3.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than secret or confidential information, knowledge or data which becomes public knowledge as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

    9.  LIMITATION ON PAYMENTS.

        (a) Notwithstanding  any  other  provision of  this  Agreement,  if  any portion of any payment under this Agreement, or under any other agreement with or plan of the Company or its affiliates (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Executive shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code") or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within fifteen (15) days following the Date of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Executive in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (i) the amount of the Base Period Income, (ii) the amount and present value of Total Payments and (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this paragraph (a) of Section 9. As used in this Agreement, the term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for
    the    base   period"   as   defined    in   Section   280G(d)(1)   of   the

    Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. Such opinion shall be dated as of the Date of Termination and addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such opinion determines that there would be an excess parachute payment, any payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this paragraph (a) of Section 9, the Executive and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this paragraph (a) of Section 9 shall be of no further force or effect.

        (b) If, notwithstanding the provisions of paragraph (a) of Section 9, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of Total Payments is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax and any interest charges or penalties in respect of the imposition of such Excise Tax (but not any federal, state or local income tax) on the Total Payments, and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph (b) of section 9, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

    10.  EXECUTIVE'S SERVICE ON THE BOARD.

        (a)    APPOINTMENT  AND  NOMINATION.    The  Company  shall  appoint the
    Executive as a member of the Board for an initial three (3) year term commencing on the Effective Date (the "Initial Board Term").

        (b) BOARD AND COMMITTEE COMPENSATION. The Executive shall be compensated for his Board services in accordance with the general policies and practices of the Company as in effect from time to time relating to the compensation of employee and non-employee directors, as the case may be, and to the extent that such policies and practices provide for such compensation.

        (c) OFFICE AND SECRETARIAL ASSISTANCE. Provided that the Executive remains in the employ of the Company as of the conclusion of the Employment Period and continues to serve as a member of the Board throughout his initial three-year term as a director, the Company shall provide to the Executive, for a period of one (1) year following the conclusion of the Employment Period, a furnished office and a full-time secretary at the Executive's disposal at the existing executive offices of IES Industries in Cedar Rapids, Iowa for the Executive's use in connection with any continuing business of the Company and any personal business of the Executive.

    11.   ATTORNEYS' FEES.   The  Company agrees  to pay,  as incurred,  to  the
fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest

(regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

    12.  SUCCESSORS.

        (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

    13.  MISCELLANEOUS.

        (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:

        IF TO THE EXECUTIVE:
       Mr. Lee Liu
       [             ]
       IF TO THE COMPANY:
       Interstate Energy Corporation
       222 West Washington Avenue
       P.O. Box 2568
       Madison, Wisconsin 53701-2568
       Attn: General Counsel

    or to such other address as either  party furnishes to the other in  writing
    in   accordance  with  this  paragraph  (b)   of  Section  13.  Notices  and
    communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this
    Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes the Employment Agreement between IES Industries and the Executive, dated February 27, 1991 and the Executive Change of Control Severance Agreement between IES Industries and the Executive, dated December 12, 1989 (and any successor Executive Change of Control Severance Agreement between the Executive and IES Industries).

        (g) The rights and benefits of the Executive under this Agreement may not be anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

        (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    14. EFFECTIVENESS OF AGREEMENT. The effectiveness of this Agreement is subject to the consummation of the Combination (as defined in the Merger Agreement). If for any reason the Combination is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void AB INITIO.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          INTERSTATE ENERGY CORPORATION
                                          By: ______________________________

                                          Name: ____________________________

                                          Title: ___________________________

                                          __________________________________
                                                       LEE LIU

                                                                         ANNEX I

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between Interstate Energy Corporation, a Wisconsin corporation (the "Company"), and Erroll B. Davis, Jr. (the "Executive"), dated
as of the           day of          , 199 .

                          W I T N E S S E T H  T H A T

    WHEREAS, the Company is party to an Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated November 10, 1995, by and among the Company, IES Industries Inc., an Iowa corporation ("IES"), Interstate Power Company, a Delaware corporation ("Interstate Power"), WPLH Acquisition Co., a Wisconsin corporation and a wholly-owned subsidiary of the Company, and Interstate Power Company, a Wisconsin corporation and a wholly-owned subsidiary of Interstate; and

    WHEREAS, the parties to the Merger Agreement wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the parties to the Merger Agreement further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company and its subsidiaries, in the capacities and on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, it is hereby agreed as follows:

    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for an initial period (the "Initial Period") commencing at the Effective Time and ending on the date immediately preceding the fifth anniversary of the Effective Time. This Agreement thereafter will automatically renew for successive terms of one (1) year each, unless either party hereto has given sixty (60) days' advance written notice of its or his intent to allow the term of this Agreement to expire. The term during which the Executive is employed by the Company hereunder (including without limitation the Initial Period) is hereafter referred to as the "Employment Period." Upon the termination of the Employment Period the Executive will have the status of a retired senior executive officer of the Company and shall be entitled to all of the rights, privileges and benefits provided to such retired officers.

    2.  POSITION AND DUTIES.

        (a) During the first two (2) years of the Initial Period, the Executive shall serve as President and Chief Executive Officer of the Company and thereafter, until the end of the Employment Period, the Executive shall serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Company; in each case with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board of Directors of the Company (the "Board"). The Executive also shall continue to serve as a member of the Board following the Effective Time, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

        (b) In addition to the  responsibilities designated in paragraph (a)  of
    Section 2 above, during the three-year period following the Effective Time, the Executive shall be entitled to serve as the Chief Executive Officer of each entity which during such period is a subsidiary of the Company and the Company shall cause the Executive to be appointed or elected as the Chief Executive Officer of each such subsidiary. In his capacity as the Chief Executive Officer of said subsidiaries, the Executive shall have such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board of Directors of each such subsidiary. During the Employment Period, the Executive also shall serve as a member of the Board of Directors of each of the Company's subsidiaries and the Company shall cause the Executive to be appointed, elected or re-elected as such a director.

        (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and its affiliates and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company and its affiliates in accordance with this Agreement.

        (d) The Company's headquarters shall be located in Madison, Wisconsin and the Executive shall reside in the general area of Madison, Wisconsin. During the Employment Period, the Company also will provide the Executive with a furnished apartment in the Cedar Rapids, Iowa area.

    3.  COMPENSATION.

        (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Compensation and Personnel Committee (or other appropriate committee) of the Board, subject to the next sentence and paragraph (b) of Section 3. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his aggregate annual base salary from the Company and its subsidiaries as in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall continue to participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation) offered by the Company and its present or future affiliates which shall provide him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the amounts that he had the opportunity to earn immediately before the Effective Time, and such compensation shall be payable in accordance with standards (I.E., performance criteria, performance levels, etc.) which are no less favorable to the Executive than those applicable with respect to the Incentive Compensation payable to the Executive immediately before the Effective Time.

        (c)  OTHER BENEFITS.

               (i) RETIREMENT PLAN; SUPPLEMENTAL RETIREMENT PLAN. During the Employment Period, the Executive shall participate in a retirement plan and/or supplemental retirement plan (the "Defined Benefit Arrangement") such that the aggregate value of the retirement benefits that he and his spouse will receive at the end of the Employment Period under all defined benefit plans of the Company and its affiliates (whether qualified or not) will be not less than the benefits he would have received (assuming his employment through  the  end  of the  Employment  Period)  under  the
           Wisconsin Power and Light Company Retirement Plan and the Supplemental Retirement Plan in which the Executive participates, as in effect immediately prior to the Effective Time.

               (ii) EXECUTIVE TENURE COMPENSATION PLAN. During the Employment Period, the Executive shall continue to participate in the Wisconsin Power and Light Company Executive Tenure Compensation Plan.

               (iii) LIFE INSURANCE. During the Employment Period, the Company shall provide the Executive with life insurance coverage (the "Life Insurance Coverage") providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than three times his Annual Base Salary.

               (iv) ADDITIONAL BENEFITS. In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company and its affiliates to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, and (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for immediate participation in (and without any limitation for preexisting conditions), and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company and its affiliates, other than severance plans, practices, policies and programs but including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, provided, however, that the Executive's aggregate benefits as a retired senior executive under the plans described in this clause (B) shall not be less than the benefits provided by the Company and its affiliates to its retired senior executive officers as of the date of this Agreement.

        (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as the Company may establish from time to time which are commensurate with his position and at lease comparable to those received by other senior executives at the Company.

        (e)  EXPENSE REIMBURSEMENT.   The Company shall reimburse the  Executive
    for all reasonable and documented expenses incurred by the Executive in the performance of the Executive's duties under this Agreement.

    4.  TERMINATION OF EMPLOYMENT.

        (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b)  BY THE COMPANY.

           (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

               A. the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

               B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

       No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

           (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

          (iii) A termination of the Executive's employment without Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Special Board Meeting without Cause. The "Special Board Meeting without Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination with-out Cause, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting without Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that the Executive is terminated without Cause.

        (c)  GOOD REASON.

           (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

               A. the assignment to the Executive of any duties inconsistent in any respect with paragraphs (a) and (b) of Section 2 of this
           Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               B.   any failure by  the Company to comply  with any provision of
           Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than that provided for in paragraph (d) of Section 2 of this Agreement;

               D. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

               E.  any failure  by the Company to  comply with paragraph (c)  of
           Section 11 of this Agreement; or

               F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within six months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

          (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

        (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death, or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for and will be entitled to receive all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c), with such benefits being calculated for this purpose as though the Executive had retired at age 62 with earnings on an annual basis during the years between the Date of Termination and age 62 equal to the Executive's earnings for the year immediately preceding the Date of Termination); provided, that the Incentive Compensation for the period through the end of the Employment Period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; provided, further that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted; and provided, further that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to the plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and provided, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c)(iv) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph
    (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

        (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay. Any deferred compensation (together with any accrued interest or earnings thereon, if any) that has not yet been paid, will be paid in accordance with the terms and conditions applicable to such deferred compensation.

        (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for

    Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliates for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates relating to subject matter other than that specifically addressed herein. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive
Compensation program, the Defined Benefit Arrangement, the Life Insurance Coverage, the Executive Tenure Compensation Plan, the Executive's Deferred Compensation Plan(s), or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliates on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The amounts payable by the Company under this Agreement shall not be offset or reduced by any amounts otherwise receivable or received by the Executive from any source, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c)(iv) of Section 3.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

    9.  LIMITATION ON PAYMENTS.

        (a) Notwithstanding any other provision of this Agreement, if any portion of any payment under this Agreement, or under any other agreement with or plan of the Company or its affiliates (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Executive shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code") or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within fifteen (15) days following the Date of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Executive in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (i) the amount of the Base Period Income, (ii) the amount and present value of Total Payments and (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this paragraph (a) of Section 9. As used in this Agreement, the term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. Such opinion shall be dated as of the Date of Termination and addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such opinion determines that there would be an excess parachute payment, any payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this paragraph (a) of Section 9, the Executive and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this paragraph (a) of Section 9 shall be of no further force or effect.

        (b) If, notwithstanding the provisions of paragraph (a) of Section 9, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of Total Payments is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax and any interest charges or penalties in respect of the imposition of such Excise Tax (but not any federal, state or local income tax) on the Total Payments, and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph (b) of Section 9, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

    10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

    11.  SUCCESSORS.

        (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

    12.  MISCELLANEOUS.

        (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive:

           Erroll B. Davis, Jr.

           If to the Company:

           Interstate Energy Corporation
           222 West Washington Avenue
           P.O. Box 2568
           Madison, Wisconsin 53701-2568
           Attention: General Counsel

           With a copy to:

           Benjamin F. Garmer, III
           c/o Foley & Lardner
           777 East Wisconsin Avenue
           Milwaukee, WI 53202-5367

    or  to such other address as either  party furnishes to the other in writing
    in  accordance  with  this  paragraph   (b)  of  Section  12.  Notices   and
    communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provisions of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement (including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof, excluding the agreement between the Executive and the Company dated June 25, 1994, as in effect on the date hereof or as hereafter amended from time to time (the "Severance Agreement"); PROVIDED, HOWEVER, that to the extent that a payment or benefit to be provided under this Agreement is similarly to be provided under the Severance Agreement, the Company agrees to pay or provide to the Executive that payment or benefit which provides the highest value to the Executive, and the Executive agrees, in order to avoid duplication of payments or benefits, that upon the receipt of any such highest value payment or benefit under either this Agreement or the Severance Agreement, as the case may be, he shall have no right to any similar payment or benefit of lesser value under the other agreement.

        (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

        (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    13. EFFECTIVENESS OF AGREEMENT. The effectiveness of this Agreement is subject to the consummation of the Merger (as defined in the Merger Agreement). If for any reason the Combination is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void, AB INITIO.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.

                                          --------------------------------------
                                          Erroll B. Davis, Jr.

                                          INTERSTATE ENERGY CORPORATION

                                          By
                                          --------------------------------------

                                                                         ANNEX J

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between Interstate Energy Corporation, a Wisconsin corporation (the "Company"), and Wayne Stoppelmoor (the "Executive"), dated as
of the            day of           , 199 .

    WHEREAS, WPL Holdings, Inc., IES Industries Inc., Interstate Power Company, a Delaware corporation ("Interstate Power"), WPLH Acquisition Co. and Interstate Power Company, a Wisconsin corporation (collectively, the "Merger Parties"), have entered into an Agreement and Plan of Merger dated as of November 10, 1995, as amended (the "Merger Agreement"); and

    WHEREAS, the Merger Parties wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the Merger Parties further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement:

    NOW, THEREFORE, it is hereby agreed as follows:

    1.  EMPLOYMENT PERIOD/CONSULTING PERIOD.

        (a) The Company shall employ the Executive, and the Executive shall serve the Company as an employee and officer of the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the Effective Time and ending on the date immediately preceding the second anniversary of the Effective Time (the "Employment Period"). Upon the termination of the Employment Period the Executive will have the status of a retired senior executive officer of the Company and shall be entitled to all of the rights, privileges and benefits provided to such retired officers.

        (b) In addition to his status as a retiree, for the one-year period immediately following the Employment Period (the "Consulting Period") the Executive shall act as a consultant to the Company as more fully described in Section 2(d) below.

    2.  POSITION AND DUTIES.

        (a) TITLE. During the Employment Period, the Executive shall serve as Vice Chairman of the Board of Directors (the "Board") of the Company ("Vice Chairman"). Upon the termination of the Employment Period, the Executive shall continue to be eligible to serve as a director of the Company.

        (b) DUTIES. During the Employment Period, the Executive shall perform the normal and ordinary duties of Vice Chairman and shall serve, together with the Chairman of the Board (the "Chairman") and the Chief Executive Officer, as a member of the senior executive team of the Company charged with responsibility for developing and implementing programs to achieve the corporate integration and restructuring of the Merger Parties following the Effective Time. In addition, he will serve in such other capacities and will perform such other functions consistent with his status as Vice Chairman as may be reasonably assigned by the Board from time to time. The Executive shall devote the necessary time and effort required to perform the above described duties and shall report to the Board.

        (c)   OFFICE.   The  Executive's services  hereunder shall  be performed
    primarily at the executive offices of the Company located in Dubuque, Iowa, subject to such business travel as shall be necessary and appropriate.

        (d) CONSULTANCY. During the Consulting Period, (i) the Executive shall serve as a consultant to the Chief Executive Officer, performing such consulting services (but not in excess of forty

    (40) hours in any month) as the Chief Executive Officer may reasonably request from time to time for a monthly fee of $16,667 and shall be reimbursed for reasonable expenses incurred in the performance of such services and (ii) the Executive shall not be an employee of the Company.

    3.  COMPENSATION.

        (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than Three Hundred Thousand Dollars ($300,000), payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in such short-term incentive compensation plans and long-term incentive compensation plans as shall be decided upon in the discretion of the Compensation Committee of the Board (the "Compensation
    Committee") (the latter to consist of plans offering stock options, restricted stock and/or other long-term incentive compensation), providing him with the opportunity to earn, on an annualized basis, short-term and long-term incentive compensation ("Incentive Compensation") (i) which, in the aggregate, is in the same proportion to the Executive's Annual Base Salary as the aggregate "Incentive Compensation" that the Chairman has or would have an opportunity to earn under his Employment Agreement with the Company of even date herewith is to the Chairman's "Annual Base Salary" under such Employment Agreement, and (ii) is payable in accordance with standards (I.E., performance criteria, performance levels, etc.) substantially similar to those that are or would be applicable with respect to the "Incentive Compensation" payable to the Chairman under such Employment Agreement.

        (c) OTHER BENEFITS. In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company and its affiliates to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, and (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for immediate participation in (and without any limitation for any pre-existing condition), and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company and its affiliates, including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, accidental death and travel insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company; provided, however that the Executive's aggregate benefits as a retired senior executive under the plans described in clause
    (B) above shall not be less than the benefits provided by Interstate Power to its retired senior executive officers as of the date of this Agreement.

        (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as the Company may establish from time to time which are commensurate with his position and at least comparable to those received by other senior executives at the Company.

        (e) EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for all reasonable and documented expenses incurred by the Executive in the performance of the Executive's duties under this Agreement.

        (f) SUPPLEMENTAL RETIREMENT BENEFIT. During the Employment Period, the Executive shall participate in a retirement plan and/or supplemental retirement plan such that the aggregate value of the retirement benefits that will be payable to or with respect to the Executive at the end of the Employment Period under all defined benefit plans of the Company and its affiliates

    (whether qualified or not) will not be less than the benefits he would have received (assuming his employment through the end of the Employment Period) under the Interstate Power Company Retirement Income Plan and the Interstate Power Company Supplemental Retirement Plan, as in effect on the date of this Agreement.

    4.  TERMINATION OF EMPLOYMENT.

        (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of one hundred and eighty (180) consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the thirtieth
    (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b)  BY THE COMPANY.

           (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

               A. the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of Directors of the Company (the "Board") delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

               B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

       No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

           (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

          (iii) A termination of the Executive's employment without Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination Without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Board Meeting without Cause. The "Board Meeting without Cause" means a meeting of the Board at which the Executive's termination without Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Board Meeting without Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that the Executive is terminated without Cause.

        (c)  GOOD REASON.

           (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

               A. the assignment to the Executive of any duties inconsistent in any respect with paragraphs (a) and (b) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               B.  any failure  by the Company to  comply with any provision  of
           Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that it not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than that provided for in paragraph (c) of Section 2 of this Agreement;

               D. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

               E.   any failure by  the Company to comply  with paragraph (c) of
           Section 11 of this Agreement; or

               F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within six (6) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than (thirty) 30 days after the notice is given).

          (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

        (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c)); PROVIDED, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; PROVIDED, further, that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to a plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph
    (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

        (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's surviving spouse, or if the Executive is not survived by a spouse, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; (3) any compensation previously deferred by the Executive

    (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay. Any deferred compensation (together with any accrued interest or earnings thereon, if any) will be paid in accordance with the terms and conditions applicable to such deferred compensation.

        (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates relating to subject matter other than that specifically addressed herein. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the deferred compensation and other benefit programs listed in paragraph (c) of Section 3, or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliates on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The amounts payable by the Company under this Agreement shall not be offset or reduced by any amounts otherwise receivable or received by the Executive from any source, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c) of Section 3.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

    9.  LIMITATION ON PAYMENTS.

        (a) Notwithstanding any other provision of this Agreement, if any portion of any payment under this Agreement, or under any other agreement with or plan of the Company or its affiliates (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Executive shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code") or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within fifteen (15) days following the Date of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Executive in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (i) the amount of the Base Period Income, (ii) the amount and present value of Total Payments and (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this paragraph (a) of Section 9. As used in this Agreement, the term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. Such opinion shall be dated as of the Date of Termination and addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such opinion determines that there would be an excess parachute payment, any payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this paragraph (a) of Section 9, the Executive and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this paragraph (a) of Section 9 shall be of no further force or effect.

        (b) If, notwithstanding the provisions of paragraph (a) of Section 9, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of Total Payments is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax and any interest charges or penalties in respect of the imposition of such Excise Tax (but not any federal, state or local income tax) on the Total Payments, and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph (b) of Section 9, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

    10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

    11.  SUCCESSORS.

        (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

    12.  MISCELLANEOUS.

        (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:

        If to the Executive:
       Mr. Wayne Stoppelmoor
       [          ]
       If to the Company:
       Interstate Energy Corporation
       222 West Washington Avenue
       P.O. Box 2568
       Madison, Wisconsin 53701-2568
       Attn: General Counsel

    or to such other address as either  party furnishes to the other in  writing
    in   accordance  with  this  paragraph  (b)   of  Section  12.  Notices  and
    communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this
    Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between the Executive and the Company or Interstate Power concerning the subject matter hereof, including, without limitation, any change in control protection agreements between the Executive and Interstate Power.

        (g) The rights and benefits of the Executive under this Agreement may not be anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

        (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    13. EFFECTIVENESS OF AGREEMENT. The effectiveness of this Agreement is subject to the consummation of the Combination (as defined in the Merger Agreement). If for any reason the Combination is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void AB INITIO.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          INTERSTATE ENERGY CORPORATION
                                          By: ______________________________

                                          Name: ____________________________

                                          Title: ___________________________

                                          __________________________________
                                                  WAYNE STOPPELMOOR

                                                                         ANNEX K

                              EMPLOYMENT AGREEMENT

    THIS   AGREEMENT  by  and  between  Interstate  Power  Company,  a  Delaware corporation (the "Company"), and  Michael Chase (the  "Executive"), dated as  of
the           day of           , 199 .

    WHEREAS, the Company, WPL Holdings, Inc. ("WPL Holdings"), IES Industries Inc., WPLH Acquisition Co. and Interstate Power Company, a Wisconsin corporation (collectively, the "Merger Parties"), have entered into an Agreement and Plan of Merger dated as of November 10, 1995, as amended (the "Merger Agreement"); and

    WHEREAS, the Merger Parties wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the Merger Parties further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement:

    NOW, THEREFORE, it is hereby agreed as follows:

    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company as an employee and officer of the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the Effective Time and ending on the last day of the calendar month immediately following the calendar month in which the Executive attains age 62 (the "Employment Period"). Upon the termination of the Employment Period the Executive will have the status of a retired senior executive officer of the Company and shall be entitled to all of the rights, privileges and benefits provided to such retired officers.

    2.  POSITION AND DUTIES.

        (a) TITLE. During the Employment Period, the Executive shall serve as the President of the Company.

        (b) DUTIES. During the Employment Period, the Executive shall report to the Board of Directors of the Company (the "Board") and shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity and shall additionally perform such duties as may be reasonably assigned from time to time by the Board, consistent with his status as President. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the whole of his attention and time during normal business hours (and outside those hours when reasonably necessary to his duties hereunder) to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

        (c)   OFFICE.   The  Executive's services  hereunder shall  be performed
    primarily at the executive offices of the Company located in Dubuque, Iowa, subject to such business travel as shall be necessary and appropriate.

    3.  COMPENSATION.

        (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Compensation and Personnel Committee (or the appropriate committee) of the Board, subject to the next sentence and paragraph (b) of Section 3. During the Employment Period, the Executive shall receive an annual salary ("Annual Base Salary") of not less than his aggregate annual base salary from the Company and its affiliates in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in such short-term incentive compensation plans and long-term incentive compensation plans as shall be decided upon in the discretion of the Compensation Committee of the Board (or other appropriate committee) (the latter to consist of plans offering stock options, restricted stock and/or other long-term incentive compensation), offered by WPL Holdings and its present and future affiliates, to the same extent as other senior executives of WPL Holdings and its primary subsidiaries (the "Incentive Compensation").

        (c) OTHER BENEFITS. In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of WPL Holdings and its affiliates to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, and (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for immediate participation in (and without any limitation for pre-existing conditions), and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by WPL Holdings and its affiliates, including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, accidental death and travel insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company; provided, however that the Executive's aggregate benefits as a retired senior executive under the plans described in this clause (B) shall not be less than the benefits provided by the Company to its retired senior executive officers as of the date of this Agreement.

        (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as WPL Holdings may establish from time to time which are commensurate with his position and at least comparable to those received by other senior executives at WPL Holdings.

        (e)  EXPENSE REIMBURSEMENT.   The Company shall reimburse the  Executive
    for all reasonable and documented expenses incurred by the Executive in the performance of the Executive's duties under this Agreement.

        (f) SUPPLEMENTAL RETIREMENT BENEFIT. During the Employment Period, the Executive shall participate in a retirement plan and/or supplemental retirement plan such that the aggregate value of the retirement benefits that will be payable to or with respect to the Executive at the end of the Employment Period under all defined benefit plans of the Company and its affiliates (whether qualified or not) will not be less than the benefits he would have received (assuming his employment through the end of the Employment Period) under the Interstate Power Company Retirement Income Plan and the Interstate Power Company Supplemental Retirement Plan, as in effect on the date of this Agreement.

    4.  TERMINATION OF EMPLOYMENT.

        (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of one hundred and eighty (180) consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the thirtieth
    (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b)  BY THE COMPANY.

           (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

               A. the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of Directors of the Company (the "Board") delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

               B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

       No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

           (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

          (iii) A termination of the Executive's employment without Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination Without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Board Meeting without Cause. The "Board Meeting without Cause" means a meeting of the Board at which the Executive's termination without Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Board Meeting without Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that the Executive is terminated without Cause.

        (c)  GOOD REASON.

           (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

               A. the assignment to the Executive of any duties inconsistent in any respect with paragraphs (a) and (b) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, or a diminution in the overall importance of the Executive's role to WPL Holdings and its affiliates, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               B.   any failure by  the Company to comply  with any provision of
           Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

               C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than that provided for in paragraph (c) of Section 2 of this Agreement;

               D. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

               E.  any failure  by the Company to  comply with paragraph (c)  of
           Section 11 of this Agreement; or

               F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within three (3) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than (thirty) 30 days after the notice is given).

          (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

        (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement until the end of the Employment Period; PROVIDED, that the annualized Incentive Compensation for such period shall be equal to the average of the annualized Incentive Compensation payable to the Executive in respect of each of the three successive calendar years ended immediately prior to the Date of Termination; PROVIDED, further that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value (without regard to any restrictions) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to a plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph
    (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

        (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's surviving spouse, or if the Executive is not survived by a spouse, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay. Any deferred compensation (together with any accrued interest or earnings thereon, if any) that has not yet been paid, will be paid in accordance with the terms and conditions applicable to such deferred compensation.

        (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

    6. NON-EXCLUSIVITY OF RIGHTS. Subject to Section 12(f), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates relating to subject matter other than that specifically addressed herein. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the deferred compensation and other benefit programs listed in paragraph (c) of Section 3, or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliates on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The amounts payable by the Company under this Agreement shall not be offset or reduced by any amounts otherwise receivable or received by the Executive from any source, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c) of Section 3.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

    9.  LIMITATION ON PAYMENTS.

        (a) Notwithstanding  any  other  provision of  this  Agreement,  if  any portion of any payment under this Agreement, or under any other agreement with or plan of the Company or its affiliates (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the Executive shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code") or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision). For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value for purposes of this Agreement shall be calculated in accordance with Section 1274(b)(2) of the Code (or any successor provision). Within fifteen (15) days following the Date of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Executive in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (i) the amount of the Base Period Income, (ii) the amount and present value of Total Payments and (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this paragraph (a) of Section 9. As used in this Agreement, the term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. Such opinion shall be dated as of the Date of Termination and addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such opinion determines that there would be an excess parachute payment, any payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this paragraph (a) of Section 9, the Executive and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this paragraph (a) of Section 9 shall be of no further force or effect.

        (b) If, notwithstanding the provisions of paragraph (a) of Section 9, it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of Total Payments is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any successor provision), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax and any interest charges or penalties in respect of the imposition of such Excise Tax (but not any federal, state or local income tax) on the Total Payments, and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph (b) of section 9, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

    10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

    11.  SUCCESSORS.

        (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

    12.  MISCELLANEOUS.

        (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:

           IF TO THE EXECUTIVE:
           Mr. Michael Chase
           [          ]
           IF TO THE COMPANY:
           Interstate Power Company
           1000 Main Street
           P.O. Box 769
           Dubuque, Iowa 52004-0769
           Attn: General Counsel
           with a copy to:
           Interstate Energy Corporation
           222 West Washington Avenue
           P.O. Box 2568
           Madison, Wisconsin 53701-2568
           Attn: General Counsel

    or  to such other address as either  party furnishes to the other in writing
    in  accordance  with  this  paragraph   (b)  of  Section  12.  Notices   and
    communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between the Executive and Company concerning the subject matter hereof, excluding the Agreement between the Executive and the Company dated as of November 8, 1995, as in effect on the date hereof or as hereafter amended from time to time (the "Severance Agreement"); PROVIDED, HOWEVER, that to the extent that a payment or benefit to be provided, or limitation or restriction to be imposed, under this Agreement is similarly to be provided or imposed under the Severance Agreement, the Company agrees to pay, provide or impose that payment, benefit, limitation or restriction which, in each case, provides the highest value to the Executive, and the Executive agrees, in order to avoid duplication of payments or benefits, that upon the receipt of any such highest value payment or benefit under either this Agreement or the Severance Agreement, as the case may be, he shall have no right to any similar payment or benefit of lesser value under the other agreement.

        (g) The rights and benefits of the Executive under this Agreement may not be anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

        (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    13. EFFECTIVENESS OF AGREEMENT. The effectiveness of this Agreement is subject to the consummation of the Combination (as defined in the Merger Agreement). If for any reason the Combination is not consummated in accordance with the terms of the Merger Agreement, this Agreement shall be null and void AB INITIO.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          INTERSTATE POWER COMPANY
                                          By:

                                          --------------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                          MICHAEL CHASE

                                                                         ANNEX L

Merrill Lynch

                                 July 11, 1996

Board of Directors
WPL Holdings, Inc.
P.O. Box 2568
Madison, Wisconsin 53701-2568

Directors:

    WPL Holdings, Inc. ("WPL"), IES Industries Inc. ("IES"), Interstate Power Company ("Interstate"), WPLH Acquisition Co., a wholly-owned subsidiary of WPL ("Acquisition"), and Interstate Power Company, a wholly-owned subsidiary of Interstate, have entered into an agreement and plan of merger dated as of November 10, 1995, as amended as of May 22, 1996 (the "Agreement") pursuant to which IES will be merged with and into WPL (the "IES Merger"), and Acquisition will be merged with and into Interstate (the "Interstate Merger" and together with the IES Merger, the "Merger"). In the IES Merger, each issued and outstanding share of IES's common stock, no par value (the "IES Shares"), shall be converted into the right to receive 1.01 shares of the common stock, par value $.01 per share of WPL (the "WPL Shares"), and in the Interstate Merger, each issued and outstanding share of Interstate's common stock, par value $3.50 per share (the "Interstate Shares"), shall be converted into the right to receive 1.11 WPL Shares. The ratio at which IES Shares are converted into WPL Shares, in accordance with the Agreement, is referred to herein as the "IES Ratio", and the ratio at which Interstate Shares are converted into WPL Shares, in accordance with the Agreement, is referred to herein as the "Interstate Ratio." The IES Ratio and Interstate Ratio together are referred to herein as the "Conversion Ratios." Consummation of the Merger is subject to the terms and conditions set forth in the Agreement. The Agreement also provides for an alternative transaction structure, to satisfy certain regulatory requirements, in the event the structure described above does not comply with such regulatory requirements. In connection with the Merger, WPL, IES and Interstate also have entered into six agreements dated as of November 10, 1995, as amended as of May 22, 1996 (the "Stock Option Agreements") pursuant to which each of WPL, IES, and Interstate, respectively, has granted to the others an option to purchase shares of its common stock on the terms and conditions provided in such agreements, representing in the aggregate 19.9% of the total issued and outstanding shares of each company as of November 10, 1995.

    You have asked us whether, in our opinion, the Conversion Ratios contemplated by the Agreement are fair to WPL from a financial point of view.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed WPL's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1995 and WPL's Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;

    (2) Reviewed IES's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1995 and IES's Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;

    (3) Reviewed Interstate's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1995 and Interstate's Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;

    (4) Reviewed certain other filings with the Securities and Exchange Commission made by WPL, IES and Interstate, including proxy statements, Forms 8-K and registration statements, during the last three years;

    (5) Reviewed certain information, including financial forecasts, relating to the business, earnings, dividends, cash flow, assets and prospects of WPL, IES, and Interstate, furnished to us by WPL, IES, and Interstate, respectively;

    (6) Conducted discussions with members of senior management of WPL, IES and Interstate concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the combined companies following the Merger;

    (7) Reviewed the historical market prices and trading activity for WPL Shares, IES Shares and Interstate Shares;

    (8) Compared the results of operations of WPL, IES and Interstate with that of certain companies which we deemed to be reasonably similar to WPL, IES and Interstate, respectively;

    (9) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

   (10) Analyzed the relative valuation of WPL Shares, IES Shares and Interstate Shares using various valuation methodologies which we deemed appropriate;

   (11) Considered the pro forma effect of the Merger, in terms of net income available to common stockholders, dividends per common share, book value per share and capitalization, on WPL Shares;

   (12) Reviewed the Agreement;

   (13) Reviewed the Stock Option Agreements; and

   (14) Reviewed such other financial studies and analyses and made such other inquiry and took into account such other matters as we deemed necessary or appropriate.

    In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by WPL, IES and Interstate, and we have not independently verified such information or any underlying assumptions, conducted a physical inspection of the properties or facilities of WPL, IES or Interstate, or undertaken or obtained any evaluation or independent appraisal of the assets or liabilities (contingent or otherwise) of WPL, IES or Interstate. We have assumed that the financial forecasts and projected synergies furnished by WPL, IES and Interstate have been reasonably prepared in accordance with accepted industry practices and reflect the best currently available estimates and judgment of WPL's, IES's and Interstate's management as to the expected future financial performance of WPL, IES and Interstate, respectively, and as to the expected future projected outcomes of various legal, regulatory and other contingencies. We have also assumed that the Merger will be free of Federal tax to WPL, Acquisition, IES, Interstate and the respective holders of WPL Shares, IES Shares and Interstate Shares, and we further assume that the Merger will be accounted for as a pooling of interests. Our opinion is based upon general economic, market, monetary and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof.

    We have, in the past, provided financial advisory and financing services to WPL, its subsidiary Wisconsin Power and Light Company, IES, its subsidiary IES Utilities Inc., and Interstate and have received fees for the rendering of such services. In addition, in the ordinary course of our securities business, we may actively trade debt and equity securities of WPL, its subsidiary Wisconsin Power and Light Company, IES, its subsidiary IES Utilities Inc., and Interstate for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

    This opinion has been prepared for the confidential use of WPL's Board of Directors and may not be reproduced, summarized, described or referred to without Merrill Lynch's prior written consent.

    On the basis of, and subject to the foregoing, we are of the opinion that the Conversion Ratios contemplated by the Agreement are fair to WPL from a financial point of view.

                                       Very truly yours,
                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                                                         ANNEX M

                       MORGAN STANLEY & CO. INCORPORATED

                                                                   July 11, 1996

Board of Directors
IES Industries Inc.
IES Tower
200 First Street, S.E.
Cedar Rapids, IA 52401

Members of the Board of Directors:

    We understand that IES Industries Inc. ("IES" or the "Company"), WPL Holdings, Inc., which upon or immediately prior to consummation of the Merger (as hereinafter defined) is proposed to be renamed Interstate Energy Corporation ("WPL"), Interstate Power Company ("IPC") and WPLH Acquisition Co., a wholly owned subsidiary of WPL ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of November 10, 1995, and subsequently have entered into an amendment thereto, dated as of May 22, 1996, (as amended, the "Merger
Agreement"), which provides, among other things, for (i) the merger of the Company with and into WPL (the "IES Merger") and (ii) the merger of Merger Sub with and into IPC ("IPC Merger" and together with the IES Merger, the "Merger"). Pursuant to the Merger, (i) WPL will be the surviving corporation of the IES Merger and each issued and outstanding share of common stock, no par value, of the Company (the "Company Common Stock"), other than shares held in treasury or held by WPL or IPC or any of their subsidiaries or as to which dissenters' rights have been perfected, will be converted into the right to receive 0.98 of a share, or upon satisfaction of the McLeod Contingency (as defined in the Merger Agreement) each share of Company Common Stock will be converted into the right to receive 1.01 shares of common stock, par value $.01 per share, of WPL (the "WPL Common Stock"); and (ii) IPC will become a wholly owned subsidiary of WPL and each issued and outstanding share of common stock, par value $3.50 per share, of IPC (the "IPC Common Stock"), other than shares held in treasury or held by WPL or the Company or any of their subsidiaries or as to which dissenters' rights have been perfected, will be converted into the right to receive 1.11 shares (the "IPC Ratio") of WPL Common Stock. We also understand that the McLeod Contingency has been satisfied, and therefore the Merger Agreement provides that each share of Company Common Stock will be converted into the right to receive 1.01 shares (the "IES Ratio") of WPL Common Stock. It is also our understanding that the Company, WPL and IPC have entered into Stock Option Agreements, each dated as of November 10, 1995, as amended (the "Option Agreements"), which provide, among other things, for the grant by the Company to each of WPL and to IPC of an option to acquire certain shares of Company Common Stock, the grant by WPL to each of the Company and IPC to acquire certain shares of WPL Common Stock, and the grant by IPC to each of the Company and WPL of an option to acquire certain shares of IPC Common Stock, in each case, upon the terms and conditions provided in such agreements (collectively, the "Options"). We further understand that the Merger Agreement provides for an alternative transaction structure, to satisfy certain regulatory requirements, in the event the structure outlined above does not comply with such regulatory requirements. The terms and conditions of the Merger and the Options are more fully set forth in the Merger Agreement and Option Agreements, respectively.

    You have asked for our opinion as to whether the IES Ratio, taking into account the IPC Ratio, is fair from a financial point of view to the holders of shares of the Company Common Stock.

    For purposes of the opinion set forth herein, we have:

    (i) analyzed certain publicly available financial statements and other information of the Company, WPL and IPC, respectively;

    (ii) analyzed certain internal financial statements and other financial and operating data concerning the Company, WPL and IPC prepared by their respective managements;

   (iii) analyzed certain financial projections of the Company, WPL and IPC prepared by their respective managements;

   (iv) reviewed certain public research reports concerning IES, WPL and IPC prepared by certain equity research analysts and discussed these research reports including financial projections contained therein with the managements of IES, WPL and IPC, respectively;

    (v) discussed the past and current operations and financial condition and the prospects of the Company, WPL and IPC with senior executives of the Company, WPL and IPC, respectively;

   (vi) reviewed the reported prices and trading activity of each of the Company Common Stock, WPL Common Stock, IPC Common Stock and Class A common stock of McLeod Inc. ("McLeod");

   (vii) compared the financial performance of the Company, WPL and IPC and the prices and trading activity of the Company Common Stock, WPL Common Stock and IPC Common Stock with that of certain other comparable publicly traded companies and their securities;

  (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger or acquisition transactions;

   (ix) analyzed the pro forma financial impact of the Merger on the Company;

    (x) participated in discussions and negotiations among representatives of the Company, WPL and IPC and their respective financial and legal advisors;

   (xi) reviewed the Merger Agreement, the Option Agreements and certain related documents;

   (xii) reviewed and discussed with the Company, WPL and IPC an analysis prepared by the Company, WPL and IPC with the assistance of a third party consultant to the Company, WPL and IPC regarding estimates of the amount and timing of the potential cost savings to be derived from the Merger;

  (xiii) reviewed the registration statements filed on Form S-1, dated May 15, 1996 and on June 10, 1996, respectively, regarding the initial public offering of Class A common stock of McLeod (the "McLeod IPO"), as well as the Investor Agreement among various parties, including McLeod, IES Investments Inc., Midwest Capital Group Inc., MWR Investments, Inc. and Clark and Mary McLeod, entered into as of April 1, 1996 which, among other things, sets forth certain restrictions on the transfer of McLeod common stock owned by the Company;

  (xiv) reviewed certain information pertaining to McLeod and the McLeod IPO provided by IES and discussed certain aspects of such information with the management of IES; and

   (xv) performed such other analyses and examinations and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections and the estimates of the potential cost savings to be derived from the Merger, we have assumed that such projections and estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company, WPL and IPC, respectively, and of the amount and timing of such cost savings. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, WPL and IPC. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. generally accepted accounting principles and that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In arriving at our opinion, we have assumed that in connection with the receipt of all the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In addition, we were not authorized to solicit, and did not solicit, interest from any party with respect to a merger with or other business combination transaction involving the Company or any of its assets, nor did we have any discussions or negotiations with any parties, other than WPL and IPC, in connection with the Merger.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates ("Morgan
Stanley") have provided financial advisory and financing services for the Company and WPL and have received fees for the rendering of these services. Morgan Stanley acted as co-lead manager of the McLeod IPO.

    It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Merger and the transactions related thereto. In addition, we express no recommendation as to how the shareholders of the Company should vote at the shareholders' meetings held in connection with the Merger.

    Based on the foregoing, we are of the opinion on the date hereof that the IES Ratio, taking into account the IPC Ratio, is fair from a financial point of view to the holders of shares of the Company Common Stock.

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ ROBERT W. JONES

                                             -----------------------------------
                                              Robert W. Jones
                                             Managing Director

                                                                         ANNEX N

Salomon Brothers Inc

July 11, 1996

Board of Directors
Interstate Power Company
1000 Main Street
Post Office Box 769
Dubuque, IA 52004-0769
Dear Sirs:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $3.50 per share ("Company Common Stock"), of Interstate Power Company, a Delaware corporation (the "Company"), other than WPL Holdings, Inc. ("WPL"), IES Industries Inc. ("IES") or any of their respective affiliates, of the exchange ratio to be used for the conversion of Company Common Stock in connection with the proposed combination (the "Combination") of the Company, WPL and IES pursuant to the Agreement and Plan of Merger dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among WPL, IES, the Company, WPLH Acquisition Co., a wholly owned subsidiary of WPL ("Acquisition"), and Interstate Power Company, a wholly owned subsidiary of the Company and a Wisconsin corporation ("New IPC"). In the Combination, IES will merge into WPL, which will be the surviving corporation in the Combination, and either (x) Acquisition will merge into the Company, with the Company to be the surviving corporation and a wholly owned subsidiary of WPL, or (y) in the event certain regulatory requirements mandate that the utility subsidiaries of WPL be Wisconsin corporations, the Company will merge into New IPC and then
Acquisition will merge into New IPC, with New IPC to be the surviving corporation and a wholly owned subsidiary of WPL. As a result of the foregoing, WPL (which will change its name to Interstate Energy Corporation) will be a holding company with three operating utilities as subsidiaries. In the
Combination, each issued and outstanding share of Company Common Stock, other than shares owned by the Company, WPL, IES or any of their respective subsidiaries, will be converted into 1.11 shares (the "Company Exchange Ratio") of common stock, par value of $0.01 per share ("WPL Common Stock"), of WPL. Each issued and outstanding share of common stock, no par value, of IES, other than shares owned by IES, WPL, the Company or any of their respective subsidiaries, will be converted into 1.01 shares of WPL Common Stock. We understand the Combination is intended to be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

    In arriving at our opinion, we have reviewed the Merger Agreement, its related exhibits and the Joint Proxy Statement/Prospectus dated the date hereof and relating to the Combination. We also have reviewed certain publicly available business and financial information relating to the Company, WPL and IES, as well as certain other information, including financial projections, provided to us by the Company, WPL and IES. We have discussed the past and current operations and financial condition and prospects of the Company, WPL and IES with their respective senior management. We also have considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria which we deemed relevant, including the amended registration statement on Form S-1 filed by McLeod, Inc. (a Delaware corporation in which IES has a significant ownership interest).

    We have assumed and relied on the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information or for independent evaluation or appraisal of the assets of the Company, WPL or IES. With respect to the financial projections of the Company, WPL and IES, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and

Board of Directors
Interstate Power Company
Page 2
judgments of the management of the Company, WPL or IES, as the case may be, as to the future financial performance of such entity, and we express no opinion with respect to such forecasts or the assumptions on which they are based.

    Our opinion is necessarily based upon business, market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter and does not address the Company's underlying business decision to enter into the Combination or constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Combination. We were not requested to, and did not, solicit third party offers to acquire all or any part of the Company. Our opinion as expressed below does not imply any conclusion as to the likely trading range for WPL Common Stock following the consummation of the Combination, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

    We have acted as financial advisor to the Board of Directors of the Company in connection with the Combination and will receive a fee for our services, the payment of a portion of which is contingent upon the consummation of the Combination. Additionally, we have acted as underwriter for the Company in connection with three of its prior financings, as well as lead manager for the initial public offering by McLeod, Inc. In the ordinary course of our business, we actively trade the debt and equity securities of the Company, WPL and IES for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Company Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock (other than WPL, IES or any of their respective affiliates).

Very truly yours,

Salomon Brothers Inc

                                                                         ANNEX O

                  PROPOSED AMENDMENTS TO THE RESTATED ARTICLES
               OF INCORPORATION OF INTERSTATE ENERGY CORPORATION

    Proposed amendments reflecting the Name Change Amendment and the Common Stock Amendment are italicized and in bold face. Deletions caused by the Name Change Amendment or the Common Stock Amendment are indicated by overstriking.

                            ------------------------

                                   ARTICLE I

    The name of the corporation is <#> WPL Holdings, Inc. </#> INTERSTATE ENERGY CORPORATION.

                                   *  *  *  *

                                   ARTICLE IV

    The corporation shall have authority to issue <#> one </#> TWO hundred million <#> (100,000,000) </#> (200,000,000) shares of common stock, $.01 par value.

                                   *  *  *  *

                                                                         ANNEX P

                      SECTIONS 490.1301 TO 490.1331 OF THE
                         IOWA BUSINESS CORPORATION ACT
                                 DIVISION XIII
                               DISSENTERS' RIGHTS
                                    PART A.

    490.1301 DEFINITIONS FOR DIVISION XIII. --  In this division:

        1. "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

        2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

        3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

        4. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        7. "Shareholder" means the record shareholder or the beneficial shareholder.

    490.1302 SHAREHOLDERS' RIGHT TO DISSENT. -- 1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

           (1)  Shareholder  approval  is  required for  the  merger  by section
       490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

           (2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

        b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

        c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

        d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

           (1) Alters or abolishes a preferential right of the shares.

           (2) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

           (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

           (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

           (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

           (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

        e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    490.1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- 1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

    2. A beneficial shareholder may asserts dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

        a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

        b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.

                                     PART B

    490.1320 NOTICE OF DISSENTERS' RIGHTS. -- 1. If proposed corporate action creating dissenter's rights under section 490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

    2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

    490.1321 NOTICE OF INTENT TO DEMAND PAYMENT. -- 1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

        a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

        b. Not vote the dissenting shareholder's shares in favor of the proposed action.

    2. A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment for the shareholder's shares under this part.

    490.1322 DISSENTERS' NOTICE. -- 1. If proposed corporate action creating dissenters' rights under section 490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

    2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

        a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

        b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

        c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

        d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

        e.  Be accompanied by a copy of this division.

    490.1323 DUTY TO DEMAND PAYMENT. -- 1. A shareholder sent a dissenters' notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 490.1322, subsection 2, paragraph "c," and deposit the shareholder's certificates in accordance with the terms of the notice.

    2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

    490.1324 SHARE RESTRICTIONS. -- 1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

    2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    490.1325 PAYMENT. -- 1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section 490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

    2.  The payment must be accompanied by all of the following:

        a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

        b. A statement of the corporation's estimate of the fair value of the shares.

        c.  An explanation of how the interest was calculated.

        d.    A statement  of  the dissenter's  rights  to demand  payment under section 490.1328.

        e.  A copy of this division.

    490.1326 FAILURE TO TAKE ACTION. -- 1. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure.

    490.1327 AFTER-ACQUIRED SHARES. -- 1. A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 490.1328.

    490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. -- 1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

        a. The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

        b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

        c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART C

    490.1330 COURT ACTION. -- 1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

        a.  The amount, if any, by which  the court finds the fair value of  the
    dissenter's   shares,  plus  interest,  exceeds   the  amount  paid  by  the
    corporation.

        b.    The  fair  value,  plus  accrued  interest,  of  the   dissenter's
    after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

    490.1331 COURT COSTS AND COUNSEL FEES. -- 1. The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

    2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

        a.  Against the corporation and in favor of any or all dissenters if the
    court  find  the   corporation  did  not   substantially  comply  with   the
    requirements of sections 490.1320 through 490.1328.

        b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

    3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                                                         ANNEX Q

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

    SECTION262. APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251, 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (f) or (g) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 79, L. '95, eff. 7-1-95.)

                                                                         ANNEX R

                 PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF
                INCORPORATION OF INTERSTATE POWER COMPANY (IPC)

    RESOLVED, that the Restated Certificate of Incorporation of Interstate Power Company be amended by deleting Heading C and Paragraph XII of Article FOURTH in their entirety and inserting in lieu thereof the following Heading C and Paragraph XII:

                          "C. Voting Rights of Common
                  Stock and Preferred Stock -- Certain Voting
                         Rights of Preferred Stock and
                        Preference Stock as to Directors

    XII. Except as otherwise required by the statutes of the State of Delaware and as otherwise provided in this Article FOURTH, and subject to the provisions of the By-Laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date for the determination of stockholders entitled to vote, the holders of the Common Stock and the Preferred Stock shall exclusively possess all voting power for the election of directors and for all other purposes, and the holders of the Preference Stock shall have no voting power and shall not be entitled to any notice of or to attend any meeting of stockholders. Except as otherwise required by the statutes of the State of Delaware and as otherwise provided in this Article FOURTH, the holders of the Preferred Stock and the holders of the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, with each share of Preferred Stock and each share of Common Stock being entitled to one vote. Notwithstanding the foregoing,
(a) if and whenever full cumulative dividends for four (4) quarterly dividend periods upon any series of Preferred Stock shall be unpaid, the holders of the Preferred Stock as a class, subject to any rights of the holders of the Preference Stock, if any, and without regard to series shall thereafter at all elections of directors have the exclusive right to elect the smallest number of directors of the Corporation that shall constitute a majority of the Board of Directors as then constituted, and the holders of the Common Stock of the Corporation as a class shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the Preferred Stock, shall however, cease when full cumulative dividends upon the Preferred Stock of all series then outstanding shall have been paid or declared and set apart for payment (and such full cumulative dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), and/or (b) if and whenever full cumulative dividends for six (6) quarterly dividend periods (whether or not consecutive) upon any series of Preference Stock shall be unpaid, in whole or in part, the number of directors then constituting the full Board of Directors shall be increased by two (said two being referred to as the "additional two directors") and the holders of the Preference Stock as a class and without regard to series shall thereafter at all elections of directors have the exclusive right to elect said "additional two directors" and the holders of the Common Stock and the Preferred Stock of the Corporation voting as one class, subject to any additional rights of the holders of the Preferred Stock, if any, shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the Preference Stock shall, however, cease when full cumulative dividends upon the Preference Stock of all series then outstanding shall have been paid or declared and set apart for payment (and such full cumulative dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable).

    The terms of office of all persons who may be directors of the Corporation at the time when such right to elect a majority of the directors shall accrue to holders of Preferred Stock and/or right to elect such additional two directors shall accrue to holders of Preference Stock shall terminate upon the election of the successors of such majority directors and/or such additional two directors at the next annual meeting of the stockholders or (unless under the provisions of the By-Laws of the Corporation, as then in effect, an annual meeting of the stockholders is to be held within ninety (90) days after such right to elect a majority of directors and/or such additional two directors shall have so accrued) at an earlier special meeting of the stockholders held as hereinafter in this Paragraph XII provided. A special meeting of the stockholders shall be held at any time after such right to elect a majority of the directors shall accrue to holders of Preferred Stock and/or such right to elect such two additional directors shall accrue to holders of Preference Stock upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given not more than fifteen (15) days after the accrual of such rights by the President, a Vice-President, or the Secretary, of the Corporation, such meeting to be held not less than sixty (60) nor more than ninety (90) days after the accrual of such rights.

    At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock and/or Preference Stock shall have the special rights voting as separate classes to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock, together with the Preferred Stock, shall be required to constitute a quorum of each such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the Preferred Stock and/or Preference Stock, no election of directors shall be held, but a majority of the holders of the Preferred Stock and/or Preference Stock who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors. In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the President, a Vice-President or the Secretary of the Corporation, within ten days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the stockholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen days nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors at such adjourned meeting. If the requisite quorum of holders of the Preferred Stock and/or Preference Stock shall not be present at said adjourned meeting, then the directors of the Corporation then in office shall remain in office until the next annual meeting of the Corporation, or special meeting in lieu thereof and until their successors shall have been elected and qualify. Neither such first meeting nor such adjourned meeting need be held on a date within sixty days of the next annual meeting of the Corporation or special meeting in lieu thereof. At each annual meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of the Preferred Stock and/or Preference Stock, voting as separate classes shall have the right to elect Directors, the foregoing provisions of this paragraph shall govern each annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of the Preferred Stock and/or Preference Stock, voting as separate classes, to elect Directors, should have accrued with the exception, that if, at any adjourned annual meeting, or special meeting in lieu thereof, the holders of 35% of the outstanding Preferred Stock and/or Preference Stock are not present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the Common Stock and the Preferred Stock of the Corporation present or represented at the meeting voting as one class; provided, however, that notwithstanding the provisions of this paragraph so long as any shares of the Preferred Stock and/or Preference Stock of the Corporation shall be outstanding, the holders of a majority of the Preferred Stock and/or Preference Stock shall be sufficient to constitute a quorum of the outstanding Preferred Stock and/or Preference Stock for the election of directors.

    No delay or failure by the holders of the Preferred Stock and/or Preference Stock to elect the members of the Board of Directors which such holders are entitled to elect shall invalidate the election of the members of the Board of Directors elected by the holders of the Common Stock and the Preferred Stock voting as one class. Upon the termination of such right of the holders of the Preferred Stock to elect a majority of directors, the terms of office of all the directors of the Corporation shall terminate upon the election of the successors of such directors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders called in like manner and subject to similar conditions as hereinbefore in this Paragraph XII provided with respect to the call of a special meeting of stockholders for the election of directors by the holders of the Preferred Stock.

    If and when all dividends then in default on the Preference Stock of each series then outstanding shall have been paid, the Preference Stock shall be divested of such voting powers and the terms of office of the additional two directors (whether elected by vote of the holders of Preference Stock or to fill a vacancy) shall forthwith terminate and the number of directors constituting the full Board of Directors shall be reduced accordingly.

    Whenever the Preferred Stock and/or Preference Stock shall be entitled to elect Directors, any holder of such stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Preferred Stock and/or Preference Stock for the purpose of communicating with other holders of such stock with respect to the exercise of such right of election."

                                   *  *  *  *

                                                                         ANNEX S

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Interstate Power Company, a Wisconsin Corporation, a subsidiary of Interstate Power Company, a Delaware Corporation
Dubuque, Iowa

    We have audited the accompanying balance sheet as of March 25, 1996 of Interstate Power Company, a Wisconsin Corporation, a subsidiary of Interstate Power Company, a Delaware Corporation. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, such balance sheet presents fairly, in all material respects, the financial position as of March 25, 1996 of Interstate Power Company, a Wisconsin Corporation, a subsidiary of Interstate Power Company, a Delaware Corporation, in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

April 3, 1996
Davenport, Iowa

                            INTERSTATE POWER COMPANY
                           (A WISCONSIN CORPORATION)
                                 BALANCE SHEET
                                 MARCH 25, 1996

ASSETS

Cash...............................................................................  $   1,000
                                                                                     ---------
                                                                                     ---------

STOCKHOLDER'S EQUITY
Common stock; par value $.01;
 9,000 shares authorized; 100 shares issued and outstanding........................          1
Additional paid-in capital.........................................................        999
                                                                                     ---------
Total..............................................................................  $   1,000
                                                                                     ---------
                                                                                     ---------

                           SEE NOTE TO BALANCE SHEET

                            ------------------------

                            INTERSTATE POWER COMPANY
                           (A WISCONSIN CORPORATION)
                             NOTE TO BALANCE SHEET

ORGANIZATION OF INTERSTATE POWER COMPANY

    Interstate Power Company, a Wisconsin corporation ("New IPC"), was formed on March 25, 1996 for purposes of facilitating the mergers between Interstate Power Company, a Delaware corporation ("IPC"), WPL Holdings, Inc., a Wisconsin corporation ("WPLH"), and IES Industries Inc., an Iowa corporation ("IES"). New IPC has, and prior to the mergers described below will have, no operations, except as contemplated by the Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among New IPC, IPC, WPLH, IES and WPLH Acquisition Co., a Wisconsin corporation and wholly-owned subsidiary of WPLH ("Acquisition"). IPC is the sole shareholder of New IPC. The principal executive office of New IPC is located at 1000 Main Street, Dubuque, Iowa 52001.

    The Merger Agreement provides for two alternative structures to consummate the mergers of IPC, WPLH and IES. New IPC will be a participant in the mergers only under the second alternative structure; which alternative will only be followed if the parties determine, for reasons relating to Wisconsin regulatory requirements, that such structure is required. Under the second alternative structure, the following events involving New IPC will occur: New IPC will acquire certain of the utility assets currently owned by WPLH; IPC shall cause the Articles of Incorporation of New IPC to be amended and restated prior to the consummation of the mergers to, among other things, increase the par value of common stock of New IPC ("New IPC Common Stock") to $3.50 per share, create a class of preferred stock, $50.00 par value per share, of New IPC ("New IPC Preferred Stock") with 2,000,000 authorized shares and increase the authorized shares of New IPC Common Stock to 30,000,000 shares. In addition, the alternative structure provides for: (i) the merger of IPC with and into New IPC pursuant to which (a) each outstanding share of common stock, par value $3.50 per share, of IPC ("IPC Common Stock") will be canceled and converted into one share of New IPC Common Stock and (b) each outstanding share of preferred stock, par value $50 per share, of IPC ("IPC Preferred Stock") (except shares held by IPC preferred stockholders who perfect dissenters' rights under applicable state law) will be canceled and converted into one share of New IPC Preferred Stock with terms (including dividend rates) and designations under New IPC's Restated Articles of Incorporation substantially identical to those of the IPC Preferred Stock under IPC's Restated Certificate of Incorporation; and (ii) the merger of Acquisition with and into New IPC pursuant to which (a) each outstanding share of New IPC Common Stock will be canceled and converted into 1.11 shares of common stock, par value $.01 per share, of Interstate Energy Corporation and (b) each outstanding share of New IPC Preferred Stock will remain outstanding and unchanged thereby.

                                               [ALTERNATE PAGE FOR
                                             WPLH PROXY STATEMENT]

                       [MAP OF LOCATION OF WPLH MEETING]

                                        [Alternate Page for IES Proxy Statement]

             MAP TO IES INDUSTRIES INC. -- ANNUAL MEETING LOCATION

                          [Map of Location of IES Meeting]

TAKE EXIT 24A FROM INTERSTATE 380 AND PROCEED EAST ON COLLINS ROAD TO COLLINS PLAZA HOTEL.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of WPLH and New IPC are entitled to mandatory indemnification from WPLH or New IPC, respectively, against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses
(i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to WPLH or New IPC, as the case may be, and such breach or failure constituted: (a) a willful failure to deal fairly with WPLH or its shareholders or New IPC or its shareholders, as the case may be, in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of WPLH and New IPC are not subject to personal liability to WPLH or New IPC, as the case may be, their respective shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

    WPLH's   Bylaws  and  New  IPC's   Bylaws  contain  similar  indemnification
provisions as to their respective officers and directors.

    The indemnification provided by the Wisconsin Business Corporation Law, WPLH's Bylaws and New IPC's Bylaws is not exclusive of any other rights to which a director or officer of WPLH or New IPC may be entitled. WPLH and New IPC also carry directors' and officers' liability insurance.

    Under Section 8.5 of the Merger Agreement, the parties have agreed that Interstate Energy will (i) indemnify, defend and hold harmless to the fullest extent permitted by applicable law, the present and former officers, directors and employees of each of the parties to the Merger Agreement or any subsidiary against certain liabilities (a) arising out of actions or omissions occurring at or prior to the Effective Time that are based on or arise out of such service as an officer, director or employee or (b) that are based on, arise from or pertain to the transactions contemplated by the Merger Agreement, and (ii) maintain policies of directors' and officers' liability insurance for a period of six years after the Effective Time. In addition, to the fullest extent permitted by law, all existing rights of indemnification will continue in full force and effect for not less than six years from the Effective Time. See "The Merger Agreement -- Indemnification" in the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Joint Registration Statement. The cautionary language regarding forward looking statements set forth on page 47 of the Joint Proxy Statement/Prospectus is applicable to forward looking statements contained in the exhibits filed herewith.

    (b) FINANCIAL STATEMENT SCHEDULES. No financial statement schedules are required to be filed.

    (c) OPINIONS OF FINANCIAL ADVISORS, PRESENTATION OF ARTHUR ANDERSEN ECONOMIC CONSULTING AND SYNERGY PRESENTATIONS (PREPARED BY THE MANAGEMENTS OF WPLH, IES AND IPC WITH THE ASSISTANCE OF CONSULTING GROUP). Reference is made to Annexes L, M and N to the Joint Proxy Statement/ Prospectus with respect to the opinions of financial advisors. Reference is made to exhibits (99.7) and (99.8) to this Joint Registration Statement with respect to the presentation of Arthur Andersen Economic Consulting and the Synergy Presentations.

ITEM 22. UNDERTAKINGS.

    (a) Each undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Each undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (d) Each Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) Each undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (g) Each undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on July 11, 1996.

                                          WPL HOLDINGS, INC.

                                          By: /s/ ERROLL B. DAVIS, JR.

                                             -----------------------------------
                                              Erroll B. Davis, Jr.
                                              PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    NAME                                         TITLE                             DATE
- ---------------------------------------------  -----------------------------------------  -----------------------

          /s/ ERROLL B. DAVIS, JR.
    ------------------------------------       President, Chief Executive Officer and          July 11, 1996
            Erroll B. Davis, Jr.                Director (Principal Executive Officer)

            /s/ EDWARD M. GLEASON              Vice President, Treasurer and Corporate
    ------------------------------------        Secretary (Principal Financial and             July 11, 1996
              Edward M. Gleason                 Accounting Officer)

              L. David Carley*                 Director                                        July 11, 1996

             Rockne G. Flowers*                Director                                        July 11, 1996

             Donald R. Haldeman*               Director                                        July 11, 1996

             Katharine C. Lyall*               Director                                        July 11, 1996

                    NAME                                         TITLE                             DATE
- ---------------------------------------------  -----------------------------------------  -----------------------

             Arnold M. Nemirow*                Director                                        July 11, 1996

              Milton E. Neshek*                Director                                        July 11, 1996

              Henry C. Prange*                 Director                                        July 11, 1996

               Judith D. Pyle*                 Director                                        July 11, 1996

             Carol T. Toussaint*               Director                                        July 11, 1996

      *By:     /s/ ERROLL B. DAVIS, JR.
       ------------------------------
            Erroll B. Davis, Jr.
              ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on July 11, 1996.

                                          INTERSTATE POWER COMPANY

                                          By: /s/ MICHAEL R. CHASE

                                             -----------------------------------
                                              Michael R. Chase
                                              PRESIDENT

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                      TITLE                             DATE
- ---------------------------------------------  -----------------------------------------  -----------------------

            /s/ MICHAEL R. CHASE
    ------------------------------------       President (Principal Executive, Financial       July 11, 1996
              Michael R. Chase                  and Accounting Officer)

          /s/ WAYNE H. STOPPELMOOR
    ------------------------------------       Director                                        July 11, 1996
            Wayne H. Stoppelmoor

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                                        DOCUMENT DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------
   (2.1)    Agreement and Plan of Merger, dated as of November 10, 1995, as amended, by and among WPL
             Holdings, Inc., IES Industries Inc., Interstate Power Company, WPLH Acquisition Co. and
             Interstate Power Company [Annex A to the Joint Proxy Statement/Prospectus contained in this
             Registration Statement (the "Joint Proxy Statement/Prospectus")] (REGISTRANTS AGREE TO
             FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT TO THE SECURITIES AND
             EXCHANGE COMMISSION UPON REQUEST)
   (2.2)    Plan of Merger, dated as of             , 199 , between WPL Holdings Inc. and IES Industries
             Inc. [Included as Exhibit 1.3 of Annex A to the Joint Proxy Statement/Prospectus]
   (2.3)    Option Grantor/Option Holder Stock Option and Trigger Payment Agreement, dated as of November
             10, 1995, by and among WPL Holdings, Inc. and IES Industries Inc. [Annex B to the Joint
             Proxy Statement/Prospectus]
   (2.4)    Option Grantor/Option Holder Stock Option and Trigger Payment Agreement, dated as of November
             10, 1995, by and among WPL Holdings, Inc. and Interstate Power Company (IPC). [Annex C to
             the Joint Proxy Statement/ Prospectus]
   (2.5)    Option Grantor/Option Holder Stock Option and Trigger Payment Agreement, dated as of November
             10, 1995, by and among IES Industries Inc. and WPL Holdings, Inc. [Annex D to the Joint
             Proxy Statement/Prospectus]
   (2.6)    Option Grantor/Option Holder Stock Option and Trigger Payment Agreement, dated as of November
             10, 1995, by and among IES Industries Inc. and Interstate Power Company (IPC). [Annex E to
             the Joint Proxy Statement/ Prospectus]
   (2.7)    Option Grantor/Option Holder Stock Option and Trigger Payment Agreement, dated as of November
             10, 1995, by and among Interstate Power Company (IPC) and WPL Holdings, Inc. [Annex F to the
             Joint Proxy Statement/ Prospectus]
   (2.8)    Option Grantor/Option Holder Stock Option and Trigger Payment Agreement, dated as of November
             10, 1995, by and among Interstate Power Company (IPC) and IES Industries Inc. [Annex G to
             the Joint Proxy Statement/ Prospectus]
   (2.9)    Form of Employment Agreement of Lee Liu. [Annex H to the Joint Proxy Statement/Prospectus]
   (2.10)   Form of Employment Agreement of Erroll B. Davis, Jr. [Annex I to the Joint Proxy
             Statement/Prospectus]
   (2.11)   Form of Employment Agreement of Wayne Stoppelmoor. [Annex J to the Joint Proxy
             Statement/Prospectus]
   (2.12)   Form of Employment Agreement of Michael Chase. [Annex K to the Joint Proxy
             Statement/Prospectus]
   (3.1)    Articles of Incorporation of Interstate Power Company (New IPC).
   (3.2)    Form of Restated Articles of Incorporation of Interstate Power Company (New IPC).
   (3.3)    Bylaws of Interstate Power Company (New IPC).

 EXHIBIT
  NUMBER                                        DOCUMENT DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------
   (3.4)    Form of Amended/New Bylaws of Interstate Power Company (New IPC).
   (4.1)    Restated Articles of Incorporation of WPL Holdings, Inc. [Incorporated by reference to
             Exhibit (4.1) to WPL Holdings, Inc.'s Form S-3 Registration Statement (Registration No.
             33-59972)]
   (4.2)    Form of Articles of Amendment to the Restated Articles of Incorporation of WPL Holdings, Inc.
             providing for an increase in the number of authorized shares of common stock from
             100,000,000 to 200,000,000.
   (4.3)    Bylaws of WPL Holdings, Inc. as amended [Incorporated by reference to Exhibit (3C) to WPL
             Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995]
   (4.4)    Rights Agreement, dated as of February 22, 1989, between WPL Holdings, Inc. and Morgan
             Shareholder Services Trust Company. [Incorporated by reference to Exhibit 4 to WPL Holdings,
             Inc.'s Current Report on Form 8-K, dated February 27, 1989]
   (4.5)    Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and
             Light Company and First Wisconsin Trust Company
             (n/k/a Firstar Trust Company) and George B. Luhman, as Trustees. [Incorporated by reference to Exhibit 7(a) in File No. 2-6409]
   (4.6)    Supplemental Indenture of Wisconsin Power and Light Company dated January 1, 1948.
             [Incorporated by reference to Second Amended Exhibit 7(b) in File No. 2-7361]
   (4.7)    Supplemental Indenture of Wisconsin Power and Light Company dated September 1, 1948.
             [Incorporated by reference to Amended Exhibit 7(c) in File No. 2-7628]
   (4.8)    Supplemental Indenture of Wisconsin Power and Light Company dated June 1, 1950. [Incorporated by reference to Amended Exhibit 7.02 in File No. 2-8462]
   (4.9)    Supplemental Indenture of Wisconsin Power and Light Company dated April 1, 1951.
             [Incorporated by reference to Amended Exhibit 7.02 in File No. 2-8882]
   (4.10)   Supplemental Indenture of Wisconsin Power and Light Company dated April 1, 1952.
             [Incorporated by reference to Second Amended Exhibit 4.03 in File No. 2-9526]
   (4.11)   Supplemental Indenture of Wisconsin Power and Light Company dated September 1, 1953.
             [Incorporated by reference to Amended Exhibit 4.03 in File No. 2-10406]
   (4.12)   Supplemental Indenture of Wisconsin Power and Light Company dated October 1, 1954.
             [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-11130]
   (4.13)   Supplemental Indenture of Wisconsin Power and Light Company dated March 1, 1959.
             [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-14816]
   (4.14)   Supplemental Indenture of Wisconsin Power and Light Company dated May 1, 1962. [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-20372]
   (4.15)   Supplemental Indenture of Wisconsin Power and Light Company dated August 1, 1968.
             [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-29738]

 EXHIBIT
  NUMBER                                        DOCUMENT DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------
   (4.16)   Supplemental Indenture of Wisconsin Power and Light Company dated June 1, 1969. [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-32947]
   (4.17)   Supplemental Indenture of Wisconsin Power and Light Company dated October 1, 1970.
             [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-38304]
   (4.18)   Supplemental Indenture of Wisconsin Power and Light Company dated July 1, 1971. [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-40802]
   (4.19)   Supplemental Indenture of Wisconsin Power and Light Company dated April 1, 1974.
             [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-50308]
   (4.20)   Supplemental Indenture of Wisconsin Power and Light Company dated December 1, 1975.
             [Incorporated by reference to Exhibit 2.01(a) in File No. 2-57775]
   (4.21)   Supplemental Indenture of Wisconsin Power and Light Company dated May 1, 1976. [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-56036]
   (4.22)   Supplemental Indenture of Wisconsin Power and Light Company dated May 15, 1978. [Incorporated by reference to Amended Exhibit 2.02 in File No. 2-61439]
   (4.23)   Supplemental Indenture of Wisconsin Power and Light Company dated August 1, 1980.
             [Incorporated by reference to Exhibit 4.02 in File No. 2-70534]
   (4.24)   Supplemental Indenture of Wisconsin Power and Light Company dated January 15, 1981.
             [Incorporated by reference to Amended Exhibit 4.03 in File No. 2-70534]
   (4.25)   Supplemental Indenture of Wisconsin Power and Light Company dated August 1, 1984.
             [Incorporated by reference to Exhibit 4.02 in File No. 33-2579]
   (4.26)   Supplemental Indenture of Wisconsin Power and Light Company dated January 15, 1986.
             [Incorporated by reference to Amended Exhibit 4.03 in File No. 33-2579]
   (4.27)   Supplemental Indenture of Wisconsin Power and Light Company dated June 1, 1986. [Incorporated by reference to Amended Exhibit 4.02 in File No. 33-4961]
   (4.28)   Supplemental Indenture of Wisconsin Power and Light Company dated August 1, 1988.
             [Incorporated by reference to Exhibit 4.24 in File No. 33-45726]
   (4.29)   Supplemental Indenture of Wisconsin Power and Light Company dated December 1, 1990.
             [Incorporated by reference to Exhibit 4.25 in File No. 33-45726]
   (4.30)   Supplemental Indenture of Wisconsin Power and Light Company dated September 1, 1991.
             [Incorporated by reference to Exhibit 4.26 in File No. 33-45726]
   (4.31)   Supplemental Indenture of Wisconsin Power and Light Company dated October 1, 1991.
             [Incorporated by reference to Exhibit 4.27 in File No. 33-45726]
   (4.32)   Supplemental Indenture of Wisconsin Power and Light Company dated March 1, 1992.
             [Incorporated by reference to Exhibit 4.1 to Wisconsin Power and Light Company's Current
             Report on Form 8-K, dated March 9, 1992]

 EXHIBIT
  NUMBER                                        DOCUMENT DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------
   (4.33)   Supplemental Indenture of Wisconsin Power and Light Company dated May 1, 1992. [Incorporated by reference to Exhibit 4.1 to Wisconsin Power and Light Company's Current Report on Form
             8-K, dated May 12, 1992]
   (4.34)   Supplemental Indenture of Wisconsin Power and Light Company dated June 1, 1992. [Incorporated by reference to Exhibit 4.1 to Wisconsin Power and Light Company's Current Report on Form
             8-K, dated June 29, 1992]
   (4.35)   Supplemental Indenture of Wisconsin Power and Light Company dated July 1, 1992. [Incorporated by reference to Exhibit 4.1 to Wisconsin Power and Light Company's Current Report on Form
             8-K, dated July 20, 1992]
   (4.36)*  Indenture of Interstate Power Company to The Chase National Bank of the City of New York and
             Carl E. Buckley, as Trustees, dated as of January 1, 1948. [Incorporated by reference to
             Registration Statement No. 2-7659 under the Securities Act of 1933 as Exhibit 7-A]
   (4.37)*  First Supplemental Indenture of Interstate Power Company to The Chase National Bank of the
             City of New York and Carl E. Buckley, as Trustees, dated as of January 1, 1948.
             [Incorporated by reference to Registration Statement No. 2-7659 under the Securities Act of
             1933 as Exhibit 7-A]
   (4.38)*  Second Supplemental Indenture of Interstate Power Company to The Chase National Bank of the
             City of New York and Carl E. Buckley, as Trustees, dated as of July 1, 1948. [Incorporated by reference to Registration Statement No. 2-7659 under the Securities Act of 1933 as
             Exhibit 7-B]
   (4.39)*  Third Supplemental Indenture of Interstate Power Company to The Chase National Bank of the
             City of New York and Carl E. Buckley, as Trustees, dated as of January 1, 1950.
             [Incorporated by reference to Registration Statement No. 2-8427 under the Securities Act of
             1933 as Exhibit 7-BBB]
   (4.40)*  Fourth Supplemental Indenture of Interstate Power Company to The Chase National Bank of the
             City of New York and Carl E. Buckley, as Trustees, dated as of January 1, 1952.
             [Incorporated by reference to Registration Statement No. 2-9481 under the Securities Act of
             1933 as Exhibit 4-FF]
   (4.41)*  Fifth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and Carl
             E. Buckley, as Trustees, dated as of September 30, 1995. [Incorporated by reference to
             Registration Statement No. 2-13268 under the Securities Act of 1933 as Exhibit 4-F]
   (4.42)*  Sixth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and
             Arthur F. Henning, as Trustees, dated as of May 1, 1957. [Incorporated by reference to
             Registration Statement No. 2-13268 under the Securities Act of 1933 as Exhibit 4-G]
   (4.43)*  Seventh Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and
             Arthur F. Henning, as Trustees, dated as of May 1, 1959. [Incorporated by reference to
             Registration Statement No. 2-17732 as Exhibit 4-H]

- ------------------------
* This agreement is currently an agreement to which IPC (which is not a Registrant hereunder) is a party. In the event that the IPC Reincorporation Merger is effected, by operation of such merger this agreement will become an agreement of New IPC (which is a Registrant hereunder), as successor to IPC in the IPC Reincorporation Merger.

 EXHIBIT
  NUMBER                                        DOCUMENT DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------
   (4.44)*  Eighth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and
             Arthur F. Henning, as Trustees, dated as of May 1, 1961. [Incorporated by reference to
             Registration Statement No. 2-21187 as Exhibit 4-I]
   (4.45)*  Ninth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and
             Arthur F. Henning, as Trustees, dated as of May 1, 1963. [Incorporated by reference to
             Registration Statement No. 2-23301 as Exhibit 4-J]
   (4.46)*  Tenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and C.
             F. Ruge, as Trustees, dated as of May 1, 1965. [Incorporated by reference to Registration
             Statement No. 2-26130 as Exhibit 4-K]
   (4.47)*  Eleventh Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. F. Ruge, as Trustees, dated as of May 1, 1967. [Incorporated by reference to Registration Statement No. 2-32133 as Exhibit 2-B-13]
   (4.48)*  Twelfth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. F. Ruge, as Trustees, dated as of May 1, 1969. [Incorporated by reference to Interstate Power Company's Current Report on Form 8-K for the month of May,
             1969 as Exhibit A]
   (4.49)*  Thirteenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. F. Ruge, as Trustees, dated as of May 1, 1974. [Incorporated by reference to Interstate Power Company's Current Report on Form 8-K for the month of May,
             1974 as Exhibit A]
   (4.50)*  Fourteenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. F. Ruge, as Trustees, dated as of October 15, 1975.
             [Incorporated by reference to Interstate Power Company's Current Report on Form 8-K for the
             month of October, 1975 as Exhibit A]
   (4.51)*  Fifteenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. F. Ruge, as Trustees, dated as of October 1, 1976.
             [Incorporated by reference to Interstate Power Company's Current Report on Form 8-K for the
             month of October, 1976 as Exhibit A]
   (4.52)*  Sixteenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. F. Ruge, as Trustees, dated as of September 15, 1977.
             [Incorporated by reference to Interstate Power Company's Annual Report on Form 10-K for the
             year ended December 31, 1977 as Exhibit A]
   (4.53)*  Seventeenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. F. Ruge, as Trustees, dated as of March 15, 1978.
             [Incorporated by reference to Interstate Power Company's Annual Report on Form 10-K for the
             year ended December 31, 1978 as Exhibit A]

- ------------------------
* This agreement is currently an agreement to which IPC (which is not a Registrant hereunder) is a party. In the event that the IPC Reincorporation Merger is effected, by operation of such merger this agreement will become an agreement of New IPC (which is a Registrant hereunder), as successor to IPC in the IPC Reincorporation Merger.

 EXHIBIT
  NUMBER                                        DOCUMENT DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------
   (4.54)*  Eighteenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. J. Heinzelmann, as Trustees, dated as of September 15, 1991.
             [Incorporated by reference to Interstate Power Company's Annual Report on Form 10-K for the
             year ended December 31, 1991 as Exhibit Y]
   (4.55)*  Nineteenth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. J. Heinzelmann, as Trustees, dated as of February 15, 1992.
             [Incorporated by reference to Interstate Power Company's Annual Report on Form 10-K for the
             year ended December 31, 1992 as Exhibit N]
   (4.56)*  Twentieth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank
             (National Association) and C. J. Heinzelmann, as Trustees, dated as of May 15, 1993.
             [Incorporated by reference to Registration Statement No. 33-59352 dated as of March 11, 1993 under the Securities Act of 1933 as Exhibit (4)(u)]
   (5.1)    Opinion of Foley & Lardner as to the legality of the shares of WPL Holdings, Inc. being registered (including consent of counsel).
   (5.2)    Opinion of Foley & Lardner as to the legality of the shares of Interstate Power Company (New
             IPC) being registered (including consent of counsel).
   (8.1)    Opinion of Foley & Lardner as to federal income tax matters (including consent of counsel).
   (8.2)    Opinion of Winthrop, Stimson, Putnam & Roberts as to federal income tax matters (including consent of counsel).
   (8.3)    Opinions of Milbank, Tweed, Hadley & McCloy as to federal income tax matters (including consent of counsel).
 (12)       Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred and Preference
             Stock Dividends of Interstate Power Company (IPC/ New IPC).
   (23.1)   Consent of Arthur Andersen LLP, WPL Holdings, Inc.'s independent accountants.
   (23.2)   Consent of Arthur Andersen LLP, IES Industries Inc.'s independent accountants.
   (23.3)   Consent of Deloitte & Touche LLP, Interstate Power Company's (IPC's and New IPC's)
             independent auditors.
   (23.4)   Consent of Foley & Lardner (filed as part of Exhibits (5.1), (5.2) and (8.1)).
   (23.5)   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to WPL
             Holdings, Inc.
   (23.6)   Consent of Morgan Stanley & Co. Incorporated, financial advisor to IES Industries, Inc.
   (23.7)   Consent of Salomon Brothers Inc, financial advisor to Interstate Power Company (IPC).

- ------------------------
* This agreement is currently an agreement to which IPC (which is not a Registrant hereunder) is a party. In the event that the IPC Reincorporation Merger is effected, by operation of such merger this agreement will become an agreement of New IPC (which is a Registrant hereunder), as successor to IPC in the IPC Reincorporation Merger.

 EXHIBIT
  NUMBER                                        DOCUMENT DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------
  (23.8)    Consent of Winthrop, Stimson, Putnam & Roberts (filed as part of Exhibit (8.2)).
  (23.9)    Consent of Milbank, Tweed, Hadley & McCloy (filed as part of Exhibit (8.3)).
 (24)       Powers of attorney.
   (99.1)   Form of Proxy for the WPL Holdings, Inc. Annual Meeting of Shareowners.
   (99.2)   Forms of Proxy for the IES Industries Inc. Annual Meeting of Shareowners.
   (99.3)   Form of Proxy for the Interstate Power Company (IPC) Annual Meeting of Shareowners.
   (99.4)   Restated Certificate of Incorporation of Interstate Power Company (IPC). [Incorporated by
             reference to Exhibit 3.a to Interstate Power Company's Annual Report on Form 10-K for the
             year ended December 31, 1993]
   (99.5)   Form of Certificate of Amendment to the Restated Certificate of Incorporation of Interstate
             Power Company (IPC) providing voting rights for the shares of preferred stock.
   (99.6)   Bylaws of Interstate Power Company (IPC), as amended. [Incorporated by reference to Exhibit
             (3.2) to Interstate Power Company's Annual Report on Form 10-K for the year ended December
             31, 1995]
   (99.7)   Presentation of Arthur Andersen Economic Consulting. (Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the
             Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended. Brackets around the words "REDACTED LANGUAGE" indicate those portions of text that have been omitted and filed separately with the Securities and Exchange Commission.)
   (99.8)   Synergy Presentations (prepared by the managements of WPL Holdings, Inc., IES Industries Inc.
             and Interstate Power Company (IPC) with the assistance of Deloitte & Touche Consulting
             Group).